                                                Filed Pursuant to Rule 424(B)(5)
                                           Registration Statement No. 333-121904

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 14, 2005

                                 $2,297,964,000
                                  (Approximate)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C6
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    depositor

                             COLUMN FINANCIAL, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                          KEYBANK NATIONAL ASSOCIATION
                      HYPO REAL ESTATE CAPITAL CORPORATION
                              mortgage loan sellers

                                   ----------

     We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of 229 commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The trust fund will issue 27 classes of certificates, twelve (12) of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in January 2006. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     The underwriters have agreed to purchase the offered certificates from us at a price of 99.7% of the total initial principal balance of the offered certificates plus (except with respect to the class A-2FL certificates) accrued interest from December 1, 2005. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-38 OF THIS PROSPECTUS SUPPLEMENT.

                           APPROXIMATE          INITIAL
                          TOTAL INITIAL       PASS-THROUGH      ASSUMED FINAL        RATED FINAL      EXPECTED RATINGS
  OFFERED CLASSES       PRINCIPAL BALANCE         RATE        DISTRIBUTION DATE   DISTRIBUTION DATE     (MOODY'S/S&P)
-------------------     -----------------   ---------------   -----------------   -----------------   ----------------
Class A-1..........     $   104,000,000         4.9380%           May 2010          December 2040          Aaa/AAA
Class A-2FX........     $   135,000,000         5.2070%         December 2010       December 2040          Aaa/AAA
Class A-2FL........     $   150,000,000     LIBOR + 0.1250%     December 2010       December 2040          Aaa/AAA
Class A-3..........     $   195,937,000         5.2300%           June 2015         December 2040          Aaa/AAA
Class A-4..........     $   628,000,000         5.2300%         October 2015        December 2040          Aaa/AAA
Class A-1-A........     $   540,277,000         5.2300%         November 2015       December 2040          Aaa/AAA
Class A-M..........     $   250,460,000         5.2300%         November 2015       December 2040          Aaa/AAA
Class A-J..........     $   178,452,000         5.2300%         November 2015       December 2040          Aaa/AAA
Class B............     $    43,830,000         5.2300%         November 2015       December 2040           Aa2/AA
Class C............     $    28,177,000         5.2300%         November 2015       December 2040          Aa3/AA-
Class D............     $    18,785,000         5.2300%         November 2015       December 2040           A1/A+
Class E............     $    25,046,000         5.2300%         November 2015       December 2040            A2/A


     Delivery of the offered certificates, in book-entry form only, will be made on or about December 28, 2005.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Credit Suisse First Boston LLC will act as lead and book running manager. See "Underwriting" in this prospectus supplement.

CREDIT SUISSE FIRST BOSTON
                 PNC CAPITAL MARKETS LLC
                               KEYBANC CAPITAL MARKETS
                                            RBS GREENWICH CAPITAL
                                                     NOMURA

          The date of this prospectus supplement is December 14, 2005.

[CREDIT SUISSE FIRST BOSTON LOGO]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C6

[MAP OMITTED]

COLORADO                         SOUTH CAROLINA
3 PROPERTIES                     3 PROPERTIES
0.9% OF TOTAL                    0.8% OF TOTAL

NEBRASKA                         TENNESSEE
1 PROPERTY                       3 PROPERTIES
0.1% OF TOTAL                    0.7% OF TOTAL

MISSOURI                         GEORGIA
3 PROPERTIES                     15 PROPERTIES
0.4% OF TOTAL                    4.0% OF TOTAL

WISCONSIN                        FLORIDA
3 PROPERTIES                     15 PROPERTIES
0.8% OF TOTAL                    6.3% OF TOTAL

ILLINOIS                         ALABAMA
6 PROPERTIES                     1 PROPERTY
1.2% OF TOTAL                    0.1% OF TOTAL

INDIANA                          MISSISSIPPI
7 PROPERTIES                     5 PROPERTIES
15% OF TOTAL                     2.5% OF TOTAL

MICHIGAN                         ARKANSAS
6 PROPERTIES                     4 PROPERTIES
4.8% OF TOTAL                    0.7% OF TOTAL

OHIO                             OKLAHOMA
19 PROPERTIES                    6 PROPERTIES
6.3% OF TOTAL                    1.3% OF TOTAL

NEW YORK                         TEXAS
9 PROPERTIES                     32 PROPERTIES
15.6 OF TOTAL                    12.8% OF TOTAL

NEW HAMSHIRE                     KANSAS
1 PROPERTY                       3 PROPERTIES
0.2% OF TOTAL                    0.5% OF TOTAL

MASSACHUSETTS                    ARIZONA
1 PROPERTY                       7 PROPERTIES
0.2% OF TOTAL                    3.5% OF TOTAL

CONNECTICUT                      UTAH
3 PROPERTIES                     2 PROPERTIES
0.8% OF TOTAL                    6.3% OF TOTAL

NEW JERSEY                       NEVADA
2 PROPERTIES                     4 PROPERTIES
1.1% OF TOTAL                    2.8% OF TOTAL

PENNSYLVANIA                     CALIFORNIA
4 PROPERTIES                     47 PROPERTIES
1.3% OF TOTAL                    12.1% OF TOTAL
                                 NORTHERN CALIFORNIA
MARYLAND                         4 PROPERTIES
2 PROPERTIES                     2.0% OF TOTAL
0.3% OF TOTAL                    SOUTHERN CALIFORNIA
                                 43 PROPERTIES
VIRGINIA                         10.2% OF TOTAL
4 PROPERTIES
2.2% OF TOTAL                    OREGON
                                 3 PROPERTIES
NORTH CAROLINA                   0.5% OF TOTAL
12 PROPERTIES
4.7% OF TOTAL                    WASHINGTON
                                 2 PROPERTIES
KENTUCKY                         0.5% OF TOTAL
3 PROPERTIES
2.8% OF TOTAL

[CHART]

Hotel              5.8%
Industrial         3.3%
Self Storage       1.7%
Mixed Use          1.3%
Retail            29.1%
Multifamily       29.1%
Office            29.0%

[GRAPHIC OMITTED]

2. ONE MADISON AVENUE
   NEW YORK, NY

[GRAPHIC OMITTED]

5. PRESTON COMMONS
   DALLAS, TX

[GRAPHIC OMITTED]

3. FASHION PLACE
   MURRAY, UT

[GRAPHIC OMITTED]

4A. ALEXANDER GARDENS
    LAS VEGAS, NV

[GRAPHIC OMITTED]

4B. GRAND OAKS AT THE LAKE
    WEST MELBOURNE, FL

[GRAPHIC OMITTED]

1. 450 PARK AVENUE
   NEW YORK, NY

[GRAPHIC OMITTED]

58. HILTON GREENVILLE
    GREENVILLE, NC

[GRAPHIC OMITTED]

134. RICCI LEOPOLD BUILDING
     PALM BEACH GARDENS, FL

[GRAPHIC OMITTED]

87. WASHINGTON MUTUAL CENTER
    MERCER ISLAND, WA

[GRAPHIC OMITTED]

10. ASHBROOK COMMONS
    ASHBURN, VA

[GRAPHIC OMITTED]

7. STERLING PLAZA
   DALLAS, TX

[GRAPHIC OMITTED]

6. CRESTVIEW HILLS TOWN CENTER
   CRESTVIEW HILLS, KY

[GRAPHIC OMITTED]

18. BEXLEY PARK RALEIGH NC
    MORRISVILLE, NC

                                   ----------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
  THE ACCOMPANYING PROSPECTUS..........................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM..............S-4
SUMMARY OF PROSPECTUS SUPPLEMENT.......................S-5
RISK FACTORS..........................................S-42
CAPITALIZED TERMS USED IN THIS PROSPECTUS
  SUPPLEMENT..........................................S-64
FORWARD-LOOKING STATEMENTS............................S-64
DESCRIPTION OF THE UNDERLYING MORTGAGE
  LOANS...............................................S-64
DESCRIPTION OF THE OFFERED CERTIFICATES..............S-124
YIELD AND MATURITY CONSIDERATIONS....................S-150
DESCRIPTION OF THE SWAP AGREEMENT....................S-155
THE POOLING AND SERVICING AGREEMENT..................S-158
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
  MORTGAGED PROPERTIES LOCATED IN NEW YORK...........S-185
U.S. FEDERAL INCOME TAX CONSEQUENCES.................S-186
ERISA CONSIDERATIONS.................................S-189
LEGAL INVESTMENT.....................................S-192
USE OF PROCEEDS......................................S-193
UNDERWRITING.........................................S-193
LEGAL MATTERS........................................S-194
RATING...............................................S-194
GLOSSARY.............................................S-196

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1   --    CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE RELATED
                       MORTGAGED REAL PROPERTIES

EXHIBIT A-2   --    MORTGAGE POOL INFORMATION

EXHIBIT B     --    FORM OF TRUSTEE REPORT

EXHIBIT C     --    DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D     --    SCHEDULE OF REFERENCE RATES

EXHIBIT E     --    SCHEDULE OF ONE MADISON AVENUE MORTGAGE LOAN AMORTIZATION PAYMENTS

EXHIBIT F     --    GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION
  PRESENTED IN THIS PROSPECTUS
AVAILABLE INFORMATION; INCORPORATION BY
  REFERENCE..............................................3
SUMMARY OF PROSPECTUS....................................4
RISK FACTORS............................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS...............29
CREDIT SUISSE FIRST BOSTON MORTGAGE
  SECURITIES CORP.......................................29
USE OF PROCEEDS.........................................29
DESCRIPTION OF THE TRUST ASSETS.........................30
YIELD AND MATURITY CONSIDERATIONS.......................53
DESCRIPTION OF THE CERTIFICATES.........................59
DESCRIPTION OF THE GOVERNING DOCUMENTS..................67
DESCRIPTION OF CREDIT SUPPORT...........................77
LEGAL ASPECTS OF MORTGAGE LOANS.........................79
FEDERAL INCOME TAX CONSEQUENCES.........................90
STATE AND OTHER TAX CONSEQUENCES.......................125
ERISA CONSIDERATIONS...................................125
LEGAL INVESTMENT.......................................128
PLAN OF DISTRIBUTION...................................129
LEGAL MATTERS..........................................130
FINANCIAL INFORMATION..................................130
RATING.................................................131
GLOSSARY...............................................132

                                   ----------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL MARCH 28, 2006, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     - this prospectus supplement, which describes the specific terms of the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO PERSONS"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS PERSONS" and, together with the FPO Persons, the "RELEVANT PERSONS"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2005-C6 Commercial Mortgage Pass-Through Certificates. The series 2005-C6 certificates will consist of 27 classes. The table below identifies and specifies various characteristics for 25 of those classes.

                                      APPROXIMATE
                      INITIAL TOTAL    % OF TOTAL
                        PRINCIPAL       INITIAL                  PASS-                    ASSUMED
         EXPECTED      BALANCE OR     CERTIFICATE APPROXIMATE   THROUGH   INITIAL PASS-   WEIGHTED     ASSUMED
          RATINGS       NOTIONAL       PRINCIPAL    CREDIT       RATE        THROUGH    AVERAGE LIFE  PRINCIPAL    ASSUMED FINAL
CLASS (MOODY'S/ S&P)     AMOUNT         BALANCE     SUPPORT   DESCRIPTION     RATE         (YEARS)     WINDOW    DISTRIBUTION DATE
----- -------------- ---------------  ----------- ----------- ----------- ------------- ------------ ----------- -----------------
 A-1      Aaa/AAA    $   104,000,000     4.15%      30.00%       Fixed       4.9380%         2.6      1/06-5/10      May 2010
A-2FX     Aaa/AAA    $   135,000,000     5.39%      30.00%     WAC Cap       5.2070%         4.7     5/10-12/10    December 2010
A-2FL     Aaa/AAA    $   150,000,000     5.99%      30.00%     Floating      LIBOR +         4.7     5/10-12/10    December 2010
                                                               (LIBOR        0.1250%
                                                               plus)
 A-3      Aaa/AAA    $   195,937,000     7.82%      30.00%     WAC Cap       5.2300%         7.4     12/10-6/15     June 2015
 A-4      Aaa/AAA    $   628,000,000     25.07%     30.00%     WAC Cap       5.2300%         9.7     6/15-10/15    October 2015
A-1-A     Aaa/AAA    $   540,277,000     21.57%     30.00%     WAC Cap       5.2300%         9.1     1/06-11/15    November 2015
 A-M      Aaa/AAA    $   250,460,000     10.00%     20.00%     WAC Cap       5.2300%         9.9     11/15-11/15   November 2015
 A-J      Aaa/AAA    $   178,452,000     7.12%      12.88%     WAC Cap       5.2300%         9.9     11/15-11/15   November 2015
  B       Aa2/AA     $    43,830,000     1.75%      11.13%     WAC Cap       5.2300%         9.9     11/15-11/15   November 2015
  C       Aa3/AA-    $    28,177,000     1.13%      10.00%     WAC Cap       5.2300%         9.9     11/15-11/15   November 2015
  D        A1/A+     $    18,785,000     0.75%       9.25%     WAC Cap       5.2300%         9.9     11/15-11/15   November 2015
  E        A2/A      $    25,046,000     1.00%       8.25%     WAC Cap       5.2300%         9.9     11/15-11/15   November 2015
  F        A3/A-     $    31,307,000     1.25%       7.00%     WAC Cap       5.2300%         N/A         N/A            N/A
  G      Baa1/BBB+   $    31,308,000     1.25%       5.75%     WAC Cap       5.2300%         N/A         N/A            N/A
  H      Baa2/BBB    $    25,046,000     1.00%       4.75%     WAC Cap       5.2300%         N/A         N/A            N/A
  J      Baa3/BBB-   $    28,176,000     1.12%       3.63%     WAC Cap       5.2300%         N/A         N/A            N/A
  K       Ba1/BB+    $    12,523,000     0.50%       3.13%     WAC Cap       4.9470%         N/A         N/A            N/A
  L       Ba2/BB     $    12,523,000     0.50%       2.63%     WAC Cap       4.9470%         N/A         N/A            N/A
  M       Ba3/BB-    $     6,262,000     0.25%       2.38%     WAC Cap       4.9470%         N/A         N/A            N/A
  N        NR/B+     $     9,392,000     0.37%       2.00%     WAC Cap       4.9470%         N/A         N/A            N/A
  O        NR/B      $     9,392,000     0.37%       1.63%     WAC Cap       4.9470%         N/A         N/A            N/A
  P        NR/B-     $     9,392,000     0.37%       1.25%     WAC Cap       4.9470%         N/A         N/A            N/A
  Q        NR/NR     $    31,308,313     1.25%       0.00%     WAC Cap       4.9470%         N/A         N/A            N/A
 A-X      Aaa/AAA    $ 2,504,593,313      N/A         N/A      Variable      0.0449%         N/A         N/A            N/A
                                                                 IO
A-SP      Aaa/AAA    $ 2,400,744,000      N/A         N/A      Variable      0.0928%         N/A         N/A            N/A
                                                                 IO

     In reviewing the foregoing table, please note that:

     - Only the class A-1, A-2FX, A-2FL, A-3, A-4, A-1-A, A-M, A-J, B, C, D and E certificates are offered by this prospectus supplement.

     - The class A-2FL certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class A-2FL REMIC II regular interest, and the rights and obligations under a swap agreement. For so long as it is in effect, the swap agreement will provide, among other things, that amounts payable as interest with respect to the class A-2FL REMIC II regular interest will be exchanged for amounts payable as interest under the swap agreement, with payments to be made between the swap counterparty and the trustee on behalf of the trust on a net basis. The swap agreement will calculate the accrual of interest on a notional amount equal to the total principal balance of the class A-2FL certificates outstanding from time to time. The total principal balance of the class A-2FL certificates at any time will equal the total principal balance of the class A-2FL REMIC II regular interest. See "Description of the Swap Agreement" in this prospectus supplement.

     - The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. "NR" means not rated.

     - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date, provided that the ratings on the class A-2FL certificates will not address the payment of interest thereon at a rate in excess of the pass-through rate for the class A-2FL REMIC II regular interest. The rated final distribution date for each class of offered certificates is the distribution date in December 2040.

     - All of the classes in the table on page S-6, except the A-X and A-SP classes, will have principal balances. All of the classes shown in that table will bear interest. The series 2005-C6 certificates with principal balances constitute the series 2005-C6 principal balance certificates.

     - For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2FX, A-3, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J,
          K, L, M, N, O, P and Q certificates and the class A-2FL REMIC II regular interest.

     - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          (a) during the period from the date of initial issuance of the series 2005-C6 certificates through and including the distribution date in December 2006, the sum of (a) the lesser of $92,292,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $538,928,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2FX, A-3, A-4, A-M, A-J, B, C, D, E, F, G, H and J certificates and the class A-2FL REMIC II regular interest outstanding from time to time;

          (b) during the period following the distribution date in December 2006 through and including the distribution date in December 2007, the sum of (a) the lesser of $3,620,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $517,451,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2FX, A-3, A-4, A-M, A-J, B, C, D, E, F, G, H and J certificates and the class A-2FL REMIC II regular interest outstanding from time to time;

          (c) during the period following the distribution date in December 2007 through and including the distribution date in December 2008, the sum of (a) the lesser of $92,891,000 and the total principal balance of the class A-2FX certificates outstanding from time to time, (b) the lesser of $103,212,000 and the total principal balance of the class A-2FL REMIC II regular interest outstanding from time to time, (c) the lesser of $494,309,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (d) the total principal balance of the class A-3, A-4, A-M, A-J, B, C, D, E, F, G and H certificates outstanding from time to time, and (e) the lesser of $21,502,000 and the total principal balance of the class J certificates outstanding from time to time;

          (d) during the period following the distribution date in December 2008 through and including the distribution date in December 2009, the sum of (a) the lesser of $50,300,000 and the total principal balance of the class A-2FX certificates outstanding from time to time, (b) the lesser of $55,889,000 and the total principal balance of the class A-2FL REMIC II regular interest outstanding from time to time, (c) the lesser of $471,424,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (d) the total principal balance of the class A-3, A-4, A-M, A-J, B, C, D, E, F and G certificates outstanding from time to time, and (e) the lesser of $726,000 and the total principal balance of the class H certificates outstanding from time to time;

          (e) during the period following the distribution date in December 2009 through and including the distribution date in December 2010, the sum of (a) the lesser of $508,584,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $425,988,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J, B, C, D and E certificates outstanding from time to time, and (d) the lesser of $20,811,000 and the total principal balance of the class F certificates outstanding from time to time;

          (f) during the period following the distribution date in December 2010 through and including the distribution date in December 2011, the sum of (a) the lesser of $432,221,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $405,762,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J, B, C and D certificates outstanding from time to time, and (d) the lesser of $7,595,000 and the total principal balance of the class E certificates outstanding from time to time;

          (g) during the period following the distribution date in December 2011 through and including the distribution date in December 2012, the sum of (a) the lesser of $355,752,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $385,603,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J and B certificates outstanding from time to time, and
               (d) the lesser of $22,792,000 and the total principal balance of the class C certificates outstanding from time to time;

          (h)  following the distribution date in December 2012, $0.

     - The total initial principal balance or notional amount of any class shown in the table on page S-6 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

     - Each class identified in the table on page S-6 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

     - Each class identified in the table on page S-6 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

          1. the initial pass-through rate shown for that class in that table, and

          2. a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     - The class A-2FL certificates identified in the table on page S-6 as having a "Floating (LIBOR plus)" pass-through rate, for so long as the swap agreement is in effect and there exists no continuing payment default by the swap counterparty under the swap agreement, has a pass-through rate for any interest accrual period equal to LIBOR plus 0.1250%; except that if (a) the total amount of interest distributions with respect to the class A-2FL REMIC II regular interest for any distribution date is less than (b) 1/12th of the product of (i) 5.207%, multiplied by (ii) the total principal balance of the class A-2FL certificates immediately prior to that distribution date, then there will be a proportionate reduction to the amount of interest distributable on the class A-2FL certificates. The pass-through rate for the class A-2FL REMIC II regular interest will be variable, and from time to time will equal the lesser of (a) 5.207% per annum and
          (b) a weighted average coupon derived from the net interest rates on the underlying mortgage loans. If the weighted average coupon derived from the net interest rates on the underlying mortgage loans is less than 5.207%, the amount of interest payable to the swap counterparty by the trust will be reduced by an equal amount and the amount of interest payable by the swap counterparty will be reduced proportionally, along with the amount of interest distributable on the class A-2FL REMIC certificates. Under certain circumstances described in this prospectus supplement, the swap agreement may terminate and the pass-through rate applicable to the class A-2FL certificates may convert to the pass-through rate applicable to the class A-2FL REMIC II regular interest. The initial value of LIBOR will be determined by the swap counterparty on December 22, 2005, and subsequent values of LIBOR will be determined by the swap counterparty two LIBOR business days before the start of the related interest accrual period. See "Description of the Swap Agreement--The Swap Agreement" and "Description of the Offered Certificates--Distributions" in this prospectus supplement.

     - The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the November 2012 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or of the class A-2FL REMIC II regular interest. If the entire total principal balance of any class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or of the class A-2FL REMIC II regular interest is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or of the class A-2FL REMIC II regular interest is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2005-C6 principal balance certificates or of the class A-2FL REMIC II regular interest will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the November 2012 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

          (a) the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

          (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C6 principal balance certificates (or alternatively, if applicable, for the class A-2FL REMIC II regular interest) whose total principal balance, or a designated portion thereof, comprises such component.

          Following the November 2012 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the December 2012 interest accrual period and for each interest accrual period thereafter.

     - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or all or a designated portion of the total principal balance of the class A-2FL REMIC II regular interest. In general, the total principal balance of each class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or of the class A-2FL REMIC II regular interest will constitute a separate component of the total notional amount of the class A-X certificates. However, if a portion, but not all, of the total principal balance of any such class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or class A-2FL REMIC II regular interest is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance or such class A-2FL REMIC II regular interest will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the November 2012 interest accrual period, on any particular component of the total notional amount of the class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

          (a) if such particular component consists of the entire total principal balance of any class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or of the class A-2FL REMIC II regular interest, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          (b) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or of the class A-2FL REMIC II regular interest, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          (c) if such particular component consists of the entire total principal balance of any class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or of the class A-2FL REMIC II regular interest, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C6 principal balance certificates or the class A-2FL REMIC II regular interest, as applicable; and

          (d) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or of the class A-2FL REMIC II regular interest, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C6 principal balance certificates or the class A-2FL REMIC II regular interest, as applicable.

          Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the November 2012 interest accrual period, the total principal balance of each class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates), as well as the total principal balance of the class A-2FL REMIC II regular interest, will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C6 principal balance certificates whose principal balance makes up such component (or, alternatively, if applicable, for the class A-2FL REMIC II regular interest).

     - The references to "net interest rates on the underlying mortgage loans" in the four preceding bullets mean, as to any particular mortgage loan in the trust fund, an annual interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, any related primary servicing fee and the trustee fee are calculated; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the applicable foregoing rate for that mortgage loan will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months.

     - The initial pass-through rates shown in the table on page S-6 with respect to the class A-X and A-SP certificates are each approximate.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

          1. any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

          2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

          3. there are no defaults with respect to the underlying mortgage loans.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed principal window is the period during which holders of that class would receive distributions of principal.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class.

     - The class R and V certificates are not represented in the table on page S-6. They do not have principal balances, notional amounts or pass-through rates.

     The document that will govern the issuance of the series 2005-C6 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of December 1, 2005, between us, as depositor, and a trustee, a master servicer and a special servicer.

     The series 2005-C6 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from four mortgage loan sellers. The assets of the trust fund will also include a swap agreement. See "Description of the Underlying Mortgage Loans" and "Description of the Swap Agreement" in this prospectus supplement.

     The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of the cut-off date. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

        Initial mortgage pool balance.................................................................  $ 2,504,593,314
        Number of underlying mortgage loans...........................................................              229
        Number of mortgaged real properties...........................................................              241
        Greatest cut-off date principal balance.......................................................  $   175,000,000
        Smallest cut-off date principal balance.......................................................  $       868,274
        Average cut-off date principal balance........................................................  $    10,937,089
        Highest mortgage interest rate................................................................           6.140%
        Lowest mortgage interest rate.................................................................           4.856%
        Weighted average mortgage interest rate.......................................................           5.371%
        Longest original term to maturity or anticipated repayment date...............................       132 months
        Shortest original term to maturity or anticipated repayment date..............................        60 months
        Weighted average original term to maturity or anticipated repayment date......................       113 months
        Longest remaining term to maturity or anticipated repayment date..............................       125 months
        Shortest remaining term to maturity or anticipated repayment date.............................        53 months
        Weighted average remaining term to maturity or anticipated repayment date.....................       111 months
        Highest debt service coverage ratio, based on underwritten net cash flow......................            3.94x
        Lowest debt service coverage ratio, based on underwritten net cash flow.......................            1.19x
        Weighted average debt service coverage ratio, based on underwritten net cash flow.............            1.54x
        Highest cut-off date loan-to-value ratio......................................................            81.2%
        Lowest cut-off date loan-to-value ratio.......................................................            19.4%
        Weighted average cut-off date loan-to-value ratio.............................................            68.8%

     In reviewing the foregoing table, please note that:

     - The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as One Madison Avenue secures, on a subordinated basis, a junior mortgage loan, with a total cut-off date principal balance of $50,000,000, that will NOT be included in the trust fund. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the One Madison Avenue mortgage loan will be calculated: (a) based on the relevant total principal balance of, and debt service payments on, the One Madison Avenue mortgage loan; and (b) unless expressly indicated otherwise, without regard to the One Madison Avenue junior loan.

     - In the case of eleven (11) of the underlying mortgage loans, representing 4.1% of the initial mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note. Each such junior loan is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those eleven (11) underlying mortgage loans provided in this prospectus supplement reflects the presence of or otherwise includes any numerical information with respect to those junior loans. The underlying mortgage loans described in this bullet are in addition to the One Madison Avenue mortgage loan. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

     - The underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

     For purposes of calculating distributions on the respective classes of the series 2005-C6 certificates, the underlying mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily and manufactured housing property types, together with seventeen (17) mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of one hundred sixty-eight (168) mortgage loans, with an initial loan group no. 1 balance of $1,964,315,554, representing approximately 78.4% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of all but seventeen (17) of the mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of sixty-one
          (61) mortgage loans, with an initial loan group no. 2 balance of $540,277,760, representing approximately 21.6% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                            RELEVANT PARTIES/ENTITIES

TRUST FUND..............................    CSFB Commercial Mortgage Trust 2005-C6, a New York common law trust, will issue the series 2005-C6 certificates. The primary assets of the issuing trust fund will be the mortgage loans that we are acquiring from the four mortgage loan sellers.

DEPOSITOR...............................    Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers, one of the underwriters and the swap counterparty, will create the issuing trust fund and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison
                                            Avenue, New York, New York 10010. All references to "we," "us" and "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit
                                            Suisse First Boston Mortgage Securities Corp. See "Credit Suisse First Boston
                                            Mortgage Securities Corp." in the accompanying prospectus.

PRIMARY SERVICERS.......................    KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and an affiliate of McDonald Investments Inc., one of the underwriters, will act as primary servicer with respect to the mortgage loans sold to the trust by KeyBank
                                            National Association and certain of the mortgage loans sold to the trust by
                                            Column Financial, Inc. Midland Loan Services, Inc., a Delaware corporation, an affiliate of PNC Bank, National Association, one of the mortgage loan sellers and an affiliate of PNC Capital Markets LLC, one of the underwriters, will act as primary servicer with respect to the mortgage loans sold to the trust by PNC
                                            Bank, National Association and certain of the mortgage loans sold to the trust by
                                            Column Financial, Inc. Hypo Real Estate Capital Corporation, a Delaware
                                            corporation, a wholly-owned subsidiary of Hypo Real Estate International and one of the mortgage loan sellers, will act as primary servicer with respect to the mortgage loans sold to the trust by Hypo Real Estate Capital Corporation.

MASTER SERVICER.........................    KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, will act as master servicer with respect to the underlying mortgage loans. It is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and it is an affiliate of McDonald Investments Inc., one of the underwriters. The primary servicing offices of KeyCorp Real Estate Capital
                                            Markets, Inc. are located 911 Main Street, Suite 1500, Kansas City, Missouri
                                            64105. See "The Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER........................    Clarion Partners, LLC, a New York limited liability company, will act as special servicer with respect to the underlying mortgage loans and any related foreclosure properties. See "The Pooling and Servicing Agreement--The Special
                                            Servicer" in this prospectus supplement.

                                            The special servicer will, in general, be responsible for servicing and administering:

                                            -    underlying mortgage loans that, in general, are in default or as to which default is reasonably foreseeable; and

                                            -    any real estate acquired by the trust fund upon foreclosure of a defaulted underlying mortgage loan.

                                            The  special servicer will be permitted to purchase series 2005-C6 certificates.

                                            The holders of a majority interest in the series 2005-C6 controlling class can replace the special servicer, with or without cause.

TRUSTEE.................................    Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of the series 2005-C6 certificateholders. It maintains an office at 9062 Old
                                            Annapolis Road, Columbia, Maryland 21045-1951. See "The Pooling and Servicing
                                            Agreement--The Trustee" in this prospectus supplement.

CONTROLLING CLASS OF SERIES 2005-C6
  CERTIFICATEHOLDERS....................    At any time of determination, the controlling class of series 2005-C6 certificateholders will be the holders of the most subordinate class of series
                                            2005-C6 certificates, exclusive of the A-X, A-SP, R and V classes, that have a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2005-C6 certificates, exclusive of the
                                            A-X, A-SP, R and V classes, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2005-C6 certificateholders will be the holders of the most subordinate class of series 2005-C6 certificates, exclusive of the A-X, A-SP, R and V classes, that has a total principal balance greater than zero. For purposes of determining and exercising the rights of the controlling class of series 2005-C6 certificateholders, the class A-1, A-2FX, A-2FL, A-3, A-4 and A-1-A certificateholders will be considered a single class. See "The Pooling and Servicing Agreement--Realization Upon Mortgage
                                            Loans--Series 2005-C6 Controlling Class and Series 2005-C6 Directing
                                            Certificateholder" in this prospectus supplement.

SERIES 2005-C6
  DIRECTING CERTIFICATEHOLDER............   The series 2005-C6 directing certificateholder will, in general, be a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2005-C6 controlling class selected by holders (or beneficial owners) of series 2005-C6 certificates representing a majority interest in the series 2005-C6 controlling class.

                                            As and to the extent described under "The Pooling and Servicing
                                            Agreement--Realization Upon Mortgage Loans--Asset Status Report" in this prospectus supplement, the series 2005-C6 directing certificateholder may direct the master servicer and the special servicer with respect to various servicing matters involving each of the underlying mortgage loans, except as described in the next paragraph with respect to the One Madison Avenue total loan.

                                            The series 2005-C6 directing certificateholder will be entitled to direct the special servicer with respect to various servicing matters (including proposed actions of the master servicer that may not be taken in the absence of approval from the special servicer) involving the One Madison Avenue total loan, consisting of the One Madison
                                            Avenue mortgage loan and the One Madison Avenue junior loan, only for so long as the holder of the One Madison Avenue junior loan does not constitute the "controlling holder" for the One Madison Avenue total loan. We describe the circumstances in which the holder of the One Madison Avenue junior loan will constitute the "controlling holder" for the One Madison Avenue total loan under "--One Madison Avenue Junior
                                            Lender" below.

                                            See "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Asset
                                            Status Report" and "--Realization Upon Mortgage Loans--Series 2005-C6 Controlling
                                            Class and Series 2005-C6 Directing Certificateholder" in this prospectus supplement.

ONE MADISON AVENUE JUNIOR LENDER........    The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as One Madison Avenue secures, on a subordinate basis relative to the One Madison
                                            Avenue mortgage loan, a junior mortgage loan that will NOT be part of the trust fund. That One Madison Avenue junior loan has a cut-off date principal balance of $50,000,000.

                                            The holder of the One Madison Avenue junior loan will be entitled to direct the special servicer with respect to various servicing matters involving the One Madison
                                            Avenue total loan, but only for so long as that holder constitutes the "controlling holder" for the One Madison Avenue total loan. The holder of that junior mortgage loan is expected to be a securitization sponsored by the depositor, and the rights of the "controlling holder" of the One Madison Avenue total loan will be exercised by the subordinate directing holders of such trust, except that the series 2005-C6 directing certificateholder will provide any consent or direction required to be given by the holder of the One Madison Avenue total loan relating to matters regarding the rights of the holder of the One Madison Avenue mortgage loan under the related mezzanine intercreditor agreement.

                                            The holder of the One Madison Avenue junior loan will constitute the "controlling holder" for the One Madison Avenue total loan only so long as it is not an affiliate of the related borrower and either (i) (a) an amount generally equal to the unpaid principal balance of the One Madison Avenue junior loan, net of the portion of any appraisal reduction amount (as described under "--Advances of Delinquent Monthly Debt
                                            Service Payments" below) and any realized losses with respect to the One Madison
                                            Avenue total loan that are allocable thereto, is greater than or equal to (b) 25% of the unpaid principal balance of the One Madison Avenue junior loan or (ii) a representative of the holder of the One Madison Avenue junior loan delivers in favor of the trust as the holder of the One Madison Avenue mortgage loan cash or a letter of credit in an amount that, when subtracted from the Appraisal Reduction Amount, would be sufficient to result in the satisfaction of the condition described in the preceding clause (i).

                                            In addition, so long as it is not an affiliate of the related borrower, the holder of the One Madison Avenue junior loan will also be entitled to:

                                            -    consult with -- but, except as contemplated by the second preceding paragraph, not direct -- the special servicer with respect to various servicing matters involving the One Madison Avenue total loan, including the
                                                 One Madison Avenue mortgage loan;

                                            -    purchase the One Madison Avenue mortgage loan, under various default scenarios; and

                                            -    cure defaults with respect to the One Madison Avenue mortgage loan.

                                            See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the
                                            One Madison Avenue Mortgage Loan" in this prospectus supplement.

UNDERWRITERS............................    Credit Suisse First Boston LLC, PNC Capital Markets LLC, Greenwich Capital
                                            Markets, Inc., Nomura Securities International, Inc. and KeyBanc Capital Markets,
                                            a Division of McDonald Investments Inc., are the underwriters with respect to this offering. Credit Suisse First Boston LLC will be lead and bookrunning manager. PNC Capital Markets LLC, KeyBanc Capital Markets, Greenwich Capital
                                            Markets, Inc. and Nomura Securities International, Inc. will act as co-managers with respect to the offering. Credit Suisse First Boston LLC is an affiliate of us, Column Financial, Inc., one of the mortgage loan sellers, and Credit Suisse
                                            First Boston International, the swap counterparty. PNC Capital Markets LLC is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers, and an affiliate of Midland Loan Services, Inc., a primary servicer. KeyBanc
                                            Capital Markets is a trade name under which

                                            corporate and investment banking services of KeyCorp and its subsidiaries, including McDonald Investments Inc. and KeyBank National Association, are
                                            marketed to institutional clients. McDonald Investments Inc. is an affiliate of
                                            KeyBank National Association, one of the mortgage loan sellers, and of KeyCorp
                                            Real Estate Capital Markets, Inc., the master servicer and a primary servicer.

MORTGAGE LOAN SELLERS...................    We will acquire the mortgage loans that are to back the offered certificates from four separate mortgage loan sellers.

                                            -    Column Financial, Inc., a Delaware corporation. It is an affiliate of us, of
                                                 Credit Suisse First Boston LLC, one of the underwriters, and of Credit
                                                 Suisse First Boston International, the swap counterparty. Column Financial,
                                                 Inc. maintains an office at 3414 Peachtree Road, N.E., Suite 1140, Atlanta,
                                                 Georgia 30326.

                                            -    PNC Bank, National Association, a national banking association. It is an affiliate of PNC Capital Markets LLC, one of the underwriters, and an affiliate of Midland Loan Services, Inc., a primary servicer. PNC Bank,
                                                 National Association maintains an office at 249 Fifth Avenue, One PNC Plaza,
                                                 Pittsburgh, Pennsylvania 15222.

                                            -    KeyBank National Association, a national banking association. It is the parent of KeyCorp Real Estate Capital Markets, Inc., a primary servicer and the master servicer, and is an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National Association maintains an office at Key
                                                 Tower, 127 Public Square, Cleveland, Ohio 44114.

                                            -    Hypo Real Estate Capital Corporation. It is a wholly-owned subsidiary of
                                                 Hypo Real Estate International, and is a primary servicer. Hypo Real Estate
                                                 Capital Corporation maintains its headquarters at 622 Third Avenue, New
                                                 York, New York 10017.

                                            See "Description of the Underlying Mortgage Loans--The Mortgage Loan Sellers" in
                                            this prospectus supplement.

SWAP COUNTERPARTY.......................    Credit Suisse First Boston International, an affiliate of the depositor, one of the mortgage loan sellers and one of the underwriters, will be the counterparty under the swap agreement relating to the class A-2FL certificates. As of the date of this prospectus supplement, the swap counterparty has been assigned a senior unsecured debt rating of "A+" (stable outlook) by Standard & Poor's Ratings
                                            Services, a division of The McGraw-Hill Companies, Inc., and a senior debt rating of "Aa3" (stable outlook) by Moody's Investors Service, Inc. and a long-term rating of "AA-" by Fitch, Inc. See "Description of the Swap Agreement--The Swap
                                            Counterparty" in this prospectus supplement.

                                              SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE............................    The underlying mortgage loans will be considered part of the trust fund as of their respective due dates in December 2005, except that in the case of certain of the underlying mortgage loans that have their first due date in January 2006, those underlying mortgage loans will be considered part of the trust fund on the equivalent day of the month in December 2005 had their first due date been in
                                            December 2005. All payments and collections received on each of the underlying mortgage loans after its due date in December 2005 or its date of origination, as the case may be, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. The respective due dates for the underlying mortgage loans in December are individually and collectively considered the cut-off date for the trust fund.

ISSUE DATE..............................    The date of initial issuance for the series 2005-C6 certificates will be on or about December 28, 2005.

DUE DATES...............................    Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                                              NUMBER OF                    % OF INITIAL
                                                   DUE DATE                 MORTGAGE LOANS             MORTGAGE POOL BALANCE
                                            -----------------------   ---------------------------   ---------------------------
                                                     11th                         186                          69.4%
                                                     1st                           40                          20.0%
                                                     5th                            1                           6.1%
                                                     7th                            2                           4.6%
                                                                      ---------------------------   ---------------------------
                                                    TOTAL                         229                         100.0%

DETERMINATION DATE......................    The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2005-C6 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. The determination date will be the 11th calendar day of each month, commencing with January 2006, or, if the 11th calendar day of any such month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE.......................    Distributions on the series 2005-C6 certificates are scheduled to occur monthly, commencing in January 2006. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE.............................    The record date for each monthly distribution on a series 2005-C6 certificate will be the last business day of the prior calendar month. The registered holders of the series 2005-C6 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

COLLECTION PERIOD.......................    Amounts available for distribution on the series 2005-C6 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                            -    will relate to a particular distribution date,

                                            -    will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the issue date, and

                                            -    will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD.................    The amount of interest payable with respect to the interest-bearing classes of the series 2005-C6 certificates and the class A-2FL REMIC II regular interest on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the interest-bearing classes of the series 2005-C6 certificates (other than the class
                                            A-2FL certificates) and the class A-2FL REMIC II regular interest for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. The interest accrual period for the class
                                            A-2FL certificates for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, from and including December 28, 2005) to, but excluding, the related distribution date; except that, if the swap agreement is terminated and not replaced or if there exists a continuing payment default by the swap counterparty under the swap agreement, then the interest accrual period with respect to the class A-2FL certificates for any distribution date will be the same as the interest accrual period for the class A-2FL REMIC II regular interest. Interest will be calculated with respect to each interest-bearing class of series 2005-C6 certificates (other than the class A-2FL certificates) and with respect to the class A-2FL REMIC II regular interest assuming that each year consists of twelve
                                            30-day months, and interest will be calculated with respect to the class A-2FL certificates based upon the actual number of days in the related interest accrual period and a year consisting of 360 days; except that, if the swap agreement is terminated and not replaced or if there exists a continuing payment default by the swap counterparty under the swap agreement, then the class A-2FL certificates will also accrue interest on the basis of a 360-day year consisting of twelve
                                            30-day months.

LIBOR DETERMINATION DATE................    The applicable value of LIBOR, for purposes of calculating the pass-through rate for the class A-2FL certificates as well as the payment obligations under the swap agreement, will initially be determined on December 22, 2005 and will thereafter be determined monthly on the second LIBOR business day preceding the first day of the applicable interest accrual period.

                                                   THE OFFERED CERTIFICATES

GENERAL.................................    The series 2005-C6 certificates offered by this prospectus supplement are the class A-1, A-2FX, A-2FL, A-3, A-4, A-1-A, A-M, A-J, B, C, D and E certificates.
                                            Each class of offered certificates will have the initial total principal balance and pass-through rate set forth in the table on page S-6 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

DISTRIBUTIONS

A. GENERAL..............................    Funds collected or advanced on the underlying mortgage loans will be distributed on each distribution date, net of specified trust fund expenses including servicing fees, trustee fees and related compensation.

B. PRIORITY OF DISTRIBUTIONS............    The trustee will make distributions of interest and, if and when applicable, principal, to the following classes of series 2005-C6 certificateholders (or, in the case of the reference to "A-2FL" below, the class A-2FL REMIC II regular interest), in the following order:

                                                DISTRIBUTION ORDER                       CLASS
                                            ---------------------------  ---------------------------------------
                                                        1st                   A-1, A-2FX, A-2FL, A-3, A-4,
                                                                                  A-1-A, A-X and A-SP
                                                        2nd                               A-M
                                                        3rd                               A-J
                                                        4th                                B
                                                        5th                                C
                                                        6th                                D
                                                        7th                                E
                                                    Thereafter               The Other Non-Offered Classes,
                                                                            Exclusive of the R and V Classes

                                            Allocation of interest distributions among the class A-1, A-2FX, A-3, A-4, A-1-A,
                                            A-X and A-SP certificates and the class A-2FL REMIC II regular interest are to be made concurrently:

                                            -    in the case of the A-1, A-2FX, A-3 and A-4 classes and the class A-2FL REMIC
                                                 II regular interest, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes of certificates from available funds attributable to loan group no. 1;

                                            -    in the case of the A-1-A class, from available funds attributable to loan group no. 2;

                                            -    in the case of the A-X and A-SP classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to loan group no. 1 and/or loan group no. 2;

                                            provided that, if the foregoing would result in a shortfall in the interest distributions on any of the A-1, A-2FX, A-3, A-4, A-1-A, A-X and/or A-SP classes and/or the class A-2FL REMIC II regular interest, then distributions of interest will be made on those classes of series 2005-C6 certificates, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to the entire mortgage pool.

                                            Allocation of principal distributions among the A-1, A-2FX, A-3, A-4 and A-1-A classes and the class A-2FL REMIC II regular interest is described under
                                            "--Distributions--Principal Distributions" below. The class A-X, A-SP, R and V certificates do not have principal balances and do not entitle holders to distributions of principal.

                                            The allocation of principal distributions between the class A-2FL REMIC II regular interest and the class A-2FX certificates are to be made concurrently, on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances thereof.

                                            See "Description of the Offered Certificates--Distributions--Priority of
                                            Distributions" in this prospectus supplement.

C. INTEREST DISTRIBUTIONS...............    Each class of series 2005-C6 certificates, other than the class R and V certificates, and the class A-2FL REMIC II regular interest will bear interest.
                                            With respect to each interest-bearing class of series 2005-C6 certificates and the class A-2FL REMIC II regular interest, that interest will accrue during each interest accrual period based upon:

                                            -    the pass-through rate with respect to that class or the class A-2FL REMIC II regular interest, as the case may be, for that interest accrual period;

                                            -    the total principal balance or notional amount, as the case may be, of that class or the class A-2FL REMIC II regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

                                            -    the assumption that each year consists of twelve 30-day months (or, in the case of the class A-2FL certificates, for so long as the swap agreement is in effect and no payment default by the swap counterparty exists under the swap agreement, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days);

                                            except that if (a) the total amount of interest distributions with respect to the class A-2FL REMIC II regular interest for any distribution date is less than (b)
                                            1/12th of the product of (i) 5.207%, multiplied by (ii) the principal balance of the class A-2FL REMIC II regular interest immediately prior to that distribution date, then there will be a proportionate reduction to the amount of interest distributable on the class A-2FL certificates.

                                            In addition, if the pass-through rate of the class A-2FL REMIC II regular interest for any interest accrual period is limited by the weighted average of the net interest rates of the underlying mortgage loans, the amount by which the interest distributable with respect to the class A-2FL REMIC II regular interest is reduced as a result of such limitation will result in the amount of interest payable by the trust to the swap counterparty being reduced by such amount. As a result, the amount payable by the swap counterparty to the trust will be reduced proportionately, and therefore a corresponding reduction will be made in the amount of interest distributable with respect to the class A-2FL certificates on that distribution date.

                                            The class A-SP certificates will not accrue interest beyond the November 2012 interest accrual period.

                                            A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of a full month's interest on the prepayment. These shortfalls (to the extent not covered by the master servicer as described under
                                            "The Pooling and Servicing Agreement--Servicing and Other Compensation and
                                            Payment of Expenses" in this prospectus supplement) will be allocated, as described under "Description of the Offered Certificates--Distributions--Interest
                                            Distributions," to reduce the amount of accrued interest otherwise payable on the class A-2FL REMIC II regular interest and to the holders of the interest-bearing classes of the series 2005-C6 certificates (other than, subject to the discussion in the next sentence, the class A-2FL certificates), including the offered certificates, on a PRO RATA basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period. Any shortfalls allocated to the class A-2FL REMIC II regular interest will, in turn, result in a proportionate reduction (for so long as the swap agreement is in effect and no continuing payment default by the swap counterparty exists) or a dollar-for-dollar reduction (if there is no longer an effective swap agreement or there exists a continuing payment default by the swap counterparty) to the interest distributable on the class A-2FL certificates.

                                            On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--Priority of Distributions" above and, in the case of the class A-2FL certificates only, the amount payable to or received from the swap counterparty for that distribution date, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                            See "Description of the Offered Certificates--Distributions--Interest
                                            Distributions," "--Distributions--Priority of Distributions" and "Description of
                                            the Swap Agreement" in this prospectus supplement.

D. SWAP AGREEMENT.......................    The assets of the trust fund will include an interest rate swap agreement between the trust and Credit Suisse First Boston International as swap counterparty. The initial notional amount of the swap agreement will be equal to the total initial principal balance of the class A-2FL REMIC II regular interest (and, correspondingly, of the class A-2FL certificates). The notional amount of the swap agreement will decrease to the extent of any decrease in the total principal balance of the class A-2FL REMIC II regular interest (and, correspondingly, of the class A-2FL certificates). The maturity date of the swap agreement will be the earliest of (i) the rated final distribution date for the class A-2FL certificates, (ii) the date on which the notional amount of the swap agreement is zero, (iii) the date on which the option to purchase all of the underlying mortgage loans and all other property remaining in the trust fund is exercised and (iv) the date

                                            on which the termination of the trust fund occurs. Under the swap agreement, the trust will generally be obligated to pay to the swap counterparty with respect to each distribution date, out of interest amounts and any yield maintenance charges paid or payable, as the case may be, with respect to the class A-2FL REMIC II regular interest, an amount equal to the sum of (i) any yield maintenance charges allocable to the class A-2FL REMIC II regular interest and (ii) 1/12th of the product of (A) the notional amount of the swap agreement for that distribution date and (B) 5.207% per annum. The swap counterparty will generally be obligated to pay to the trust with respect to each distribution date an amount equal to the product of (i) the notional amount of the swap agreement for that distribution date, (ii) LIBOR plus 0.1250% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related accrual period, and the denominator of which is 360, subject to adjustment as discussed in the following two paragraphs.

                                            If the pass-through rate on the class A-2FL REMIC II regular interest is reduced below 5.207% per annum or if there is for any reason an interest shortfall with respect to the class A-2FL REMIC II regular interest, then the amount payable by the trust to the swap counterparty with respect to any distribution date will be reduced by an amount equal to the amount, if any, by which (a) 1/12th of the product of (i) 5.207%, multiplied by (ii) the notional amount of the swap agreement for that distribution date exceeds (b) the amount of interest distributions with respect to the class A-2FL REMIC II regular interest pursuant to the priority of distributions on that distribution date. As a result, the amount payable by the swap counterparty to the trust with respect to the subject distribution date will be reduced by an amount equal to the product of (a) the amount of the reduction determined as described in the immediately preceding sentence multiplied by (b) the quotient of (i) the product of (x) LIBOR plus
                                            0.1250%, multiplied by (y) the quotient of the actual number of days in the related accrual period divided by 360, multiplied by (z) the notional amount of the swap agreement for that distribution date, divided by (ii) 1/12th of the product of (y) 5.207%, multiplied by (z) the notional amount of the swap agreement for that distribution date.

                                            If the amount paid by the trust to the swap counterparty is reduced on any distribution date as described in the preceding paragraph, and if on any subsequent distribution date the amount of interest distributions with respect to the class A-2FL REMIC II regular interest pursuant to the priority of distributions on that distribution date exceeds 1/12th of the product of (i)
                                            5.207%, multiplied by (ii) the notional amount of the swap agreement for that distribution date, then the trust will be obligated under the swap agreement to pay such excess to the swap counterparty, up to the total amount of such reductions remaining unreimbursed to the swap counterparty from prior distribution dates, and the swap counterparty will be obligated under the swap agreement to pay to the trust an amount equal to the product of (i) each amount reimbursed to the swap counterparty on the current distribution date and (ii) the quotient specified in clause (b) of the last sentence of the preceding paragraph for the distribution date on which the reduction that is currently being reimbursed originally occurred. Such reimbursements will be made on a first-in/first-out basis.

                                            Payments by the trustee to the swap counterparty, and by the swap counterparty to the trust fund, as described above in this "--Swap Agreement" section will be made on a net basis, and any such amounts paid to or retained by the trust fund will be available to make payments of interest to the class A-2FL certificateholders. See "Risk Factors--Risks Relating to the Swap Agreement" and
                                            "Description of the Swap Agreement" in this prospectus supplement.

E. PRINCIPAL DISTRIBUTIONS..............    Subject to--

                                            -    available funds,

                                            -    the distribution priorities described under "--Distributions--Priority of
                                                 Distributions" above, and

                                            -    the reductions to principal balances described under "--Reductions of
                                                 Certificate Principal Balances in Connection with Losses and Expenses"
                                                 below,

                                            the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                            The total distributions of principal to be made on the series 2005-C6 certificates on any distribution date will, in general, be a function of--

                                            -    the amount of scheduled payments of principal due or, in some cases, deemed due, on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer and/or the trustee, as applicable, and

                                            -    the amount of any prepayments, including in the form of accelerated amortization on any underlying mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                            The trustee must make principal distributions in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to the mortgage loans in loan group no. 1 or the mortgage loans in loan group no. 2 such that:

                                            -    no principal distributions will be made to the holders of any of the class
                                                 F, G, H, J, K, L, M, N, O, P or Q certificates until the total principal balance of the offered certificates and the class A-2FL REMIC II regular interest is reduced to zero;

                                            -    no principal distributions will be made to the holders of the class B, C, D or E certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates and the class A-2FL REMIC II regular interest is reduced to zero;

                                            -    no principal distributions will be made to the holders of the class A-J certificates until the total principal balance of all more senior classes of offered certificates and the class A-2FL REMIC II regular interest is reduced to zero;

                                            -    no principal distributions will be made to the holders of the class A-M certificates until the total principal balance of all more senior classes of offered certificates and the class A-2FL REMIC II regular interest is reduced to zero;

                                            -    except as described in the paragraph following these bullets, no principal distributions with respect to loan group no. 1 will be made to the holders of the class A-1-A certificates until the total principal

                                                 balance of the class A-1, A-2FX, A-3 and A-4 certificates and the class
                                                 A-2FL REMIC II regular interest is reduced to zero;

                                            -    except as described in the paragraph following these bullets, no distributions of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2FX, A-3 and A-4 certificates and/or the class A-2FL REMIC II regular interest until the total principal balance of the class A-1-A certificates is reduced to zero;

                                            -    except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2FX and
                                                 A-3 certificates and the class A-2FL REMIC II regular interest is reduced to zero;

                                            -    except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2FX certificates and the class A-2FL REMIC II regular interest is reduced to zero; and

                                            -    except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-2FX certificates and the class A-2FL REMIC II regular interest until the total principal balance of the class A-1 certificates is reduced to zero and all principal distributions with respect to the class A-2FX certificates and the class A-2FL REMIC II regular interest will be allocated between them on a
                                                 PRO RATA basis in accordance with the respective total principal balances thereof.

                                            Because of the losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class
                                            A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates could be reduced to zero at a time when any two or more of the class A-1, A-2FX, A-3, A-4 and A-1-A certificates or the class A-2FL REMIC II regular interest remain outstanding. Under those circumstances, any principal distributions on the class
                                            A-1, A-2FX, A-3, A-4 and A-1-A certificates and the class A-2FL REMIC II regular interest will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                                            All distributions of principal with respect to the class A-2FL REMIC II regular interest will be made to a segregated account or sub-account maintained by the trustee from which they will, in turn, if not applied for other purposes, be distributed to the holders of the class A-2FL certificates. Additionally, any distributions of principal will first be made with respect to the class A-2FL
                                            REMIC II regular interest, after which any corresponding distributions will be made to the class A-2FL certificateholders.

                                            Notwithstanding the provisions otherwise described above, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal on all the underlying mortgage loans (thereby reducing the amount of principal otherwise distributable on the series 2005-C6 certificates, including, in the case of the class A-2FL certificates, through the class A-2FL REMIC II regular interest, on the related distribution date), prior to being deemed reimbursed out of payments and other collections of interest on all the underlying mortgage loans.

                                            Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2005-C6 certificates, including, in the case of the class A-2FL certificates, through the class A-2FL REMIC II regular interest, on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue)
                                            for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

                                            In addition, to the extent that reimbursements of any nonrecoverable and/or other above-described advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding two paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

                                            The class A-X, A-SP, R and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                                            See "Description of the Offered Certificates--Distributions--Principal
                                            Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

F. DISTRIBUTIONS OF YIELD MAINTENANCE
   CHARGES..............................    Any yield maintenance charge collected in respect of any of the underlying mortgage loans will be distributed, in the proportions described under
                                            "Description of the Offered Certificates--Distributions--Distributions of Yield
                                            Maintenance Charges" in this prospectus supplement, as additional interest to the holders of the class A-X certificates and/or as additional interest to any holders of class A-1, A-2FX, A-3, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H or J
                                            certificates or the class A-2FL REMIC II regular interest that are then entitled to receive principal distributions.

G. REDUCTIONS OF CERTIFICATE PRINCIPAL
   BALANCES IN CONNECTION WITH LOSSES
   AND EXPENSES.........................    As and to the extent described under "Description of the Offered
                                            Certificates--Reductions of Certificate Principal Balances in Connection with
                                            Realized

                                            Losses and Additional Trust Fund Expenses" in this prospectus supplement, losses on, and default-related or other unanticipated trust fund expenses attributable to, the underlying mortgage loans will, in general, be allocated to reduce the principal balances of the following classes of the series 2005-C6 principal balance certificates (or, in the case of the reference to the "A-2FL" below, the class A-2FL REMIC II regular interest), sequentially, in the following order:

                                                          REDUCTION ORDER                     CLASS
                                                        -------------------      -------------------------------
                                                                1st                             Q
                                                                2nd                             P
                                                                3rd                             O
                                                                4th                             N
                                                                5th                             M
                                                                6th                             L
                                                                7th                             K
                                                                8th                             J
                                                                9th                             H
                                                                10th                            G
                                                                11th                            F
                                                                12th                            E
                                                                13th                            D
                                                                14th                            C
                                                                15th                            B
                                                                16th                           A-J
                                                                17th                           A-M
                                                                18th               A-1, A-2FX, A-2FL, A-3, A-4
                                                                                             and A-1-A

                                            Any reduction of the principal balances of the A-1, A-2FX, A-2FL, A-3, A-4 and
                                            A-1-A classes will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                            Although losses on the underlying mortgage loans, extraordinary expenses and available funds shortfalls will not be directly allocated to the class A-2FL certificates, such losses and shortfalls may be allocated to the class A-2FL
                                            REMIC II regular interest in reduction of the total principal balance of the class A-2FL REMIC II regular interest and the amount of its interest entitlement, respectively. Any decrease in the total principal balance of the class A-2FL
                                            REMIC II regular interest will result in a corresponding decrease in the total principal balance of the class A-2FL certificates, and any interest shortfalls suffered by the class A-2FL REMIC II regular interest (for whatever reason) will reduce the amount of interest distributed on the class A-2FL certificates to the extent described in this prospectus supplement.

H. ADVANCES OF DELINQUENT MONTHLY
   DEBT SERVICE PAYMENTS................    Except as described below in this "--Advances of Delinquent Monthly Debt Service
                                            Payments" section, the master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than certain payments
                                            (including balloon payments), of principal and/or interest due on the underlying mortgage loans. The master servicer will be required to make advances for balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly
                                            Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                            Neither the master servicer nor the trustee will advance master servicing fees, primary servicing fees or work-out fees.

                                            Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related underlying mortgage loan.

                                            In addition, if any of the adverse events or circumstances that we refer to under
                                            "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the special servicer will generally be obligated to obtain a new appraisal or, in some cases involving mortgage loans with principal balances of less than $2,000,000, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                            -    the principal balance of, and other delinquent amounts due under, the subject mortgage loan, exceed

                                            -    an amount equal to--

                                                 1.   90% of the new appraised/estimated value of that real property (as such value may be adjusted downward by the special servicer), minus

                                                 2.   any liens on that real property that are prior to the lien of the subject mortgage loan, plus

                                                 3.   the amount of related escrow payments, reserve funds and letters of credit which are posted as additional security for payments due on the subject mortgage loan,

                                            then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will generally be in the same proportion that (a) the excess, sometimes referred to in this prospectus supplement as an appraisal reduction amount, bears to (b) the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal.
                                            Due to the distribution priorities, any reduction will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2005-C6 certificates (or, in the case of the class A-2FL certificates, the class A-2FL REMIC II regular interest) outstanding.

                                            See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt
                                            Service Payments" and "The Pooling and Servicing Agreement--Required Appraisals"
                                            in this prospectus supplement. See also "Description of the
                                            Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS...........    On each distribution date, the trustee will provide or make available to the registered holders of the offered certificates and to the swap counterparty a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2005-C6 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties. The trustee will also make available to the registered holders of the offered certificates, via its website, any report at our request.

                                            You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                            See "Description of the Offered Certificates--Reports to Certificateholders;
                                            Available Information" in this prospectus supplement.

OPTIONAL TERMINATION....................    The following parties will each in turn, according to the order listed below, have the option to purchase all of the underlying mortgage loans and all other property remaining in the trust fund on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2005-C6 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2005-C6 certificateholders, is less than 1.0% of the initial mortgage pool balance:

                                            -    any single holder or group of holders of the majority of the total outstanding principal balance of certificates of the series 2005-C6 controlling class;

                                            -    the special servicer; and

                                            -    the master servicer.

                                            In the event that any party above exercises this option, the trust fund will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus supplement.

                                            Following the date on which the total principal balance of the offered certificates and the class F, G, H and J certificates is reduced to zero, the trust fund may also be terminated in connection with an exchange of all the remaining series 2005-C6 certificates (other than the class R and V certificates)
                                            for all the mortgage loans and foreclosure properties in the trust fund at the time of the exchange.

DENOMINATIONS...........................    The offered certificates will be issuable in registered form, in the following denominations:

                                                                                            MULTIPLES IN EXCESS
                                                                            MINIMUM             OF MINIMUM
                                                      CLASS              DENOMINATION          DENOMINATION
                                            ------------------------  ------------------  -----------------------
                                              A-1, A-2FX, A-2FL, A-        $ 10,000                 $ 1
                                             3, A-4, A-1-A, A-M, A-
                                                J, B, C, D and E

CLEARANCE AND SETTLEMENT................    You will initially hold your offered certificates through The Depository Trust
                                            Company, in the United States, or Clearstream Banking, Luxembourg or The
                                            Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the
                                            Offered Certificates--Registration and Denominations" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration" in the
                                            accompanying prospectus. We may elect to terminate the book-entry system through
                                            DTC with respect to all or any portion of any class of offered certificates.

                                             LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
  CONSEQUENCES..........................    The trustee or its agent will make elections to treat designated portions of the assets of the trust fund as multiple separate real estate mortgage investment conduits under sections 860A through 860G of the Internal Revenue Code of 1986.
                                            These REMICs will include:

                                            -    REMIC I, which will consist of, among other things--

                                                 4.   the underlying mortgage loans, and

                                                 5.   any mortgaged real properties that may be acquired by the trust fund following a borrower default,

                                            but will exclude collections of additional interest accrued and deferred as to payment with respect to each underlying mortgage loan with an anticipated repayment date that remains outstanding past that date; and

                                            -    REMIC II, which will hold the regular interests in REMIC I.

                                            Any assets not included in a REMIC will constitute one or more grantor trusts for
                                            U.S. federal income tax purposes. In connection therewith, the class A-2FL REMIC
                                            II regular interest, the floating rate account and the swap agreement will constitute a grantor trust for U.S. federal income tax purposes.

                                            The offered certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest will be treated as regular interests in
                                            REMIC II. This means that they will be treated as newly issued debt instruments for U.S. federal income tax purposes. The class A-2FL certificates will represent undivided beneficial ownership interests in the class A-2FL REMIC II regular interest, the floating rate account and the swap agreement. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates (other than the class A-2FL certificates) will not represent any interest in the grantor trusts referred to above.

                                            It is anticipated that the class A-1, A-2FX and A-1-A certificates and the class
                                            A-2FL REMIC II regular interest will be issued at a premium for federal income tax purposes, that the class A-3, A-4, A-M, A-J, B, C and D certificates will be issued with a DE MINIMIS amount of original issue discount and that the class E certificates will be issued with original issue discount for federal income tax purposes.

                                            When determining the rate of accrual of market discount and premium, if any, for
                                            U.S. federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                                            -    the underlying mortgage loans with anticipated repayment dates will, in each case, be paid in full on that date,

                                            -    no underlying mortgage loan will otherwise be prepaid prior to maturity, and

                                            -    there will be no extension of maturity for any underlying mortgage loan.

                                            However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

                                            For a more detailed discussion of the U.S. federal income tax aspects of investing in the offered certificates, see "U.S. Federal Income Tax Consequences"
                                            in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA CONSIDERATIONS....................    The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of
                                            1974, as amended, or to section 4975 of the Internal Revenue Code of 1986, as amended, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                                            We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                            -    Title I of ERISA, or

                                            -    section 4975 of the Internal Revenue Code,

                                            will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse First Boston LLC by the U.S. Department of
                                            Labor.

                                            If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue
                                            Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code or applicable similar law. In addition, if you are a fiduciary of any such retirement plan or other employee benefit plan and are considering an investment in the class A-2FL certificates, you should review the specific requirements for purchases of class
                                            A-2FL certificates by plans. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT........................    The Class A-1, A-2FX, A-2FL, A-3, A-4, A-1-A, A-M, A-J, B and C certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage
                                            Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by S&P and Moody's. The class D and class E certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates. See "Legal Investment" herein and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS...............    The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                            Holders of the class A-1, A-2FX, A-2FL, A-3 and A-4 certificates will be affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 2.

                                            Holders of the class A-1-A certificates will be affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 1.

                                            The yield on the class A-2FL certificates will be highly sensitive to changes in the level of LIBOR.

                                            The yield on the class A-2FL certificates, as well as on other offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                            See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                                THE UNDERLYING MORTGAGE LOANS

GENERAL.................................    We intend to include the two hundred twenty-nine (229) mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund for the offered certificates. In this section, "--The Underlying Mortgage Loans," we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                            -    "Description of the Underlying Mortgage Loans";

                                            -    "Risk Factors--Risks Related to the Underlying Mortgage Loans";

                                            -    Exhibit A-1--Characteristics of the Underlying Mortgage Loans and the
                                                 Related Mortgaged Real Properties; and

                                            -    Exhibit A-2--Mortgage Pool Information.

                                            For purposes of calculating distributions on the respective classes of series
                                            2005-C6 certificates, the pool of mortgage loans backing the offered certificates will be divided into the following two loan groups:

                                            -    Loan group no. 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily and manufactured housing property types, together with seventeen (17) mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of one hundred sixty-eight (168) mortgage loans, with an initial loan group no. 1 balance of $1,964,315,554, representing approximately 78.4% of the initial mortgage pool balance.

                                            -    Loan group no. 2, which will consist of all but seventeen (17) of the mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of sixty-one (61) mortgage loans, with an initial loan group no. 2 balance of $540,277,760, representing approximately 21.6% of the initial mortgage pool balance.

                                            Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                                            When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the trust fund, please note that--

                                            -    All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

                                            -    All weighted average information provided with respect to the underlying mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the underlying mortgage loans to the trust fund. We show the cut-off date principal balance for each of the underlying mortgage loans on Exhibit
                                                 A-1 to this prospectus supplement. References in this prospectus supplement to the initial mortgage pool balance are to the total cut-off date principal balance of the underlying mortgage loans.

                                            -    In calculating the respective cut-off date principal balances of the underlying mortgage loans, we have assumed that--

                                                 1.   all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in December 2005 are timely made, and

                                                 2.   there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in November 2005 up to and including its due date in December
                                                      2005.

                                            -    Whenever we refer to the following terms in this prospectus supplement, we intend for them to have the respective meanings specified below:

                                                 1.   initial mortgage pool balance--the total cut-off date principal balance of the entire mortgage pool;

                                                 2.   initial loan group no. 1 balance--the total cut-off date principal balance of all of loan group no. 1; and

                                                 3.   initial loan group no. 2 balance--the total cut-off date principal balance of all of loan group no. 2.

                                            -    When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no.
                                                 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

                                            -    Nine (9) of the underlying mortgage loans are cross-collateralized and cross-defaulted with each other. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as

                                            having the same loan-to-value ratio and the same debt service coverage ratio.
                                            Other than as described under "Description of the Underlying Mortgage Loans--The
                                            CBA A/B Loan Pairs," and "--Most Significant Mortgage Loans" and "--One Madison
                                            Avenue," none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the trust fund.

                                            -    In some cases, an individual underlying mortgage loan is secured by multiple mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                                 1.   relative appraised values,

                                                 2.   relative underwritten net cash flow, or

                                                 3.   prior allocations reflected in the related loan documents.

                                            -    If an underlying mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                                            -    Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged property identified by that name on Exhibit A-1 to this prospectus supplement.

                                            -    Statistical information regarding the underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                                            -    The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no.
                                                 2. The general characteristics of each of those loan groups should also be analyzed when making an investment decision. See "--Additional Statistical
                                                 Information" below.

SOURCE OF THE UNDERLYING
  MORTGAGE LOANS........................    We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from four separate sellers. Each of the underlying mortgage loans was originated--

                                            -    by the related mortgage loan seller from whom we are acquiring the mortgage loan,

                                            -    by an affiliate of the related mortgage loan seller, or

                                            -    by a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

                                            The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will acquire from each of the mortgage loan sellers:

                                                                                                            % OF INITIAL
                                                                                           NUMBER OF        MORTGAGE POOL
                                                      MORTGAGE LOAN SELLER              MORTGAGE LOANS         BALANCE
                                            ----------------------------------------   ----------------   -----------------
                                            1.  Column Financial, Inc...............         187                75.5%
                                            2.  PNC Bank, National Association......          21                12.7%
                                            3.  KeyBank National Association........          19                 7.2%
                                            4.  Hypo Real Estate Capital
                                                Corporation.........................           2                 4.6%
                                                                                       ----------------   -----------------
                                            TOTAL...................................         229               100.0%

PAYMENT AND OTHER TERMS.................    Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                                            Repayment of each of the underlying mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under "Description of the Underlying Mortgage Loans--General" in, and describe in the glossary to, this prospectus supplement.

                                            Most of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, nonrecourse. Even where a mortgage loan that we intend to include in the trust fund is fully or partially recourse, however, we have generally not evaluated the creditworthiness of the subject obligor. Accordingly, even fully or partially recourse mortgage loans that we will include in the trust fund should be considered nonrecourse.

                                            None of the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                            Each of the underlying mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS...........................    Two hundred twenty-five (225) of the mortgage loans that we intend to include in the trust fund, representing 93.3% of the initial mortgage pool balance, of which one hundred sixty-four (164) mortgage loans are in loan group no. 1, representing
                                            91.4% of the initial loan group no. 1 balance, and sixty-one (61) mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are balloon loans that provide for:

                                            -    an amortization schedule that is significantly longer than its remaining term to stated maturity or no amortization prior to stated maturity; and

                                            -    a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED
  REPAYMENT DATES.......................    Three (3) of the mortgage loans that we intend to include in the trust fund, representing 0.5% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 0.7% of the initial loan group no. 1 balance, provide material incentives to, but do not require, the related borrower to pay its mortgage loan in full by a specified date prior to stated maturity. We consider each such specified date to be the anticipated repayment date for the related mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives generally include the following:

                                            -    Commencing on the related anticipated repayment date, the subject mortgage loan will accrue interest in excess of interest at the initial mortgage interest rate. The additional interest will--

                                                 1.   be deferred,

                                                 2.   in some cases, compound,

                                                 3.   be payable only after the outstanding principal balance of the subject mortgage loan is paid in full, and

                                                 4.   be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

                                            -    Commencing no later than the related anticipated repayment date, the subject mortgage loan may be freely prepaid.

                                            -    Commencing no later than the related anticipated repayment date, cash flow from the related mortgaged real property will be deposited into a lockbox under the control of the lender or the party servicing the subject mortgage loan.

                                            -    Commencing on the related anticipated repayment date, cash flow from the related mortgaged real property that is not otherwise applied to pay the normal monthly debt service payment or to pay or escrow for the payment of various expenses, will be applied to pay down the principal balance of the subject mortgage loan.

                                            All of these mortgage loans with anticipated repayment dates require amortization after the related anticipated repayment date only to the extent of the cash flow available therefor as described in the last bullet above.

FULLY AMORTIZING LOANS..................    One (1) of the mortgage loans that we intend to include in the trust fund, representing 6.2% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 7.9% of the initial loan group no. 1 balance, has a payment schedule that provides for the payment of the principal balance of the subject mortgage loan in full or substantially in full by its maturity date.
                                            These mortgage loans do not provide for any of the repayment incentives associated with mortgage loans with anticipated repayment dates.

MORTGAGE LOANS WITH
  INITIAL INTEREST ONLY PERIODS.........    Eleven (11) of the mortgage loans that we intend to include in the trust fund, representing 17.8% of the initial mortgage pool balance, of which eight (8)
                                            mortgage loans are in loan group no. 1, representing 17.6% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 18.6% of the initial loan group no. 2 balance, are balloon loans or loans with anticipated repayment dates that do not provide for any amortization prior to the maturity date or the anticipated repayment date, as the case may be.
                                            One hundred nine (109) other mortgage loans that we intend to include in the trust fund, representing 47.5% of the initial mortgage pool balance, of which seventy-four (74) mortgage loans are in loan group no. 1, representing 43.6% of the initial loan group no. 1 balance, and thirty-five (35) mortgage loans are in loan group no. 2, representing 61.4% of the initial loan group no. 2 balance, are balloon loans or loans with anticipated repayment dates that provide for an interest only period of between twelve (12) and eighty-four (84) months following origination, which interest only period, in respect of all of those mortgage loans, has not yet expired.

CROSSED MORTGAGE LOANS AND
  MULTI-PROPERTY MORTGAGE LOANS.........    The trust fund will include four (4) groups of mortgage loans that are cross-collateralized and cross-defaulted with each other. These groups consist of the mortgage loans secured by the mortgaged real properties identified on Exhibit
                                            A-1 to this prospectus supplement as set forth in the table below.

                                                                                             NUMBER OF      % OF INITIAL
                                                                                              MORTGAGE        MORTGAGE
                                                      PROPERTY/PORTFOLIO NAME(S)               LOANS        POOL BALANCE
                                            ----------------------------------------------  -----------   -----------------
                                            1. Intermountain - Fairfield Inn & Suites
                                               Lawton and Intermountain - Courtyard
                                               Wichita....................................       2              0.4%
                                            2. Shady Acres Mobile Home Park, Royal Coach
                                               Mobile Home Park and Mount Vista Mobile
                                               Home Park..................................       3              0.4%
                                            3. CVS Drugstore Brandon and CVS Paris........       2              0.3%
                                            4. Vons Pasadena and Vons Simi Valley.........       2              0.1%

                                            The trust fund will also include five (5) mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property mortgage loans.

                                                                                                            % OF INITIAL
                                                                                             NUMBER OF        MORTGAGE
                                                      PROPERTY/PORTFOLIO NAME(s)            PROPERTIES      POOL BALANCE
                                            ----------------------------------------------  -----------   -----------------
                                            1. HGA ALLIANCE-PORTFOLIO
                                               (Alexander Gardens, Grand Oaks at the
                                               Lake, Park Village and Malabar Lakes)....         4               3.2%
                                            2. AA/TRI-STATE MINI STORAGE PORTFOLIO
                                               (AA Self Storage and Tri-State Mini
                                               Storage).................................         2               0.3%
                                            3. LA INDUSTRIAL PORTFOLIO
                                               (LA-San Fernando, LA-5th Street, LA-13231
                                               Louvre, LA- Tamarack, LA-13253 Louvre and
                                               LA-Raymer)...............................         6               0.2%
                                            4. CMS PORTFOLIO
                                               (Iola Office Park, Monterey Retail Center
                                               and Aberdeen Pier).......................         3               0.1%
                                            5. SERRANO PORTFOLIO
                                               (Serrano II and Serrano I)...............         2               0.1%

                                            You should note that some of the underlying mortgage loans that are secured by multiple real properties (alone or through cross-collateralization) allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance, through property substitution and/or upon the satisfaction of various underwriting criteria. See
                                            "Risk Factors--Risks Related to the Underlying Mortgage Loans--Enforceability of
                                            Cross-Collateralization Provisions May Be Challenged and the Benefits of these
                                            Provisions May Otherwise Be Limited" and "Description of the Underlying Mortgage
                                            Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and
                                            Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE MORTGAGE LOANS...............    Two hundred twenty-four (224) of the mortgage loans that we intend to include in the trust fund, representing 99.0% of the initial mortgage pool balance, of which one hundred sixty-three (163) mortgage loans are in loan group no. 1, representing 98.7% of the initial loan group no. 1 balance, and sixty-one (61)
                                            mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, permit the borrower to obtain the release of the related mortgaged real property - or, in the case of a crossed mortgage loan or multi-property mortgage loan, the release of one or more of the related mortgaged real properties - from the lien of the related mortgage instrument(s) upon the pledge to the trustee of non-callable U.S. Treasury securities or other non-callable government securities. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s). In all of those cases, defeasance may not occur earlier than the second anniversary of the date of initial issuance of the offered certificates.

ADDITIONAL COLLATERAL
  MORTGAGE LOANS........................    Sixteen (16) of the mortgage loans that we intend to include in the trust fund, representing 4.5% of the initial mortgage pool balance, of which thirteen (13)
                                            mortgage loans are in loan group no. 1, representing 4.8% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 3.6% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves in material amounts that in each such case:

                                            -    will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                                            -    if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration) be applied to prepay a portion of the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                                            Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $7,773,244.

                                            See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions
                                            of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal
                                            Paydowns" in this prospectus supplement.

LOCKBOX TERMS...........................    Sixty-two (62) mortgage loans that we intend to include in the trust fund, representing 53.6% of the initial mortgage pool balance, of which forty-three
                                            (43) mortgage loans are in loan group no. 1, representing 54.6% of the initial loan group no. 1 balance, and nineteen (19) mortgage loans are in loan group no.
                                            2, representing 50.3% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below:

                                            HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

                                            SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

                                            -    a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

                                            -    a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

                                            -    a failure to meet a specified debt service coverage ratio; or

                                            -    an event of default under the mortgage.

                                            For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

                                            MODIFIED LOCKBOX. Except in those cases involving multifamily and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

                                            The above-referenced mortgage loans provide for the following types of lockbox accounts:

                                                                                 NUMBER OF           % OF INITIAL
                                                    TYPE OF LOCKBOX           MORTGAGE LOANS     MORTGAGE POOL BALANCE
                                            -----------------------------    ----------------   -----------------------
                                            Springing....................           37                   26.5%
                                            Hard.........................           24                   25.7%
                                            Modified.....................            1                    1.5%
                                                                             ----------------   -----------------------
                                            TOTAL........................           62                   53.6%

PREPAYMENT CHARACTERISTICS
  OF THE MORTGAGE LOANS.................    Each underlying mortgage loan restricts voluntary prepayments in one or more of the following ways:

                                            -    by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated; and/or

                                            -    by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the series 2005-C6 certificates, the underlying mortgage loan may be defeased; and/or

                                            -    by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a prepayment premium or yield maintenance charge.

                                            However, as described under "--Additional Collateral Mortgage Loans" above, some underlying mortgage loans may require partial principal prepayments during the related lock-out period.

                                            The purchase of any underlying mortgage loan by any party that has an option or is otherwise entitled to purchase that loan from the trust fund following default generally would have the same effect on the offered certificates as a prepayment but the required purchase price will not include or be accompanied by any consideration similar to prepayment consideration.

                                            Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans that currently prohibit voluntary prepayments:

                                            Maximum remaining lock-out or lock-out/defeasance
                                              period..............................................        124 months
                                            Minimum remaining lock-out or lock-out/defeasance
                                              period..............................................         30 months
                                            Weighted average remaining lock-
                                              out or lock-out/defeasance period...................        102 months

                                            In general, the underlying mortgage loans that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than 1%
                                            of the amount prepaid. See "Description of the Underlying Mortgage Loans--Certain
                                            Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in
                                            this prospectus supplement.

Delinquency Status......................    None of the mortgage loans that we intend to include in the trust fund was 30 days or more delinquent in respect of any monthly debt service payment--

                                            -    as of the related due date in December 2005, if any, or

                                            -    at any time during the 12-month period preceding the related due date in
                                                 December 2005, if any.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS..............    The mortgage loans that we intend to include in the mortgage pool will have the following general characteristics as of the cut-off date:

                                                        MORTGAGE POOL      LOAN GROUP NO. 1      LOAN GROUP NO. 2
                                                      ----------------   -------------------   --------------------
Initial mortgage pool balance.................        $  2,504,593,314   $     1,964,315,554   $        540,277,760
Number of underlying mortgage loans...........                     229                   168                     61
Number of mortgaged real properties...........                     241                   177                     64

Greatest cut-off date principal balance.......        $    175,000,000   $       175,000,000   $         78,900,000
Smallest cut-off date principal balance.......        $        868,274   $         1,098,398   $            868,274
Average cut-off date principal balance........        $     10,937,089   $        11,692,354   $          8,857,012

Highest annual mortgage interest rate.........                  6.140%                6.140%                 6.020%
Lowest annual mortgage interest rate..........                  4.856%                4.890%                 4.856%
Weighted average annual mortgage interest
  rate........................................                  5.371%                5.409%                 5.233%

Longest original term to maturity or
  anticipated repayment date..................              132 months            132 months             122 months
Shortest original term to maturity or
   anticipated repayment date.................               60 months             60 months              60 months
Weighted average original term to maturity or
   anticipated repayment date.................              113 months            112 months             116 months

Longest remaining term to maturity or
   anticipated repayment date.................              125 months            125 months             120 months
Shortest remaining term to maturity or
   anticipated repayment date.................               53 months             53 months              54 months
Weighted average remaining term to maturity or
   anticipated repayment date.................              111 months            110 months             114 months

Highest debt service coverage ratio, based on
   underwritten net cash flow.................                   3.94x                 3.94x                  1.92x
Lowest debt service coverage ratio, based on
   underwritten net cash flow.................                   1.19x                 1.20x                  1.19x
Weighted average debt service coverage ratio,
   based on underwritten net cash flow........                   1.54x                 1.59x                  1.37x
Highest cut-off date loan-to-value ratio......                   81.2%                 81.2%                  80.0%
Lowest cut-off date loan-to-value ratio.......                   19.4%                 19.4%                  45.6%
Weighted average cut-off date loan-to-value
  ratio.......................................                   68.8%                 67.1%                  75.2%

                                            In reviewing the foregoing table, please note that:

                                            -    Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the One Madison
                                                 Avenue mortgage loan have been calculated: (a) based on the relevant total principal balance of, and debt service payments on, the One Madison Avenue mortgage loan; and (b) unless expressly indicated otherwise, without regard to the One Madison Avenue junior loan.

                                            -    In the case of the eleven (11) underlying mortgage loans (in addition to the
                                                 One Madison Avenue mortgage loan) where the related borrower encumbered the related mortgaged real property with junior debt that is secured by the same mortgage that secures the related underlying

                                                 mortgage loan, which eleven (11) mortgage loans represent 4.1% of the initial mortgage pool balance, none of the statistical information provided in this prospectus supplement reflects the presence of or otherwise includes any numerical information with respect to those junior loans. For more information regarding these loans, see "Description of the Underlying
                                                 Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                                            -    The underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

B. GEOGRAPHIC CONCENTRATION.............    The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                                                  NUMBER OF      % OF INITIAL MORTGAGE
                                                         STATE                   PROPERTIES           POOL BALANCE
                                            ------------------------------      ------------    -----------------------
                                            New York......................            9                  15.6%
                                            Texas.........................           32                  12.8%
                                            California....................           47                  12.1%
                                            Florida.......................           15                   6.3%
                                            Ohio..........................           19                   6.3%
                                            Utah..........................            2                   6.3%
                                            Michigan......................            6                   4.8%
                                            North Carolina................           12                   4.7%
                                            Georgia.......................           15                   4.0%

                                            The remaining mortgaged real properties with respect to the mortgage pool are located throughout 25 other states. No more than 3.5% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions. In circumstances where a particular underlying mortgage loan is secured by multiple mortgaged real properties located in two or more jurisdictions, the foregoing information reflects the allocated loan amounts for those properties.

                                            Forty-three (43) of the California properties, securing 10.2% of the initial mortgage pool balance, are located in southern California - areas with zip codes of 93600 or below - and four (4) of the California properties, securing 2.0% of the initial mortgage pool balance, are located in northern California - areas with zip codes above 93600.

C. PROPERTY TYPES.......................    The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated
                                            purpose:

                                                                                                    % OF INITIAL
                                                                                 NUMBER OF          MORTGAGE POOL
                                                    PROPERTY TYPE               PROPERTIES             BALANCE
                                            ----------------------------        ------------    -----------------------
                                            Retail......................             81                  29.9%
                                            Multifamily(1)..............             82                  29.1%
                                            Office......................             32                  29.0%
                                            Hotel.......................             18                   5.8%
                                            Industrial..................             14                   3.3%
                                            Self Storage................              9                   1.7%
                                            Mixed Use...................              5                   1.3%
                                                                                ------------    -----------------------
                                            TOTAL.......................            241                 100.0%

---------------
                                            (1)  Multifamily properties include conventional rental properties and manufactured housing properties.

D. ENCUMBERED INTERESTS.................    The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                                                                    % OF INITIAL
                                             ENCUMBERED INTEREST IN THE          NUMBER OF          MORTGAGE POOL
                                              MORTGAGED REAL PROPERTY            PROPERTIES            BALANCE
                                            ----------------------------        ------------      -----------------
                                            Fee.........................            237                 92.4%
                                            Fee/Leasehold...............              1                  6.1%
                                            Leasehold...................              3                  1.5%
                                                                                ------------      -----------------
                                            TOTAL.......................            241                100.0%

                                            In circumstances where both the fee and leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E. MOST SIGNIFICANT
   MORTGAGE LOANS.......................    The ten (10) largest underlying mortgage loans or groups of cross-collateralized underlying mortgage loans collectively represent 33.5% of the initial mortgage pool balance. See "Description of the Underlying Mortgage Loans--Most Significant
                                            Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans that we intend to include in the trust fund is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

     -    office properties;

     -    anchored, including shadow anchored, and unanchored retail properties;

     - multifamily properties, including conventional rental properties and manufactured housing properties;

     - mixed use properties with significant office, retail and/or multifamily components;

     -    self storage properties;

     -    limited service and full service hotel properties; and

     -    industrial properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans and a swap agreement relating to the class A-2FL certificates. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans and, solely in the case of the class A-2FL certificates, payments under the swap agreement.

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

     -    any governmental entity;

     -    any private mortgage insurer;

     -    us;

     -    any mortgage loan seller;

     -    the master servicer;

     -    the special servicer;

     - any primary servicer or sub-servicer of the master servicer or the special servicer;

     -    the trustee; or

     -    any of their respective affiliates.

     REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts in addition to the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Payment on each underlying mortgage loan may also depend on:

     - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     - in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     Two hundred twenty-five (225) of the mortgage loans that we intend to include in the trust fund, representing 93.3% of the initial mortgage pool balance, of which one hundred sixty-four (164) mortgage loans are in loan group no. 1, representing 91.4% of the initial loan group no. 1 balance, and sixty-one
(61) mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are balloon loans; and three (3) of the mortgage loans that we intend to include in the trust fund, representing 0.5% of the initial mortgage pool balance, all three (3) of which are in loan group no. 1, representing 0.7% of the initial loan group no. 1 balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Two hundred fourteen (214) of these mortgage loans, representing 80.8% of the initial mortgage pool balance, of which one hundred sixty (160) mortgage loans are in loan group no. 1, representing 77.3% of the initial loan group no. 1 balance, and fifty-four (54) mortgage loans are in loan group no. 2, representing 93.6% of the initial loan group no. 2 balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from January 1, 2015 through December 31, 2015, inclusive. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     -    the ability to cover debt service;

     - the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

     -    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     -    national, regional and local economic conditions;

     - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     -    demographic factors;

     - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     - capable management and adequate maintenance for the related mortgaged real property;

     -    location of the related mortgaged real property;

     - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     - the age, construction, quality and design of the related mortgaged real property; and

     - whether the related mortgaged real property is readily convertible to alternative uses.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Eighty-one (81) mortgaged real properties, securing mortgage loans that represent 29.9% of the initial mortgage pool balance, are primarily used for retail purposes. In addition, four (4) mortgaged real properties, securing mortgage loans that represent 0.7% of the initial mortgage pool balance, are mixed use properties that each has a material retail component. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    tenants' sales;

     -    tenant mix;

     - the ability of the management team to effectively manage the subject property;

     -    whether the subject property is in a desirable location;

     - the physical condition and amenities of the subject building in relation to competing buildings;

     - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     -    the financial condition of the owner of the subject property.

     We consider thirty-five (35) of the subject retail properties, securing mortgage loans that represent 23.2% of the initial mortgage pool balance, to be anchored, including shadow anchored; and forty-six (46) of the subject retail properties, securing mortgage loans that represent 6.8% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies and, therefore, that space is not part of the collateral.

     In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchor, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchor may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL AND MANUFACTURED HOUSING PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. Eighty-two (82) mortgaged real properties, securing mortgage loans that represent 29.1% of the initial mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties. In addition, one (1) mortgaged real property, securing a mortgage loan that represents 0.1% of the initial mortgage pool balance, is a mixed use property that has a material multifamily component. A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

     - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

     - the physical condition and amenities of the subject property in relation to competing properties;

     -    the subject property's reputation;

     - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     -    local factory or other large employer closings;

     - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     - the ability of the management team to effectively manage the subject property;

     - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

     -    distance from employment centers and shopping areas;

     -    the financial condition of the owner of the subject property; and

     - government agency rights to approve the conveyance of such mortgaged real properties could potentially interfere with the foreclosure or execution of a deed in lieu of foreclosure of such properties.

     In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Some of the mortgaged real properties that will secure mortgage loans that we may include in the trust fund entitle their owners to receive low-income housing tax credits pursuant to section 42 of the Internal Revenue Code of 1986.
Section 42 of the Internal Revenue Code of 1986 provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

     The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Thirty-two (32) mortgaged real properties, securing mortgage loans that represent 29.0% of the initial mortgage pool balance, are primarily used for office purposes. In addition, four (4) mortgaged real properties, securing mortgage loans that represent 1.2% of the initial mortgage pool balance, are mixed use properties that each has an office component. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    accessibility from surrounding highways/streets;

     - the ability of the management team to effectively manage the subject property;

     - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     -    the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     -    operating the property and providing building services;

     -    establishing and implementing the rental structure;

     -    managing operating expenses;

     -    responding to changes in the local market; and

     - advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     We, the underwriters and the mortgage loan sellers do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     RELIANCE ON A SINGLE OR MAJOR TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Fourteen (14) mortgaged real properties, securing 7.6% of the initial mortgage pool balance, are each leased by a single tenant. In addition, twenty-eight (28) other mortgaged real properties, securing 8.9% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

     OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH RESPECT TO MORTGAGED REAL PROPERTIES. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the future proceeds.

     CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS. Certain of the mortgage loans that we intend to include in the trust fund may be secured by mortgaged real properties that consist of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2005-C6 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

     LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following table lists the ten (10) largest underlying mortgage loans or groups of cross-collateralized underlying mortgage loans that are to be included in the trust fund.

     TEN LARGEST UNDERLYING MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED
                            UNDERLYING MORTGAGE LOANS

                                                          CUT-OFF DATE           % OF INITIAL
               PROPERTY/PORTFOLIO NAME                  PRINCIPAL BALANCE   MORTGAGE POOL BALANCE
-----------------------------------------------------   -----------------   ---------------------
1.  450 Park Avenue..................................     $ 175,000,000              7.0%
2.  One Madison Avenue...............................     $ 155,135,976              6.2%
3.  Fashion Place....................................     $ 151,676,392              6.1%
4.  HGA Alliance-Portfolio...........................     $  78,900,000              3.2%
5.  Preston Commons..................................     $  67,250,000              2.7%
6.  Crestview Hills Town Center......................     $  56,500,000              2.3%
7.  Sterling Plaza...................................     $  47,250,000              1.9%
8.  Thistle Landing-Phoenix..........................     $  37,000,000              1.5%
9.  Highland Industrial..............................     $  36,400,000              1.5%
10. Ashbrook Commons.................................     $  35,000,000              1.4%

     MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Fourteen (14) of the mortgage loans that we intend to include in the trust fund, representing 5.0% of the initial mortgage pool balance, are secured by multiple real properties, either because they cross-collateralized with one or more other underlying mortgage loans or because they constitute a single obligation that is secured by more than one mortgaged real property. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     - one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     - the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     -    at the time the lien was granted, the borrower was:

          1.   insolvent;

          2.   inadequately capitalized; or

          3.   unable to pay its debts.

     In addition, some of the underlying mortgage loans referred to in the foregoing paragraph allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, property substitution or partial defeasance and/or upon the satisfaction of various underwriting criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE TRUST FUND'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans are presently or may subsequently become encumbered by other subordinate debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     The existence of other debt could:

     - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     -    complicate bankruptcy proceedings; and

     -    delay foreclosure on the related mortgaged real property.

     In addition, in the case of one (1) mortgage loan that we intend to include in the trust fund, representing 6.2% of the initial mortgage pool balance, and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as One Madison Avenue, the holder of the One Madison Avenue junior loan secured by the related mortgaged real property has one or more of the following rights:

     - the right to direct or consult with one or more of the applicable servicing parties with respect to various servicing actions affecting the related underlying mortgage loan;

     - the right to purchase the related underlying mortgage loan under various default scenarios; and

     - the right to cure various events of default under the related underlying mortgage loan.

     These parties may have interests that conflict with the interests of the holders of the series 2005-C6 certificates.

     See "--Offered Certificates--The Interests of the Holder of the One Madison Avenue Junior Loan May Be in Conflict with the Interests of the Offered Certificateholders" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Madison Avenue Mortgage Loan" in this prospectus supplement.

     MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

     - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

     SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of some of the borrowers under mortgage loans that we intend to include in the trust fund are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. In addition, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

     TENANCIES IN COMMON MAY HINDER RECOVERY. Twenty-one (21) of the mortgage loans that we intend to include in the trust fund, representing 8.8% of the initial mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual.

     CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-2FX, A-2FL, A-3, A-4, A-1-A, A-M, A-J, B, C, D and/or E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates.

     GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the trust fund, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     -    economic conditions, including real estate market conditions;

     -    changes in governmental rules and fiscal policies;

     -    acts of God, which may result in uninsured losses; and

     -    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 34 states. The table below sets forth the jurisdictions in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no jurisdiction contains more than 3.5%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                            NUMBER OF    % OF INITIAL MORTGAGE
                       STATE                PROPERTIES        POOL BALANCE
          ------------------------------    ----------   ---------------------
          New York......................         9               15.6%
          Texas.........................        32               12.8%
          California....................        47               12.1%
          Florida.......................        15                6.3%
          Ohio..........................        19                6.3%
          Utah..........................         2                6.3%
          Michigan......................         6                4.8%
          North Carolina................        12                4.7%
          Georgia.......................        15                4.0%

     SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause that permits the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

     - the trust fund may not have a perfected security interest in the rent payments until the master servicer or special servicer collects them;

     - the master servicer or special servicer may not be entitled to collect the rent payments without court action; and

     - the bankruptcy of the related borrower could limit the ability of the master servicer or special servicer to collect the rents.

     LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     A third-party environmental consultant conducted some form of environmental review with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except for thirty-nine (39) mortgaged real properties securing mortgage loans representing 3.0% of initial pool balance, as to which the related mortgage loan seller obtained environmental insurance in lieu of an environmental review. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in November 2005. In the case of two hundred two (202) mortgaged real properties securing mortgage loans representing 97.0% of the initial mortgage pool balance, the environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted Phase I environmental site assessment. In the case of thirty-nine (39) mortgaged real properties securing mortgage loans representing 3.0% of the initial mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental review for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental reviews described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     -    those conditions were remediated or abated prior to the closing date;

     - a letter was obtained from the applicable regulatory authority stating that no further action was required;

     - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     - in those cases in which it was known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

          1. that condition is not known to have affected the mortgaged real property, or

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

          3.   an environmental insurance policy was obtained; or

     - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental conditions.

     In many cases, an environmental assessment described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment or continuation of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the environmental reviewer identified the presence of asbestos-containing materials and/or lead-based paint but concluded that the matter was not of concern and did not recommend the establishment of an operation and maintenance plan.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve or letter of credit in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     We, the underwriters and the mortgage loan sellers do not make any representation or warranty as to the extent to which the respective borrowers have complied or will comply with any post-closing obligations (whether remediation, testing, the establishment or maintenance of operation and maintenance plans or otherwise) imposed on them with respect to environmental conditions at their mortgaged real properties.

     Furthermore, any particular environmental review, assessment or testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property located in an area of EPA-determined high concentration of radon gas or within a state or local jurisdiction requiring radon testing.

     There can be no assurance that--

     - the environmental reviews referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the actual costs of the recommended remediation or other action, or

     - an environmental insurance policy will cover all or part of a claim asserted under it, because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of 39 mortgaged real properties, securing 3.0% of the initial mortgage pool balance, the environmental review that was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 39 mortgaged real properties was based upon the delivery of an environmental insurance policy covering specific environmental matters with respect to the particular property. Those mortgaged real properties are covered by one or more blanket environmental insurance policies. The policies, however, do not provide coverage for adverse environmental conditions at levels below legal limits and typically do not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of an environmental insurance policy covering that property, or

     - required an environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

     - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     THE MASTER SERVICER AND THE SPECIAL SERVICER MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicer and the special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

     - be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

     - have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund, and/or

     - be sponsored by parties that also sponsor mortgaged real properties securing mortgage loans in the trust fund.

     In these cases, the interests of the master servicer or the special servicer, as applicable, and its other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the mortgage loans in the trust fund for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

     ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Four (4) of the mortgage loans that we intend to include in the trust fund, representing 7.6% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to Section 365(h) of the U.S. Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term thereof, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

     Further, in a fairly recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     Because of the possible termination of the related ground lease lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

     In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

     CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     -    density;

     -    use;

     -    parking;

     -    set-back requirements; or

     -    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

     LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties were inspected during the 12-month period preceding November 2005. The scope of those inspections included an assessment of--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - the general condition of the site, buildings and other improvements located at each property.

At eleven (11) of those properties, the inspections identified immediate conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

     THE ABSENCE OR INADEQUACY OF TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to address that situation, the Terrorism Risk Insurance Act of 2002 established a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate on December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract in force on such date is void if such exclusion exempts losses that would otherwise be subject to the act, provided, that an insurer may reinstate such a terrorism exclusion if the insured either (x) authorizes such reinstatement in writing or (y) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts purely of domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and co-payment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage may still become high. There can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration. Further, if such program is renewed, it is more likely than not that such program will not continue under the current format. In this regard, on November 18, 2005 the Senate voted to renew the Terrorism Risk Insurance Act. The bill extends the Terrorism

Risk Insurance Act for an additional two (2) years and proposes certain significant changes from the current version. One such change includes increasing the amount of an event that triggers coverage under the Terrorism Risk Insurance Act of 2002 from the current $5 million to $50 million (i.e., the Terrorism Risk Insurance Program would not cover the first $50 million of loss) through December 2006, with a further increase in the amount of an event that triggers coverage under the Terrorism Risk Insurance Act of 2002 by an additional $50 million increase (i.e., the Terrorism Risk Insurance Program would not cover the first $100 million of loss) through December 2007. As a result, either the related borrower would be required (to the extent required by the Mortgage Loan Documents and to the extent such coverage is obtainable) to obtain separate coverage for events that do not meet the threshold, or such an event would not be covered. Moreover, on November 16, 2005, the House Committee on Financial Services passed its own version of a bill extending the Terrorism Risk Insurance Act of 2002. To date, the full House has not voted on its own bill extending this program. Further, all discrepancies between the House bill and the Senate bill extending the Terrorism Risk Insurance Act of 2002 must be resolved, prior to such a bill being presented to the President for his signature.

     Further, new legislation was introduced in June 2004 and reintroduced in February 2005 to extend the Terrorism Insurance Program for an additional 2 years beyond December 31, 2005 and to establish a partnership or commission to recommend a long-term solution to the terrorism risk problem. Such new legislation was passed by Congress in November 2005. However, there can be no assurance that such legislation will be enacted into law. If the Terrorism Risk Insurance Act of 2002 is not extended or renewed, premiums for terrorism insurance coverage may increase and equivalent terrorism insurance may not be available at commercially reasonable rates and/or the terms of such insurance may be materially changed such that exclusions are significantly increased or the scope of coverage available is significantly decreased.

     The master servicer will use reasonable efforts to cause the borrower under such underlying mortgage loan to maintain - or, if the borrower does not so maintain, then the master servicer will maintain - all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents, provided, however, that the master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the servicing standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the special servicer, with the consent of the series 2005-C6 directing certificateholder, approves such determination except that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2005-C6 directing certificateholder, if following any such direction of the series 2005-C6 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2005-C6 directing certificateholder would violate the servicing standard or cause an adverse REMIC event. The cost of any such insurance so maintained by the master servicer will be reimbursable to it as a servicing advance. Notwithstanding the foregoing, the master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the master servicer has determined after due inquiry (with the consent of the special servicer and the series 2005-C6 directing certificateholder except that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2005-C6 directing certificateholder, if following any such direction of the series 2005-C6 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2005-C6 directing certificateholder would violate the servicing standard or cause an adverse REMIC event), in accordance with the servicing standard, that either--

     - such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located, or

     -    such insurance is not available at any rate.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the subject mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2005-C6 certificates.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only for damages that do not exceed a specified dollar amount set forth in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

     RECENT HURRICANES. The damage caused by Hurricane Katrina, Hurricane Rita, Hurricane Wilma and related windstorms, floods and tornadoes in areas of Louisiana, Mississippi, Alabama, Florida and Texas in August, September and October 2005 may adversely affect the operation, use and value of certain mortgaged real properties located in these areas. Although it is too soon to assess the full impact of these hurricanes on the United States and local economies, in the short term the storm is expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by these hurricanes have suffered severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks, fire and environmental damage. The devastation caused by these hurricanes could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy.

     Because of the difficulty in obtaining information about the affected areas and the mortgaged real properties in these areas, it is not possible at this time to make a complete assessment of the severity of loss, the availability of insurance coverage to cover these losses and the extent and expected duration of the effects of these hurricanes on the Mortgaged Properties, the Southeast states and the United States as a whole. See "--Availability of Earthquake, Flood and Other Insurance."

     AVAILABILITY OF EARTHQUAKE, FLOOD AND OTHER INSURANCE. The Mortgaged Properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, certain of the mortgaged real properties are located in Texas, California, Florida and the U.S. Virgin Islands, states or territory, as applicable, that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states or territory, as applicable. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the costs thereof. As a result of any of these factors, the amount available to make distributions on the certificates could be reduced.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     PRIOR BANKRUPTCIES MAY REFLECT FUTURE PERFORMANCE. In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 0.1% of the initial mortgage pool balance, a guarantor or a principal of the borrower has been a debtor in prior bankruptcy proceedings within the ten-year period preceding November 2005.

     LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     TAX CONSIDERATIONS RELATED TO FORECLOSURE. Under the pooling and servicing agreement, the special servicer, on behalf of the trust fund, among others, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust fund to U.S. federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2005-C6 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

     In addition, if the special servicer, on behalf of the trust fund, among others, were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, it may be required in certain jurisdictions, particularly in California and New York, to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2005-C6 certificateholders.

RISKS RELATED TO THE SWAP AGREEMENT

     DISTRIBUTIONS ON THE CLASS A-2FL CERTIFICATES WILL DEPEND, IN PART, ON PAYMENTS RECEIVED FROM THE SWAP COUNTERPARTY. The trust will have the benefit of a swap agreement relating to the class A-2FL certificates with Credit Suisse First Boston International. Because the class A-2FL REMIC II regular interest accrues interest at a fixed rate of interest subject to a maximum pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans, the ability of the holders of the class A-2FL certificates to obtain the payment of interest at the designated LIBOR-based pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap agreement. See "Description of the Swap Agreement" in this prospectus supplement.

     A DECLINE IN THE RATINGS OF THE SWAP COUNTERPARTY MAY RESULT IN THE TERMINATION OF THE SWAP AGREEMENT AND AS A RESULT, THE PASS-THROUGH RATE ON THE CLASS A-2FL CERTIFICATES MAY CONVERT TO THE PASS-THROUGH RATE ON THE CLASS A-2FL REMIC II REGULAR Interest. If the swap counterparty's long-term or short-term ratings fall below the ratings specified under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement, the swap counterparty will be required, in the case of a collateralization event, to post collateral or find a replacement swap counterparty acceptable to the rating agencies, or in the case of a rating agency trigger event, to find a replacement swap counterparty acceptable to the rating agencies. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after a collateralization event or find a replacement swap counterparty after a rating agency trigger event, as the case may be, the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% (by balance) of the class A-2FL certificates, to enforce the rights of the trustee under the swap agreement as may be permitted by the terms of the swap agreement and the pooling and servicing agreement and use any termination fees received from the swap counterparty to enter into a replacement swap agreement on substantially similar terms. If the costs attributable to entering into a replacement swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class A-2FL certificates. There can be no assurance that the swap counterparty will maintain the required ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap agreement.

     During the occurrence of a swap default or in the event that the swap agreement is terminated and a replacement swap counterparty is not found, the class A-2FL certificate pass-through rate will convert to the pass-through rate on the class A-2FL REMIC II regular interest, which is a variable rate, and from time to time will equal the lesser of (a) 5.207% per annum and (b) a weighted average coupon derived from the net interest rates on the underlying mortgage loans. Any such conversion to the pass-through rate on the class A-2FL REMIC II regular interest might result in a temporary delay of payment of the distributions to the holders of the class A-2FL certificates if notice of the resulting change in payment terms of the class A-2FL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

     IF THE PASS-THROUGH RATE OF THE CLASS A-2FL REMIC II REGULAR INTEREST IS LIMITED BY THE WEIGHTED AVERAGE OF THE NET INTEREST RATES ON THE UNDERLYING MORTGAGE LOANS, OR IF THE PASS-THROUGH RATE WITH RESPECT TO THE CLASS A-2FL REMIC II REGULAR INTEREST IS LESS THAN 5.207% PER ANNUM, MULTIPLIED BY THE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-2FL CERTIFICATES, INTEREST DISTRIBUTIONS ON THE CLASS A-2FL CERTIFICATES WILL BE REDUCED. Interest distributions with respect to the class A-2FL REMIC II regular interest will be subject to a maximum pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans. If this weighted average coupon drops below 5.207% per annum while the swap agreement is in effect, then interest distributions on the class A-2FL certificates will be reduced in proportion to the reduction in the amount of interest allocated to the class A-2FL REMIC II regular interest as a result of such weighted average coupon dropping below 5.207% per annum. In addition, if for any other reason the funds allocated to the payment of interest distributions on the class A-2FL REMIC II regular interest are insufficient to make all required interest payments on the class A-2FL REMIC II regular interest (for example, as a result of prepayment interest shortfalls) while the swap agreement is in effect, then interest distributions on the class A-2FL certificates will also be reduced proportionately. If on any subsequent distribution date more interest is allocated to the class A-2FL REMIC II regular interest than is required to pay the full amount of the current payment to which the swap counterparty is then entitled, such excess will be paid to the swap counterparty, up to an amount equal to the total amount of prior reductions remaining unpaid, and the swap counterparty will be required to make a proportionate reimbursement payment to the trust. See "Description of the Swap Agreement" in this prospectus supplement.

RISKS RELATED TO THE OFFERED CERTIFICATES

     THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     THE CLASS A-M, A-J, B, C, D AND E CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2FX, A-3, A-4, A-1-A, A-X AND A-SP CERTIFICATES AND THE CLASS A-2FL REMIC II REGULAR INTEREST. If you purchase class A-M, A-J, B, C, D or E certificates, then your offered certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-X and A-SP certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 2005-C6 certificates.

     When making an investment decision, you should consider, among other things--

     - the distribution priorities of the respective classes of the series 2005-C6 certificates,

     - the order in which the principal balances of the respective classes of the series 2005-C6 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     -    the characteristics and quality of the underlying mortgage loans.

     THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

     -    the price you paid for your offered certificates, and

     - the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     - the pass-through rate for, and the other payment terms of, your offered certificates,

     - the rate and timing of payments and other collections of principal on the underlying mortgage loans,

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans,

     - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2005-C6 certificates,

     - the collection and payment of yield maintenance charges and/or other prepayment consideration with respect to the underlying mortgage loans; and

     -    servicing decisions with respect to the underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses, holders of the class A-1, A-2FX, A-2FL, A-3 and A-4 certificates should be concerned with the factors described in the second, third, fourth, fifth and sixth bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1, and holders of the class A-1-A certificates should be concerned with those factors primarily insofar as they relate to the mortgage loans in loan group no. 2.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2FX, A-2FL, A-3 and A-4 certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2. Holders of the class A-1-A certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1.

     The yield to investors in the class A-2FL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the class A-2FL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the class A-2FL certificates.

     In addition, because interest payments on the class A-2FL certificates may be reduced or the pass-through rate on the class A-2FL certificates may convert to the pass-through rate on the class A-2FL REMIC II regular interest, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-2FL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the class A-2FL certificates. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is lower than the rate anticipated by such investor during the period immediately following the issuance of the class A-2FL certificates is not likely to be offset by a subsequent like increase in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap agreement, the conversion to a pass-through rate that is below the rate that would otherwise be payable under the swap agreement at the applicable floating rate and/or the reduction of interest payments resulting from an insufficiency of funds allocated to the payment of interest distributions on the class A-2FL REMIC II regular interest would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to the pass-through rate on the class A-2FL REMIC II regular interest would not adversely affect the amount and timing of distributions to the holders of the class A-2FL certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

     The yields on the class A-2FL certificates and the other offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, yield maintenance charge provisions or prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges or prepayment premiums. Neither the master servicer nor the special servicer will be required to advance any yield maintenance charges or prepayment premiums.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2005-C6 certificateholders.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. In general, prepayment premiums and yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2005-C6 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

     THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE TRUST FUND. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     IF THE MASTER SERVICER OR THE SPECIAL SERVICER PURCHASES SERIES 2005-C6 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN ITS DUTIES AND ITS INTERESTS IN THE SERIES 2005-C6 CERTIFICATES. The master servicer and/or special servicer or an affiliate of any of them may purchase or retain any of the series 2005-C6 certificates. In fact, it is anticipated that Clarion Partners, LLC will purchase some of the non-offered series 2005-C6 certificates. The purchase of series 2005-C6 certificates by the master servicer and/or the special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2005-C6 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2005-C6 certificates. However, under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

     THE INTERESTS OF THE SERIES 2005-C6 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2005-C6 certificates representing a majority interest in the controlling class of series 2005-C6 certificates will be entitled to designate a particular series 2005-C6 controlling class certificateholder (or beneficial owner of series 2005-C6 controlling class certificates), referred to in this prospectus supplement as the series 2005-C6 directing certificateholder, to exercise the various rights and powers in respect of the mortgage pool described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Series 2005-C6 Controlling Class and Series 2005-C6 Directing Certificateholder" in this prospectus supplement. In addition, subject to the conditions described under "The Pooling and Servicing Agreement--

Replacement of the Special Servicer" in this prospectus supplement, the holders of series 2005-C6 certificates representing a majority interest in the controlling class of series 2005-C6 certificates may remove the special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2005-C6 certificates, the trustee or the master servicer. You should expect that the series 2005-C6 directing certificateholder will exercise the rights and powers described above on behalf of the series 2005-C6 controlling class certificateholders, and it will not be liable to any class of series 2005-C6 certificateholders for doing so. In the absence of significant losses on the underlying mortgage loans, the series 2005-C6 controlling class will be a non-offered class of series 2005-C6 certificates. The series 2005-C6 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     THE INTERESTS OF THE HOLDER OF THE ONE MADISON AVENUE JUNIOR LOAN MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holder of the One Madison Avenue junior loan will be entitled, directly or through a representative or designee, to exercise the rights and powers with respect to the One Madison Avenue mortgage loan and the One Madison Avenue junior loan described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Madison Avenue Mortgage Loan" in this prospectus supplement. You should expect that the holder of the One Madison Avenue junior loan will exercise the rights and powers described above exclusively for its own benefit, and it will not be liable to any class of series 2005-C6 certificateholders for doing so. The holder of the One Madison Avenue junior loan is therefore likely to have interests that conflict with those of the holders of the offered certificates.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2005-C6 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2005-C6 certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2005-C6 certificates.

     LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

     The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

     It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates," and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     We intend to include the two hundred twenty-nine (229) mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $2,504,593,314. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     For purposes of calculating distributions on the respective classes of the series 2005-C6 certificates, the mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily and manufactured housing property types, together with seventeen (17) mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of one hundred sixty-eight (168) mortgage loans, with an initial loan group no. 1 balance of $1,964,315,554, representing approximately 78.4% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of all but seventeen (17) of the mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of sixty-one
          (61) mortgage loans, with an initial loan group no. 2 balance of $540,277,760, representing approximately 21.6% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan or any Junior Loan is equal to its unpaid principal balance as of its due date in December 2005, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the mortgage loans that we intend to include in the trust fund to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the trust fund will be insured or guaranteed by any governmental entity or by any other person.

     The One Madison Avenue Property secures the One Madison Avenue Mortgage Loan and also secures the One Madison Avenue Junior Loan on a subordinated basis relative to the One Madison Avenue Mortgage Loan. The One Madison Avenue Mortgage Loan and the One Madison Avenue Junior Loan collectively constitute the One Madison Avenue Total Loan. However, the One Madison Avenue Junior Loan is not included in the trust fund. The One Madison Avenue Junior Loan has a cut-off date principal balance of $50,000,000.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

     - All numerical information provided with respect to those mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to those mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the trust fund, we have assumed that--

          1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in December 2005, are timely made, and

          2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in November 2005 up to and including its due date in December 2005.

     - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance, or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

     - Nine (9) of the underlying mortgage loans are cross-collateralized and cross-defaulted with each other. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "--The CBA A/B Loan Pairs" and "--Most Significant Mortgage Loans--One

          Madison Avenue" below in this prospectus supplement, none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the trust fund.

     - Loan-to-value and debt service coverage information shown in this prospectus supplement with respect to the One Madison Avenue Mortgage Loan will be calculated based on the relevant total principal balance of, and debt service payments on, the One Madison Avenue Mortgage Loan without regard to the One Madison Avenue Junior Loan.

     - In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

          1.   relative appraised values,

          2.   relative underwritten net cashflow, or

          3.   prior allocations reflected in the related loan documents.

     - If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

     - Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include fourteen (14) mortgage loans that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

     The mortgage pool will include four (4) groups of mortgage loans that are cross-collateralized and cross-defaulted with each other. The table below identifies the groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                                                    NUMBER OF   % OF INITIAL
                                                                    MORTGAGED     MORTGAGE
                         PROPERTY/PORTFOLIO NAME(S)                   LOANS     POOL BALANCE
               --------------------------------------------------   ---------   ------------
               1. Intermountain - Fairfield Inn & Suites
                  Lawton and Intermountain - Courtyard Wichita ..       2           0.4%
               2. Shady Acres Mobile Home Park, Royal Coach
                  Mobile Home Park and Mount Vista Mobile
                  Home Park......................................       3           0.4%
               3. CVS Drugstore Brandon and CVS Paris............       2           0.3%
               4. Vons Pasadena and Vons Simi Valley.............       2           0.1%

     The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the trust fund.

                                                                                 % OF INITIAL
                                                                     NUMBER OF     MORTGAGE
                           PROPERTY/PORTFOLIO NAME(S)               PROPERTIES   POOL BALANCE
               --------------------------------------------------   ----------   ------------
               1. HGA ALLIANCE-PORTFOLIO
                  (Alexander Gardens, Grand Oaks at the Lake,
                  Park Village and Malabar Lakes)................        4           3.2%
               2. AA/TRI-STATE MINI STORAGE PORTFOLIO
                  (AA Self Storage and Tri-State Mini Storage)...        2           0.3%
               3. LA INDUSTRIAL PORTFOLIO
                  (LA-San Fernando, LA-5th Street, LA-13231
                  Louvre, LA- Tamarack, LA-13253 Louvre and
                  LA-Raymer).....................................        6           0.2%
               4. CMS PORTFOLIO
                  (Iola Office Park, Monterey Retail Center
                  and Aberdeen Pier).............................        3           0.1%
               5. SERRANO PORTFOLIO
                  (Serrano II and Serrano I).....................        2           0.1%

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as HGA Alliance-Portfolio, which represents 3.2% of the initial mortgage pool balance, the related borrower is entitled to obtain the release of any of three (3) (which include the Grand Oaks at the Lake, Park Village or Malabar Lakes properties) of the four (4) related mortgaged real properties if certain conditions are satisfied, including the (i) payment of 125% of the pro rata release amount for the mortgaged real property to be released, (ii) loan-to-value ratio for the remaining mortgaged real properties is equal to or less than (a) the loan-to-value ratio at the closing of the HGA Alliance-Portfolio loan and (b) the loan-to-value ratio immediately prior to the release and (iii) satisfaction of a minimum debt service coverage ratio equal or greater than (a) the debt service coverage ratio at closing of the HGA Alliance-Portfolio loan and (b) the debt service coverage ratio immediately prior to the release.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Serrano Portfolio, which represents 0.1% of the initial mortgage pool balance, the borrower is entitled to obtain release of any of the two (2) related mortgaged real properties if certain conditions are satisfied, including the (i) payment of 125% of the allocated loan amount for the mortgaged real property to be released, (ii) loan-to-value ratio for the remaining mortgaged real property is no greater than 75%, and (iii) satisfaction of a minimum debt service coverage ratio equal to or greater than (a) the debt service coverage ratio at closing of the Serrano Portfolio loan and (b) the debt service coverage ratio immediately prior to the release.

     The table below shows each group of mortgaged real properties that--

     -    have the same or affiliated borrowers, and

     - secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                                                                               % OF INITIAL
                                                                                   NUMBER OF     MORTGAGE
                                PROPERTY/PORTFOLIO NAME(S)                           LOANS     POOL BALANCE
         -----------------------------------------------------------------------   ---------   ------------
         1.  Preston Commons and Sterling Plaza.................................       2           4.6%
         2.  AIMCO Chimneys of Oak Creek Apartments, AIMCO Oaks at Woodridge
             Apartments, Charleston at Sweetwater Apartments, Winding Trails
             Apartments, AIMCO Hunter's Chase Apartments, AIMCO Colony of
             Springdale, AIMCO Burgundy Court Apartments, AIMCO College Park
             Apartments, AIMCO Stoneridge Apartments, AIMCO Woodmere
             Apartments, and Cypress Ridge Apartments...........................      11           4.3%
         3.  BRYAN - Twin Oaks Apartments,
             BRYAN - Spring Lake Apartments and
             BRYAN - Windsor Lake Apartments....................................       3           1.9%
         4.  The Villages at Meyerland,
             Richmond Chase Apartments,
             Oaks of Cypress Station and
             Northwest Pines....................................................       4           1.9%
         5.  West Oaks I Shopping Center and Jackson West Shopping Center.......       2           1.8%
         6.  Bouquet Canyon and Stevenson Ranch Plaza II........................       2           1.5%
         7.  Fiddler's Run Shopping Center and Riverbend Marketplace............       2           1.4%
         8.  Bexley at Davidson Apartments, Bexley Park Raleigh NC..............       2           1.4%
         9.  Intermountain - Residence Inn Rogers,
             Intermountain - Residence Inn Fort Smith,
             Intermountain - Fairfield Inn & Suites Sparks,
             Intermountain - Fairfield Inn & Suites Lawton,
             Intermountain - Residence Inn Olathe and
             Intermountain - Courtyard Wichita..................................       6           1.3%
         10. Harbour Walk Sandstone Apts and Windwood Oaks......................       2           1.2%
         11. 3100 New York Drive and 3880 Lemon Street..........................       2           1.2%
         12. Hidden Lakes Apartments and Kenwood Gardens........................       2           1.1%
         13. Lanier Crossing, Crowe's Crossing and Citadel Square...............       3           1.0%

PARTIAL RELEASES OF PROPERTY

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Highland Industrial, which represents 1.5% of the initial mortgage pool balance, the related borrower is entitled to obtain a partial release of any of the eighteen buildings that serve as collateral for the Highland Industrial loan in the event of a casualty or condemnation affecting 50% or more of the improvements on that particular property. The partial release is subject to various conditions and requirements, including payment to the lender of an amount equal to the greater of the casualty or condemnation proceeds or the amount of the loan allocated to that particular property.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Intermountain - Courtyard Wichita, which represents 0.2% of the initial mortgage pool balance, a partial release of an unimproved portion of the related mortgaged real property is permitted subject to the satisfaction of various conditions, including: (i) no default then exists under the mortgage loan documents, (ii) assurances being provided with respect to ongoing compliance with zoning requirements and ongoing adequacy of parking and access by the remaining mortgaged real property, (iii) a rating agency confirmation from each rating agency that the release will not result in a downgrade, withdrawal or qualification of the ratings of the certificates, and
(iv) appropriate endorsements to the title policy so as to exclude the release parcel.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Parkway Plaza, which represents 0.4% of the initial mortgage pool balance, the related borrower is permitted to release an unimproved outparcel on the mortgaged real property subject to certain conditions, including: (i) no default then exists under the mortgage loan documents, (ii) assurances being provided with respect to ongoing compliance with zoning requirements and ongoing adequacy of parking and access by the remaining mortgaged real property, (iii) rating agency confirmation from each rating agency that the release will not result in a downgrade, withdrawal or qualification of the ratings of the certificates, and (iv) appropriate endorsements to the title policy so as to exclude the release parcel.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Shady Acres, which represents 0.2% of the initial mortgage pool balance, the related borrower is permitted to release a parcel of the related mortgaged real property so long as the remaining mortgaged real property has a DSCR of at least 1.30x and the LTV of the remaining mortgaged real property is not higher than 75%.

     In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as Vons Pasadena and Vons Simi Valley, which collectively represent 0.1% of the initial mortgage pool balance, in the event of an approved sale of one of the mortgaged real properties to a single purpose entity borrower which satisfies all of lender's bankruptcy remote requirements, the cross collateralization of the properties may be released and the loan amount will be allocated proportionally to each of the properties provided that the loan amount can be allocated such that among others, the following conditions are satisfied: (i) the LTV ratio of the allocated loan amount for each of Vons Pasadena and Vons Simi Valley does not exceed 40%, (ii) the DSCR of the related mortgaged property for each of Vons Pasadena and Vons Simi Valley is not less than 1.80x on either of the properties, and (iii) certain reserves are established.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                  % OF INITIAL
                                  NUMBER OF         MORTGAGE
                    DUE DATE    MORTGAGE LOANS    POOL BALANCE
                    --------    -------------     ------------
                      11th           186              69.4%
                      1st             40              20.0%
                      5th              1               6.1%
                      7th              2               4.6%
                                -------------     ------------
                     TOTAL           229             100.0%

     MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     Two hundred twenty-eight (228) mortgage loans that we intend to include in the trust fund, representing 99.6% of the initial mortgage pool balance, of which one hundred sixty-seven (167) mortgage loans are in loan group no. 1, representing 99.5% of the initial loan group no. 1 balance, and sixty-one (61) of the mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance accrue interest on an Actual/360 Basis.

     BALLOON LOANS. Two hundred twenty-five (225) of the mortgage loans that we intend to include in the trust fund, representing 93.3% of the initial mortgage pool balance, of which one hundred sixty-four (164) mortgage loans are in loan group no. 1, representing 91.4% of the initial loan group no. 1 balance, and sixty-one (61) mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, are each characterized by--

     - either (a) an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or (b) no amortization prior to the stated maturity of the subject mortgage loan, and

     - in either case, a substantial payment of principal on its stated maturity date.

     ARD LOANS. Three (3) of the mortgage loans that we intend to include in the trust fund, representing 0.5% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 0.7% of the initial loan group no. 1 balance:

     - A maturity date that is generally 10 to 30 years following origination.

     - The designation of an anticipated repayment date that is generally 5 to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     - The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

     - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to two percentage points over the initial mortgage interest rate.

     - The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to an ARD Loan.

     All of the ARD Loans require amortization after the related anticipated repayment date only to the extent of the cash flow available therefor as described in the last bullet above.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     FULLY AMORTIZING LOANS. One (1) of the mortgage loans that we intend to include in the trust, representing 6.2% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 7.9% of the initial loan group no. 1 balance:

     - constant scheduled debt service payments throughout the substantial term of the mortgage loan, and

     - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     This fully amortizing mortgage loan does not have either--

     -    an anticipated repayment date, or

     -    the associated payment incentives.

     ADDITIONAL AMORTIZATION CONSIDERATIONS. Eleven (11) of the mortgage loans that we intend to include in the trust fund, representing 17.8% of the initial mortgage pool balance, of which eight (8) mortgage loans are in loan group no. 1, representing 17.6% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 18.6% of the initial loan group no. 2 balance, are balloon loans or ARD Loans that do not provide for any amortization prior to the maturity date or the anticipated repayment date, as the case may be. One hundred nine (109) other mortgage loans that we intend to include in the trust fund, representing 47.5% of the initial mortgage pool balance, of which seventy-four (74) mortgage loans are in loan group no. 1, representing 43.6% of the initial loan group no. 1 balance, and thirty-five (35) mortgage loans are in loan group no. 2, representing 61.4% of the initial loan group no. 2 balance, are balloon loans or ARD Loans that provide for an interest only period of between twelve (12) and eighty-four (84) months following origination, which interest only period, in respect of all of those mortgage loans, has not yet expired. The following table sets forth the length of the interest only periods for those mortgage loans.

               LENGTH OF INITIAL INTEREST-      NUMBER OF     % OF INITIAL MORTGAGE
                  ONLY PERIOD (MONTHS)       MORTGAGE LOANS       POOL BALANCE
               ---------------------------   --------------   ---------------------
                           12                      14                  4.1%
                           24                      36                 14.3%
                           36                      31                 13.6%
                           48                       3                  2.1%
                           58                       3                  2.4%
                           60                      21                  9.6%
                           84                       1                  1.4%
                                             --------------   ---------------------
                          TOTAL                   109                 47.5%

     Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     PREPAYMENT PROVISIONS.  As of origination:

     - Two hundred twenty-four (224) of the mortgage loans that we intend to include in the trust fund, representing 99.0% of the initial mortgage pool balance, of which one hundred sixty-three (163) mortgage loans are in loan group no. 1, representing 98.7% of the initial loan group no. 1 balance, and sixty-one (61) mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, provided for--

          1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     - Five (5) of the mortgage loans that we intend to include in the trust fund, representing 1.0% of the initial mortgage pool balance, of which all mortgage loans are in loan group no. 1, representing 1.3% of the initial loan group no. 1 balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal payments must be accompanied by a Yield Maintenance Charge, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without restriction or prepayment consideration; and

     The open prepayment period for any underlying mortgage loan will generally begin one to thirty-six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date. However, in the case of the underlying mortgage loan that is secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 450 Park Avenue, which represents 7.0% of the initial mortgage pool balance and 8.9% of the initial loan group 1 balance, the open prepayment period will begin 60 months prior to stated maturity.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-1 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

     PREPAYMENT LOCK-OUT PERIODS. All of the mortgage loans that we intend to include in the trust fund provide for prepayment lock-out and/or defeasance periods as of the cut-off date. With respect to those mortgage loans, taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

     - the maximum remaining prepayment lock-out/defeasance period as of the cut-off date is one hundred twenty-four (124) months with respect to the entire mortgage pool, one hundred twenty-four (124) months with respect to loan group no. 1 and one hundred seventeen (117) months with respect to loan group no. 2;

     - the minimum remaining prepayment lock-out/defeasance period as of the cut-off date is fifty (50) months with respect to the entire mortgage pool, fifty (50) months with respect to loan group no. 1 and fifty
          (50) months with respect to loan group no. 2; and

     - the weighted average remaining prepayment lock-out/defeasance period as of the cut-off date is one hundred three (103) months with respect to the entire mortgage pool, one hundred one (101) months with respect to loan group no. 1 and one hundred ten (110) months with respect to loan group no. 2.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     PREPAYMENT CONSIDERATION PERIODS. Five (5) of the mortgage loans that we intend to include in the trust fund, representing 1.0% of the initial mortgage pool balance, of which all mortgage loans are in loan group no. 1, representing 1.3% of the initial loan group no. 1 balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally be equal to the greater of the following: (1) 1% of the principal balance of the subject mortgage loan being prepaid; and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. For purposes of the foregoing, the term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date or anticipated repayment date, as applicable, for the subject mortgage loan. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

     Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

     The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Yield Maintenance Charge, or of the collectability of any Yield Maintenance Charge.

     CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Certain of the mortgage loans that we intend to include in the trust fund may provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property or a particular parcel thereof), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration or to pay a release price in respect of the affected parcel and obtain a release of that parcel. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Sixteen (16) of the mortgage loans that we intend to include in the trust fund, representing 4.5% of the initial mortgage pool balance, of which thirteen (13) mortgage loans are in loan group no. 1, representing 4.8% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 3.6% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves that in each such case:

     - will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $7,773,244.

     DEFEASANCE LOANS. Two hundred twenty-four (224) of the mortgage loans that we intend to include in the trust fund, representing 99.0% of the initial mortgage pool balance, of which one hundred sixty-three (163) mortgage loans are in loan group no. 1, representing 98.7% of the initial loan group no. 1 balance, and sixty-one (61) mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, permit the borrower to deliver non-callable U.S. Treasury securities or other non-callable government securities as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of non-callable U.S. Treasury securities or other non-callable government securities and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

     - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

     LOCKBOXES. Sixty-two (62) mortgage loans that we intend to include in the trust fund, representing 53.6% of the initial mortgage pool balance, of which forty-three (43) mortgage loans are in loan group no. 1, representing 54.6% of the initial loan group no. 1 balance, and nineteen (19) mortgage loans are in loan group no. 2, representing 50.3% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     - HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

     - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

     - MODIFIED LOCKBOX. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

The above-referenced mortgage loans provide for the following types of lockbox accounts:

                                                 NUMBER OF       % OF INITIAL MORTGAGE
                     TYPE OF LOCKBOX           MORTGAGE LOANS        POOL BALANCE
               ----------------------------    --------------    ---------------------
               Springing...................          37                  26.5%
               Hard........................          24                  25.7%
               Modified....................           1                   1.5%
                                               ---------------   ----------------------
               TOTAL.......................          62                  53.6%

     For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     -    taxes and insurance,

     -    capital improvements,

     -    furniture, fixtures and equipment, and/or

     -    various other purposes.

     Some of the escrow and reserve accounts were established by the borrowers to hold nonrecurring escrows or reserves to address circumstances existing when the underlying mortgage loan was originated and the account was generally funded by the related borrower by means of a cash deposit or the delivery of a letter of credit upon origination. Some of the escrow and reserve accounts were established by the borrowers to hold recurring escrows or reserves and the account is generally required to be funded periodically during the term of the loan out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer or a primary servicer under the direction of the master servicer.

     TAX ESCROWS. In the case of two hundred nine (209) of the mortgage loans that we intend to include in the trust fund, representing 74.4% of the initial mortgage pool balance, of which one hundred forty-eight (148) mortgage loans are in loan group no. 1, representing 67.3% of the initial loan group no. 1 balance, and sixty one (61) mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, escrows were established for real estate taxes. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows whether a real estate tax escrow account was established for each applicable mortgage loan that we intend to include in the trust fund. In cases in which a real estate tax escrow was established, the related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments. If an escrow was established, the funds will be applied by the master servicer to pay for taxes and assessments at the related mortgaged real property. In the case of some of the mortgage loans described in this paragraph, however, the borrower made an upfront deposit into the real estate tax escrow account in an amount equal to the aggregate of the monthly deposits that would otherwise have been required during a specified number of months following origination. Generally in those cases, the obligation to make monthly deposits to the real estate tax escrow account has been suspended for as long as an event of default has not occurred under the related underlying mortgage loan, the borrower is required pay real estate taxes directly to the taxing authority when due and the borrower is required to deliver evidence of those payments to the holder of the mortgage loan from time to time.

     In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

     INSURANCE ESCROWS. In the case of two hundred four (204) of the mortgage loans that we intend to include in the trust fund, representing 71.2% of the initial mortgage pool balance, of which one hundred forty-four (144) mortgage loans are in loan group no. 1, representing 63.6% of the initial loan group no. 1 balance, and sixty (60) mortgage loans are in loan group no. 2, representing 99.1% of the initial loan group no. 2 balance, escrows were established for insurance premiums. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows whether an insurance escrow account was established for each applicable mortgage loan that we intend to include in the trust fund. In cases in which an insurance escrow account was established, the related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain. If an escrow was established, the funds will be applied by the master servicer to pay for insurance premiums at the related mortgaged real property. In the case of some of the mortgage loans described in this paragraph, however, the borrower made an upfront deposit into the insurance escrow account in an amount equal to the aggregate of the monthly deposits that would otherwise have been required during a specified number of months following origination. Generally in those cases, the obligation to make monthly deposits to the insurance escrow account has been suspended for as long as an event of default has not occurred under the related underlying mortgage loan, the borrower is required pay insurance premiums directly to the insurers when due and the borrower is required to deliver evidence of those payments to the holder of the mortgage loan from time to time.

     Under some of the mortgage loans that we intend to include in the trust fund, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly.

     RECURRING REPLACEMENT RESERVES/RECURRING LC & TI RESERVES. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the trust fund the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     - capital replacements, repairs and furniture, fixtures and equipment, or

     -    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the trust fund, those reserve deposits identified in the table are initial deposit amounts and the required amounts of subsequent deposits may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers were permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or are entitled to substitute letters of credit for cash deposits and obtain a release of established cash reserves.

     ENGINEERING RESERVES. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most of those cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

     - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

     - various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan to be included in the trust fund, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because the borrower contemplated completing repairs in addition to those shown in the related inspection report. Each engineering reserve constitutes a nonrecurring reserve that is not required to be replenished at any time. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work. The related borrowers are generally entitled to releases of funds from their engineering reserves to pay for the costs of the required work as that work progresses.

     NONRECURRING LC & TI RESERVES. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows the reserves established at the origination (or, in certain cases, required to be established within a specified period following origination) of the corresponding underlying mortgage loans for the estimated costs of leasing commissions and tenant improvements associated with specific space at the related mortgaged real property that was vacant and/or for which a lease was scheduled to expire imminently. Each of these reserves constitutes a nonrecurring reserve that is not required to be replenished at any time. We cannot provide any assurance that the reserved amounts will be sufficient to cover the entire actual leasing commissions and/or costs of required tenant improvements leasing commissions that are incurred by the borrower and that the borrower will successfully retenant any vacant or unleased space. The related borrowers are generally entitled to releases of funds from these reserves to pay for leasing commissions and the costs of tenant improvements as those costs are incurred.

     OTHER NONRECURRING RESERVES. In the case of certain of the mortgage loans that we intend to include in the trust fund, the related borrower was required to establish nonrecurring reserves at origination to address circumstances involving the related mortgaged real property that were not addressed by the establishment of another reserve account. Some of these other nonrecurring reserves consist of earnout reserves to be released to the related borrower upon a new tenant taking occupancy of a specific space, the achievement of a specified debt service coverage ratio and/or the achievement of a specified occupancy rate; renovation reserves to be released to the related borrower as a planned capital improvements program progresses; and/or reserves to be released to the related borrower upon its performance of certain post-closing document delivery obligations of the borrower. We cannot provide any assurance that the related borrowers will satisfy the conditions to the releases of these other nonrecurring reserves or that the reserves will be sufficient for their intended purposes.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

     - permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

     - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2005-C6 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

     - involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

     - transfers of ownership interests in the borrower or the issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     - a transfer of ownership interests if there is no change in the individuals who manage and control the mortgaged real property,

     -    a transfer of ownership interests for estate planning purposes;

     - changes in ownership between existing partners and members of the related borrower;

     - a transfer of non-controlling ownership interests in the related borrower;

     - a required or permitted restructuring of a borrower or a tenant-in-common group of borrowers into a single purpose successor borrower; or

     -    other transfers similar in nature to the foregoing.

     HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

     - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

          1. the outstanding principal balance of the related mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2. the replacement cost or the full insurable value of the insured property, and

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, or the Flood Disaster Protection Act of 1978, as amended;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     -    obtain earthquake insurance, or

     - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the master servicer must maintain that insurance coverage, to the extent--

     -    the trustee has an insurable interest,

     - the insurance coverage is available at commercially reasonable rates, and

     - any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any mortgage loan in the trust fund is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard.

     In addition, the master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the master servicer must maintain, all-risk casualty insurance or extended coverage insurance (with special form coverage) (the cost of which will be payable as a servicing advance) which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; provided, however, that the master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the special servicer, with the consent of the Series 2005-C6 Directing Certificateholder, approves such determination except that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the Series 2005-C6 Directing Certificateholder, if following any such direction of the Series 2005-C6 Directing Certificateholder or refraining from taking such action based upon the lack of any such direction of the Series 2005-C6 Directing Certificateholder would violate the Servicing Standard or cause an adverse REMIC event. Notwithstanding the foregoing, the master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the master servicer has determined after due inquiry (with the consent of the special servicer and the Series 2005-C6 Directing Certificateholder except that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the Series 2005-C6 Directing Certificateholder, if following any such direction of the Series 2005-C6 Directing Certificateholder or refraining from taking such action based upon the lack of any such direction of the Series 2005-C6 Directing Certificateholder would violate the Servicing Standard or cause an adverse REMIC event), in accordance with the Servicing Standard, that either:

     - such insurance is not available at commercially reasonable rates AND such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

     -    such insurance is not available at any rate.

     If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

     The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

     - to restore the related mortgaged real property (with any balance to be paid to the borrower), or

     -    towards payment of the subject mortgage loan.

     If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the special servicer's election with the Series 2005-C6 Directing Certificateholder's consent, coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is available at commercially reasonable rates.

     The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the trust fund for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by the master servicer or the special servicer contains a deductible clause, however, the master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     -    are not paid because of the deductible clause, and

     - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

     There can be no assurance as regards the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

     Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only for damages that do not exceed a specified dollar amount set forth in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     DELINQUENCIES. None of the mortgage loans that we intend to include in the trust fund was as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

     - Twenty-eight (28) mortgaged real properties securing mortgage loans representing 8.9% of the initial mortgage pool balance and 11.3% of the initial loan group no. 1 balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupies at least 50%, but less than 100%, of the net rentable area of the particular property.

     - Fourteen (14) mortgaged real properties securing mortgage loans representing 7.6% of the initial mortgage pool balance and 9.7% of the initial loan group no. 1 balance, are either wholly owner-occupied or leased to a single tenant.

     - Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

     - A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

     - A number of companies are Major Tenants at more than one of the mortgaged real properties.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

     - Tenant leases at some of the mortgaged retail properties may provide for tenant "exclusive use" provisions which may be linked to the limitation on use of an adjoining property over which the related mortgagor may not have control.

     - The Major Tenant(s) at some of the mortgaged office or mixed use properties are state or local government agencies or instrumentalities whose ability to pay rent depends on periodic legislative appropriations.

     GROUND LEASES. Four (4) of the mortgage loans that we intend to include in the trust fund, representing 7.6% of the initial mortgage pool balance, of which all four (4) mortgage loans are in loan group no. 1, representing 9.6% of the initial loan group no. 1 balance, lien on a leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. The following is true in each of those cases--

     - the related ground lease, after giving effect to all extension options, expires approximately 20 years or more after the maturity date of the related mortgage loan,

     - the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee, and

     - in general, the ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the trust fund generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

     The One Madison Avenue Property secures the One Madison Avenue Mortgage Loan, which represents 6.2% of the initial mortgage pool balance, and also secures the One Madison Avenue Junior Loan, which is subordinate to the One Madison Avenue Mortgage Loan. The One Madison Avenue Junior Loan is NOT included in the trust fund. See "--Certain Matters Regarding the One Madison Avenue Mortgage Loan" and "--Most Significant Mortgage Loans--One Madison Avenue" below.

     Each of the CBA A-Note Mortgage Loans is secured by a mortgaged real property that also secures, on a subordinated basis, a CBA B-Note Junior Loan that is NOT included in the trust. The CBA A-Note Mortgage Loans collectively represent 4.1% of the initial mortgage pool balance. See "--The CBA A/B Loan Pairs" below.

     MEZZANINE DEBT. In the case of twenty-four (24) mortgage loans that we intend to include in the trust fund, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding real mortgaged property. Although the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

     In the case of the One Madison Avenue Mortgage Loan, which represents 6.2% of the initial mortgage pool balance, the related principals of the borrower have incurred $482,847,990 in mezzanine debt that is secured by pledges of the membership interests in the related borrower. The holder of the mezzanine debt is currently Column Financial, Inc., but a portion of such mezzanine debt in the amount of $365,150,330 is expected to be securitized in a securitization sponsored by the depositor. For a description of the terms of such mezzanine debt and the rights of the mezzanine lender relating to such debt, see "--Most Significant Mortgage Loans--One Madison Avenue" below.

     In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as BRYAN-Twin Oaks Apartments, BRYAN-Spring Lake Apartments, and BRYAN-Windsor Lake Apartments, which collectively represents 1.9% of the initial mortgage pool balance, the sole member of each related borrower has incurred mezzanine debt in the original principal amount of $1,530,000, $1,425,000 and $1,280,000, respectively, each secured by the related sole member's membership interest in the related borrower. In each case, the mezzanine lender has entered into an intercreditor agreement with the lender, which provides for the subordination of the related mezzanine loan to the related underlying mortgage loan.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Thistle Landing Phoenix-Loan, which represents 1.5% of the initial mortgage pool balance, the owner of the sole membership interest in one of the borrowers obtained mezzanine financing in the initial amount of $14,060,000 secured by 100% of the legal and beneficial equity in the borrowers.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Preston Commons, which represents 2.7% of the initial mortgage pool balance, the direct and indirect owners of all of the partnership interests in the borrower obtained mezzanine financing in the initial amount of $9,312,750 secured by 100% of the legal and beneficial equity in the borrower.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Sterling Plaza, which represents 1.9% of the initial mortgage pool balance, the direct and indirect owners of all of the partnership interests in the borrower obtained mezzanine financing in the initial amount of $5,637,000 secured by 100% of the legal and beneficial equity in the borrower.

     FUTURE SECONDARY FINANCING.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as 450 Park Avenue, which represents 7.0% of the initial mortgage pool balance, future mezzanine debt is permitted to be incurred by the members of the related borrower so long as the following conditions, among others, are satisfied: (i) no event of default has occurred under the related mortgage loan documents, (ii) the loan-to-value ratio of the underlying mortgage loan and such mezzanine debt shall not exceed 85%, (iii) the DSCR of the underlying mortgage loan and such mezzanine debt shall be no less than 1.10x and (iv) the mezzanine lender must enter into an intercreditor agreement acceptable to lender.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Fashion Place, which represents 6.1% of the initial mortgage pool balance, future mezzanine debt is permitted, subject to, among others, the satisfaction of the following conditions: (i) execution of an intercreditor agreement by the mezzanine lender, (ii) the loan-to-value ratio of the underlying mortgage loan and such mezzanine debt shall not exceed 85%, (iii) the DSCR of the underlying mortgage loan and such mezzanine debt immediately following the closing of the mezzanine debt shall be no less than 1.10x, (iv) the mezzanine financing loan documents are acceptable to the lender and (v) the lender has received written confirmation from the rating agencies that incurring such mezzanine debt will not result in a withdrawal, downgrade or qualification of the then-current ratings of the certificates.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Town Center Shoppes, which represents 0.3% of the initial mortgage pool balance, future mezzanine debt is permitted to be incurred by the members of the related borrower so long as the following conditions, among others, are satisfied: (i) such mezzanine debt is incurred in connection with the financing of the additional improvements to the related mortgaged real property, (ii) the loan-to-value ratio of the underlying mortgage loan and such mezzanine debt shall not exceed 80%, (iii) the DSCR of the underlying mortgage loan and such mezzanine debt shall be no less than 1.20x, and (iv) the mezzanine lender must enter into an intercreditor agreement acceptable to lender.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Fairlane Meadow, which represents 1.1% of the initial mortgage pool balance, future mezzanine debt is permitted to be incurred by the members of the related borrower so long as the following conditions, among others, are satisfied: (i) such mezzanine debt is incurred in connection with the financing of the additional improvements to the related mortgaged real property, (ii) the loan-to-value ratio of the underlying mortgage loan and such mezzanine debt shall not exceed 90%, (iii) the DSCR of the underlying mortgage loan and such mezzanine debt shall be no less than 1.10x, and (iv) the mezzanine lender must enter into an intercreditor agreement acceptable to lender.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Indian Trace Center, which represents 0.5% of the initial mortgage pool balance, future secondary secured financing is permitted, secured by either the related mortgaged real property or structured as mezzanine debt, except that, in either case, the secondary financing lender enters into a standstill and subordination agreement with the lender. If the future secondary financing is to be structured as mezzanine debt, the following conditions, among others, must be satisfied: (i) the loan-to-value ratio of the underlying mortgage loan and such mezzanine debt shall not exceed 90%, (ii) the DSCR of the underlying mortgage loan and such mezzanine debt shall be no less than 1.10x, and (iii) the mezzanine lender must enter into an intercreditor agreement acceptable to lender.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Harbour Walk Sandstone Apts, which represents 0.7% of the initial mortgage pool balance, the members of the borrowing entity may obtain mezzanine financing secured by such ownership interests upon the prior approval of the holder of the related mortgage and the satisfaction of various specified conditions, including a combined debt service coverage ratio of not less than 1.20x, a maximum combined loan-to-value ratio of 80%, execution of an intercreditor agreement by the mezzanine lender, establishment of a lockbox arrangement and receipt of rating agency confirmation.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Winwood Oaks, which represents 0.6% of the initial mortgage pool balance, the members of the borrowing entity may obtain mezzanine financing secured by such ownership interests upon the prior approval of the holder of the related mortgage and the satisfaction of various specified conditions, including a combined debt service coverage ratio of not less than 1.20x, a maximum combined loan-to-value ratio of 80%, execution of an intercreditor agreement by the mezzanine lender, establishment of a lockbox arrangement and receipt of rating agency confirmation.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Ricci Leopold Building, which represents 0.2% of the initial mortgage pool balance, future secondary secured financing is permitted, subject to, among others, the satisfaction of the following conditions: (i) the loan-to-value ratio of the underlying mortgage loan and the future secondary secured financing does not exceed 85%, (ii) the DSCR of the underlying mortgage loan and such future secondary secured financing shall be no less than 1.10x, and (iii) the secondary secured financing loan documents are acceptable to the lender.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as River Ridge Crossing East, which represents 0.2% of the initial mortgage pool balance, future secondary secured financing is permitted, secured by either the related mortgaged real property or structured as mezzanine debt, except that, in either case, the secondary financing lender enters into a standstill and subordination agreement with the lender. If the future secondary financing is to be structured as mezzanine debt, the following conditions, among others, must be satisfied: (i) the loan-to-value ratio of the underlying mortgage loan and such mezzanine debt shall not exceed 80%, (ii) the DSCR of the underlying mortgage loan and such mezzanine debt shall be no less than 1.25x, and (iii) the mezzanine lender must enter into an intercreditor agreement acceptable to lender.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Shady Acres, which represents 0.2% of the initial mortgage pool balance, future secondary secured financing is permitted, subject to, among others, the satisfaction of the following conditions: (i) the loan-to-value ratio of the underlying mortgage loan and the future secondary secured financing does not exceed 80%; (ii) the DSCR of the underlying mortgage loan and such future secondary secured financing shall be no less than 1.07x, and (iii) the secondary secured financing loan documents are acceptable to the lender.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Royal Coach, which represents 0.1% of the initial mortgage pool balance, future secondary secured financing is permitted, subject to, among others, the satisfaction of the following conditions: (i) the loan-to-value ratio of the underlying mortgage loan and the future secondary secured financing does not exceed 80%; (ii) the DSCR of the underlying mortgage loan and such future secondary secured financing shall be no less than 1.07x, and (iii) the secondary secured financing loan documents are acceptable to the lender.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Mount Vista, which represents 0.1% of the initial mortgage pool balance, future secondary secured financing is permitted, subject to, among others, the satisfaction of the following conditions: (i) the loan-to-value ratio of the underlying mortgage loan and the future secondary secured financing does not exceed 80%; (ii) the DSCR of the underlying mortgage loan and such future secondary secured financing shall be no less than 1.07x, and (iii) the secondary secured financing loan documents are acceptable to the lender.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as River Ridge Crossing West, which represents 0.2% of the initial mortgage pool balance, future secondary secured financing is permitted, secured by either the related mortgaged real property or structured as mezzanine debt, except that, in either case, the secondary financing lender enters into a standstill and subordination agreement with the lender. If the future secondary financing is to be structured as mezzanine debt, the following conditions, among others, must be satisfied: (i) the loan-to-value ratio of the underlying mortgage loan and such mezzanine debt shall not exceed 80%, (ii) the DSCR of the underlying mortgage loan and such mezzanine debt shall be no less than 1.25x, and (iii) the mezzanine lender must enter into an intercreditor agreement acceptable to lender.

     UNSECURED INDEBTEDNESS. The borrowers under some of the mortgage loans that we intend to include in the trust fund have incurred or may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. Additionally, in some instances, the borrower under a mortgage loan intended to be included in the trust fund is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     NON-SPECIAL PURPOSE ENTITY BORROWERS. The business activities of the borrowers under many mortgage loans that we intend to include in the trust fund with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the trust fund have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent.

     TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates or easements affect a property. Generally in those cases, either (i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

CERTAIN MATTERS REGARDING THE ONE MADISON AVENUE MORTGAGE LOAN

     GENERAL. The One Madison Avenue Mortgage Loan is subject to an agreement among noteholders (the "CO-LENDER AGREEMENT") between the holder of the One Madison Avenue Mortgage Loan and the holder of the One Madison Avenue Junior Loan. The One Madison Avenue Junior Loan is expected to be securitized in a securitization sponsored by the depositor (the "OMA JUNIOR LOAN SECURITIZATION"). In connection with the transfer of the One Madison Avenue Junior Loan to the OMA Junior Loan Securitization, the One Madison Avenue Junior Lender's rights and obligations in respect of the One Madison Avenue Total Loan under the Co-Lender Agreement will be assigned to the OMA Junior Loan Securitization.

     PAYMENTS. The Co-Lender Agreement provides, among other things, for the allocation of payments among the holders of the One Madison Avenue Mortgage Loan and the holders of the One Madison Avenue Junior Loan. If no monetary event of default, and no non-monetary event of default as a result of which the One Madison Avenue Total Loan has become specially serviced (each of the foregoing, a "ONE MADISON AVENUE TRIGGERING DEFAULT"), has occurred and is continuing, then payments received on the One Madison Avenue Total Loan (net of various payments and reimbursements to third parties, including the master servicer, the special servicer and/or the trustee under the series 2005-C6 pooling and servicing agreement, for servicing compensation, advances and/or interest on advances, among other things) will be applied in the following amounts and order of priority, in each case to the extent of the remaining portion of those funds:

     - first, to the trust, an amount equal to all accrued and unpaid interest (other than default interest) on the One Madison Avenue Mortgage Loan;

     - second, to the holder of the One Madison Avenue Junior Loan, an amount equal to all accrued and unpaid interest (other than default interest) on the One Madison Avenue Junior Loan;

     - third, to the trust, an amount equal to all amortization payments or prepayments on the One Madison Avenue Total Loan until the principal balance of the One Madison Avenue Mortgage Loan is reduced to zero; and

     - fourth, to the holder of the One Madison Avenue Junior Loan, an amount equal to principal prepayments on the One Madison Avenue Total Loan until the One Madison Avenue Junior Loan is reduced to zero.

     If a One Madison Avenue Triggering Default has occurred and is continuing, then payments received on the One Madison Avenue Total Loan (net of various payments and reimbursements to third parties, including the master servicer, the special servicer and/or the trustee under the series 2005-C6 pooling and servicing agreement, for servicing compensation, advances and/or interest on advances, among other things) will be applied in the following amounts and order of priority, in each case to the extent of the remaining portion of those funds:

     - first, to the trust, an amount equal to all accrued and unpaid interest (other than default interest) with respect to the One Madison Avenue Mortgage Loan;

     - second, to the trust, an amount equal to the sum of (i) to all amortization payments or prepayments on the One Madison Avenue Total Loan until the principal balance of the One Madison Avenue Mortgage Loan is reduced to zero and (ii) any related realized losses with respect to the One Madison Avenue Total Loan previously allocated to the One Madison Avenue Mortgage Loan and not previously reimbursed;

     - third, to the holder of the One Madison Avenue Junior Loan, an amount equal to all accrued and unpaid interest (other than default interest) with respect to the One Madison Avenue Junior Loan; and

     - fourth, to the holder of the One Madison Avenue Junior Loan, an amount equal to the sum of (i) principal prepayments on the One Madison Avenue Total Loan until the One Madison Avenue Junior Loan is reduced to zero and (iii) any related realized losses with respect to the One Madison Avenue Total Loan previously allocated to the One Madison Avenue Junior Loan and not previously reimbursed.

     Both before and after a One Madison Avenue Triggering Default, after all payments are made as described above, any remaining amounts paid on the One Madison Avenue Total Loan are to be used to pay, first, the reimbursement of the holder of the One Madison Avenue Junior Loan for any unreimbursed cure payments made by or on behalf of the holder of the One Madison Avenue Junior Loan, second, any default interest (PRO RATA among the holders according to the respective amounts thereof owed to them), net of any interest on debt service advances or servicing advances required to be paid to pursuant to the series 2005-C6 pooling and servicing agreement on the relevant date; and third, late payment charges, Yield Maintenance Charges, or other fees or expenses actually collected will be paid FIRST, to the trust as holder of the One Madison Avenue Mortgage Loan its PRO RATA share of such amounts and THEN, to the holder of the One Madison Avenue Junior Loan, its PRO RATA share of such amounts (in each case, based on the original principal balance of each of the One Madison Avenue Mortgage Loan and the One Madison Avenue Junior Loan relative to the original principal balance of the One Madison Avenue Total Loan). Notwithstanding the foregoing, all expenses and losses relating to the One Madison Avenue Total Loan, including without limitation losses of principal or interest, advances, interest on advances, special servicing fees, liquidation fees, workout fees and any other additional trust fund expenses will be deducted, FIRST, from any amounts distributable in respect of principal to the holder of the One Madison Avenue Junior Loan, SECOND, from any amounts distributable in respect of interest to the holder of the One Madison Avenue Junior Loan, THIRD from any amounts distributable in respect of principal to the trust and FOURTH, from any amounts distributable in respect of interest to the trust.

     The Co-Lender Agreement gives the controlling holder of the One Madison Avenue Total Loan (the "ONE MADISON AVENUE CONTROLLING HOLDER") the right to exercise, directly or through a representative, certain rights and powers with respect to the One Madison Avenue Total Loan. Under the Co-Lender Agreement, the "ONE MADISON AVENUE CONTROLLING HOLDER" will be the holder of the One Madison Avenue Junior Loan, but only for so long as it is not an affiliate of the related borrower and (a) an amount generally equal to the unpaid principal balance of the One Madison Avenue Junior Loan, net of the portion of any appraisal reduction amount and (calculated pursuant to the series 2005-C6 pooling and servicing agreement) any realized losses with respect to the One Madison Avenue Total Loan that are allocable to the One Madison Avenue Junior Loan, is greater than or equal to (b) 25% of the unpaid principal balance of the One Madison Avenue Junior Loan. However, the holder of the One Madison Avenue Junior Loan will be entitled to continue as the One Madison Avenue Controlling Holder notwithstanding that the conditions described in clause (b) above have ceased to be satisfied if (i) the holder of the One Madison Avenue Junior Loan (or a representative on its behalf) delivers in favor of the trust as the holder of the One Madison Avenue Mortgage Loan cash or an unconditional, irrevocable and transferable standby letter of credit issued by a financial institution with long-term debt ratings of not lower than "Aa2" by Moody's and "AA" by S&P or short-term debt ratings of not lower than "P-1" by Moody's and "A-1+" by S&P and
(ii) that cash or letter of credit is in an amount that, when added to the appraised value of the One Madison Avenue Property, would be sufficient to satisfy the conditions described in clause (b) above.

     CERTAIN RIGHTS TO CONSULT WITH AND DIRECT THE MASTER SERVICER OR THE SPECIAL SERVICER. The master servicer or the special servicer, as applicable, will be required to consult with the One Madison Avenue Controlling Holder at any time with respect to proposals to take significant action with respect to the One Madison Avenue Total Loan or the One Madison Avenue Property and to consider alternative actions recommended by the One Madison Avenue Controlling Holder in connection with (a) any adoption or implementation of an operating budget and/or a business plan submitted by the related borrower with respect to the One Madison Avenue Property, (b) the execution or renewal of any lease (if a lender approval is provided for in the applicable loan documents), (c) material alterations on the One Madison Avenue Property, if approval by the lender is required by the mortgage loan documents, (d) material change in any ancillary loan documents, or (e) the waiver of any notice provisions related to prepayment. In addition, the master servicer or special servicer, as applicable, will be required to notify and receive the approval (subject to an outside time limit) of the One Madison Avenue Controlling Holder prior to taking any One Madison Avenue Specially Designated Servicing Action.

     Notwithstanding the foregoing and notwithstanding anything to the contrary contained in the Co-Lender Agreement or the related mezzanine intercreditor agreement to the contrary, for so long as the OMA Junior Loan Securitization is both the One Madison Avenue Junior Lender and the holder of the related mezzanine loan, and for so long as the OMA Junior Loan Securitization is the One Madison Avenue Controlling Holder, the One Madison Avenue Controlling Holder will not have any rights to consult with or consent to any actions to be taken or proposed to be taken by the master servicer or special servicer, as applicable, involving any rights or obligations of the trust, as holder of the One Madison Avenue Mortgage Loan, under the related mezzanine intercreditor agreement.

     With respect to certain proposed actions requiring consultation with or approval of the One Madison Avenue Controlling Holder as described above (principally those relating to a workout), the master servicer or the special servicer, as applicable, must prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the applicable servicer made that determination. In all cases requiring such consultation or approval, the applicable servicer must provide to the One Madison Avenue Controlling Holder copies of such summary by hard copy or electronic means and any other relevant information on a timely basis. If any such proposed action is disapproved by the One Madison Avenue Controlling Holder, then the applicable servicer must propose an alternate action (based on any counter-proposals received from the One Madison Avenue Controlling Holder, to the extent such counter-proposal is consistent with the next paragraph, or, if no such counter-proposal is received, then based on any alternate course of action that the applicable servicer may deem appropriate) until the approval of the One Madison Avenue Controlling Holder is obtained; provided that, if the applicable servicer and the One Madison Avenue Controlling Holder do not agree on a proposed course of action within 60 days after the date on which the applicable servicer first proposed a course of action, then the applicable servicer must take such action as it deems appropriate in accordance with the Servicing Standard. The timetable for agreement may be shortened when immediate action is deemed necessary by the applicable servicer.

     Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the One Madison Avenue Controlling Holder, as contemplated above, may (and the applicable servicer is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such servicer to take any action that would violate or refrain from taking any action necessary to avoid violation of any law of any applicable jurisdiction, be inconsistent with the Servicing Standard or violate the REMIC provisions of the Code or violate any other provisions of the series 2005-C6 pooling and servicing agreement or any provisions of the Co-Lender Agreement.

     PURCHASE OPTION. If (i) any payment of principal or interest on the One Madison Avenue Total Loan becomes sixty (60) or more days delinquent, (ii) the One Madison Avenue Total Loan has been accelerated, (iii) the principal balance of the One Madison Avenue Total Loan is not paid at maturity (or, if the maturity date is extended in accordance with the series 2005-C6 pooling and servicing agreement to accommodate a refinancing, if it is not paid at such maturity as extended), (iv) the borrower files a petition for bankruptcy or (v) the One Madison Avenue Total Loan becomes specially serviced (and the One Madison Avenue Total Loan is either in default or a default with respect thereto is reasonably foreseeable) then, subject to the right of the related mezzanine lender under the related mezzanine intercreditor agreement, holder of the One Madison Avenue Junior Loan (or a representative on its behalf) may purchase the One Madison Avenue Mortgage Loan at any time thereafter until the earliest to occur of (a) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure of the One Madison Avenue Property,
(b) modification of the related mortgage loan documents in accordance with the series 2005-C6 pooling and servicing agreement (subject to the approval rights of the One Madison Avenue Controlling Holder), (c) the date on which the circumstances giving rise to such purchase right have been cured and (d) the delivery of notice that the related mezzanine lender intends to purchase the One Madison Avenue Total Loan. The purchase price of the One Madison Avenue Mortgage Loan will generally equal the unpaid principal balance thereof, plus accrued interest thereon (exclusive of Default Interest), any related unreimbursed servicing or property advances and any interest thereon, any unpaid special servicing fees, and other unpaid servicing compensation (other than amounts payable to the extent collected from the related borrower) payable under the series 2005-C6 pooling and servicing agreement. The purchase price of the One Madison Avenue Mortgage Loan will generally not include Default Interest, late charges, Yield Maintenance Charges, or liquidation or workout fees owing to the special servicer, unless, in the case of liquidation or workout fees, the purchase occurs more than 90 days following the commencement of the option period.

     CURE RIGHTS. The holder of the One Madison Avenue Junior Loan (or a representative on its behalf) will have the right to cure defaults with respect to the One Madison Avenue Mortgage Loan; provided that the subject cure must be completed, in the case of a monetary default, within ten (10) business days of receipt by the holder of the One Madison Avenue Junior Loan of notice of the continuation of the default beyond any applicable notice and grace periods, and in the case of a non-monetary default, within 30 business days of receipt by the holder of the One Madison Avenue Junior Loan of notice of the continuation of the default beyond any applicable notice and grace periods; and provided, further, that, subject to obtaining the consent of the holder of the One Madison Avenue Mortgage Loan to the contrary, the right to cure a monetary default or non-monetary default will be limited to nine (9) cure events over the life of the One Madison Avenue Total Loan, no single cure event may exceed three (3) consecutive months and no cure event may begin in a month immediately following the end of the preceding cure event. For purposes of the foregoing, a cure event means the exercise of cure rights, whether for one month or for consecutive months in the aggregate. In the event that the holder of the One Madison Avenue Junior Loan (or a representative on its behalf) elects to cure a default that can be cured by making a cure payment, that party is required to make such cure payment to the master servicer. The master servicer is required to apply such funds to cure the default or, if it has advanced funds as a result of the default, to reimburse itself for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses. The right of the representative of the holder of the One Madison Avenue Junior Loan (or a representative on its behalf) to be reimbursed for any cure payment (including the reimbursement by the OMA Junior Loan Securitization (or a representative acting on its behalf) of a previous advance and interest thereon made by the master servicer, the special servicer or the trustee under the series 2005-C6 pooling and servicing agreement) will be subordinate to the payment of all interest (other than default interest) and principal due with respect to the One Madison Avenue Mortgage Loan. So long as a default exists that is being cured on behalf of the holder of the One Madison Avenue Junior Loan (or a representative on its behalf) or by the holder of any related mezzanine loan pursuant to the related mezzanine intercreditor agreement (i) payments and collections received on or in respect of the One Madison Avenue Total Loan will be applied as if the default did not exist for purposes of the applications described under "--Payments" above and that default will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the One Madison Avenue Total Loan and (ii) or cause the servicing of the One Madison Avenue Total Loan to be transferred to the special servicer (unless a separate Servicing Transfer Event has occurred with respect thereto).

     RIGHT TO REPLACE THE SPECIAL SERVICER. The One Madison Avenue Controlling Holder will not have the right to terminate the special servicer in respect of the One Madison Avenue Total Loan.

THE CBA A/B LOAN PAIRS

     GENERAL. The CBA A-Note Mortgage Loans, which collectively represent 4.1% of the initial mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as AIMCO Colony of Springdale Apartments, AIMCO Hunter's Chase Apartments, AIMCO Oaks at Woodridge Apartments, AIMCO Stoneridge Apartments, AIMCO Woodmere Apartments, AIMCO Burgundy Court Apartments, AIMCO Chimneys of Oak Creek Apartments, AIMCO College Park Apartments, Silver Creek Apartments, The Lodge North Apartments and

Westchase Apartments. In the case of each CBA A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related CBA B-Note Junior Loan. In each case, the aggregate debt consisting of the CBA A-Note Mortgage Loan and the related CBA B-Note Junior Loan, which two mortgage loans constitute a CBA A/B Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the CBA A-Note Mortgage Loans in the trust fund. The related CBA B-Note Junior Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the trust fund.

     Each CBA A-Note Mortgage Loan and CBA B-Note Junior Loan comprising a CBA A/B Loan Pair are cross-defaulted. The outstanding principal balance of each CBA B-Note Junior Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related CBA A/B Loan Pair. Each CBA B-Note Junior Loan has an interest rate of 11.25% per annum, except for Silver Creek Apartments, West Chase Apartments and The Lodge North Apartments, which are 12.75% per annum and has the same maturity date, amortization schedule and prepayment structure as the related CBA A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each CBA A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the CBA A-Note Mortgage Loan and does not take into account the related CBA B-Note Junior Loan.

     The trust, as the holder of each CBA A-Note Mortgage Loan, and the holder of the related CBA B-Note Junior Loan will be successor parties to a separate intercreditor agreement, which we refer to as a CBA A/B Intercreditor Agreement, with respect to each CBA A/B Loan Pair. Servicing and administration of each CBA A-Note Mortgage Loan (and, to the extent described below, each CBA B-Note Junior
Loan) will be performed by the master servicer on behalf of the trust (or, in the case of a CBA B-Note Junior Loan, on behalf of the holder of that loan). The master servicer will provide certain information and reports related to each CBA A/B Loan Pair to the holder of the related CBA B-Note Junior Loan. The master servicer will collect payments with respect to each CBA B-Note Junior Loan, but not until the occurrence of certain events of default with respect to the subject CBA A/B Loan Pair described in the related CBA A/B Intercreditor Agreement. The following describes certain provisions of the CBA A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each CBA A/B Intercreditor Agreement.

     ALLOCATION OF PAYMENTS BETWEEN A CBA A-NOTE MORTGAGE LOAN AND THE RELATED CBA B-NOTE JUNIOR LOAN. The right of the holder of each CBA B-Note Junior Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related CBA A-Note Mortgage Loan to receive such amounts. For each CBA A/B Loan Pair, an "CBA A/B Material Default" consists of the following events: (a) the acceleration of the CBA A-Note Mortgage Loan or the related CBA B-Note Junior Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy proceeding. So long as a CBA A/B Material Default has not occurred or, if a CBA A/B Material Default has occurred, that CBA A/B Material Default is no longer continuing with respect to a CBA A/B Loan Pair, the related borrower under the CBA A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related CBA A-Note Mortgage Loan and CBA B-Note Junior Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust (as the holder of the subject CBA A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a CBA A/B Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject CBA A-Note Mortgage Loan and then to the principal balance of the subject CBA B-Note Junior Loan. If a CBA A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such CBA A/B Loan Pair will be applied by the master servicer (with any payments received by the holder of the subject CBA B-Note Junior Loan after and during such a CBA A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Junior Loan.

     If, after the expiration of the right of the holder of a CBA B-Note Junior Loan to purchase the related CBA A-Note Mortgage Loan (as described below), a CBA A-Note Mortgage Loan or the related CBA B-Note Junior Loan is modified in connection with a work-out so that, with respect to either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Junior Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the subject CBA A-Note Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the subject CBA A-Note Mortgage Loan will remain the same. In that case, the holder of the subject CBA B-Note Junior Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject

CBA A-Note Mortgage Loan or the subject CBA B-Note Junior Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject CBA B-Note Junior Loan).

     SERVICING OF THE CBA A/B LOAN PAIRS. Each CBA A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the master servicer pursuant to the pooling and servicing agreement. The master servicer and/or special servicer will service and administer each CBA B-Note Junior Loan to the extent described below. The servicing standard set forth in the pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the trust and the holder of the related CBA B-Note Junior Loan when servicing a CBA A/B Loan Pair, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a CBA B-Note Junior Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

     The master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each CBA A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related CBA B-Note Junior Loan to purchase the corresponding CBA A-Note Mortgage Loan) the holder of the related CBA B-Note Junior Loan has no voting, consent or other rights whatsoever with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject CBA A/B Loan Pair.

     So long as a CBA A/B Material Default has not occurred with respect to a CBA A/B Loan Pair, the master servicer will have no obligation to collect payments with respect to the related CBA B-Note Junior Loan. A separate servicer of each CBA B-Note Junior Loan will be responsible for collecting amounts payable in respect of such CBA B-Note Junior Loan. That servicer will have no servicing duties or obligations with respect to the related CBA A-Note Mortgage Loan or the related mortgaged real property. If a CBA A/B Material Default occurs with respect to a CBA A/B Loan Pair, the master servicer or the special servicer, as applicable, will (during the continuance of that CBA A/B Material Default) collect and distribute payments for both of the subject CBA A-Note Mortgage Loan and the related CBA B-Note Junior Loan pursuant to the sequential payment waterfall set forth in the related CBA A/B Intercreditor Agreement.

     ADVANCES. Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a CBA B-Note Junior Loan. Neither the holder of a CBA B-Note Junior Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related CBA A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each CBA A/B Loan Pair.

     MODIFICATIONS. The ability of the master servicer or the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a CBA B-Note Junior Loan, the related CBA A-Note Mortgage Loan or the related loan documents, is limited by the rights of the holder of the CBA B-Note Junior Loan to approve such modifications and other actions as set forth in the related CBA A/B Intercreditor Agreement; provided that the consent of the holder of a CBA B-Note Junior Loan will not be required in connection with any such modification or other action with respect to a CBA A/B Loan Pair after the expiration of such holder's right to purchase the related CBA A-Note Mortgage Loan. The holder of a CBA B-Note Junior Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such CBA B-Note Junior Loan or the related loan documents without the prior written consent of the trustee, as holder of the related CBA A-Note Mortgage Loan.

     PURCHASE OF A CBA A-NOTE MORTGAGE LOAN BY THE HOLDER OF THE RELATED CBA B-NOTE JUNIOR LOAN. Upon the occurrence of any one of certain defaults that are set forth in each CBA A/B Intercreditor Agreement, the holder of the subject CBA B-Note Junior Loan will have the right to purchase the related CBA A-Note Mortgage Loan at a purchase price determined under that CBA A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such CBA A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the CBA A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject CBA A/B Loan Pair by the master servicer or special servicer, (e) any interest on any unreimbursed debt service advances made by the master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the subject CBA A/B Loan Pair together with advance interest thereon. The holder of the CBA B-Note Junior Loan does not have any rights to cure any defaults with respect to the subject CBA A/B Loan Pair.

UNDERWRITING MATTERS

     GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquirer of the subject mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental review with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except for thirty-nine (39) mortgaged real properties securing mortgage loans representing 3.0% of the initial mortgage pool balance, as to which the related mortgage loan seller obtained environmental insurance in lieu of an environmental review. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were prepared during the 12-month period ending in November 2005. In the case of two hundred-two (202) mortgaged real properties securing mortgage loans representing 97.0% of the initial mortgage pool balance, the environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted Phase I environmental site assessment. In the case of thirty-nine (39) mortgaged real properties securing mortgage loans representing 3.0% of the initial mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental review for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental reviews described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     -    those conditions were remediated or abated prior to the closing date;

     - a letter was obtained from the applicable regulatory authority stating that no further action was required;

     - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     - in those cases in which it was known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

          1. that condition is not known to have affected the mortgaged real property, or

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

          3.   an environmental insurance policy was obtained; or

     - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental conditions.

     In many cases, an environmental assessment described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment or continuation of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the environmental reviewer identified the presence of asbestos-containing materials and/or lead-based paint but concluded that the matter was not of concern and did not recommend the establishment of an operation and maintenance plan.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally:

     -    to carry out the specific remedial measures prior to closing;

     - to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve or letter of credit in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     - to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Crestview Hills Town Center, which represents 2.3% of the initial mortgage pool balance, the Phase I report noted that a 300 gallon diesel underground storage tank was removed from the property in 2005. The study detected no hazardous materials in connection with the tank. The borrower has requested a letter from the State of Kentucky that no further action was required.

     We, the underwriters and the mortgage loan sellers do not make any representation or warranty as to the extent to which the respective borrowers have complied or will comply with any post-closing obligations (whether remediation, testing, the establishment or maintenance of operation and maintenance plans or otherwise) imposed on them with respect to environmental conditions at their mortgaged real properties.

     Furthermore, any particular environmental review, assessment or testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property located in an area of EPA-determined high concentration of radon gas or within a state or local jurisdiction requiring radon testing.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of an environmental insurance policy covering that property, or

     - required an environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

     In the case of thirty-nine (39) mortgaged real properties securing mortgage loans representing 3.0% of the initial mortgage pool balance, the environmental review that was conducted in connection with the origination of the related underlying mortgage loan was limited to an assessment concerning asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those thirty-nine (39) mortgaged real properties was based upon the delivery to the trust fund of a blanket environmental insurance policy covering specific environmental matters with respect to the particular properties. In each case, however, the policy does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos, lead-based paint or microbial matter.

     There can be no assurance that--

     - the environmental reviews referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the actual costs of the recommended remediation or other action, or

  - an environmental insurance policy will cover all or part of a claim asserted under it, because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     See "--Underwriting Matters--Environmental Insurance" below.

     The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

     ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In general, those policies are environmental insurance policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the trust fund for the lesser of the clean-up costs and the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

     2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

     3. if the trust fund enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the environmental insurance policies described above requires that the appropriate party associated with the trust fund report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

     The premium for each of the environmental insurance policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under those policies is Steadfast Insurance Co., which has a rating of "A+" by S&P.

     PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing the underlying mortgage loans that we intend to include in the trust were inspected during the 12-month period ending in November 2005 by third-party engineering firms or, a previously conducted inspection was updated, to assess--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - the general condition of the site, buildings and other improvements located at each property.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering, TI/LC and Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     APPRAISALS AND MARKET STUDIES. All of the mortgaged real properties securing the mortgage loans that we intend to include in the trust had an appraisal conducted by an independent appraiser that is state-certified and/or a member of the Appraisal Institute during the 12-month period ending in December 2005, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     -    buyer and seller are motivated;

     - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     -    a reasonable time is allowed to show the property in the open market;

     - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

     In the case of underlying mortgage loans that are acquisition financing, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the subject mortgage loan was underwritten.

     ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where a material noncompliance was found or the property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

     - whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

     - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire subject mortgage loan, or

          2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

     SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

     - all third-party reports made on the related mortgaged real property are abbreviated; and

     - the review and analysis of environmental conditions of the related mortgaged real property are based on a limited review regarding the presence of asbestos-containing materials, lead-based paint, mold and/or radon, rather than a Phase I environmental site assessment.

In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower. In some cases the borrower is actually an individual. Fifty-one (51) of the underlying mortgage loans, representing 5.9% of the initial mortgage pool balance, of which thirty-five (35) mortgage loans are in loan group no. 1, representing 4.9% of the initial loan group no. 1 balance, and sixteen (16) mortgage loans are in loan group no. 2, representing 9.3% of the initial loan group no. 2 balance, were originated under Column's "small balance loan" program.

MOST SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten (10) largest underlying mortgage loans, or groups of cross-collateralized underlying mortgage loans, that we intend to include in the trust fund.

                                 450 PARK AVENUE

                         LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:     $175,000,000
CUT-OFF DATE PRINCIPAL BALANCE: $175,000,000
FIRST PAYMENT DATE:             December 11, 2005
MORTGAGE INTEREST RATE:         5.643% per annum
AMORTIZATION TERM:              Interest Only
HYPERAMORTIZATION:              N/A
ARD DATE:                       N/A
MATURITY DATE:                  November 11, 2015
MATURITY BALANCE:               $175,000,000
BORROWER:                       450 Park LLC
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout/defeasance until the date that is
                                60 months prior to the Maturity Date.
LOAN PER SQUARE FOOT (1):       $559
UP-FRONT RESERVES:              Rollover Reserve(2):             $10,000,000
                                Capital Expenditure Reserve(3):   $6,400,000
                                Rent Abatement Reserve(4):          $642,741
ONGOING RESERVES:               Tax and Insurance Reserve(5):      Springing
LOCKBOX:                        Springing

MEZZANINE:                      Permitted(6)

                       PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Office
PROPERTY SUB-TYPE:              Central Business District
LOCATION:                       New York, NY
YEAR BUILT/RENOVATED:           1972/2003
SQUARE FEET:                    313,135
OCCUPANCY AT U/W(7):            94%
OWNERSHIP INTEREST:             Fee

                                       % OF TOTAL         LEASE
MAJOR TENANT(S)                NRSF       NRSF         EXPIRATION
---------------                ----       ----         ----------
Taconic Capital Advisors      19,812      6.3%        May 31, 2015
The Bank of New York          17,971      5.7%        May 31, 2019
Sterling Stamos Capital
Management, LP                14,628      4.7%      November 30, 2015

PROPERTY MANAGEMENT:            Taconic Management Company LLC
U/W NCF:                        $13,870,208
U/W DSCR:                       1.39x
APPRAISED VALUE:                $280,000,000
APPRAISAL DATE:                 October 11, 2005
CUT-OFF DATE LTV RATIO(1):      62.5%
MATURITY/ARD LTV RATIO:         62.5%

(1)  Based on the cut-off date principal balance.
(2) The rollover reserve was established at closing to fund tenant improvements and leasing commissions.
(3) The capital expenditure reserve was established at closing to fund anticipated capital expenditures.
(4) The rent abatement reserve was established at closing to fund anticipated rent abatement and free rent periods under existing leases.
(5) Upon a "450 Park Avenue Trigger Event" (as defined below), the borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. A "450 PARK AVENUE TRIGGER EVENT" means the occurrence of either of the following events: (a) an event of default under the 450 Park Avenue loan agreement or (b) a 450 Park Avenue Debt Service Coverage Ratio Event (defined below); provided, however, such 450 Park Avenue Trigger Event will cease and terminate (i) in the case of a 450 Park Avenue Trigger Event due to a 450 Park Avenue Debt Service Coverage Ratio Event (as defined below), the DSCR during the preceding 12 consecutive month period is equal to or greater than 1.10x; and (ii) in the case of a 450 Park Avenue Trigger Event due to the occurrence of an event of default, if such event of default is thereafter cured or waived. A "450 PARK AVENUE DEBT SERVICE COVERAGE RATIO EVENT" means, as of any date, any period of time, during which the DSCR is less than 1.10x.
(6) Future mezzanine debt is permitted to be incurred by the members of the borrower so long as the following conditions, among others, are satisfied:
     (i) no event of default under the related mortgage loan documents has occurred, (ii) the loan-to-value ratio of the 450 Park Avenue Loan and such mezzanine debt shall not exceed 85%, (iii) the DSCR of the 450 Park Avenue Loan and such mezzanine debt shall be no less than 1.10x and (iv) the mezzanine lender must enter into an intercreditor agreement acceptable to lender.
(7)  Occupancy is based on the October 5, 2005 rent roll.

     THE LOAN. The largest loan was originated on November 3, 2005. The 450 Park Avenue Loan is secured by a first priority mortgage encumbering an office building in New York, New York.

     THE BORROWER. The borrower under the 450 Park Loan is 450 Park LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Delaware. The sponsors are Taconic Investment Partners and New York Common Retirement Fund (NYCRF). NYCRF is the second largest public pension fund in the nation in terms of membership and assets. Taconic owns and manages over 3.3 million square feet of properties in New York, Chicago, Washington D.C. and Atlanta.

     THE 450 PARK AVENUE PROPERTY. The 450 Park Avenue Property consists of an office building located at 450 Park Avenue in New York, New York. The 450 Park Avenue Property is a 33-story, Class A, 313,135 square foot office tower located at the intersection of 57th Street and Park Avenue in Midtown Manhattan. The 450 Park Avenue Property was constructed in 1972 and was designed by Emery Roth & Sons.

     PROPERTY MANAGEMENT. The 450 Park Avenue Property is managed by Taconic Management Company LLC, an affiliate of the borrower. The management agreement generally provides for a management fee of 3% of revenues per annum, which is subordinated to the 450 Park Avenue Loan. The management of the 450 Park Avenue Property will be performed by Taconic Management Company, LLC, or an affiliate of such manager, or a substitute manager that is (a) any of CB Richard Ellis, Cushman and Wakefield, ING/Clarion Realty Services or Jones Lang LaSalle, (b) any other reputable and experienced management organization possessing experience in managing properties with at least an aggregate of 3,000,000 square feet of class A institutional commercial office properties comparable to the 450 Park Avenue Property; provided that within the prior six (6) month period, the rating agencies issued a confirmation that such proposed manager would not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates, or (c) any other reputable and experienced management organization possessing experience in managing institutional commercial office properties; provided that the borrower will obtain prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the 450 Park Avenue Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 450 Park Avenue Loan. Taconic Management Company LLC manages office and multi-family properties and is headquartered in New York.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager is required to cause all income from the 450 Park Avenue Property to be deposited directly into a lockbox account under the control of the lender. Unless and until an event of default under the 450 Park Avenue Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

                               ONE MADISON AVENUE

                      LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE(1):  $157,152,010
CUT-OFF DATE PRINCIPAL BALANCE: $155,135,976
FIRST PAYMENT DATE:             June 11, 2005
MORTGAGE INTEREST RATE:         5.909% per annum
AMORTIZATION TERM:              132 months(2)
HYPERAMORTIZATION:              N/A
ARD DATE:                       N/A
MATURITY DATE:                  May 11, 2016
MATURITY BALANCE:               $0
BORROWER:                       1 Madison Office Fee LLC
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Defeasance permitted
LOAN PER SQUARE FOOT(3):        $132
UP-FRONT RESERVES:              None
ONGOING RESERVES:               None
LOCKBOX:                        Hard
MEZZANINE:                      Yes(4)

                    PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Office
PROPERTY SUB-TYPE:              Central Business District
LOCATION:                       New York, NY
YEAR BUILT/RENOVATED:           1954/2005
SQUARE FEET:                    1,176,911
OCCUPANCY AT U/W(5):            95%
OWNERSHIP INTEREST:             Fee

                                          % OF TOTAL         LEASE
MAJOR TENANT(S)                 NRSF         NRSF          EXPIRATION
--------------                  ----         ----          ----------
Credit Suisse First
Boston (USA), Inc.            1,123,238       95%       December 31, 2020

PROPERTY MANAGEMENT:            S.L. Green Management Corp.
U/W NCF:                        $54,377,182
U/W DSCR(3):                    3.94x
APPRAISED VALUE:                $800,000,000
APPRAISAL DATE:                 May 1, 2005
CUT-OFF DATE LTV RATIO(3):      19.4%
MATURITY/ARD LTV RATIO:         0.0%

(1) The One Madison Avenue Property also secures, on a subordinate basis, the One Madison Avenue Junior Loan in the original principal amount of $50,000,000. The One Madison Avenue Total Loan (comprised of the One Madison Avenue Mortgage Loan and the One Madison Avenue Junior Loan) has a cut-off date principal balance of $205,135,976.
(2) The monthly payment amount for the One Madison Avenue Mortgage Loan consists of both interest and scheduled principal, which scheduled principal is an amount specified for the related payment date on the amortization schedule attached hereto as Exhibit E. The scheduled amortization payments are expected to pay-off the One Madison Avenue Mortgage Loan by May 11, 2016.
(3) Based on the cut-off date principal balance of the One Madison Avenue Mortgage Loan. The U/W DSCR for the One Madison Avenue Total Loan is 3.24x and the cut-off date LTV ratio for the One Madison Avenue Total Loan is 25.6%.
(4) There exist two mezzanine loans in the following amounts: (i) a $365,150,330 mezzanine loan (the "One Madison Avenue First Mezzanine Loan") made by Column Financial, Inc. to 1 Madison Office Mezz A LLC (the "One Madison Avenue First Mezzanine Borrower") and secured by a first priority lien encumbering 100% of the membership interests of the borrower under the One Madison Avenue Mortgage Loan; and (ii) a $117,697,660 mezzanine loan (the "One Madison Avenue Second Mezzanine Loan") made by Column Financial, Inc. to 1 Madison Office Mezz B LLC (the "One Madison Avenue Second Mezzanine Borrower") and secured by a first priority lien encumbering 100% of the membership interests of the One Madison Avenue First Mezzanine Borrower.
(5)  Occupancy as of April 29, 2005.

     THE LOAN. The second largest loan was originated on April 29, 2005. The One Madison Avenue Mortgage Loan is secured by a first priority mortgage on a fee interest in a commercial office building property located at One Madison Avenue, New York, New York.

     THE ONE MADISON AVENUE BORROWER. The borrower under the One Madison Avenue Mortgage Loan is 1 Madison Office Fee LLC, a single-purpose limited liability company organized under the laws of the State of Delaware. The sponsors, SL Green Realty Corp. (NYSE: SLG) and Gramercy Capital Corp. (NYSE: GKK) are publicly traded real estate investment trusts.

     THE ONE MADISON AVENUE PROPERTY. The One Madison Avenue Property consists of a commercial office building located at One Madison Avenue, New York, New York. The One Madison Avenue Property is a Class A office building overlooking Madison Square Park in Manhattan and situated on the entire city block bounded by Madison Avenue, Park Avenue South, East 23rd Street and East 24th Street. The One Madison Avenue Property consists of two attached, but distinct, structures: the 41-story, 266,997 square foot Tower Building (the "TOWER BUILDING") and the 13-story, 1,176,911 square foot South Building (the "SOUTH BUILDING"). Only the South Building serves as collateral for the One Madison Avenue

Total Loan. Approximately 95% of the rentable square footage of the South Building is leased to Credit Suisse First Boston (USA), Inc. ("CSFB") pursuant to a master lease. See "--Master Lease" below.

     PROPERTY MANAGEMENT. The One Madison Avenue Property is managed by S.L. Green Management Corp., an affiliate of the borrower. The management agreement generally provides for a fixed annual management fee of $176,500, which fee is subordinated to the One Madison Avenue Mortgage Loan. The management of the One Madison Avenue Property will be performed by either (a) S.L. Green Management Corp., (b) an affiliate thereof or any entity controlled by S.L. Green Operating Partnership, L.P. or GKK Capital LP, or (c) a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the One Madison Avenue Property, provided that with respect to clause
(c), the borrower will obtain prior written confirmation from the applicable rating agencies that such substitute manager organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the One Madison Avenue Mortgage Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the One Madison Avenue Mortgage Loan.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income (other than unforfeited security deposits and any unforfeited deposits on any sales contracts for any Call Option Space) from the One Madison Avenue Property to be deposited within one business day of receipt directly into a lockbox account under the control of the lender and is required to cause the tenants of the One Madison Avenue Property to deposit all rents (other than security deposits) directly into a lockbox account under the control of the lender. The lender is required to cause all funds in the lockbox account to be deposited once every business day into a separate account maintained by the lender from which all required payments and deposits under the One Madison Avenue Mortgage Loan will be made. Thereafter, provided there is no event of default, all funds will be transferred to an account maintained by the lender under the One Madison Avenue First Mezzanine Loan as required below.

     MASTER LEASE. There is a lease in place at the One Madison Avenue Property between the borrower, as landlord, and CSFB, as tenant, dated as of April 29, 2005, as amended by that certain amendment dated November 23, 2005 (the "ONE MADISON AVENUE MASTER LEASE"). The One Madison Avenue Master Lease expires on December 31, 2020, subject to 3 five-year optional renewal terms.

     CREATION OF CONDOMINIUM; RELEASE OF CALL OPTION SPACE. The borrower may, in its discretion, subject the One Madison Avenue Property to a condominium regime in order to permit the sale of all or a portion of the Call Option Space (defined below) in connection with the conversion of such space to residential condominium units and/or the construction of a new tower above the existing improvements at the One Madison Avenue Property, which contain, among other things, residential condominium units (the "SOUTH TOWER"). The offering plan and related documents for such condominium will be subject to the approval by the lender and, so long as there is no event of default under the One Madison Avenue Mortgage Loan and certain other conditions in the One Madison Avenue loan agreement are satisfied, the lender will subordinate the lien of the mortgage to the declaration of such condominium. In conjunction with creating such condominium, and provided there is no event of default under the One Madison Avenue Mortgage Loan and that certain other conditions in the One Madison Avenue loan agreement are satisfied, the borrower may sell all or any portion of the Call Option Space by delivering defeasance collateral to the lender in an amount equal to Required Release Price (as defined below). The "Required Release Price" means, with respect to the One Madison Avenue Mortgage Loan, its portion (calculated as described in the next sentence) of the greater of (i) an amount equal to $715.00 (which is equal to 119% of the allocated loan amount of $601.00 per square foot) multiplied by the number of square feet of Call Option Space to be released and (ii) the net sale proceeds of the sale of such Call Option Space (or portion thereof). The portion of the Required Release Price allocated to the One Madison Avenue Mortgage Loan, which will be used to defease the One Madison Avenue Mortgage Loan, will be based on the ratio of the outstanding principal balance of the One Madison Avenue Mortgage Loan to the aggregate outstanding principal balance of the One Madison Avenue Mortgage Loan, One Madison Avenue Junior Loan, One Madison Avenue First Mezzanine Loan and the One Madison Avenue Second Mezzanine Loan. "CALL OPTION SPACE" means all or a portion of certain non-contiguous space aggregating approximately 450,668 square feet consisting of various portions or entire floors of the One Madison Avenue Property.

     PROJECT EASEMENT. If the borrower elects to permit construction of the South Tower and/or in connection with the development, construction and/or operation of the Tower Building, the borrower may grant and record one or more easements, in favor of the owner of the South Building and/or the Tower Building.

     OTHER FINANCING. The One Madison Avenue Property also secures, on a subordinate basis, the One Madison Avenue Junior Loan in the original principal amount of $50,000,000. The holder of the One Madison Avenue Junior Loan is expected to be a securitization sponsored by the depositor (the "ONE MADISON AVENUE JUNIOR LOAN HOLDER") but prior to such time will be held by Column or an affiliate. See "Certain Matters Regarding the One Madison Avenue Mortgage Loan" in this prospectus supplement.

     There also exists the One Madison Avenue First Mezzanine Loan and the One Madison Avenue Second Mezzanine Loan. Column, as the holder of the One Madison Avenue Mortgage Loan, has entered into an intercreditor agreement with the One Madison Avenue First Mezzanine Lender and the One Madison Avenue Second Mezzanine Lender. The One Madison Avenue Mezzanine Loans are subordinate to the One Madison Avenue Mortgage Loan. Upon the occurrence of certain triggering events, the One Madison Avenue First Mezzanine Lender can require, pursuant to the related mezzanine loan documents, that its mezzanine loan be converted into a new subordinate mortgage loan to the One Madison Avenue Borrower secured by the One Madison Avenue Property.

                                  FASHION PLACE

                       LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:     $152,000,000
CUT-OFF DATE PRINCIPAL BALANCE: $151,676,392
FIRST PAYMENT DATE:             November 5, 2005
MORTGAGE INTEREST RATE:         5.302% per annum
AMORTIZATION TERM:              360 months
HYPERAMORTIZATION:              N/A
ARD DATE:                       N/A
MATURITY DATE:                  October 5, 2010
MATURITY BALANCE:               $140,809,422
BORROWER:                       Fashion Place, LLC
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout/defeasance until the
                                date that is six months prior
                                to the Maturity Date.
LOAN PER SQUARE FOOT/UNIT(1):   $468
UP-FRONT RESERVES:              N/A
ONGOING RESERVES:               Tax and Insurance Reserve(2):  Springing
                                Replacement Reserve(3):        Springing
                                Rollover Reserve(4):           Springing
LOCKBOX:                        Springing
MEZZANINE:                      Permitted(5)

                    PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Retail
PROPERTY SUB-TYPE:              Anchored
LOCATION:                       Murray, UT
YEAR BUILT/RENOVATED:           1972/2003
SQUARE FEET(6):                 323,997
OCCUPANCY AT U/W(7):            94%
OWNERSHIP INTEREST:             Fee/Leasehold

                               % OF TOTAL        LEASE
MAJOR TENANT(S)        NRSF       NRSF        EXPIRATION
--------------         ----       ----        ----------
Sears(8)             281,175       N/A            N/A
Dillard's(8)         182,003       N/A            N/A
Nordstrom(8)         102,795       N/A            N/A

PROPERTY MANAGEMENT:            Owner Managed
U/W NCF:                        $12,256,200
U/W DSCR:                       1.21x
APPRAISED VALUE:                $202,000,000
APPRAISAL DATE:                 September 23, 2005
CUT-OFF DATE LTV RATIO(1):      75.1%
MATURITY/ARD LTV RATIO:         69.7%

(1)  Based on the cut-off date principal balance.
(2) The borrower is required to make monthly deposits into a tax and insurance reserve following the occurrence and during the continuance of a Fashion Place Trigger Event to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(3) The borrower is required to deposit $5,829 per month into a replacement reserve following the occurrence and during the continuance of a "Fashion Place Trigger Event" (defined below) to fund ongoing repairs and replacements, provided that the borrower will not be required to make any payments into the replacement reserve if the balance of the reserve equals or exceeds $69,953. A "FASHION PLACE TRIGGER EVENT" means the occurrence of either of the following events: (a) an event of default under the Fashion Place loan agreement or (b) a Fashion Place Debt Service Coverage Ratio Event (defined below); provided, however, such Trigger Event will cease and terminate (i) in the case of a Fashion Place Trigger Event due to a Fashion Place Debt Service Coverage Ratio Event (as defined below), the DSCR is equal to or in excess of 1.05x for the twelve (12) consecutive month period then ending; and (ii) in the case of a Fashion Place Trigger Event due to the occurrence of an event of default, if such event of default is thereafter cured or waived. A "FASHION PLACE DEBT SERVICE COVERAGE RATIO Event" means, (i) as of any date, any period of time, during which the DSCR for the twelve (12) consecutive month period ending on the last day of the month immediately preceding such date based upon financial information provided pursuant to the Fashion Place loan agreement is less than 1.05x.
(4) The borrower is required to deposit $23,318 per month into a rollover reserve following the occurrence and during the continuance of a Fashion Place Trigger Event, provided that the borrower will not be required to make any payments into the rollover reserve if the balance of the reserve equals or exceeds $279,814.
(5) Future mezzanine debt is permitted, subject to, among others, the satisfaction of the following conditions: (i) execution of an intercreditor agreement by the mezzanine lender, (ii) the loan-to-value ratio of the underlying mortgage loan and such mezzanine debt shall not exceed 85%,
     (iii) the DSCR of the underlying mortgage loan and such mezzanine debt immediately following the closing of the mezzanine debt shall be no less than 1.10x and (iv) the mezzanine financing loan documents are acceptable to the lender.
(6) Represents square feet that serve as collateral for the Fashion Place Loan; the Fashion Place Property contains a total of 889,950 square feet.
(7)  Occupancy is based on the August 9, 2005 rent roll.
(8) Sears, Dillard's and Nordstrom are anchor-owned spaces and not part of the collateral.

     THE LOAN. The third largest loan was originated on September 30, 2005. The Fashion Place Loan is secured by a first priority deed of trust encumbering a shopping center in Murray, Utah.

     THE BORROWER. The borrower under the Fashion Place Loan is Fashion Place, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Delaware. The sponsor, General Growth Properties, Inc., is a corporation organized under the laws of the State of Kentucky. The sponsor owns and manages 319 properties in 44 states throughout the United States.

     THE FASHION PLACE PROPERTY. The Fashion Place Property consists of the Fashion Place Mall located in Murray, Utah. The anchor tenants are Sears, Dillard's and Nordstrom. The Fashion Place Property is a one- and two-level enclosed super regional mall located in Murray, Utah in the Salt Lake City MSA. The entire mall consists of 889,950 square feet, of which 323,977 square feet serves as collateral for the Fashion Place Loan.

     PROPERTY MANAGEMENT. The Fashion Place Property is managed by the borrower. There is no separate property management agreement. The lender under the Fashion Place Loan has the right to require the borrower to engage a new manager, who is any affiliate of the sponsor pursuant to a management agreement following the occurrence of an event of default under the Fashion Place Loan. The management will be performed by a manager described in the immediately preceding sentence or a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Fashion Place Property, provided that the borrower will obtain prior written confirmation from the applicable rating agencies that management of the Fashion Place Property by such entity will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Fashion Place Loan has the right to require the borrower to terminate the existing manager and replace it with a new manager meeting the requirements of the loan agreement.

     CASH MANAGEMENT/LOCKBOX. The borrower must cause all rents and other income to be deposited directly into a lockbox account and any rents collected by the borrower or the property manager must be deposited within two business days after receipt thereof. Upon the occurrence of a Fashion Place Trigger Event, the rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Fashion Place Loan will be made. Unless and until an event of default under the Fashion Place Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

                             HGA ALLIANCE-PORTFOLIO

                       LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:     $78,900,000
CUT-OFF DATE PRINCIPAL BALANCE: $78,900,000
FIRST PAYMENT DATE:             September 11, 2005
MORTGAGE INTEREST RATE:         4.856% per annum
AMORTIZATION TERM:              Interest Only
HYPERAMORTIZATION:              N/A
ARD DATE:                       N/A
MATURITY DATE:                  July 11, 2015
MATURITY BALANCE:               $78,900,000
BORROWER:                       Alliance HC II Limited Partnership
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout/defeasance until the date
                                that is five months prior to the
                                Maturity Date.
LOAN PER UNIT(1):               $76,602
UP-FRONT RESERVES:              Required Repair Reserve(2): $215,375
                                Environmental Reserve(3):     $1,875
                                Scheduled Renovations
                                Reserve(4):               $3,784,445
ONGOING RESERVES:               Tax and Insurance Reserve:       Yes
                                Replacement Reserve(5):          Yes
LOCKBOX:                        Hard
MEZZANINE:                      None

                     PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:         Portfolio
PROPERTY TYPE:                  Multifamily
PROPERTY SUB-TYPE:              Conventional
LOCATION:                       Various(6)
YEAR BUILT/RENOVATED:           Various(6)
UNITS:                          Various(6)
OCCUPANCY AT U/W:               Various(6)
OWNERSHIP INTEREST:             Fee
PROPERTY MANAGEMENT:            Alliance Residential Management, L.L.C.
U/W NCF:                        $5,806,169
U/W DSCR:                       1.49x
APPRAISED VALUE:                $102,150,000
APPRAISAL DATE:                 Various
CUT-OFF DATE LTV RATIO:         77.2%
MATURITY/ARD LTV RATIO:         77.2%

(1)  Based on the cut-off date principal balance.
(2) The required repair reserve was established at closing to fund immediate repairs.
(3) The environmental reserve was established at closing to remediate mold in a contained area at the HGA Alliance-Portfolio Property.
(4) The scheduled renovations reserve was established at closing to fund scheduled renovations.
(5) The borrower is required to deposit 1/12th of $250 multiplied by the total number of units at the HGA Alliance-Portfolio Property per month into a replacement reserve to fund ongoing repairs and replacements.
(6)  See "--The HGA Alliance-Portfolio Property" below.

     THE LOAN. The fourth largest loan was originated on August 10, 2005. The HGA Alliance-Portfolio Loan is secured by first priority mortgages encumbering multifamily complexes located in Nevada and Florida.

     THE BORROWER. The borrower under the HGA Alliance-Portfolio Loan is Alliance HC II Limited Partnership. The borrower is a single-purpose limited partnership organized under the laws of the State of Delaware. The sponsors, are Alliance Holdings Investments, L.L.C., Alliance Holdings Investment II, L.L.C., Alliance Holdings Investments III, L.L.C, and HGA Capital. HGA Capital is a wholly owned subsidiary of HSH N Real Estate AG, which belongs to the HSH Nordbank Group, a German bank. HGA Capital offers real estate funds specializing in all commercial properties types located in Germany, the United States, Hungary, Austria, Czech Republic, and Poland. HGA has three investment funds in the United States. Alliance is a privately owned real estate investment, development and finance firm concentrated in the multifamily housing business. Alliance and its affiliates own interests in a portfolio of more than 58,000 apartment units located throughout Texas, the Midwest, Nevada, Arizona, and along the Eastern Seaboard from Virginia to Florida.

     THE HGA ALLIANCE-PORTFOLIO PROPERTY. The HGA Alliance-Portfolio Property is a portfolio of four multi-family complexes set forth in the following table:

                               PROPERTY                                             APPRAISED    YEAR BUILT/            OCCUPANCY
     PROPERTY NAME             LOCATION                   ADDRESS                     VALUE       RENOVATED    ROOMS     AT U/W
----------------------     -----------------   -----------------------------       -----------   -----------   -----    ----------
Alexander Gardens......    Las Vegas, NV       3800 and 3900 Dalecrest Drive       $50,700,000     1996/N/A     480        92%
Grand Oaks at the Lake.    West Melbourne, FL  325 Lago Circle                     $32,800,000     2000/N/A     300        98%
Park Village...........    Melbourne, FL       3099 Park Village Way               $10,400,000    1986/2003     138        98%
Malabar Lakes..........    Palm Bay, FL        1018 Malabar Lakes Drive Northeast  $ 8,250,000    1986/2003     112        99%


     PROPERTY MANAGEMENT. The HGA Alliance-Portfolio Loan Property is managed by Alliance Residential Management, L.L.C., an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of revenues per annum, which is subordinated to the HGA Alliance-Portfolio Loan. The management of the HGA Alliance-Portfolio Property will be performed by either Alliance Residential Management, L.L.C., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the HGA Alliance-Portfolio Property, provided that the borrower will obtain prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the HGA Alliance-Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the HGA Alliance-Portfolio Loan. Alliance Residential Management, L.L.C. manages multi-family properties and is headquartered in Houston, Texas.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income from the HGA Alliance-Portfolio Property to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The lender is required to cause all funds in the lockbox account subject to a $1,000 minimum deposit amount to be deposited into a separate account maintained by the lender from which all required payments and deposits to reserves under the HGA Alliance-Portfolio Loan will be made. Unless and until an event of default occurs under the HGA Alliance-Portfolio Loan, the borrower will have access to the remaining funds after all such required payments are made.

                                 PRESTON COMMONS

                      LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:     $67,250,000
CUT-OFF DATE PRINCIPAL BALANCE: $67,250,000
FIRST PAYMENT DATE:             July 7, 2005
MORTGAGE INTEREST RATE:         5.200% per annum
AMORTIZATION TERM:              Interest Only
HYPERAMORTIZATION:              N/A
ARD DATE:                       N/A
MATURITY DATE:                  June 7, 2010
MATURITY BALANCE:               $67,250,000
BORROWER:                       BF Preston Commons, LP
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout/defeasance until the
                                date that is two months prior
                                to the Maturity Date.
LOAN PER SQUARE FOOT(1):        $160
UP-FRONT RESERVES:              Rollover Reserve(2):              $4,328,000
                                Designated Tenant TI Reserve(3):  $1,534,034
                                Preston General Funds(4):           $200,000
ONGOING RESERVES:               Tax and Insurance Reserve:               Yes
                                Replacement Reserve(5):                  Yes
                                Rollover Reserve(6):               Springing
                                Low NOI Reserve(7):                Springing
LOCKBOX:                        Hard
MEZZANINE:                      Yes(8)

                     PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Office
PROPERTY SUB-TYPE:              Suburban
LOCATION:                       Dallas, TX
YEAR BUILT/RENOVATED:           1968/1998
SQUARE FEET:                    421,244
OCCUPANCY AT U/W(9):            93%
OWNERSHIP INTEREST:             Fee

                               % OF TOTAL
MAJOR TENANT(S)        NRSF       NRSF        LEASE EXPIRATION
--------------         ----       ----        ----------------
Bank One, Texas,
NA (JP Morgan
Chase & Co.)          59,945      14.2%       September 30, 2009
Advanced Business
Technology, Inc.      24,169      5.7%        October 31, 2009
Wachovia Securities   23,234      5.5%        November 30, 2007

PROPERTY MANAGEMENT:            CAPSTAR Commercial Real
                                Estate Services, Ltd.
U/W NCF:                        $5,611,424
U/W DSCR:                       1.58x
APPRAISED VALUE:                $84,100,000
APPRAISAL DATE:                 May 1, 2005
CUT-OFF DATE LTV RATIO(1):      80.0%
MATURITY/ARD LTV RATIO:         80.0%

(1)  Based on the cut-off date principal balance.
(2) The rollover reserve was established at closing in the amount of $4,328,000 to fund tenant improvements and leasing commissions.
(3) The Designated Tenant reserve was established at closing in the amount of $1,534,034 to fund tenant improvement costs for Bank One, Sarofim Investments, Prudential Insurance, Domino Title Insurance and Quintessence Group.
(4) The Preston General Funds Reserve was established at closing in the amount of $200,000 to fund third-party costs and expenses incurred by the borrower at the Preston Commons Property, including, without limitation, tenant improvement and leasing commission costs, capital expenses and marketing costs.
(5) The borrower is required to deposit $5,233 per month into a replacement reserve to fund ongoing reserves and replacements.
(6) On any date when the balance in the rollover reserve is equal or less than $100,000, the borrower will be required to deposit into the rollover reserve, an amount equal to 1/12th of the sum of (a) $21.50 multiplied by the total vacant space, (b) $21.50 multiplied by 30% of square footage expiring during the ensuing 12 months and (c) $13.00 multiplied by 70% of the square footage expiring during the ensuing 12 months.
(7) All excess cash flow will be held in the Low NOI Reserve as additional security for the Preston Commons Loan should the following event(s) occur:
     (a) an event of default under the related mortgage loan documents and/or
     (b) the DSCR is less than 1.10x, except that if such event of default no longer exists or the DSCR is greater than 1.10x for three (3) consecutive months, the excess cash flow will not be held in the Low NOI Reserve.
(8) There exists a mezzanine loan in the amount of $9,312,750 made concurrently with the closing of the Preston Commons Loan by Capri Select II Preston LLC, a Delaware limited liability company to BF Preston Commons II, LP, a Delaware limited partnership and BF Preston Commons Holdings II, LLC, a Delaware limited liability company, the direct and indirect owners of all the partnership interests in the borrower. The mezzanine lender and Hypo Real Estate Capital Corporation, as mortgage lender, entered into an intercreditor agreement, which provides, that all amounts due under the mezzanine loan are subordinate to amounts due under the Preston Commons Loan.
(9)  Occupancy is based on the July 31, 2005 rent roll.

     THE LOAN. The fifth largest loan was originated on May 20, 2005. The Preston Commons Loan is secured by a first priority mortgage encumbering an office building in Dallas, Texas.

     THE BORROWER. The borrower under the Preston Commons Loan is BF Preston Commons, LP. The borrower is a single-purpose limited partnership organized under the laws of the State of Delaware. The sponsor, Bentley Forbes Holdings, LLC, is a Delaware limited liability company and owns and manages thirty-nine
(39) properties in fourteen (14) states throughout the United States.

     THE PRESTON COMMONS PROPERTY. The Preston Commons Property is a Class A suburban office property located in Dallas, Texas. The Preston Commons Property contains 421,244 net rentable square feet and consists of three buildings, commonly referred to as the Bank One Tower, Preston Commons East and Preston Commons West. Built in 1968, the Bank One Tower (8111 Preston Road) is a ten-story building with basement parking and a connecting three-story parking garage. Built in 1985, Preston Commons East & West (8115 & 8117 Preston Road) are each nine stories and share a three level parking garage.

     PROPERTY MANAGEMENT. The Preston Commons Property is managed by CAPSTAR Commercial Real Estate Services, Ltd. The management agreement generally provides for a management fee of 3.0% of gross monthly revenues from the Preston Commons Property, which is subordinated to the Preston Commons Loan. The management of the Preston Commons Property will be performed by either CAPSTAR Commercial Real Estate Services, Ltd., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Preston Commons Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Preston Commons Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Preston Commons Loan.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income from the Preston Commons Property to be deposited directly into a lockbox account under the control of the lender. The borrower under the Preston Commons Loan must cause the tenants of the Preston Commons Property to deposit all rents directly into a lockbox account under the control of the lender. The lender is required to cause all funds in the lockbox account to be deposited into a separate account maintained by lender from which all the required payments and deposits to reserves under the Preston Commons Loan will be made. Unless and until an event of default occurs under the Preston Commons Loan, the borrower will have access to the remaining funds after all such required payments are made.

     OTHER FINANCING. The mezzanine borrower, BF Preston Commons II, LP, a Delaware limited partnership and BF Preston Commons Holdings II, LLC, a Delaware limited liability company, the direct and indirect owners of all the partnership interests in the borrower, collectively incurred $9,312,750 of mezzanine financing concurrently with the closing of the Preston Commons Loan. The mezzanine lender, Capri Select II Preston LLC, a Delaware limited liability company, and Hypo Real Estate Capital Corporation, as mortgage lender, entered into an intercreditor agreement, which provides, that all amounts due under the mezzanine loan are subordinate to amounts due under the Preston Commons Loan. In addition, the mezzanine lender has certain cure rights and the option to purchase the Preston Commons Loan after it becomes a specially serviced loan for a price equal to outstanding principal, interest, advances and expenses on the Preston Commons Loan.

                           CRESTVIEW HILLS TOWN CENTER

                       LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:     $56,500,000
CUT-OFF DATE PRINCIPAL BALANCE: $56,500,000
FIRST PAYMENT DATE:             November 1, 2005
MORTGAGE INTEREST RATE:         5.690% per annum
AMORTIZATION TERM:              360 months(1)
HYPERAMORTIZATION:              N/A
ARD DATE:                       N/A
MATURITY DATE:                  October 1, 2015
MATURITY BALANCE:               $49,719,498
BORROWER:                       Crestview Hills Town Center, LLC
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout/defeasance until the
                                date that is three months prior
                                to the Maturity Date.
LOAN PER SQUARE FOOT(2):        $199
UP-FRONT RESERVES:              Rollover Reserve(3):       $14,929,759
                                Construction Reserve(4):    $4,957,864
                                Debt Service Reserve(5):    $1,607,425
ONGOING RESERVES:               Tax Reserve:                       Yes
LOCKBOX:                        None
MEZZANINE:                      None

                   PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Retail
PROPERTY SUB-TYPE:              Anchored
LOCATION:                       Crestview Hills, KY
YEAR BUILT/RENOVATED:           2005/N/A
SQUARE FEET:                    283,320
OCCUPANCY AT U/W(6):            82%
OWNERSHIP INTEREST:             Fee

                                % OF TOTAL        LEASE
MAJOR TENANT(S)         NRSF       NRSF         EXPIRATION
--------------          ----       ----         ----------
Bed, Bath, & Beyond    27,004      9.5%      January 31, 2016
Borders Books          20,000      7.1%      October 26, 2020

PROPERTY MANAGEMENT:            Jeffrey R. Anderson Real Estate, Inc.
U/W NCF:                        $6,578,005
U/W DSCR:                       1.67x
APPRAISED VALUE:                $86,000,000
APPRAISAL DATE:                 November 1, 2005
CUT-OFF DATE LTV RATIO(2):      65.7%(7)
MATURITY/ARD LTV RATIO:         57.8%(7)

(1) The Crestview Hills Town Center Loan has an interest-only period of 24 months.
(2)  Based on the cut-off date principal balance.
(3) The rollover reserve was established at closing to fund tenant improvements and leasing commissions.
(4) The construction reserve was established at closing to pay for the final costs of construction at the Crestview Hills Town Center Property.
(5) The debt service reserve was established at closing for debt service payments.
(6)  Based on 12-month period ending October 18, 2005.
(7) Cut-off date loan-to-value ratio and maturity date loan-to-value ratio are based on the prospective market value of the Crestview Hills Town Center Property assuming completion as of November 1, 2005.

     THE LOAN. The sixth largest loan was originated on September 7, 2005. The Crestview Hills Town Center Loan is secured by a first priority mortgage encumbering an anchored shopping center in Crestview Hills, Kentucky.

     THE BORROWER. The borrower under the Crestview Hills Town Center Loan is Crestview Hills Town Center, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Kentucky.

     THE PROPERTY. The Crestview Hills Town Center Property is a 283,320 square foot open-air lifestyle center located at 2929 Dixie Highway in Crestview Hills, Kenton County, Kentucky, a suburb of Cincinnati, Ohio. This lifestyle center is anchored by a 200,000 square foot Dillard's department store, Bed Bath & Beyond and Borders Books and is a redevelopment of the Crestview Hills Mall.

     PROPERTY MANAGEMENT. The Crestview Hills Town Center Property is managed by Jeffrey R. Anderson Real Estate, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of revenues per annum which is subordinated to the Crestview Hills Town Center Loan. The management of the Crestview Hills Town Center Property will be performed by either Jeffrey R. Anderson Real Estate, Inc. or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Crestview Hills Town Center Property. The lender under the Crestview Hills Town Center Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Crestview Hills Town Center Loan.

     GUARANTEE. Jeffrey R. Anderson executed a personal guaranty of payments due under the Crestview Hills Town Center Loan in the full principal amount of the Crestview Hills Town Center Loan which is effective until (a) the DSCR of the Crestview Hills Town Property reaches 1.30x, (b) the Crestview Hills Town Center Property has achieved stabilized effective gross income and (c) all opening co-tenancy requirements have been met.

                                 STERLING PLAZA

                       LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:     $47,250,000
CUT-OFF DATE PRINCIPAL BALANCE: $47,250,000
FIRST PAYMENT DATE:             July 7, 2005
MORTGAGE INTEREST RATE:         5.170% per annum
AMORTIZATION TERM:              Interest Only
HYPERAMORTIZATION:              N/A
ARD DATE:                       N/A
MATURITY DATE:                  June 7, 2010
MATURITY BALANCE:               $47,250,000
BORROWER:                       BF Sterling Plaza, LP
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout/defeasance until the
                                date that is two months prior
                                to the Maturity Date.
LOAN PER SQUARE FOOT/UNIT(1):   $155
UP-FRONT RESERVES:              Rollover Reserve(2):              $2,786,000
                                Designated Tenant TI
                                Reserve(3):                           $8,244
                                Sterling General Funds(4):          $600,000
ONGOING RESERVES:               Tax and Insurance Reserve:               Yes
                                Replacement Reserve(5):                  Yes
                                Rollover Reserve(6):               Springing
                                Low NOI Reserve(7):                Springing
LOCKBOX:                        Hard
MEZZANINE:                      Yes(8)

                      PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Office
PROPERTY SUB-TYPE:              Suburban
LOCATION:                       Dallas, TX
YEAR BUILT/RENOVATED:           1984/2005
SQUARE FEET:                    305,743
OCCUPANCY AT U/W(9):            85%
OWNERSHIP INTEREST:             Fee

                               % OF TOTAL           LEASE
MAJOR TENANT(S)        NRSF       NRSF           EXPIRATION
--------------         ----       ----           ----------
Sammons Corp.         21,508      7.0%        December 31, 2012
John McStay
Investments           19,912      6.5%         April 30, 2011
McGriff Seibels
Williams              17,136      5.6%         April 13, 2009

PROPERTY MANAGEMENT:            CAPSTAR Commercial Real
                                Estate Services, Ltd.
U/W NCF:                        $3,779,157
U/W DSCR:                       1.53x
APPRAISED VALUE:                $59,150,000
APPRAISAL DATE:                 May 1, 2005
CUT-OFF DATE LTV RATIO(1):      79.9%
MATURITY/ARD LTV RATIO:         79.9%

(1)  Based on the cut-off date principal balance.
(2) The rollover reserve was established at closing in the amount of $2,786,000 to fund tenant improvements and leasing commissions.
(3) The Designated Tenant reserve was established at closing in the amount of $8,244 to fund tenant improvement for Sammons Corporation.
(4) The Sterling General Funds reserve was established at closing in the amount of $600,000 fund third-party costs and expenses incurred by the borrower at the Sterling Plaza Property, including, without limitation, tenant improvement and leasing commission costs, capital expenses and marketing costs.
(5) The borrower is required to deposit $3,784 per month into a replacement reserve to fund ongoing repairs and replacements.
(6) On any date when the balance in the rollover reserve is equal to or less than $75,000, the borrower will be required to deposit into the rollover reserve, an amount equal to 1/12th of the sum of (a) $21.50 multiplied by the total vacant space, (b) $21.50 multiplied by 30% of square footage expiring during the ensuing 12 months and (c) $13.00 multiplied by 70% of square footage expiring during the ensuing 12 months.
(7) All excess cash flow will be held in the Low NOI Reserve as additional security for the Sterling Plaza Loan should the following event(s) occur:
     (a) an event of default under the related mortgage loan documents and/or
     (b) the DSCR is less than 1.10x, except that if such event of default no longer exists or the DSCR is greater than 1.10x for three (3) consecutive months, the excess cash flow will not be held in the Low NOI Reserve.
(8) There exists a mezzanine loan in the amount of $5,637,000 made concurrently with the closing of the Sterling Plaza Loan by Capri Select II Sterling LLC, a Delaware limited liability company to BF Sterling Plaza II, LP, a Delaware limited partnership and BF Sterling Plaza Holdings II, LLC, a Delaware limited liability company, the direct and indirect owners of all the partnership interests in the borrower. The mezzanine lender and Hypo Real Estate Capital Corporation, as mortgage lender, entered into an intercreditor agreement, which provides, that all amounts due under the mezzanine loan are subordinate to amounts due under the Sterling Plaza Loan.
(9)  Occupancy is based in the August 31, 2005 rent roll.

     THE LOAN. The seventh largest loan was originated on May 20, 2005. The Sterling Plaza Loan is secured by a first priority mortgage encumbering an office building in Dallas, Texas.

     THE BORROWER. The borrower under the Sterling Plaza Loan is BF Sterling Plaza, LP. The borrower is a single-purpose limited partnership organized under the laws of the State of Delaware. The sponsor, Bentley Forbes Holdings, LLC, is a Delaware limited liability company and owns and manages thirty-nine (39) properties in fourteen (14) states throughout the United States.

     THE STERLING PLAZA PROPERTY. The Sterling Plaza Property is a Class A suburban office property located in Dallas, Texas. Built in 1984 and renovated in 2005, the Sterling Plaza Property is a 19-story, 305,743 net rentable square feet building which includes a six-floor above ground parking garage.

     The Sterling Plaza office building is a part of the Preston Center, an office sub-market in Dallas. The submarket incorporates a mix of upscale retail, restaurants, office and high-rise residential property. The tenants of Sterling Plaza are diverse and include law, financial, insurance and marketing firms, as well as oil companies.

     PROPERTY MANAGEMENT. The Sterling Plaza Property is managed by CAPSTAR Commercial Real Estate Services, Ltd. The management agreement generally provides for a management fee of 3.0% of gross monthly revenues from the Sterling Plaza Property, which is subordinated to the Sterling Plaza Loan. The management of the Sterling Plaza Property will be performed by either CAPSTAR Commercial Real Estate Services, Ltd., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization, provided that the borrower will obtain prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Sterling Plaza Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Sterling Plaza Loan.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income from the Sterling Plaza Property to be deposited directly into a lockbox account under the control of the lender. The borrower under the Sterling Plaza Loan must cause the tenants of the Sterling Plaza Property to deposit all rents directly into a lockbox account under the control of the lender. The lender is required to cause all funds in the lockbox account to be deposited into separate accounts maintained by lender from which all the required payments and deposits to reserves under the Sterling Plaza Loan will be made. Unless and until an event of default occurs under the Sterling Plaza Loan, the borrower will have access to the remaining funds after all such required payments are made.

     OTHER FINANCING. The mezzanine borrower, BF Sterling Plaza II, LP, a Delaware limited partnership and BF Sterling Plaza Holdings II, LLC, a Delaware limited liability company, the direct and indirect owners of all the partnership interests in the borrower, collectively incurred $5,637,000 of mezzanine financing concurrently with the closing of the Sterling Plaza Loan. The mezzanine lender, Capri Select II Sterling LLC, a Delaware limited liability company, and Hypo Real Estate Capital Corporation, as mortgage lender, entered into an intercreditor agreement, which provides, that all amounts due under the mezzanine loan are subordinate to amounts due under the Sterling Plaza Loan. In addition, the mezzanine lender has certain cure rights and the option to purchase the Sterling Plaza Loan after it becomes a specially serviced loan for a price equal to outstanding principal, interest, advances and expenses on the Sterling Plaza Loan.

                            THISTLE LANDING - PHOENIX

                       LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:     $37,000,000
CUT-OFF DATE PRINCIPAL BALANCE: $37,000,000
FIRST PAYMENT DATE:             December 1, 2005
MORTGAGE INTEREST RATE:         5.220% per annum
AMORTIZATION TERM:              360 months(1)
HYPERAMORTIZATION:              N/A
ARD DATE:                       N/A
MATURITY DATE:                  November 1, 2015
MATURITY/ARD BALANCE:           $32,903,158
BORROWER:                       PEM Thistle Landing H, LLC and
                                PEM Thistle Landing S, LLC
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout/defeasance until the
                                date that is three months prior
                                to the Maturity Date.
LOAN PER SQUARE FOOT(2):        $131
UP-FRONT RESERVES:              Rollover Reserve(3):                $900,000
                                Environmental Reserve(4):               $500
ONGOING RESERVES:               Tax and Insurance Reserve:               Yes
                                Replacement Reserve(5):                  Yes
                                Rollover Reserve(6):                     Yes
LOCKBOX:                        Hard
MEZZANINE:                      Yes(7)

                      PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Office
PROPERTY SUB-TYPE:             Suburban
LOCATION:                      Phoenix, AZ
YEAR BUILT/RENOVATED:          1998/N/A
SQUARE FEET:                   281,858
OCCUPANCY AT U/W(8):           94%
OWNERSHIP INTEREST:            Fee

MAJOR TENANT(S)        NRSF       % OF TOTAL NRSF        LEASE EXPIRATION
--------------         ----       ---------------        ----------------
CheckFree Corp       101,006            35.8%             April 30, 2010
Equifirst             72,567            25.7%            December 11, 2010
Alltel (360
Communications)       65,000            23.1%            January 31, 2007

PROPERTY MANAGEMENT:            CB Richard Ellis
U/W NCF:                        $3,092,399
U/W DSCR:                       1.27x
APPRAISED VALUE:                $46,500,000
APPRAISAL DATE:                 September 15, 2005
CUT-OFF DATE LTV RATIO(2):      79.6%
MATURITY/ARD LTV RATIO:         70.8%

(1)  The Thistle Landing Loan has an interest-only period of 36 months.
(2)  Based on the cut-off date principal balance.
(3) The rollover reserve was established at closing to fund future tenant improvements and leasing commissions.
(4) The environmental reserve was established at closing to implement an operations and maintenance plan.
(5) The borrower is required to deposit $4,708 per month into a replacement reserve to fund ongoing repairs and replacements.
(6) The borrower is required to deposit $8,333 per month into the rollover reserve to fund tenant improvements and leasing commissions.
(7) There exists a mezzanine loan in the amount of $14,060,000 made concurrently with the closing of the Thistle Landing Loan to PEM Thistle Landing M, LLC, the sole owner of PEM Thistle Landing S, LLC and secured by the pledge of 100% of the membership interests in the borrower. Such mezzanine loan is expected to be paid off by the 2005 year-end from proceeds representing capital contributions of certain of the members of the related borrower.
(8) Occupancy is based on the September 21, 2005 rent roll, which includes a master lease for 17,986 square feet.

     THE LOAN. The eighth largest loan was originated on October 31, 2005. The Thistle Landing Loan is secured by a first priority mortgage encumbering a suburban office property in Phoenix, Arizona.

     THE BORROWER. The borrowers under the Thistle Landing Loan are PEM Thistle Landing H, LLC and PEM Thistle Landing S, LLC, each a single-purpose limited liability company organized under the laws of the State of Delaware. The borrowers acquired the property as tenants in common. PEM Thistle Landing S, LLC intends to sell, its entire interest in the Thistle Landing Property to other Delaware limited liability companies under a syndicated tenant in common structure. The sponsor, Principle Equity Management, L.P., is owned by Michael McQuay and Randy McQuay. The McQuays, through various affiliated companies either own or manage 15 commercial properties totaling more than 1.4 million square feet of office space, 1,120 multifamily units and approximately 175,000 square feet of retail space. The McQuays have combined net worth of $4.8 million with liquidity of $735,000 consisting of cash.

     THE THISTLE LANDING PROPERTY: The Thistle Landing Property is a three-building business park developed in 1999 located in Phoenix, Arizona. The Thistle Landing Property is 94% leased to 4 tenants that include CheckFree Corp, Equifirst, (Alltel) 360 Communications and Phonejockey.

     PROPERTY MANAGEMENT. The property is managed by the Phoenix office of CB Richard Ellis. The management agreement generally provides for a management fee of 2%, which is subordinated to the Thistle Landing Loan. The lender under the Thistle Landing Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Thistle Landing Loan.

     CASH MANAGEMENT/LOCKBOX. The borrower is required to cause all income from the Thistle Landing Property to be deposited directly into a lockbox account under the control of the lender. Unless and until an event of default with respect to the Thistle Landing Loan, the borrower will have access to the remaining funds after all required payments and deposits to reserves under the Thistle Landing loan are made.

     OTHER FINANCING. PEM Thistle Landing M, LLC, the sole owner of PEM Thistle Landing S, LLC incurred $14,060,000 of mezzanine financing concurrently with the closing of the Thistle Landing Loan. This mezzanine financing is secured by the pledge of all of the membership interest in the borrower. This mezzanine financing is subject to an intercreditor agreement between the lender under the Thistle Landing Loan and the mezzanine lender.

                               HIGHLAND INDUSTRIAL

                       LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:     $36,400,000
CUT-OFF DATE PRINCIPAL BALANCE: $36,400,000
FIRST PAYMENT DATE:             September 11, 2005
MORTGAGE INTEREST RATE:         5.340% per annum
AMORTIZATION TERM:              360 months(1)
HYPERAMORTIZATION:              N/A
ARD DATE:                       N/A
MATURITY DATE:                  September 11, 2015
MATURITY BALANCE:               $32,399,991
BORROWER:                       Highland Industrial Properties, L.L.C.
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout/defeasance until the
                                date that is two months prior
                                to the Maturity Date.
LOAN PER SQUARE FOOT (2):       $79
UP-FRONT RESERVES:              Rollover Reserve(3):                $900,000
ONGOING RESERVES:               Tax and Insurance Reserve:               Yes
                                Replacement Reserve(4):                  Yes
                                Rollover Reserve(5)                      Yes
                                Lease Termination Payment
                                Reserve(6):                        Springing
LOCKBOX:                        Modified
MEZZANINE:                      None

                      PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Industrial
PROPERTY SUB-TYPE:             N/A
LOCATION:                      Ann Arbor, MI
YEAR BUILT:                    1993-2001
SQUARE FEET:                   459,239
OCCUPANCY AT U/W(7):           83%
OWNERSHIP INTEREST:            Fee

                                % OF TOTAL       LEASE
MAJOR TENANT(S)        NRSF        NRSF        EXPIRATION
--------------         ----        ----        ----------
Encel, LLC            24,113       5.3%            MTM(8)
Balance Consulting    19,845       4.3%        June 30, 2011
JOBO Fototechnic,
Inc.(9)               17,900       3.9%       February 28, 2009

PROPERTY MANAGEMENT:            Lewis Management, L.L.C.
U/W NCF:                        $2,995.945
U/W DSCR:                       1.23x
APPRAISED VALUE:                $46,000,000
APPRAISAL DATE:                 August 1, 2005
CUT-OFF DATE LTV RATIO(2):      79.1%
MATURITY/ARD LTV RATIO:         70.4%

(1)  The Highland Industrial Loan has an interest-only period of 36 months.
(2)  Based on the cut-off date in December 2005.
(3) The rollover reserve was established at closing to fund ongoing tenant improvement and leasing commissions.
(4) The borrower is required to deposit $5,741 per month into a replacement reserve to fund ongoing repairs and replacements, provided that the borrower will not be required to make any payments into the replacement reserve if the balance of the reserve equals or exceeds $137,772.
(5) The borrower is required to deposit $13,333 per month into the rollover reserve was established at closing to fund ongoing tenant improvement and leasing commissions, provided that the borrower will not be required to make any payments into the rollover reserve if the balance of the reserve equals or exceeds $1,000,000.
(6) The borrower is required to establish a lease termination payment reserve upon receipt of any payments for early lease termination to fund for lease termination expenditures.
(7)  Occupancy is based on the July 15, 2005 rent roll.
(8) Encel, LLC is occupying the Highland Industrial Property on a month-to-month basis since the expiration of its lease on October 31, 2005.
(9) JOBO Fototechnic, Inc. is not currently paying rent and the space previously occupied by such tenant is dark. The lender is currently seeking a replacement tenant for such space.

     THE LOAN. The ninth largest loan was originated on July 29, 2005. The Highland Industrial Loan is secured by a first priority mortgage encumbering an industrial property in Ann Arbor, Michigan.

     THE BORROWER. The borrower under the Highland Industrial Loan is Highland Industrial Properties, L.L.C. The borrower is a single-purpose limited liability company organized under the laws of the State of Michigan. The sponsors, Mark D. Lewis and Daniel M. Klein, own and manage 1 million square feet of office space and 1,000 manufactured home sites throughout Michigan.

     THE HIGHLAND INDUSTRIAL PROPERTY. The Highland Industrial Property is a 459,239 square foot industrial property located in Ann Arbor, Michigan. The Highland Industrial Property consists of 18 single-story buildings that were constructed between 1993 and 2001.

     PROPERTY MANAGEMENT. The Highland Industrial Property is managed by Lewis Management, L.L.C., an affiliate of the borrower. The management agreement generally provides for a management fee of 4.0% of revenues per annum, which is subordinated to the Highland Industrial Loan. The management of the Highland Industrial Property will be performed by Lewis Management, L.L.C. or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing at least seven (7) years experience in managing properties similar in size, scope, use and value as the Highland Industrial Property, has managed at least five properties of the same type within the last two years and is not subject to a bankruptcy proceeding, provided that the borrower will obtain prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Highland Industrial Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Highland Industrial Loan. Lewis Management, L.L.C. manages industrial and manufactured homes properties. Lewis Management, L.L.C. is headquartered in Farmington Hills, Michigan.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager is required to cause all income from the Highlands Industrial Property to be deposited directly into a lockbox account under the control of the lender within one business day of receipt. The lender is required to cause all funds in the lockbox account to be deposited into a separate account maintained by the lender from which all required payments and deposits to reserves under the Highland Industrial Loan will be made. Unless and until an event of default occurs under the Highland Industrial Loan, the borrower will have access to the remaining funds after all such required payments are made.

                                ASHBROOK COMMONS

                       LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:     $35,000,000
CUT-OFF DATE PRINCIPAL BALANCE: $35,000,000
FIRST PAYMENT DATE:             January 1, 2006
MORTGAGE INTEREST RATE:         5.050% per annum
AMORTIZATION TERM:              360 months(1)
HYPERAMORTIZATION:              N/A
ARD DATE:                       N/A
MATURITY DATE:                  December 1, 2015
MATURITY BALANCE:               $33,461,573
BORROWER:                       ARC Ashbrook Retail Consultants, L.L.C.
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout/defeasance until the
                                date that is six months prior
                                to the Maturity Date.
LOAN PER SQUARE FOOT(2):        $249
UP-FRONT RESERVES:              Rollover Reserve(3):              $4,200,000
ONGOING RESERVES:               Tax and Insurance Reserve:               Yes
                                Replacement Reserve(4):                  Yes
                                Rollover Reserve(5):                     Yes
LOCKBOX:                        None
MEZZANINE:                      None

                    PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Retail
PROPERTY SUB-TYPE:              Anchored
LOCATION:                       Ashburn, VA
YEAR BUILT/RENOVATED:           2005/N/A
SQUARE FEET:                    140,460
OCCUPANCY AT U/W(6):            100%
OWNERSHIP INTEREST:             Fee

                                 % OF TOTAL
MAJOR TENANT(S)          NRSF       NRSF      LEASE EXPIRATION
--------------           ----       ----      ----------------
HomeGoods, Inc.         25,651     18.3%        June 30, 2015
AC Moore Arts & Crafts  22,000     15.7%        June 30, 2015
Kincaid Home
Furnishings             19,858     14.1%      December 31, 2015

PROPERTY MANAGEMENT:            ARC Management, L.L.C
U/W NCF:                        $3,130,652
U/W DSCR:                       1.38x
APPRAISED VALUE:                $51,800,000
APPRAISAL DATE:                 October 7, 2005
CUT-OFF DATE LTV RATIO(2):      67.6%
MATURITY/ARD LTV RATIO:         64.6%

(1)  The Ashbrook Commons Loan has an interest-only period of 84 months.
(2)  Based on the cut-off date principal balance.
(3) The rollover reserve was established at closing to fund tenant improvements and leasing commissions and will be released when Off Broadway Shoes, Inc., Petroleum Marketing Group, Inc. and Kincaid Home Furnishings are in occupancy and paying rent.
(4) The borrower is required to deposit $2,488 per month into a replacement reserve to fund ongoing repairs and replacements. The reserve is capped at $29,860.
(5) The borrower is required to deposit $4,167 into the rollover reserve to fund tenant improvements and leasing commissions, capped at $100,000 (not counting the initial deposit or the anchor tenant deposit). The borrower is required to make a further deposit of $1,200,000 (or a letter of credit in lieu thereof) into the rollover reserve if none of the anchor tenants has renewed their respective lease by December 1, 2014.
(6)  Occupancy is based on the August 25, 2005 rent roll.

     THE LOAN. The tenth largest loan was originated on November 4, 2005. The Ashbrook Commons Loan is secured by a first priority mortgage encumbering a retail property in Ashburn, VA.

     THE BORROWER. The borrower under the Ashbrook Commons Loan is ARC Ashbrook Retail Consultants, L.L.C. The borrower is a single-purpose limited liability company organized under the laws of the State of Virginia. The sponsor, ARC Ashbrook Retail Consultants L.L.C., is a limited liability corporation and owns and manages three million square feet of commercial retail and office space in Washington, D.C.

     THE ASHBROOK COMMONS PROPERTY. The Ashbrook Commons Property, built in 2005, is a Class A anchored shopping center located in Ashburn, Virginia. The Ashbrook Commons Property consists of 140,460 square feet plus 57,791 square feet of pad leases. Anchors at the Ashbrook Commons Property include HomeGoods, Inc., Kincaid Home Furnishings, A.C. Moore Arts & Crafts and Off Broadway Shoes, that collectively occupy 87,075 square feet. The remaining 53,385 square feet of in-line space is fully leased to 26 tenants.

     PROPERTY MANAGEMENT. The Ashbrook Commons Property is managed by ARC Management L.L.C., an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of revenues per annum which is subordinated to the Ashbrook Commons Loan. The management of the Ashbrook Commons Property will be performed by either ARC Management L.L.C., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Ashbrook

Commons Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Ashbrook Commons Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Ashbrook Commons Loan. ARC Management L.L.C. manages three million square feet of office, medical, and community retail space. ARC Management L.L.C. is headquartered in Washington DC.

THE MORTGAGE LOAN SELLERS

     GENERAL. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

     - Column--one hundred eighty-seven (187) mortgage loans, representing 75.5% of the initial mortgage pool balance, of which one hundred twenty-nine (129) mortgage loans are in loan group no. 1, representing 70.5% of the initial loan group no. 1 balance, and fifty-eight (58) mortgage loans are in loan group no. 2, representing 93.7% of the initial loan group no. 2 balance;

     - PNC Bank, National Association-- twenty-one (21) mortgage loans, representing 12.7% of the initial mortgage pool balance, of which twenty (20) mortgage loans are in loan group no. 1, representing 15.1% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 4.0% of the initial loan group no. 2 balance;

     - KeyBank National Association-- nineteen (19) mortgage loans, representing 7.2% of the initial mortgage pool balance, of which seventeen (17) mortgage loans are in loan group no. 1, comprising 8.6% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, comprising 2.3% of the initial group no. 2 balance; and

     - Hypo Real Estate Capital Corporation-- two (2) mortgage loans, representing 4.6% of the initial mortgage pool balance, both of which are in loan group no. 1, comprising 5.8% of the initial loan group no. 1 balance.

     Each of the underlying mortgage loans was originated--

     - by the related mortgage loan seller from whom we are acquiring the mortgage loan,

     -    by an affiliate of the related mortgage loan seller, or

     - by a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

     COLUMN FINANCIAL, INC. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California and Tampa, Florida. Column has originated more than 7,400 commercial and multifamily rental mortgage loans totaling more than $72.6 billion since beginning operations in 1993. Column is a wholly owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston LLC, one of the underwriters.

     PNC BANK, NATIONAL ASSOCIATION AND AFFILIATES. PNC Bank is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Bank is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation ("PNC FINANCIAL"), and is PNC Financial's principal bank subsidiary. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. As of December 31, 2004, PNC Bank had total consolidated assets representing approximately 92.58% of PNC Financial's consolidated assets. PNC Bank is an affiliate of PNC Capital Markets LLC, one of the underwriters. Midland Loan Services, Inc., a primary servicer, is a wholly owned subsidiary of PNC Bank, National Association.

     KEYBANK NATIONAL ASSOCIATION. KeyBank is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of September 30, 2005, KeyBank had total assets of approximately $87.574 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $80.950 billion and approximately $6.624 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is
(216) 689-6300. KeyBank is a wholly owned subsidiary of KeyCorp and is the parent of KRECM, the master servicer. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters.

     HYPO REAL ESTATE CAPITAL CORPORATION. Hypo Real Estate Capital Corporation is a wholly-owned subsidiary of Hypo Real Estate International, a wholly-owned subsidiary of Hypo Real Estate Holding AG, a primary servicer. Hypo Real Estate Capital Corporation maintains an office at 622 Third Avenue, New York, New York. Hypo originates, underwrites, closes and services a broad range of financial products for multifamily and commercial real estate owners, developers and investors worldwide doing business in the United States. As of September 30, 2005, Hypo Real Estate Holding AG had total assets of approximately $182 billion.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, at the closing or at such later date as is permitted under the pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     -    either--

          1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

     - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

     - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     - copies of the letters of credit, if any, and amendments thereto which entitle the trust fund to draw thereon; provided, however, that originals of letters of credit will be delivered to and held by the master servicer;

     - copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

     - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a pro forma or specimen title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2005-C6 certificateholders under the terms of the pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the value of, or the interests of any class of series 2005-C6 certificateholders in, the subject mortgage loan,

then the omission or defect will constitute a material document defect as to which the series 2005-C6 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

     Within a specified period of time following the later of--

     -    the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the trust fund (except as described below), specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will generally include, among other things--

     - the information set forth in the schedule of the mortgage loans attached to the related mortgage loan purchase agreement is complete and accurate in all material respects as of the relevant date;

     - such mortgage loan seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests, except for certain interests in servicing rights (including those being assigned pursuant to the pooling and servicing agreement);

     - no scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent since origination;

     - the related mortgage constitutes, subject to certain creditors' rights exceptions, a valid and enforceable first priority mortgage lien (subject to the Permitted Encumbrances) upon the related mortgaged real property;

     - the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights;

     - the related assignment of leases and rents creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, certain rights under the related lease or leases (subject to the Permitted Encumbrances and except as enforcement may be limited to certain creditors' rights exceptions);

     - the mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except by an instrument included in the mortgage file, and the related mortgaged real property has not been released, in whole or in material part, from the lien of the related mortgage instrument in any manner that materially interferes with the security intended to be provided by that mortgage instrument;

     - except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, as of the later of the date of origination of the mortgage loan or the most recent inspection of the related mortgaged real property by such mortgage loan seller, as applicable, and to the knowledge of such mortgage loan seller, the related mortgaged real property is free of any material damage that would affect materially and adversely the use or value of such mortgaged real property as security for the mortgage loan (normal wear and tear excepted);

     - to the mortgage loan seller's knowledge, there is no proceeding pending for the total or partial condemnation of any mortgaged real property that would have a material adverse effect on the use or value of the related mortgaged real property;

     - the related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a "marked-up" pro forma policy, specimen policy or title insurance commitment or the equivalent thereof (for which the required premium has been paid), which in any case evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to the exceptions stated therein and the other Permitted Encumbrances;

     - the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances thereunder;

     - an environmental site assessment was performed with respect to the mortgaged real property in connection with the origination of the related mortgage loan, and such mortgage loan seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in the report of such assessment; provided, however, as previously described in this prospectus supplement, for certain mortgage loans the environmental site assessment was limited or an environmental insurance policy was obtained in lieu of an environmental site assessment;

     - each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights;

     - the related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage;

     - there are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments;

     - the related borrower is not, to such mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

     - except as described in this prospectus supplement with respect to the One Madison Avenue Mortgage Loan and the CBA A/B Loan Pairs, the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the trust fund;

     - except as disclosed in this prospectus supplement with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, (a) upon the satisfaction of certain legal and underwriting requirements, (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan; and

     - to such mortgage loan seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event - other than payments due but not yet delinquent - which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged real property; provided that this representation and warranty will not cover a default, breach, violation or event of acceleration arising out of the subject matter covered by any other representation and warranty made by such seller.

     The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement.

     If--

     - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

     - that breach materially and adversely affects the value of, or the interests of any class of series 2005-C6 certificateholders in, the subject mortgage loan,

then that breach will be a material breach of the representation and warranty. The rights of the series 2005-C6 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If a mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any REO Property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2005-C6 certificates therein, then that mortgage loan seller will be required to take one of the following courses of action:

     -    cure such breach or defect in all material respects; or

     - repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

          2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time in absence of a default, to but not including the due date in the collection period of purchase (which includes unpaid master servicing fees and any applicable unpaid primary servicing fees), but exclusive of Post-ARD Additional Interest, plus

          3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate (as set forth in the pooling and servicing agreement), plus

          4. all expenses incurred (whether paid or then owing) by the master servicer, the special servicer, us and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

          5. the amount of any special servicing fees accrued on such mortgage loan and, if the mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the special servicer; or

     - replace the affected mortgage loan with a Qualified Substitute Mortgage Loan; provided, that in no event may a substitution occur later than the second anniversary of the date of initial issuance of the offered certificates; or

     -    for certain breaches, reimburse the trust fund for certain costs.

     The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the immediately preceding paragraph, will generally be limited to 90 days or less following the earlier of its discovery and its receipt of notice of the subject material breach or material document defect. However, if the applicable mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution.

     In addition to the foregoing, if--

     - any underlying mortgage loan is required to be repurchased or substituted as contemplated above, and

     -    such underlying mortgage loan is a crossed loan,

then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the applicable mortgage loan seller will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless all of the following conditions would be satisfied if the applicable mortgage loan seller were to repurchase or substitute for only the affected crossed loans as to which a defect or breach had initially occurred:

     - the debt service coverage ratio for any related crossed loans that remain in the trust fund for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for all such crossed loans, including the affected crossed loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x,

     - the loan-to-value ratio for any related crossed loans that remain in the trust fund (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the party obligated to effect the repurchase or the substitution) is not greater than the least of (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the party responsible for effecting the repurchase or substitution), (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in Exhibit A-1 hereto and (c) 75.0%, and

     - the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the trust fund or its assets, income or gain or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC for U.S. federal or applicable state tax purposes at any time that any series 2005-C6 certificate is outstanding.

     In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the party responsible for completing the repurchase or substitution may elect either to repurchase or substitute for only the affected crossed loan as to which the defect or breach exists or to repurchase or substitute for the aggregate crossed loans. The determination of the special servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the party responsible for completing the repurchase or substitution repurchases or substitutes for an affected crossed loan in the manner prescribed above while the trustee continues to hold any related crossed loans, we and each mortgage loan seller have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related loan documents in a manner such that (a) the repurchased or replaced crossed loan and (b) any related crossed loans that remain in the trust would no longer be cross-defaulted or cross-collateralized with one another.

     Any of the following document defects will be conclusively presumed to affect materially and adversely the interests of a class of series 2005-C6 certificateholders in an underlying mortgage loan:

     - the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

     - the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file (a) a certified copy of the recorded mortgage, (b) a certified copy of the mortgage in the form sent for recording, together with a certificate stating that the original mortgage was sent for recordation, or (c) a copy of the mortgage and the related recording information;

     - the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, a binding written commitment (including a pro forma or specimen title insurance policy, which has been accepted or approved in writing by the related title insurance company) relating to the subject mortgage loan;

     - the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the trust fund, unless there is included in the mortgage file (a) a certified copy of the recorded intervening assignment, (b) a certified copy of the intervening assignment, together with a certificate stating that the original intervening assignment was sent for recordation, or (c) a copy of the intervening assignment and the related recording information;

     - the absence from the mortgage file of any original letter of credit; provided that such defect may be cured by providing a substitute letter of credit or a cash reserve;

     -    the absence from the mortgage file of any required ground lease; or

     - in the case of a loan secured by a hospitality property, the absence from the mortgage file of any required franchise agreement or franchise comfort letter.

     The foregoing obligation to cure, repurchase, provide a substitute mortgage loan or loans or reimburse the trust fund will constitute the sole remedy available to the certificateholders and the trustee for any defect in a mortgage file or any breach on the part of the related mortgage loan seller of its representations or warranties regarding the underlying mortgage loans.

     Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the trust fund within 90 days following the earlier of its receipt of notice or its discovery of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

     Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that any such party has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in December 2005, if any. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2005-C6 certificates will be issued, on or about December 28, 2005, under a pooling and servicing agreement to be dated as of December 1, 2005, between us, as depositor, and the trustee, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

     -    the underlying mortgage loans;

     - any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in December 2005, except that in the case of certain of the underlying mortgage loans that have their first due date in January 2006, any and all payments under and proceeds of those underlying mortgage loans had their first due date been in December 2005, in each case, exclusive of payments of principal, interest and other amounts due on or before that date;

     -    the loan documents for the underlying mortgage loans;

     -    our rights under each of the mortgage loan purchase agreements;

     - any REO Properties acquired by the trust fund with respect to defaulted underlying mortgage loans;

     -    the swap agreement; and

     - those funds or assets as from time to time are deposited in the collection account described under "The Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement, the special servicer's REO account described under "The Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2005-C6 certificates will include the following classes:

     -    the A-1, A-2FX, A-2FL, A-3, A-4, A-1-A, A-M, A-J, B, C, D and E
          classes, which are the classes of series 2005-C6 certificates that are offered by this prospectus supplement; and

     - the A-X, A-SP, F, G, H, J, K, L, M, N, O, P, Q, R and V classes, which are the classes of series 2005-C6 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-2FL certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC II regular interest, designated as the "class A-2FL REMIC II regular interest", and the rights and obligations under a swap agreement. For so long as it is in effect, the swap agreement will provide, among other things, that amounts payable as interest with respect to the class A-2FL REMIC II regular interest will be exchanged for amounts payable as interest under the swap agreement, with payments to be made between the trust and the swap counterparty on a net basis. The swap agreement will calculate the accrual of interest on a notional amount equal to the total principal balance of the class A-2FL certificates outstanding from time to time. The total principal balance of the class A-2FL certificates at any time will also equal the total principal balance of the class A-2FL REMIC II regular interest. See "Description of the Swap Agreement" in this prospectus supplement.

     The class A-1, A-2FX, A-2FL, A-3, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates are the series 2005-C6 certificates that will have principal balances. The series 2005-C6 certificates with principal balances constitute the series 2005-C6 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Notwithstanding the foregoing, in the case of the class A-2FL certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the class A-2FL REMIC II regular interest before actually being distributed to the class A-2FL certificateholders. In addition, any reduction in the total principal balance of the class A-2FL certificates on any given distribution date, without a corresponding distribution, in connection with losses on the underlying loans or default-related and otherwise unanticipated trust fund expenses will be made in response to a corresponding reduction made in the total principal balance of the class A-2FL REMIC II regular interest in connection with those losses and expenses.

     The class A-X, A-SP, R and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X and A-SP certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class A-X and A-SP certificates are sometimes referred to in this prospectus supplement as the series 2005-C6 interest only certificates.

     For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2FX, A-3, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q
certificates and the class A-2FL REMIC II regular interest.

     For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          (a) during the period from the date of initial issuance of the series 2005-C6 certificates through and including the distribution date in December 2006, the sum of (a) the lesser of $92,292,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $538,928,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2FX, A-3, A-4, A-M, A-J, B, C, D, E, F, G, H and J certificates and the class A-2FL REMIC II regular interest outstanding from time to time;

          (b) during the period following the distribution date in December 2006 through and including the distribution date in December 2007, the sum of (a) the lesser of $3,620,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $517,451,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2FX, A-3, A-4, A-M, A-J, B, C, D, E, F, G, H and J certificates and the class A-2FL REMIC II regular interest outstanding from time to time;

          (c) during the period following the distribution date in December 2007 through and including the distribution date in December 2008, the sum of (a) the lesser of $92,891,000 and the total principal balance of the class A-2FX certificates outstanding from time to time, (b) the lesser of $103,212,000 and the total principal balance of the class A-2FL REMIC II regular interest outstanding from time to time, (c) the lesser of $494,309,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (d) the total principal balance of the class A-3, A-4, A-M, A-J, B, C, D, E, F, G and H certificates outstanding from time to time, and (e) the lesser of $21,502,000 and the total principal balance of the class J certificates outstanding from time to time;

          (d) during the period following the distribution date in December 2008 through and including the distribution date in December 2009, the sum of (a) the lesser of $50,300,000 and the total principal balance of the class A-2FX certificates outstanding from time to time, (b) the lesser of $55,889,000 and the total principal balance of the class A-2FL REMIC II regular interest outstanding from time to time, (c) the lesser of $471,424,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (d) the total principal balance of the class A-3, A-4, A-M, A-J, B, C, D, E, F and G certificates outstanding from time to time, and (e) the lesser of $726,000 and the total principal balance of the class H certificates outstanding from time to time;

          (e) during the period following the distribution date in December 2009 through and including the distribution date in December 2010, the sum of (a) the lesser of $508,584,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $425,988,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J, B, C, D and E certificates outstanding from time to time, and (d) the lesser of $20,811,000 and the total principal balance of the class F certificates outstanding from time to time;

          (f) during the period following the distribution date in December 2010 through and including the distribution date in December 2011, the sum of (a) the lesser of $432,221,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $405,762,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J, B, C and D certificates outstanding from time to time, and (d) the lesser of $7,595,000 and the total principal balance of the class E certificates outstanding from time to time;

          (g) during the period following the distribution date in December 2011 through and including the distribution date in December 2012, the sum of (a) the lesser of $355,752,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $385,603,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J and B certificates outstanding from time to time, and
               (d) the lesser of $22,792,000 and the total principal balance of the class C certificates outstanding from time to time;

          (h)  following the distribution date in December 2012, $0

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking, Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit F hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the beneficial owners of those certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, us or any trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

     The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     Neither we nor the master servicer, the certificate registrar, the underwriters, the special servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

     GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2005-C6 certificates (other than the class A-2FL certificates) and the class A-2FL REMIC II regular interest and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

     The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the distribution account, provided that the trustee may be so obligated if it fails to comply with certain requirements set forth in the pooling and servicing agreement.

     DEPOSITS. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     - All payments and other collections on the mortgage loans and any REO Properties in the trust fund on deposit in the collection account as of close of business on the second business day prior to such remittance date, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the collection account to any person other than the series 2005-C6 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, primary servicing fees, special servicing fees, work-out fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Trust Fund Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c)  amounts payable with respect to other trust fund expenses;

          4.   net investment income on the funds in the collection account;

          5.   amounts deposited in the collection account in error; and

          6.   any amounts payable to the holder of a Junior Loan.

     - Any advances of delinquent monthly debt service payments made with respect to that distribution date.

     - Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Accounts" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2006, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the trust fund that accrue interest on an Actual/360 Basis.

     WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     - to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     - to reimburse itself or the master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance has been determined not to be ultimately recoverable out of collections on the related underlying mortgage loans (any such advance, a "NONRECOVERABLE ADVANCE"); provided that the trustee or the master servicer may choose in its sole discretion to be reimbursed in installments; and provided, further, that any such reimbursement would first be made out of payments and other collections of principal on the mortgage pool;

     - to reimburse itself or the master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance remains unreimbursed following the time that the related underlying mortgage is modified in connection with a default and returned to performing status (and without regard to whether that advance would ultimately be recoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of--but solely out of--payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for Nonrecoverable Advances;

     - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "The Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement;

     -    to pay for the cost of recording the pooling and servicing agreement;

     - to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

     - with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis;

     - to pay itself interest and other investment income earned on funds held in the distribution account;

     - to pay any U.S. federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses; and

     - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2005-C6 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest. However, notwithstanding the foregoing, distributions with respect to the class A-2FL REMIC II regular interest will be made to the trustee's floating rate account on the business day preceding each distribution date, and distributions with respect to the class A-2FL certificates will be made on each distribution date.

     For any distribution date, the Total Available Funds will consist of three separate components:

     - the portion of those funds that represent Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-X, A-1, A-2FX, A-3, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H and/or J certificates and/or the class A-2FL REMIC II regular interest, as described under "--Distributions--Distributions of Yield Maintenance Charges" below;

     - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

     - the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2005-C6 certificates, other than the class V and class A-2FL certificates, and the class A-2FL REMIC II regular interest, as described under "--Distributions--Priority of Distributions" below.

FLOATING RATE ACCOUNT

     The trustee, on behalf of the trust, will be required to establish and maintain an account (which may be a sub-account of the distribution account, but for purposes of this prospectus supplement is described as a separate account) in which it will hold funds pending their distribution on the class A-2FL certificates or to the swap counterparty and from which it will make those distributions. That floating rate account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's floating rate account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's floating rate account will be paid to the trustee as additional compensation.

     DEPOSITS. The trustee will deposit into the floating rate account:

     - all payments received from the swap counterparty in respect of the swap agreement as described under "Description of the Swap Agreement" in this prospectus supplement; and

     -    all amounts allocable to the class A-2FL REMIC II regular interest.

     The trustee will be required to deposit in the floating rate account the amount of any losses of principal or interest arising from investments of funds held in the floating rate account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the floating rate account.

     WITHDRAWALS. The trustee may from time to time make withdrawals from the floating rate account for any of the following purposes:

     - to make regularly scheduled payments to the swap counterparty in respect of the swap agreement as described under "Description of the Swap Agreement" in this prospectus supplement;

     - to make distributions to the class A-2FL certificateholders on each distribution date as described under "--Distributions--Distributions on the Class A-2FL Certificates" below;

     - to pay itself interest and other investment income earned on funds held in the floating rate account; and

     - to pay to the person entitled thereto any amounts deposited in the floating rate account in error.

     In the event that the trustee undertakes any action to enforce the rights of the trust under the swap agreement, any amounts owing to the trustee in respect of any losses, liabilities or expenses will not be payable from the trust fund.

     For any distribution date, the "Class A-2FL Available Funds" will equal the sum of:

     - the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance Charges, on or in respect of the class A-2FL REMIC II regular interest with respect to that distribution date; plus

     - the amounts, if any, received from the swap counterparty pursuant to the swap agreement for such distribution date; minus

     - the regularly scheduled amounts, if any, required to be paid to the swap counterparty pursuant to the swap agreement for such distribution date.

     The Class A-2FL Available Funds will be distributable on the class A-2FL certificates as described under "--Distributions--Distributions on the Class A-2FL Certificates" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account (which may be a sub-account of the distribution account) in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     During January, except in a leap year, and February of each calendar year, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

     The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

     The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the interest reserve account, provided that the trustee may be so obligated if it fails to comply with certain requirements set forth in the pooling and servicing agreement.

DISTRIBUTIONS

     GENERAL. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2005-C6 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2005-C6 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2005-C6 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     DISTRIBUTIONS ON THE CLASS A-2FL REMIC II REGULAR INTEREST. Notwithstanding anything in this prospectus supplement to the contrary, all distributions allocable to the class A-2FL REMIC II regular interest will be deposited into the floating rate account pending distribution thereof to the class A-2FL certificateholders and/or the swap counterparty. In addition, for so long as the swap agreement relating to the class A-2FL certificates remains in effect and there is no continuing Swap Default, amounts described in this prospectus supplement as being distributable on or allocable to the class A-2FL REMIC II regular interest with respect to any distribution date will be determined (taking into account all of the applicable payment priorities and the then known available funds) as of, and will be withdrawn from the distribution account and transferred to the floating rate account on, the business day preceding the subject distribution date.

     INTEREST DISTRIBUTIONS. All of the classes of the series 2005-C6 certificates (except for the R and V classes) and the class A-2FL REMIC II regular interest will bear interest.

     With respect to each interest-bearing class of the series 2005-C6 certificates and with respect to the class A-2FL REMIC II regular interest, that interest will accrue during each interest accrual period based upon:

     - the pass-through rate with respect to that class for that interest accrual period;

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     - the assumption that each year consists of twelve 30-day months (or, in the case of the class A-2FL certificates, for so long as the swap agreement is in effect and no continuing Swap Default exists, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days);

except that if (a) the total amount of interest distributions with respect to the class A-2FL REMIC II regular interest for any distribution date is less than
(b) 1/12th of the product of the lesser of (X) 5.207% per annum and (Y) a weighted average coupon derived from the net interest rates on the underlying mortgage loans, multiplied by (ii) the total principal balance of the class A-2FL certificates immediately prior to that distribution date, then there will be a proportionate reduction to the amount of interest distributable on the class A-2FL certificates.

     In addition, if the pass-through rate of the class A-2FL REMIC II regular interest for any interest accrual period is limited by the weighted average of the net interest rates of the underlying mortgage loans, the amount by which the interest distributable with respect to the class A-2FL REMIC II regular interest is reduced as a result of such limitation will result in the amount of interest payable by the trust to the swap counterparty being reduced by such amount. As a result, the amount payable by the swap counterparty to the trust will be reduced proportionately, and therefore a corresponding reduction will be made by the amount of interest distributable with respect to the class A-2FL certificates on that distribution date.

     However, no interest will accrue with respect to the class A-SP certificates following the November 2012 interest accrual period.

     On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2005-C6 certificates (exclusive of the class A-2FL certificates) and with respect to the class A-2FL REMIC II regular interest will be entitled to receive--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (to not less than zero) by

     - the total portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2005-C6 certificates.

     If the holders of any interest-bearing class of the series 2005-C6 certificates (exclusive of the class A-2FL certificates) or the class A-2FL REMIC II regular interest do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2005-C6 certificates (exclusive of the class A-2FL certificates) or the class A-2FL REMIC II regular interest will equal the product of:

     - the total amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     - a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2005-C6 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to the class A-2FL REMIC II regular interest and all of the interest-bearing classes of the series 2005-C6 certificates (other than the class A-2FL certificates and calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

     Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class A-2FL certificates, any such shortfalls allocated to the class A-2FL REMIC II regular interest will result in the interest distributable on the class A-2FL certificates being reduced on a proportionate basis, if the swap agreement is in effect and there is no continuing Swap Default, or a dollar-for-dollar basis, if there is no swap agreement in effect.

     CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2005-C6 certificates for the initial interest accrual period is shown in the table on page S-6. However, the initial pass-through rates shown in the table on page S-6 with respect to the class A-X and A-SP certificates are each approximate.

     The pass-through rates applicable to the class A-1 certificates for each interest accrual period will remain fixed at the initial pass-through rate for that class shown on page S-6.

     The pass-through rate applicable to the class A-2FX, A-3, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     - the pass-through rate applicable to the particular class of series 2005-C6 certificates for the initial interest accrual period shown on page S-6, and

     - the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The class A-2FL REMIC II regular interest will accrue interest at a pass-through rate equal to the lesser of (X) 5.207% per annum and (Y) a weighted average coupon derived from the net interest rates on the underlying mortgage loans.

     For so long as the swap agreement is in effect, the pass-through rate applicable to the class A-2FL certificates for each interest accrual period will equal LIBOR + 0.1250% per annum. However, the pass-through rate with respect to the class A-2FL certificates may be effectively reduced as a result of shortfalls allocated to the class A-2FL REMIC II regular interest. In addition, during the occurrence of a Swap Default or if the swap agreement is terminated and a replacement swap agreement is not obtained, the pass-through rate applicable to the class A-2FL certificates will convert to a per annum rate equal to the pass-through rate on the class A-2FL REMIC II regular interest, and accordingly the interest accrual period and interest accrual basis for the class A-2FL certificates will convert to those of the class A-2FL REMIC II regular interest. See "--Distributions on the Class A-2FL Certificates" and "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

     The term "LIBOR" means, with respect to the class A-2FL certificates and each interest accrual period for those certificates, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the swap counterparty to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The swap counterparty will request the principal London office of any four major reference banks in the London interbank market selected by the swap counterparty to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the swap counterparty, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination Date with respect to such interest accrual period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time.

     The "LIBOR Determination Date" for the class A-2FL certificates is (i) with respect to the initial interest accrual period, December 22, 2005, and (ii) with respect to each interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A "LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

     The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the November 2012 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series of 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or of the class A-2FL REMIC II regular interest. If the entire total principal balance of any class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or of the class A-2FL REMIC II regular interest is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or of the class A-2FL REMIC II regular interest is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2005-C6 principal balance certificates or of the class A-2FL REMIC II regular interest will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the November 2012 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

     - the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over

     - the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C6 principal balance certificates (or, alternatively, if applicable, for the class A-2FL REMIC II regular interest) whose total principal balance, or a designated portion thereof, comprises such component.

     Following the November 2012 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the December 2012 interest accrual period and for each interest accrual period thereafter.

     The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or all or a designated portion of the total principal balance of the class A-2FL REMIC II regular interest. In general, the total principal balance of each class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or of the class A-2FL REMIC II regular interest will constitute a separate component of the total notional amount of the class A-X certificates; provided that, if a portion, but not all, of the total principal balance of any such class of series 2005-C6 principal balance certificates or of the class A-2FL REMIC II regular interest is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the November 2012 interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

     - if such particular component consists of the entire total principal balance of any class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or of the class A-2FL REMIC II regular interest, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or of the class A-2FL REMIC II regular interest and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of the entire total principal balance of any class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or of the class A-2FL REMIC II regular interest, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or of the class A-2FL REMIC II regular interest; and

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or of the class A-2FL REMIC II regular interest, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of
          (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or the class A-2FL REMIC II regular interest.

     Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the November 2012 interest accrual period, the total principal balance of each class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates), as well as the total principal balance of the class A-2FL REMIC II regular interest, will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C6 principal balance certificates whose principal balance makes up such component (or, alternatively, if applicable, for the class A-2FL REMIC II regular interest).

     The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     PRINCIPAL DISTRIBUTIONS. Subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest on each distribution date will equal the Total Principal Distribution Amount for that distribution date.

     In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2FX, A-3, A-4 and A-1-A certificates and the class A-2FL REMIC II regular interest will be entitled on each distribution date will, in the case of each of those classes, generally equal:

     - in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

     - in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A certificates are entitled on the subject distribution date as described in the immediately preceding bullet);

     - in the case of the class A-2FX certificates and the class A-2FL REMIC II regular interest, an amount (not to exceed the total principal balance of the class A-2FX certificates and the class A-2FL REMIC II regular interest, respectively, outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount (which will be allocated PRO RATA between the class A-2FX certificates and the class A-2FL REMIC II regular interest) for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and/or A-1 certificates are entitled on the subject distribution date as described in the immediately preceding two bullets);

     - in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-1 and/or A-2FX certificates and the class A-2FL REMIC II regular interest are entitled on the subject distribution date as described in the immediately preceding three bullets); and

     - in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-1, A-2FX and/or A-3 certificates and the class A-2FL REMIC II regular interest are entitled on the subject distribution date as described in the immediately preceding four bullets).

     In addition, if the total principal balance of the class A-1, A-2FX, A-3, and A-4 certificates and the class A-2FL REMIC II regular interest is reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1, A-2FX, A-3 and A-4 certificates and the class A-2FL REMIC II regular interest to zero).

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the class A-1, A-2FX, A-3, A-4 and A-1-A certificates and the class A-2FL REMIC II regular interest are outstanding at that time, distributions of principal on the class A-1, A-2FX, A-3, A-4 and/or A-1-A certificates and the class A-2FL REMIC II regular interest, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

     While the class A-1, A-2FX, A-3, A-4 and A-1-A certificates and the class A-2FL REMIC II regular interest are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2005-C6 principal balance certificates.

     Following the retirement of the class A-1, A-2FX, A-3, A-4 and A-1-A certificates and the class A-2FL REMIC II regular interest, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2005-C6 principal balance certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     - the portion of that Total Principal Distribution Amount that remains unallocated, and

     - the total principal balance of the subject class immediately prior to that distribution date.

                     ORDER OF ALLOCATION         CLASS
                     -------------------         -----
                             1st                  A-M
                             2nd                  A-J
                             3rd                   B
                             4th                   C
                             5th                   D
                             6th                   E
                             7th                   F
                             8th                   G
                             9th                   H
                             10th                  J
                             11th                  K
                             12th                  L
                             13th                  M
                             14th                  N
                             15th                  O
                             16th                  P
                             17th                  Q

     In no event will the holders of any class of series 2005-C6 principal balance certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2005-C6 principal balance certificates, if any, listed above it in the foregoing table is reduced to zero.

     If the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2005-C6 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2005-C6 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest.

     Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan in the trust fund remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or trustee will be entitled to reimbursement for such advance (even though such advance is not deemed to be a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2005-C6 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     Reimbursements of the type described in the two preceding paragraphs would result in a reduction of the Total Principal Distribution Amount for the related distribution date.

     In addition, to the extent that reimbursements of any nonrecoverable and/or other advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the second and third preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

     LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or the class A-2FL REMIC II regular interest may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) or the class A-2FL REMIC II regular interest, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) and in the case of the class A-2FL REMIC II regular interest, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     PRIORITY OF DISTRIBUTIONS. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:

   ORDER OF         RECIPIENT CLASS
 DISTRIBUTION         OR CLASSES                         TYPE AND AMOUNT OF DISTRIBUTION
--------------------------------------------------------------------------------------------------------
     1st           A-1, A-2FX, A-2FL,    From the portion of the Available P&I Funds attributable to the
                         A-3 and         underlying mortgage loans in loan group no. 1, interest up to
                          A-4*           the total interest distributable on those classes, PRO RATA based on the respective interest entitlements of those classes

                         A-1-A*          From the portion of the Available P&I Funds attributable to the underlying mortgage loans in loan group no. 2, interest up to the total interest distributable on that class

                          A-X            and A-SP* From the entire Available P&I Funds, interest up to the total interest distributable on those classes, PRO RATA based on the respective interest entitlements of those classes, without regard to loan groups

     2nd           A-1, A-2FX, A-2FL,    Principal up to the portion of the Total Principal Distribution
                      A-3 and A-4**      Amount that is attributable to loan group no. 1 (and, if the class A-1-A certificates are retired, any portion of the Total
                                         Principal Distribution Amount that is attributable to loan group no. 2), to class A-1, A-2FX and A-2FL REMIC II regular interest PRO RATA, A-3 and A-4, in that order, in each case until the total principal balance of that class has been
                                         reduced to zero

                         A-1-A**         Principal up to the portion of the Total Principal Distribution
                                         Amount that is attributable to loan group no. 2 (and, if the class A-4 certificates are retired, any portion of the Total
                                         Principal Distribution Amount that is attributable to loan group no. 1), until the total principal balance of that class has been reduced to zero

     3rd           A-1, A-2FX, A-2FL,    Reimbursement up to the loss reimbursement amounts for those
                          A-3,           classes, PRO RATA based on the respective loss reimbursement
                     A-4 and A-1-A       amounts for those classes 4th A-M Interest up to the total interest distributable on that class

     5th                   A-M           Principal up to the total principal distributable on that class

     6th                   A-M           Reimbursement up to the loss reimbursement amount for that class

   ORDER OF         RECIPIENT CLASS
 DISTRIBUTION         OR CLASSES                         TYPE AND AMOUNT OF DISTRIBUTION
---------------------------------------------------------------------------------------------------------
    7th                   A-J            Interest up to the total interest distributable on that class

    8th                   A-J            Principal up to the total principal distributable on that class

    9th                   A-J            Reimbursement up to the loss reimbursement amount for that class

    10th                   B             Interest up to the total interest distributable on that class

    11th                   B             Principal up to the total principal distributable on that class

    12th                   B             Reimbursement up to the loss reimbursement amount for that class

    13th                   C             Interest up to the total interest distributable on that class

    14th                   C             Principal up to the total principal distributable on that class

    15th                   C             Reimbursement up to the loss reimbursement amount for that class

    16th                   D             Interest up to the total interest distributable on that class

    17th                   D             Principal up to the total principal distributable on that class

    18th                   D             Reimbursement up to the loss reimbursement amount for that class

    19th                   E             Interest up to the total interest distributable on that class

    20th                   E             Principal up to the total principal distributable on that class

    21st                   E             Reimbursement up to the loss reimbursement amount for that class

    22nd                   F             Interest up to the total interest distributable on that class

    23rd                   F             Principal up to the total principal distributable on that class

    24th                   F             Reimbursement up to the loss reimbursement amount for that class

    25th                   G             Interest up to the total interest distributable on that class

    26th                   G             Principal up to the total principal distributable on that class

    27th                   G             Reimbursement up to the loss reimbursement amount for that class

    28th                   H             Interest up to the total interest distributable on that class

    29th                   H             Principal up to the total principal distributable on that class

    30th                   H             Reimbursement up to the loss reimbursement amount for that class

    31st                   J             Interest up to the total interest distributable on that class

    32nd                   J             Principal up to the total principal distributable on that class

    33rd                   J             Reimbursement up to the loss reimbursement amount for that class

    34th                   K             Interest up to the total interest distributable on that class

    35th                   K             Principal up to the total principal distributable on that class

    36th                   K             Reimbursement up to the loss reimbursement amount for that class

   ORDER OF         RECIPIENT CLASS
 DISTRIBUTION         OR CLASSES                         TYPE AND AMOUNT OF DISTRIBUTION
---------------------------------------------------------------------------------------------------------
     37th                  L             Interest up to the total interest distributable on that class

     38th                  L             Principal up to the total principal distributable on that class

     39th                  L             Reimbursement up to the loss reimbursement amount for that class

     40th                  M             Interest up to the total interest distributable on that class

     41st                  M             Principal up to the total principal distributable on that class

     42nd                  M             Reimbursement up to the loss reimbursement amount for that class

     43rd                  N             Interest up to the total interest distributable on that class

     44th                  N             Principal up to the total principal distributable on that class

     45th                  N             Reimbursement up to the loss reimbursement amount for that class

     46th                  O             Interest up to the total interest distributable on that class

     47th                  O             Principal up to the total principal distributable on that class

     48th                  O             Reimbursement up to the loss reimbursement amount for that class

     49th                  P             Interest up to the total interest distributable on that class

     50th                  P             Principal up to the total principal distributable on that class

     51st                  P             Reimbursement up to the loss reimbursement amount for that class

     52nd                  Q             Interest up to the total interest distributable on that class

     53rd                  Q             Principal up to the total principal distributable on that class

     54th                  Q             Reimbursement up to the loss reimbursement amount for that class

     55th                  R             Any remaining portion of the Available P&I Funds

----------
* If the portion of the Available P&I Funds allocable to pay interest on any one or more of the class A-1, A-2FX, A-3, A-4, A-1-A, A-X and A-SP certificates and the class A-2FL REMIC II regular interest, as set forth in the table above, is insufficient for that purpose, then the Available P&I Funds will be applied to pay interest on all those classes, PRO RATA based on entitlement.

** Priority of principal distributions among the class A-1, A-2FX, A-3, A-4 and A-1-A certificates and the class A-2FL REMIC II regular interest are described above under "Distributions--Principal Distributions."

     DISTRIBUTIONS OF YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2FX, A-3, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H and J certificates and the class A-2FL REMIC II regular interest that are then entitled to distributions of principal on the subject distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan will be entitled to an amount equal to, in the case of each such class, the product of--

          1.   the amount of the subject Yield Maintenance Charge, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2005-C6 principal balance certificates (other than the class A-2FL certificates) or the class A-2FL REMIC II regular interest, as the case may be, for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2005-C6 principal balance certificates (other than the class A-2FL certificates) or the class A-2FL REMIC II regular interest, as the case may be, on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

     - any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     For so long as the swap agreement relating to the class A-2FL certificates remains in effect and no Swap Default exists, all Yield Maintenance Charges allocated to the class A-2FL REMIC II regular interest will be payable to the swap counterparty.

     As described under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges. In such cases, the formulas described above for allocating any Yield Maintenance Charges to any particular class of series 2005-C6 certificates (other than the class A-2FL certificates) or to the class A-2FL REMIC II regular interest will be applied to the prepayment consideration in question, net of any liquidation fee payable therefrom.

     Neither we nor any of the underwriters makes any representation as to--

     - the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

     -    the collectability of that prepayment consideration.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     In no event will the holders of the offered certificates receive any Yield Maintenance Charge or other prepayment consideration in connection with any repurchase of an underlying mortgage loan as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement.

     DISTRIBUTIONS ON THE CLASS A-2FL CERTIFICATES. On each distribution date, for so long as the total principal balance of the class A-2FL certificates has not been reduced to zero, the trustee is required to apply amounts on deposit in the floating rate account to the extent of the Class A-2FL Available Funds (exclusive of any portion thereof that constitutes Yield Maintenance Charges), in the following order of priority:

     - FIRST, to make distributions of interest to the holders of the class A-2FL certificates, up to an amount equal to the Class A-2FL Interest Distribution Amount for the subject distribution date;

     - SECOND, to make distributions of principal to the holders of the class A-2FL certificates, up to the Class A-2FL Principal Distribution Amount for the subject distribution date, until the total principal balance of that class is reduced to zero; and

     - THIRD, to reimburse the holders of the class A-2FL certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     For so long as the swap agreement is in effect and no Swap Default exists, the "Class A-2FL Interest Distribution Amount" with respect to any distribution date will generally be equal to (1) all interest accrued during the related interest accrual period at the applicable pass-through rate for the class A-2FL certificates on the total principal balance of such class immediately prior to the subject distribution date, reduced by (2) the product of (x) the excess, if any, of (i) 1/12th of the product of (A)5.207% and (B) the total principal balance of the class A-2FL certificates immediately prior to the subject distribution date, over (ii) the amount of interest distributions with respect to the class A-2FL REMIC II regular interest pursuant to the priority of distributions on that distribution date, and (y) a fraction, the numerator of which is equal to the product of (i) LIBOR plus 0.1250%, multiplied by (ii) a fraction, the numerator of which is the actual number of days in the related accrual period and the denominator of which is 360, multiplied by (iii) the notional amount of the swap agreement for that distribution date, and the denominator of which is 1/12th of the product of (i) 5.207%, multiplied by (ii) the notional amount of the swap agreement for that distribution date. In addition, for so long as the swap agreement is in effect and no Swap Default exists, the Class A-2FL Interest Distribution Amount for any distribution date will be adjusted upward to include: (a) to the extent not otherwise required to be paid to the swap counterparty to cover prior payment shortfalls from the trust to the swap counterparty, the excess, if any, of (i) the amount of interest distributions allocable to the class A-2FL REMIC II regular interest on the subject distribution date, over (ii) 1/12th of the product of (A) 5.207%, multiplied by (B) the notional amount of the swap agreement for the subject distribution date; and (b) any payments by the swap counterparty to cover prior payment shortfalls from the swap counterparty to the trust that are in excess of the Class A-2FL Interest Distribution Amount described in the prior sentence. See "Description of the Swap Agreement" in this prospectus supplement. Notwithstanding the foregoing, during the occurrence of a Swap Default or if the swap agreement is terminated and a replacement swap agreement is not obtained, the "Class A-2FL Interest Distribution Amount" with respect to any distribution date will be the sum of (i) the amount of interest distributions with respect to the class A-2FL REMIC II regular interest on such distribution date pursuant to the priority of distributions and (ii) any termination payment received from a swap counterparty.

     With respect to any distribution date, the "Class A-2FL Principal Distribution Amount" will be an amount equal to the amount of principal allocated to the class A-2FL REMIC II regular interest pursuant to the priority of distributions on such distribution date.

     For so long as the swap agreement is in effect and no Swap Default exists, all Yield Maintenance Charges allocable to the class A-2FL REMIC II regular interest will be payable to the swap counterparty. However, during the occurrence of a Swap Default or if the swap agreement is terminated and a replacement swap agreement is not obtained, then all Yield Maintenance Charges allocable to the class A-2FL REMIC II regular interest will be payable to the class A-2FL certificateholders.

     DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund that are applied as Post-ARD Additional Interest (exclusive of any liquidation fees and/or work-out fees payable to the special servicer from that Post-ARD Additional Interest).

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     - distributions on the series 2005-C6 certificates and/or the class A-2FL REMIC II regular interest,

     - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2005-C6 certificates and/or the class A-2FL REMIC II regular interest, and

     - the amount of all fees payable to the master servicer, any primary servicer, the special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     - FIRST, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - THEREAFTER, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2005-C6 principal balance certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest. If this occurs following the distributions made to the 2005-C6 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2005-C6 certificates (or, as regards the reference to "A-2FL," the total principal balance of the class A-2FL REMIC II regular interest) are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2005-C6 certificates and the class A-2FL REMIC II regular interest equals the total Stated Principal Balance of the mortgage pool (which total Stated Principal Balance will be increased, for this purpose only, by amounts of principal previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances," other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

             ORDER OF ALLOCATION              CLASS
             -------------------     -----------------------
                     1st                        Q
                     2nd                        P
                     3rd                        O
                     4th                        N
                     5th                        M
                     6th                        L
                     7th                        K
                     8th                        J
                     9th                        H
                     10th                       G
                     11th                       F
                     12th                       E
                     13th                       D
                     14th                       C
                     15th                       B
                     16th                      A-J
                     17th                      A-M
                     18th            A-1, A-2FX, A-2FL, A-3,
                                          A-4 and A-1-A*

----------
* PRO RATA based on the respective total principal balances of the subject classes.

     The reference in the foregoing table to "A-2FL" means the class A-2FL REMIC II regular interest. However, any reduction in the total principal balance of the class A-2FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-2FL certificates.

     The above-described reductions in the total principal balances of the respective classes of the series 2005-C6 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2005-C6 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest.

     The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation that are available to pay interest (other than Default Interest and/or Post-ARD Additional Interest, if applicable) on and principal of the subject mortgage loan.

     If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Trust Fund Expenses:

     - any special servicing fees, work-out fees and liquidation fees paid to the special servicer;

     - any interest paid to the master servicer, the special servicer and/or the trustee with respect to advances;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the trust fund;

     - any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1. any reimbursements and indemnifications to the trustee and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and "The Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

          2. any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus and "The Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement, and

          3. any U.S. federal, state and local taxes, and tax-related expenses, payable out of assets of the trust fund, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus; and

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement or the related mortgage loan seller.

     Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any Additional Trust Fund Expenses previously incurred by the trust with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the trust for previously incurred Additional Trust Fund Expenses will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Post-ARD Additional Interest, Default Interest and late payment charges, and assumed monthly debt service payments, in each case net of related master servicing fees, applicable primary servicing fees (if any) and work-out fees, that--

     - were due or deemed due, as the case may be, during the related collection period with respect to the underlying mortgage loans, and

     - were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     -    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

     However, there will be no such reduction in any advance for delinquent monthly debt service payments due to an Appraisal Reduction Event at any time after the total principal balance of all classes of series 2005-C6 principal balance certificates (other than the class A-1, A-2FX, A-3, A-4 and A-1-A certificates and the class A-2FL REMIC II regular interest) have been reduced to zero.

     Notwithstanding the foregoing, any reduction in advances with respect to the One Madison Avenue Mortgage Loan in accordance with the second preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the entire One Madison Avenue Total Loan that is allocable to the One Madison Avenue Mortgage Loan. The special servicer will calculate any Appraisal Reduction Amount with respect to the One Madison Avenue Total Loan in generally the same manner described in this prospectus supplement as if it was an individual underlying mortgage loan and will then allocate that appraisal reduction amount, first, to the One Madison Avenue Junior Loan up to the unpaid principal balance of the One Madison Avenue Junior Loan, and then, to the One Madison Avenue Mortgage Loan.

     Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a Junior Loan. The holder of a Junior Loan is not required to make any monthly debt service advance with respect to the related underlying mortgage loan.

     With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, out of funds held in the collection account that are not required to be paid on the series 2005-C6 certificates on the related distribution date.

     If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the special servicer subsequently determines will not be recoverable out of collections on that mortgage loan (such advance, a "NONRECOVERABLE P&I

ADVANCE"), it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the sixth succeeding paragraph, out of general collections on the mortgage pool. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement. In making any recoverability determination, the master servicer, the special servicer or the trustee, as applicable, will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgage real property in its "as is" or then current condition and occupancy, as modified by that party's assumptions (in the case of the master servicer or the special servicer, as applicable, consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to that mortgaged real property, to estimate and consider (among other things) future expenses and to estimate and consider (in the case of the master servicer or the special servicer, as applicable, consistent with the Servicing Standard) (among other things) the timing of recoveries. In addition, any of those persons may update or change its recoverability determination (but not reverse any other person's determination that an advance is non-recoverable) at any time and may obtain from the special servicer any reasonably required analysis, appraisals or market value estimates or other information in the special servicer's possession for such purposes. Absent bad faith, any such determination will be conclusive and binding on the certificateholders, the master servicer, the special servicer and the trustee. The trustee may conclusively rely on the determination of the master servicer and special servicer regarding the recoverability of any monthly debt service advance, and the master servicer may conclusively rely on the determination of the special servicer regarding the recoverability of any monthly debt service advance.

     Any reimbursement of a Nonrecoverable P&I Advance (including interest accrued thereon) as described above will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2005-C6 certificates including, in the case of the class A-2FL certificates, through the class A-2FL REMIC II regular interest, on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately for a Nonrecoverable P&I Advance, the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described below. In general, such a reimbursement deferral will only be permitted under the pooling and servicing agreement if and to the extent that the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. At any time after such a determination to obtain reimbursement over time in accordance with the second preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable P&I Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. The fact that a decision to recover a Nonrecoverable P&I Advance over time, or not to do so, benefits some classes of series 2005-C6 certificateholders to the detriment of other classes of 2005-C6 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2005-C6 certificateholders.

     In addition, in the event that any monthly debt service advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable P&I Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2005-C6 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     In addition, to the extent that reimbursements of any Nonrecoverable P&I Advances and/or other above-described monthly debt service advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Nonrecoverable P&I Advances and/or other monthly debt service advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

     Notwithstanding the provisions described in the foregoing paragraphs, to the extent that the trustee or the master servicer is otherwise entitled to obtain immediate reimbursement for any Nonrecoverable P&I Advance at any time as described in those paragraphs and the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool, the trustee or the master servicer must provide not less than 15 days' prior notice of the reimbursement to Moody's and S&P (except in certain circumstances set forth in the pooling and servicing agreement).

     The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Subject to the discussion in the two preceding paragraphs, interest accrued with respect to any monthly debt service advance on an underlying mortgage loan will be payable out of general collections on the mortgage pool.

     A monthly debt service payment will be assumed to be due with respect to:

     - each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the trust fund, the sum of
(a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2005-C6 certificate and the swap counterparty a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2005-C6 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     The master servicer will be required to provide the standard CMSA investor reporting package to the trustee on a monthly basis. However, due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly CMSA reports, other than the CMSA loan periodic update file, before the distribution date in March 2006.

     BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder; provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as series 2005-C6 certificateholders only those persons in whose names the series 2005-C6 certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard CMSA investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com." For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

     OTHER INFORMATION. The pooling and servicing agreement will obligate the trustee (or, with respect to the items described in the fifth, sixth and seventh bullets below, the master servicer or the special servicer) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     - the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     - all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2005-C6 certificateholders since the date of initial issuance of the offered certificates;

     - all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     - the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

     - the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     - the mortgage files for the mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee (or, for any of the foregoing items that are not kept by the trustee, from the master servicer or the special servicer, as the case may be) upon request. However, the trustee (or the master servicer or special servicer, as the case may be) will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee (or the master servicer or special servicer) may require:

     - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential and will indemnify the trustee, the master servicer and the special servicer; and

     - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach.

VOTING RIGHTS

     The voting rights for the series 2005-C6 certificates will be allocated as follows:

     - 99% of the voting rights will be allocated to the class A-1, A-2FX, A-2FL, A-3, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N,
          O, P and Q certificates, in proportion to the respective total principal balances of those classes;

     - 1% of the voting rights will be allocated to the class A-X and A-SP certificates, in proportion to the respective notional amounts of those classes; and

     - 0% of the voting rights will be allocated to the holders of the class R and V certificates.

     Voting rights allocated to a class of series 2005-C6 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL.  The yield on any offered certificate will depend on--

     -    the price at which the certificate is purchased by an investor, and

     -    the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     -    the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate,

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate, and

     - in the case of the case of the class A-2FL certificates only, whether the pass-through rate on the class A-2FL REMIC II regular interest is limited by the Weighted Average Net Mortgage Pass-Through Rate.

     PASS-THROUGH RATES. The pass-through rates on the class A-2FX, A-3, A-4, A-1-A, A-M, A-J, B, C, D and E certificates and the class A-2FL REMIC II regular interest will be variable and will be limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Pass-Through Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Pass-Through Rates. Accordingly, the yields on each of those classes of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

     For so long as the swap agreement is in effect and no Swap Default exists, the pass-through rate on the class A-2FL certificates will be based on LIBOR, and therefore the yield on the class A-2FL certificates will be highly sensitive to changes in the level of LIBOR. If you purchase a class A-2FL certificate, you should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than you anticipate.

     In addition, because interest payments on the class A-2FL certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the Weighted Average Net Mortgage Pass-Through Rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-2FL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

     Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     As described in this prospectus supplement, the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1 (and, after the class A-1-A certificates have been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 2) for each distribution date will be distributable entirely in respect of the class A-1 certificates, class A-2FX certificates and the class A-2FL REMIC II regular interest PRO RATA, class A-3 certificates and class A-4 certificates in that order, in each case until the total principal balance of that class is reduced to zero, and the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and after the class A-4 certificates have been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 1) for each distribution date will be generally distributable to the class A-1-A certificates. Following retirement of the class A-1, A-2FX, A-3, A-4 and A-1-A certificates and the class A-2FL REMIC II regular interest, the Total Principal Distribution Amount for each distribution date will be distributable entirely in respect of the remaining classes, in the order of relative priority for such class, until the related certificate balance is reduced to zero.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     -    the amount of distributions on your offered certificates,

     -    the yield to maturity of your offered certificates,

     -    the rate of principal distributions on your offered certificates, and

     -    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2005-C6 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2005-C6 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2005-C6 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     THE EFFECT OF LOAN GROUPS. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2005-C6 certificates, the holders of the class A-1, A-2FX, A-3 and A-4 certificates and the class A-2FL REMIC II regular interest will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Similarly, the holders of the class A-1-A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     -    prevailing interest rates;

     -    the terms of those mortgage loans, including--

          1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges, and

          2.   amortization terms that require balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     -    the quality of management of the mortgaged real properties;

     -    the servicing of those mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the subject mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by U.S. federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificate as a partial prepayment on such mortgage loans without payment of a yield maintenance charge. For more information regarding these escrows and letters of credit, see the footnotes to Exhibit A-1 to this prospectus supplement.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     -    the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of December 28, 2005 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     -    summing the results; and

     - dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable to the class A-1, A-2FX, A-3, A-4 and/or A-1-A certificates and the class A-2FL REMIC II regular interest (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal

Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2FX, A-3, A-4 and A-1-A certificates and the class A-2FL REMIC II regular interest may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2005-C6 principal balance certificates.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     -    the weighted average life of that class, and

     - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     - the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     - all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     - underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

                        DESCRIPTION OF THE SWAP AGREEMENT

GENERAL

     On or before the date of initial issuance of the offered certificates, the trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the class A-2FL certificates with the swap counterparty. The initial notional amount of the swap agreement will be equal to the total initial principal balance of the class A-2FL certificates (which corresponds to the initial principal balance of the class A-2FL REMIC II regular interest). The notional amount of the swap agreement will decrease to the extent of any decrease in the total principal balance of the class A-2FL REMIC II regular interest (and, correspondingly, the class A-2FL certificates). The maturity date of the swap agreement will be the earliest of (i) the rated final distribution date for the class A-2FL certificates, (ii) the date on which the notional amount of the swap agreement is zero, (iii) the date on which the option to purchase all of the underlying mortgage loans and all other property remaining in the trust fund is exercised and (iv) the date on which the termination of the trust fund occurs. The swap counterparty may make an upfront payment to the depositor in connection with the execution of the swap agreement.

THE SWAP AGREEMENT

     The swap agreement will provide that, one business day prior to each distribution date, commencing in January 2006, (a) the trust will (subject to the discussion in the following two paragraphs) be obligated to pay to the swap counterparty (i) any Yield Maintenance Charges distributable in respect of the class A-2FL REMIC II regular interest for that distribution date and (ii) an amount equal to 1/12th of the product of (x) the notional amount of the swap agreement for that distribution date and (y) 5.207% per annum, and (b) the swap counterparty will (subject to the discussion in the following two paragraphs) be obligated to pay to the trustee, for the benefit of the class A-2FL certificateholders, an amount equal to the product of (i) the notional amount of the swap agreement for that distribution date, (ii) LIBOR plus 0.1250% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related accrual period, and the denominator of which is 360.

     If the pass-through rate on the class A-2FL REMIC II regular interest is reduced below 5.207% per annum or if there is for any reason an interest shortfall with respect to the class A-2FL REMIC II regular interest, then the amount payable by the trust to the swap counterparty will be reduced by an amount equal to the amount, if any, by which (a) 1/12th of the product of (i) 5.207%, multiplied by (ii) the notional amount of the swap agreement for that distribution date exceeds (b) the amount of interest distributions with respect to the class A-2FL REMIC II regular interest pursuant to the priority of distributions on that distribution date. As a result, the amount payable by the swap counterparty to the trust will be reduced by an amount equal to the product of (a) the amount of the reduction determined as described in the immediately preceding sentence multiplied by (b) the quotient (the "Interest Rate Proportion") of (i) the product of (x) LIBOR plus 0.1250%, multiplied by (y) the quotient of the actual number of days in the related accrual period divided by 360, multiplied by (z) the notional amount of the swap agreement for that distribution date, and divided by (ii) 1/12th of the product of (i) 5.207 %, multiplied by (ii) the notional amount of the swap agreement for that distribution date.

     If the amount paid by the trust to the swap counterparty is reduced on any distribution date as described in the preceding paragraph, and if on any subsequent distribution date the amount of interest distributions with respect to the class A-2FL REMIC II regular interest pursuant to the priority of distributions on that distribution date exceeds 1/12th of the product of (i) 5.207%, multiplied by (ii) the notional amount of the swap agreement for that distribution date, then the trust will be obligated under the swap agreement to pay such excess to the swap counterparty, up to the total amount of such reductions remaining unreimbursed to the swap counterparty from prior distribution dates, and the swap counterparty will be obligated under the swap agreement to pay to the trust an amount equal to the product of (i) each amount reimbursed to the swap counterparty on the current distribution date and (ii) the Interest Rate Proportion for the distribution date on which the reduction that is currently being reimbursed originally occurred. Such reimbursements will be made on a first-in/first-out basis.

     Payments by the trustee to the swap counterparty and by the swap counterparty to the trust fund will be made on a net basis, and any such amounts paid to or retained by the trust will be available to make payments of interest to the class A-2FL certificateholders. The swap counterparty will serve as calculation agent under the swap agreement and will be responsible for determining LIBOR and for calculating payments due by the trust to the swap counterparty and by the swap counterparty to the trust.

     If at any time a Collateralization Event is in effect, the swap counterparty will be required to post collateral securing its obligations under the swap agreement or find a replacement swap counterparty acceptable to the rating agencies. If at any time a Rating Agency Trigger Event is in effect, the swap counterparty will be required to find a replacement swap counterparty acceptable to the rating agencies and post collateral under the swap agreement securing its obligations. If the swap counterparty fails to (x) post acceptable collateral or find an acceptable replacement swap counterparty while a Collateralization Event is in effect, (y) find an acceptable replacement swap counterparty or post acceptable collateral while a Rating Agency Trigger Event is in effect, or (z) make a payment to the trust required under the swap agreement, or if an early termination date is designated under the swap agreement in accordance with its terms, then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-2FL certificates, to enforce the rights of the trust under the swap agreement as may be permitted by the terms of the swap agreement and use any termination payments received from the swap counterparty (as described under "--Termination Payments" below) to enter into a replacement interest rate swap agreement on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class A-2FL certificates.

     A "Collateralization Event" will be in effect if (A) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated below "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from Moody's and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated below "A-1" by S&P or (ii) if the swap counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "A" by S&P.

     A "Rating Agency Trigger Event" will be in effect if at any time after the date hereof the swap counterparty shall fail to satisfy the Swap Counterparty Ratings Threshold. "Swap Counterparty Ratings Threshold" shall mean (A) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "BBB-" by S&P and (B) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "A3" by Moody's (and such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated at least "P-2" by Moody's (and such rating is not on watch for possible downgrade).

     If the swap counterparty fails to make a payment to the trust required under the swap agreement (any such failure, a "Swap Default"), or if the swap agreement is terminated and a replacement swap counterparty is not found, the class A-2FL certificate pass-through rate will convert to the pass-through rate on the class A-2FL REMIC II regular interest, which is a variable rate, and from time to time will equal the lesser of (a) 5.207% per annum and (b) a weighted average coupon derived from the net interest rates on the underlying mortgage loans; provided that if the weighted average coupon derived from the net interest rates on the underlying mortgage loans limits the amount of interest payable to the swap counterparty, then there will be a proportionate reduction to the amount of interest distributable on the class A-2FL REMIC II regular interest. Any conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-2FL certificates to the pass-through rate, interest accrual period and interest accrual basis of the class A-2FL REMIC II regular interest following a Swap Default will become permanent following the determination by either the trustee or the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-2FL certificates not to enter into a replacement interest rate swap agreement and distribution of any termination payments to the holders of the class A-2FL certificates. Any such Swap Default and the consequent conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-2FL certificates to the pass-through rate, interest accrual period and interest accrual basis of the class A-2FL REMIC II regular interest will not constitute a default under the pooling and servicing agreement. Any such conversion might result in a temporary delay of payment of the distributions to the holders of the class A-2FL certificates if notice of the resulting change in payment terms of the class A-2FL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

     The trustee will have no obligation on behalf of the trust to pay or cause to be paid to the swap counterparty any portion of the amounts due to the swap counterparty under the swap agreement for any distribution date unless and until the related interest payment on the class A-2FL REMIC II regular interest for such distribution date is actually received by the trustee.

TERMINATION PAYMENTS

     To the extent that any payments are received from a replacement swap counterparty as a result of entering into a replacement transaction(s), such amounts will be used to pay any swap termination payments owing to the swap counterparty that is being replaced.

     If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class A-2FL certificates. Notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to the swap agreement unless it has received from the class A-2FL certificateholders an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under the swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

THE SWAP COUNTERPARTY

     Credit Suisse First Boston International ("CSFBi") will be the swap counterparty under the swap agreement. CSFBi is an affiliate of the depositor, Column Financial, Inc., which is one of the mortgage loan sellers, and Credit Suisse First Boston LLC, which is one of the underwriters.

     CSFBi was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990, with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSFBi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority ("FSA") under the Financial Services and Markets Act of 2000. The FSA has issued a scope of permission notice authorizing CSFBi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International." This change was a renaming only.

     CSFBi is an unlimited company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSFBi in the event of its liquidation. CSFBi's ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse First Boston (International) Holding AG and, as to 20%, by Credit Suisse Group. CSFBi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

     CSFBi has been assigned a senior unsecured debt rating of "A+" (stable outlook) by S&P and a senior debt rating of "Aa3" (stable outlook) by Moody's and a long-term rating of "AA-" (stable outlook) by Fitch, Inc.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2005-C6 certificates will be issued, the trust fund will be created and the underlying mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of December 1, 2005, by and among us, as depositor, and the master servicer, the special servicer and the trustee. The swap counterparty will be a third-party beneficiary of the pooling and servicing agreement.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICER

     KRECM is an Ohio corporation. KRECM is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers, and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National Association and McDonald Investments Inc. are both wholly-owned subsidiaries of KeyCorp. KRECM's primary servicing location is 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

     As of September 30, 2005, KRECM was responsible for servicing approximately 6,041 commercial and multifamily loans with a total principal balance of approximately $44.6 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 4,499 of those loans, with a total principal balance of approximately $34.1 billion, pertain to commercial and multifamily mortgage-backed securities. KRECM's portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KRECM also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

MIDLAND LOAN SERVICES, INC.

     Midland will be the primary servicer of the PNC mortgage loans and certain of the Column mortgage loans. It is a corporation organized under the laws of Delaware and its primary servicing offices are located at 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210. Midland is a subsidiary of PNC Bank, National Association, and an affiliate of PNC Capital Markets LLC

THE SPECIAL SERVICER

     Clarion Partners, LLC will be the initial special servicer with respect to the mortgage pool. Clarion, a New York limited liability company, was established in 1982 as Jones Lang Wooton Realty Advisors and is registered with the

Securities and Exchange Commission as a registered investment advisor. In 1998, Clarion became a wholly owned subsidiary of ING Group of the Netherlands (ING). Clarion and its affiliates manage a portfolio of over $16 billion in both public and private real estate investments, and employ more than 600 people nationwide. Clarion has been approved as special servicer by S&P, Fitch and Moody's, and is currently the named special servicer on over $11.6 billion of CMBS transactions. It is anticipated that Clarion or an affiliate will purchase a significant portion of the certificates. Clarion is headquartered at 230 Park Avenue, 12th Floor, New York, New York 10169.

     The information set forth in this prospectus supplement concerning Clarion in the immediately preceding paragraph has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE TRUSTEE

     Wells Fargo will act as trustee under the pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at: (a) with respect to certificate transfers and surrenders, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113; and (b) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS customer service help desk can be contacted at (301) 815-6600.

     The information set forth in this prospectus supplement concerning Wells Fargo in the immediately preceding paragraph has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2005-C6 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

     GENERAL. The master servicer and the special servicer each must service and administer the underlying mortgage loans and any REO Properties owned by the trust fund for which it is responsible under the pooling and servicing agreement, directly or through primary servicers or sub-servicers, in accordance with--

     -    any and all applicable laws,

     -    the express terms of the pooling and servicing agreement,

     - the express terms of the respective underlying mortgage loans and any applicable intercreditor or co-lender agreements, and

     -    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     - all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the trust fund as to which no new Servicing Transfer Event has occurred.

     In general, subject to specified requirements and certain consents and approvals of the Series 2005-C6 Directing Certificateholder and/or the holder of any related CBA B-Note Junior Loan or the One Madison Avenue Junior Loan, as applicable, contained in the pooling and servicing agreement, the special servicer will be responsible for the servicing and administration of each mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of each REO Property in the trust fund.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer:

     - to continue to receive payments and prepare all reports to the trustee required with respect to any specially serviced assets; and

     - otherwise, to render other incidental services with respect to any specially serviced assets.

     Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement, unless the same party acts in both capacities.

     The master servicer will transfer servicing of a mortgage loan in the trust fund to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist and that mortgage loan has become a Corrected Mortgage Loan.

     In the case of a number of the underlying mortgage loans, the master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated (including Midland Loan Services, Inc.), including by a successor to the master servicer, except for cause.

     ONE MADISON AVENUE JUNIOR LOAN. The One Madison Avenue Junior Loan will not be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include that One Madison Avenue Junior Loan. The One Madison Avenue Junior Loan will, however, be serviced under the pooling and servicing agreement by the master servicer and special servicer subject to the same servicing standard, as the related underlying mortgage loans.

     CBA B-NOTE JUNIOR LOANS. No CBA B-Note Junior Loan will be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the CBA B-Note Junior Loans. Each CBA B-Note Junior Loan will, however, be serviced under the pooling and servicing agreement by the master servicer or special servicer if a CBA A/B Material Default has occurred and is continuing under the related CBA A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the corresponding master servicing fees.

     A master servicing fee:

     - will be earned with respect to each and every underlying mortgage loan including (without duplication)--

          1.   each specially serviced mortgage loan, if any,

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

          3.   each mortgage loan, if any, as to which defeasance has occurred;
               and

     -    in the case of each underlying mortgage loan will--

          1. be calculated on the same interest accrual basis as that mortgage loan,

          2. accrue at a master servicing fee rate equal to 0.01% per annum (exclusive of any primary servicing fee),

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable monthly from amounts received with respect to interest on that mortgage loan (or if not so paid, will remain outstanding).

     The master servicer will also be entitled to a (i) primary servicing fee with respect to those underlying mortgage loans for which it is the primary servicer and with respect to the Junior Loans for which it is the primary servicer and (ii) a correspondent fee in the case of those underlying mortgage loans that is a broker strip loan. Each primary servicer will also be entitled to a primary servicing fee with respect to those underlying mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues will be the rate, net of the master servicing fee and the trustee fee set forth in the table entitled "Additional Mortgage Loan Information" (under the heading "Servicing Fees and Trustee Fees") included on Exhibit A-1 of this prospectus supplement.

     In the event that KRECM resigns or is terminated as master servicer, it will be entitled to retain the Excess Servicing Strip, equal to a portion of the master servicing fee (equal to fees accrued at a rate in excess of .005% per annum), except to the extent that any portion of such Excess Servicing Strip is needed to compensate any replacement master servicer for assuming the duties of KRECM as master servicer under the pooling and servicing agreement. In the event that KRECM or Midland resigns or is terminated as primary servicer, it will be entitled to retain its primary servicing fee with respect to those mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee due to KRECM is needed to compensate any replacement primary servicer for assuming the duties of KRECM as primary servicer under the pooling and servicing agreement.

     PREPAYMENT INTEREST SHORTFALLS. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to an underlying mortgage loan by reason of the master servicer's acceptance of any principal prepayment by the related borrower of such underlying mortgage loan during any collection period (other than Prepayment Interest Shortfalls resulting from a principal prepayment accepted by the master servicer (i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (provided that the master servicer or special servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, (v) at the request of or with the consent of the Series 2005-C6 Directing Certificateholder or (vi) as permitted by the related loan documents), then the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to such Prepayment Interest Shortfall.

     In addition, if a Prepayment Interest Shortfall is incurred during any collection period with respect to any underlying mortgage loan and the master servicer does not make a payment in respect of such Prepayment Interest Shortfall as contemplated by the prior paragraph, then the master servicer (a) must apply any Prepayment Interest Excesses received during that collection period with respect to other underlying mortgage loans to offset such Prepayment Interest Shortfall and (b) may retain, as additional compensation, any such Prepayment Interest Excesses that are not needed to accomplish such offset.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls, and any Prepayment Interest Excesses applied to offset Prepayment Interest Shortfalls, will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

     - any payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls, and

     - any Prepayment Interest Excesses applied to offset those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2005-C6 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     -    the corresponding special servicing fees,

     -    the corresponding work-out fees, and

     -    the corresponding liquidation fees.

     SPECIAL SERVICING FEE.  A special servicing fee:

     -    will be earned with respect to--

          1. each underlying mortgage loan, if any, that is being specially serviced, and

          2. each underlying mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     - in the case of each underlying mortgage loan described in the foregoing bullet, will--

          1. be calculated on the same interest accrual basis as that mortgage loan,

          2. accrue at a special servicing fee rate of 0.35% per annum, subject to a $4,000 minimum per loan per month, and

          3. accrue on the Stated Principal Balance of that mortgage loan outstanding from time to time; and

     - will be payable monthly from general collections on all the mortgage loans in, and any REO Properties that are on deposit in the master servicer's collection account from time to time.

     No special servicing fees in respect of the One Madison Avenue Junior Loan will be payable out of collections on the mortgage pool.

     WORK-OUT FEE. The Special Servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the trust fund that has been worked out by it. The work-out fee will be payable out of, and will generally be calculated by application of a work-out fee rate of 1.0% to, each payment of interest, other than Default Interest, and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments resulting from a partial condemnation) received on the mortgage loan for so long as it remains a worked-out mortgage loan. The work-out fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that mortgage loan. However, a new work-out fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans that were (or were close to being) worked out by it during the period that it acted as the special servicer and as to which no new Servicing Transfer Event had occurred as of the time of that termination. The successor special servicer will not be entitled to any portion of those work-out fees.

     Although work-out fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2005-C6 certificateholders. No work-out fees in respect of the One Madison Avenue Junior Loan will be payable out of collections on the mortgage pool.

     LIQUIDATION FEE. The Special Servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. The Special Servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any worked-out mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO Property in the trust fund, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with--

     - the repurchase or replacement of any underlying mortgage loan for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (and any applicable extension thereof);

     - the purchase of any Defaulted Loan by the special servicer or the Series 2005-C6 Directing Certificateholder, as described under "--Realization Upon Mortgage Loans" below;

     - the purchase of the One Madison Avenue Mortgage Loan by the One Madison Avenue Junior Lender, as described under "Description of the Underlying Mortgage Loans - Certain Matters Regarding the One Madison Avenue Mortgage Loan" in this prospectus supplement, if that purchase occurs not later than 90 days after the date when the One Madison Avenue Mortgage Loan becomes specially serviced;

     - the purchase of any CBA A-Note Mortgage Loan by the holder of the related CBA B-Note Mortgage Loan, as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" above, within 90 days of that CBA A-Note Mortgage Loan becoming specially serviced;

     - the actual purchase of an underlying mortgage loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement unless such purchase occurs more than 90 days after the underlying mortgage loan becomes specially serviced, in which case the fee will be payable regardless of whether the mezzanine lender is required to pay it as part of the purchase price; or

     - the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2005-C6 controlling class in connection with the termination of the trust fund, as described under "--Termination" below.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-C6 certificateholders. No liquidation fees in respect of the One Madison Avenue Junior Loan will be payable out of collections on the mortgage pool.

     SPECIAL SERVICING COMPENSATION WITH RESPECT TO THE CBA B-NOTE JUNIOR LOANS. The special servicer will be entitled to such compensation with respect to the CBA B-Note Junior Loans as is provided under the respective CBA A/B Intercreditor Agreements; provided that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2005-C6 certificateholders with respect to the related CBA A-Note Mortgage Loan.

     ADDITIONAL SERVICING COMPENSATION. The master servicer may retain, as additional compensation, any Prepayment Interest Excesses received with respect to the underlying mortgage loans, but only to the extent that such Prepayment Interest Excesses are not needed to offset Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" above.

     In addition, the following items collected on the mortgage loans in the trust fund will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     - any late payment charges and Default Interest actually collected on an underlying mortgage loan and that are not otherwise applied--

          1. to pay the master servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2. to reimburse the trust fund for any unreimbursed interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer or the trustee, as applicable, from collections on the mortgage pool other than late payment charges and Default Interest collected on that mortgage loan, or

          3. to reimburse the trust fund for any other Additional Trust Fund Expenses related to that mortgage loan, and

     - any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in the collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Accounts" below. The master servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

     Generally, the master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that it may be obligated if certain requirements in the pooling and servicing agreement are not complied with.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Realization Upon Mortgage Loans--REO Account" below. The Special Servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the special servicer's benefit.

     Generally, the special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account, provided that it may be obligated if certain requirements in the pooling and servicing agreement are not complied with.

     SERVICING ADVANCES. With respect to each underlying mortgage loan, in accordance with the Servicing Standard, the master servicer will be obligated, if and to the extent necessary, to advance all such amounts as are necessary to pay, among other things, (a) ground rents, if applicable, with respect to the related mortgaged real property, (b) premiums on insurance policies with respect to the related mortgaged real property, (c) operating, leasing, managing and liquidation expenses for the related mortgaged real property after it has become an REO property, (d) the cost of environmental inspections with respect to the related mortgaged real property, (e) real estate taxes, assessments and other items that are or may become a lien on the related mortgaged real property, (f) the costs of any enforcement or judicial proceedings with respect to that mortgage loan, including foreclosure and similar proceedings, and (g) the cost of appraisals required under the pooling and servicing agreement with respect to the related mortgaged real property.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by the master servicer or special servicer in connection with the servicing of an underlying mortgage loan if a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will request the master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis). the special servicer must make the request a specified number of days prior to when the subject advance is required to be made. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will be required to provide the master servicer any information in its possession as the master servicer may reasonably request to enable the master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property.

     To the extent that the master servicer fails to make a servicing advance that it is required to make under the pooling and servicing agreement and a responsible officer of the trustee has been notified in writing of such failure, the trustee will make such servicing advance pursuant to the pooling and servicing agreement no later than one business day following the master servicer's failure to make such servicing advances by expiration of the 15-day cure period in the definition of the master servicer event of default.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, neither the trustee nor the master servicer will be obligated to make servicing advances that, in the judgment of that party or in the judgment of the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer or the trustee makes a servicing advance with respect to any mortgage loan (or any related Junior Loan) or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property (any such servicing advance, a "NONRECOVERABLE SERVICING ADVANCE"), it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage pool. In making any recoverability determination, the master servicer, the special servicer or the trustee, as applicable, will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgage real property in its "as is" or then current condition and occupancy, as modified by that party's assumptions (in the case of the master servicer or the special servicer, as applicable, consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to that mortgaged real property, to estimate and consider (among other things) future expenses and to estimate and consider (in the case of the master servicer or the special servicer, as applicable, consistent with the Servicing Standard) (among other things) the timing of recoveries. In addition, any of those persons may update or change its recoverability determination (but not reverse any other person's; determination that an advance is non-recoverable) at any time and may obtain from the special servicer any reasonably required analysis, appraisals or market value estimates or other information in the special servicer's possession for such purposes. Absent bad faith, any such determination will be conclusive and binding on the certificateholders, the master servicer, the special servicer and the trustee. The trustee may conclusively rely on the determination of the master servicer and special servicer regarding the recoverability of any servicing advance and the master servicer may conclusively rely on the determination of the special servicer regarding the recoverability of any servicing advance.

     Any reimbursement of a Nonrecoverable Servicing Advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2005-C6 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for a Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. In general, such a reimbursement deferral will only be permitted under the pooling and servicing agreement if and to the extent that the subject Nonrecoverable Servicing Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed (together with interest on the subject Nonrecoverable Servicing Advance) out of payments and other collections of principal on the mortgage pool. At any time after such a determination to obtain reimbursement over time in accordance with the second preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable Servicing Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. The fact that a decision to recover a Nonrecoverable Servicing Advance over time, or not to do so, benefits some classes of series 2005-C6 certificateholders to the detriment of other classes of 2005-C6 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2005-C6 certificateholder.

     In addition, in the event that any servicing advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee, as applicable, will be entitled to reimbursement for such advance (even though that advance is not deemed a Nonrecoverable Servicing Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2005-C6 certificates (including, in the case of the class A-2FL certificates, through the class A-2FL REMIC II regular interest). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     In addition, to the extent that reimbursements of any Servicing Advances and/or other above-described servicing advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Servicing Advances and/or other servicing advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

     Notwithstanding the provisions described in the foregoing paragraphs, to the extent that the trustee or the master servicer is otherwise entitled to obtain immediate reimbursement for any Nonrecoverable Servicing Advance at any time as described in those paragraphs and the subject Nonrecoverable Servicing Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool, the trustee or the master servicer must provide not less than 15 days' prior notice of the reimbursement to Moody's and S&P (except in certain circumstances set forth in the pooling and servicing agreement).

     The pooling and servicing agreement will permit the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the collection account any servicing expense that, if advanced by the master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2005-C6 certificateholders and any holder of a related Junior Loan, as a collective whole.

     The master servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable out of general collections on the mortgage pool.

REPLACEMENT OF THE SPECIAL SERVICER

     Subject to the discussion in the next paragraph, the holder or holders of more than 50% of the total principal balance of the series 2005-C6 controlling class may, upon not less than 10 business days' prior written notice to the respective parties to the pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if removal is without cause, all costs of the trust fund incurred in connection with transferring the subject special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2005-C6 controlling class that effected the termination. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2005-C6 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement.

     In connection with any termination of the special servicer under the pooling and servicing agreement as described in the paragraphs above, the terminated special servicer may be entitled to--

     - payment out of the collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

     - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

     - continued rights to some or all work-out fees earned by it as described under "--Servicing and Other Compensation and Payment of Expenses" above.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The underlying mortgage loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the underlying mortgage loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of certain interests in the related mortgaged real property or the related borrower or (b) provide that the underlying mortgage loans may be assumed with, among other conditions, the consent of the lender, in connection with any such sale or other transfer. Except in limited circumstances with respect to easements, rights-of-way, and similar arrangements, the master servicer (with respect to performing mortgage loans) or the special servicer (with respect to specially serviced mortgage loans) will be required to enforce any such due-on-sale clause or refuse to consent to such assumption, unless the master servicer or the special servicer, as applicable, determines, in accordance with the Servicing Standard, that either (a) not declaring an event of default under the related mortgage or (b) granting such consent, whichever is applicable, would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or a waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent, as the case may be.

     If the master servicer or the special servicer, as applicable, determines that--

     -    not declaring an event of default under the related mortgage, or

     -    granting such consent,

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), then, subject to the discussion under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below and "Description of the Underlying Mortgage Loans - Certain Matters Regarding the One Madison Avenue Mortgage Loan" in this prospectus supplement, the master servicer or the special servicer is authorized to (or may authorize the master servicer) to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that--

          (a) the taking or entering into such assumption agreement complies with the Servicing Standard;

          (b) in the case of performing underlying mortgage loans, the master servicer has obtained the consent of the special servicer pursuant to the terms of the pooling and servicing agreement and, in the case of all underlying mortgage loans, the master servicer or special servicer has obtained the consent of the Series 2005-C6 Directing Certificateholder except that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the Series 2005-C6 Directing Certificateholder, if following any such direction of the Series 2005-C6 Directing Certificateholder or refraining from taking such action based upon the lack of any such direction of the Series 2005-C6 Directing Certificateholder would violate the Servicing Standard or cause an adverse REMIC event; and

          (c) with respect to any underlying mortgage loan (i) the principal balance of which is $20,000,000 or more or (ii) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents a specified percentage of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the trust fund at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the master servicer or the special servicer, as applicable, has received written confirmation from Moody's and/or S&P that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2005-C6 certificates; provided that the master servicer or the special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

     Mortgage loans described in clause (3) of the preceding sentence are referred to as "Significant Mortgage Loans."

     No assumption agreement may contain any terms that are different from any term of any mortgage or related underlying mortgage note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below.

     Notwithstanding the foregoing, the consent of the master servicer or the special servicer and, except as described in this prospectus supplement, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to an underlying mortgage loan forecloses upon the equity in a borrower under an underlying mortgage loan except to the extent provided in the related mezzanine loan intercreditor agreement.

     The underlying mortgage loans contain provisions in the nature of a "due-on-encumbrance" clause which provide--

     - that the underlying mortgage loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower; or

     - require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower.

     The master servicer or the special servicer will be required to enforce such due-on-encumbrance clause and in connection therewith will be required to
(i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless (except with respect to limited circumstances set forth in the pooling and servicing agreement involving easements, rights-of-way and similar agreements and subject to the discussion under "--Modifications, Waivers, Amendments and Consents" and "--Realization Upon Mortgage Loans" below and "Description of the Underlying Mortgage Loans - Certain Matters Regarding the One Madison Avenue Mortgage Loan above in this prospectus supplement)--

     - the master servicer or the special servicer determines, in accordance with the Servicing Standard, that granting such consent or not enforcing such clause would result in a greater recovery (or an equal recovery, provided the other conditions for a waiver of a due-on-encumbrance clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate) than would enforcement of such clause or the failure to grant such consent,

     - in the case of performing underlying mortgage loans, the master servicer has obtained the consent of the special servicer pursuant to the terms of the pooling and servicing agreement and, in the case of all underlying mortgage loans, the master servicer or special servicer has obtained the consent of the Series 2005-C6 Directing Certificateholder; and

     - with respect to any mortgage loan that (a) is a Significant Mortgage Loan, or (b) together with the proposed subordinate debt, would have either a combined debt service coverage ratio below 1.20x or a combined loan-to-value ratio equal to or greater than 85%, the master servicer or the special servicer, as applicable, receives prior written confirmation, as applicable, from Moody's and/or S&P that (1) not accelerating payments on the related mortgage loan or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2005-C6 certificates.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The pooling and servicing agreement will permit the master servicer or the special servicer, as applicable, to modify, waive or amend any term of any non-specially serviced mortgage loan in the trust fund if it determines, in accordance with the Servicing Standard, that it is appropriate to do so. With respect to any non-specially serviced mortgage loan, the master servicer will generally be permitted, without receiving prior confirmation from any applicable rating agency or the consent of the special servicer or the Series 2005-C6 Directing Certificateholder, to grant approvals or waivers or otherwise take actions with respect to a limited range of matters, including approving certain routine leasing activity, approving annual budgets, waiving notices with respect to principal prepayments, approving releases of non-material parcels of a mortgaged real property in connection with pending or threatened condemnation actions or upon the satisfaction of specific conditions in the related mortgage loan documents where there is no lender discretion, and grants of easements, rights of way or similar agreements that do not materially affect the use or value of a mortgaged real property. However, no modification, waiver or amendment of a non-specially serviced mortgage loan may--

     - with limited exception generally involving the waiver of Default Interest and late payment charges, affect the amount or timing of any scheduled payments of principal, interest or other amounts (including Yield Maintenance Charges) payable under the mortgage loan;

     - affect the obligation of the related borrower to pay a Yield Maintenance Charge or permit a principal prepayment during the applicable lockout period;

     - except as expressly provided by the related mortgage or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage on any material portion of such mortgaged real property without a corresponding principal prepayment; or

     - in the judgment of the master servicer or the special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the subject mortgage loan is in default or default is reasonably foreseeable or (y) the special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

     Notwithstanding the second sentence of the preceding paragraph, but subject to the following paragraph, the special servicer may (or, in some cases, may permit the master servicer to)--

     - reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge;

     - reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

     - forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

     -    extend the maturity of a specially serviced mortgage loan;

     - waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard;

     - permit the release or substitution of collateral for a specially serviced mortgage loan; and/or

     -    accept a principal prepayment during any lockout period;

provided that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable.

     Notwithstanding the foregoing, the master servicer may (subject to the Servicing Standard, the restrictions set forth below and the rights of third parties) extend the maturity date of underlying mortgage loans that are not, at the time of such extension, specially serviced mortgage loans, in each case for up to one year (subject to a limit of two such one-year extensions), provided that the master servicer has determined that a default in likely to occur with respect to the subject mortgage loan and the Series 2005-C6 Directing Certificateholder has consented to the extension.

     However, in no event will the master servicer or the special servicer be permitted to--

          (a) extend the maturity date of a mortgage loan beyond a date that is three years prior to the rated final distribution date or, in the case of any ARD Loan, five years prior to the rated final distribution date;

          (b) extend the maturity date of the One Madison Avenue Total Loan beyond the distribution date in May, 2022.

          (c) extend the maturity date of any mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

          (d) extend the maturity date of any mortgage loan beyond a date which is 10 years prior to the expiration of the term of the related ground lease (after giving effect to all extension options) if the mortgage loan is secured by a ground lease; or

          (e) defer interest due on any mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

     With respect to clause (3) above, the special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options). Neither the master servicer nor the special servicer may permit or modify a mortgage loan to permit a voluntary prepayment of a mortgage loan (other than a specially serviced mortgage loan) on any day other than its due date, unless: (a) the master servicer or the special servicer also collects interest thereon through the due date following the date of such prepayment; (b) it is otherwise permitted under the related mortgage loan documents; (c) that such principal prepayment would not result in a Prepayment Interest Shortfall; (d) that principal prepayment is accepted by the master servicer or the special servicer at the request of or with the consent of the Series 2005-C6 Directing Certificateholder, or if accepted by the master servicer, with the consent of the special servicer; or (e) it is consistent with the Servicing Standard to do so. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

     The special servicer will notify the master servicer and the trustee, among others, of any modification, waiver or amendment of any term of an underlying mortgage loan and must deliver to the trustee (with a copy to the master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and, in any event, within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the special servicer. Notwithstanding the foregoing, no such notice shall be required with respect to any waiver of Default Interest or late payment charges and any such waiver need not be in writing.

     The ability of the master servicer or the special servicer to agree to modify, waive or amend any of the terms of any underlying mortgage loan will be subject to the discussions under one or more of the following headings in this prospectus supplement: "--Realization Upon Mortgage Loans--Series 2005-C6 Controlling Class and Series 2005-C6 Directing Certificateholder" below and "Description of the Underlying Mortgage Loans - Certain Matters Regarding the One Madison Avenue Mortgage Loan" and "--The CBA A/B Loan Pairs" in this prospectus supplement.

REQUIRED APPRAISALS

     Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans in the trust fund, the special servicer must obtain an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

     - an appraisal had previously been obtained within the prior 12 months, and

     - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the unpaid principal balance of the subject underlying mortgage loan is less than $2,000,000, then the special servicer may perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or internal valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan (or, if applicable, a CBA A/B Loan Pair or the One Madison Avenue Total Loan). If such appraisal is not received or an internal valuation is not completed, as applicable, by such date, the Appraisal Reduction Amount for the related underlying mortgage loan (or, if applicable, a CBA A/B Loan Pair or the One Madison Avenue Total Loan) will be 25% of the Stated Principal Balance of such mortgage loan (or, if applicable, a CBA A/B Loan Pair or the One Madison Avenue Total Loan) as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "Description of the Underlying Mortgage Loans - Certain Matters Regarding the One Madison Avenue Mortgage Loan" in this prospectus supplement.

     If an Appraisal Reduction Event occurs with respect to any mortgage loan in the trust fund, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Reduction Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the subject underlying mortgage loan. This ongoing obligation will cease if and when--

     - the subject underlying mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Pooling and Servicing Agreement" above and has remained current for 12 consecutive monthly payments under the terms of the work-out, and

     - no other Servicing Transfer Event or Appraisal Reduction Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

     GENERAL. The master servicer will be required to establish and maintain the collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. Each collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for segregation of the amounts received with respect to the CBA B-Note Junior Loans and the One Madison Avenue Junior Loan.

     The funds held in the collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the collection account will be paid to the master servicer as additional compensation.

     DEPOSITS. The master servicer must deposit or cause to be deposited in the collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer subsequent to the date of initial issuance of the offered certificates--

     -    all principal payments collected, including principal prepayments;

     - all interest payments collected, including late payment charges, Default Interest and Post-ARD Additional Interest (net of master servicing fees and any related primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

     -    any Yield Maintenance Charges;

     - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

     - any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Realization Upon Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower;

     - any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

     - any amounts paid by a holder of any Junior Loan or by a mezzanine lender in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

     - any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     - all payments required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement; and

     - any amount transferred by the special servicer from its REO account with respect to the REO Properties.

     Upon its receipt of any of the amounts described in the first eight bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to remit those amounts within one business day to the master servicer for deposit in the collection account.

     Notwithstanding the foregoing, amounts received with respect to the One Madison Avenue Total Loan or the related mortgaged real property and allocable to the One Madison Avenue Junior Loan will be deposited by the master servicer into the collection account and thereafter transferred to a custodial account or sub-account that relates to that Junior Loan.

     Notwithstanding the foregoing, after the occurrence of a CBA A/B Material Default with respect to any CBA A/B Loan Pair, for so long as such CBA A/B Material Default is continuing, amounts received with respect to that CBA A/B Loan Pair or the related mortgaged real property and allocable to the related CBA B-Note Junior Loan will be deposited by the master servicer into the collection account and thereafter transferred to a custodial account or sub-account that relates to that Junior Loan.

     WITHDRAWALS. The master servicer may make withdrawals from the collection account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's distribution account, as described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period,

          (c)  amounts allocable to the Junior Loans, and

          (d) amounts that are payable or reimbursable from the collection account to any person other than the series 2005-C6 certificateholders in accordance with any of clauses 2. through
               16. and clauses 18. through 20. below;

     2. to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party with respect to the mortgage pool, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

     3. to pay the master servicer, any related primary servicer or the trustee any earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the special servicer or, if applicable, any predecessor special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     6. to reimburse the master servicer, the special servicer or the trustee, as applicable, out of general collections on the mortgage pool, for any unreimbursed advance made by that party with respect to the mortgage pool as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above (or, if the subject underlying mortgage loan has been worked out and returned to performing status, is not recoverable under clause 2. above by the time it is returned to performing status) out of collections on the related underlying mortgage loan or REO Property; provided that any such reimbursement is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of a P&I advance;

     7. to pay the master servicer, the special servicer or the trustee, as applicable, out of general collections on the mortgage pool unpaid interest accrued on any advance made by that party with respect to the mortgage pool (generally at or about the time of reimbursement of that advance); provided that, in the case of any advance reimbursed as described in clause 6. above, the payment of any interest thereon is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of interest on any such advance that is a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of interest on any such advance that is a P&I Advance;

     8. to pay the master servicer, any primary servicer or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Servicing Compensation" above;

     9. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

     10. to pay, out of general collections on the mortgage pool, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     11. to pay, out of general collections on the mortgage pool, for costs and expenses incurred by the trust fund due to actions taken pursuant to any environmental assessment;

     12. to pay the master servicer, the special servicer, the trustee, us or any of their or our respective directors, members, managers, shareholders, officers, employees and agents (including any primary servicer), as the case may be, out of general collections on the mortgage pool, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus and "--Certain Indemnities" below;

     13. to pay, out of general collections on the mortgage pool, for (a) the costs of various opinions of counsel related to the servicing and administration of mortgage loans, (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer and (c) the fees of the master servicer or the trustee for confirming a fair value determination by the special servicer of a Defaulted Loan;

     14. to reimburse the master servicer, the special servicer, us or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of an underlying mortgage loan giving rise to a repurchase obligation of a mortgage loan seller or other party, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

     15.  to pay for--

          (a) the cost of the opinions of counsel for purposes of REMIC administration or amending the pooling and servicing agreement; and

          (b) the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

     16. to pay, out of general collections for any and all U.S. federal, state and local taxes imposed on any of the REMICs or their assets or transactions together with incidental expenses;

     17. to transfer any amounts collected on and allocable to the One Madison Avenue Junior Loan, or any CBA B-Note Junior Loan to the related loan-specific custodial account or sub-account;

     18. to pay to the related mortgage loan seller any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in December 2005, if any, or, in the case of a replacement mortgage loan, during or before the month in which that loan was added to the trust fund;

     19. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund;

     20. to pay any amounts, in addition to normal remittances, due and payable by the trust fund, to the holder of a Junior Loan under the terms of any CBA A/B Intercreditor Agreement or the Co-Lender Agreement, as applicable;

     21. to pay any other items described in this prospectus supplement as being payable from the collection account; and

     22. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

     Notwithstanding the foregoing:

     - In no event will any amounts allocable to the One Madison Avenue Junior Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the One Madison Avenue Mortgage Loan. The One Madison Avenue Junior Loan will provide limited subordination to the One Madison Avenue Mortgage Loan regarding various payments and reimbursements related to the One Madison Avenue Mortgage Loan that arise out of a credit default.

     - In no event will any amounts allocable to a CBA B-Note Junior Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to a CBA B-Note Junior Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Mortgage Pool--The CBA A/B Loan Pairs" in this prospectus supplement.

REALIZATION UPON MORTGAGE LOANS

     PURCHASE OPTION. The pooling and servicing agreement grants the Series 2005-C6 Directing Certificateholder and, with respect to the One Madison Avenue Mortgage Loan, the One Madison Avenue Controlling Holder, an assignable option (a "PURCHASE OPTION") to purchase Defaulted Loans from the trust fund in the manner and at the price described below. The Purchase Option held or assigned by a series 2005-C6 certificateholder or the One Madison Avenue Controlling Holder (if not earlier exercised or declined), will expire at such time as the related class of series 2005-C6 certificates or the One Madison Avenue Controlling Holder, as the case may be, is no longer the series 2005-C6 controlling class or the controlling holder of the One Madison Avenue Total Loan.

     Promptly after the determination that a mortgage loan in the trust fund has become a Defaulted Loan, the special servicer will be required to notify the trustee, the master servicer and the Series 2005-C6 Directing Certificateholder and, with respect to the One Madison Avenue Mortgage Loan, the One Madison Avenue Controlling Holder, of such determination.

     Within 60 days after a mortgage loan becomes a Defaulted Loan, the special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the pooling and servicing agreement. The special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the special servicer, a Series 2005-C6 Directing Certificateholder or, with respect to the One Madison Avenue Mortgage Loan, the One Madison Avenue Controlling Holder, or an assignee thereof that is an affiliate of the special servicer proposes to purchase a Defaulted Loan, the master servicer is required pursuant to the pooling and servicing agreement to determine whether the special servicer's determination of fair value for a Defaulted Loan constitutes a fair price in its reasonable judgment. The master servicer shall be entitled to a one-time fee, as specified in the pooling and servicing agreement, in connection with each such fair value determination. All reasonable costs and expenses of the special servicer and the master servicer in connection with the determination of the fair value of a Defaulted Loan will be reimbursable as servicing advances. The special servicer must give prompt written notice of its fair value determination to the trustee, the master servicer, the Series 2005-C6 Directing Certificateholder and, with respect to the One Madison Avenue Mortgage Loan, the One Madison Avenue Controlling Holder.

     If neither the Series 2005-C6 Directing Certificateholder or, with respect to the One Madison Avenue Mortgage Loan, the One Madison Avenue Controlling Holder, nor its assignee exercises a Purchase Option with respect to any Defaulted Loan following a fair value determination, then the special servicer may do so for a limited period.

     Each holder of a Purchase Option may, at its option, purchase the subject Defaulted Loan from the trust fund at a price (the "OPTION PRICE") equal to--

     - if the special servicer has not yet determined the fair value of that Defaulted Loan, the unpaid principal balance of that Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to that Defaulted Loan whether paid or unpaid and all cost and expenses in connection with the sale, or

     - if the special servicer has made such fair value determination, the fair value of that Defaulted Loan as determined by the special servicer.

If the most recent fair value calculation was made more than 90 days prior to the exercise date of a Purchase Option, then the special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

     Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including work-out and foreclosure, consistent with the Servicing Standard, but it will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor or co-lender agreement.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

     - the cure by the related borrower or a party with cure rights of all defaults that caused the subject underlying mortgage loan to be a Defaulted Loan,

     - the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure, or

     - the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a work-out.

     FORECLOSURE AND SIMILAR PROCEEDINGS. Pursuant to the pooling and servicing agreement, if an event of default on an underlying mortgage loan has occurred and is continuing, the special servicer, on behalf of the trust fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage or otherwise acquire title to the related mortgaged real property. The special servicer shall not, however, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2005-C6 certificateholders and the holder(s) of any related Junior Loan(s), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such mortgaged real property within the meaning of certain federal environmental laws, unless the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits (the cost of which report will be a servicing advance) and/or the existence of any environmental insurance policy covering that mortgaged property, that either--

     - both (a) the mortgaged real property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged real property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     - taking such actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (b) of the preceding bullet, is reasonably likely to increase the net proceeds of the liquidation of such mortgaged real property, than not taking such actions.

     The cost of any such environmental assessment and the cost of any remedial, corrective or other further action contemplated by either or both of the preceding bullets will generally be paid by and reimbursable to the master servicer as a servicing advance.

     REO PROPERTIES. If title to any mortgaged real property is acquired by the special servicer on behalf of the trust fund (or, in the case of a CBA A/B Loan Pair or the One Madison Avenue Total Loan, on behalf of the trust fund and the holder of the related Junior Loan), the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     -    the IRS grants an extension of time to sell the property, or

     - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC under the Code.

     The special servicer will be required to use efforts consistent with the Servicing Standard to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property within the time periods contemplated by the prior paragraph. The special servicer may be required, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to any REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

     -    maintains its status as "foreclosure property" within the meaning of section 860G(a)(8) of the Code; and

     - does not result in the receipt by the trust fund of any "income from non-permitted assets" within the meaning of section 860F(a)(2)(B) of the Code.

     Subject to the Servicing Standard and any other limitations imposed by the pooling and servicing agreement, the special servicer will be permitted, with respect to any REO Property, to incur a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

     To the extent that income the trust fund receives from an REO property is subject to a tax on net income from foreclosure property, that income would be subject to U.S. federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Any tax imposed on the trust fund's income from an REO Property would reduce the amount available for payment to the series 2005-C6 certificateholders (including, in the case of the class A-2FL certificates, through the class A-2FL REMIC II regular interest). See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the collection account.

     REO ACCOUNT. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     LIQUIDATION PROCEEDS. To the extent that liquidation proceeds collected with respect to any underlying mortgage loan are less than the sum of--

     -    the outstanding principal balance of that mortgage loan,

     -    interest (other than Default Interest) accrued on that mortgage loan,

     - interest accrued on any monthly debt service advance made with respect to that mortgage loan,

     - the aggregate amount of outstanding reimbursable expenses (including any unreimbursed servicing advances and unpaid and accrued interest on such advances) incurred with respect to that mortgage loan, and

     - any and all special servicing compensation payable with respect to that mortgage loan,

then the trust fund will realize a loss in the amount of such shortfall.

     The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on an underlying mortgage loan, prior to the distribution of such liquidation proceeds to series 2005-C6 certificateholders, of any and all amounts that represent unpaid servicing compensation or trustee fees in respect of that mortgage loan, certain unreimbursed expenses incurred with respect to that mortgage loan and any unreimbursed advances made with respect to that mortgage loan. In addition, amounts otherwise distributable on the series 2005-C6 certificates will be further reduced by interest payable to the master servicer or the trustee, as applicable, on any such advances.

     If any mortgaged real property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the master servicer will not be required to make servicing advances to effect such restoration unless--

     - the special servicer determines that such restoration will increase the proceeds to the series 2005-C6 certificateholders and the holder(s) of any related Junior Loan(s) on liquidation of the mortgage loan after reimbursement of the special servicer, the master servicer or the trustee, as the case may be, for its expenses; and

     - the master servicer determines that such expenses will be recoverable by it from related liquidation proceeds.

     SPECIALLY SERVICED MORTGAGE LOANS. With respect to any mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred, the master servicer will transfer its servicing responsibilities to the special servicer, but will continue to receive payments on such mortgage loan (including amounts collected by the special servicer), to make certain calculations with respect to such mortgage loan and to make remittances and prepare certain reports to the trustee with respect to such mortgage loan.

     The special servicer will continue to be responsible for the operation and management of an REO Property. The master servicer will have no responsibility for the performance by the special servicer of its duties under the pooling and servicing agreement.

     The special servicer will return the full servicing of a specially serviced mortgage loan to the master servicer when all Servicing Transfer Events with respect to that mortgage loan have ceased to exist and that mortgage loan has become a Corrected Mortgage Loan.

     SERIES 2005-C6 CONTROLLING CLASS AND SERIES 2005-C6 DIRECTING CERTIFICATEHOLDER. The series 2005-C6 controlling class will be the most subordinate class of series 2005-C6 certificates (other than the class A-X, A-SP, R and V certificates) that has a total principal balance at least equal to 25% of the total initial principal balance of that class, or if none of the classes of series 2005-C6 principal balance certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the series 2005-C6 controlling class will be the most subordinate of the class of series 2005-C6 principal balance certificates that has a total principal balance greater than zero.

     The series 2005-C6 controlling class as of the closing date will be the class Q certificates.

     The "SERIES 2005-C6 DIRECTING CERTIFICATEHOLDER" will be a holder or beneficial owner of certificates of the series 2005-C6 controlling class selected by the holders or beneficial owners of more than 50% of the total principal balance of the series 2005-C6 controlling class; provided, however, that until a Series 2005-C6 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2005-C6 controlling class that a Series 2005-C6 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2005-C6 controlling class certificates will be the Series 2005-C6 Directing Certificateholder.

     If it is the One Madison Avenue Controlling Holder, the Series 2005-C6 Directing Certificateholder will be able to direct various servicing actions of the special servicer (including proposed actions of the master servicer that may not be taken in the absence of approval from the special servicer) under the pooling and servicing agreement with respect to the One Madison Avenue Total Loan. See "Description of the Underlying Mortgage Loans - Certain Matters Regarding the One Madison Avenue Mortgage Loan" in this prospectus supplement.

     ASSET STATUS REPORT. Pursuant to the pooling and servicing agreement, the special servicer is required to prepare and deliver a report to each rating agency, the master servicer, the Series 2005-C6 Directing Certificateholder (the "ASSET STATUS REPORT") with respect to any underlying mortgage loan (other than the One Madison Avenue Mortgage Loan) that becomes a specially serviced mortgage loan within 30 days of any such mortgage loan becoming specially serviced. Any Asset Status Report with respect to any CBA A-Note Mortgage Loan will also be delivered to the holder of the related CBA B-Note Junior Loan.

     Any Asset Status Report prepared by the special servicer will set forth the following information, to the extent reasonably determined, which includes:

     - a summary of the status of the subject specially serviced mortgage loan;

     - a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and whether outside legal counsel has been retained;

     - a current rent roll and income or operating statement available for the related mortgaged real property;

     - a recommendation by the special servicer as to how the subject specially serviced mortgage loan might be returned to performing status, returned to the master servicer for regular servicing or otherwise realized upon;

     -    a summary of any proposed actions; and

     - a status report on any foreclosure actions or other proceedings undertaken with respect to the related mortgaged real property, any proposed workouts with respect to the subject specially serviced mortgage loan and the status of any negotiations with respect to those workouts and an assessment of the likelihood of additional events of default thereon.

     With respect to any mortgage loan in the trust fund (excluding the One Madison Avenue Mortgage Loan) that becomes a specially serviced mortgage loan, if, within ten business days following delivery of the Asset Status Report, the Series 2005-C6 Directing Certificateholder does not disapprove in writing of any action proposed to be taken in that Asset Status Report, the special servicer is required to implement the recommended action as outlined in such Asset Status Report.

If the Series 2005-C6 Directing Certificateholder disapproves in writing such Asset Status Report, the special servicer is required to revise and deliver a new Asset Status Report within 30 days after the Series 2005-C6 Directing Certificateholder's disapproval. The special servicer must continue to revise that Asset Status Report until either the Series 2005-C6 Directing Certificateholder fails to disapprove the revised Asset Status Report within ten business days of receipt or the passage of 60 days from the date of preparation of the first Asset Status Report; provided that the special servicer (a) may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in such Asset Status Report before the expiration of a 10-business day approval period if the special servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the series 2005-C6 certificateholders and it has made a reasonable effort to contact the Series 2005-C6 Directing Certificateholder and (b) in any case, shall determine whether any affirmative disapproval by the Series 2005-C6 Directing Certificateholder described in this paragraph would violate the Servicing Standard.

     The special servicer may not take any action inconsistent with an Asset Status Report, unless that action would be required in order to act in accordance with the Servicing Standard. The special servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement that report, provided that the revised report has been prepared, reviewed and not rejected pursuant to the terms described above.

     In addition to the foregoing, the special servicer is required to, subject to the Servicing Standard, obtain the consent of the Series 2005-C6 Directing Certificateholder prior to the taking by the special servicer of the following actions--

     - any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any specially serviced mortgage loans in the trust fund as come into and continue in default;

     - any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by the last bullet) of a mortgage loan in the trust fund;

     - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust fund;

     - any proposed or actual sale of an REO Property out of the trust fund (other than an REO Property that relates to the One Madison Avenue Mortgage Loan) for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Excess-ARD Additional Interest) on, the related mortgage loan, except in connection with a termination of the trust fund as described under "--Termination" below;

     - any determination to bring an REO Property held by the trust fund (other than an REO Property that relates to the One Madison Avenue Mortgage Loan) into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     - any release of material real property collateral for a mortgage loan in the trust fund (other than the One Madison Avenue Mortgage Loan), other than upon satisfaction of that mortgage loan;

     - any acceptance of substitute or additional real property collateral for a specially serviced mortgage loan in the trust fund (other than the One Madison Avenue Mortgage Loan), other than in accordance with the specific terms of that mortgage loan;

     - any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the trust fund (other than the One Madison Avenue Mortgage Loan) other than in accordance with the specific terms of that mortgage loan; and

     - any waiver of a due-on-sale or due-on-encumbrance clause in a mortgage loan in the trust fund (other than the One Madison Avenue Mortgage
          Loan).

     Notwithstanding the foregoing, no direction of the Series 2005-C6 Directing Certificateholder, and no failure to consent to any action requiring the consent thereof under the pooling and servicing agreement, may (a) require or cause the special servicer to violate the terms of the subject specially serviced mortgage loan, applicable law or any provision of the pooling and servicing agreement,
(b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC provisions of the Code, (c) expose the master servicer, the special servicer, the trustee, us, the trust fund or any of various other parties to any material claim, suit or liability or (d) materially expand the scope of the special servicer's or the master servicer's responsibilities under the pooling and servicing agreement. The special servicer will not (x) follow any such direction of the Series 2005-C6 Directing Certificateholder or (y) refrain from taking any action, based on its failure to obtain the consent of the Series 2005-C6 Directing Certificateholder, if the failure to take such action would violate the Servicing Standard. With respect to the One Madison Avenue Total Loan, the Series 2005-C6 Directing Certificateholder will have the consent and approval rights described under "Description of the Underlying Mortgage Loans - Certain Matters Regarding the One Madison Avenue Mortgage Loan" at any time when the Series 2005-C6 Directing Certificateholder constitutes the One Madison Avenue Controlling Holder.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust fund, to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2006, the master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property securing an underlying mortgage loan at least once per calendar year or, in the case of each underlying mortgage loan with an unpaid principal balance of under $2,000,000, once every two years (or at such lesser frequency as each rating agency shall have confirmed in writing to the master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2005-C6 certificates), if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and, upon request, deliver such written report in electronic format to the trustee.

     Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     On or before March 15, 2006 or, for any subsequent year beginning in 2007, on or before May 1, the master servicer and the special servicer must:

     - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. the firm has examined certain documents and records relating to the servicing operations of the master servicer or special servicer, as the case may be, for the previous year, and

          2. on the basis of that examination, conducted substantially in compliance with USAP or the Audit Program, the firm confirms that the master servicer or special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP or the Audit Program, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP or the Audit Program requires it to report; and

     - deliver to the trustee, among others, a statement signed by an officer of the master servicer or special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.

     In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or special servicer under the pooling and servicing agreement:

     - any failure by the master servicer to make any deposit into the collection account or any other account pursuant to the terms of the pooling and servicing agreement, which failure continues unremedied for two business days or failure by the master servicer to make any remittance required to be made by the master servicer (including any monthly debt service advances) to the trustee for deposit into the distribution account or any other account pursuant to the terms of the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., eastern standard time, on the distribution date, provided, however, that if the master servicer fails to make any remittance so required, including any monthly debt service advance, to be made by the master servicer on the business day preceding the related distribution date (without regard to any grace period), the master servicer shall pay to the trustee, for the account of the trustee, interest on such late remittance at the prime rate from and including the business day preceding the related distribution date to but excluding the distribution date and (b) any failure by the master servicer to make any required servicing advance within the time specified in the pooling and servicing agreement, which failure remains uncured for fifteen days (or such shorter time as is necessary to avoid the lapse of any required insurance policy or the foreclosure of any tax lien on the related mortgaged real property);

     - any failure by the special servicer to deposit into the REO Account, or to remit to the master servicer for deposit in the collection account, any such deposit or remittance required to be made by the special servicer, when so required under the pooling and servicing agreement, which failure continues unremedied for two business days;

     - any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement, which failure continues unremedied for 30 days (or 60 days so long as the master servicer or special servicer, as applicable, is diligently pursuing such cure) after written notice thereof has been given to the master servicer or special servicer, as the case may be, by any other party to the pooling and servicing agreement or by any affected holder of a Junior Loan;

     - any breach by the master servicer or the special servicer of a representation or warranty contained in the pooling and servicing agreement which materially and adversely affects the interests of the series 2005-C6 certificateholders and continues unremedied for 30 days after the date on which notice of such breach shall have been given to the master servicer or special servicer, as the case may be, by any other party to the pooling and servicing agreement or by any affected holder of a Junior Loan; provided, however, if such breach is not capable of being cured within such 30-day period and the master servicer or special servicer, as applicable, is diligently pursuing such cure, then such 30-day period shall be extended for an additional 30 days;

     - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, as applicable, and certain actions by or on behalf of the master servicer or special servicer, as applicable indicating its insolvency or inability to pay its obligations and such decree or order shall have remained in force for 60 days; provided however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, the master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

     - such master servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer, or such special servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and that master servicer or special servicer, as the case may be, is not reinstated to such status within 60 days; and

     - Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2005-C6 certificates, or (b) placed any class of series 2005-C6 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action.

     The pooling and servicing agreement may provide for additional events of default relating to remittances to the holders of the Junior Loans.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2005-C6 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have (a) as a series 2005-C6 certificateholder, or (b) in respect of any unpaid servicing compensation, including the Excess Servicing Strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the pooling and servicing agreement.

     Certificateholders entitled to at least 51% of the series 2005-C6 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2005-C6 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. In connection with PNC mortgage loans and certain of the Column mortgage loans, the master servicer will perform most of its servicing duties through Midland, which cannot be terminated, including by the master servicer, except for cause. In addition, it is expected that the master servicer will perform some or all of its servicing duties with respect to some of the other underlying mortgage loans through primary servicers or sub-servicers that cannot be terminated, including by the master servicer, except for cause.

     In general, certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2005-C6 certificates affected by any event of default may waive the event of default. However, the events of default described in the first bullet under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2005-C6 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     No series 2005-C6 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect thereto unless:

     - that holder previously has given to the trustee written notice of default;

     - except in the case of a default by the trustee, series 2005-C6 certificateholders representing at least 25% of a class have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     - the trustee for 60 days has neglected or refused to institute any such proceeding.

     The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2005-C6 certificateholders, unless in the trustee's opinion, those series 2005-C6 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, national bank, trust company or national banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times, among other things--

     -    be authorized under those laws to exercise corporate trust powers,

     -    have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

     If the corporation, national bank, trust company or national banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, national bank, trust company or national banking association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2005-C6 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.00097% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated on the same basis as on the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage pool in the trust fund.

     The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

     - entitled to retain any interest or other income earned on those funds, and

     - required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the pooling and servicing agreement.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

CERTAIN INDEMNITIES

     We, the trustee, the master servicer, any primary servicer, the special servicer and each of our and their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense that is incurred without negligence or willful misconduct on our or their respective parts, arising out of or in connection with the pooling and servicing agreement and the series 2005-C6 certificates. In addition, the trustee, the master servicer, any primary servicer, the special servicer and each of their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred in connection with any legal action relating to any misstatement or omission or any alleged misstatement or omission in various reports to be filed with respect to the trust fund under the Securities Exchange Act of 1934, as amended.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2005-C6 controlling class, the master servicer or the special servicer, in the order of preference discussed below.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2005-C6 certificateholder and, if the swap agreement is still in effect, the swap counterparty. The final distribution with respect to each series 2005-C6 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2005-C6 certificate registrar or at any other location specified in the notice of termination.

     The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

     - any single holder or group of holders of the controlling class of series 2005-C6 certificates;

     -    the master servicer; and

     -    the special servicer.

     Any purchase by any single certificateholder or group of certificateholders of the series 2005-C6 controlling class, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

     -    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

               - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the master servicer(s), the special servicer(s) and the trustee; minus

     - solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2005-C6 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2005-C6 controlling class, of the master servicer or the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2005-C6 certificateholders (the holder of the class A-2FL certificates in the case of the class A-2FL REMIC II regular interest), will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

     Following the date on which the total principal balance of the offered certificates, together with the class F, G, H and J certificates, is reduced to zero, subject to any conditions set forth in the pooling and servicing agreement, any single holder or group of holders of all the remaining series 2005-C6 certificates (other than the class V and R certificates) may exchange those certificates for all mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

AMENDMENT

     In general, the pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

     - the holders of the series 2005-C6 certificates entitled to not less than 66 2/3% of the series 2005-C6 voting rights, not taking into account series 2005-C6 certificates held by us or any of our affiliates or agents, and

     - all of the series 2005-C6 certificateholders that will be adversely affected by the amendment in any material respect.

     Moreover, no amendment may materially and adversely affect the interests of the swap counterparty without the consent of the swap counterparty.

     Additionally, absent a material adverse effect on any certificateholder, the pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary in order for any mortgage loan seller and their affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

     Furthermore, no amendment of the pooling and servicing agreement may adversely affect any holder of a Junior Loan without the consent of that person.

THE MASTER SERVICER AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The master servicer and the special servicer will be permitted to purchase any class of series 2005-C6 certificates. Such a purchase by the master servicer or the special servicer could cause a conflict relating to the master servicer's or special servicer's duties pursuant to the pooling and servicing agreement and the master servicer's or special servicer's interest as a holder of the series 2005-C6 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the pooling and servicing agreement, the master servicer and special servicer is required to administer the relevant underlying mortgage loans in accordance with the Servicing Standard without regard to ownership of any series 2005-C6 certificate by the master servicer or special servicer or any affiliate thereof.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                  FOR MORTGAGED PROPERTIES LOCATED IN NEW YORK

     The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties located in New York, which mortgage loans represent 15.6% of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable U.S. federal and state laws governing the subject mortgage loans.

NEW YORK

     Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement and any amendments thereto and subject to any other assumptions set forth in the opinion, (i) each REMIC created under the pooling and servicing agreement (REMIC I and REMIC II) will qualify as a REMIC under the Code and (ii) the arrangement under which the class A-2FL REMIC II regular interest, the trustee's floating rate account and the swap agreement relating to the class A-2FL certificates is held will be classified as a grantor trust for U.S. federal income tax purposes. The arrangements under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes.

     The assets of REMIC I will generally include--

     -    the underlying mortgage loans,

     - any REO Properties acquired on behalf of the series 2005-C6 certificateholders in respect of the underlying mortgage loans,

     -    the collection account,

     -    the special servicer's REO account, and

     -    the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

     For U.S. federal income tax purposes,

     - the REMICs will be "tiered," meaning that REMIC II will hold as assets the regular interests issued by REMIC I. REMIC II will issue the class A-X, A-SP, A-1, A-2FX, A-3, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H,
          J, K, L, M, N, O, P and Q certificates and the class A-2FL REMIC II regular interest as "regular interests." The class R certificates will evidence the sole class of residual interest in each of REMIC I and REMIC II for federal income tax purposes;

     - the class A-2FL certificates will evidence interests in a grantor trust consisting of the class A-2FL REMIC II regular interest, the swap agreement and the floating rate account; and

     - the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For U.S. federal income tax purposes, it is anticipated that the class A-3, A-4, A-M, A-J, B, C and D certificates will be issued with a DE MINIMIS amount of original issue discount and that the class E certificates will be issued with more than a DE MINIMIS amount of original issue discount. The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under section 1272(a)(6) of the Code. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     For U.S. federal income tax reporting purposes, it is anticipated that the class A-1, A-2FX and A-1-A certificates and the class A-2FL REMIC II regular interest will be issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax

Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount, market discount or premium, if any, for U.S. federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     - the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     - there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus. Any original issue discount will be included in income based on projected payments on the mortgage loans, based on the assumption that no defaults or realized losses will occur with respect to the mortgage loans in future periods, and with any such realized losses allocated to an offered certificate being deductible no earlier than their actual occurrence.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. Moreover, so long as 95% or more of the assets of the REMIC are "real estate assets," the offered certificates will be treated in their entirety as real estate assets.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Code. The foregoing sentences shall not apply to the extent of a class A-2FL certificateholder's basis allocable to the swap agreement.

     To the extent an offered certificate represents ownership of an interest in an underlying mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1. the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the related mortgage loan documents allow that substitution,

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Code when the amount of a Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For U.S. federal income tax reporting purposes, the trustee will report Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Yield Maintenance Charges. If so, the projected Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Yield Maintenance Charge had been projected to be received. It appears that Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Yield Maintenance Charges.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

THE CLASS A-2FL CERTIFICATES

     Each holder of a class A-2FL certificate will be treated for federal income tax purposes as having purchased its proportionate share of the class A-2FL REMIC II regular interest and having entered into its proportionate share of the swap agreement. Holders of the class A-2FL certificates must allocate the price they pay for their certificates between their interests in the class A-2FL REMIC II regular interest and the swap agreement based on their relative market values. Such allocation will be used for, among other things, purposes of computing any market discount or premium on the class A-2FL REMIC II regular interest. Any amount allocated to the swap agreement will be treated as a swap premium (the "Swap Premium") either paid or received by the holders of the class A-2FL certificates, as the case may be. If a Swap Premium is deemed paid by a holder, it will reduce the purchase price allocable to the class A-2FL REMIC II regular interest. If the Swap Premium is deemed received by a holder, it will be deemed to have increased the purchase price for the class A-2FL REMIC II regular interest.

     Based on the anticipated purchase prices of the class A-2FL certificates and issue price of the class A-2FL REMIC II regular interest, it is anticipated that the class A-2FL REMIC II regular interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the initial holders of the class A-2FL certificates. The initial holders of a class A-2FL certificate will be required to amortize the amount of the Swap Premium into income over the term of the swap agreement. Such holders may do so under a method based on the Swap Premium representing the present value of a series of equal payments made over the term of the swap agreement that would fully amortize a loan with an interest rate equal to the discount rate used to determine the Swap Premium (or at some other reasonable rate). The amount amortized into income in each period would be the principal amount of the hypothetical level payment in such period. Moreover, while regulations promulgated by the U.S. Treasury Department ("Treasury") treat a non-periodic payment made under a swap contract as a loan for all federal income tax purposes if the payment is "significant", it is anticipated that the Swap Premium would not be treated "significant" under those Treasury regulations. Prospective purchasers of class A-2FL certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.

     Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code, such as REMIC regular interests. Therefore, holders of the class A-2FL certificates will be unable to use the integration method provided for under such regulations with respect to such certificates. Consequently, the rate at which holders of the class A-2FL certificates amortize the Swap Premium they are deemed to receive in income each period may differ from the rate at which such holders amortize (and offset against interest income on the class A-2FL REMIC II regular interest) in each such period the initially corresponding amount of bond premium at which they are deemed to have purchased the class A-2FL REMIC II regular interest.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the swap agreement must be netted against payments made under the swap agreement and deemed made or received as a result of the Swap Premium over the recipient's taxable year and accounted for as a net payment, rather than accounted for on a gross basis. The resulting net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Such deduction (including the amortization of the upfront payment) is treated as a miscellaneous itemized deduction, which, for individuals, is subject to limitations on deductibility, including that the deduction may not be used at all if the individual is subject to the alternative minimum tax. Prospective investors who are individuals should consult their tax advisors prior to investing in the class A-2FL certificates, which may not be an appropriate investment for investors who are subject to limitations on the deductibility of miscellaneous itemized deductions.

     Any amount of proceeds from the sale, redemption or retirement of a class A-2FL certificate that is considered to be allocated to the holder's rights under the swap agreement or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that class A-2FL certificate under Treasury regulations. A holder of a class A-2FL certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the swap agreement or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the swap agreement. Gain or loss realized upon the termination of the swap agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The class A-2FL certificates, representing a beneficial ownership in the class A-2FL REMIC II regular interest and in the swap agreement, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the swap agreement would be short term. If the holder of a class A-2FL certificate incurred or continued to incur indebtedness to acquire or hold such class A-2FL certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the swap agreement.

                              ERISA CONSIDERATIONS

     If you are--

     -    a fiduciary of a Plan, or

     -    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets in the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2005-C6 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2005-C6 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2005-C6 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Code will not apply to transactions involving assets in the trust fund. If the trust fund or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - FIRST, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

     - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

     -    FOURTH, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, the special servicer and any primary servicers or sub-servicers must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and S&P. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust fund meet the following requirements:

     - the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any primary servicer or sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     - on behalf of a Plan sponsored by any member of the Restricted Group, and

     - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Code in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

          1. a borrower with respect to 5% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a) and (b) of the

Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     -    providing services to the Plan, or

     -    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     The Underwriter Exemption contains specific requirements applicable to the swap agreement and the swap counterparty. Among other requirements, the swap agreement must relate to an interest rate swap that is denominated in U.S. dollars and that is not leveraged. If the swap counterparty fails to maintain certain rating levels described in the swap agreement, the swap counterparty will be required to post collateral, arrange for a guarantee or assign its rights and obligations under the swap agreement to a replacement swap counterparty, and, if the swap counterparty does not, within the time period specified therein, take such action, the trustee will be permitted to terminate the swap agreement. In addition, the class A-2FL certificates may be sold to a person investing assets of a Plan only if such person is a "Qualified Plan Investor". A "Qualified Plan Investor" is a plan investor or group of plan investors on whose behalf the decision to purchase such class A-2FL certificates is made by an independent fiduciary that is (i) qualified to analyze and understand the terms and conditions of the swap agreement and the effect of the swap agreement on the credit ratings of the class A-2FL certificates, and (ii) a "qualified professional asset manager", as defined in Part V(a) of PTCE 84-14, an "in-house asset manager" as defined in Part IV(a) of PTCE 96-23, or a plan fiduciary with total Plan and non-Plan assets under management of at least $100 million at the time of the acquisition of such class A-2FL certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Class A-1, A-2FX, A-2FL, A-3, A-4, A-1-A, A-M, A-J, B and C Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by S&P and Moody's. The Class D and Class E Certificates will not constitute "mortgage related securities" for purposes of SMMEA and, as a result, the appropriate characterization of those classes of Certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase those classes, are subject to significant interpretive uncertainties.

     Except as to the status of certain classes of Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

     See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting agreement dated December 14, 2005, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:

            UNDERWRITER                 CLASS A-1      CLASS A-2FX     CLASS A-2FL      CLASS A-3       CLASS A-4      CLASS A-1-A
-----------------------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston LLC ....   $ 104,000,000   $ 135,000,000   $ 150,000,000   $ 195,937,000   $ 628,000,000   $ 540,277,000
PNC Capital Markets LLC ...........   $           0   $           0   $           0   $           0   $           0   $           0
Nomura Securities International,
   Inc.............................   $           0   $           0   $           0   $           0   $           0   $           0
KeyBanc Capital Markets, a Division
   of McDonald Investments Inc.....   $           0   $           0   $           0   $           0   $           0   $           0
Greenwich Capital Markets, Inc.....   $           0   $           0   $           0   $           0   $           0   $           0
TOTAL .............................   $ 104,000,000   $ 135,000,000   $ 150,000,000   $ 195,937,000   $ 628,000,000   $ 540,277,000

            UNDERWRITER                 CLASS A-M       CLASS A-J        CLASS B         CLASS C         CLASS D         CLASS E
-----------------------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston LLC ....   $ 250,460,000   $ 178,452,000   $  43,830,000   $  28,177,000   $  18,785,000   $  25,046,000
PNC Capital Markets LLC ...........   $           0   $           0   $           0   $           0   $           0   $           0
Nomura Securities International,
   Inc.............................   $           0   $           0   $           0   $           0   $           0   $           0
KeyBanc Capital Markets, a Division
   of McDonald Investments Inc.....   $           0   $           0   $           0   $           0   $           0   $           0
Greenwich Capital Markets, Inc.....   $           0   $           0   $           0   $           0   $           0   $           0
TOTAL .............................   $ 250,460,000   $ 178,452,000   $  43,830,000   $  28,177,000   $  18,785,000   $  25,046,000

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated.

     Our proceeds from the sale of the offered certificates will be approximately 99.7% of the total initial principal balance of the offered certificates, plus accrued interest from December 1, 2005, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $5,000,000.

     The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

     The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the underlying mortgage loans.

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

     We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the 10th business day following the date hereof (this settlement cycle being referred to as "T+10"). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next seven succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                    CLASS               MOODY'S               S&P
                 -----------         -------------         ---------
                     A-1                  Aaa                 AAA
                    A-2FX                 Aaa                 AAA
                    A-2FL                 Aaa                 AAA
                     A-3                  Aaa                 AAA
                     A-4                  Aaa                 AAA
                    A-1-A                 Aaa                 AAA
                     A-M                  Aaa                 AAA
                     A-J                  Aaa                 AAA
                      B                   Aa2                 AA
                      C                   Aa3                 AA-
                      D                   A1                  A+
                      E                   A2                   A

     The ratings on the offered certificates address the likelihood of--

     - the timely receipt by their holders of all distributions of interest to which they are entitled (or, in the case of the class A-2FL certificates, to which the class A-2FL REMIC II regular interest is entitled, as described below) on each distribution date, and

     - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     -    the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     -    the tax attributes of the offered certificates or of the trust fund,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

     - the distribution of the broker strip fees to the broker strip payees, and

     - whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     A rating on the class A-2FL certificates does not represent any assessment of whether the floating interest rate on such certificates will convert to a fixed rate. The rating on the class A-2FL certificates do not constitute a rating with respect to the likelihood of the receipt of payments to be made by the swap counterparty or any interest rate reductions or increases contemplated herein. With respect to the class A-2FL certificates, the rating agencies are only rating the receipt of interest up to the pass-through rate applicable to the class A-2FL REMIC II regular interest, and are not rating the receipt of interest accrued at LIBOR plus 0.1250%. In addition, the ratings do not address any shortfalls or delays in payment that investors in the class A-2FL certificates may experience as a result of the conversion of the pass-through rate on the class A-2FL certificates from a rate based on LIBOR to a fixed rate (subject to a maximum rate equal to the Weighted Average Net Mortgage Pass-Through Rate) or as a result of the conversion of a fixed rate to a rate based on LIBOR.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's and/or S&P.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "0.0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL COLLATERAL LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust fund that--

     - arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

     - is not covered by a servicing advance or a corresponding collection from the related borrower, and

     - does not represent a loss on a mortgage loan arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of the borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE FEE" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, any related primary servicing fee, and in some cases, any correspondent fee, and the trustee fee are calculated.

     "APPRAISAL REDUCTION AMOUNT" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (a) the sum of (i) 90% of the appraised value of the related mortgaged real property as determined (A) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the master servicer as a servicing advance) or (B) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000, in the case of either (A) or (B), as such appraisal or internal valuation may be adjusted downward by the special servicer in accordance with the Servicing Standard, without implying any duty to do so, based upon the special servicer's review of such appraisal, internal valuation or such other information as the special servicer deems relevant, plus (ii) any letter of credit, reserve, escrow or similar amount held by the master servicer which may be applied to payments on the subject mortgage loan over (b) the sum of (i) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest on the subject mortgage loan at a per annum rate equal to its mortgage rate, (ii) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and (iii) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the master servicer or the trustee and/or for which funds have not been escrowed).

     Notwithstanding the foregoing:

     - In the case of the One Madison Avenue Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the One Madison Avenue Total Loan, as if it was a single underlying mortgage loan, and then allocated, FIRST, to the One Madison Avenue Junior Loan, up to its unpaid principal balance, and THEN, to the One Madison Avenue Mortgage Loan.

     - In the case of any CBA A-Note Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the subject A/B Loan Pair, as if it was a single underlying mortgage loan, and then allocated, FIRST, to the related CBA B-Note Junior Loan, up to the amount of its unpaid principal balance, and THEN, to the subject CBA A-Note Mortgage Loan.

     "APPRAISAL REDUCTION EVENT" means, with respect to any mortgage loan in the trust fund, the earliest of any of the following events--

     - 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan (except that with respect to a balloon payment, such date may extend until such mortgage loan becomes a specially serviced mortgage loan);

     - the date on which a reduction in the amount of monthly payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

     - 60 days after a receiver has been appointed for the related borrower or immediately after a receiver has been appointed for the related mortgaged real property;

     -    30 days after a borrower declares bankruptcy;

     - 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

     -    immediately after a mortgaged real property becomes an REO Property;

provided, however, that there shall be no reduction in any advance for delinquent monthly debt service payments if an Appraisal Reduction Event shall occur at any time after the aggregate certificate balances of all classes of series 2005-C6 principal balance certificates (other than the class A-1, A-2FX, A-3, A-4 and A-1-A certificates and the class A-2FL REMIC II regular interest) have been reduced to zero.

     "ARD" means, with respect to any ARD Loan, the related anticipated repayment date.

     "ARD LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "ASSET STATUS REPORT" means the report designated as such and described under, "The Pooling and Servicing Agreement--Asset Status Report" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "AUDIT PROGRAM" means the Audit Program for Mortgages serviced for FHLMC.

     "AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     -    Yield Maintenance Charges, or

     -    Post-ARD Additional Interest.

     The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2005-C6 certificates (other than the class A-2FL and class V certificates) and the class A-2FL REMIC II regular interest on that date.

     "CBA" means CBA Mezzanine Capital Finance, LLC.

     "CBA A/B INTERCREDITOR AGREEMENT" means, with respect to each CBA A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by and between Column, as the initial holder of the related CBA A-Note Mortgage Loan, and CBA, as the initial holder of the related CBA B-Note Junior Loan.

     "CBA A/B LOAN PAIR" shall mean any CBA A-Note Mortgage Loan, together with the related CBA B-Note Junior Loan.

     "CBA A/B MATERIAL DEFAULT" means, with respect to any CBA A/B Loan Pair, one of the following events: (a) either the related CBA A-Note Mortgage Loan or the related CBA B-Note Junior Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

     "CBA A-NOTE MORTGAGE LOAN" means either of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as AIMCO Colony of Springdale Apartments, AIMCO Hunter's Chase Apartments, AIMCO Oaks at Woodridge Apartments, AIMCO Stoneridge Apartments, AIMCO Woodmere Apartments, AIMCO Burgundy Court Apartments, AIMCO Chimneys of Oak Creek Apartments, AIMCO College Park Apartments, Silver Creek Apartments, The Lodge North Apartments and Westchase Apartments, respectively. Each CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Junior Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

     "CBA B-NOTE JUNIOR LOAN" shall mean, with respect to each CBA A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the trust fund, (ii) is subordinate in right of payment to such CBA A-Note Mortgage Loan to the extent set forth in the related CBA A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such CBA A-Note Mortgage Loan.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "CLARION" means Clarion Partners, LLC.

     "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, Luxembourg.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "CO-LENDER AGREEMENT" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the One Madison Avenue Mortgage Loan" in this prospectus supplement.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLUMN" means Column Financial, Inc.

     "CORRECTED MORTGAGE LOAN" means any specially serviced mortgage loan that has become a performing mortgage loan, in accordance with its original term or as modified in accordance with the pooling and servicing agreement, for three consecutive monthly payments and the servicing of which has been returned to the master servicer; provided that no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the special servicer.

     "COST APPROACH" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "OMA JUNIOR LOAN SECURITIZATION" means a securitization that includes the One Madison Avenue Junior Loan.

     "CSFBMC" means Credit Suisse First Boston Mortgage Capital LLC.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "Cut-off Date LTV Ratio" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in any of the next two bullets, the ratio of--

          1. the cut-off-date principal balance of the subject mortgage loan (PROVIDED that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio), if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

          2. the Most Recent Appraised Value of the related mortgaged real property;

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized (if any) (PROVIDED that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio), if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties;

     - with respect to each of the One Madison Avenue Mortgage Loan and each CBA A-Note Mortgage Loan, the ratio of--

          1. the cut-off date principal balance of the One Madison Avenue Mortgage Loan, or such CBA A-Note Mortgage Loan (and without regard to the cut-off date principal balance of the related Junior Loan), as the case may be, to

          2. the Most Recent Appraised Value of the related mortgaged real property.

     "DARK TENANT" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "DEFAULT INTEREST" means any interest that--

     - accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan, including any Post-ARD Additional Interest accrued on the subject mortgage loan.

     "DEFAULTED LOAN" means any underlying mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ESTIMATED ANNUAL OPERATING EXPENSES" means, for each of the mortgaged real properties securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

     - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 2001, 2002, 2003 or 2004 or a trailing 12-month period ended in 2004 or 2005,

          2. by annualizing the amount of expenses for partial 2004 or 2005 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

          3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     - the "expense modifications" made to the historical annual operating expenses for that property include--

          1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

          2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

          3.   the underwritten recurring replacement reserve amounts,

          4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

          5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

          6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

          7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering, TI/LC and Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   replacement reserves,

          4.   marketing,

          5.   insurance,

          6.   management,

          7.   landscaping,

          8.   security, if provided at the property, and

     - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     "ESTIMATED ANNUAL REVENUES" means, for each of the mortgaged real properties securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

     - the "base estimated annual revenues" for that property were generally assumed to equal--

          1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

          2. in the case of a hospitality property, the estimated average room sales, and

          3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     - the "revenue modifications" made to the base estimated annual revenues for that property include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

          3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

          4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     - for multifamily rental properties and manufactured housing communities, rental and other revenues,

     - for hospitality properties, room, food and beverage, telephone and other revenues, and

     - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

     - determined on the assumption that the property was net leased to a single tenant at market rents, and

     - derived from rental rate and vacancy information for the surrounding real estate market.

     "EUROCLEAR" means The Euroclear System.

     "EXCESS SERVICING STRIP" means a portion of the master servicing fee equal to fees accrued at a rate in excess of .005% per annum.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     -    Credit Suisse First Boston LLC,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston LLC, and

     - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "FAIR VALUE" means the amount that, in the special servicer's judgment, exercised in accordance with the Servicing Standard, and taking into account the factors specified in the pooling and servicing agreement, is the fair value of a Defaulted Loan.

     "FF&E" means furniture, fixtures and equipment.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FITCH" means Fitch, Inc.

     "FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom.

     "GAAP" means generally accepted accounting principles.

     "HYPO"  means Hypo Real Estate Capital Corporation.

     "INCOME APPROACH" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "IRS" means the Internal Revenue Service.

     "JUNIOR LOANS" means, collectively, the One Madison Avenue Junior Loan and the CBA B-Note Junior Loans.

     "KRECM" means KeyCorp Real Estate Capital Markets, Inc.

     "KEYBANK" means KeyBank National Association.

     "LEASABLE SQUARE FOOTAGE," "S.F." or "SQ. FT." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "LIBOR" has the meaning given to that term under "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

     "LIBOR BUSINESS DAY" has the meaning given to that term under "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

     "LIBOR DETERMINATION DATE" has the meaning given to that term under "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

     "LOCK/X" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

     "MAJOR TENANT" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

     "MATURITY/ARD BALANCE" or "MATURITY BALANCE" means, with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions.

     "MATURITY/ARD LOAN-TO-VALUE RATIO" or "MATURITY/ARD LTV RATIO" means:

     - with respect to any underlying balloon mortgage loan or ARD Loan, other than an underlying mortgage loan referred to in any of the next two bullets, the ratio of--

          1.   the Maturity/ARD Balance of the subject mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the total Maturity/ARD Balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized (if any), to

          2. the total Most Recent Appraised Value of all of the related mortgaged real properties;

     -    with respect to each CBA A-Note Mortgage Loan, the ratio of--

          1. the Maturity/ARD Balance of the CBA A-Note Mortgage Loan (and without regard to the cut-off date principal balance of the related Junior Loan), as the case may be, to

          2. the Most Recent Appraised Value of the related mortgaged real property.

     "MIDLAND" means Midland Loan Services, Inc.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2005-C6 certificates and the underlying mortgage loans:

     - the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $2,504,593,314;

     - the total initial principal balance or notional amount, as the case may be, of each class of series 2005-C6 certificates is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2005-C6 certificates and the class A-2FL REMIC II regular interest is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the underlying mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the underlying mortgage loans provides monthly debt service payments to be due on the first, fifth, seventh or eleventh day of each month, regardless of whether the subject date is a business day or not;

     - monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     - no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period, and no reserve fund or letter of credit is applied to pay down a loan due to failure to satisfy applicable performance triggers;

     - each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     -    all prepayments on the underlying mortgage loans are assumed to be--

          1.   accompanied by a full month's interest,

          2. if received during a prepayment premium period, accompanied by the appropriate Yield Maintenance Charge, and

          3.   received on the applicable due date of the relevant month;

     - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

     - none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller or any other person, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - the only trust fund expenses are the trustee fee, the master servicing fee and the primary servicing fees;

     -    there are no Additional Trust Fund Expenses;

     - funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

     - payments on the offered certificates are made on the 15th day of each month, commencing in January 2006; and

     - the offered certificates are settled on an assumed settlement date of December 28, 2005.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MOST RECENT APPRAISED VALUE" or "APPRAISED VALUE" means, for any mortgaged real property securing an underlying mortgage loan, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

     -    the "as is" value set forth in the related appraisal, plus

     - the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

     In general, the amount of costs assumed by the appraiser for these purposes is based on--

     -    an estimate by the individual appraiser,

     -    an estimate by the related borrower,

     - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     -    a combination of these estimates.

     "MOST RECENT DEBT SERVICE COVERAGE RATIO" or "MOST RECENT DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in any of the next three bullets, the ratio of--

          1. the Most Recent Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in December 2005; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1.   the total Most Recent Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in December 2005;

     -    with respect to the One Madison Avenue Mortgage Loan, the ratio of -

          1. the Most Recent Net Cash Flow of the One Madison Avenue Property, to

          2. the aggregate of the monthly debt service payments to be due on the One Madison Avenue Mortgage Loan (and without regard to the monthly debt service payments to be due on the One Madison Avenue Junior Loan) from and including the due date in December 2005 through and including the due date in November 2006.

PROVIDED that, if the subject mortgage loan or group of mortgage loans is currently in an interest-only period, then the amount in clause 2. of either of the two bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in December 2005 through and including the due date in November 2006 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins.

     "MOST RECENT EXPENSES" means, for any mortgaged real property that secures an underlying mortgage loan, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   marketing,

          4.   insurance,

          5.   management,

          6.   landscaping,

          7.   security, if provided at the property, and

     -    the amount of--

          1.   real estate taxes,

          2.   general and administrative expenses,

          3.   ground lease payments, and

          4.   other costs.

     For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

     "MOST RECENT NET CASH FLOW" or "MOST RECENT NCF" means, with respect to each mortgaged real property that secures an underlying mortgage loan in the trust fund, the Most Recent Net Operating Income, less:

     -    underwritten replacement reserve amounts; and

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "MOST RECENT NET OPERATING INCOME" or "MOST RECENT NOI" means, with respect to each of the mortgaged real properties that secures an underlying mortgage loan, the total cash flow derived from the property that was available for annual debt service on the related underlying mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property.

     "MOST RECENT OPERATING STATEMENT DATE" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "MOST RECENT REVENUES" means, for any mortgaged real property that secures an underlying mortgage loan, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     - for a multifamily rental property or a manufactured housing community, rental and other revenues;

     - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

     - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     -    the sum of--

          1. the total payments made by the master servicer to cover any Prepayment Interest Shortfalls incurred during the related collection period; and

          2. the total Prepayment Interest Excesses collected during the related collection period that are applied to offset Prepayment Interest Shortfalls incurred during the related collection period.

     "NET MORTGAGE INTEREST RATE" means, with respect to any mortgage loan in the trust fund, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates reduced by the sum of the annual rates at which the related master servicing fee, any related primary servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     - with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

     - with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, and

          2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "NONRECOVERABLE ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "NONRECOVERABLE SERVICING ADVANCE" has the meaning assigned to that term under "The Pooling and Servicing Agreement--Servicing and other Compensation and Payment of Expenses--Servicing Advances" in this prospectus supplement.

     "NONRECOVERABLE P&I ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     "NRSF" means net rentable square footage.

     "OCCUPANCY RATE AT UNDERWRITING" or "OCCUPANCY RATE AT U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. In the case of mortgaged real properties that are mixed use properties, the Occupancy Rate at Underwriting reflects the occupancy rate of the primary use of the property. The Occupancy Rate at Underwriting reflects Dark Tenants. No Occupancy Rate at Underwriting is presented for hospitality properties.

     "OMA NET PROCEEDS" means net proceeds of insurance or condemnation proceeds received by the master servicer or special servicer, as applicable, in respect of the One Madison Avenue Total Loan.

     "ONE MADISON AVENUE JUNIOR LENDER" means the holder of the One Madison Avenue B Note Junior Loan.

     "ONE MADISON AVENUE JUNIOR LOAN" means the mortgage loan with a cut-off date principal balance of $50,000,000 that is secured by the One Madison Avenue Property, which mortgage loan will not be included in the trust fund. The One Madison Avenue Junior Loan is subordinate in right of payment to the One Madison Avenue Mortgage Loan.

     "ONE MADISON AVENUE MORTGAGE LOAN" means the underlying mortgage loan secured by the One Madison Avenue Property.

     "ONE MADISON AVENUE PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "One Madison Avenue".

     "ONE MADISON AVENUE SPECIALLY DESIGNATED SERVICING ACTION" means any of the following actions with respect to the One Madison Avenue Total Loan or any related REO Property, as applicable.

     - any modification or waiver of a monetary term of any loan included in the One Madison Avenue Total Loan and any modification of, or waiver that would result in the extension of the related maturity date, a reduction in the interest rate on any mortgage loan comprising the

          One Madison Avenue Total Loan or the monthly debt service payment or prepayment consideration payable on any mortgage loan comprising the One Madison Avenue Total Loan or a deferral or forgiveness of interest on or principal of any mortgage loan comprising the One Madison Avenue Total Loan or a modification of any other monetary term of any mortgage loan comprising the One Madison Avenue Total Loan relating to the timing or amount of any payment of principal and interest (other than default interest);

     - any modification, waiver or amendment of any loan included in the One Madison Avenue Total Loan that would result in a discounted payoff of any mortgage loan included in the One Madison Avenue Total Loan;

     - any foreclosure upon or comparable transfer (which may include acquisition of an REO Property) of the ownership of the One Madison Avenue Property or any acquisition of the One Madison Avenue Property by deed-in-lieu of foreclosure;

     -    any sale of the One Madison Avenue Property, including as an REO
          Property;

     - any release of the related borrower or any related guarantor from liability with respect to the One Madison Avenue Total Loan;

     - any waiver of or determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     - any action to bring the One Madison Avenue Property, including as an REO Property, into compliance with environmental laws;

     - any substitution or release of material real property collateral for the One Madison Avenue Total Loan, except as permitted by the mortgage loan documents;

     - any transfer of the One Madison Avenue Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in the related borrower, except in each case as permitted by the mortgage loan documents;

     - any incurrence of additional debt by the related borrower or any mezzanine financing by any beneficial owner of the related borrower (other than the existing related mezzanine loans);

     - the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower;

     - any proposed modification or waiver of any provision of the mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

     - any renewal or replacement of then existing insurance policies (to the extent the lender's approval is required under the mortgage loan documents);

     - the replacement of the property manager, to the extent lender's approval is provided for under the mortgage loan documents;

     - any imposition of an obligation on the related borrower to maintain reserves under the mortgage loan documents;

     - following an event of default with respect to the One Madison Avenue Total Loan, any exercise of remedies, including the acceleration of the One Madison Avenue Total Loan or initiation of any proceedings, judicial or otherwise, under the mortgage loan documents; and

     - the settlement of any insurance claim for a cash payment that will be applied to the principal amount of the One Madison Avenue Total Loan (instead of rebuilding the One Madison Avenue Property), if such repayment would not result in the payment in full of all amounts due and payable to the One Madison Avenue Controlling Holder.

     "ONE MADISON AVENUE TOTAL LOAN" means the One Madison Avenue Mortgage Loan and the One Madison Avenue Junior Loan, collectively.

     "OPTION PRICE" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "PADS" means, in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "PARTY IN INTEREST" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in section 4975 of the Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

     - the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma or specimen title policy or marked-up commitment, which in either case is binding on the subject title insurance company,

     -    other matters to which like properties are commonly subject,

     - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     - if the related mortgage loan is a CBA A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related Junior Loan,

     - if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

     - if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

     "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA, describing what constitutes the assets of a Plan.

     "PNC BANK" means PNC Bank, National Association.

     "PNC FINANCIAL" means The PNC Financial Services Group, Inc., a Pennsylvania corporation.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees and any primary servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made voluntarily by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees and any primary servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "PRIME RATE" means an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

     "PRINCIPAL DISTRIBUTION ADJUSTMENT AMOUNT" means, with respect to any distribution date, the sum of (i) the amount of any Nonrecoverable Advance (and interest thereon) that was reimbursed to the master servicer or the trustee that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status, that (although not considered a Nonrecoverable Advance) was reimbursed to the master servicer or the trustee, with interest on such advance, and that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable), in each case, during the period since the preceding distribution date.

     "PTE" means prohibited transaction exemption.

     "PURCHASE OPTION" means, with respect to any Defaulted Loan, the purchase option described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement; (h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of section 860G(a)(4) of the Code; (k) not have a maturity date after the date that is three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of Moody's and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of Moody's or S&P to any class of series 2005-C6 certificates then rated by Moody's or S&P, respectively; (m) have been approved by the Series 2005-C6 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the date of initial issuance of the offered certificates; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the pooling and servicing agreement or the imposition of tax on any REMIC created under the pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller or other responsible party will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

     "RATING AGENCY TRIGGER EVENT" has the meaning given to that term under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "RELEVANT PERSONS" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in section 860D of the Code.

     "REMIC I" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "REMIC II" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "REO PROPERTY" means any mortgaged real property that is acquired by the special servicer for the benefit of the series 2005-C6 certificateholders (or, if such property relates to the One Madison Avenue Total Loan or a CBA A/B Loan Pair, for the benefit of the series 2005-C6 certificateholders and the holder of the related Junior Loan), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the trust fund.

     "RESTRICTED GROUP" means, collectively, the following persons and entities--

     -    the trustee,

     -    the Exemption-Favored Parties,

     -    us,

     -    the master servicer,

     -    the special servicer,

     -    any primary servicers or sub-servicers,

     -    the mortgage loan sellers,

     -    the swap counterparty,

     - each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     -    any and all affiliates of any of the aforementioned persons.

     "ROOMS" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SALES COMPARISON APPROACH" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2FX, A-3, A-4 and A-1-A certificates and the class A-2FL REMIC II regular interest outstanding immediately prior to that distribution date, equals or exceeds the sum of:

     - the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

     -    the lesser of--

          1. the Total Principal Distribution Amount for that distribution date, and

          2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-SP, A-1, A-2FX, A-3, A-4 and A-1-A certificates and the class A-2FL REMIC II regular interest have been made on that distribution date.

     "SERVICING STANDARD" means the standard by which each of the master servicer and the special servicer will service and administer the mortgage loans (including the One Madison Avenue Total Loan) and, when applicable, an A/B Loan Pair that it is obligated to service and administer pursuant to the pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the certificateholders (and, in the case of the One Madison Avenue Total Loan, and, when applicable, an A/B Loan Pair, the holder of the related Junior Loan), as a collective whole, as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans (including related intercreditor, co-lender and similar agreements), and, to the extent consistent with the foregoing, further as follows--

     - (a) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by it, whichever is higher;

     - with a view to the timely recovery of principal and interest on the mortgage loans or, if a mortgage loan comes into and continues in default and, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of recovery thereon to the series 2005-C6 certificateholders and the holders of any related Junior Loan(s), all taken as a collective whole, on a present value basis; and

     -    without regard to--

          1. any relationship that the master servicer or special servicer, as the case may be, or any affiliate thereof may have with the related borrower, any mortgage loan seller or any other party to the pooling and servicing agreement,

          2. the ownership of any series 2005-C6 certificate, mezzanine loan or subordinate debt by the master servicer or special servicer, as the case may be, or by any affiliate thereof,

          3.   the master servicer's obligation to make advances,

          4. the special servicer's obligation to request that the master servicer make servicing advances,

          5. the right of the master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

          6. the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the master servicer or special servicer, as the case may be, or any affiliate thereof, as applicable,

          7. any obligation of the master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

          8. any debt that the master servicer or special servicer, as the case may be, or any affiliate thereof has extended to any borrower.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the trust fund, any of the following events, among others:

     - a payment default has occurred at its maturity date (except if the borrower is making its normal monthly payment and is diligently pursuing a refinancing and in connection therewith delivers, within 60 days of the maturity date, a firm commitment to refinance acceptable to the special servicer and the Series 2005-C6 Directing Certificateholder, in which case a Servicing Transfer Event would not occur as to such mortgage loan until the earlier of (1) 90 days after such payment default, which may be extended to 150 days at the discretion of the special servicer and the 2005-C6 Directing Certificateholder, or (2) the expiration of such commitment);

     - any monthly payment (other than a balloon payment) is more than 60 or more days delinquent;

     -    the related borrower has--

          (a) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

          (b) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

          (c) has admitted in writing its inability to pay its debts generally as they become due;

     - the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

     - in the judgment of the master servicer or, with the approval of the Series 2005-C6 Directing Certificateholder, the judgment of the special servicer, a payment default or a material non-monetary default has occurred or is imminent and is not likely to be cured by the borrower within 60 days; provided that a "Servicing Transfer Event" will not be deemed to occur pursuant to this clause upon the occurrence of a potential default in the making of a balloon payment, if, with respect to such event, the master servicer has determined that the master servicer's granting of a one-year extension of the maturity date of the mortgage loan (to the extent it is permitted to do so as described under "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement, including under the condition that it must have obtained the consent of the Series 2005-C6 Directing Certificateholder to the extension) is in accordance with the Servicing Standard, and at such time no other Servicing Transfer Event exists; or

     - any other default has occurred under the mortgage loan documents that, in the judgment of the master servicer or, with the approval of the Series 2005-C6 Directing Certificateholder, the judgment of the special servicer, has materially and adversely affected the value of the related mortgage loan or otherwise materially and adversely affected the interests of the series 2005-C6 certificateholders and has continued unremedied for 60 days (irrespective of any grace period specified in the related mortgage note), provided that failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act shall not apply with respect to this clause if the special servicer has determined in accordance with the Servicing Standard that either--

          (a) such insurance is not available at commercially reasonable rates and that such hazards are not commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

          (b)  such insurance is not available at any rate.

     A Servicing Transfer Event will cease to exist, if and when a specially serviced mortgage loan becomes a Corrected Mortgage Loan.

     Notwithstanding the foregoing, a Servicing Transfer Event will not occur based upon a default with respect to any underlying mortgage loan as to which default the holder of any related Junior Loan may exercise cure rights, unless and until the applicable cure period has elapsed without any exercise of such cure.

     "SHADOW ANCHOR" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "SIGNIFICANT MORTGAGE LOANS" has the meaning given to that term under "The Pooling and Servicing Agreement--Enforcement of "Due-on-Sale" and
"Due-on-Encumbrance" Clauses" in this prospectus supplement.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust fund, an amount that:

     - will initially equal its unpaid principal balance as of its due date in December 2005 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due during or prior to the month of such addition to the trust fund, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any adjustments to that Total Principal Distribution Amount in accordance with the last paragraph of the definition of "Total Principal Distribution Amount" below), and

          2. any reduction in the outstanding principal balance of that mortgage loan pursuant to a modification or a bankruptcy proceeding during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "SWAP DEFAULT" has the meaning given to that term under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

     "SWAP PREMIUM" has the meaning given to that term under "U.S. Federal Income Tax Consequences--The Class A-2FL Certificates" in this prospectus supplement.

     "TI/LC," "TI&LC" or "LC&TI" means tenant improvements and leasing commissions.

     "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2005-C6 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means:

     - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the underlying mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related underlying mortgage loan in December 2005, if any, or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received by or on behalf of the trust fund with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in December 2005, if any, and

          4. all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

     - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any distribution date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such distribution date. The Total Principal Distribution Amount will be increased on any distribution date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to any underlying mortgage loan, but only if and to the extent such advance was previously reimbursed from principal collections that would otherwise have constituted part of the Total Principal Distribution Amount for a prior distribution date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior distribution date. In addition, if any insurance proceeds, condemnation proceeds or liquidation proceeds were received and/or a final recovery determination was made with respect to any underlying mortgage loan during any particular collection period, then the portion of the Total Principal Distribution Amount for the related distribution date that is otherwise allocable to that underlying mortgage loan will be reduced (to not less than zero) by any special servicing fees and liquidation fees payable in connection therewith.

     In no event will any payments or other collections of principal allocable to the Junior Loans be included in the calculation of the Total Principal Distribution Amount.

     "UNDERWRITER EXEMPTION" means PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO" or "U/W DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in any of the next three bullets, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in December 2005, due on its first due date;

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

          1.   the total Underwritten Net Cash Flow for all those properties, to

          2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized (if any), due on the related due date in December 2005;

     -    with respect to the One Madison Avenue Mortgage Loan, the ratio of--

          1. the Underwritten Net Cash Flow for the One Madison Avenue Property, to

          2. the aggregate of the monthly debt service payments to be due on the One Madison Avenue Mortgage Loan (and without regard to the monthly debt service payments to be due on the One Madison Avenue Junior Loan) from and including the due date in December 2005 through and including the due date in November 2006; and

     -    with respect to each CBA A-Note Mortgage Loan, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the twelve times the monthly debt service payment due on such CBA A-Note Mortgage Loan (and without regard to the monthly debt service payment due on the related Junior Loan) on its due date in December 2005;

PROVIDED that, if the subject mortgage loan or group of mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in December 2005 through and including the due date in November 2006 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins and PROVIDED FURTHER that with respect to certain of the mortgage loans (in addition to those listed in the first bullet above) that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2 of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto.

     "UNDERWRITTEN EFFECTIVE GROSS INCOME" or "U/W EGI" means, with respect to any mortgaged real property securing an underlying mortgage loan, the Estimated Annual Revenues for that property.

     "UNDERWRITTEN NET CASH FLOW" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     -    is equal to the excess of--

          1.   the Estimated Annual Revenues for the property, over

          2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "UNDERWRITTEN NET OPERATING INCOME" or "U/W NOI" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     -    underwritten recurring replacement reserve amounts;

     -    capital improvements, including recurring capital improvements;

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "UNITED STATES PERSON" means--

     -    a citizen or resident of the United States,

     -    a domestic partnership,

     -    a domestic corporation,

     - any estate, other than a foreign estate within the meaning of paragraph (31) of section 7701(a) of the Code, and

     -    any trust if--

          1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

          2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

     "UNITS" means--

     - in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of Pads,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "U/W" means underwritten.

     "WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATE" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "WELLS FARGO" means Wells Fargo Bank, N.A.

     "YEAR BUILT" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YEAR RENOVATED" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YIELD MAINTENANCE CHARGE" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

     "YIELD MAINTENANCE PERIOD" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

     "YMX/Y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES


                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

                 Engineering, TI/LC, Tax and Insurance Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                        Recurring Reserve Cap Information

                                      A-1-1

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                                      CUT-OFF DATE                MORTGAGE
                LOAN                                                                   PRINCIPAL                    LOAN
   #   CROSSED  GROUP  PROPERTY NAME                                                   BALANCE (1)                 SELLER
   -   -------  -----  -------------                                                  ------------                --------
    1             1    450 Park Avenue                                              $    175,000,000     Column Financial, Inc.
    2             1    One Madison Avenue                                                155,135,976(2)  Column Financial, Inc.
    3             1    Fashion Place                                                     151,676,392     Column Financial, Inc.
   4A             2    Alexander Gardens                                                  38,200,000     Column Financial, Inc.
   4B             2    Grand Oaks at the Lake                                             25,962,500     Column Financial, Inc.
   4C             2    Park Village                                                        8,200,000     Column Financial, Inc.
   4E             2    Malabar Lakes                                                       6,537,500     Column Financial, Inc.
    5             1    Preston Commons                                                    67,250,000     Hypo Real Estate Capital
                                                                                                         Corporation
    6             1    Crestview Hills Town Center                                        56,500,000     PNC
    7             1    Sterling Plaza                                                     47,250,000     Hypo Real Estate Capital
                                                                                                         Corporation
    8             1    Thistle Landing - Phoenix                                          37,000,000     PNC
    9             1    Highland Industrial                                                36,400,000     Column Financial, Inc.
   10             1    Ashbrook Commons                                                   35,000,000     PNC
   11             1    Bridge Street Properties                                           34,962,192     Column Financial, Inc.
   12             1    West Oaks I Shopping Center                                        27,300,000     KeyBank National
                                                                                                         Association
   13             2    Fairlane Meadow                                                    27,270,000     Column Financial, Inc.
   14             1    Bouquet Canyon                                                     26,700,000     Column Financial, Inc.
   15             1    The Retreat at Fossil Creek                                        26,300,000     Column Financial, Inc.
   16             1    McKinley Crossroads                                                26,100,000     Column Financial, Inc.
   17             2    Brandychase Apartments                                             24,000,000     Column Financial, Inc.
   18             1    Bexley Park Raleigh NC                                             23,200,000     Column Financial, Inc.
   19             2    The Villages at Meyerland                                          23,040,000     Column Financial, Inc.
   20             1    Costa Mesa Square I                                                21,800,000     Column Financial, Inc.
   21             2    Reserve at Tranquility Lake Apartments                             21,774,854     PNC
   22             1    City Center West A                                                 21,000,000     PNC
   23             1    Riverbend Marketplace                                              19,456,676     Column Financial, Inc.
   24             1    Residence Inn Westshore                                            19,343,275     Column Financial, Inc.
   25             1    3100 New York Drive                                                19,000,000     PNC
   26             1    Southern Palms                                                     18,610,000     Column Financial, Inc.
   27             1    BRYAN - Twin Oaks Apartments                                       18,600,000     Column Financial, Inc.
   28             1    Amber Oaks                                                         18,050,000     Column Financial, Inc.
   29             2    Dry Creek Apartments                                               18,000,000     Column Financial, Inc.
   30             1    Jackson West Shopping Center                                       17,180,000     KeyBank National
                                                                                                         Association
   31             2    Hidden Lakes Apartments                                            16,875,000     Column Financial, Inc.
   32             1    Harbour Walk Sandstone Apts                                        16,962,000     KeyBank National
                                                                                                         Association
   33             1    Chantilly Plaza                                                    16,100,000     KeyBank National
                                                                                                         Association
   34             1    Green Valley Tech Plaza                                            15,750,000     PNC
   35             1    BRYAN - Spring Lake Apartments                                     15,050,000     Column Financial, Inc.
   36             1    Ramada Inn & Suites Toms River                                     14,975,811     PNC
   37             1    Fiddler's Run Shopping Center                                      14,968,051     Column Financial, Inc.
   38             2    AIMCO Chimneys of Oak Creek Apartments                             14,800,000     Column Financial, Inc.
   39             2    AIMCO Oaks at Woodridge Apartments                                 14,800,000     Column Financial, Inc.
   40             1    BRYAN - Windsor Lake Apartments                                    14,175,000     Column Financial, Inc.
   41             2    Canyon Point Cottages                                              14,035,000     Column Financial, Inc.
   42             1    Windwood Oaks                                                      13,903,000     KeyBank National
                                                                                                         Association
   43             2    Woodridge Park Apartments                                          13,800,000     Column Financial, Inc.
   44             1    Symmetricom                                                        13,650,000     PNC
   45             2    Charleston at Sweetwater Apartments                                13,301,046     Column Financial, Inc.
   46             1    Park Plaza At Aliso Town Center Buildings 20, 21, 22 and 23        13,260,000     KeyBank National
                                                                                                         Association
   47             1    Garden Creek Center                                                13,050,000     Column Financial, Inc.
   48             1    Hilton Garden Inn - Rockaway                                       12,000,000     PNC
   49             2    Kenwood Gardens                                                    11,800,000     Column Financial, Inc.
   50             1    Roxbury Medical Building                                           11,800,000     Column Financial, Inc.
   51             1    Indian Trace Center                                                11,461,317     Column Financial, Inc.
   52             1    Stevenson Ranch Plaza II                                           11,200,000     Column Financial, Inc.
   53             2    Alpine Ridge Apartments                                            11,120,000     Column Financial, Inc.
   54             1    Bexley at Davidson Apartments                                      11,000,000     Column Financial, Inc.
   55             1    3880 Lemon Street                                                  11,000,000     PNC
   56             2    Winding Trails Apartments                                          10,700,000     Column Financial, Inc.
   57             1    1250 Hallandale Office Building                                    10,500,000     Column Financial, Inc.
   58             1    Hilton Greenville                                                  10,500,000     Column Financial, Inc.
   59             1    Parklands Office Center                                            10,500,000     Column Financial, Inc.
   60             1    Chester Industrial Park Building                                   10,500,000     KeyBank National
                                                                                                         Association
   61             2    AIMCO Hunter's Chase Apartments                                    10,400,000     Column Financial, Inc.
   62             1    Lanier Crossing                                                    10,300,000     Column Financial, Inc.
   63             1    Parkway Plaza                                                      10,200,000     Column Financial, Inc.
   64             1    Wilmington Island Kroger                                           10,177,100     Column Financial, Inc.
   65             1    Comfort Inn Philadelphia                                           10,100,000     Column Financial, Inc.
   66             1    Varner Crossing                                                    10,100,000     Column Financial, Inc.
   67    (A)      1    Intermountain - Fairfield Inn & Suites Lawton                       5,110,242     Column Financial, Inc.
   68    (A)      1    Intermountain - Courtyard Wichita                                   4,985,602     Column Financial, Inc.
   69             1    Maywood Mart                                                        9,965,954     Column Financial, Inc.
   70             2    Richmond Chase Apartments                                           9,740,000     Column Financial, Inc.
   71             2    West Chase Apartments                                               9,580,155     Column Financial, Inc.
   72             1    Crowe's Crossing                                                    9,400,000     Column Financial, Inc.
   73             1    University Square Michigan                                          9,300,000     Column Financial, Inc.
   74             2    AIMCO Colony of Springdale Apartments                               9,250,000     Column Financial, Inc.
   75    (B)      2    Shady Acres Mobile Home Park                                        4,499,104     Column Financial, Inc.
   76    (B)      2    Royal Coach Mobile Home Park                                        3,322,071     Column Financial, Inc.
   77    (B)      2    Mount Vista Mobile Home Park                                        1,269,106     Column Financial, Inc.
   78             2    Churchill Commons Apartments                                        9,000,000     Column Financial, Inc.
   79             2    Oaks of Cypress Station                                             8,925,000     Column Financial, Inc.
   80             1    Streetsboro Crossing                                                8,925,000     KeyBank National
                                                                                                         Association
   81             1    AIMCO Burgundy Court Apartments                                     8,725,000     Column Financial, Inc.
   82             1    Village Festival                                                    8,633,683     Column Financial, Inc.
   83             1    Residence Inn Miami Airport West                                    8,350,000     Column Financial, Inc.
   84             1    Candlewood Suites Indianapolis                                      8,287,706     Column Financial, Inc.
   85             1    Cape Horn Shopping Center                                           8,200,000     Column Financial, Inc.
   86             1    Comfort Suites Maingate East                                        8,176,185     Column Financial, Inc.
   87             1    Washington Mutual Center                                            8,000,000     Column Financial, Inc.
   88             1    Cross Roads Shopping Center                                         8,000,000     PNC
   89             1    Bonita Storage Inn                                                  8,000,000     PNC
   90             1    River Point III                                                     7,883,458     PNC
   91             2    AIMCO College Park Apartments                                       7,650,000     Column Financial, Inc.
   92             1    224 North Des Plaines                                               7,500,000     Column Financial, Inc.
   93             1    Candlewood Suites Louisville Airport                                7,378,216     Column Financial, Inc.
   94             1    155 Wooster Street                                                  7,250,000     Column Financial, Inc.
   95             2    The Lodge North Apartments                                          7,205,000     KeyBank National
                                                                                                         Association
   96             1    Pioneer Business Center                                             7,200,000     Column Financial, Inc.
   97    (C)      1    CVS Drugstore Brandon                                               4,041,700     Column Financial, Inc.
   98    (C)      1    CVS Paris                                                           3,117,896     Column Financial, Inc.
   99             2    Silver Creek Apartments                                             7,150,000     Column Financial, Inc.
   100            1    Barrett Creek Plaza                                                 7,125,000     Column Financial, Inc.
   101            2    Oak Creek Apartments                                                7,100,000     Column Financial, Inc.
   102            2    Somerset Park Apartments                                            7,100,000     Column Financial, Inc.
   103            1    Town Center Shoppes                                                 7,100,000     Column Financial, Inc.
   104            2    Happy Village Apartments                                            6,966,842     Column Financial, Inc.

                LOAN
   #   CROSSED  GROUP  PROPERTY NAME                                                MANAGEMENT COMPANY
   -   -------  -----  -------------                                                ------------------
    1             1    450 Park Avenue                                              Taconic Management Company LLC
    2             1    One Madison Avenue                                           S.L. Green Management Corp.
    3             1    Fashion Place                                                Owner Managed
   4A             2    Alexander Gardens                                            Alliance Residential Management, L.L.C.
   4B             2    Grand Oaks at the Lake                                       Alliance Residential Management, L.L.C.
   4C             2    Park Village                                                 Alliance Residential Management, L.L.C.
   4E             2    Malabar Lakes                                                Alliance Residential Management, L.L.C.
    5             1    Preston Commons                                              CAPSTAR Commercial Real Estate Services, Ltd.
    6             1    Crestview Hills Town Center                                  Jeffrey R. Anderson Real Estate, Inc
    7             1    Sterling Plaza                                               CAPSTAR Commercial Real Estate Services, Ltd.
    8             1    Thistle Landing - Phoenix                                    CB Richard Ellis
    9             1    Highland Industrial                                          Lewis Management, L.L.C.
   10             1    Ashbrook Commons                                             ARC Management, L.L.C
   11             1    Bridge Street Properties                                     Cushman & Wakefield, Inc.
   12             1    West Oaks I Shopping Center                                  Ramco-Gershenson, Inc.
   13             2    Fairlane Meadow                                              The Hayman Company
   14             1    Bouquet Canyon                                               DSB Properties, Inc.
   15             1    The Retreat at Fossil Creek                                  Rockwood Capital, Inc.
   16             1    McKinley Crossroads                                          CB Richard Ellis, Inc.
   17             2    Brandychase Apartments                                       Community Management Corporation
   18             1    Bexley Park Raleigh NC                                       Weinstein Management Co. Inc.
   19             2    The Villages at Meyerland                                    AMD Property Management, Inc.
   20             1    Costa Mesa Square I                                          DSB Properties, Inc.
   21             2    Reserve at Tranquility Lake Apartments                       Creekstone Management, L.P.
   22             1    City Center West A                                           Pacifica Property Management Company
   23             1    Riverbend Marketplace                                        Security Management, Inc.
   24             1    Residence Inn Westshore                                      McKibbon Hotel Group, Inc. and McKibbon
                                                                                    Management, LLC
   25             1    3100 New York Drive                                          Property Management Associates, Inc.
   26             1    Southern Palms                                               CBRE Tucson Management Services, LLC
   27             1    BRYAN - Twin Oaks Apartments                                 Dial Equities, Inc.
   28             1    Amber Oaks                                                   Triple Net Properties Realty, Inc.
   29             2    Dry Creek Apartments                                         Owner Managed
   30             1    Jackson West Shopping Center                                 Ramco-Gershenson, Inc.
   31             2    Hidden Lakes Apartments                                      MPM Management, LLC
   32             1    Harbour Walk Sandstone Apts                                  Ventron Management LLC.
   33             1    Chantilly Plaza                                              Velsor Management, LLC
   34             1    Green Valley Tech Plaza                                      CB Richard Ellis
   35             1    BRYAN - Spring Lake Apartments                               Dial Equities, Inc.
   36             1    Ramada Inn & Suites Toms River                               Hotels Unlimited, Inc.
   37             1    Fiddler's Run Shopping Center                                Security Management, Inc.
   38             2    AIMCO Chimneys of Oak Creek Apartments                       CNC Investments, Ltd., L.L.P.
   39             2    AIMCO Oaks at Woodridge Apartments                           CNC Investments, Ltd., L.L.P.
   40             1    BRYAN - Windsor Lake Apartments                              Dial Equities, Inc.
   41             2    Canyon Point Cottages                                        Loup Management Company, Inc.
   42             1    Windwood Oaks                                                Ventron Management, LLC.
   43             2    Woodridge Park Apartments                                    Realm Management Corporation
   44             1    Symmetricom                                                  Nexus Equity II, LLC
   45             2    Charleston at Sweetwater Apartments                          CNC Investments, Ltd., L.L.P.
   46             1    Park Plaza At Aliso Town Center Buildings 20, 21, 22 and 23  America West Properties, Inc.
   47             1    Garden Creek Center                                          Brown Investment Properties, Inc.
   48             1    Hilton Garden Inn - Rockaway                                 Coakley & Williams Hotel Management Company
   49             2    Kenwood Gardens                                              MPM Management, LLC
   50             1    Roxbury Medical Building                                     NIC Real Estate Group, Inc.
   51             1    Indian Trace Center                                          Tate Management, Inc.
   52             1    Stevenson Ranch Plaza II                                     DSB Properties, Inc.
   53             2    Alpine Ridge Apartments                                      Owner Managed
   54             1    Bexley at Davidson Apartments                                Weinstein Management Co. Inc.
   55             1    3880 Lemon Street                                            Property Management Associates
   56             2    Winding Trails Apartments                                    CNC Investments, Ltd., L.L.P.
   57             1    1250 Hallandale Office Building                              Owner Managed
   58             1    Hilton Greenville                                            Glennon Bittan Investments, LLC
   59             1    Parklands Office Center                                      Signature Group, LLC
   60             1    Chester Industrial Park Building                             Owner Managed
   61             2    AIMCO Hunter's Chase Apartments                              CNC Investments, Ltd., L.L.P.
   62             1    Lanier Crossing                                              Infinity Property Fund, Inc.
   63             1    Parkway Plaza                                                Rivercrest Realty Associates, LLC
   64             1    Wilmington Island Kroger                                     DBR Asset Management, LLC
   65             1    Comfort Inn Philadelphia                                     Ruchi Enterprises LLC
   66             1    Varner Crossing                                              M&J Wilkow, Ltd.
   67    (A)      1    Intermountain - Fairfield Inn & Suites Lawton                InterMountain Management, LLC
   68    (A)      1    Intermountain - Courtyard Wichita                            InterMountain Management, LLC
   69             1    Maywood Mart                                                 Cress Realty Group, Inc.
   70             2    Richmond Chase Apartments                                    AMD Property Management, Inc.
   71             2    West Chase Apartments                                        Regency Multifamily Services LLC
   72             1    Crowe's Crossing                                             Infinity Property Management Corp.
   73             1    University Square Michigan                                   Broder & Sachse Real Estate Services, Inc.
   74             2    AIMCO Colony of Springdale Apartments                        CNC Investments, Ltd., L.L.P.
   75    (B)      2    Shady Acres Mobile Home Park                                 Nijjar Realty, Inc. DBA:Pama Management Co.
   76    (B)      2    Royal Coach Mobile Home Park                                 Nijjar Realty, Inc. DBA:Pama Management Co.
   77    (B)      2    Mount Vista Mobile Home Park                                 Nijjar Realty, Inc. DBA:Pama Management Co.
   78             2    Churchill Commons Apartments                                 Estates Management Company
   79             2    Oaks of Cypress Station                                      AMD Property Management, Inc.
   80             1    Streetsboro Crossing                                         Visconsi Companies, LTD
   81             1    AIMCO Burgundy Court Apartments                              CNC Investments, Ltd., L.L.P.
   82             1    Village Festival                                             Univest Holdings, LLC
   83             1    Residence Inn Miami Airport West                             Landcom Hospitality Management, Inc.
   84             1    Candlewood Suites Indianapolis                               C&L Hospitality, LLC
   85             1    Cape Horn Shopping Center                                    Gordon Management Company, Inc.
   86             1    Comfort Suites Maingate East                                 Owner Managed
   87             1    Washington Mutual Center                                     Lighthouse Properties, LLC
   88             1    Cross Roads Shopping Center                                  Jade Enterprises
   89             1    Bonita Storage Inn                                           Donrey Corporation
   90             1    River Point III                                              Kitchell Property Management
   91             2    AIMCO College Park Apartments                                CNC Investments, Ltd., L.L.P.
   92             1    224 North Des Plaines                                        MB Real Estate Services, LLC
   93             1    Candlewood Suites Louisville Airport                         C&L Hospitality, LLC
   94             1    155 Wooster Street                                           Centurion Realty LLC
   95             2    The Lodge North Apartments                                   Brookside Properties, Inc.
   96             1    Pioneer Business Center                                      MacHutchin Development
   97    (C)      1    CVS Drugstore Brandon                                        Owner Managed
   98    (C)      1    CVS Paris                                                    Owner Managed
   99             2    Silver Creek Apartments                                      Capital Assets, Inc.
   100            1    Barrett Creek Plaza                                          Capital Real Estate Management, Inc.
   101            2    Oak Creek Apartments                                         BH Management Services, Inc.
   102            2    Somerset Park Apartments                                     Owner Managed
   103            1    Town Center Shoppes                                          Belmont Investment Corp.
   104            2    Happy Village Apartments                                     Owner Managed

                LOAN
   #   CROSSED  GROUP  PROPERTY NAME                                                ADDRESS
   -   -------  -----  -------------                                                -------
    1             1    450 Park Avenue                                              450 Park Avenue
    2             1    One Madison Avenue                                           One Madison Avenue
    3             1    Fashion Place                                                6191 South State Street
   4A             2    Alexander Gardens                                            3800 and 3900 Dalecrest Drive
   4B             2    Grand Oaks at the Lake                                       325 Lago Circle
   4C             2    Park Village                                                 3099 Park Village Way
   4E             2    Malabar Lakes                                                1018 Malabar Lakes Drive Northeast
    5             1    Preston Commons                                              8111, 8115 and 8117 Preston Road
    6             1    Crestview Hills Town Center                                  2929 Dixie Highway
    7             1    Sterling Plaza                                               5949 Sherry Lane
    8             1    Thistle Landing - Phoenix                                    4801, 4805 and 4811 East Thistle Landing Drive
    9             1    Highland Industrial                                          1099-1955 Highland Drive and 4110-4480 Varsity
                                                                                    Drive
   10             1    Ashbrook Commons                                             20020-70 Ashbrook Commons Plaza
   11             1    Bridge Street Properties                                     One-Three Bridge Street
   12             1    West Oaks I Shopping Center                                  43455-43825 West Oaks Drive
   13             2    Fairlane Meadow                                              4900 Heather Drive
   14             1    Bouquet Canyon                                               26502-26586 Bouquet Canyon Road
   15             1    The Retreat at Fossil Creek                                  6111 North Beach Street
   16             1    McKinley Crossroads                                          275 Teller Street, 280 Teller Street and 284
                                                                                    Dupont Street
   17             2    Brandychase Apartments                                       3969 Brandychase Way
   18             1    Bexley Park Raleigh NC                                       100 Summer Sky Drive
   19             2    The Villages at Meyerland                                    8900 Chimney Rock Road
   20             1    Costa Mesa Square I                                          3030 Harbor Boulevard and 1420-1460 Baker
                                                                                    Street
   21             2    Reserve at Tranquility Lake Apartments                       2850 Oak Road
   22             1    City Center West A                                           7201 West Lake Mead Boulevard
   23             1    Riverbend Marketplace                                        437 Swannanoa River Road
   24             1    Residence Inn Westshore                                      4312 West Boy Scout Boulevard
   25             1    3100 New York Drive                                          3100 New York Drive
   26             1    Southern Palms                                               1522-1744 East Southern Avenue and 3108-3218
                                                                                    South McClintock Drive
   27             1    BRYAN - Twin Oaks Apartments                                 100 Twin Oaks Lane
   28             1    Amber Oaks                                                   13620 Briarwick Drive, 13630 Briarwick Drive,
                                                                                    9300 Ambergeln Boulevard, 9400 Ambergeln
                                                                                    Boulevard and 9601 Ambergeln Boulevard
   29             2    Dry Creek Apartments                                         33300 Mission Boulevard
   30             1    Jackson West Shopping Center                                 1507-1535 Boardman Road
   31             2    Hidden Lakes Apartments                                      2480 Foxhill Drive
   32             1    Harbour Walk Sandstone Apts                                  6102 North Webb Road
   33             1    Chantilly Plaza                                              14155-14225 Sullyfield Circle
   34             1    Green Valley Tech Plaza                                      5253 Business Center Drive
   35             1    BRYAN - Spring Lake Apartments                               1000 Spring Lake Boulevard
   36             1    Ramada Inn & Suites Toms River                               2373 Route 9
   37             1    Fiddler's Run Shopping Center                                110 Fiddler's Run Boulevard
   38             2    AIMCO Chimneys of Oak Creek Apartments                       1848 Chimney Lane
   39             2    AIMCO Oaks at Woodridge Apartments                           3800 Woodridge Boulevard
   40             1    BRYAN - Windsor Lake Apartments                              100 Windsor Lake Boulevard
   41             2    Canyon Point Cottages                                        301 Jackson Drive and 1015 Golden Park Place
   42             1    Windwood Oaks                                                14802 North Florida Avenue
   43             2    Woodridge Park Apartments                                    1475 Sawdust Road
   44             1    Symmetricom                                                  2300 Orchard Parkway
   45             2    Charleston at Sweetwater Apartments                          2906 Old Norcross Road
   46             1    Park Plaza At Aliso Town Center Buildings 20, 21, 22 and 23  26601, 26661, 28641 and 28651 Aliso Creek Road
   47             1    Garden Creek Center                                          1605 New Garden Road
   48             1    Hilton Garden Inn - Rockaway                                 375 Mount Hope Ave
   49             2    Kenwood Gardens                                              2629 Alisdale Drive
   50             1    Roxbury Medical Building                                     436 North Roxbury Drive
   51             1    Indian Trace Center                                          1300-1396 Southwest 160th Avenue
   52             1    Stevenson Ranch Plaza II                                     24947-24949 and 24955-24963 Pico Canyon Road
   53             2    Alpine Ridge Apartments                                      901 South O'Leary Street
   54             1    Bexley at Davidson Apartments                                455 Davidson Gateway Drive
   55             1    3880 Lemon Street                                            3880 Lemon Street
   56             2    Winding Trails Apartments                                    10300 Wilcrest Drive
   57             1    1250 Hallandale Office Building                              1250 East Hallandale Beach Boulevard
   58             1    Hilton Greenville                                            207 Southwest Greenville Boulevard
   59             1    Parklands Office Center                                      1 and 3 Parklands Drive
   60             1    Chester Industrial Park Building                             69 Tetz Road
   61             2    AIMCO Hunter's Chase Apartments                              2550 Steeplechase Drive
   62             1    Lanier Crossing                                              655 Atlanta Road
   63             1    Parkway Plaza                                                4215 University Drive
   64             1    Wilmington Island Kroger                                     461 Johnny Mercer Boulevard
   65             1    Comfort Inn Philadelphia                                     53 Industrial Highway
   66             1    Varner Crossing                                              4150 Macland Road
   67    (A)      1    Intermountain - Fairfield Inn & Suites Lawton                201 Southeast 7th Street
   68    (A)      1    Intermountain - Courtyard Wichita                            2975 North Webb Road
   69             1    Maywood Mart                                                 1220 East Northside Drive
   70             2    Richmond Chase Apartments                                    8155 Richmond Avenue
   71             2    West Chase Apartments                                        439 South Buncombe Road
   72             1    Crowe's Crossing                                             1234 Hairston Road
   73             1    University Square Michigan                                   3020-3224 Walton Boulevard
   74             2    AIMCO Colony of Springdale Apartments                        One Kenilworth Court
   75    (B)      2    Shady Acres Mobile Home Park                                 5533 Long Beach Boulevard
   76    (B)      2    Royal Coach Mobile Home Park                                 39060 Cherry Valley Boulevard
   77    (B)      2    Mount Vista Mobile Home Park                                 13061 2nd Street
   78             2    Churchill Commons Apartments                                 1900 Roses Run
   79             2    Oaks of Cypress Station                                      1000 Cypress Station Drive
   80             1    Streetsboro Crossing                                         1280 State Route 303
   81             1    AIMCO Burgundy Court Apartments                              3295 Rocker Drive
   82             1    Village Festival                                             10930 Crabapple Road
   83             1    Residence Inn Miami Airport West                             1212 Northwest 82nd Avenue
   84             1    Candlewood Suites Indianapolis                               8111 Bash Street
   85             1    Cape Horn Shopping Center                                    601-693 Lombard Street
   86             1    Comfort Suites Maingate East                                 2775 Florida Plaza Boulevard
   87             1    Washington Mutual Center                                     7900 Southeast 28th Street
   88             1    Cross Roads Shopping Center                                  23026-26270 Bouqet Canyon Road
   89             1    Bonita Storage Inn                                           8841 West Terry Street
   90             1    River Point III                                              4325 South 30th Street
   91             2    AIMCO College Park Apartments                                525 Third Street
   92             1    224 North Des Plaines                                        224 North DesPlaines Street
   93             1    Candlewood Suites Louisville Airport                         1367 Gardiner Lane
   94             1    155 Wooster Street                                           155 Wooster Street
   95             2    The Lodge North Apartments                                   452 Moss Trail
   96             1    Pioneer Business Center                                      1444, 1466 and 1488 Pioneer Way
   97    (C)      1    CVS Drugstore Brandon                                        112 Stribling Lane
   98    (C)      1    CVS Paris                                                    3710 Lamar Avenue
   99             2    Silver Creek Apartments                                      10710 East 41st Street
   100            1    Barrett Creek Plaza                                          125 Barrett Parkway
   101            2    Oak Creek Apartments                                         2143 Bollman Drive
   102            2    Somerset Park Apartments                                     3424 Winchester Park Drive
   103            1    Town Center Shoppes                                          16600 Saddle Club Road
   104            2    Happy Village Apartments                                     6301-6401 Ranchester Drive

                LOAN
   #   CROSSED  GROUP  PROPERTY NAME                                                CITY               COUNTY         STATE ZIP CODE
   -   -------  -----  -------------                                                ----               ------         ----- --------
    1             1    450 Park Avenue                                              New York           New York         NY   10022
    2             1    One Madison Avenue                                           New York           New York         NY   10010
    3             1    Fashion Place                                                Murray             Salt Lake        UT   84107
   4A             2    Alexander Gardens                                            Las Vegas          Clark            NV   89129
   4B             2    Grand Oaks at the Lake                                       West Melbourne     Brevard          FL   32904
   4C             2    Park Village                                                 Melbourne          Brevard          FL   32935
   4E             2    Malabar Lakes                                                Palm Bay           Brevard          FL   32905
    5             1    Preston Commons                                              Dallas             Dallas           TX   75225
    6             1    Crestview Hills Town Center                                  Crestview Hills    Kenton           KY   41017
    7             1    Sterling Plaza                                               Dallas             Dallas           TX   75225
    8             1    Thistle Landing - Phoenix                                    Phoenix            Maricopa         AZ   85044
    9             1    Highland Industrial                                          Ann Arbor          Washtenaw        MI   48108
   10             1    Ashbrook Commons                                             Ashburn            Loudoun          VA   20147
   11             1    Bridge Street Properties                                     Irvington          Westchester      NY   10533
   12             1    West Oaks I Shopping Center                                  Novi               Oakland          MI   48377
   13             2    Fairlane Meadow                                              Dearborn           Wayne            MI   48126
   14             1    Bouquet Canyon                                               Santa Clarita      Los Angeles      CA   91350
   15             1    The Retreat at Fossil Creek                                  Fort Worth         Tarrant          TX   76137
   16             1    McKinley Crossroads                                          Corona             Riverside        CA   92879
   17             2    Brandychase Apartments                                       Cincinnati         Clermont         OH   45245
   18             1    Bexley Park Raleigh NC                                       Morrisville        Wake             NC   27560
   19             2    The Villages at Meyerland                                    Houston            Harris           TX   77096
   20             1    Costa Mesa Square I                                          Costa Mesa         Orange           CA   92626
   21             2    Reserve at Tranquility Lake Apartments                       Pearland           Brazoria         TX   77584
   22             1    City Center West A                                           Las Vegas          Clark            NV   89128
   23             1    Riverbend Marketplace                                        Asheville          Buncombe         NC   28805
   24             1    Residence Inn Westshore                                      Tampa              Hillsborough     FL   33607
   25             1    3100 New York Drive                                          Pasadena           Los Angeles      CA   91107
   26             1    Southern Palms                                               Tempe              Maricopa         AZ   85282
   27             1    BRYAN - Twin Oaks Apartments                                 Hattiesburg        Lamar            MS   39402
   28             1    Amber Oaks                                                   Austin             Williamson       TX   78729
   29             2    Dry Creek Apartments                                         Union City         Alameda          CA   94587
   30             1    Jackson West Shopping Center                                 Jackson            Jackson          MI   49202
   31             2    Hidden Lakes Apartments                                      Miamisburg         Montgomery       OH   45342
   32             1    Harbour Walk Sandstone Apts                                  Tampa              Hillsborough     FL   33615
   33             1    Chantilly Plaza                                              Chantilly          Fairfax          VA   20151
   34             1    Green Valley Tech Plaza                                      Fairfield          Solano           CA   94534
   35             1    BRYAN - Spring Lake Apartments                               Byram              Hinds            MS   39272
   36             1    Ramada Inn & Suites Toms River                               Toms River         Ocean            NJ   08755
   37             1    Fiddler's Run Shopping Center                                Morganton          Burke            NC   28655
   38             2    AIMCO Chimneys of Oak Creek Apartments                       Kettering          Montgomery       OH   45440
   39             2    AIMCO Oaks at Woodridge Apartments                           Fairfield          Butler           OH   45014
   40             1    BRYAN - Windsor Lake Apartments                              Brandon            Rankin           MS   39042
   41             2    Canyon Point Cottages                                        Golden             Jefferson        CO   80403
   42             1    Windwood Oaks                                                Tampa              Hillsborough     FL   33613
   43             2    Woodridge Park Apartments                                    Spring             Montgomery       TX   77380
   44             1    Symmetricom                                                  San Jose           Santa Clara      CA   95131
   45             2    Charleston at Sweetwater Apartments                          Duluth             Gwinnett         GA   30096
   46             1    Park Plaza At Aliso Town Center Buildings 20, 21, 22 and 23  Aliso Viejo        Orange           CA   92656
   47             1    Garden Creek Center                                          Greensboro         Guilford         NC   27410
   48             1    Hilton Garden Inn - Rockaway                                 Rockaway           Morris           NJ   07866
   49             2    Kenwood Gardens                                              Toledo             Lucas            OH   43606
   50             1    Roxbury Medical Building                                     Beverly Hills      Los Angeles      CA   90210
   51             1    Indian Trace Center                                          Sunrise            Broward          FL   33326
   52             1    Stevenson Ranch Plaza II                                     Stevenson Ranch    Los Angeles      CA   91381
   53             2    Alpine Ridge Apartments                                      Flagstaff          Coconino         AZ   86001
   54             1    Bexley at Davidson Apartments                                Davidson           Mecklenburg      NC   28036
   55             1    3880 Lemon Street                                            Riverside          Riverside        CA   92501
   56             2    Winding Trails Apartments                                    Houston            Harris           TX   77099
   57             1    1250 Hallandale Office Building                              Hallandale         Broward          FL   33009
   58             1    Hilton Greenville                                            Greenville         Pitt             NC   27834
   59             1    Parklands Office Center                                      Darien             Fairfield        CT   06820
   60             1    Chester Industrial Park Building                             Chester            Orange           NY   10918
   61             2    AIMCO Hunter's Chase Apartments                              Miamisburg         Montgomery       OH   45342
   62             1    Lanier Crossing                                              Cumming            Forsyth          GA   30040
   63             1    Parkway Plaza                                                Durham             Durham           NC   27707
   64             1    Wilmington Island Kroger                                     Wilmington Island  Chatham          GA   31410
   65             1    Comfort Inn Philadelphia                                     Essington          Delaware         PA   19029
   66             1    Varner Crossing                                              Powder Springs     Cobb             GA   30127
   67    (A)      1    Intermountain - Fairfield Inn & Suites Lawton                Lawton             Comanche         OK   73501
   68    (A)      1    Intermountain - Courtyard Wichita                            Wichita            Sedgwick         KS   67226
   69             1    Maywood Mart                                                 Jackson            Hinds            MS   39211
   70             2    Richmond Chase Apartments                                    Houston            Harris           TX   77063
   71             2    West Chase Apartments                                        Greer              Greenville       SC   29650
   72             1    Crowe's Crossing                                             Stone Mountain     DeKalb           GA   30088
   73             1    University Square Michigan                                   Rochester Hills    Oakland          MI   48309
   74             2    AIMCO Colony of Springdale Apartments                        Springdale         Hamilton         OH   45246
   75    (B)      2    Shady Acres Mobile Home Park                                 Long Beach         Los Angeles      CA   90805
   76    (B)      2    Royal Coach Mobile Home Park                                 Cherry Valley      Riverside        CA   92223
   77    (B)      2    Mount Vista Mobile Home Park                                 Yucaipa            San Bernardino   CA   92399
   78             2    Churchill Commons Apartments                                 Aiken              Aiken            SC   29803
   79             2    Oaks of Cypress Station                                      Houston            Harris           TX   77090
   80             1    Streetsboro Crossing                                         Streetsboro        Portage          OH   44241
   81             1    AIMCO Burgundy Court Apartments                              Cincinnati         Hamilton         OH   45239
   82             1    Village Festival                                             Roswell            Fulton           GA   30075
   83             1    Residence Inn Miami Airport West                             Miami              Miami-Dade       FL   33126
   84             1    Candlewood Suites Indianapolis                               Indianapolis       Marion           IN   46250
   85             1    Cape Horn Shopping Center                                    Red Lion           York             PA   17356
   86             1    Comfort Suites Maingate East                                 Kissimmee          Osceola          FL   34746
   87             1    Washington Mutual Center                                     Mercer Island      King             WA   98040
   88             1    Cross Roads Shopping Center                                  Santa Clarita      Los Angeles      CA   91350
   89             1    Bonita Storage Inn                                           Bonita Springs     Collier          FL   34135
   90             1    River Point III                                              Phoenix            Maricopa         AZ   85040
   91             2    AIMCO College Park Apartments                                Carlisle           Cumberland       PA   17013
   92             1    224 North Des Plaines                                        Chicago            Cook             IL   60661
   93             1    Candlewood Suites Louisville Airport                         Louisville         Jefferson        KY   40213
   94             1    155 Wooster Street                                           New York           New York         NY   10012
   95             2    The Lodge North Apartments                                   Goodlettsville     Davidson         TN   37072
   96             1    Pioneer Business Center                                      El Cajon           San Diego        CA   92020
   97    (C)      1    CVS Drugstore Brandon                                        Brandon            Rankin           MS   39042
   98    (C)      1    CVS Paris                                                    Paris              Lamar            TX   75462
   99             2    Silver Creek Apartments                                      Tulsa              Tulsa            OK   74146
   100            1    Barrett Creek Plaza                                          Marietta           Cobb             GA   30066
   101            2    Oak Creek Apartments                                         Sheboygan          Sheboygan        WI   53081
   102            2    Somerset Park Apartments                                     Memphis            Shelby           TN   38118
   103            1    Town Center Shoppes                                          Weston             Broward          FL   33326
   104            2    Happy Village Apartments                                     Houston            Harris           TX   77036

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                                      CUT-OFF DATE                MORTGAGE
                LOAN                                                                   PRINCIPAL                    LOAN
   #   CROSSED  GROUP  PROPERTY NAME                                                   BALANCE (1)                 SELLER
   -   -------  -----  -------------                                                  ------------                --------
   105            1    North Shore Office Plaza                                     $      6,800,000     KeyBank National
                                                                                                         Association
   106            1    Wells Cargo - Orange                                                6,792,112     PNC
   107            1    Intermountain - Residence Inn Rogers                                6,779,969     Column Financial, Inc.
   108            2    Vintage Corona Apartments                                           6,600,000     Column Financial, Inc.
   109            1    Promenade Shopping Center                                           6,500,000     Column Financial, Inc.
   110            1    Sanders East Business Park                                          6,457,500     KeyBank National
                                                                                                         Association
   111            1    AIMCO Stoneridge Apartments                                         6,450,000     Column Financial, Inc.
   112            1    Kingsley Apartments                                                 6,397,950     Column Financial, Inc.
   113            1    Park Towers                                                         6,386,311     PNC
   114A           1    AA Self Storage                                                     4,039,264     Column Financial, Inc.
   114B           1    Tri-State Mini Storage                                              2,303,877     Column Financial, Inc.
   115            2    AIMCO Woodmere Apartments                                           6,225,000     Column Financial, Inc.
   116            1    Southington Plaza                                                   6,167,649     KeyBank National
                                                                                                         Association
   117            2    Forest Hills Apartments                                             6,150,000     Column Financial, Inc.
   118            1    Marriott Courtyard Ocoee                                            6,090,585     Column Financial, Inc.
   119            1    River Ridge Crossing West                                           6,030,000     Column Financial, Inc.
   120            1    551 West Lancaster Avenue                                           6,000,000     Column Financial, Inc.
   121            2    Cypress Ridge Apartments                                            6,000,000     Column Financial, Inc.
   122            1    LeClaire Station Apartments                                         6,000,000     Column Financial, Inc.
   123            1    The Broadway Building                                               6,000,000     KeyBank National
                                                                                                         Association
   124            1    Renaissance Magnolia Shopping Center                                6,000,000     PNC
   125            2    Colonial Court                                                      5,987,410     Column Financial, Inc.
   126            1    Park Plaza At Aliso Town Center Building 6                          5,925,000     KeyBank National
                                                                                                         Association
   127            1    Wells Cargo - Camarillo                                             5,825,360     PNC
   128            2    Northwest Pines                                                     5,820,000     Column Financial, Inc.
   129            2    Woodbridge Crossing                                                 5,800,000     Column Financial, Inc.
   130            1    RiverStone Medical Center                                           5,720,000     Column Financial, Inc.
   131            2    Mill Creek Apartments                                               5,650,000     Column Financial, Inc.
   132            2    Oasis at Mesa Palms                                                 5,581,652     Column Financial, Inc.
   133            1    Centerpointe Shops                                                  5,550,000     Column Financial, Inc.
   134            1    Ricci Leopold Building                                              5,494,036     Column Financial, Inc.
   135            1    Mystic Creek Apartments                                             5,400,000     Column Financial, Inc.
   136            1    Dollar Self Storage - Grant Road                                    5,394,200     PNC
   137            1    Intermountain - Residence Inn Fort Smith                            5,366,231     Column Financial, Inc.
   138            1    Overlake Office                                                     5,293,966     Column Financial, Inc.
   139            2    Lincolnshire Coach Homes                                            5,250,000     Column Financial, Inc.
   140            1    Haute Harwin Fashion Center                                         5,177,370     Column Financial, Inc.
   141            1    Intermountain - Fairfield Inn & Suites Sparks                       5,175,055     Column Financial, Inc.
   142            1    Rancho San Diego Professional Center                                5,144,750     Column Financial, Inc.
   143            2    Stone Ridge Apartments                                              5,050,000     KeyBank National
                                                                                                         Association
   144            1    Intermountain - Residence Inn Olathe                                5,007,819     Column Financial, Inc.
   145            2    Lakeview Heights                                                    4,948,798     Column Financial, Inc.
   146            2    Hunters Crossing Apartments                                         4,800,000     Column Financial, Inc.
   147            1    Stewart Lamb Shopping Center                                        4,784,809     Column Financial, Inc.
   148            2    Harmony Pines Apartments                                            4,720,000     Column Financial, Inc.
   149            1    River Ridge Crossing East                                           4,720,000     Column Financial, Inc.
   150            1    Town Center at Geist                                                4,540,000     Column Financial, Inc.
   151            1    Citadel Square                                                      4,500,000     Column Financial, Inc.
   152            1    The Shops at Hardee Village                                         4,500,000     Column Financial, Inc.
   153            1    Wingate Inn Intercontinental Airport                                4,500,000     PNC
   154            1    Atria on Market                                                     4,400,000     Column Financial, Inc.
   155            1    Fountainbleu Court                                                  4,400,000     Column Financial, Inc.
   156            1    Village At Geist                                                    4,380,000     Column Financial, Inc.
   157            1    DirecTV Call Center                                                 4,370,427     Column Financial, Inc.
   158            1    Westpark Center                                                     4,300,000     Column Financial, Inc.
  159A            1    LA - San Fernando                                                   1,340,584     Column Financial, Inc.
  159B            1    LA - 5th Street                                                     1,111,922     Column Financial, Inc.
  159C            1    LA - 13231 Louvre                                                     587,346     Column Financial, Inc.
  159D            1    LA - Tamarack                                                         538,027     Column Financial, Inc.
  159E            1    LA - 13253 Louvre                                                     412,487     Column Financial, Inc.
  159F            1    LA - Raymer                                                           304,882     Column Financial, Inc.
   160            1    Market Place Shopping Center                                        4,286,843     Column Financial, Inc.
   161            1    Marketplace at University Pointe                                    4,157,367     KeyBank National
                                                                                                         Association
   162            1    McGalliard Mall Shops                                               4,100,000     Column Financial, Inc.
   163            1    22809 Pacific Coast Highway                                         4,000,000     Column Financial, Inc.
   164            1    Flower Valley Plaza                                                 3,883,383     Column Financial, Inc.
   165            1    V.P. Self Storage Facility                                          3,761,084     KeyBank National
                                                                                                         Association
   166            2    Village Apartments                                                  3,725,000     Column Financial, Inc.
   167            1    Presidio Plaza                                                      3,700,000     Column Financial, Inc.
   168            2    Sterling Pointe Apartments                                          3,700,000     Column Financial, Inc.
   169            1    Temecula Plaza                                                      3,700,000     Column Financial, Inc.
   170            1    Progress Point Shopping Center                                      3,680,653     Column Financial, Inc.
   171            1    3133 Rochambeau Avenue                                              3,625,000     Column Financial, Inc.
   172            1    Brookhaven Self-Storage                                             3,500,000     KeyBank National
                                                                                                         Association
   173            1    Lankershim Industrial                                               3,496,133     Column Financial, Inc.
   174            1    Hampton Inn Henderson                                               3,495,057     Column Financial, Inc.
  175A            1    Iola Office Park                                                    1,419,029     Column Financial, Inc.
  175B            1    Monterey Retail Center                                              1,055,176     Column Financial, Inc.
  175C            1    Aberdeen Pier                                                       1,018,790     Column Financial, Inc.
   176            1    Maple Drive                                                         3,489,238     Column Financial, Inc.
   177            1    Metropolitan Court                                                  3,440,000     Column Financial, Inc.
   178            1    Piedmont Court                                                      3,289,853     Column Financial, Inc.
   179   (D)      1    Vons Pasadena                                                       1,990,792     Column Financial, Inc.
   180   (D)      1    Vons Simi Valley                                                    1,294,015     Column Financial, Inc.
   181            2    Arcadia Park Apartments                                             3,200,000     Column Financial, Inc.
   182            1    Broadview Crossings Center                                          3,196,446     Column Financial, Inc.
   183            1    6th and Union Plaza                                                 3,093,701     Column Financial, Inc.
   184            2    Apple Creek of Kansas City                                          3,090,189     Column Financial, Inc.
  185A            1    Serrano II                                                          1,698,046     Column Financial, Inc.
  185B            1    Serrano I                                                           1,298,506     Column Financial, Inc.
   186            2    Fox Pointe Apartments                                               2,794,125     Column Financial, Inc.
   187            1    Cantera Commons                                                     2,794,036     Column Financial, Inc.
   188            1    Steeple Square Shopping Center                                      2,760,000     Column Financial, Inc.
   189            1    1424 North Brown Road                                               2,741,491     Column Financial, Inc.
   190            1    Portico Shopping Center                                             2,700,000     Column Financial, Inc.
   191            2    Stone Creek Apartments                                              2,697,127     Column Financial, Inc.
   192            2    Canyon Shadows Apartments                                           2,694,596     Column Financial, Inc.
   193            2    Summerhouse Square Apartments                                       2,693,976     Column Financial, Inc.
   194            2    Redwood Terrace Apartments                                          2,591,516     Column Financial, Inc.
   195            1    59th and Ashland Retail                                             2,569,790     Column Financial, Inc.
   196            2    Robin Hill Apartments                                               2,500,000     Column Financial, Inc.
   197            1    Merchants Walk Shopping Center                                      2,444,870     Column Financial, Inc.
   198            1    Nashua NH                                                           2,347,423     Column Financial, Inc.
   199            1    Coral Key Shopping Center                                           2,268,454     Column Financial, Inc.
   200            1    Shops of Argyle                                                     2,250,000     Column Financial, Inc.
   201            1    Rincon Business Park - Corona                                       2,250,000     PNC
   202            1    Shops at Pine Bluff                                                 2,174,268     Column Financial, Inc.

                LOAN
   #   CROSSED  GROUP  PROPERTY NAME                                                MANAGEMENT COMPANY
   -   -------  -----  -------------                                                ------------------
   105            1    North Shore Office Plaza                                     Owner Managed
   106            1    Wells Cargo - Orange                                         TNT Self Storage Management, Inc
   107            1    Intermountain - Residence Inn Rogers                         InterMountain Management, LLC
   108            2    Vintage Corona Apartments                                    Gleiberman Properties, Inc., dba MG Properties
   109            1    Promenade Shopping Center                                    2000 Development, Corp.
   110            1    Sanders East Business Park                                   Owner Managed
   111            1    AIMCO Stoneridge Apartments                                  CNC Investments, Ltd., L.L.P.
   112            1    Kingsley Apartments                                          Nijjar Realty, Inc. DBA:Pama Management Co.
   113            1    Park Towers                                                  Case & Associates Properties, Inc.
   114A           1    AA Self Storage                                              Owner Managed
   114B           1    Tri-State Mini Storage                                       Owner Managed
   115            2    AIMCO Woodmere Apartments                                    CNC Investments, Ltd., L.L.P.
   116            1    Southington Plaza                                            Owner Managed
   117            2    Forest Hills Apartments                                      Owner Managed
   118            1    Marriott Courtyard Ocoee                                     Florida Lodging Management, LLC
   119            1    River Ridge Crossing West                                    The Broadbent Company, Inc.
   120            1    551 West Lancaster Avenue                                    Ivymont Associates, LLC
   121            2    Cypress Ridge Apartments                                     CNC Investments, Ltd., L.L.P.
   122            1    LeClaire Station Apartments                                  Owner Managed
   123            1    The Broadway Building                                        Owner Managed
   124            1    Renaissance Magnolia Shopping Center                         O' Connell Realty Management and Construction,
   125            2    Colonial Court                                               Owner Managed
   126            1    Park Plaza At Aliso Town Center Building 6                   America West Properties, Inc.
   127            1    Wells Cargo - Camarillo                                      TNT Self Storage Management, Inc
   128            2    Northwest Pines                                              AMD Property Management, Inc.
   129            2    Woodbridge Crossing                                          BH MANAGEMENT SERVICES, INC.
   130            1    RiverStone Medical Center                                    Owner Managed
   131            2    Mill Creek Apartments                                        BH Management Services, Inc.
   132            2    Oasis at Mesa Palms                                          The Elms Enterprises, Inc.
   133            1    Centerpointe Shops                                           Norris, Beggs & Simpson Northwest Limited
                                                                                    Partnership
   134            1    Ricci Leopold Building                                       Owner Managed
   135            1    Mystic Creek Apartments                                      Krantz Management
   136            1    Dollar Self Storage - Grant Road                             Stadium Properties, LLC
   137            1    Intermountain - Residence Inn Fort Smith                     InterMountain Management, LLC
   138            1    Overlake Office                                              Joseph Yencich, Jr., Inc.
   139            2    Lincolnshire Coach Homes                                     Eagle Management, LLC
   140            1    Haute Harwin Fashion Center                                  EEM III Real Estate Services Group, Inc.
   141            1    Intermountain - Fairfield Inn & Suites Sparks                InterMountain Management, LLC
   142            1    Rancho San Diego Professional Center                         Meissner Jacquet
   143            2    Stone Ridge Apartments                                       HSC Real Estate, Inc.
   144            1    Intermountain - Residence Inn Olathe                         InterMountain Management, LLC
   145            2    Lakeview Heights                                             Horizon Investment & Management Corp.
   146            2    Hunters Crossing Apartments                                  Kimmelman and Company
   147            1    Stewart Lamb Shopping Center                                 Owner Managed
   148            2    Harmony Pines Apartments                                     Harmony Properties, Inc.
   149            1    River Ridge Crossing East                                    The Broadbent Company, Inc.
   150            1    Town Center at Geist                                         Flynn & Zinkan Realty Company, LLC
   151            1    Citadel Square                                               Infinity Property Fund, Inc.
   152            1    The Shops at Hardee Village                                  Rawls & Associates
   153            1    Wingate Inn Intercontinental Airport                         Advanced Hotel Resolutions
   154            1    Atria on Market                                              Brycorp
   155            1    Fountainbleu Court                                           Repak Real Estate Development Corporation
   156            1    Village At Geist                                             Flynn & Zinkan Realty Company
   157            1    DirecTV Call Center                                          Owner Managed
   158            1    Westpark Center                                              Robyn Properties, Inc.
  159A            1    LA - San Fernando                                            Owner Managed
  159B            1    LA - 5th Street                                              Owner Managed
  159C            1    LA - 13231 Louvre                                            Owner Managed
  159D            1    LA - Tamarack                                                Owner Managed
  159E            1    LA - 13253 Louvre                                            Owner Managed
  159F            1    LA - Raymer                                                  Owner Managed
   160            1    Market Place Shopping Center                                 Hallmark & Johnson Property Management, Ltd.
   161            1    Marketplace at University Pointe                             Miller-Valentine Realty, Inc.
   162            1    McGalliard Mall Shops                                        Street Corner Group, LLC
   163            1    22809 Pacific Coast Highway                                  Owner Managed
   164            1    Flower Valley Plaza                                          Stuart Whitman, Inc.
   165            1    V.P. Self Storage Facility                                   A Neighborhood Management Group, Inc.
   166            2    Village Apartments                                           Henry Management, Inc.
   167            1    Presidio Plaza                                               M.S. Management Co., Inc.
   168            2    Sterling Pointe Apartments                                   Owner managed
   169            1    Temecula Plaza                                               Owner Managed
   170            1    Progress Point Shopping Center                               Merrifield Partners, LLC
   171            1    3133 Rochambeau Avenue                                       Maxburgh Properties LLC
   172            1    Brookhaven Self-Storage                                      Universal Management Company
   173            1    Lankershim Industrial                                        Owner Managed
   174            1    Hampton Inn Henderson                                        First American Hotels, Inc.
  175A            1    Iola Office Park                                             Owner Managed
  175B            1    Monterey Retail Center                                       Owner Managed
  175C            1    Aberdeen Pier                                                Owner Managed
   176            1    Maple Drive                                                  KRG Brokerage, LLC
   177            1    Metropolitan Court                                           Matan Property Management, Inc.
   178            1    Piedmont Court                                               KRG Brokerage, LLC
   179   (D)      1    Vons Pasadena                                                Owner Managed
   180   (D)      1    Vons Simi Valley                                             Owner Managed
   181            2    Arcadia Park Apartments                                      Owner Managed
   182            1    Broadview Crossings Center                                   Lifestyle Neighborhoods Co.
   183            1    6th and Union Plaza                                          Owner Managed
   184            2    Apple Creek of Kansas City                                   Jury & Associates, Inc.
  185A            1    Serrano II                                                   Owner Managed
  185B            1    Serrano I                                                    Owner Managed
   186            2    Fox Pointe Apartments                                        Owner Managed
   187            1    Cantera Commons                                              CMI Real Estate, Ltd.
   188            1    Steeple Square Shopping Center                               Owner Managed
   189            1    1424 North Brown Road                                        SF Properties, Inc.
   190            1    Portico Shopping Center                                      Brycorp
   191            2    Stone Creek Apartments                                       BH Management Services, Inc.
   192            2    Canyon Shadows Apartments                                    AG Property Management
   193            2    Summerhouse Square Apartments                                Patricia Swanson Real Estate
   194            2    Redwood Terrace Apartments                                   Owner Managed
   195            1    59th and Ashland Retail                                      Network Property Management, LLC
   196            2    Robin Hill Apartments                                        Kay Management Associates, LLC
   197            1    Merchants Walk Shopping Center                               A. Lichtenstein Company, Inc.
   198            1    Nashua NH                                                    Owner Managed
   199            1    Coral Key Shopping Center                                    Owner Managed
   200            1    Shops of Argyle                                              Pucciarello and Associates, LLC
   201            1    Rincon Business Park - Corona                                Stadium Properties, LLC
   202            1    Shops at Pine Bluff                                          Colliers Dickson Flake Partners, Inc.

                LOAN
   #   CROSSED  GROUP  PROPERTY NAME                                                ADDRESS
   -   -------  -----  -------------                                                -------
   105            1    North Shore Office Plaza                                     10900 Hefner Pointe Drive
   106            1    Wells Cargo - Orange                                         2240 North McPherson Road
   107            1    Intermountain - Residence Inn Rogers                         4611 West Locust Street
   108            2    Vintage Corona Apartments                                    1301 Circle City Drive
   109            1    Promenade Shopping Center                                    801 North Mayfair Road
   110            1    Sanders East Business Park                                   81 Page Drive
   111            1    AIMCO Stoneridge Apartments                                  651 Rustic Oak Drive
   112            1    Kingsley Apartments                                          720 North San Antonio Avenue
   113            1    Park Towers                                                  5314 South Yale Avenue
   114A           1    AA Self Storage                                              30000 IH 10 West
   114B           1    Tri-State Mini Storage                                       3626 New Boston Road, 5308 West 7th Street and
                                                                                    9120 North Kings Highway
   115            2    AIMCO Woodmere Apartments                                    9333 Round Top Road
   116            1    Southington Plaza                                            235 Queen Street
   117            2    Forest Hills Apartments                                      5003-5049 West 159th Street
   118            1    Marriott Courtyard Ocoee                                     10971 West Colonial Drive
   119            1    River Ridge Crossing West                                    4705 East 96th Street
   120            1    551 West Lancaster Avenue                                    551 West Lancaster Avenue
   121            2    Cypress Ridge Apartments                                     2331 Bammelwood Drive
   122            1    LeClaire Station Apartments                                  15859 Le Claire Avenue
   123            1    The Broadway Building                                        1200-1206 Pearl Street
   124            1    Renaissance Magnolia Shopping Center                         18535 FM 1488 Inc.
   125            2    Colonial Court                                               132-136 Main Street and 4-14 Colonial Court
   126            1    Park Plaza At Aliso Town Center Building 6                   26741 Aliso Creek Road
   127            1    Wells Cargo - Camarillo                                      450 Camarillo Center Drive
   128            2    Northwest Pines                                              5801 North Houston-Rosslyn Road
   129            2    Woodbridge Crossing                                          202 Woodbridge Boulevard
   130            1    RiverStone Medical Center                                    15 Reinhardt College Parkway
   131            2    Mill Creek Apartments                                        5249 Highway 277
   132            2    Oasis at Mesa Palms                                          1418 North Country Club Drive
   133            1    Centerpointe Shops                                           8-10 Centerpointe Drive
   134            1    Ricci Leopold Building                                       2925 PGA Boulevard
   135            1    Mystic Creek Apartments                                      6340 and 6350 Stumph Road
   136            1    Dollar Self Storage - Grant Road                             2505 North Dragoon Street
   137            1    Intermountain - Residence Inn Fort Smith                     3005 South 74th Street
   138            1    Overlake Office                                              15446 Bel-Red Road
   139            2    Lincolnshire Coach Homes                                     6987 North Lincolnshire Circle
   140            1    Haute Harwin Fashion Center                                  6959 and 6965 Harwin Drive
   141            1    Intermountain - Fairfield Inn & Suites Sparks                2085 Brierly Way
   142            1    Rancho San Diego Professional Center                         3815-3855 Avocado Boulevard
   143            2    Stone Ridge Apartments                                       4170 Quest Drive
   144            1    Intermountain - Residence Inn Olathe                         12215 South Strang Line Road
   145            2    Lakeview Heights                                             1755 South 200 East
   146            2    Hunters Crossing Apartments                                  2117 Juno Drive
   147            1    Stewart Lamb Shopping Center                                 4341 Stewart Avenue
   148            2    Harmony Pines Apartments                                     363 Upper Riverdale Road
   149            1    River Ridge Crossing East                                    4825 East 96th Street
   150            1    Town Center at Geist                                         11650 Olio Road
   151            1    Citadel Square                                               5060-5068 Memorial Drive
   152            1    The Shops at Hardee Village                                  4330 East Tenth Street
   153            1    Wingate Inn Intercontinental Airport                         15615 John F. Kennedy Boulevard
   154            1    Atria on Market                                              101 Market Street
   155            1    Fountainbleu Court                                           3400-3480 183rd Street
   156            1    Village At Geist                                             11380-11452 Olio Road
   157            1    DirecTV Call Center                                          2029 South Sheridan Drive
   158            1    Westpark Center                                              6400 Baltimore National Pike
  159A            1    LA - San Fernando                                            9880-9894 San Fernando Road
  159B            1    LA - 5th Street                                              462 East 5th Street
  159C            1    LA - 13231 Louvre                                            13231 Louvre Street
  159D            1    LA - Tamarack                                                8640 Tamarack Street
  159E            1    LA - 13253 Louvre                                            13253 Louvre Street
  159F            1    LA - Raymer                                                  13434 Raymer Street
   160            1    Market Place Shopping Center                                 1166-1244 North Main Street
   161            1    Marketplace at University Pointe                             7578 - 7622 Cox Lane
   162            1    McGalliard Mall Shops                                        800 East McGalliard Road
   163            1    22809 Pacific Coast Highway                                  22809 Pacific Coast Highway
   164            1    Flower Valley Plaza                                          1133-1145 North H Street
   165            1    V.P. Self Storage Facility                                   18716 Oxnard Street
   166            2    Village Apartments                                           867 Fendley
   167            1    Presidio Plaza                                               300 South El Camino Road
   168            2    Sterling Pointe Apartments                                   13900 Grandboro Lane
   169            1    Temecula Plaza                                               41915 and 41925 Motor Car Parkway
   170            1    Progress Point Shopping Center                               1437 Military Cutoff Road
   171            1    3133 Rochambeau Avenue                                       3133 Rochambeau Avenue
   172            1    Brookhaven Self-Storage                                      2740 Apple Valley Road
   173            1    Lankershim Industrial                                        8236 - 8248 Lankershim Industrial Boulevard
   174            1    Hampton Inn Henderson                                        385 Ruin Creek Road
  175A            1    Iola Office Park                                             3160 Iola Avenue
  175B            1    Monterey Retail Center                                       3106 50th Street
  175C            1    Aberdeen Pier                                                5202 57th Street
   176            1    Maple Drive                                                  3091, 3097 and 3109 Maple Drive
   177            1    Metropolitan Court                                           4527 Metropolitan Court
   178            1    Piedmont Court                                               3098 Piedmont Road
   179   (D)      1    Vons Pasadena                                                1390 North Allen Avenue
   180   (D)      1    Vons Simi Valley                                             660 East Los Angeles Avenue
   181            2    Arcadia Park Apartments                                      3426 North 32nd Street
   182            1    Broadview Crossings Center                                   1100 West Royalton Road
   183            1    6th and Union Plaza                                          1600 West 6th Street
   184            2    Apple Creek of Kansas City                                   9905 Locust Street
  185A            1    Serrano II                                                   963 North Serrano Avenue
  185B            1    Serrano I                                                    936 North Serrano Avenue
   186            2    Fox Pointe Apartments                                        10526 Fort Plaza
   187            1    Cantera Commons                                              28251 Diehl Road
   188            1    Steeple Square Shopping Center                               7027-7061 U.S. Highway 64/264 East
   189            1    1424 North Brown Road                                        1424 North Brown Road
   190            1    Portico Shopping Center                                      1435 India Street
   191            2    Stone Creek Apartments                                       100 Stone Creek Drive
   192            2    Canyon Shadows Apartments                                    8505 Arlington Avenue
   193            2    Summerhouse Square Apartments                                327 Union Street
   194            2    Redwood Terrace Apartments                                   2040 North Redwood Street
   195            1    59th and Ashland Retail                                      1600-1614 West 59th Street
   196            2    Robin Hill Apartments                                        990 Yale Avenue, 1005 North Main Street
                                                                                    Extension and 1015 North Main Street Extension
   197            1    Merchants Walk Shopping Center                               1917 28th Avenue South
   198            1    Nashua NH                                                    427-429 Amherst Street
   199            1    Coral Key Shopping Center                                    85 Stonebrook Place
   200            1    Shops of Argyle                                              100 Country Club Road
   201            1    Rincon Business Park - Corona                                529-539 W. Rincon Street
   202            1    Shops at Pine Bluff                                          5401 South Olive Street

                LOAN
   #   CROSSED  GROUP  PROPERTY NAME                                                CITY               COUNTY         STATE ZIP CODE
   -   -------  -----  -------------                                                ----               ------         ----- --------
   105            1    North Shore Office Plaza                                     Oklahoma City      Oklahoma         OK   73120
   106            1    Wells Cargo - Orange                                         Orange             Orange           CA   92869
   107            1    Intermountain - Residence Inn Rogers                         Rogers             Benton           AR   72756
   108            2    Vintage Corona Apartments                                    Corona             Riverside        CA   92879
   109            1    Promenade Shopping Center                                    Wauwatosa          Milwaukee        WI   53226
   110            1    Sanders East Business Park                                   Franklin           Simpson          KY   42134
   111            1    AIMCO Stoneridge Apartments                                  Dayton             Montgomery       OH   45415
   112            1    Kingsley Apartments                                          Pomona             Los Angeles      CA   91767
   113            1    Park Towers                                                  Tulsa              Tulsa            OK   74135
   114A           1    AA Self Storage                                              Boerne             Kendall          TX   78006
   114B           1    Tri-State Mini Storage                                       Texarkana and      Bowie            TX   75501
                                                                                    Wake Village                             and
                                                                                                                             75503
   115            2    AIMCO Woodmere Apartments                                    Cincinnati         Hamilton         OH   45251
   116            1    Southington Plaza                                            Southington        Hartford         CT   02849
   117            2    Forest Hills Apartments                                      Oak Forest         Cook             IL   60452
   118            1    Marriott Courtyard Ocoee                                     Ocoee              Orange           FL   34761
   119            1    River Ridge Crossing West                                    Indianapolis       Marion           IN   46240
   120            1    551 West Lancaster Avenue                                    Haverford          Montgomery       PA   19041
   121            2    Cypress Ridge Apartments                                     Houston            Harris           TX   77014
   122            1    LeClaire Station Apartments                                  Oak Forest         Cook             IL   60452
   123            1    The Broadway Building                                        Boulder            Boulder          CO   80302
   124            1    Renaissance Magnolia Shopping Center                         Magnolia           Montgomery       TX   77355
   125            2    Colonial Court                                               Stoneham           Middlesex        MA   02180
   126            1    Park Plaza At Aliso Town Center Building 6                   Aliso Viejo        Orange           CA   92656
   127            1    Wells Cargo - Camarillo                                      Camarillo          Ventura          CA   93010
   128            2    Northwest Pines                                              Houston            Harris           TX   77091
   129            2    Woodbridge Crossing                                          Temple             Bell             TX   76504
   130            1    RiverStone Medical Center                                    Canton             Cherokee         GA   30114
   131            2    Mill Creek Apartments                                        Abilene            Taylor           TX   79605
   132            2    Oasis at Mesa Palms                                          Mesa               Maricopa         AZ   85201
   133            1    Centerpointe Shops                                           Lake Oswego        Clackamas        OR   97035
   134            1    Ricci Leopold Building                                       Palm Beach Gardens Palm Beach       FL   33410
   135            1    Mystic Creek Apartments                                      Parma Heights      Cuyahoga         OH   44130
   136            1    Dollar Self Storage - Grant Road                             Tucson             Pima             AZ   85382
   137            1    Intermountain - Residence Inn Fort Smith                     Fort Smith         Sebastian        AR   72903
   138            1    Overlake Office                                              Redmond            King             WA   98052
   139            2    Lincolnshire Coach Homes                                     Milwaukee          Milwaukee        WI   53223
   140            1    Haute Harwin Fashion Center                                  Houston            Harris           TX   77036
   141            1    Intermountain - Fairfield Inn & Suites Sparks                Sparks             Washoe           NV   89434
   142            1    Rancho San Diego Professional Center                         La Mesa            San Diego        CA   91941
   143            2    Stone Ridge Apartments                                       Eugene             Lane             OR   97402
   144            1    Intermountain - Residence Inn Olathe                         Olathe             Johnson          KS   66062
   145            2    Lakeview Heights                                             Clearfield         Davis            UT   84015
   146            2    Hunters Crossing Apartments                                  Findlay            Hancock          OH   45840
   147            1    Stewart Lamb Shopping Center                                 Las Vegas          Clark            NV   89110
   148            2    Harmony Pines Apartments                                     Riverdale          Clayton          GA   30274
   149            1    River Ridge Crossing East                                    Indianapolis       Marion           IN   46240
   150            1    Town Center at Geist                                         Fishers            Hamilton         IN   46037
   151            1    Citadel Square                                               Stone Mountain     DeKalb           GA   30083
   152            1    The Shops at Hardee Village                                  Greenville         Pitt             NC   27858
   153            1    Wingate Inn Intercontinental Airport                         Houston            Harris           TX   77032
   154            1    Atria on Market                                              San Diego          San Diego        CA   92101
   155            1    Fountainbleu Court                                           Hazel Crest        Cook             IL   60429
   156            1    Village At Geist                                             Fishers            Hamilton         IN   46037
   157            1    DirecTV Call Center                                          Tulsa              Tulsa            OK   74112
   158            1    Westpark Center                                              Catonsville        Baltimore        MD   21228
  159A            1    LA - San Fernando                                            Pacoima            Los Angeles      CA   91331
  159B            1    LA - 5th Street                                              San Fernando       Los Angeles      CA   91340
  159C            1    LA - 13231 Louvre                                            Pacoima            Los Angeles      CA   91331
  159D            1    LA - Tamarack                                                Sun Valley         Los Angeles      CA   91352
  159E            1    LA - 13253 Louvre                                            Pacoima            Los Angeles      CA   91331
  159F            1    LA - Raymer                                                  North Hollywood    Los Angeles      CA   91605
   160            1    Market Place Shopping Center                                 Crown Point        Lake             IN   46307
   161            1    Marketplace at University Pointe                             West Chester       Butler           OH   45069
   162            1    McGalliard Mall Shops                                        Muncie             Delaware         IN   47303
   163            1    22809 Pacific Coast Highway                                  Malibu             Los Angeles      CA   90265
   164            1    Flower Valley Plaza                                          Lompoc             Santa Barbara    CA   93436
   165            1    V.P. Self Storage Facility                                   Tarzana            Los Angeles      CA   91356
   166            2    Village Apartments                                           Conway             Faulkner         AR   72032
   167            1    Presidio Plaza                                               San Clemente       Orange           CA   92672
   168            2    Sterling Pointe Apartments                                   Grandview          Jackson          MO   64030
   169            1    Temecula Plaza                                               Temecula           Riverside        CA   92591
   170            1    Progress Point Shopping Center                               Wilmington         New Hanover      NC   28403
   171            1    3133 Rochambeau Avenue                                       Bronx              Bronx            NY   10467
   172            1    Brookhaven Self-Storage                                      Atlanta            DeKalb           GA   30319
   173            1    Lankershim Industrial                                        North Hollywood    Los Angeles      CA   91605
   174            1    Hampton Inn Henderson                                        Henderson          Vance            NC   27536
  175A            1    Iola Office Park                                             Lubbock            Lubbock          TX   79424
  175B            1    Monterey Retail Center                                       Lubbock            Lubbock          TX   79413
  175C            1    Aberdeen Pier                                                Lubbock            Lubbock          TX   79414
   176            1    Maple Drive                                                  Atlanta            Fulton           GA   30305
   177            1    Metropolitan Court                                           Frederick          Frederick        MD   21704
   178            1    Piedmont Court                                               Atlanta            Fulton           GA   30305
   179   (D)      1    Vons Pasadena                                                Pasadena           Los Angeles      CA   91104
   180   (D)      1    Vons Simi Valley                                             Simi Valley        Ventura          CA   93065
   181            2    Arcadia Park Apartments                                      Phoenix            Maricopa         AZ   85018
   182            1    Broadview Crossings Center                                   Broadview Heights  Cuyahoga         OH   44147
   183            1    6th and Union Plaza                                          Los Angeles        Los Angeles      CA   90017
   184            2    Apple Creek of Kansas City                                   Kansas City        Jackson          MO   64131
  185A            1    Serrano II                                                   Los Angeles        Los Angeles      CA   90029
  185B            1    Serrano I                                                    Los Angeles        Los Angeles      CA   90029
   186            2    Fox Pointe Apartments                                        Omaha              Douglas          NE   68134
   187            1    Cantera Commons                                              Warrenville        Dupage           IL   60555
   188            1    Steeple Square Shopping Center                               Knightdale         Wake             NC   27545
   189            1    1424 North Brown Road                                        Lawrenceville      Gwinnett         GA   30043
   190            1    Portico Shopping Center                                      San Diego          San Diego        CA   92101
   191            2    Stone Creek Apartments                                       Marshall           Harrison         TX   75672
   192            2    Canyon Shadows Apartments                                    Riverside          Riverside        CA   92503
   193            2    Summerhouse Square Apartments                                Newark             Licking          OH   43055
   194            2    Redwood Terrace Apartments                                   Canby              Clackamas        OR   97013
   195            1    59th and Ashland Retail                                      Chicago            Cook             IL   60636
   196            2    Robin Hill Apartments                                        Wallingford        New Haven        CT   06492
   197            1    Merchants Walk Shopping Center                               Birmingham         Jefferson        AL   35209
   198            1    Nashua NH                                                    Nashua             Hillsborough     NH   03063
   199            1    Coral Key Shopping Center                                    Jackson            Madison          TN   38305
   200            1    Shops of Argyle                                              Argyle             Denton           TX   76226
   201            1    Rincon Business Park - Corona                                Corona             Riverside        CA   92880
   202            1    Shops at Pine Bluff                                          Pine Bluff         Jefferson        AR   71603

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                                      CUT-OFF DATE                MORTGAGE
                LOAN                                                                   PRINCIPAL                    LOAN
   #   CROSSED  GROUP  PROPERTY NAME                                                   BALANCE (1)                 SELLER
   -   -------  -----  -------------                                                  ------------                --------
   203            1    Taylor Square                                                $      2,157,680     Column Financial, Inc.
   204            1    Westcreek Crossing                                                  2,093,189     Column Financial, Inc.
   205            1    Hartwell Station                                                    2,091,825     Column Financial, Inc.
   206            1    Foxwood Plaza                                                       2,000,000     KeyBank National
                                                                                                         Association
   207            1    515 Westheimer                                                      1,993,799     Column Financial, Inc.
   208            1    Riverview Mobile Home Park                                          1,898,083     Column Financial, Inc.
   209            1    Polo Place Shops                                                    1,877,876     Column Financial, Inc.
   210            2    French Chalet Apartments                                            1,866,031     Column Financial, Inc.
   211            1    7734 Girard Avenue                                                  1,850,000     Column Financial, Inc.
   212            1    Commerce Pointe Plaza                                               1,771,486     Column Financial, Inc.
   213            1    Newcastle Plaza                                                     1,750,000     Column Financial, Inc.
   214            1    Expressway Self Storage                                             1,747,315     Column Financial, Inc.
   215            1    Sparkleberry Crossing #2                                            1,714,722     Column Financial, Inc.
   216            1    Windward Plaza                                                      1,546,952     Column Financial, Inc.
   217            1    Westgate Center                                                     1,496,879     Column Financial, Inc.
   218            1    Upland Plaza Shops                                                  1,493,849     Column Financial, Inc.
   219            2    Beachwood Apartments                                                1,450,000     Column Financial, Inc.
   220            2    Sunset Mobile Manor                                                 1,347,298     Column Financial, Inc.
   221            1    South Colony Shopping Center                                        1,304,138     Column Financial, Inc.
   222            1    Rockport Retail                                                     1,202,360     Column Financial, Inc.
   223            1    Highland Oaks Plaza                                                 1,123,805     Column Financial, Inc.
   224            1    Cale Colony 17                                                      1,121,832     Column Financial, Inc.
   225            1    Parma Medical Center                                                1,098,398     Column Financial, Inc.
   226            2    Plaza Apartments                                                    1,097,822     Column Financial, Inc.
   227            2    McGregor Meadows Apartments                                         1,022,917     Column Financial, Inc.
   228            2    Welsh Arms Apartments                                                 982,850     Column Financial, Inc.
   229            2    Wellington Place Apartments                                           868,274     Column Financial, Inc.

                                                                                    ----------------
TOTAL/WEIGHTED AVERAGE:                                                             $  2,504,593,314
                                                                                    ================

                LOAN
   #   CROSSED  GROUP  PROPERTY NAME                                                MANAGEMENT COMPANY
   -   -------  -----  -------------                                                ------------------
   203            1    Taylor Square                                                Carleton Realty LLC
   204            1    Westcreek Crossing                                           S.C. Commercial Management, Inc.
   205            1    Hartwell Station                                             Owner Managed
   206            1    Foxwood Plaza                                                Block Asset Management
   207            1    515 Westheimer                                               Owner Managed
   208            1    Riverview Mobile Home Park                                   Owner managed
   209            1    Polo Place Shops                                             Shockoe Commercial Properties, LLC
   210            2    French Chalet Apartments                                     Stonewall Property Group, LLC
   211            1    7734 Girard Avenue                                           Owner Managed
   212            1    Commerce Pointe Plaza                                        Owner Managed
   213            1    Newcastle Plaza                                              Owner Managed
   214            1    Expressway Self Storage                                      Owner Managed
   215            1    Sparkleberry Crossing #2                                     Owner Managed
   216            1    Windward Plaza                                               Owner Managed
   217            1    Westgate Center                                              Owner Managed
   218            1    Upland Plaza Shops                                           Owner Managed
   219            2    Beachwood Apartments                                         Owner Managed
   220            2    Sunset Mobile Manor                                          Owner Managed
   221            1    South Colony Shopping Center                                 Owner Managed
   222            1    Rockport Retail                                              Owner managed
   223            1    Highland Oaks Plaza                                          Ty Commercial Group, Inc.
   224            1    Cale Colony 17                                               Owner Managed
   225            1    Parma Medical Center                                         Owner Managed
   226            2    Plaza Apartments                                             Owner Managed
   227            2    McGregor Meadows Apartments                                  Owner Managed
   228            2    Welsh Arms Apartments                                        Owner Managed
   229            2    Wellington Place Apartments                                  Owner Managed

TOTAL/WEIGHTED AVERAGE:

                LOAN
   #   CROSSED  GROUP  PROPERTY NAME                                                ADDRESS
   -   -------  -----  -------------                                                -------
   203            1    Taylor Square                                                2227 Route 256
   204            1    Westcreek Crossing                                           4220 West William Cannon Drive
   205            1    Hartwell Station                                             115-133 Walmart Drive
   206            1    Foxwood Plaza                                                2007 West Foxwood Drive
   207            1    515 Westheimer                                               515 Westheimer Road
   208            1    Riverview Mobile Home Park                                   667 Trail Gulch Road
   209            1    Polo Place Shops                                             11307 Polo Place
   210            2    French Chalet Apartments                                     1650 Jackson Keller
   211            1    7734 Girard Avenue                                           7734 Girard Avenue
   212            1    Commerce Pointe Plaza                                        1801-1813 Haggerty Road
   213            1    Newcastle Plaza                                              619 Northwest 32nd Street
   214            1    Expressway Self Storage                                      3220 Horseblock Road
   215            1    Sparkleberry Crossing #2                                     101 Sparkleberry Crossing
   216            1    Windward Plaza                                               511 Windward Drive
   217            1    Westgate Center                                              11423, 11425 and 11429 Donner Pass Road
   218            1    Upland Plaza Shops                                           645-659 West Foothill Boulevard
   219            2    Beachwood Apartments                                         1909 North Beachwood Drive
   220            2    Sunset Mobile Manor                                          180 Sunset Drive
   221            1    South Colony Shopping Center                                 4750 South Colony Boulevard
   222            1    Rockport Retail                                              2207 State Highway 35 Business North
   223            1    Highland Oaks Plaza                                          9525 Plano Road
   224            1    Cale Colony 17                                               763 J. Clyde Morris Boulevard
   225            1    Parma Medical Center                                         5500 Ridge Road
   226            2    Plaza Apartments                                             30 Lamb Avenue
   227            2    McGregor Meadows Apartments                                  5360 Secor Road
   228            2    Welsh Arms Apartments                                        3501 Route 9W
   229            2    Wellington Place Apartments                                  1107 Wellington Avenue

TOTAL/WEIGHTED AVERAGE:

                LOAN
   #   CROSSED  GROUP  PROPERTY NAME                                                CITY               COUNTY         STATE ZIP CODE
   -   -------  -----  -------------                                                ----               ------         ----- --------
   203            1    Taylor Square                                                Reynoldsburg       Fairfield        OH   43068
   204            1    Westcreek Crossing                                           Austin             Travis           TX   78749
   205            1    Hartwell Station                                             Hartwell           Hart             GA   30643
   206            1    Foxwood Plaza                                                Raymore            Cass             MO   64083
   207            1    515 Westheimer                                               Houston            Harris           TX   77006
   208            1    Riverview Mobile Home Park                                   Gypsum             Eagle            CO   81637
   209            1    Polo Place Shops                                             Midlothian         Chesterfield     VA   23113
   210            2    French Chalet Apartments                                     San Antonio        Bexar            TX   78213
   211            1    7734 Girard Avenue                                           La Jolla           San Diego        CA   92037
   212            1    Commerce Pointe Plaza                                        Commerce Township  Oakland          MI   48390
   213            1    Newcastle Plaza                                              Newcastle          McClain          OK   73065
   214            1    Expressway Self Storage                                      Medford            Suffolk          NY   11763
   215            1    Sparkleberry Crossing #2                                     Columbia           Richland         SC   29229
   216            1    Windward Plaza                                               Newton             Harvey           KS   67114
   217            1    Westgate Center                                              Truckee            Nevada           CA   96161
   218            1    Upland Plaza Shops                                           Upland             San Bernardino   CA   91786
   219            2    Beachwood Apartments                                         Los Angeles        Los Angeles      CA   90068
   220            2    Sunset Mobile Manor                                          Winter Haven       Polk             FL   33881
   221            1    South Colony Shopping Center                                 The Colony         Denton           TX   75056
   222            1    Rockport Retail                                              Rockport           Aransas          TX   78382
   223            1    Highland Oaks Plaza                                          Dallas             Dallas           TX   75238
   224            1    Cale Colony 17                                               Newport News       Newport News     VA   23601
                                                                                                       City
   225            1    Parma Medical Center                                         Parma              Cuyahoga         OH   44129
   226            2    Plaza Apartments                                             Saugerties         Ulster           NY   12477
   227            2    McGregor Meadows Apartments                                  Toledo             Lucas            OH   43623
   228            2    Welsh Arms Apartments                                        Lloyd              Ulster           NY   12528
   229            2    Wellington Place Apartments                                  Wilmington         New Hanover      NC   28401

TOTAL/WEIGHTED AVERAGE:

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY INTERMOUNTAIN - FAIRFIELD INN & SUITES LAWTON AND INTERMOUNTAIN - COURTYARD WICHITA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY SHADY ACRES MOBILE HOME PARK, ROYAL COACH MOBILE HOME PARK, AND MOUNT VISTA MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY CVS DRUGSTORE BRANDON AND CVS PARIS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY VONS PASADENA AND VONS SIMI VALLEY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) ALL PRINCIPAL AMORTIZATIONS ARE APPLIED FIRST TO REDUCE THE SENIOR MORTGAGE TO ZERO. SEE PRINCIPAL PAYMENT SCHEDULE FOR THE SENIOR MORTGAGE ATTACHED AS EXHIBIT E IN THE PRELIMINARY PROSPECTUS SUPPLEMENT. THE SENIOR MORTGAGE IS EXPECTED TO BE FULLY AMORTIZED BY MAY 11, 2016.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                           CUT-OFF DATE
                  LOAN                                                      PRINCIPAL
    #    CROSSED  GROUP  PROPERTY NAME                                      BALANCE (1)      PROPERTY TYPE
    -    -------  -----  -------------                                      -----------      -------------
    1               1    450 Park Avenue                                 $   175,000,000     Office
    2               1    One Madison Avenue                                  155,135,976(2)  Office
    3               1    Fashion Place                                       151,676,392     Retail
    4A              2    Alexander Gardens                                    38,200,000     Multifamily
    4B              2    Grand Oaks at the Lake                               25,962,500     Multifamily
    4C              2    Park Village                                          8,200,000     Multifamily
    4D              2    Malabar Lakes                                         6,537,500     Multifamily
    5               1    Preston Commons                                      67,250,000     Office
    6               1    Crestview Hills Town Center                          56,500,000     Retail
    7               1    Sterling Plaza                                       47,250,000     Office
    8               1    Thistle Landing - Phoenix                            37,000,000     Office
    9               1    Highland Industrial                                  36,400,000     Industrial
    10              1    Ashbrook Commons                                     35,000,000     Retail
    11              1    Bridge Street Properties                             34,962,192     Office
    12              1    West Oaks I Shopping Center                          27,300,000     Retail
    13              2    Fairlane Meadow                                      27,270,000     Multifamily
    14              1    Bouquet Canyon                                       26,700,000     Retail
    15              1    The Retreat at Fossil Creek                          26,300,000     Multifamily
    16              1    McKinley Crossroads                                  26,100,000     Retail
    17              2    Brandychase Apartments                               24,000,000     Multifamily
    18              1    Bexley Park Raleigh NC                               23,200,000     Multifamily
    19              2    The Villages at Meyerland                            23,040,000     Multifamily
    20              1    Costa Mesa Square I                                  21,800,000     Retail
    21              2    Reserve at Tranquility Lake Apartments               21,774,854     Multifamily
    22              1    City Center West A                                   21,000,000     Office
    23              1    Riverbend Marketplace                                19,456,676     Retail
    24              1    Residence Inn Westshore                              19,343,275     Hotel
    25              1    3100 New York Drive                                  19,000,000     Office
    26              1    Southern Palms                                       18,610,000     Retail
    27              1    BRYAN - Twin Oaks Apartments                         18,600,000     Multifamily
    28              1    Amber Oaks                                           18,050,000     Office
    29              2    Dry Creek Apartments                                 18,000,000     Multifamily
    30              1    Jackson West Shopping Center                         17,180,000     Retail
    31              2    Hidden Lakes Apartments                              16,875,000     Multifamily
    32              1    Harbour Walk Sandstone Apts                          16,962,000     Multifamily
    33              1    Chantilly Plaza                                      16,100,000     Mixed Use
    34              1    Green Valley Tech Plaza                              15,750,000     Office
    35              1    BRYAN - Spring Lake Apartments                       15,050,000     Multifamily
    36              1    Ramada Inn & Suites Toms River                       14,975,811     Hotel
    37              1    Fiddler's Run Shopping Center                        14,968,051     Retail
    38              2    AIMCO Chimneys of Oak Creek Apartments               14,800,000     Multifamily
    39              2    AIMCO Oaks at Woodridge Apartments                   14,800,000     Multifamily
    40              1    BRYAN - Windsor Lake Apartments                      14,175,000     Multifamily
    41              2    Canyon Point Cottages                                14,035,000     Multifamily
    42              1    Windwood Oaks                                        13,903,000     Multifamily
    43              2    Woodridge Park Apartments                            13,800,000     Multifamily
    44              1    Symmetricom                                          13,650,000     Office
    45              2    Charleston at Sweetwater Apartments                  13,301,046     Multifamily
    46              1    Park Plaza At Aliso Town Center
                         Buildings 20, 21, 22 and 23                          13,260,000     Retail
    47              1    Garden Creek Center                                  13,050,000     Retail
    48              1    Hilton Garden Inn - Rockaway                         12,000,000     Hotel
    49              2    Kenwood Gardens                                      11,800,000     Multifamily
    50              1    Roxbury Medical Building                             11,800,000     Office
    51              1    Indian Trace Center                                  11,461,317     Retail
    52              1    Stevenson Ranch Plaza II                             11,200,000     Retail
    53              2    Alpine Ridge Apartments                              11,120,000     Multifamily
    54              1    Bexley at Davidson Apartments                        11,000,000     Multifamily
    55              1    3880 Lemon Street                                    11,000,000     Office
    56              2    Winding Trails Apartments                            10,700,000     Multifamily
    57              1    1250 Hallandale Office Building                      10,500,000     Office
    58              1    Hilton Greenville                                    10,500,000     Hotel
    59              1    Parklands Office Center                              10,500,000     Office
    60              1    Chester Industrial Park Building                     10,500,000     Industrial
    61              2    AIMCO Hunter's Chase Apartments                      10,400,000     Multifamily
    62              1    Lanier Crossing                                      10,300,000     Retail
    63              1    Parkway Plaza                                        10,200,000     Retail
    64              1    Wilmington Island Kroger                             10,177,100     Retail
    65              1    Comfort Inn Philadelphia                             10,100,000     Hotel
    66              1    Varner Crossing                                      10,100,000     Retail
    67     (A)      1    Intermountain - Fairfield Inn & Suites Lawton         5,110,242     Hotel
    68     (A)      1    Intermountain - Courtyard Wichita                     4,985,602     Hotel
    69              1    Maywood Mart                                          9,965,954     Retail
    70              2    Richmond Chase Apartments                             9,740,000     Multifamily
    71              2    West Chase Apartments                                 9,580,155     Multifamily
    72              1    Crowe's Crossing                                      9,400,000     Retail
    73              1    University Square Michigan                            9,300,000     Retail
    74              2    AIMCO Colony of Springdale Apartments                 9,250,000     Multifamily
    75     (B)      2    Shady Acres Mobile Home Park                          4,499,104     Multifamily
    76     (B)      2    Royal Coach Mobile Home Park                          3,322,071     Multifamily
    77     (B)      2    Mount Vista Mobile Home Park                          1,269,106     Multifamily
    78              2    Churchill Commons Apartments                          9,000,000     Multifamily
    79              2    Oaks of Cypress Station                               8,925,000     Multifamily
    80              1    Streetsboro Crossing                                  8,925,000     Retail
    81              1    AIMCO Burgundy Court Apartments                       8,725,000     Multifamily
    82              1    Village Festival                                      8,633,683     Retail
    83              1    Residence Inn Miami Airport West                      8,350,000     Hotel
    84              1    Candlewood Suites Indianapolis                        8,287,706     Hotel
    85              1    Cape Horn Shopping Center                             8,200,000     Retail
    86              1    Comfort Suites Maingate East                          8,176,185     Hotel
    87              1    Washington Mutual Center                              8,000,000     Office
    88              1    Cross Roads Shopping Center                           8,000,000     Retail
    89              1    Bonita Storage Inn                                    8,000,000     Self Storage
    90              1    River Point III                                       7,883,458     Industrial
    91              2    AIMCO College Park Apartments                         7,650,000     Multifamily
    92              1    224 North Des Plaines                                 7,500,000     Office
    93              1    Candlewood Suites Louisville Airport                  7,378,216     Hotel
    94              1    155 Wooster Street                                    7,250,000     Multifamily
    95              2    The Lodge North Apartments                            7,205,000     Multifamily
    96              1    Pioneer Business Center                               7,200,000     Industrial
    97     (C)      1    CVS Drugstore Brandon                                 4,041,700     Retail
    98     (C)      1    CVS Paris                                             3,117,896     Retail
    99              2    Silver Creek Apartments                               7,150,000     Multifamily
   100              1    Barrett Creek Plaza                                   7,125,000     Retail

                  LOAN                                                            PROPERTY           UNITS/SQ. FT./
    #    CROSSED  GROUP  PROPERTY NAME                                            SUB-TYPE             ROOMS/PADS
    -    -------  -----  -------------                                            --------           --------------
    1               1    450 Park Avenue                                 Central Business District          313,135
    2               1    One Madison Avenue                              Central Business District        1,176,911
    3               1    Fashion Place                                            Anchored                  323,997
    4A              2    Alexander Gardens                                      Conventional                    480
    4B              2    Grand Oaks at the Lake                                 Conventional                    300
    4C              2    Park Village                                           Conventional                    138
    4D              2    Malabar Lakes                                          Conventional                    112
    5               1    Preston Commons                                          Suburban                  421,244
    6               1    Crestview Hills Town Center                              Anchored                  283,320
    7               1    Sterling Plaza                                           Suburban                  305,743
    8               1    Thistle Landing - Phoenix                                Suburban                  281,858
    9               1    Highland Industrial                                        N/A                     459,239
    10              1    Ashbrook Commons                                         Anchored                  140,460
    11              1    Bridge Street Properties                                 Suburban                  197,475
    12              1    West Oaks I Shopping Center                              Anchored                  245,867
    13              2    Fairlane Meadow                                        Conventional                    488
    14              1    Bouquet Canyon                                           Anchored                  148,903
    15              1    The Retreat at Fossil Creek                            Conventional                    384
    16              1    McKinley Crossroads                                      Anchored                  200,871
    17              2    Brandychase Apartments                                 Conventional                    428
    18              1    Bexley Park Raleigh NC                                 Conventional                    316
    19              2    The Villages at Meyerland                              Conventional                    714
    20              1    Costa Mesa Square I                                      Anchored                   73,317
    21              2    Reserve at Tranquility Lake Apartments                 Conventional                    314
    22              1    City Center West A                                       Suburban                  105,968
    23              1    Riverbend Marketplace                                    Anchored                  142,614
    24              1    Residence Inn Westshore                              Limited Service                   160
    25              1    3100 New York Drive                                      Suburban                  161,711
    26              1    Southern Palms                                           Anchored                  254,692
    27              1    BRYAN - Twin Oaks Apartments                           Conventional                    302
    28              1    Amber Oaks                                               Suburban                  281,885
    29              2    Dry Creek Apartments                                   Conventional                    199
    30              1    Jackson West Shopping Center                             Anchored                  210,321
    31              2    Hidden Lakes Apartments                                Conventional                    360
    32              1    Harbour Walk Sandstone Apts                            Conventional                    400
    33              1    Chantilly Plaza                                     Office/Industrial              143,426
    34              1    Green Valley Tech Plaza                                  Suburban                  103,128
    35              1    BRYAN - Spring Lake Apartments                         Conventional                    254
    36              1    Ramada Inn & Suites Toms River                         Full Service                    153
    37              1    Fiddler's Run Shopping Center                            Anchored                  202,980
    38              2    AIMCO Chimneys of Oak Creek Apartments                 Conventional                    388
    39              2    AIMCO Oaks at Woodridge Apartments                     Conventional                    332
    40              1    BRYAN - Windsor Lake Apartments                        Conventional                    274
    41              2    Canyon Point Cottages                                  Conventional                    196
    42              1    Windwood Oaks                                          Conventional                    352
    43              2    Woodridge Park Apartments                              Conventional                    216
    44              1    Symmetricom                                              Suburban                  117,739
    45              2    Charleston at Sweetwater Apartments                    Conventional                    264
    46              1    Park Plaza At Aliso Town Center
                         Buildings 20, 21, 22 and 23                              Anchored                   25,487
    47              1    Garden Creek Center                                      Anchored                   91,876
    48              1    Hilton Garden Inn - Rockaway                         Limited Service                   162
    49              2    Kenwood Gardens                                        Conventional                    504
    50              1    Roxbury Medical Building                        Central Business District           38,048
    51              1    Indian Trace Center                                      Anchored                   99,431
    52              1    Stevenson Ranch Plaza II                                 Anchored                   62,200
    53              2    Alpine Ridge Apartments                                Conventional                    194
    54              1    Bexley at Davidson Apartments                          Conventional                    185
    55              1    3880 Lemon Street                                        Suburban                   69,517
    56              2    Winding Trails Apartments                              Conventional                    438
    57              1    1250 Hallandale Office Building                          Suburban                  114,503
    58              1    Hilton Greenville                                      Full Service                    141
    59              1    Parklands Office Center                                  Suburban                   60,816
    60              1    Chester Industrial Park Building                           N/A                     194,400
    61              2    AIMCO Hunter's Chase Apartments                        Conventional                    292
    62              1    Lanier Crossing                                          Anchored                  110,002
    63              1    Parkway Plaza                                            Anchored                  154,227
    64              1    Wilmington Island Kroger                                 Anchored                   84,874
    65              1    Comfort Inn Philadelphia                             Limited Service                   150
    66              1    Varner Crossing                                          Anchored                   80,466
    67     (A)      1    Intermountain - Fairfield Inn & Suites Lawton        Limited Service                    84
    68     (A)      1    Intermountain - Courtyard Wichita                    Limited Service                    90
    69              1    Maywood Mart                                            Unanchored                 102,555
    70              2    Richmond Chase Apartments                              Conventional                    292
    71              2    West Chase Apartments                                  Conventional                    192
    72              1    Crowe's Crossing                                         Anchored                   93,728
    73              1    University Square Michigan                              Unanchored                  62,583
    74              2    AIMCO Colony of Springdale Apartments                  Conventional                    261
    75     (B)      2    Shady Acres Mobile Home Park                       Manufactured Housing                 99
    76     (B)      2    Royal Coach Mobile Home Park                       Manufactured Housing                110
    77     (B)      2    Mount Vista Mobile Home Park                       Manufactured Housing                 57
    78              2    Churchill Commons Apartments                           Conventional                    240
    79              2    Oaks of Cypress Station                                Conventional                    294
    80              1    Streetsboro Crossing                                     Anchored                   77,900
    81              1    AIMCO Burgundy Court Apartments                        Conventional                    234
    82              1    Village Festival                                        Unanchored                  54,437
    83              1    Residence Inn Miami Airport West                     Limited Service                   112
    84              1    Candlewood Suites Indianapolis                       Limited Service                   125
    85              1    Cape Horn Shopping Center                                Anchored                  116,338
    86              1    Comfort Suites Maingate East                         Limited Service                   198
    87              1    Washington Mutual Center                                 Suburban                   36,337
    88              1    Cross Roads Shopping Center                             Unanchored                  34,902
    89              1    Bonita Storage Inn                                         N/A                     114,023
    90              1    River Point III                                            N/A                      68,699
    91              2    AIMCO College Park Apartments                          Conventional                    208
    92              1    224 North Des Plaines                           Central Business District           76,907
    93              1    Candlewood Suites Louisville Airport                 Limited Service                   100
    94              1    155 Wooster Street                                     Conventional                     14
    95              2    The Lodge North Apartments                             Conventional                    187
    96              1    Pioneer Business Center                                    N/A                     101,900
    97     (C)      1    CVS Drugstore Brandon                                    Anchored                   13,813
    98     (C)      1    CVS Paris                                                Anchored                   12,738
    99              2    Silver Creek Apartments                                Conventional                    320
   100              1    Barrett Creek Plaza                                     Unanchored                  28,481

                  LOAN                                                        FEE/                      YEAR       OCCUPANCY
    #    CROSSED  GROUP  PROPERTY NAME                                      LEASEHOLD    YEAR BUILT   RENOVATED   RATE AT U/W
    -    -------  -----  -------------                                       ---------   ----------   ---------   -----------
    1               1    450 Park Avenue                                      Fee          1972         2003           94%
    2               1    One Madison Avenue                                   Fee          1954         2005           95%
    3               1    Fashion Place                                   Fee/Leasehold     1972         2003           94%
    4A              2    Alexander Gardens                                    Fee          1996          N/A           92%
    4B              2    Grand Oaks at the Lake                               Fee          2000          N/A           98%
    4C              2    Park Village                                         Fee          1986         2003           98%
    4D              2    Malabar Lakes                                        Fee          1986         2003           99%
    5               1    Preston Commons                                      Fee          1968         1998           93%
    6               1    Crestview Hills Town Center                          Fee          2005          N/A           82%
    7               1    Sterling Plaza                                       Fee          1984         2005           85%
    8               1    Thistle Landing - Phoenix                            Fee          1998          N/A           94%
    9               1    Highland Industrial                                  Fee          1993         2001           83%
    10              1    Ashbrook Commons                                     Fee          2005          N/A          100%
    11              1    Bridge Street Properties                             Fee          1904         2005           93%
    12              1    West Oaks I Shopping Center                          Fee          1979         1998          100%
    13              2    Fairlane Meadow                                      Fee          1986         1999           90%
    14              1    Bouquet Canyon                                       Fee          1985         2002          100%
    15              1    The Retreat at Fossil Creek                          Fee          1997          N/A           99%
    16              1    McKinley Crossroads                                  Fee          1989         2000           86%
    17              2    Brandychase Apartments                               Fee          1987         1996           97%
    18              1    Bexley Park Raleigh NC                               Fee          2000          N/A           99%
    19              2    The Villages at Meyerland                            Fee          1964         2003           87%
    20              1    Costa Mesa Square I                                  Fee          2002          N/A          100%
    21              2    Reserve at Tranquility Lake Apartments               Fee          2004          N/A           90%
    22              1    City Center West A                                   Fee          1997          N/A           99%
    23              1    Riverbend Marketplace                                Fee          2005          N/A           92%
    24              1    Residence Inn Westshore                           Leasehold       2001          N/A          N/A
    25              1    3100 New York Drive                                  Fee          1981         1995          100%
    26              1    Southern Palms                                       Fee          1981         1992           90%
    27              1    BRYAN - Twin Oaks Apartments                         Fee          2003          N/A           88%
    28              1    Amber Oaks                                           Fee          2001         2003           89%
    29              2    Dry Creek Apartments                                 Fee          1973         2003           97%
    30              1    Jackson West Shopping Center                         Fee          1995         1999          100%
    31              2    Hidden Lakes Apartments                              Fee          1986         2005           94%
    32              1    Harbour Walk Sandstone Apts                          Fee          1985          N/A           94%
    33              1    Chantilly Plaza                                      Fee          1988          N/A           97%
    34              1    Green Valley Tech Plaza                              Fee          1999          N/A          100%
    35              1    BRYAN - Spring Lake Apartments                       Fee          2000         2003           94%
    36              1    Ramada Inn & Suites Toms River                       Fee          1989         2004          N/A
    37              1    Fiddler's Run Shopping Center                        Fee          1998          N/A          100%
    38              2    AIMCO Chimneys of Oak Creek Apartments               Fee          1981         2002           94%
    39              2    AIMCO Oaks at Woodridge Apartments                   Fee          1985         2005           93%
    40              1    BRYAN - Windsor Lake Apartments                      Fee          1998          N/A           95%
    41              2    Canyon Point Cottages                                Fee          1996          N/A           93%
    42              1    Windwood Oaks                                        Fee          1985         2005           91%
    43              2    Woodridge Park Apartments                            Fee          2000          N/A           97%
    44              1    Symmetricom                                          Fee          1997          N/A          100%
    45              2    Charleston at Sweetwater Apartments                  Fee          1985         2002           88%
    46              1    Park Plaza At Aliso Town Center
                         Buildings 20, 21, 22 and 23                          Fee          1997          N/A          100%
    47              1    Garden Creek Center                                  Fee          1999         2004           92%
    48              1    Hilton Garden Inn - Rockaway                      Leasehold       2001          N/A          N/A
    49              2    Kenwood Gardens                                      Fee          1952         2000           81%
    50              1    Roxbury Medical Building                             Fee          1952         2005          100%
    51              1    Indian Trace Center                                  Fee          1987         1997           99%
    52              1    Stevenson Ranch Plaza II                             Fee          1999          N/A          100%
    53              2    Alpine Ridge Apartments                              Fee          1992          N/A          100%
    54              1    Bexley at Davidson Apartments                        Fee          2003          N/A           98%
    55              1    3880 Lemon Street                                    Fee          1987          N/A           87%
    56              2    Winding Trails Apartments                            Fee          1979         2002           90%
    57              1    1250 Hallandale Office Building                      Fee          1973         1998           95%
    58              1    Hilton Greenville                                    Fee          1987         2001          N/A
    59              1    Parklands Office Center                              Fee          1964         1994           96%
    60              1    Chester Industrial Park Building                     Fee          2005          N/A           88%
    61              2    AIMCO Hunter's Chase Apartments                      Fee          1985         2005           91%
    62              1    Lanier Crossing                                      Fee          1989          N/A          100%
    63              1    Parkway Plaza                                        Fee          1983         2002          100%
    64              1    Wilmington Island Kroger                             Fee          1983         2003           93%
    65              1    Comfort Inn Philadelphia                             Fee          1990         2005          N/A
    66              1    Varner Crossing                                      Fee          2003          N/A           94%
    67     (A)      1    Intermountain - Fairfield Inn & Suites Lawton        Fee          2004          N/A          N/A
    68     (A)      1    Intermountain - Courtyard Wichita                    Fee          2000          N/A          N/A
    69              1    Maywood Mart                                         Fee          1963         2000           94%
    70              2    Richmond Chase Apartments                            Fee          1976         2004           93%
    71              2    West Chase Apartments                                Fee          2000          N/A           91%
    72              1    Crowe's Crossing                                     Fee          1986         2004          100%
    73              1    University Square Michigan                           Fee          1987         1994           98%
    74              2    AIMCO Colony of Springdale Apartments                Fee          1969         2004           89%
    75     (B)      2    Shady Acres Mobile Home Park                         Fee          1940         1986           98%
    76     (B)      2    Royal Coach Mobile Home Park                         Fee          1960         2004           95%
    77     (B)      2    Mount Vista Mobile Home Park                         Fee          1959         2002          100%
    78              2    Churchill Commons Apartments                         Fee          1990          N/A           94%
    79              2    Oaks of Cypress Station                              Fee          1978         2002           86%
    80              1    Streetsboro Crossing                                 Fee          2001          N/A          100%
    81              1    AIMCO Burgundy Court Apartments                      Fee          1969         1990           77%
    82              1    Village Festival                                     Fee          1977         2004           89%
    83              1    Residence Inn Miami Airport West                     Fee          1990         2005          N/A
    84              1    Candlewood Suites Indianapolis                       Fee          2001         2005          N/A
    85              1    Cape Horn Shopping Center                            Fee          1992         2003           95%
    86              1    Comfort Suites Maingate East                         Fee          2000          N/A          N/A
    87              1    Washington Mutual Center                             Fee          1985         2003          100%
    88              1    Cross Roads Shopping Center                          Fee          1975          N/A           97%
    89              1    Bonita Storage Inn                                   Fee          1998         2002          100%
    90              1    River Point III                                      Fee          2002          N/A          100%
    91              2    AIMCO College Park Apartments                        Fee          1974         1990           99%
    92              1    224 North Des Plaines                                Fee          1910         2005           93%
    93              1    Candlewood Suites Louisville Airport                 Fee          2000          N/A          N/A
    94              1    155 Wooster Street                                   Fee          1905         2004           93%
    95              2    The Lodge North Apartments                           Fee          1972         2005           94%
    96              1    Pioneer Business Center                              Fee          1974         2005           95%
    97     (C)      1    CVS Drugstore Brandon                                Fee          2003          N/A          100%
    98     (C)      1    CVS Paris                                            Fee          1999         2004          100%
    99              2    Silver Creek Apartments                              Fee          1980         2000           92%
   100              1    Barrett Creek Plaza                                  Fee          2003          N/A           77%

                                                                                                                  MOST RECENT
                  LOAN                                                       DATE OF                          OPERATING STATEMENT
    #    CROSSED  GROUP  PROPERTY NAME                                   OCCUPANCY RATE   APPRAISED VALUE             DATE
    -    -------  -----  -------------                                   --------------   ---------------             ----
    1               1    450 Park Avenue                                    10/5/2005     $   280,000,000           8/31/2005
    2               1    One Madison Avenue                                 4/29/2005         800,000,000              N/A
    3               1    Fashion Place                                      8/9/2005          202,000,000           6/30/2005
    4A              2    Alexander Gardens                                  8/23/2005          50,700,000           5/31/2005
    4B              2    Grand Oaks at the Lake                             8/23/2005          32,800,000           6/30/2005
    4C              2    Park Village                                       8/23/2005          10,400,000           5/31/2005
    4D              2    Malabar Lakes                                      8/23/2005           8,250,000           5/31/2005
    5               1    Preston Commons                                    7/31/2005          84,100,000           3/31/2005
    6               1    Crestview Hills Town Center                       10/18/2005          86,000,000           12/31/2004
    7               1    Sterling Plaza                                     8/31/2005          59,150,000           3/31/2005
    8               1    Thistle Landing - Phoenix                          9/21/2005          46,500,000           8/31/2005
    9               1    Highland Industrial                                7/15/2005          46,000,000           4/30/2005
    10              1    Ashbrook Commons                                   8/25/2005          51,800,000           7/31/2005
    11              1    Bridge Street Properties                           8/1/2005           46,000,000           7/31/2005
    12              1    West Oaks I Shopping Center                       10/20/2005          34,500,000           9/30/2005
    13              2    Fairlane Meadow                                    8/31/2005          36,800,000           8/31/2005
    14              1    Bouquet Canyon                                     10/1/2005          37,500,000           6/30/2005
    15              1    The Retreat at Fossil Creek                        9/19/2005          33,000,000           8/31/2005
    16              1    McKinley Crossroads                                7/1/2005           44,000,000           5/31/2005
    17              2    Brandychase Apartments                             7/1/2005           32,700,000           8/31/2005
    18              1    Bexley Park Raleigh NC                             9/1/2005           29,000,000           7/31/2005
    19              2    The Villages at Meyerland                          9/29/2005          28,800,000           8/31/2005
    20              1    Costa Mesa Square I                                7/1/2005           32,900,000           5/31/2005
    21              2    Reserve at Tranquility Lake Apartments             9/15/2005          27,650,000           8/31/2005
    22              1    City Center West A                                 9/30/2005          30,500,000           7/28/2005
    23              1    Riverbend Marketplace                              9/27/2005          25,675,000              N/A
    24              1    Residence Inn Westshore                               N/A             27,500,000           8/31/2005
    25              1    3100 New York Drive                                8/1/2005           27,850,000           6/30/2005
    26              1    Southern Palms                                     8/1/2005           30,390,000           4/30/2005
    27              1    BRYAN - Twin Oaks Apartments                       8/10/2005          23,350,000           7/31/2005
    28              1    Amber Oaks                                         8/1/2005           43,800,000           6/30/2005
    29              2    Dry Creek Apartments                               9/1/2005           30,000,000           9/30/2005
    30              1    Jackson West Shopping Center                      10/14/2005          21,500,000           9/30/2005
    31              2    Hidden Lakes Apartments                            8/29/2005          21,400,000           7/31/2005
    32              1    Harbour Walk Sandstone Apts                        8/31/2005          22,500,000           10/31/2005
    33              1    Chantilly Plaza                                    10/1/2005          21,850,000           9/30/2005
    34              1    Green Valley Tech Plaza                            9/15/2005          22,850,000           8/31/2005
    35              1    BRYAN - Spring Lake Apartments                     8/9/2005           18,850,000           7/31/2005
    36              1    Ramada Inn & Suites Toms River                        N/A             22,000,000           8/31/2005
    37              1    Fiddler's Run Shopping Center                      9/1/2005           21,000,000           7/31/2005
    38              2    AIMCO Chimneys of Oak Creek Apartments             9/13/2005          18,900,000           8/31/2005
    39              2    AIMCO Oaks at Woodridge Apartments                 9/13/2005          20,400,000           8/31/2005
    40              1    BRYAN - Windsor Lake Apartments                    10/7/2005          18,525,000           7/31/2005
    41              2    Canyon Point Cottages                              6/19/2005          19,000,000           7/31/2005
    42              1    Windwood Oaks                                      9/30/2005          20,100,000           9/30/2005
    43              2    Woodridge Park Apartments                         10/13/2005          17,750,000           6/30/2005
    44              1    Symmetricom                                        9/1/2005           18,560,000           8/31/2005
    45              2    Charleston at Sweetwater Apartments                7/20/2005          16,800,000           7/31/2005
    46              1    Park Plaza At Aliso Town Center
                         Buildings 20, 21, 22 and 23                        10/4/2005          20,000,000           8/31/2005
    47              1    Garden Creek Center                                3/31/2005          17,000,000              N/A
    48              1    Hilton Garden Inn - Rockaway                          N/A             19,000,000           8/31/2005
    49              2    Kenwood Gardens                                    7/17/2005          15,200,000           7/31/2005
    50              1    Roxbury Medical Building                           10/1/2005          17,500,000           7/31/2005
    51              1    Indian Trace Center                                9/1/2005           16,800,000           6/30/2005
    52              1    Stevenson Ranch Plaza II                           7/1/2005           18,900,000           5/31/2005
    53              2    Alpine Ridge Apartments                            5/1/2005           13,900,000           6/30/2005
    54              1    Bexley at Davidson Apartments                      10/4/2005          15,610,000           6/30/2005
    55              1    3880 Lemon Street                                  10/1/2005          16,850,000           6/30/2005
    56              2    Winding Trails Apartments                          7/16/2005          13,450,000           6/30/2005
    57              1    1250 Hallandale Office Building                    8/24/2005          14,000,000           6/30/2005
    58              1    Hilton Greenville                                     N/A             14,000,000           4/30/2005
    59              1    Parklands Office Center                            6/1/2005           14,900,000           5/31/2005
    60              1    Chester Industrial Park Building                   11/1/2005          13,900,000           9/30/2005
    61              2    AIMCO Hunter's Chase Apartments                    9/13/2005          14,000,000           8/31/2005
    62              1    Lanier Crossing                                    9/13/2005          13,050,000           6/30/2005
    63              1    Parkway Plaza                                      9/12/2005          14,000,000           6/30/2005
    64              1    Wilmington Island Kroger                           7/13/2005          12,900,000           6/30/2005
    65              1    Comfort Inn Philadelphia                              N/A             14,500,000           3/31/2005
    66              1    Varner Crossing                                    9/1/2005           14,500,000           7/31/2005
    67     (A)      1    Intermountain - Fairfield Inn & Suites Lawton         N/A              6,900,000           6/30/2005
    68     (A)      1    Intermountain - Courtyard Wichita                     N/A              6,700,000           6/30/2005
    69              1    Maywood Mart                                       6/30/2005          15,000,000           6/30/2005
    70              2    Richmond Chase Apartments                          10/1/2005          12,550,000           9/30/2005
    71              2    West Chase Apartments                              8/31/2005          13,000,000           8/31/2005
    72              1    Crowe's Crossing                                   9/13/2005          11,975,000           6/30/2005
    73              1    University Square Michigan                         8/31/2005          12,100,000           7/31/2005
    74              2    AIMCO Colony of Springdale Apartments              9/13/2005          12,300,000           8/31/2005
    75     (B)      2    Shady Acres Mobile Home Park                       9/29/2005           5,800,000              N/A
    76     (B)      2    Royal Coach Mobile Home Park                       9/29/2005           4,450,000           12/31/2004
    77     (B)      2    Mount Vista Mobile Home Park                       9/29/2005           1,700,000           10/31/2004
    78              2    Churchill Commons Apartments                       7/31/2005          12,900,000           7/31/2005
    79              2    Oaks of Cypress Station                            9/28/2005          11,250,000           8/31/2005
    80              1    Streetsboro Crossing                               9/13/2005          14,100,000           9/30/2005
    81              1    AIMCO Burgundy Court Apartments                    9/13/2005          11,000,000           9/30/2005
    82              1    Village Festival                                   9/9/2005           12,240,000           7/31/2005
    83              1    Residence Inn Miami Airport West                      N/A             13,800,000           6/30/2005
    84              1    Candlewood Suites Indianapolis                        N/A             12,200,000           6/30/2005
    85              1    Cape Horn Shopping Center                          8/1/2005           10,300,000           7/31/2005
    86              1    Comfort Suites Maingate East                          N/A             13,650,000           7/31/2005
    87              1    Washington Mutual Center                           7/12/2005          12,000,000           6/30/2005
    88              1    Cross Roads Shopping Center                        9/1/2005           12,500,000           7/31/2005
    89              1    Bonita Storage Inn                                 7/27/2005          12,200,000           7/31/2005
    90              1    River Point III                                    8/31/2005          11,500,000           7/31/2005
    91              2    AIMCO College Park Apartments                      9/13/2005          10,700,000           8/31/2005
    92              1    224 North Des Plaines                              9/26/2005          11,000,000           8/31/2005
    93              1    Candlewood Suites Louisville Airport                  N/A             10,800,000           6/30/2005
    94              1    155 Wooster Street                                 9/1/2005           16,000,000           8/31/2005
    95              2    The Lodge North Apartments                         10/5/2005           9,825,000           8/25/2005
    96              1    Pioneer Business Center                            9/1/2005            9,400,000           6/30/2005
    97     (C)      1    CVS Drugstore Brandon                              7/6/2004            5,170,000           12/31/2004
    98     (C)      1    CVS Paris                                          7/31/2004           3,940,000           12/31/2005
    99              2    Silver Creek Apartments                            10/4/2005           8,950,000           8/31/2005
   100              1    Barrett Creek Plaza                               10/25/2005           9,500,000              N/A

                                                                              MOST             MOST          MOST
                  LOAN                                                       RECENT           RECENT        RECENT
    #    CROSSED  GROUP  PROPERTY NAME                                      REVENUE          EXPENSES        NOI
    -    -------  -----  -------------                                      -------          --------        ----
    1               1    450 Park Avenue                                 $  18,963,563   $    8,677,568   $ 10,285,995
    2               1    One Madison Avenue                                        N/A              N/A            N/A
    3               1    Fashion Place                                      16,787,944        4,323,254     12,464,690
    4A              2    Alexander Gardens                                   4,358,317        1,770,462      2,587,855
    4B              2    Grand Oaks at the Lake                              3,104,315        1,126,491      1,977,824
    4C              2    Park Village                                        1,256,973          517,442        739,531
    4D              2    Malabar Lakes                                       1,018,756          467,402        551,354
    5               1    Preston Commons                                    10,209,824        3,867,937      6,341,887
    6               1    Crestview Hills Town Center                         1,149,840          630,535        519,305
    7               1    Sterling Plaza                                      6,865,608        2,782,312      4,083,296
    8               1    Thistle Landing - Phoenix                           4,264,526          762,923      3,501,602
    9               1    Highland Industrial                                 4,973,472        1,617,796      3,355,676
    10              1    Ashbrook Commons                                      357,387          266,122         91,265
    11              1    Bridge Street Properties                            4,627,743        1,826,896      2,800,847
    12              1    West Oaks I Shopping Center                         3,731,414        1,085,188      2,646,226
    13              2    Fairlane Meadow                                     4,754,318        2,403,049      2,351,269
    14              1    Bouquet Canyon                                      2,757,610          627,847      2,129,763
    15              1    The Retreat at Fossil Creek                         3,637,765        1,696,433      1,941,332
    16              1    McKinley Crossroads                                 3,523,458          549,982      2,973,476
    17              2    Brandychase Apartments                              3,385,404        1,231,761      2,153,643
    18              1    Bexley Park Raleigh NC                              2,639,839        1,040,308      1,599,531
    19              2    The Villages at Meyerland                           4,518,596        2,419,367      2,099,229
    20              1    Costa Mesa Square I                                 2,383,609          659,263      1,724,346
    21              2    Reserve at Tranquility Lake Apartments              2,898,436        1,261,871      1,636,565
    22              1    City Center West A                                  2,817,479          947,255      1,870,224
    23              1    Riverbend Marketplace                                     N/A              N/A            N/A
    24              1    Residence Inn Westshore                             5,794,676        3,430,233      2,364,443
    25              1    3100 New York Drive                                 2,258,240          447,400      1,810,840
    26              1    Southern Palms                                      2,894,848        1,266,220      1,628,628
    27              1    BRYAN - Twin Oaks Apartments                        2,445,559          889,570      1,555,989
    28              1    Amber Oaks                                          4,199,046        2,139,933      2,059,113
    29              2    Dry Creek Apartments                                2,759,526          983,223      1,776,303
    30              1    Jackson West Shopping Center                        2,477,033          772,249      1,704,784
    31              2    Hidden Lakes Apartments                             2,584,285        1,135,461      1,448,824
    32              1    Harbour Walk Sandstone Apts                         3,000,020        1,607,696      1,392,324
    33              1    Chantilly Plaza                                     2,083,194          326,658      1,756,536
    34              1    Green Valley Tech Plaza                             1,936,262          562,515      1,373,747
    35              1    BRYAN - Spring Lake Apartments                      2,061,686          949,940      1,111,746
    36              1    Ramada Inn & Suites Toms River                      7,178,010        4,285,313      2,892,697
    37              1    Fiddler's Run Shopping Center                       1,970,886          385,964      1,584,922
    38              2    AIMCO Chimneys of Oak Creek Apartments              2,504,206        1,298,223      1,205,983
    39              2    AIMCO Oaks at Woodridge Apartments                  2,604,516        1,196,959      1,407,557
    40              1    BRYAN - Windsor Lake Apartments                     2,086,316          952,348      1,133,968
    41              2    Canyon Point Cottages                               1,937,363          685,031      1,252,332
    42              1    Windwood Oaks                                       2,561,964        1,243,936      1,318,028
    43              2    Woodridge Park Apartments                           1,942,682          822,131      1,120,551
    44              1    Symmetricom                                         2,313,648          369,760      1,943,888
    45              2    Charleston at Sweetwater Apartments                 2,019,112          847,277      1,171,835
    46              1    Park Plaza At Aliso Town Center
                         Buildings 20, 21, 22 and 23                         1,371,663          200,829      1,170,834
    47              1    Garden Creek Center                                       N/A              N/A            N/A
    48              1    Hilton Garden Inn - Rockaway                        6,098,011        4,500,871      1,597,140
    49              2    Kenwood Gardens                                     2,656,394        1,561,054      1,095,340
    50              1    Roxbury Medical Building                            1,405,133          411,698        993,435
    51              1    Indian Trace Center                                 1,907,965          785,070      1,122,895
    52              1    Stevenson Ranch Plaza II                            1,295,210          343,516        951,694
    53              2    Alpine Ridge Apartments                             1,561,048          526,922      1,034,126
    54              1    Bexley at Davidson Apartments                       1,421,872          673,180        748,692
    55              1    3880 Lemon Street                                   1,571,338          630,450        940,888
    56              2    Winding Trails Apartments                           2,406,065        1,297,080      1,108,985
    57              1    1250 Hallandale Office Building                     1,860,588          885,745        974,843
    58              1    Hilton Greenville                                   6,102,043        4,382,021      1,720,022
    59              1    Parklands Office Center                             1,314,540          535,820        778,720
    60              1    Chester Industrial Park Building                    1,136,424          143,419        993,005
    61              2    AIMCO Hunter's Chase Apartments                     1,906,833          992,306        914,527
    62              1    Lanier Crossing                                     1,159,513          183,982        975,531
    63              1    Parkway Plaza                                       1,282,746          344,838        937,908
    64              1    Wilmington Island Kroger                            1,003,677          219,964        783,713
    65              1    Comfort Inn Philadelphia                            3,433,459        2,209,374      1,224,085
    66              1    Varner Crossing                                       982,931          227,934        754,997
    67     (A)      1    Intermountain - Fairfield Inn & Suites Lawton       1,784,984        1,079,815        705,169
    68     (A)      1    Intermountain - Courtyard Wichita                   2,265,364        1,609,926        655,438
    69              1    Maywood Mart                                        1,430,677          390,690      1,039,987
    70              2    Richmond Chase Apartments                           1,482,932          851,723        631,209
    71              2    West Chase Apartments                               1,373,180          638,490        734,690
    72              1    Crowe's Crossing                                    1,155,943          302,399        853,544
    73              1    University Square Michigan                          1,020,474          307,278        713,196
    74              2    AIMCO Colony of Springdale Apartments               1,818,147        1,021,938        796,209
    75     (B)      2    Shady Acres Mobile Home Park                              N/A              N/A            N/A
    76     (B)      2    Royal Coach Mobile Home Park                          566,313          281,543        284,770
    77     (B)      2    Mount Vista Mobile Home Park                          236,303          119,844        116,459
    78              2    Churchill Commons Apartments                        1,647,281          794,099        853,182
    79              2    Oaks of Cypress Station                             1,592,626          794,180        798,446
    80              1    Streetsboro Crossing                                1,776,232          547,948      1,228,284
    81              1    AIMCO Burgundy Court Apartments                     1,621,053          956,271        664,782
    82              1    Village Festival                                      869,945          208,756        661,189
    83              1    Residence Inn Miami Airport West                    3,467,924        2,292,377      1,175,547
    84              1    Candlewood Suites Indianapolis                      2,458,545        1,363,044      1,095,501
    85              1    Cape Horn Shopping Center                           1,037,187          319,880        717,307
    86              1    Comfort Suites Maingate East                        4,973,319        3,602,323      1,370,996
    87              1    Washington Mutual Center                            1,016,787          255,116        761,671
    88              1    Cross Roads Shopping Center                           865,574          186,194        679,380
    89              1    Bonita Storage Inn                                  1,189,265          307,648        881,617
    90              1    River Point III                                       706,052          199,475        506,577
    91              2    AIMCO College Park Apartments                       1,415,297          726,470        688,827
    92              1    224 North Des Plaines                               1,344,317          425,643        918,674
    93              1    Candlewood Suites Louisville Airport                2,153,761        1,177,447        976,314
    94              1    155 Wooster Street                                    687,394          281,481        405,913
    95              2    The Lodge North Apartments                          1,318,324          570,740        747,584
    96              1    Pioneer Business Center                               840,778          161,531        679,247
    97     (C)      1    CVS Drugstore Brandon                                 362,188              N/A        362,188
    98     (C)      1    CVS Paris                                             285,646              N/A        285,646
    99              2    Silver Creek Apartments                             1,420,295          831,341        588,954
   100              1    Barrett Creek Plaza                                       N/A              N/A            N/A

                  LOAN
    #    CROSSED  GROUP  PROPERTY NAME                                     U/W NOI      U/W NCF (2)
    -    -------  -----  -------------                                     -------      -----------
    1               1    450 Park Avenue                                 $ 13,870,208   $ 13,870,208
    2               1    One Madison Avenue                                54,494,874     54,377,182
    3               1    Fashion Place                                     12,651,921     12,256,200
    4A              2    Alexander Gardens                                  2,803,094      2,683,094
    4B              2    Grand Oaks at the Lake                             1,982,065      1,914,565
    4C              2    Park Village                                         713,479        678,979
    4D              2    Malabar Lakes                                        557,531        529,531
    5               1    Preston Commons                                    5,695,672      5,611,424
    6               1    Crestview Hills Town Center                        6,835,067      6,578,005
    7               1    Sterling Plaza                                     3,779,157      3,779,157
    8               1    Thistle Landing - Phoenix                          3,386,179      3,092,399
    9               1    Highland Industrial                                3,302,579      2,995,945
    10              1    Ashbrook Commons                                   3,246,398      3,130,652
    11              1    Bridge Street Properties                           3,792,580      3,426,583
    12              1    West Oaks I Shopping Center                        2,442,245      2,305,599
    13              2    Fairlane Meadow                                    2,719,351      2,597,351
    14              1    Bouquet Canyon                                     2,214,223      2,127,232
    15              1    The Retreat at Fossil Creek                        2,186,390      2,109,590
    16              1    McKinley Crossroads                                2,767,904      2,546,568
    17              2    Brandychase Apartments                             2,277,322      2,170,322
    18              1    Bexley Park Raleigh NC                             2,058,080      1,994,880
    19              2    The Villages at Meyerland                          2,181,802      2,003,302
    20              1    Costa Mesa Square I                                1,766,010      1,703,936
    21              2    Reserve at Tranquility Lake Apartments             1,893,139      1,736,139
    22              1    City Center West A                                 2,002,054      1,834,640
    23              1    Riverbend Marketplace                              1,654,691      1,600,866
    24              1    Residence Inn Westshore                            2,292,339      2,073,379
    25              1    3100 New York Drive                                1,778,633      1,642,112
    26              1    Southern Palms                                     2,026,600      1,795,646
    27              1    BRYAN - Twin Oaks Apartments                       1,696,184      1,620,684
    28              1    Amber Oaks                                         2,106,991      1,737,434
    29              2    Dry Creek Apartments                               1,756,913      1,707,163
    30              1    Jackson West Shopping Center                       1,466,581      1,418,634
    31              2    Hidden Lakes Apartments                            1,474,622      1,384,622
    32              1    Harbour Walk Sandstone Apts                        1,473,123      1,373,123
    33              1    Chantilly Plaza                                    1,599,626      1,412,660
    34              1    Green Valley Tech Plaza                            1,513,226      1,387,446
    35              1    BRYAN - Spring Lake Apartments                     1,348,972      1,285,472
    36              1    Ramada Inn & Suites Toms River                     2,574,237      2,287,207
    37              1    Fiddler's Run Shopping Center                      1,671,562      1,561,343
    38              2    AIMCO Chimneys of Oak Creek Apartments             1,333,964      1,236,964
    39              2    AIMCO Oaks at Woodridge Apartments                 1,475,055      1,392,055
    40              1    BRYAN - Windsor Lake Apartments                    1,233,036      1,164,536
    41              2    Canyon Point Cottages                              1,207,879      1,158,879
    42              1    Windwood Oaks                                      1,207,865      1,119,865
    43              2    Woodridge Park Apartments                          1,214,186      1,160,186
    44              1    Symmetricom                                        1,544,278      1,457,793
    45              2    Charleston at Sweetwater Apartments                1,186,254      1,120,254
    46              1    Park Plaza At Aliso Town Center
                         Buildings 20, 21, 22 and 23                        1,087,975      1,044,330
    47              1    Garden Creek Center                                1,122,857      1,084,201
    48              1    Hilton Garden Inn - Rockaway                       1,485,177      1,241,257
    49              2    Kenwood Gardens                                    1,120,748        994,748
    50              1    Roxbury Medical Building                           1,041,469        966,762
    51              1    Indian Trace Center                                1,151,848      1,055,494
    52              1    Stevenson Ranch Plaza II                             915,550        868,731
    53              2    Alpine Ridge Apartments                            1,000,493        942,893
    54              1    Bexley at Davidson Apartments                        972,337        935,337
    55              1    3880 Lemon Street                                  1,035,542        904,699
    56              2    Winding Trails Apartments                          1,059,480        949,980
    57              1    1250 Hallandale Office Building                    1,079,699        963,746
    58              1    Hilton Greenville                                  1,742,994      1,504,256
    59              1    Parklands Office Center                              869,115        795,443
    60              1    Chester Industrial Park Building                   1,015,968        943,888
    61              2    AIMCO Hunter's Chase Apartments                      929,366        856,366
    62              1    Lanier Crossing                                    1,006,465        920,940
    63              1    Parkway Plaza                                      1,009,558        932,043
    64              1    Wilmington Island Kroger                             875,846        831,832
    65              1    Comfort Inn Philadelphia                           1,265,949      1,125,131
    66              1    Varner Crossing                                      859,849        824,263
    67     (A)      1    Intermountain - Fairfield Inn & Suites Lawton        637,012        565,312
    68     (A)      1    Intermountain - Courtyard Wichita                    635,966        545,267
    69              1    Maywood Mart                                       1,117,431      1,026,096
    70              2    Richmond Chase Apartments                            858,712        785,712
    71              2    West Chase Apartments                                884,379        826,779
    72              1    Crowe's Crossing                                     854,914        794,370
    73              1    University Square Michigan                           936,557        871,407
    74              2    AIMCO Colony of Springdale Apartments                851,993        786,743
    75     (B)      2    Shady Acres Mobile Home Park                         382,065        374,640
    76     (B)      2    Royal Coach Mobile Home Park                         308,057        299,807
    77     (B)      2    Mount Vista Mobile Home Park                         101,773         98,923
    78              2    Churchill Commons Apartments                         923,139        863,139
    79              2    Oaks of Cypress Station                              826,663        753,163
    80              1    Streetsboro Crossing                                 901,654        872,921
    81              1    AIMCO Burgundy Court Apartments                      738,966        692,166
    82              1    Village Festival                                     914,248        859,716
    83              1    Residence Inn Miami Airport West                   1,045,917        912,136
    84              1    Candlewood Suites Indianapolis                       997,082        906,848
    85              1    Cape Horn Shopping Center                            753,600        681,634
    86              1    Comfort Suites Maingate East                       1,276,773      1,092,554
    87              1    Washington Mutual Center                             736,877        691,657
    88              1    Cross Roads Shopping Center                          811,552        775,458
    89              1    Bonita Storage Inn                                   795,927        778,824
    90              1    River Point III                                      703,787        656,898
    91              2    AIMCO College Park Apartments                        743,750        691,750
    92              1    224 North Des Plaines                                756,144        666,657
    93              1    Candlewood Suites Louisville Airport                 951,332        867,743
    94              1    155 Wooster Street                                   644,926        632,718
    95              2    The Lodge North Apartments                           645,572        598,822
    96              1    Pioneer Business Center                              695,032        643,746
    97     (C)      1    CVS Drugstore Brandon                                335,997        333,925
    98     (C)      1    CVS Paris                                            265,285        263,374
    99              2    Silver Creek Apartments                              704,566        624,566
   100              1    Barrett Creek Plaza                                  614,261        581,495

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                           CUT-OFF DATE
                  LOAN                                                      PRINCIPAL
    #    CROSSED  GROUP  PROPERTY NAME                                      BALANCE (1)      PROPERTY TYPE
    -    -------  -----  -------------                                      -----------      -------------
   101              2    Oak Creek Apartments                            $     7,100,000     Multifamily
   102              2    Somerset Park Apartments                              7,100,000     Multifamily
   103              1    Town Center Shoppes                                   7,100,000     Retail
   104              2    Happy Village Apartments                              6,966,842     Multifamily
   105              1    North Shore Office Plaza                              6,800,000     Office
   106              1    Wells Cargo - Orange                                  6,792,112     Self Storage
   107              1    Intermountain - Residence Inn Rogers                  6,779,969     Hotel
   108              2    Vintage Corona Apartments                             6,600,000     Multifamily
   109              1    Promenade Shopping Center                             6,500,000     Retail
   110              1    Sanders East Business Park                            6,457,500     Industrial
   111              1    AIMCO Stoneridge Apartments                           6,450,000     Multifamily
   112              1    Kingsley Apartments                                   6,397,950     Multifamily
   113              1    Park Towers                                           6,386,311     Office
   114A             1    AA Self Storage                                       4,039,264     Self Storage
   114B             1    Tri-State Mini Storage                                2,303,877     Self Storage
   115              2    AIMCO Woodmere Apartments                             6,225,000     Multifamily
   116              1    Southington Plaza                                     6,167,649     Retail
   117              2    Forest Hills Apartments                               6,150,000     Multifamily
   118              1    Marriott Courtyard Ocoee                              6,090,585     Hotel
   119              1    River Ridge Crossing West                             6,030,000     Retail
   120              1    551 West Lancaster Avenue                             6,000,000     Office
   121              2    Cypress Ridge Apartments                              6,000,000     Multifamily
   122              1    LeClaire Station Apartments                           6,000,000     Multifamily
   123              1    The Broadway Building                                 6,000,000     Mixed Use
   124              1    Renaissance Magnolia Shopping Center                  6,000,000     Retail
   125              2    Colonial Court                                        5,987,410     Multifamily
   126              1    Park Plaza At Aliso Town Center Building 6            5,925,000     Retail
   127              1    Wells Cargo - Camarillo                               5,825,360     Self Storage
   128              2    Northwest Pines                                       5,820,000     Multifamily
   129              2    Woodbridge Crossing                                   5,800,000     Multifamily
   130              1    RiverStone Medical Center                             5,720,000     Office
   131              2    Mill Creek Apartments                                 5,650,000     Multifamily
   132              2    Oasis at Mesa Palms                                   5,581,652     Multifamily(3)
   133              1    Centerpointe Shops                                    5,550,000     Retail
   134              1    Ricci Leopold Building                                5,494,036     Office
   135              1    Mystic Creek Apartments                               5,400,000     Multifamily
   136              1    Dollar Self Storage - Grant Road                      5,394,200     Self Storage
   137              1    Intermountain - Residence Inn Fort Smith              5,366,231     Hotel
   138              1    Overlake Office                                       5,293,966     Office
   139              2    Lincolnshire Coach Homes                              5,250,000     Multifamily
   140              1    Haute Harwin Fashion Center                           5,177,370     Retail
   141              1    Intermountain - Fairfield Inn & Suites Sparks         5,175,055     Hotel
   142              1    Rancho San Diego Professional Center                  5,144,750     Office
   143              2    Stone Ridge Apartments                                5,050,000     Multifamily
   144              1    Intermountain - Residence Inn Olathe                  5,007,819     Hotel
   145              2    Lakeview Heights                                      4,948,798     Multifamily
   146              2    Hunters Crossing Apartments                           4,800,000     Multifamily
   147              1    Stewart Lamb Shopping Center                          4,784,809     Retail
   148              2    Harmony Pines Apartments                              4,720,000     Multifamily
   149              1    River Ridge Crossing East                             4,720,000     Retail
   150              1    Town Center at Geist                                  4,540,000     Retail
   151              1    Citadel Square                                        4,500,000     Retail
   152              1    The Shops at Hardee Village                           4,500,000     Retail
   153              1    Wingate Inn Intercontinental Airport                  4,500,000     Hotel
   154              1    Atria on Market                                       4,400,000     Retail
   155              1    Fountainbleu Court                                    4,400,000     Retail
   156              1    Village At Geist                                      4,380,000     Retail
   157              1    DirecTV Call Center                                   4,370,427     Office
   158              1    Westpark Center                                       4,300,000     Retail
   159A             1    LA - San Fernando                                     1,340,584     Industrial
   159B             1    LA - 5th Street                                       1,111,922     Industrial
   159C             1    LA - 13231 Louvre                                       587,346     Industrial
   159D             1    LA - Tamarack                                           538,027     Industrial
   159E             1    LA - 13253 Louvre                                       412,487     Industrial
   159F             1    LA - Raymer                                             304,882     Industrial
   160              1    Market Place Shopping Center                          4,286,843     Retail
   161              1    Marketplace at University Pointe                      4,157,367     Retail
   162              1    McGalliard Mall Shops                                 4,100,000     Retail
   163              1    22809 Pacific Coast Highway                           4,000,000     Office
   164              1    Flower Valley Plaza                                   3,883,383     Retail
   165              1    V.P. Self Storage Facility                            3,761,084     Self Storage
   166              2    Village Apartments                                    3,725,000     Multifamily
   167              1    Presidio Plaza                                        3,700,000     Mixed Use
   168              2    Sterling Pointe Apartments                            3,700,000     Multifamily
   169              1    Temecula Plaza                                        3,700,000     Retail
   170              1    Progress Point Shopping Center                        3,680,653     Mixed Use
   171              1    3133 Rochambeau Avenue                                3,625,000     Multifamily
   172              1    Brookhaven Self-Storage                               3,500,000     Self Storage
   173              1    Lankershim Industrial                                 3,496,133     Industrial
   174              1    Hampton Inn Henderson                                 3,495,057     Hotel
   175A             1    Iola Office Park                                      1,419,029     Office
   175B             1    Monterey Retail Center                                1,055,176     Retail
   175C             1    Aberdeen Pier                                         1,018,790     Retail
   176              1    Maple Drive                                           3,489,238     Office
   177              1    Metropolitan Court                                    3,440,000     Industrial
   178              1    Piedmont Court                                        3,289,853     Office
   179     (D)      1    Vons Pasadena                                         1,990,792     Retail
   180     (D)      1    Vons Simi Valley                                      1,294,015     Retail
   181              2    Arcadia Park Apartments                               3,200,000     Multifamily
   182              1    Broadview Crossings Center                            3,196,446     Retail
   183              1    6th and Union Plaza                                   3,093,701     Mixed Use
   184              2    Apple Creek of Kansas City                            3,090,189     Multifamily
   185A             1    Serrano II                                            1,698,046     Multifamily
   185B             1    Serrano I                                             1,298,506     Multifamily
   186              2    Fox Pointe Apartments                                 2,794,125     Multifamily
   187              1    Cantera Commons                                       2,794,036     Retail
   188              1    Steeple Square Shopping Center                        2,760,000     Retail
   189              1    1424 North Brown Road                                 2,741,491     Office
   190              1    Portico Shopping Center                               2,700,000     Retail
   191              2    Stone Creek Apartments                                2,697,127     Multifamily
   192              2    Canyon Shadows Apartments                             2,694,596     Multifamily
   193              2    Summerhouse Square Apartments                         2,693,976     Multifamily
   194              2    Redwood Terrace Apartments                            2,591,516     Multifamily

                  LOAN                                                            PROPERTY           UNITS/SQ. FT./
    #    CROSSED  GROUP  PROPERTY NAME                                            SUB-TYPE             ROOMS/PADS
    -    -------  -----  -------------                                            --------           --------------
   101              2    Oak Creek Apartments                                   Conventional                    287
   102              2    Somerset Park Apartments                               Conventional                    524
   103              1    Town Center Shoppes                                     Unanchored                  36,136
   104              2    Happy Village Apartments                               Conventional                    290
   105              1    North Shore Office Plaza                                 Suburban                   57,454
   106              1    Wells Cargo - Orange                                       N/A                      67,407
   107              1    Intermountain - Residence Inn Rogers                 Limited Service                    88
   108              2    Vintage Corona Apartments                              Conventional                     62
   109              1    Promenade Shopping Center                               Unanchored                  36,074
   110              1    Sanders East Business Park                                 N/A                     250,000
   111              1    AIMCO Stoneridge Apartments                            Conventional                    150
   112              1    Kingsley Apartments                                    Conventional                     90
   113              1    Park Towers                                              Suburban                  107,075
   114A             1    AA Self Storage                                            N/A                     112,250
   114B             1    Tri-State Mini Storage                                     N/A                     144,160
   115              2    AIMCO Woodmere Apartments                              Conventional                    150
   116              1    Southington Plaza                                        Anchored                  155,842
   117              2    Forest Hills Apartments                                Conventional                    160
   118              1    Marriott Courtyard Ocoee                             Limited Service                    80
   119              1    River Ridge Crossing West                               Unanchored                  39,049
   120              1    551 West Lancaster Avenue                                Suburban                   28,822
   121              2    Cypress Ridge Apartments                               Conventional                    268
   122              1    LeClaire Station Apartments                            Conventional                    124
   123              1    The Broadway Building                                 Office/Retail                 40,669
   124              1    Renaissance Magnolia Shopping Center                     Anchored                   94,021
   125              2    Colonial Court                                         Conventional                     97
   126              1    Park Plaza At Aliso Town Center Building 6               Anchored                   14,089
   127              1    Wells Cargo - Camarillo                                    N/A                      51,219
   128              2    Northwest Pines                                        Conventional                    364
   129              2    Woodbridge Crossing                                    Conventional                    176
   130              1    RiverStone Medical Center                                Suburban                   35,093
   131              2    Mill Creek Apartments                                  Conventional                    176
   132              2    Oasis at Mesa Palms                                    Conventional                    140
   133              1    Centerpointe Shops                                      Unanchored                  14,652
   134              1    Ricci Leopold Building                                   Suburban                   24,597
   135              1    Mystic Creek Apartments                                Conventional                    164
   136              1    Dollar Self Storage - Grant Road                           N/A                      87,165
   137              1    Intermountain - Residence Inn Fort Smith             Limited Service                    78
   138              1    Overlake Office                                          Suburban                   45,843
   139              2    Lincolnshire Coach Homes                               Conventional                     70
   140              1    Haute Harwin Fashion Center                             Unanchored                  39,165
   141              1    Intermountain - Fairfield Inn & Suites Sparks        Limited Service                    88
   142              1    Rancho San Diego Professional Center                     Suburban                   35,558
   143              2    Stone Ridge Apartments                                 Conventional                     84
   144              1    Intermountain - Residence Inn Olathe                 Limited Service                    90
   145              2    Lakeview Heights                                       Conventional                     84
   146              2    Hunters Crossing Apartments                            Conventional                     84
   147              1    Stewart Lamb Shopping Center                            Unanchored                  33,610
   148              2    Harmony Pines Apartments                               Conventional                    148
   149              1    River Ridge Crossing East                               Unanchored                  28,586
   150              1    Town Center at Geist                                    Unanchored                  27,400
   151              1    Citadel Square                                           Anchored                   50,883
   152              1    The Shops at Hardee Village                              Anchored                   50,285
   153              1    Wingate Inn Intercontinental Airport                 Limited Service                   101
   154              1    Atria on Market                                         Unanchored                  10,973
   155              1    Fountainbleu Court                                      Unanchored                  38,546
   156              1    Village At Geist                                        Unanchored                  27,000
   157              1    DirecTV Call Center                                      Suburban                   92,257
   158              1    Westpark Center                                         Unanchored                  36,857
   159A             1    LA - San Fernando                                          N/A                      35,216
   159B             1    LA - 5th Street                                            N/A                      26,102
   159C             1    LA - 13231 Louvre                                          N/A                      15,986
   159D             1    LA - Tamarack                                              N/A                      14,910
   159E             1    LA - 13253 Louvre                                          N/A                      11,988
   159F             1    LA - Raymer                                                N/A                       7,300
   160              1    Market Place Shopping Center                            Unanchored                  48,207
   161              1    Marketplace at University Pointe                         Anchored                   22,062
   162              1    McGalliard Mall Shops                                   Unanchored                  54,090
   163              1    22809 Pacific Coast Highway                              Suburban                   16,071
   164              1    Flower Valley Plaza                                     Unanchored                  40,700
   165              1    V.P. Self Storage Facility                                 N/A                      36,900
   166              2    Village Apartments                                     Conventional                    102
   167              1    Presidio Plaza                                        Office/Retail                 17,314
   168              2    Sterling Pointe Apartments                             Conventional                    125
   169              1    Temecula Plaza                                          Unanchored                  20,920
   170              1    Progress Point Shopping Center                        Office/Retail                 21,535
   171              1    3133 Rochambeau Avenue                                 Conventional                     49
   172              1    Brookhaven Self-Storage                                    N/A                      95,168
   173              1    Lankershim Industrial                                      N/A                      92,968
   174              1    Hampton Inn Henderson                                Limited Service                    75
   175A             1    Iola Office Park                                         Suburban                   23,680
   175B             1    Monterey Retail Center                                  Unanchored                  12,000
   175C             1    Aberdeen Pier                                           Unanchored                  11,580
   176              1    Maple Drive                                              Suburban                   44,742
   177              1    Metropolitan Court                                         N/A                      53,850
   178              1    Piedmont Court                                  Central Business District           42,731
   179     (D)      1    Vons Pasadena                                            Anchored                   41,875
   180     (D)      1    Vons Simi Valley                                         Anchored                   47,383
   181              2    Arcadia Park Apartments                                Conventional                     73
   182              1    Broadview Crossings Center                              Unanchored                  24,215
   183              1    6th and Union Plaza                                 Retail/Multifamily              16,115(5)
   184              2    Apple Creek of Kansas City                             Conventional                    103
   185A             1    Serrano II                                             Conventional                     16
   185B             1    Serrano I                                              Conventional                     13
   186              2    Fox Pointe Apartments                                  Conventional                     60
   187              1    Cantera Commons                                         Unanchored                  11,441
   188              1    Steeple Square Shopping Center                           Anchored                   48,762
   189              1    1424 North Brown Road                                    Suburban                   20,400
   190              1    Portico Shopping Center                                 Unanchored                   6,878
   191              2    Stone Creek Apartments                                 Conventional                     80
   192              2    Canyon Shadows Apartments                              Conventional                    120
   193              2    Summerhouse Square Apartments                          Conventional                    133
   194              2    Redwood Terrace Apartments                             Conventional                     57

                  LOAN                                                        FEE/                      YEAR       OCCUPANCY
    #    CROSSED  GROUP  PROPERTY NAME                                      LEASEHOLD    YEAR BUILT   RENOVATED   RATE AT U/W
    -    -------  -----  -------------                                       ---------   ----------   ---------   -----------
   101              2    Oak Creek Apartments                                 Fee          1976         1998           94%
   102              2    Somerset Park Apartments                             Fee          1972         2002           82%
   103              1    Town Center Shoppes                                  Fee          1981         2003          100%
   104              2    Happy Village Apartments                             Fee          1973         2003           91%
   105              1    North Shore Office Plaza                             Fee          2001          N/A           93%
   106              1    Wells Cargo - Orange                                 Fee          1997          N/A           95%
   107              1    Intermountain - Residence Inn Rogers                 Fee          2003          N/A          N/A
   108              2    Vintage Corona Apartments                            Fee          2004          N/A           98%
   109              1    Promenade Shopping Center                            Fee          1986          N/A           93%
   110              1    Sanders East Business Park                           Fee          2005          N/A          100%
   111              1    AIMCO Stoneridge Apartments                          Fee          1988         2005           93%
   112              1    Kingsley Apartments                                  Fee          1961         2005           99%
   113              1    Park Towers                                          Fee          1980         2002           80%
   114A             1    AA Self Storage                                      Fee          1994         2001          100%
   114B             1    Tri-State Mini Storage                               Fee          1986         1992          100%
   115              2    AIMCO Woodmere Apartments                            Fee          1971         2000           95%
   116              1    Southington Plaza                                 Leasehold       1973          N/A           96%
   117              2    Forest Hills Apartments                              Fee          1965         2004           96%
   118              1    Marriott Courtyard Ocoee                             Fee          2004          N/A          N/A
   119              1    River Ridge Crossing West                            Fee          2003          N/A          100%
   120              1    551 West Lancaster Avenue                            Fee          1964         2001          100%
   121              2    Cypress Ridge Apartments                             Fee          1980         2003           95%
   122              1    LeClaire Station Apartments                          Fee          1972         2003           98%
   123              1    The Broadway Building                                Fee          1909         1990           92%
   124              1    Renaissance Magnolia Shopping Center                 Fee          1985         1999           96%
   125              2    Colonial Court                                       Fee          1960         2005          100%
   126              1    Park Plaza At Aliso Town Center Building 6           Fee          1997         2005          100%
   127              1    Wells Cargo - Camarillo                              Fee          1999          N/A           96%
   128              2    Northwest Pines                                      Fee          1978         2002           74%
   129              2    Woodbridge Crossing                                  Fee          1983         2003           92%
   130              1    RiverStone Medical Center                            Fee          2003          N/A           92%
   131              2    Mill Creek Apartments                                Fee          1983         2003           91%
   132              2    Oasis at Mesa Palms                                  Fee          1999          N/A           79%
   133              1    Centerpointe Shops                                   Fee          2005          N/A          100%
   134              1    Ricci Leopold Building                               Fee          2003          N/A           93%
   135              1    Mystic Creek Apartments                              Fee          1967         2005           91%
   136              1    Dollar Self Storage - Grant Road                     Fee          1998         2005           92%
   137              1    Intermountain - Residence Inn Fort Smith             Fee          2003          N/A          N/A
   138              1    Overlake Office                                      Fee          1980         2004           99%
   139              2    Lincolnshire Coach Homes                             Fee          1992         2001           96%
   140              1    Haute Harwin Fashion Center                          Fee          2005          N/A           88%
   141              1    Intermountain - Fairfield Inn & Suites Sparks        Fee          2001          N/A          N/A
   142              1    Rancho San Diego Professional Center                 Fee          1984         2001          100%
   143              2    Stone Ridge Apartments                               Fee          2005          N/A          100%
   144              1    Intermountain - Residence Inn Olathe                 Fee          2000          N/A          N/A
   145              2    Lakeview Heights                                     Fee          1973         2004           96%
   146              2    Hunters Crossing Apartments                          Fee          2005          N/A           88%
   147              1    Stewart Lamb Shopping Center                         Fee          1989         2000          100%
   148              2    Harmony Pines Apartments                             Fee          1972         2001           95%
   149              1    River Ridge Crossing East                            Fee          2002          N/A          100%
   150              1    Town Center at Geist                                 Fee          2004          N/A           95%
   151              1    Citadel Square                                       Fee          1978         2004          100%
   152              1    The Shops at Hardee Village                          Fee          2004          N/A           89%
   153              1    Wingate Inn Intercontinental Airport                 Fee          1997          N/A          N/A
   154              1    Atria on Market                                      Fee          2002          N/A          100%
   155              1    Fountainbleu Court                                   Fee          1987         2001           90%
   156              1    Village At Geist                                     Fee          2004          N/A          100%
   157              1    DirecTV Call Center                                  Fee          1980         2004          100%
   158              1    Westpark Center                                      Fee          1985          N/A          100%
   159A             1    LA - San Fernando                                    Fee          1970          N/A          100%
   159B             1    LA - 5th Street                                      Fee          1982          N/A          100%
   159C             1    LA - 13231 Louvre                                    Fee          1975         2004          100%
   159D             1    LA - Tamarack                                        Fee          1973          N/A          100%
   159E             1    LA - 13253 Louvre                                    Fee          1976          N/A          100%
   159F             1    LA - Raymer                                          Fee          1966          N/A          100%
   160              1    Market Place Shopping Center                         Fee          1980         1997          100%
   161              1    Marketplace at University Pointe                     Fee          2004          N/A           94%
   162              1    McGalliard Mall Shops                                Fee          1979         1999          100%
   163              1    22809 Pacific Coast Highway                          Fee          1989          N/A          100%
   164              1    Flower Valley Plaza                                  Fee          1986         2004           82%
   165              1    V.P. Self Storage Facility                           Fee          1985          N/A           98%
   166              2    Village Apartments                                   Fee          1984         1990           91%
   167              1    Presidio Plaza                                       Fee          1982         2005           98%
   168              2    Sterling Pointe Apartments                           Fee          1976         2004           97%
   169              1    Temecula Plaza                                       Fee          1989          N/A          100%
   170              1    Progress Point Shopping Center                       Fee          2004          N/A          100%
   171              1    3133 Rochambeau Avenue                               Fee          1928         1995          100%
   172              1    Brookhaven Self-Storage                              Fee          1960         1996           85%
   173              1    Lankershim Industrial                                Fee          1961         1999          100%
   174              1    Hampton Inn Henderson                                Fee          1999         2005          N/A
   175A             1    Iola Office Park                                     Fee          2003          N/A           94%
   175B             1    Monterey Retail Center                               Fee          2004          N/A          100%
   175C             1    Aberdeen Pier                                        Fee          2003          N/A          100%
   176              1    Maple Drive                                          Fee          1925         1996           90%
   177              1    Metropolitan Court                                   Fee          1989          N/A          100%
   178              1    Piedmont Court                                       Fee          1975         1996           94%
   179     (D)      1    Vons Pasadena                                        Fee          1976         2004          100%
   180     (D)      1    Vons Simi Valley                                     Fee          1979         2004          100%
   181              2    Arcadia Park Apartments                              Fee          1973         1997           96%
   182              1    Broadview Crossings Center                           Fee          2005          N/A           92%
   183              1    6th and Union Plaza                                  Fee          1922         1987          100%
   184              2    Apple Creek of Kansas City                           Fee          1984         1992           92%
   185A             1    Serrano II                                           Fee          1923         2005          100%
   185B             1    Serrano I                                            Fee          1924         2004          100%
   186              2    Fox Pointe Apartments                                Fee          2002          N/A          100%
   187              1    Cantera Commons                                      Fee          2004          N/A          100%
   188              1    Steeple Square Shopping Center                       Fee          1990          N/A           95%
   189              1    1424 North Brown Road                                Fee          2005          N/A          100%
   190              1    Portico Shopping Center                              Fee          2005          N/A          100%
   191              2    Stone Creek Apartments                               Fee          1979         2001           95%
   192              2    Canyon Shadows Apartments                            Fee          1971         2001          100%
   193              2    Summerhouse Square Apartments                        Fee          1971         1990           94%
   194              2    Redwood Terrace Apartments                           Fee          1994         2000           95%

                                                                                                                  MOST RECENT
                  LOAN                                                       DATE OF                          OPERATING STATEMENT
    #    CROSSED  GROUP  PROPERTY NAME                                   OCCUPANCY RATE   APPRAISED VALUE             DATE
    -    -------  -----  -------------                                   --------------   ---------------             ----
   101              2    Oak Creek Apartments                               8/20/2005     $     9,000,000           8/30/2005
   102              2    Somerset Park Apartments                           9/13/2005           8,875,000           8/18/2005
   103              1    Town Center Shoppes                                7/18/2005           8,900,000           5/31/2005
   104              2    Happy Village Apartments                           7/31/2005           9,000,000           7/31/2005
   105              1    North Shore Office Plaza                           8/5/2005            8,500,000           9/30/2005
   106              1    Wells Cargo - Orange                              10/17/2005          10,100,000           8/31/2005
   107              1    Intermountain - Residence Inn Rogers                  N/A              9,600,000           5/31/2005
   108              2    Vintage Corona Apartments                          8/23/2005           9,200,000              N/A
   109              1    Promenade Shopping Center                          8/1/2005            9,450,000           6/30/2005
   110              1    Sanders East Business Park                         10/1/2005           8,610,000              N/A
   111              1    AIMCO Stoneridge Apartments                        9/13/2005           8,100,000           8/31/2005
   112              1    Kingsley Apartments                                9/20/2005           9,800,000           7/31/2005
   113              1    Park Towers                                        9/30/2005           8,000,000           7/31/2005
   114A             1    AA Self Storage                                    7/31/2005           5,400,000           7/31/2005
   114B             1    Tri-State Mini Storage                             7/28/2005           3,080,000           7/31/2005
   115              2    AIMCO Woodmere Apartments                          9/13/2005           7,800,000           8/31/2005
   116              1    Southington Plaza                                 10/31/2005           9,500,000           9/30/2005
   117              2    Forest Hills Apartments                            10/6/2005           8,100,000           8/31/2005
   118              1    Marriott Courtyard Ocoee                              N/A              8,500,000           6/30/2005
   119              1    River Ridge Crossing West                          8/1/2005            7,600,000           7/31/2005
   120              1    551 West Lancaster Avenue                          8/1/2005            7,500,000           12/31/2004
   121              2    Cypress Ridge Apartments                           9/17/2005           7,600,000           7/31/2005
   122              1    LeClaire Station Apartments                        10/6/2005           7,800,000           8/31/2005
   123              1    The Broadway Building                              11/1/2005           8,100,000           9/30/2005
   124              1    Renaissance Magnolia Shopping Center               6/1/2005            9,250,000           12/31/2004
   125              2    Colonial Court                                     7/1/2005           13,130,000           6/30/2005
   126              1    Park Plaza At Aliso Town Center Building 6         10/4/2005           9,360,000           8/31/2005
   127              1    Wells Cargo - Camarillo                            10/6/2005           7,290,000           8/31/2005
   128              2    Northwest Pines                                    9/28/2005           9,150,000           8/31/2005
   129              2    Woodbridge Crossing                                9/28/2005           7,800,000           4/30/2005
   130              1    RiverStone Medical Center                          7/22/2005           7,150,000           6/30/2005
   131              2    Mill Creek Apartments                              5/9/2005            7,100,000           4/30/2005
   132              2    Oasis at Mesa Palms                                9/15/2005           8,000,000           6/30/2005
   133              1    Centerpointe Shops                                 9/1/2005            6,900,000              N/A
   134              1    Ricci Leopold Building                             9/29/2005           7,400,000           9/30/2005
   135              1    Mystic Creek Apartments                            10/1/2005           6,800,000           8/31/2005
   136              1    Dollar Self Storage - Grant Road                   8/2/2005            6,750,000           12/31/2004
   137              1    Intermountain - Residence Inn Fort Smith              N/A              7,200,000           6/30/2005
   138              1    Overlake Office                                    11/1/2005           7,500,000           8/31/2005
   139              2    Lincolnshire Coach Homes                           8/1/2005            7,700,000           7/31/2005
   140              1    Haute Harwin Fashion Center                        9/30/2005           6,650,000              N/A
   141              1    Intermountain - Fairfield Inn & Suites Sparks         N/A              6,940,000           5/31/2005
   142              1    Rancho San Diego Professional Center               6/27/2005           6,900,000           4/30/2005
   143              2    Stone Ridge Apartments                             9/21/2005           6,450,000           9/30/2005
   144              1    Intermountain - Residence Inn Olathe                  N/A              6,800,000           5/31/2005
   145              2    Lakeview Heights                                   9/22/2005           6,650,000           5/31/2005
   146              2    Hunters Crossing Apartments                        10/1/2005           6,300,000              N/A
   147              1    Stewart Lamb Shopping Center                       7/1/2005            6,050,000           5/31/2005
   148              2    Harmony Pines Apartments                           7/31/2005           5,900,000           7/31/2005
   149              1    River Ridge Crossing East                          8/1/2005            5,900,000           7/31/2005
   150              1    Town Center at Geist                               8/19/2005           5,675,000              N/A
   151              1    Citadel Square                                     9/13/2005           5,625,000              N/A
   152              1    The Shops at Hardee Village                        10/1/2005           5,540,000(4)        5/31/2005
   153              1    Wingate Inn Intercontinental Airport                  N/A              6,800,000           7/31/2005
   154              1    Atria on Market                                    6/16/2005           7,000,000              N/A
   155              1    Fountainbleu Court                                 9/1/2005            5,800,000            4/8/2005
   156              1    Village At Geist                                   8/19/2005           5,475,000              N/A
   157              1    DirecTV Call Center                                3/18/2005           6,650,000              N/A
   158              1    Westpark Center                                    10/3/2005           6,700,000           7/31/2005
   159A             1    LA - San Fernando                                  8/1/2005            2,990,000           6/30/2005
   159B             1    LA - 5th Street                                    8/1/2005            2,480,000           6/30/2005
   159C             1    LA - 13231 Louvre                                  8/1/2005            1,310,000           6/30/2005
   159D             1    LA - Tamarack                                      8/1/2005            1,200,000           6/30/2005
   159E             1    LA - 13253 Louvre                                  8/1/2005              920,000           6/30/2005
   159F             1    LA - Raymer                                        8/1/2005              680,000           6/30/2005
   160              1    Market Place Shopping Center                       6/1/2005            7,400,000           4/30/2005
   161              1    Marketplace at University Pointe                   10/4/2005           5,550,000           8/31/2005
   162              1    McGalliard Mall Shops                              9/1/2005            5,250,000           7/31/2005
   163              1    22809 Pacific Coast Highway                        6/22/2005           7,300,000              N/A
   164              1    Flower Valley Plaza                                9/1/2005            5,570,000           8/31/2005
   165              1    V.P. Self Storage Facility                        10/17/2005           5,020,000           9/30/2005
   166              2    Village Apartments                                 7/1/2005            4,700,000           6/30/2005
   167              1    Presidio Plaza                                     8/1/2005            6,200,000           7/31/2005
   168              2    Sterling Pointe Apartments                         7/31/2005           4,800,000           6/30/2005
   169              1    Temecula Plaza                                     9/1/2005            5,500,000           5/31/2005
   170              1    Progress Point Shopping Center                     7/1/2005            4,900,000           7/31/2005
   171              1    3133 Rochambeau Avenue                             9/15/2005           4,600,000           12/31/2004
   172              1    Brookhaven Self-Storage                            9/30/2005           7,375,000           9/30/2005
   173              1    Lankershim Industrial                              8/1/2005            7,440,000           6/30/2005
   174              1    Hampton Inn Henderson                                 N/A              5,100,000           6/30/2005
   175A             1    Iola Office Park                                   7/1/2005            1,950,000           7/31/2005
   175B             1    Monterey Retail Center                             6/30/2005           1,450,000           6/30/2005
   175C             1    Aberdeen Pier                                      7/30/2005           1,400,000           6/30/2005
   176              1    Maple Drive                                        6/30/2005           5,000,000           5/31/2005
   177              1    Metropolitan Court                                 6/1/2005            4,800,000           5/31/2005
   178              1    Piedmont Court                                     6/7/2005            4,400,000           5/31/2005
   179     (D)      1    Vons Pasadena                                      9/1/2005            7,950,000           12/31/2004
   180     (D)      1    Vons Simi Valley                                   9/1/2005            5,700,000           12/31/2004
   181              2    Arcadia Park Apartments                            8/8/2005            4,300,000           7/31/2005
   182              1    Broadview Crossings Center                         9/26/2005           4,400,000              N/A
   183              1    6th and Union Plaza                                7/1/2005            4,400,000           6/30/2005
   184              2    Apple Creek of Kansas City                         8/5/2005            4,260,000           7/31/2005
   185A             1    Serrano II                                         6/1/2005            2,750,000           5/31/2005
   185B             1    Serrano I                                          6/1/2005            2,140,000           5/31/2005
   186              2    Fox Pointe Apartments                              6/1/2005            3,550,000           6/30/2005
   187              1    Cantera Commons                                    9/30/2005           5,380,000           8/20/2005
   188              1    Steeple Square Shopping Center                     8/1/2005            3,800,000            9/1/2005
   189              1    1424 North Brown Road                              9/1/2005            3,550,000              N/A
   190              1    Portico Shopping Center                            6/22/2005           4,250,000              N/A
   191              2    Stone Creek Apartments                             8/20/2005           3,430,000           7/31/2005
   192              2    Canyon Shadows Apartments                          8/1/2005            4,230,000           12/31/2004
   193              2    Summerhouse Square Apartments                      8/31/2005           4,440,000           8/31/2005
   194              2    Redwood Terrace Apartments                         6/23/2005           4,000,000           5/30/2005

                                                                              MOST             MOST          MOST
                  LOAN                                                       RECENT           RECENT        RECENT
    #    CROSSED  GROUP  PROPERTY NAME                                      REVENUE          EXPENSES        NOI
    -    -------  -----  -------------                                      -------          --------        ----
   101              2    Oak Creek Apartments                            $   1,578,709   $      868,018   $    710,691
   102              2    Somerset Park Apartments                            2,292,070        1,613,089        678,981
   103              1    Town Center Shoppes                                   947,698          328,133        619,565
   104              2    Happy Village Apartments                            1,609,048          892,274        716,774
   105              1    North Shore Office Plaza                            1,003,227          380,249        622,978
   106              1    Wells Cargo - Orange                                  957,442          275,625        681,817
   107              1    Intermountain - Residence Inn Rogers                2,420,689        1,474,909        945,780
   108              2    Vintage Corona Apartments                                 N/A              N/A            N/A
   109              1    Promenade Shopping Center                             875,009          258,769        616,240
   110              1    Sanders East Business Park                                N/A              N/A            N/A
   111              1    AIMCO Stoneridge Apartments                         1,145,099          539,070        606,029
   112              1    Kingsley Apartments                                   860,727          412,603        448,124
   113              1    Park Towers                                         1,230,344          664,980        565,364
   114A             1    AA Self Storage                                       694,939          246,115        448,823
   114B             1    Tri-State Mini Storage                                396,372          140,377        255,996
   115              2    AIMCO Woodmere Apartments                           1,113,157          725,080        388,077
   116              1    Southington Plaza                                   1,384,053          543,115        840,940
   117              2    Forest Hills Apartments                             1,071,595          465,454        606,141
   118              1    Marriott Courtyard Ocoee                            2,128,177        1,234,180        893,997
   119              1    River Ridge Crossing West                             764,685          195,890        568,795
   120              1    551 West Lancaster Avenue                             773,910          275,206        498,704
   121              2    Cypress Ridge Apartments                            1,354,507          800,049        554,458
   122              1    LeClaire Station Apartments                         1,020,006          454,653        565,353
   123              1    The Broadway Building                               1,093,139          419,634        673,505
   124              1    Renaissance Magnolia Shopping Center                  829,422          379,413        450,009
   125              2    Colonial Court                                      1,022,756          244,910        777,846
   126              1    Park Plaza At Aliso Town Center Building 6            649,577          119,674        529,903
   127              1    Wells Cargo - Camarillo                               764,908          231,286        533,622
   128              2    Northwest Pines                                     1,537,640          975,799        561,841
   129              2    Woodbridge Crossing                                 1,239,263          640,758        598,505
   130              1    RiverStone Medical Center                             662,917           87,982        574,935
   131              2    Mill Creek Apartments                               1,177,571          647,403        530,168
   132              2    Oasis at Mesa Palms                                 1,453,137          855,207        597,930
   133              1    Centerpointe Shops                                        N/A              N/A            N/A
   134              1    Ricci Leopold Building                                876,216          195,793        680,423
   135              1    Mystic Creek Apartments                               979,704          582,697        397,007
   136              1    Dollar Self Storage - Grant Road                      602,317          261,656        340,660
   137              1    Intermountain - Residence Inn Fort Smith            1,898,594        1,144,984        753,610
   138              1    Overlake Office                                       886,680          308,999        577,681
   139              2    Lincolnshire Coach Homes                              875,763          294,401        581,362
   140              1    Haute Harwin Fashion Center                               N/A              N/A            N/A
   141              1    Intermountain - Fairfield Inn & Suites Sparks       1,861,819        1,147,676        714,143
   142              1    Rancho San Diego Professional Center                  662,327          200,728        461,599
   143              2    Stone Ridge Apartments                                752,880          262,728        490,152
   144              1    Intermountain - Residence Inn Olathe                2,246,354        1,562,442        683,912
   145              2    Lakeview Heights                                      780,922          272,491        508,431
   146              2    Hunters Crossing Apartments                               N/A              N/A            N/A
   147              1    Stewart Lamb Shopping Center                          626,968          126,604        500,364
   148              2    Harmony Pines Apartments                              948,908          476,016        472,892
   149              1    River Ridge Crossing East                             667,745          196,960        470,785
   150              1    Town Center at Geist                                      N/A              N/A            N/A
   151              1    Citadel Square                                            N/A              N/A            N/A
   152              1    The Shops at Hardee Village                           451,405           61,278        390,127
   153              1    Wingate Inn Intercontinental Airport                1,762,800          985,853        776,947
   154              1    Atria on Market                                           N/A              N/A            N/A
   155              1    Fountainbleu Court                                    645,911          214,190        431,721
   156              1    Village At Geist                                          N/A              N/A            N/A
   157              1    DirecTV Call Center                                       N/A              N/A            N/A
   158              1    Westpark Center                                       683,792          116,525        567,267
   159A             1    LA - San Fernando                                     211,976            4,956        207,020
   159B             1    LA - 5th Street                                       175,820            4,111        171,709
   159C             1    LA - 13231 Louvre                                      92,872            2,171         90,701
   159D             1    LA - Tamarack                                          85,074            1,989         83,085
   159E             1    LA - 13253 Louvre                                      65,223            1,525         63,698
   159F             1    LA - Raymer                                            48,209            1,127         47,081
   160              1    Market Place Shopping Center                          710,816          237,033        473,783
   161              1    Marketplace at University Pointe                      436,011          127,359        308,652
   162              1    McGalliard Mall Shops                                 687,106          182,981        504,125
   163              1    22809 Pacific Coast Highway                               N/A              N/A            N/A
   164              1    Flower Valley Plaza                                   624,615          175,387        449,228
   165              1    V.P. Self Storage Facility                            563,249          190,898        372,350
   166              2    Village Apartments                                    550,017          197,913        352,104
   167              1    Presidio Plaza                                        464,313          127,611        336,702
   168              2    Sterling Pointe Apartments                            723,930          354,757        369,173
   169              1    Temecula Plaza                                        529,637          125,097        404,540
   170              1    Progress Point Shopping Center                        428,149          136,466        291,683
   171              1    3133 Rochambeau Avenue                                481,950          159,286        322,664
   172              1    Brookhaven Self-Storage                               991,770          430,981        560,789
   173              1    Lankershim Industrial                                 514,000           25,924        488,076
   174              1    Hampton Inn Henderson                               1,264,254          803,463        460,791
   175A             1    Iola Office Park                                      232,065           68,827        163,238
   175B             1    Monterey Retail Center                                140,172           37,436        102,736
   175C             1    Aberdeen Pier                                         184,128           37,702        146,426
   176              1    Maple Drive                                           735,690          331,324        404,366
   177              1    Metropolitan Court                                    387,096           80,985        306,111
   178              1    Piedmont Court                                        688,687          317,701        370,986
   179     (D)      1    Vons Pasadena                                         408,172           66,202        341,970
   180     (D)      1    Vons Simi Valley                                      234,774           54,737        180,037
   181              2    Arcadia Park Apartments                               522,745          257,713        265,032
   182              1    Broadview Crossings Center                                N/A              N/A            N/A
   183              1    6th and Union Plaza                                   404,156           97,717        306,439
   184              2    Apple Creek of Kansas City                            596,066          322,046        274,020
   185A             1    Serrano II                                            204,000           51,120        152,880
   185B             1    Serrano I                                             160,800           37,440        123,360
   186              2    Fox Pointe Apartments                                 394,764          119,777        274,987
   187              1    Cantera Commons                                       352,916           68,729        284,187
   188              1    Steeple Square Shopping Center                        378,278           66,587        311,691
   189              1    1424 North Brown Road                                     N/A              N/A            N/A
   190              1    Portico Shopping Center                                   N/A              N/A            N/A
   191              2    Stone Creek Apartments                                544,146          257,171        286,975
   192              2    Canyon Shadows Apartments                             599,137          355,658        243,479
   193              2    Summerhouse Square Apartments                         630,358          275,206        355,152
   194              2    Redwood Terrace Apartments                            442,497          197,951        244,546

                  LOAN
    #    CROSSED  GROUP  PROPERTY NAME                                     U/W NOI      U/W NCF (2)
    -    -------  -----  -------------                                     -------      -----------
   101              2    Oak Creek Apartments                            $    704,787   $    633,037
   102              2    Somerset Park Apartments                             787,232        656,232
   103              1    Town Center Shoppes                                  600,243        562,553
   104              2    Happy Village Apartments                             715,157        639,177
   105              1    North Shore Office Plaza                             711,920        594,577
   106              1    Wells Cargo - Orange                                 667,630        657,519
   107              1    Intermountain - Residence Inn Rogers                 906,590        813,559
   108              2    Vintage Corona Apartments                            569,247        556,847
   109              1    Promenade Shopping Center                            657,159        619,044
   110              1    Sanders East Business Park                           601,653        547,543
   111              1    AIMCO Stoneridge Apartments                          593,461        555,961
   112              1    Kingsley Apartments                                  544,009        521,509
   113              1    Park Towers                                          690,323        575,173
   114A             1    AA Self Storage                                      426,047        401,556
   114B             1    Tri-State Mini Storage                               243,004        229,036
   115              2    AIMCO Woodmere Apartments                            607,408        569,908
   116              1    Southington Plaza                                    730,529        666,453
   117              2    Forest Hills Apartments                              561,664        521,664
   118              1    Marriott Courtyard Ocoee                             852,298        767,094
   119              1    River Ridge Crossing West                            585,324        542,129
   120              1    551 West Lancaster Avenue                            550,426        513,751
   121              2    Cypress Ridge Apartments                             644,138        577,138
   122              1    LeClaire Station Apartments                          530,298        499,298
   123              1    The Broadway Building                                607,931        555,239
   124              1    Renaissance Magnolia Shopping Center                 667,974        613,062
   125              2    Colonial Court                                       733,385        709,135
   126              1    Park Plaza At Aliso Town Center Building 6           496,239        475,387
   127              1    Wells Cargo - Camarillo                              520,654        511,963
   128              2    Northwest Pines                                      618,478        527,478
   129              2    Woodbridge Crossing                                  641,196        597,196
   130              1    RiverStone Medical Center                            552,768        502,478
   131              2    Mill Creek Apartments                                568,656        524,656
   132              2    Oasis at Mesa Palms                                  580,638        545,638
   133              1    Centerpointe Shops                                   472,293        451,789
   134              1    Ricci Leopold Building                               510,146        480,395
   135              1    Mystic Creek Apartments                              478,581        437,581
   136              1    Dollar Self Storage - Grant Road                     497,257        484,182
   137              1    Intermountain - Residence Inn Fort Smith             712,368        638,482
   138              1    Overlake Office                                      512,631        456,220
   139              2    Lincolnshire Coach Homes                             522,345        508,345
   140              1    Haute Harwin Fashion Center                          541,152        500,884
   141              1    Intermountain - Fairfield Inn & Suites Sparks        696,344        622,373
   142              1    Rancho San Diego Professional Center                 487,167        445,920
   143              2    Stone Ridge Apartments                               447,130        426,130
   144              1    Intermountain - Residence Inn Olathe                 687,808        598,678
   145              2    Lakeview Heights                                     477,456        456,456
   146              2    Hunters Crossing Apartments                          460,195        443,395
   147              1    Stewart Lamb Shopping Center                         476,690        438,038
   148              2    Harmony Pines Apartments                             456,076        419,076
   149              1    River Ridge Crossing East                            469,620        438,575
   150              1    Town Center at Geist                                 435,110        410,496
   151              1    Citadel Square                                       386,360        367,665
   152              1    The Shops at Hardee Village                          380,070        357,441
   153              1    Wingate Inn Intercontinental Airport                 639,072        568,560
   154              1    Atria on Market                                      398,203        379,251
   155              1    Fountainbleu Court                                   415,427        378,711
   156              1    Village At Geist                                     426,139        403,143
   157              1    DirecTV Call Center                                  446,125        405,647
   158              1    Westpark Center                                      504,974        461,195
   159A             1    LA - San Fernando                                    183,284        164,766
   159B             1    LA - 5th Street                                      152,021        136,662
   159C             1    LA - 13231 Louvre                                     80,301         72,188
   159D             1    LA - Tamarack                                         73,559         66,127
   159E             1    LA - 13253 Louvre                                     56,395         50,697
   159F             1    LA - Raymer                                           41,683         37,472
   160              1    Market Place Shopping Center                         504,476        461,612
   161              1    Marketplace at University Pointe                     404,662        372,839
   162              1    McGalliard Mall Shops                                453,337        410,663
   163              1    22809 Pacific Coast Highway                          455,113        436,008
   164              1    Flower Valley Plaza                                  439,455        394,671
   165              1    V.P. Self Storage Facility                           360,635        355,285
   166              2    Village Apartments                                   355,384        329,884
   167              1    Presidio Plaza                                       387,021        365,511
   168              2    Sterling Pointe Apartments                           387,029        347,904
   169              1    Temecula Plaza                                       339,315        316,322
   170              1    Progress Point Shopping Center                       357,192        332,621
   171              1    3133 Rochambeau Avenue                               316,912        304,662
   172              1    Brookhaven Self-Storage                              580,822        566,547
   173              1    Lankershim Industrial                                448,719        406,884
   174              1    Hampton Inn Henderson                                433,143        382,971
   175A             1    Iola Office Park                                     193,582        165,371
   175B             1    Monterey Retail Center                               106,888         93,480
   175C             1    Aberdeen Pier                                        121,881        108,827
   176              1    Maple Drive                                          439,652        381,560
   177              1    Metropolitan Court                                   295,440        281,250
   178              1    Piedmont Court                                       361,397        307,960
   179     (D)      1    Vons Pasadena                                        307,988        287,103
   180     (D)      1    Vons Simi Valley                                     154,822        130,272
   181              2    Arcadia Park Apartments                              287,351        269,101
   182              1    Broadview Crossings Center                           331,999        304,805
   183              1    6th and Union Plaza                                  286,204        270,240
   184              2    Apple Creek of Kansas City                           310,812        285,062
   185A             1    Serrano II                                           146,324        140,868
   185B             1    Serrano I                                            114,444        110,349
   186              2    Fox Pointe Apartments                                249,383        234,383
   187              1    Cantera Commons                                      319,264        310,752
   188              1    Steeple Square Shopping Center                       287,091        251,403
   189              1    1424 North Brown Road                                264,568        242,374
   190              1    Portico Shopping Center                              253,982        240,937
   191              2    Stone Creek Apartments                               275,962        255,162
   192              2    Canyon Shadows Apartments                            273,513        243,513
   193              2    Summerhouse Square Apartments                        370,077        336,827
   194              2    Redwood Terrace Apartments                           270,251        254,804

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                           CUT-OFF DATE
                  LOAN                                                      PRINCIPAL
    #    CROSSED  GROUP  PROPERTY NAME                                      BALANCE (1)      PROPERTY TYPE
    -    -------  -----  -------------                                      -----------      -------------
   195              1    59th and Ashland Retail                         $     2,569,790     Retail
   196              2    Robin Hill Apartments                                 2,500,000     Multifamily
   197              1    Merchants Walk Shopping Center                        2,444,870     Retail
   198              1    Nashua NH                                             2,347,423     Retail
   199              1    Coral Key Shopping Center                             2,268,454     Retail
   200              1    Shops of Argyle                                       2,250,000     Retail
   201              1    Rincon Business Park - Corona                         2,250,000     Industrial
   202              1    Shops at Pine Bluff                                   2,174,268     Retail
   203              1    Taylor Square                                         2,157,680     Retail
   204              1    Westcreek Crossing                                    2,093,189     Retail
   205              1    Hartwell Station                                      2,091,825     Retail
   206              1    Foxwood Plaza                                         2,000,000     Retail
   207              1    515 Westheimer                                        1,993,799     Retail
   208              1    Riverview Mobile Home Park                            1,898,083     Multifamily
   209              1    Polo Place Shops                                      1,877,876     Retail
   210              2    French Chalet Apartments                              1,866,031     Multifamily
   211              1    7734 Girard Avenue                                    1,850,000     Retail
   212              1    Commerce Pointe Plaza                                 1,771,486     Retail
   213              1    Newcastle Plaza                                       1,750,000     Retail
   214              1    Expressway Self Storage                               1,747,315     Self Storage
   215              1    Sparkleberry Crossing #2                              1,714,722     Retail
   216              1    Windward Plaza                                        1,546,952     Retail
   217              1    Westgate Center                                       1,496,879     Retail
   218              1    Upland Plaza Shops                                    1,493,849     Retail
   219              2    Beachwood Apartments                                  1,450,000     Multifamily
   220              2    Sunset Mobile Manor                                   1,347,298     Multifamily
   221              1    South Colony Shopping Center                          1,304,138     Retail
   222              1    Rockport Retail                                       1,202,360     Retail
   223              1    Highland Oaks Plaza                                   1,123,805     Retail
   224              1    Cale Colony 17                                        1,121,832     Office
   225              1    Parma Medical Center                                  1,098,398     Office
   226              2    Plaza Apartments                                      1,097,822     Multifamily
   227              2    McGregor Meadows Apartments                           1,022,917     Multifamily
   228              2    Welsh Arms Apartments                                   982,850     Multifamily
   229              2    Wellington Place Apartments                             868,274     Multifamily

                                                                         ---------------
TOTAL/WEIGHTED AVERAGE:                                                  $ 2,504,593,314
                                                                         ===============

                     MAXIMUM:
                     MINIMUM:

                  LOAN                                                            PROPERTY           UNITS/SQ. FT./
    #    CROSSED  GROUP  PROPERTY NAME                                            SUB-TYPE             ROOMS/PADS
    -    -------  -----  -------------                                            --------           --------------
   195              1    59th and Ashland Retail                                 Unanchored                  11,520
   196              2    Robin Hill Apartments                                  Conventional                     66
   197              1    Merchants Walk Shopping Center                          Unanchored                  28,751
   198              1    Nashua NH                                               Unanchored                  22,713
   199              1    Coral Key Shopping Center                               Unanchored                  20,673
   200              1    Shops of Argyle                                         Unanchored                  23,740
   201              1    Rincon Business Park - Corona                              N/A                      41,260
   202              1    Shops at Pine Bluff                                     Unanchored                  18,535
   203              1    Taylor Square                                           Unanchored                  13,476
   204              1    Westcreek Crossing                                      Unanchored                  10,094
   205              1    Hartwell Station                                         Anchored                   24,400
   206              1    Foxwood Plaza                                            Anchored                   13,870
   207              1    515 Westheimer                                          Unanchored                  13,322
   208              1    Riverview Mobile Home Park                         Manufactured Housing                 42
   209              1    Polo Place Shops                                        Unanchored                   8,773
   210              2    French Chalet Apartments                               Conventional                     75
   211              1    7734 Girard Avenue                                      Unanchored                   7,231
   212              1    Commerce Pointe Plaza                                   Unanchored                  10,325
   213              1    Newcastle Plaza                                         Unanchored                  15,300
   214              1    Expressway Self Storage                                    N/A                      39,841
   215              1    Sparkleberry Crossing #2                                Unanchored                  10,601
   216              1    Windward Plaza                                          Unanchored                  19,504
   217              1    Westgate Center                                         Unanchored                  16,315
   218              1    Upland Plaza Shops                                      Unanchored                  10,800
   219              2    Beachwood Apartments                                   Conventional                     20
   220              2    Sunset Mobile Manor                                Manufactured Housing                 92
   221              1    South Colony Shopping Center                            Unanchored                  12,344
   222              1    Rockport Retail                                         Unanchored                   9,050
   223              1    Highland Oaks Plaza                                     Unanchored                  12,570
   224              1    Cale Colony 17                                           Suburban                   17,871
   225              1    Parma Medical Center                                     Suburban                   19,780
   226              2    Plaza Apartments                                       Conventional                     22
   227              2    McGregor Meadows Apartments                            Conventional                     42
   228              2    Welsh Arms Apartments                                  Conventional                     20
   229              2    Wellington Place Apartments                            Conventional                     34

TOTAL/WEIGHTED AVERAGE:

                     MAXIMUM:
                     MINIMUM:

                  LOAN                                                        FEE/                      YEAR       OCCUPANCY
    #    CROSSED  GROUP  PROPERTY NAME                                      LEASEHOLD    YEAR BUILT   RENOVATED   RATE AT U/W
    -    -------  -----  -------------                                       ---------   ----------   ---------   -----------
   195              1    59th and Ashland Retail                              Fee          2005          N/A          100%
   196              2    Robin Hill Apartments                                Fee          1970          N/A           98%
   197              1    Merchants Walk Shopping Center                       Fee          1989          N/A          100%
   198              1    Nashua NH                                            Fee          1980          N/A           95%
   199              1    Coral Key Shopping Center                            Fee          1995          N/A          100%
   200              1    Shops of Argyle                                      Fee          2000          N/A          100%
   201              1    Rincon Business Park - Corona                        Fee          1988          N/A          100%
   202              1    Shops at Pine Bluff                                  Fee          2004          N/A          100%
   203              1    Taylor Square                                        Fee          2002          N/A          100%
   204              1    Westcreek Crossing                                   Fee          2004          N/A          100%
   205              1    Hartwell Station                                     Fee          2003          N/A           92%
   206              1    Foxwood Plaza                                        Fee          2004          N/A          100%
   207              1    515 Westheimer                                       Fee          2000          N/A           92%
   208              1    Riverview Mobile Home Park                           Fee          1988         2005           95%
   209              1    Polo Place Shops                                     Fee          2003          N/A          100%
   210              2    French Chalet Apartments                             Fee          1972         2004           95%
   211              1    7734 Girard Avenue                                   Fee          1955         1990          100%
   212              1    Commerce Pointe Plaza                                Fee          2005          N/A          100%
   213              1    Newcastle Plaza                                      Fee          2005          N/A           91%
   214              1    Expressway Self Storage                              Fee          1989         2001          100%
   215              1    Sparkleberry Crossing #2                             Fee          2003          N/A          100%
   216              1    Windward Plaza                                       Fee          2004          N/A          100%
   217              1    Westgate Center                                      Fee          1978          N/A          100%
   218              1    Upland Plaza Shops                                   Fee          1975         2002          100%
   219              2    Beachwood Apartments                                 Fee          1954         1995          100%
   220              2    Sunset Mobile Manor                                  Fee          1953         2000           97%
   221              1    South Colony Shopping Center                         Fee          1986          N/A          100%
   222              1    Rockport Retail                                      Fee          2005          N/A           91%
   223              1    Highland Oaks Plaza                                  Fee          1984          N/A           87%
   224              1    Cale Colony 17                                       Fee          1979         2003          100%
   225              1    Parma Medical Center                                 Fee          1953         2005           95%
   226              2    Plaza Apartments                                     Fee          1962         2000          100%
   227              2    McGregor Meadows Apartments                          Fee          1978          N/A           93%
   228              2    Welsh Arms Apartments                                Fee          1972         2003          100%
   229              2    Wellington Place Apartments                          Fee          1994          N/A           94%

                                                                                         ---------------------------------
TOTAL/WEIGHTED AVERAGE:                                                                    1982         2002           94%
                                                                                         =================================

                     MAXIMUM:                                                              2005         2005          100%
                     MINIMUM:                                                              1904         1986           74%

                                                                                                                  MOST RECENT
                  LOAN                                                       DATE OF                          OPERATING STATEMENT
    #    CROSSED  GROUP  PROPERTY NAME                                   OCCUPANCY RATE   APPRAISED VALUE             DATE
    -    -------  -----  -------------                                   --------------   ---------------             ----
   195              1    59th and Ashland Retail                            9/9/2005      $     3,400,000              N/A
   196              2    Robin Hill Apartments                              8/31/2005           4,300,000           8/31/2005
   197              1    Merchants Walk Shopping Center                     8/1/2005            4,900,000           7/31/2005
   198              1    Nashua NH                                          8/26/2005           3,200,000           7/31/2005
   199              1    Coral Key Shopping Center                          6/1/2005            3,100,000           6/30/2005
   200              1    Shops of Argyle                                    10/1/2005           3,600,000           5/31/2005
   201              1    Rincon Business Park - Corona                      8/31/2005           4,500,000           7/31/2005
   202              1    Shops at Pine Bluff                                8/1/2005            3,350,000           6/30/2005
   203              1    Taylor Square                                      7/5/2005            2,700,000           6/30/2005
   204              1    Westcreek Crossing                                 8/1/2005            2,725,000              N/A
   205              1    Hartwell Station                                   5/12/2005           3,250,000           4/30/2005
   206              1    Foxwood Plaza                                     10/31/2005           2,500,000           10/31/2005
   207              1    515 Westheimer                                     7/26/2005           4,100,000           6/30/2005
   208              1    Riverview Mobile Home Park                         6/1/2005            2,500,000           6/30/2005
   209              1    Polo Place Shops                                   7/14/2005           2,450,000           6/30/2005
   210              2    French Chalet Apartments                           9/7/2005            2,400,000           8/31/2005
   211              1    7734 Girard Avenue                                 7/31/2005           3,650,000           8/31/2005
   212              1    Commerce Pointe Plaza                              8/2/2005            2,450,000              N/A
   213              1    Newcastle Plaza                                    6/10/2005           2,200,000              N/A
   214              1    Expressway Self Storage                            5/9/2005            3,100,000           5/30/2005
   215              1    Sparkleberry Crossing #2                           7/13/2005           2,150,000           6/30/2005
   216              1    Windward Plaza                                     7/20/2005           2,100,000           7/31/2005
   217              1    Westgate Center                                    7/14/2005           4,450,000           6/30/2005
   218              1    Upland Plaza Shops                                 5/6/2005            2,650,000           4/30/2005
   219              2    Beachwood Apartments                               10/5/2005           2,390,000           9/30/2005
   220              2    Sunset Mobile Manor                                6/1/2005            2,000,000           6/30/2005
   221              1    South Colony Shopping Center                       7/1/2005            1,810,000           7/27/2005
   222              1    Rockport Retail                                    5/25/2005           1,930,000              N/A
   223              1    Highland Oaks Plaza                                7/28/2005           1,500,000           7/31/2005
   224              1    Cale Colony 17                                     10/1/2005           1,500,000           8/30/2005
   225              1    Parma Medical Center                               10/1/2005           1,520,000           6/30/2005
   226              2    Plaza Apartments                                   7/25/2005           1,400,000           6/30/2005
   227              2    McGregor Meadows Apartments                        11/1/2005           1,300,000           7/31/2005
   228              2    Welsh Arms Apartments                              9/1/2005            1,250,000           7/30/2005
   229              2    Wellington Place Apartments                        5/1/2005            1,310,000           5/30/2005

                                                                         ----------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                                   $ 4,110,810,000
                                                                         ====================================================

                     MAXIMUM:                                                             $   800,000,000
                     MINIMUM:                                                             $       680,000

                                                                              MOST             MOST          MOST
                  LOAN                                                       RECENT           RECENT        RECENT
    #    CROSSED  GROUP  PROPERTY NAME                                      REVENUE          EXPENSES        NOI
    -    -------  -----  -------------                                      -------          --------        ----
   195              1    59th and Ashland Retail                         $         N/A   $          N/A   $        N/A
   196              2    Robin Hill Apartments                                 545,733          212,865        332,868
   197              1    Merchants Walk Shopping Center                        549,337          159,162        390,175
   198              1    Nashua NH                                             332,971          119,068        213,903
   199              1    Coral Key Shopping Center                             296,410           72,158        224,252
   200              1    Shops of Argyle                                       276,264           75,485        200,779
   201              1    Rincon Business Park - Corona                         296,522           55,362        241,160
   202              1    Shops at Pine Bluff                                   270,760           61,996        208,764
   203              1    Taylor Square                                         275,492           60,336        215,156
   204              1    Westcreek Crossing                                        N/A              N/A            N/A
   205              1    Hartwell Station                                      281,109           47,632        233,477
   206              1    Foxwood Plaza                                         270,106           61,190        208,915
   207              1    515 Westheimer                                        357,003          105,286        251,717
   208              1    Riverview Mobile Home Park                            218,225           54,555        163,670
   209              1    Polo Place Shops                                      176,403           38,320        138,083
   210              2    French Chalet Apartments                              481,181          249,398        231,783
   211              1    7734 Girard Avenue                                    242,027           32,105        209,922
   212              1    Commerce Pointe Plaza                                     N/A              N/A            N/A
   213              1    Newcastle Plaza                                           N/A              N/A            N/A
   214              1    Expressway Self Storage                               469,935          234,090        235,845
   215              1    Sparkleberry Crossing #2                              232,850           58,025        174,825
   216              1    Windward Plaza                                        239,683           31,102        208,581
   217              1    Westgate Center                                       466,467          163,063        303,404
   218              1    Upland Plaza Shops                                    148,854           73,927         74,927
   219              2    Beachwood Apartments                                  202,882           79,051        123,831
   220              2    Sunset Mobile Manor                                   227,731           89,013        138,718
   221              1    South Colony Shopping Center                          187,386           55,486        131,900
   222              1    Rockport Retail                                           N/A              N/A            N/A
   223              1    Highland Oaks Plaza                                   215,941           61,539        154,402
   224              1    Cale Colony 17                                        207,864           34,286        173,578
   225              1    Parma Medical Center                                  324,492          103,808        220,684
   226              2    Plaza Apartments                                      159,000           32,644        126,356
   227              2    McGregor Meadows Apartments                           192,594          102,067         90,527
   228              2    Welsh Arms Apartments                                 155,940           51,744        104,196
   229              2    Wellington Place Apartments                           199,509           90,943        108,566

                                                                         ---------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                  $ 345,314,041   $  147,679,882   $197,634,156
                                                                         =============================================

                     MAXIMUM:                                            $  18,963,563   $    8,677,568   $ 12,464,690
                     MINIMUM:                                            $      48,209   $        1,127   $     47,081

                  LOAN
    #    CROSSED  GROUP  PROPERTY NAME                                     U/W NOI      U/W NCF (2)
    -    -------  -----  -------------                                     -------      -----------
   195              1    59th and Ashland Retail                         $    241,804   $    224,982
   196              2    Robin Hill Apartments                                278,171        261,671
   197              1    Merchants Walk Shopping Center                       376,295        341,757
   198              1    Nashua NH                                            232,748        206,628
   199              1    Coral Key Shopping Center                            217,805        201,348
   200              1    Shops of Argyle                                      272,004        247,958
   201              1    Rincon Business Park - Corona                        246,983        218,919
   202              1    Shops at Pine Bluff                                  243,367        224,852
   203              1    Taylor Square                                        198,461        188,249
   204              1    Westcreek Crossing                                   201,923        190,167
   205              1    Hartwell Station                                     246,475        225,222
   206              1    Foxwood Plaza                                        187,968        174,072
   207              1    515 Westheimer                                       274,965        259,645
   208              1    Riverview Mobile Home Park                           172,633        170,533
   209              1    Polo Place Shops                                     190,825        180,747
   210              2    French Chalet Apartments                             174,904        156,154
   211              1    7734 Girard Avenue                                   200,571        188,557
   212              1    Commerce Pointe Plaza                                166,839        160,127
   213              1    Newcastle Plaza                                      167,027        156,602
   214              1    Expressway Self Storage                              219,166        213,190
   215              1    Sparkleberry Crossing #2                             178,833        164,010
   216              1    Windward Plaza                                       159,731        141,787
   217              1    Westgate Center                                      244,581        222,924
   218              1    Upland Plaza Shops                                   163,210        150,790
   219              2    Beachwood Apartments                                 144,843        139,843
   220              2    Sunset Mobile Manor                                  134,521        129,921
   221              1    South Colony Shopping Center                         144,308        131,346
   222              1    Rockport Retail                                      138,983        127,660
   223              1    Highland Oaks Plaza                                  131,017        111,453
   224              1    Cale Colony 17                                       132,271        118,867
   225              1    Parma Medical Center                                 145,247        121,240
   226              2    Plaza Apartments                                     100,984         95,484
   227              2    McGregor Meadows Apartments                          100,222         89,722
   228              2    Welsh Arms Apartments                                 91,299         86,299
   229              2    Wellington Place Apartments                          101,747         91,139

                                                                         ---------------------------
TOTAL/WEIGHTED AVERAGE:                                                  $279,317,604   $264,949,294
                                                                         ===========================

                     MAXIMUM:                                            $ 54,494,874   $ 54,377,182
                     MINIMUM:                                            $     41,683   $     37,472

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY INTERMOUNTAIN - FAIRFIELD INN & SUITES LAWTON AND INTERMOUNTAIN - COURTYARD WICHITA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY SHADY ACRES MOBILE HOME PARK, ROYAL COACH MOBILE HOME PARK, AND MOUNT VISTA MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY CVS DRUGSTORE BRANDON AND CVS PARIS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY VONS PASADENA AND VONS SIMI VALLEY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) ALL PRINCIPAL AMORTIZATIONS ARE APPLIED FIRST TO REDUCE THE SENIOR MORTGAGE TO ZERO. SEE PRINCIPAL PAYMENT SCHEDULE FOR THE SENIOR MORTGAGE ATTACHED AS EXHIBIT E IN THE PRELIMINARY PROSPECTUS SUPPLEMENT. THE SENIOR MORTGAGE IS EXPECTED TO BE FULLY AMORTIZED BY MAY 11, 2016.
(3)  THE OASIS AT MESA PALMS PROPERTY IS UTILIZED AS A SENIOR LIVING FACILITY.
(4) THE SHOPS AT HARDEE VILLAGE PROPERTY IS ANTICIPATED TO ACHIEVE A STABILIZATION VALUE $5,660,000 IN JUNE 2006.
(5) THE 6TH AND UNION PROPERTY HAS FOUR TWO-BEDROOM UNITS AND ONE ONE-BEDROOM UNIT.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                              PERCENTAGE OF
                                                                           ORIGINAL        CUT-OFF DATE          INITIAL
                LOAN                                                      PRINCIPAL         PRINCIPAL           MORTGAGE
 #   CROSSED   GROUP   LOAN NAME                                           BALANCE         BALANCE (1)         POOL BALANCE
 -   -------   -----   ---------                                           -------         -----------         ------------
 1               1     450 Park Avenue                                 $   175,000,000   $   175,000,000          6.99%
 2               1     One Madison Avenue                                  157,152,010       155,135,976(6)       6.19%
 3               1     Fashion Place                                       152,000,000       151,676,392          6.06%
 4               2     HGA Alliance - Portfolio                             78,900,000        78,900,000          3.15%
 5               1     Preston Commons                                      67,250,000        67,250,000          2.69%
 6               1     Crestview Hills Town Center                          56,500,000        56,500,000          2.26%
 7               1     Sterling Plaza                                       47,250,000        47,250,000          1.89%
 8               1     Thistle Landing - Phoenix                            37,000,000        37,000,000          1.48%
 9               1     Highland Industrial                                  36,400,000        36,400,000          1.45%
 10              1     Ashbrook Commons                                     35,000,000        35,000,000          1.40%
 11              1     Bridge Street Properties                             35,000,000        34,962,192          1.40%
 12              1     West Oaks I Shopping Center                          27,300,000        27,300,000          1.09%
 13              2     Fairlane Meadow                                      27,270,000        27,270,000          1.09%
 14              1     Bouquet Canyon                                       26,700,000        26,700,000          1.07%
 15              1     The Retreat at Fossil Creek                          26,300,000        26,300,000          1.05%
 16              1     McKinley Crossroads                                  26,100,000        26,100,000          1.04%
 17              2     Brandychase Apartments                               24,000,000        24,000,000          0.96%
 18              1     Bexley Park Raleigh NC                               23,200,000        23,200,000          0.93%
 19              2     The Villages at Meyerland                            23,040,000        23,040,000          0.92%
 20              1     Costa Mesa Square I                                  21,800,000        21,800,000          0.87%
 21              2     Reserve at Tranquility Lake Apartments               21,800,000        21,774,854          0.87%
 22              1     City Center West A                                   21,000,000        21,000,000          0.84%
 23              1     Riverbend Marketplace                                19,500,000        19,456,676          0.78%
 24              1     Residence Inn Westshore                              19,400,000        19,343,275          0.77%
 25              1     3100 New York Drive                                  19,000,000        19,000,000          0.76%
 26              1     Southern Palms                                       18,610,000        18,610,000          0.74%
 27              1     BRYAN - Twin Oaks Apartments                         18,600,000        18,600,000          0.74%
 28              1     Amber Oaks                                           18,050,000        18,050,000          0.72%
 29              2     Dry Creek Apartments                                 18,000,000        18,000,000          0.72%
 30              1     Jackson West Shopping Center                         17,180,000        17,180,000          0.69%
 31              2     Hidden Lakes Apartments                              16,875,000        16,875,000          0.67%
 32              1     Harbour Walk Sandstone Apts                          16,962,000        16,962,000          0.68%
 33              1     Chantilly Plaza                                      16,100,000        16,100,000          0.64%
 34              1     Green Valley Tech Plaza                              15,750,000        15,750,000          0.63%
 35              1     BRYAN - Spring Lake Apartments                       15,050,000        15,050,000          0.60%
 36              1     Ramada Inn & Suites Toms River                       15,000,000        14,975,811          0.60%
 37              1     Fiddler's Run Shopping Center                        15,000,000        14,968,051          0.60%
 38              2     AIMCO Chimneys of Oak Creek Apartments               14,800,000        14,800,000          0.59%
 39              2     AIMCO Oaks at Woodridge Apartments                   14,800,000        14,800,000          0.59%
 40              1     BRYAN - Windsor Lake Apartments                      14,175,000        14,175,000          0.57%
 41              2     Canyon Point Cottages                                14,035,000        14,035,000          0.56%
 42              1     Windwood Oaks                                        13,903,000        13,903,000          0.56%
 43              2     Woodridge Park Apartments                            13,800,000        13,800,000          0.55%
 44              1     Symmetricom                                          13,650,000        13,650,000          0.54%
 45              2     Charleston at Sweetwater Apartments                  13,400,000        13,301,046          0.53%
 46              1     Park Plaza At Aliso Town Center Buildings 20,
                       21, 22 and 23                                        13,260,000        13,260,000          0.53%
 47              1     Garden Creek Center                                  13,050,000        13,050,000          0.52%
 48              1     Hilton Garden Inn - Rockaway                         12,000,000        12,000,000          0.48%
 49              2     Kenwood Gardens                                      11,800,000        11,800,000          0.47%
 50              1     Roxbury Medical Building                             11,800,000        11,800,000          0.47%
 51              1     Indian Trace Center                                  11,500,000        11,461,317          0.46%
 52              1     Stevenson Ranch Plaza II                             11,200,000        11,200,000          0.45%
 53              2     Alpine Ridge Apartments                              11,120,000        11,120,000          0.44%
 54              1     Bexley at Davidson Apartments                        11,000,000        11,000,000          0.44%
 55              1     3880 Lemon Street                                    11,000,000        11,000,000          0.44%
 56              2     Winding Trails Apartments                            10,700,000        10,700,000          0.43%
 57              1     1250 Hallandale Office Building                      10,500,000        10,500,000          0.42%
 58              1     Hilton Greenville                                    10,500,000        10,500,000          0.42%
 59              1     Parklands Office Center                              10,500,000        10,500,000          0.42%
 60              1     Chester Industrial Park Building                     10,500,000        10,500,000          0.42%
 61              2     AIMCO Hunter's Chase Apartments                      10,400,000        10,400,000          0.42%
 62              1     Lanier Crossing                                      10,300,000        10,300,000          0.41%
 63              1     Parkway Plaza                                        10,200,000        10,200,000          0.41%
 64              1     Wilmington Island Kroger                             10,200,000        10,177,100          0.41%
 65              1     Comfort Inn Philadelphia                             10,100,000        10,100,000          0.40%
 66              1     Varner Crossing                                      10,100,000        10,100,000          0.40%
 67    (A)       1     Intermountain - Fairfield Inn & Suites Lawton         5,125,000         5,110,242          0.20%
 68    (A)       1     Intermountain - Courtyard Wichita                     5,000,000         4,985,602          0.20%
 69              1     Maywood Mart                                         10,000,000         9,965,954          0.40%
 70              2     Richmond Chase Apartments                             9,740,000         9,740,000          0.39%
 71              2     West Chase Apartments                                 9,600,000         9,580,155          0.38%
 72              1     Crowe's Crossing                                      9,400,000         9,400,000          0.38%
 73              1     University Square Michigan                            9,300,000         9,300,000          0.37%
 74              2     AIMCO Colony of Springdale Apartments                 9,250,000         9,250,000          0.37%
 75    (B)       2     Shady Acres Mobile Home Park                          4,520,000         4,499,104          0.18%
 76    (B)       2     Royal Coach Mobile Home Park                          3,337,500         3,322,071          0.13%
 77    (B)       2     Mount Vista Mobile Home Park                          1,275,000         1,269,106          0.05%
 78              2     Churchill Commons Apartments                          9,000,000         9,000,000          0.36%
 79              2     Oaks of Cypress Station                               8,925,000         8,925,000          0.36%
 80              1     Streetsboro Crossing                                  8,925,000         8,925,000          0.36%
 81              1     AIMCO Burgundy Court Apartments                       8,725,000         8,725,000          0.35%
 82              1     Village Festival                                      8,650,000         8,633,683          0.34%
 83              1     Residence Inn Miami Airport West                      8,350,000         8,350,000          0.33%
 84              1     Candlewood Suites Indianapolis                        8,300,000         8,287,706          0.33%
 85              1     Cape Horn Shopping Center                             8,200,000         8,200,000          0.33%
 86              1     Comfort Suites Maingate East                          8,200,000         8,176,185          0.33%
 87              1     Washington Mutual Center                              8,000,000         8,000,000          0.32%
 88              1     Cross Roads Shopping Center                           8,000,000         8,000,000          0.32%
 89              1     Bonita Storage Inn                                    8,000,000         8,000,000          0.32%
 90              1     River Point III                                       7,900,000         7,883,458          0.31%
 91              2     AIMCO College Park Apartments                         7,650,000         7,650,000          0.31%
 92              1     224 North Des Plaines                                 7,500,000         7,500,000          0.30%
 93              1     Candlewood Suites Louisville Airport                  7,400,000         7,378,216          0.29%
 94              1     155 Wooster Street                                    7,250,000         7,250,000          0.29%
 95              2     The Lodge North Apartments                            7,205,000         7,205,000          0.29%
 96              1     Pioneer Business Center                               7,200,000         7,200,000          0.29%
 97    (C)       1     CVS Drugstore Brandon                                 4,050,000         4,041,700          0.16%
 98    (C)       1     CVS Paris                                             3,128,000         3,117,896          0.12%
 99              2     Silver Creek Apartments                               7,150,000         7,150,000          0.29%
100              1     Barrett Creek Plaza                                   7,125,000         7,125,000          0.28%
101              2     Oak Creek Apartments                                  7,100,000         7,100,000          0.28%
102              2     Somerset Park Apartments                              7,100,000         7,100,000          0.28%

                                                                        ORIGINATION      REMAINING       ORIGINAL
                                                                       AMORTIZATION    AMORTIZATION       TERM TO
                LOAN                                                        TERM            TERM         MATURITY
 #   CROSSED   GROUP   LOAN NAME                                          (MONTHS)        (MONTHS)     (MONTHS) (2)
 -   -------   -----   ---------                                          --------        --------     ------------
 1               1     450 Park Avenue                                 Interest Only   Interest Only        120
 2               1     One Madison Avenue                                  132(6)          125(6)           132
 3               1     Fashion Place                                        360             358              60
 4               2     HGA Alliance - Portfolio                        Interest Only   Interest Only        119
 5               1     Preston Commons                                 Interest Only   Interest Only         60
 6               1     Crestview Hills Town Center                          360             360             120
 7               1     Sterling Plaza                                  Interest Only   Interest Only         60
 8               1     Thistle Landing - Phoenix                            360             360             120
 9               1     Highland Industrial                                  360             360             121
 10              1     Ashbrook Commons                                     360             360             120
 11              1     Bridge Street Properties                             360             359             120
 12              1     West Oaks I Shopping Center                          360             360             120
 13              2     Fairlane Meadow                                      360             360             120
 14              1     Bouquet Canyon                                       360             360             120
 15              1     The Retreat at Fossil Creek                          360             360             121
 16              1     McKinley Crossroads                             Interest Only   Interest Only        120
 17              2     Brandychase Apartments                               360             360             120
 18              1     Bexley Park Raleigh NC                               360             360             120
 19              2     The Villages at Meyerland                            360             360             121
 20              1     Costa Mesa Square I                                  360             360             120
 21              2     Reserve at Tranquility Lake Apartments               360             359             120
 22              1     City Center West A                                   360             360             120
 23              1     Riverbend Marketplace                                360             358             121
 24              1     Residence Inn Westshore                              300             298             120
 25              1     3100 New York Drive                                  360             360             120
 26              1     Southern Palms                                       360             360             119
 27              1     BRYAN - Twin Oaks Apartments                         360             360             121
 28              1     Amber Oaks                                           360             360             119
 29              2     Dry Creek Apartments                            Interest Only   Interest Only        119
 30              1     Jackson West Shopping Center                         360             360             120
 31              2     Hidden Lakes Apartments                              360             360             120
 32              1     Harbour Walk Sandstone Apts                          360             360             120
 33              1     Chantilly Plaza                                      360             360             120
 34              1     Green Valley Tech Plaza                              360             360             120
 35              1     BRYAN - Spring Lake Apartments                       360             360             121
 36              1     Ramada Inn & Suites Toms River                       300             299             120
 37              1     Fiddler's Run Shopping Center                        360             358             119
 38              2     AIMCO Chimneys of Oak Creek Apartments               360             360             120
 39              2     AIMCO Oaks at Woodridge Apartments                   360             360             120
 40              1     BRYAN - Windsor Lake Apartments                      360             360             121
 41              2     Canyon Point Cottages                                360             360             121
 42              1     Windwood Oaks                                        360             360             120
 43              2     Woodridge Park Apartments                            360             360             120
 44              1     Symmetricom                                          360             360             120
 45              2     Charleston at Sweetwater Apartments                  360             353             120
 46              1     Park Plaza At Aliso Town Center Buildings 20,
                       21, 22 and 23                                        360             360             120
 47              1     Garden Creek Center                                  360             360             120
 48              1     Hilton Garden Inn - Rockaway                         300             300             120
 49              2     Kenwood Gardens                                      360             360             120
 50              1     Roxbury Medical Building                             360             360             120
 51              1     Indian Trace Center                                  360             357             120
 52              1     Stevenson Ranch Plaza II                             360             360             120
 53              2     Alpine Ridge Apartments                              360             360             121
 54              1     Bexley at Davidson Apartments                        360             360             120
 55              1     3880 Lemon Street                                    360             360             120
 56              2     Winding Trails Apartments                            360             360             120
 57              1     1250 Hallandale Office Building                      360             360             120
 58              1     Hilton Greenville                                    300             300             120
 59              1     Parklands Office Center                         Interest Only   Interest Only        120
 60              1     Chester Industrial Park Building                     360             360             120
 61              2     AIMCO Hunter's Chase Apartments                      360             360             120
 62              1     Lanier Crossing                                      360             360             120
 63              1     Parkway Plaza                                        360             360             120
 64              1     Wilmington Island Kroger                             360             358             121
 65              1     Comfort Inn Philadelphia                             300             300             120
 66              1     Varner Crossing                                      360             360             121
 67    (A)       1     Intermountain - Fairfield Inn & Suites Lawton        300             298             119
 68    (A)       1     Intermountain - Courtyard Wichita                    300             298             119
 69              1     Maywood Mart                                         360             357             120
 70              2     Richmond Chase Apartments                            360             360             122
 71              2     West Chase Apartments                                360             358             121
 72              1     Crowe's Crossing                                     360             360             120
 73              1     University Square Michigan                           360             360             121
 74              2     AIMCO Colony of Springdale Apartments                360             360             120
 75    (B)       2     Shady Acres Mobile Home Park                         360             356             121
 76    (B)       2     Royal Coach Mobile Home Park                         360             356             121
 77    (B)       2     Mount Vista Mobile Home Park                         360             356             121
 78              2     Churchill Commons Apartments                         360             360             121
 79              2     Oaks of Cypress Station                              360             360             121
 80              1     Streetsboro Crossing                            Interest Only   Interest Only        120
 81              1     AIMCO Burgundy Court Apartments                      360             360             120
 82              1     Village Festival                                     360             358              84
 83              1     Residence Inn Miami Airport West                     300             300             121
 84              1     Candlewood Suites Indianapolis                       300             299             120
 85              1     Cape Horn Shopping Center                            360             360             120
 86              1     Comfort Suites Maingate East                         300             298             120
 87              1     Washington Mutual Center                             360             360             121
 88              1     Cross Roads Shopping Center                          360             360             120
 89              1     Bonita Storage Inn                                   360             360             120
 90              1     River Point III                                      360             358             120
 91              2     AIMCO College Park Apartments                        360             360             120
 92              1     224 North Des Plaines                                360             360             121
 93              1     Candlewood Suites Louisville Airport                 300             298             120
 94              1     155 Wooster Street                                   360             360             120
 95              2     The Lodge North Apartments                           360             360             120
 96              1     Pioneer Business Center                              360             360             120
 97    (C)       1     CVS Drugstore Brandon                                360             358             121
 98    (C)       1     CVS Paris                                            360             357             121
 99              2     Silver Creek Apartments                              360             360             120
100              1     Barrett Creek Plaza                                  360             360             121
101              2     Oak Creek Apartments                                 360             360             120
102              2     Somerset Park Apartments                             360             360              60

                                                                                          INITIAL
                                                                           REMAINING      INTEREST
                                                                            TERM TO         ONLY     MORTGAGE
                LOAN                                                       MATURITY        PERIOD    INTEREST     MONTHLY
 #   CROSSED   GROUP   LOAN NAME                                       (MONTHS) (1) (2)   (MONTHS)     RATE     PAYMENT (3)
 -   -------   -----   ---------                                       ----------------   --------     ----     -----------
 1               1     450 Park Avenue                                        119           120       5.643%    $    834,293
 2               1     One Madison Avenue                                     125(6)          0       5.909%       1,149,727(7)
 3               1     Fashion Place                                           58             0       5.302%         844,252
 4               2     HGA Alliance - Portfolio                               115           119       4.856%         323,716
 5               1     Preston Commons                                         54            60       5.200%         295,464
 6               1     Crestview Hills Town Center                            118            24       5.690%         327,568
 7               1     Sterling Plaza                                          54            60       5.170%         206,396
 8               1     Thistle Landing - Phoenix                              119            36       5.220%         203,628
 9               1     Highland Industrial                                    117            36       5.340%         203,036
 10              1     Ashbrook Commons                                       120            84       5.050%         188,959
 11              1     Bridge Street Properties                               119             0       5.570%         200,266
 12              1     West Oaks I Shopping Center                            119            60       5.200%         149,907
 13              2     Fairlane Meadow                                        118            60       5.230%         150,248
 14              1     Bouquet Canyon                                         118            58       5.270%         147,769
 15              1     The Retreat at Fossil Creek                            118            60       5.310%         146,208
 16              1     McKinley Crossroads                                    119           120       5.040%         111,143
 17              2     Brandychase Apartments                                 119            48       4.990%         128,691
 18              1     Bexley Park Raleigh NC                                 119            60       5.403%         130,319
 19              2     The Villages at Meyerland                              119            12       5.160%         125,946
 20              1     Costa Mesa Square I                                    116            58       4.980%         116,761
 21              2     Reserve at Tranquility Lake Apartments                 119             0       5.220%         119,976
 22              1     City Center West A                                     119            36       5.000%         112,733
 23              1     Riverbend Marketplace                                  119             0       5.100%         105,875
 24              1     Residence Inn Westshore                                118             0       5.590%         120,178
 25              1     3100 New York Drive                                    118            24       5.280%         105,272
 26              1     Southern Palms                                         118            48       5.370%         104,153
 27              1     BRYAN - Twin Oaks Apartments                           118            60       5.380%         104,213
 28              1     Amber Oaks                                             117            24       5.080%          97,781
 29              2     Dry Creek Apartments                                   118           119       5.170%          78,627
 30              1     Jackson West Shopping Center                           119            60       5.200%          94,337
 31              2     Hidden Lakes Apartments                                119            24       5.390%          94,653
 32              1     Harbour Walk Sandstone Apts                            120            24       5.410%          95,353
 33              1     Chantilly Plaza                                        119            24       5.120%          87,613
 34              1     Green Valley Tech Plaza                                119            36       5.220%          86,680
 35              1     BRYAN - Spring Lake Apartments                         118            60       5.380%          84,323
 36              1     Ramada Inn & Suites Toms River                         119             0       5.270%          90,064
 37              1     Fiddler's Run Shopping Center                          117             0       5.300%          83,296
 38              2     AIMCO Chimneys of Oak Creek Apartments                 119            36       5.235%          81,589
 39              2     AIMCO Oaks at Woodridge Apartments                     119            36       5.235%          81,589
 40              1     BRYAN - Windsor Lake Apartments                        118            60       5.380%          79,420
 41              2     Canyon Point Cottages                                  118            36       5.340%          78,286
 42              1     Windwood Oaks                                          119            24       5.380%          77,896
 43              2     Woodridge Park Apartments                              119            24       5.166%          75,488
 44              1     Symmetricom                                            120             0       5.630%          78,620
 45              2     Charleston at Sweetwater Apartments                    113             0       5.350%          74,827
 46              1     Park Plaza At Aliso Town Center Buildings 20,
                       21, 22 and 23                                          119            36       5.140%          72,321
 47              1     Garden Creek Center                                    119            24       5.180%          71,498
 48              1     Hilton Garden Inn - Rockaway                           120             0       6.030%          77,536
 49              2     Kenwood Gardens                                        119            24       5.390%          66,187
 50              1     Roxbury Medical Building                               119            36       5.100%          64,068
 51              1     Indian Trace Center                                    117             0       5.170%          62,935
 52              1     Stevenson Ranch Plaza II                               116            58       4.980%          59,987
 53              2     Alpine Ridge Apartments                                120            24       5.430%          62,651
 54              1     Bexley at Davidson Apartments                          116            60       5.070%          59,522
 55              1     3880 Lemon Street                                      120            36       5.540%          62,733
 56              2     Winding Trails Apartments                              116            24       5.390%          60,017
 57              1     1250 Hallandale Office Building                        117            36       5.040%          56,623
 58              1     Hilton Greenville                                      118            24       5.620%          65,234
 59              1     Parklands Office Center                                117           120       5.420%          48,084
 60              1     Chester Industrial Park Building                       120             0       5.780%          61,475
 61              2     AIMCO Hunter's Chase Apartments                        119            36       5.235%          57,333
 62              1     Lanier Crossing                                        117            24       5.280%          57,069
 63              1     Parkway Plaza                                          118            36       5.560%          58,299
 64              1     Wilmington Island Kroger                               119             0       5.050%          55,068
 65              1     Comfort Inn Philadelphia                               116            24       5.870%          64,274
 66              1     Varner Crossing                                        118            60       5.390%          56,652
 67    (A)       1     Intermountain - Fairfield Inn & Suites Lawton          117             0       5.680%          32,025
 68    (A)       1     Intermountain - Courtyard Wichita                      117             0       5.680%          31,244
 69              1     Maywood Mart                                           117             0       5.110%          54,356
 70              2     Richmond Chase Apartments                              120            12       5.255%          53,815
 71              2     West Chase Apartments                                  119             0       5.440%          54,147
 72              1     Crowe's Crossing                                       117            24       5.440%          53,019
 73              1     University Square Michigan                             119            48       5.320%          51,759
 74              2     AIMCO Colony of Springdale Apartments                  119            36       5.235%          50,993
 75    (B)       2     Shady Acres Mobile Home Park                           117             0       4.930%          24,071
 76    (B)       2     Royal Coach Mobile Home Park                           117             0       4.930%          17,774
 77    (B)       2     Mount Vista Mobile Home Park                           117             0       4.930%           6,790
 78              2     Churchill Commons Apartments                           117            36       5.010%          48,369
 79              2     Oaks of Cypress Station                                119            12       5.160%          48,788
 80              1     Streetsboro Crossing                                   120           120       5.370%          39,939
 81              1     AIMCO Burgundy Court Apartments                        119            36       5.235%          48,099
 82              1     Village Festival                                        82             0       5.860%          51,085
 83              1     Residence Inn Miami Airport West                       119            24       5.340%          50,482
 84              1     Candlewood Suites Indianapolis                         119             0       5.830%          52,618
 85              1     Cape Horn Shopping Center                              119            12       5.480%          46,456
 86              1     Comfort Suites Maingate East                           118             0       5.630%          50,994
 87              1     Washington Mutual Center                               117            36       4.900%          42,458
 88              1     Cross Roads Shopping Center                            118            36       5.020%          43,044
 89              1     Bonita Storage Inn                                     118            12       5.330%          44,574
 90              1     River Point III                                        118             0       5.380%          44,262
 91              2     AIMCO College Park Apartments                          119            36       5.235%          42,173
 92              1     224 North Des Plaines                                  119            36       5.490%          42,537
 93              1     Candlewood Suites Louisville Airport                   118             0       5.550%          45,664
 94              1     155 Wooster Street                                     118            24       5.010%          38,964
 95              2     The Lodge North Apartments                             120             0       5.720%          41,909
 96              1     Pioneer Business Center                                119            60       5.420%          40,520
 97    (C)       1     CVS Drugstore Brandon                                  119             0       5.480%          22,945
 98    (C)       1     CVS Paris                                              118             0       5.370%          17,506
 99              2     Silver Creek Apartments                                119            24       5.570%          40,911
100              1     Barrett Creek Plaza                                    120            24       5.300%          39,565
101              2     Oak Creek Apartments                                   116            60       5.240%          39,162
102              2     Somerset Park Apartments                                59            24       6.020%          42,659

                                                                          FIRST
                LOAN                                                     PAYMENT      MATURITY
 #   CROSSED   GROUP   LOAN NAME                                          DATE          DATE        ARD (4)
 -   -------   -----   ---------                                          ----          ----        -------
 1               1     450 Park Avenue                                 12/11/2005    11/11/2015        N/A
 2               1     One Madison Avenue                              6/11/2005    5/11/2016(6)       N/A
 3               1     Fashion Place                                   11/5/2005     10/5/2010         N/A
 4               2     HGA Alliance - Portfolio                        9/11/2005     7/11/2015         N/A
 5               1     Preston Commons                                  7/7/2005      6/7/2010         N/A
 6               1     Crestview Hills Town Center                     11/1/2005     10/1/2015         N/A
 7               1     Sterling Plaza                                   7/7/2005      6/7/2010         N/A
 8               1     Thistle Landing - Phoenix                       12/1/2005     11/1/2015         N/A
 9               1     Highland Industrial                             9/11/2005     9/11/2015         N/A
 10              1     Ashbrook Commons                                 1/1/2006     12/1/2015         N/A
 11              1     Bridge Street Properties                        12/11/2005    11/11/2015        N/A
 12              1     West Oaks I Shopping Center                     12/1/2005     11/1/2015         N/A
 13              2     Fairlane Meadow                                 11/11/2005    10/11/2015        N/A
 14              1     Bouquet Canyon                                  11/11/2005    10/11/2015        N/A
 15              1     The Retreat at Fossil Creek                     10/11/2005    10/11/2015        N/A
 16              1     McKinley Crossroads                             12/11/2005    11/11/2015        N/A
 17              2     Brandychase Apartments                          12/11/2005    11/11/2015        N/A
 18              1     Bexley Park Raleigh NC                          12/11/2005    11/11/2015        N/A
 19              2     The Villages at Meyerland                       11/11/2005    11/11/2015        N/A
 20              1     Costa Mesa Square I                             9/11/2005     8/11/2015         N/A
 21              2     Reserve at Tranquility Lake Apartments          12/1/2005     11/1/2015         N/A
 22              1     City Center West A                              12/1/2005     11/1/2015         N/A
 23              1     Riverbend Marketplace                           11/11/2005    11/11/2015        N/A
 24              1     Residence Inn Westshore                         11/11/2005    10/11/2015        N/A
 25              1     3100 New York Drive                             11/1/2005     10/1/2015         N/A
 26              1     Southern Palms                                  12/11/2005    10/11/2015        N/A
 27              1     BRYAN - Twin Oaks Apartments                    10/11/2005    10/11/2015        N/A
 28              1     Amber Oaks                                      11/11/2005    9/11/2015         N/A
 29              2     Dry Creek Apartments                            12/11/2005    10/11/2015        N/A
 30              1     Jackson West Shopping Center                    12/1/2005     11/1/2015         N/A
 31              2     Hidden Lakes Apartments                         12/11/2005    11/11/2015        N/A
 32              1     Harbour Walk Sandstone Apts                      1/1/2006     12/1/2015         N/A
 33              1     Chantilly Plaza                                 12/1/2005     11/1/2015         N/A
 34              1     Green Valley Tech Plaza                         12/1/2005     11/1/2015         N/A
 35              1     BRYAN - Spring Lake Apartments                  10/11/2005    10/11/2015        N/A
 36              1     Ramada Inn & Suites Toms River                  12/1/2005     11/1/2015         N/A
 37              1     Fiddler's Run Shopping Center                   11/11/2005    9/11/2015         N/A
 38              2     AIMCO Chimneys of Oak Creek Apartments          12/11/2005    11/11/2015        N/A
 39              2     AIMCO Oaks at Woodridge Apartments              12/11/2005    11/11/2015        N/A
 40              1     BRYAN - Windsor Lake Apartments                 10/11/2005    10/11/2015        N/A
 41              2     Canyon Point Cottages                           10/11/2005    10/11/2015        N/A
 42              1     Windwood Oaks                                   12/1/2005     11/1/2015         N/A
 43              2     Woodridge Park Apartments                       12/11/2005    11/11/2015        N/A
 44              1     Symmetricom                                      1/1/2006     12/1/2015         N/A
 45              2     Charleston at Sweetwater Apartments             6/11/2005     5/11/2015         N/A
 46              1     Park Plaza At Aliso Town Center Buildings 20,
                       21, 22 and 23                                   12/1/2005     11/1/2015         N/A
 47              1     Garden Creek Center                             12/11/2005    11/11/2015        N/A
 48              1     Hilton Garden Inn - Rockaway                     1/1/2006     12/1/2015         N/A
 49              2     Kenwood Gardens                                 12/11/2005    11/11/2015        N/A
 50              1     Roxbury Medical Building                        12/11/2005    11/11/2015        N/A
 51              1     Indian Trace Center                             10/11/2005    9/11/2015         N/A
 52              1     Stevenson Ranch Plaza II                        9/11/2005     8/11/2015         N/A
 53              2     Alpine Ridge Apartments                         12/11/2005    12/11/2015        N/A
 54              1     Bexley at Davidson Apartments                   9/11/2005     8/11/2015         N/A
 55              1     3880 Lemon Street                                1/1/2006     12/1/2015         N/A
 56              2     Winding Trails Apartments                       9/11/2005     8/11/2015         N/A
 57              1     1250 Hallandale Office Building                 10/11/2005    9/11/2015         N/A
 58              1     Hilton Greenville                               11/11/2005    10/11/2015        N/A
 59              1     Parklands Office Center                         10/11/2005    9/11/2015         N/A
 60              1     Chester Industrial Park Building                 1/1/2006     12/1/2015         N/A
 61              2     AIMCO Hunter's Chase Apartments                 12/11/2005    11/11/2015        N/A
 62              1     Lanier Crossing                                 10/11/2005    9/11/2015         N/A
 63              1     Parkway Plaza                                   11/11/2005    10/11/2015        N/A
 64              1     Wilmington Island Kroger                        11/11/2005    11/11/2015        N/A
 65              1     Comfort Inn Philadelphia                        9/11/2005     8/11/2015         N/A
 66              1     Varner Crossing                                 10/11/2005    10/11/2015        N/A
 67    (A)       1     Intermountain - Fairfield Inn & Suites Lawton   11/11/2005    9/11/2015         N/A
 68    (A)       1     Intermountain - Courtyard Wichita               11/11/2005    9/11/2015         N/A
 69              1     Maywood Mart                                    10/11/2005    9/11/2015         N/A
 70              2     Richmond Chase Apartments                       11/11/2005    12/11/2015        N/A
 71              2     West Chase Apartments                           11/11/2005    11/11/2015        N/A
 72              1     Crowe's Crossing                                10/11/2005    9/11/2015         N/A
 73              1     University Square Michigan                      11/11/2005    11/11/2015        N/A
 74              2     AIMCO Colony of Springdale Apartments           12/11/2005    11/11/2015        N/A
 75    (B)       2     Shady Acres Mobile Home Park                    9/11/2005     9/11/2015         N/A
 76    (B)       2     Royal Coach Mobile Home Park                    9/11/2005     9/11/2015         N/A
 77    (B)       2     Mount Vista Mobile Home Park                    9/11/2005     9/11/2015         N/A
 78              2     Churchill Commons Apartments                    9/11/2005     9/11/2015         N/A
 79              2     Oaks of Cypress Station                         11/11/2005    11/11/2015        N/A
 80              1     Streetsboro Crossing                             1/1/2006     12/1/2015         N/A
 81              1     AIMCO Burgundy Court Apartments                 12/11/2005    11/11/2015        N/A
 82              1     Village Festival                                11/11/2005    10/11/2012        N/A
 83              1     Residence Inn Miami Airport West                11/11/2005    11/11/2015        N/A
 84              1     Candlewood Suites Indianapolis                  12/11/2005    11/11/2015        N/A
 85              1     Cape Horn Shopping Center                       12/11/2005    11/11/2015        N/A
 86              1     Comfort Suites Maingate East                    11/11/2005    10/11/2015        N/A
 87              1     Washington Mutual Center                        9/11/2005     9/11/2015         N/A
 88              1     Cross Roads Shopping Center                     11/1/2005     10/1/2015         N/A
 89              1     Bonita Storage Inn                              11/1/2005     10/1/2015         N/A
 90              1     River Point III                                 11/1/2005     10/1/2015         N/A
 91              2     AIMCO College Park Apartments                   12/11/2005    11/11/2015        N/A
 92              1     224 North Des Plaines                           11/11/2005    11/11/2015        N/A
 93              1     Candlewood Suites Louisville Airport            11/11/2005    10/11/2015        N/A
 94              1     155 Wooster Street                              11/11/2005    10/11/2015        N/A
 95              2     The Lodge North Apartments                       1/1/2006     12/1/2015         N/A
 96              1     Pioneer Business Center                         12/11/2005    11/11/2015        N/A
 97    (C)       1     CVS Drugstore Brandon                           11/11/2005    11/11/2035    11/11/2015
 98    (C)       1     CVS Paris                                       10/11/2005    10/11/2035    10/11/2015
 99              2     Silver Creek Apartments                         12/11/2005    11/11/2015        N/A
100              1     Barrett Creek Plaza                             12/11/2005    12/11/2015        N/A
101              2     Oak Creek Apartments                            9/11/2005     8/11/2015         N/A
102              2     Somerset Park Apartments                        12/11/2005    11/11/2010        N/A

                LOAN                                                   PREPAYMENT PROVISION (5)   DEFEASANCE
 #   CROSSED   GROUP   LOAN NAME                                           AS OF ORIGINATION        OPTION
 -   -------   -----   ---------                                           -----------------        ------
 1               1     450 Park Avenue                                 Lock/59_0.0%/61                Yes
 2               1     One Madison Avenue                              Lock/131_0.0%/1                Yes
 3               1     Fashion Place                                   Lock/53_0.0%/7                 Yes
 4               2     HGA Alliance - Portfolio                        Lock/113_0.0%/6                Yes
 5               1     Preston Commons                                 Lock/57_0.0%/3                 Yes
 6               1     Crestview Hills Town Center                     Lock/116_0.0%/4                Yes
 7               1     Sterling Plaza                                  Lock/57_0.0%/3                 Yes
 8               1     Thistle Landing - Phoenix                       Lock/116_0.0%/4                Yes
 9               1     Highland Industrial                             Lock/118_0.0%/3                Yes
 10              1     Ashbrook Commons                                Lock/113_0.0%/7                Yes
 11              1     Bridge Street Properties                        Lock/116_0.0%/4                Yes
 12              1     West Oaks I Shopping Center                     Lock/117_0.0%/3                Yes
 13              2     Fairlane Meadow                                 Lock/117_0.0%/3                Yes
 14              1     Bouquet Canyon                                  Lock/117_0.0%/3                Yes
 15              1     The Retreat at Fossil Creek                     Lock/118_0.0%/3                Yes
 16              1     McKinley Crossroads                             Lock/117_0.0%/3                Yes
 17              2     Brandychase Apartments                          Lock/117_0.0%/3                Yes
 18              1     Bexley Park Raleigh NC                          Lock/114_0.0%/6                Yes
 19              2     The Villages at Meyerland                       Lock/115_0.0%/6                Yes
 20              1     Costa Mesa Square I                             Lock/117_0.0%/3                Yes
 21              2     Reserve at Tranquility Lake Apartments          Lock/116_0.0%/4                Yes
 22              1     City Center West A                              Lock/116_0.0%/4                Yes
 23              1     Riverbend Marketplace                           Lock/118_0.0%/3                Yes
 24              1     Residence Inn Westshore                         Lock/117_0.0%/3                Yes
 25              1     3100 New York Drive                             Lock/116_0.0%/4                Yes
 26              1     Southern Palms                                  Lock/116_0.0%/3                Yes
 27              1     BRYAN - Twin Oaks Apartments                    Lock/118_0.0%/3                Yes
 28              1     Amber Oaks                                      Lock/116_0.0%/3                Yes
 29              2     Dry Creek Apartments                            Lock/116_0.0%/3                Yes
 30              1     Jackson West Shopping Center                    Lock/117_0.0%/3                Yes
 31              2     Hidden Lakes Apartments                         Lock/116_0.0%/4                Yes
 32              1     Harbour Walk Sandstone Apts                     Lock/117_0.0%/3                Yes
 33              1     Chantilly Plaza                                 Lock/117_0.0%/3                Yes
 34              1     Green Valley Tech Plaza                         Lock/116_0.0%/4                Yes
 35              1     BRYAN - Spring Lake Apartments                  Lock/118_0.0%/3                Yes
 36              1     Ramada Inn & Suites Toms River                  Lock/113_0.0%/7                Yes
 37              1     Fiddler's Run Shopping Center                   Lock/116_0.0%/3                Yes
 38              2     AIMCO Chimneys of Oak Creek Apartments          Lock/117_0.0%/3(8)             Yes
 39              2     AIMCO Oaks at Woodridge Apartments              Lock/117_0.0%/3(8)             Yes
 40              1     BRYAN - Windsor Lake Apartments                 Lock/118_0.0%/3                Yes
 41              2     Canyon Point Cottages                           Lock/118_0.0%/3                Yes
 42              1     Windwood Oaks                                   Lock/117_0.0%/3                Yes
 43              2     Woodridge Park Apartments                       Lock/116_0.0%/4                Yes
 44              1     Symmetricom                                     Lock/116_0.0%/4                Yes
 45              2     Charleston at Sweetwater Apartments             Lock/117_0.0%/3                Yes
 46              1     Park Plaza At Aliso Town Center Buildings 20,
                       21, 22 and 23                                   Lock/116_0.0%/4                Yes
 47              1     Garden Creek Center                             Lock/117_0.0%/3                Yes
 48              1     Hilton Garden Inn - Rockaway                    Lock/117_0.0%/3                Yes
 49              2     Kenwood Gardens                                 Lock/116_0.0%/4                Yes
 50              1     Roxbury Medical Building                        Lock/117_0.0%/3                Yes
 51              1     Indian Trace Center                             Lock/114_0.0%/6                Yes
 52              1     Stevenson Ranch Plaza II                        Lock/117_0.0%/3                Yes
 53              2     Alpine Ridge Apartments                         Lock/118_0.0%/3                Yes
 54              1     Bexley at Davidson Apartments                   Lock/114_0.0%/6                Yes
 55              1     3880 Lemon Street                               Lock/116_0.0%/4                Yes
 56              2     Winding Trails Apartments                       Lock/117_0.0%/3                Yes
 57              1     1250 Hallandale Office Building                 Lock/117_0.0%/3                Yes
 58              1     Hilton Greenville                               Lock/117_0.0%/3                Yes
 59              1     Parklands Office Center                         Lock/117_0.0%/3                Yes
 60              1     Chester Industrial Park Building                Lock/117_0.0%/3                Yes
 61              2     AIMCO Hunter's Chase Apartments                 Lock/117_0.0%/3(8)             Yes
 62              1     Lanier Crossing                                 Lock/114_0.0%/6                Yes
 63              1     Parkway Plaza                                   Lock/117_0.0%/3                Yes
 64              1     Wilmington Island Kroger                        Lock/118_0.0%/3                Yes
 65              1     Comfort Inn Philadelphia                        Lock/117_0.0%/3                Yes
 66              1     Varner Crossing                                 Lock/118_0.0%/3                Yes
 67    (A)       1     Intermountain - Fairfield Inn & Suites Lawton   Lock/116_0.0%/3                Yes
 68    (A)       1     Intermountain - Courtyard Wichita               Lock/116_0.0%/3                Yes
 69              1     Maywood Mart                                    Lock/117_0.0%/3                Yes
 70              2     Richmond Chase Apartments                       Lock/116_0.0%/6                Yes
 71              2     West Chase Apartments                           Lock/118_0.0%/3                Yes
 72              1     Crowe's Crossing                                Lock/114_0.0%/6                Yes
 73              1     University Square Michigan                      Lock/115_0.0%/6                Yes
 74              2     AIMCO Colony of Springdale Apartments           Lock/117_0.0%/3(8)             Yes
 75    (B)       2     Shady Acres Mobile Home Park                    Lock/118_0.0%/3                Yes
 76    (B)       2     Royal Coach Mobile Home Park                    Lock/118_0.0%/3                Yes
 77    (B)       2     Mount Vista Mobile Home Park                    Lock/118_0.0%/3                Yes
 78              2     Churchill Commons Apartments                    Lock/117_0.0%/4                Yes
 79              2     Oaks of Cypress Station                         Lock/115_0.0%/6                Yes
 80              1     Streetsboro Crossing                            Lock/117_0.0%/3                Yes
 81              1     AIMCO Burgundy Court Apartments                 Lock/117_0.0%/3(8)             Yes
 82              1     Village Festival                                Lock/81_0.0%/3                 Yes
 83              1     Residence Inn Miami Airport West                Lock/118_0.0%/3                Yes
 84              1     Candlewood Suites Indianapolis                  Lock/117_0.0%/3                Yes
 85              1     Cape Horn Shopping Center                       Lock/117_0.0%/3                Yes
 86              1     Comfort Suites Maingate East                    Lock/117_0.0%/3                Yes
 87              1     Washington Mutual Center                        Lock/118_0.0%/3                Yes
 88              1     Cross Roads Shopping Center                     Lock/116_0.0%/4                Yes
 89              1     Bonita Storage Inn                              Lock/116_0.0%/4                Yes
 90              1     River Point III                                 Lock/35_YM1/82_0.0%/3          No
 91              2     AIMCO College Park Apartments                   Lock/117_0.0%/3(8)             Yes
 92              1     224 North Des Plaines                           Lock/118_0.0%/3                Yes
 93              1     Candlewood Suites Louisville Airport            Lock/117_0.0%/3                Yes
 94              1     155 Wooster Street                              Lock/116_0.0%/4                Yes
 95              2     The Lodge North Apartments                      Lock/117_0.0%/3                Yes
 96              1     Pioneer Business Center                         Lock/117_0.0%/3                Yes
 97    (C)       1     CVS Drugstore Brandon                           Lock/115_0.0%/6                Yes
 98    (C)       1     CVS Paris                                       Lock/115_0.0%/6                Yes
 99              2     Silver Creek Apartments                         Lock/117_0.0%/3                Yes
100              1     Barrett Creek Plaza                             Lock/118_0.0%/3                Yes
101              2     Oak Creek Apartments                            Lock/117_0.0%/3                Yes
102              2     Somerset Park Apartments                        Lock/57_0.0%/3                 Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                              PERCENTAGE OF
                                                                           ORIGINAL        CUT-OFF DATE          INITIAL
                LOAN                                                      PRINCIPAL         PRINCIPAL           MORTGAGE
 #   CROSSED   GROUP   LOAN NAME                                           BALANCE         BALANCE (1)         POOL BALANCE
 -   -------   -----   ---------                                           -------         -----------         ------------
103              1     Town Center Shoppes                             $     7,100,000   $     7,100,000          0.28%
104              2     Happy Village Apartments                              6,974,000         6,966,842          0.28%
105              1     North Shore Office Plaza                              6,800,000         6,800,000          0.27%
106              1     Wells Cargo - Orange                                  6,800,000         6,792,112          0.27%
107              1     Intermountain - Residence Inn Rogers                  6,810,000         6,779,969          0.27%
108              2     Vintage Corona Apartments                             6,600,000         6,600,000          0.26%
109              1     Promenade Shopping Center                             6,500,000         6,500,000          0.26%
110              1     Sanders East Business Park                            6,457,500         6,457,500          0.26%
111              1     AIMCO Stoneridge Apartments                           6,450,000         6,450,000          0.26%
112              1     Kingsley Apartments                                   6,405,000         6,397,950          0.26%
113              1     Park Towers                                           6,400,000         6,386,311          0.25%
114              1     AA/Tri-State Mini Storage Portfolio                   6,350,000         6,343,141          0.25%
115              2     AIMCO Woodmere Apartments                             6,225,000         6,225,000          0.25%
116              1     Southington Plaza                                     6,175,000         6,167,649          0.25%
117              2     Forest Hills Apartments                               6,150,000         6,150,000          0.25%
118              1     Marriott Courtyard Ocoee                              6,100,000         6,090,585          0.24%
119              1     River Ridge Crossing West                             6,030,000         6,030,000          0.24%
120              1     551 West Lancaster Avenue                             6,000,000         6,000,000          0.24%
121              2     Cypress Ridge Apartments                              6,000,000         6,000,000          0.24%
122              1     LeClaire Station Apartments                           6,000,000         6,000,000          0.24%
123              1     The Broadway Building                                 6,000,000         6,000,000          0.24%
124              1     Renaissance Magnolia Shopping Center                  6,000,000         6,000,000          0.24%
125              2     Colonial Court                                        6,000,000         5,987,410          0.24%
126              1     Park Plaza At Aliso Town Center Building 6            5,925,000         5,925,000          0.24%
127              1     Wells Cargo - Camarillo                               5,832,000         5,825,360          0.23%
128              2     Northwest Pines                                       5,820,000         5,820,000          0.23%
129              2     Woodbridge Crossing                                   5,800,000         5,800,000          0.23%
130              1     RiverStone Medical Center                             5,720,000         5,720,000          0.23%
131              2     Mill Creek Apartments                                 5,650,000         5,650,000          0.23%
132              2     Oasis at Mesa Palms                                   5,600,000         5,581,652          0.22%
133              1     Centerpointe Shops                                    5,550,000         5,550,000          0.22%
134              1     Ricci Leopold Building                                5,500,000         5,494,036          0.22%
135              1     Mystic Creek Apartments                               5,400,000         5,400,000          0.22%
136              1     Dollar Self Storage - Grant Road                      5,400,000         5,394,200          0.22%
137              1     Intermountain - Residence Inn Fort Smith              5,390,000         5,366,231          0.21%
138              1     Overlake Office                                       5,300,000         5,293,966          0.21%
139              2     Lincolnshire Coach Homes                              5,250,000         5,250,000          0.21%
140              1     Haute Harwin Fashion Center                           5,200,000         5,177,370          0.21%
141              1     Intermountain - Fairfield Inn & Suites Sparks         5,190,000         5,175,055          0.21%
142              1     Rancho San Diego Professional Center                  5,155,000         5,144,750          0.21%
143              2     Stone Ridge Apartments                                5,050,000         5,050,000          0.20%
144              1     Intermountain - Residence Inn Olathe                  5,030,000         5,007,819          0.20%
145              2     Lakeview Heights                                      4,965,000         4,948,798          0.20%
146              2     Hunters Crossing Apartments                           4,800,000         4,800,000          0.19%
147              1     Stewart Lamb Shopping Center                          4,800,000         4,784,809          0.19%
148              2     Harmony Pines Apartments                              4,720,000         4,720,000          0.19%
149              1     River Ridge Crossing East                             4,720,000         4,720,000          0.19%
150              1     Town Center at Geist                                  4,540,000         4,540,000          0.18%
151              1     Citadel Square                                        4,500,000         4,500,000          0.18%
152              1     The Shops at Hardee Village                           4,500,000         4,500,000          0.18%
153              1     Wingate Inn Intercontinental Airport                  4,500,000         4,500,000          0.18%
154              1     Atria on Market                                       4,400,000         4,400,000          0.18%
155              1     Fountainbleu Court                                    4,400,000         4,400,000          0.18%
156              1     Village At Geist                                      4,380,000         4,380,000          0.17%
157              1     DirecTV Call Center                                   4,400,000         4,370,427          0.17%
158              1     Westpark Center                                       4,300,000         4,300,000          0.17%
159              1     LA Industrial Portfolio                               4,300,000         4,295,249          0.17%
160              1     Market Place Shopping Center                          4,300,000         4,286,843          0.17%
161              1     Marketplace at University Pointe                      4,162,000         4,157,367          0.17%
162              1     McGalliard Mall Shops                                 4,100,000         4,100,000          0.16%
163              1     22809 Pacific Coast Highway                           4,000,000         4,000,000          0.16%
164              1     Flower Valley Plaza                                   3,900,000         3,883,383          0.16%
165              1     V.P. Self Storage Facility                            3,765,000         3,761,084          0.15%
166              2     Village Apartments                                    3,725,000         3,725,000          0.15%
167              1     Presidio Plaza                                        3,700,000         3,700,000          0.15%
168              2     Sterling Pointe Apartments                            3,700,000         3,700,000          0.15%
169              1     Temecula Plaza                                        3,700,000         3,700,000          0.15%
170              1     Progress Point Shopping Center                        3,700,000         3,680,653          0.15%
171              1     3133 Rochambeau Avenue                                3,625,000         3,625,000          0.14%
172              1     Brookhaven Self-Storage                               3,500,000         3,500,000          0.14%
173              1     Lankershim Industrial                                 3,500,000         3,496,133          0.14%
174              1     Hampton Inn Henderson                                 3,500,000         3,495,057          0.14%
175              1     CMS Portfolio                                         3,500,000         3,492,995          0.14%
176              1     Maple Drive                                           3,500,000         3,489,238          0.14%
177              1     Metropolitan Court                                    3,440,000         3,440,000          0.14%
178              1     Piedmont Court                                        3,300,000         3,289,853          0.13%
179    (D)       1     Vons Pasadena                                         2,000,000         1,990,792          0.08%
180    (D)       1     Vons Simi Valley                                      1,300,000         1,294,015          0.05%
181              2     Arcadia Park Apartments                               3,200,000         3,200,000          0.13%
182              1     Broadview Crossings Center                            3,200,000         3,196,446          0.13%
183              1     6th and Union Plaza                                   3,100,000         3,093,701          0.12%
184              2     Apple Creek of Kansas City                            3,100,000         3,090,189          0.12%
185              1     Serrano Portfolio                                     3,000,000         2,996,552          0.12%
186              2     Fox Pointe Apartments                                 2,800,000         2,794,125          0.11%
187              1     Cantera Commons                                       2,800,000         2,794,036          0.11%
188              1     Steeple Square Shopping Center                        2,760,000         2,760,000          0.11%
189              1     1424 North Brown Road                                 2,750,000         2,741,491          0.11%
190              1     Portico Shopping Center                               2,700,000         2,700,000          0.11%
191              2     Stone Creek Apartments                                2,700,000         2,697,127          0.11%
192              2     Canyon Shadows Apartments                             2,700,000         2,694,596          0.11%
193              2     Summerhouse Square Apartments                         2,700,000         2,693,976          0.11%
194              2     Redwood Terrace Apartments                            2,600,000         2,591,516          0.10%
195              1     59th and Ashland Retail                               2,575,000         2,569,790          0.10%
196              2     Robin Hill Apartments                                 2,500,000         2,500,000          0.10%
197              1     Merchants Walk Shopping Center                        2,450,000         2,444,870          0.10%
198              1     Nashua NH                                             2,350,000         2,347,423          0.09%
199              1     Coral Key Shopping Center                             2,275,436         2,268,454          0.09%
200              1     Shops of Argyle                                       2,250,000         2,250,000          0.09%
201              1     Rincon Business Park - Corona                         2,250,000         2,250,000          0.09%
202              1     Shops at Pine Bluff                                   2,185,000         2,174,268          0.09%
203              1     Taylor Square                                         2,160,000         2,157,680          0.09%
204              1     Westcreek Crossing                                    2,100,000         2,093,189          0.08%

                                                                        ORIGINATION      REMAINING       ORIGINAL
                                                                       AMORTIZATION    AMORTIZATION       TERM TO
                LOAN                                                        TERM            TERM         MATURITY
 #   CROSSED   GROUP   LOAN NAME                                          (MONTHS)        (MONTHS)     (MONTHS) (2)
 -   -------   -----   ---------                                          --------        --------     ------------
103              1     Town Center Shoppes                                  360             360             117
104              2     Happy Village Apartments                             360             359             120
105              1     North Shore Office Plaza                             360             360             120
106              1     Wells Cargo - Orange                                 360             359             120
107              1     Intermountain - Residence Inn Rogers                 300             297             120
108              2     Vintage Corona Apartments                            360             360             120
109              1     Promenade Shopping Center                       Interest Only   Interest Only        120
110              1     Sanders East Business Park                           360             360             120
111              1     AIMCO Stoneridge Apartments                          360             360             120
112              1     Kingsley Apartments                                  360             359             120
113              1     Park Towers                                          360             358             120
114              1     AA/Tri-State Mini Storage Portfolio                  360             359             121
115              2     AIMCO Woodmere Apartments                            360             360             120
116              1     Southington Plaza                                    360             359             120
117              2     Forest Hills Apartments                              360             360              61
118              1     Marriott Courtyard Ocoee                             300             299             120
119              1     River Ridge Crossing West                            360             360             120
120              1     551 West Lancaster Avenue                            360             360             120
121              2     Cypress Ridge Apartments                             360             360             120
122              1     LeClaire Station Apartments                          360             360              61
123              1     The Broadway Building                                360             360              60
124              1     Renaissance Magnolia Shopping Center                 360             360             120
125              2     Colonial Court                                       360             358             120
126              1     Park Plaza At Aliso Town Center Building 6           360             360             120
127              1     Wells Cargo - Camarillo                              360             359             120
128              2     Northwest Pines                                      360             360             121
129              2     Woodbridge Crossing                                  360             360              60
130              1     RiverStone Medical Center                            360             360             121
131              2     Mill Creek Apartments                                360             360              60
132              2     Oasis at Mesa Palms                                  360             357             119
133              1     Centerpointe Shops                                   360             360             120
134              1     Ricci Leopold Building                               360             359             119
135              1     Mystic Creek Apartments                              360             360             120
136              1     Dollar Self Storage - Grant Road                     360             359             120
137              1     Intermountain - Residence Inn Fort Smith             300             297             120
138              1     Overlake Office                                      360             359             119
139              2     Lincolnshire Coach Homes                             360             360             121
140              1     Haute Harwin Fashion Center                          360             356             120
141              1     Intermountain - Fairfield Inn & Suites Sparks        300             298             119
142              1     Rancho San Diego Professional Center                 360             358             120
143              2     Stone Ridge Apartments                               360             360             120
144              1     Intermountain - Residence Inn Olathe                 300             297             120
145              2     Lakeview Heights                                     360             357             120
146              2     Hunters Crossing Apartments                          360             360             120
147              1     Stewart Lamb Shopping Center                         360             357             122
148              2     Harmony Pines Apartments                             360             360             120
149              1     River Ridge Crossing East                            360             360             120
150              1     Town Center at Geist                                 300             300             120
151              1     Citadel Square                                       360             360             120
152              1     The Shops at Hardee Village                          360             360             120
153              1     Wingate Inn Intercontinental Airport                 300             300             120
154              1     Atria on Market                                      360             360             120
155              1     Fountainbleu Court                                   360             360             120
156              1     Village At Geist                                     300             300             120
157              1     DirecTV Call Center                                  360             353              60
158              1     Westpark Center                                      360             360             120
159              1     LA Industrial Portfolio                              360             359             120
160              1     Market Place Shopping Center                         300             298             120
161              1     Marketplace at University Pointe                     360             359             120
162              1     McGalliard Mall Shops                                360             360             120
163              1     22809 Pacific Coast Highway                     Interest Only   Interest Only        120
164              1     Flower Valley Plaza                                  360             356             121
165              1     V.P. Self Storage Facility                           360             359             120
166              2     Village Apartments                                   360             360              60
167              1     Presidio Plaza                                       360             360             121
168              2     Sterling Pointe Apartments                      Interest Only   Interest Only         60
169              1     Temecula Plaza                                       360             360             120
170              1     Progress Point Shopping Center                       360             355             121
171              1     3133 Rochambeau Avenue                               360             360             120
172              1     Brookhaven Self-Storage                              240             240             120
173              1     Lankershim Industrial                                360             359             120
174              1     Hampton Inn Henderson                                300             299             120
175              1     CMS Portfolio                                        360             358             120
176              1     Maple Drive                                          360             357             120
177              1     Metropolitan Court                                   360             360             121
178              1     Piedmont Court                                       360             357             120
179    (D)       1     Vons Pasadena                                        360             356             121
180    (D)       1     Vons Simi Valley                                     360             356             121
181              2     Arcadia Park Apartments                              360             360             122
182              1     Broadview Crossings Center                           360             359             119
183              1     6th and Union Plaza                                  360             358             120
184              2     Apple Creek of Kansas City                           360             357             120
185              1     Serrano Portfolio                                    360             359             121
186              2     Fox Pointe Apartments                                360             358             120
187              1     Cantera Commons                                      360             358             120
188              1     Steeple Square Shopping Center                       360             360             121
189              1     1424 North Brown Road                                360             357             121
190              1     Portico Shopping Center                              360             360             120
191              2     Stone Creek Apartments                               360             359             121
192              2     Canyon Shadows Apartments                            360             358              84
193              2     Summerhouse Square Apartments                        360             358             120
194              2     Redwood Terrace Apartments                           360             357             121
195              1     59th and Ashland Retail                              360             358             120
196              2     Robin Hill Apartments                                360             360             120
197              1     Merchants Walk Shopping Center                       360             358             120
198              1     Nashua NH                                            360             359             121
199              1     Coral Key Shopping Center                            360             357             120
200              1     Shops of Argyle                                      360             360             120
201              1     Rincon Business Park - Corona                        360             360             120
202              1     Shops at Pine Bluff                                  300             297             120
203              1     Taylor Square                                        360             359             121
204              1     Westcreek Crossing                                   360             357             120

                                                                                          INITIAL
                                                                           REMAINING      INTEREST
                                                                            TERM TO         ONLY     MORTGAGE
                LOAN                                                       MATURITY        PERIOD    INTEREST     MONTHLY
 #   CROSSED   GROUP   LOAN NAME                                       (MONTHS) (1) (2)   (MONTHS)     RATE     PAYMENT (3)
 -   -------   -----   ---------                                       ----------------   --------     ----     -----------
103              1     Town Center Shoppes                                    114            60       4.950%    $     37,898
104              2     Happy Village Apartments                               119             0       5.840%          41,098
105              1     North Shore Office Plaza                               120            12       5.620%          39,123
106              1     Wells Cargo - Orange                                   119             0       5.190%          37,298
107              1     Intermountain - Residence Inn Rogers                   117             0       5.680%          42,555
108              2     Vintage Corona Apartments                              118            36       5.080%          35,754
109              1     Promenade Shopping Center                              117            120      5.080%          27,899
110              1     Sanders East Business Park                             120             0       5.830%          38,013
111              1     AIMCO Stoneridge Apartments                            119            36       5.235%          35,557
112              1     Kingsley Apartments                                    119             0       5.470%          36,246
113              1     Park Towers                                            118             0       5.280%          35,460
114              1     AA/Tri-State Mini Storage Portfolio                    120             0       5.570%          36,334
115              2     AIMCO Woodmere Apartments                              119            36       5.235%          34,317
116              1     Southington Plaza                                      119             0       5.050%          33,338
117              2     Forest Hills Apartments                                 54            36       5.550%          35,112
118              1     Marriott Courtyard Ocoee                               119             0       5.560%          37,678
119              1     River Ridge Crossing West                              115            12       5.110%          32,777
120              1     551 West Lancaster Avenue                              117            24       5.080%          32,503
121              2     Cypress Ridge Apartments                               117            24       5.260%          33,169
122              1     LeClaire Station Apartments                             54            36       5.550%          34,256
123              1     The Broadway Building                                   60             0       6.070%          36,244
124              1     Renaissance Magnolia Shopping Center                   115            60       5.100%          32,577
125              2     Colonial Court                                         118             0       5.370%          33,580
126              1     Park Plaza At Aliso Town Center Building 6             119            36       5.140%          32,316
127              1     Wells Cargo - Camarillo                                119             0       5.290%          32,349
128              2     Northwest Pines                                        119            12       5.160%          31,815
129              2     Woodbridge Crossing                                     56            24       5.400%          32,569
130              1     RiverStone Medical Center                              118            36       5.520%          32,549
131              2     Mill Creek Apartments                                   56            24       5.400%          31,726
132              2     Oasis at Mesa Palms                                    116             0       5.300%          31,097
133              1     Centerpointe Shops                                     118            36       5.200%          30,476
134              1     Ricci Leopold Building                                 118             0       5.550%          31,401
135              1     Mystic Creek Apartments                                116            60       4.890%          28,626
136              1     Dollar Self Storage - Grant Road                       119             0       5.600%          31,000
137              1     Intermountain - Residence Inn Fort Smith               117             0       5.680%          33,681
138              1     Overlake Office                                        118             0       5.290%          29,398
139              2     Lincolnshire Coach Homes                               118            60       5.020%          28,247
140              1     Haute Harwin Fashion Center                            116             0       5.220%          28,618
141              1     Intermountain - Fairfield Inn & Suites Sparks          117             0       5.680%          32,431
142              1     Rancho San Diego Professional Center                   118             0       5.620%          29,659
143              2     Stone Ridge Apartments                                 119            24       5.180%          27,668
144              1     Intermountain - Residence Inn Olathe                   117             0       5.680%          31,432
145              2     Lakeview Heights                                       117             0       5.320%          27,633
146              2     Hunters Crossing Apartments                            119            12       5.280%          26,595
147              1     Stewart Lamb Shopping Center                           119             0       5.470%          27,164
148              2     Harmony Pines Apartments                               118            36       5.440%          26,622
149              1     River Ridge Crossing East                              115            12       5.110%          25,656
150              1     Town Center at Geist                                   118            12       5.390%          27,582
151              1     Citadel Square                                         117            24       5.440%          25,381
152              1     The Shops at Hardee Village                            116            24       4.980%          24,102
153              1     Wingate Inn Intercontinental Airport                   120             0       5.910%          28,746
154              1     Atria on Market                                        117            24       5.280%          24,379
155              1     Fountainbleu Court                                     115            36       5.340%          24,543
156              1     Village At Geist                                       118            12       5.390%          26,610
157              1     DirecTV Call Center                                     53             0       5.780%          25,761
158              1     Westpark Center                                        118            12       5.400%          24,146
159              1     LA Industrial Portfolio                                119             0       5.450%          24,280
160              1     Market Place Shopping Center                           118             0       5.320%          25,946
161              1     Marketplace at University Pointe                       119             0       5.410%          23,397
162              1     McGalliard Mall Shops                                  117            24       5.220%          22,564
163              1     22809 Pacific Coast Highway                            117            120      5.000%          16,898
164              1     Flower Valley Plaza                                    117             0       5.320%          21,705
165              1     V.P. Self Storage Facility                             119             0       5.770%          22,019
166              2     Village Apartments                                      57            24       5.670%          21,549
167              1     Presidio Plaza                                         118            60       5.300%          20,546
168              2     Sterling Pointe Apartments                              58            60       5.940%          18,569
169              1     Temecula Plaza                                         118            24       5.470%          20,939
170              1     Progress Point Shopping Center                         116             0       5.350%          20,661
171              1     3133 Rochambeau Avenue                                 116            60       5.160%          19,816
172              1     Brookhaven Self-Storage                                120             0       5.520%          24,116
173              1     Lankershim Industrial                                  119             0       5.450%          19,763
174              1     Hampton Inn Henderson                                  119             0       6.140%          22,851
175              1     CMS Portfolio                                          118             0       5.590%          20,071
176              1     Maple Drive                                            117             0       5.610%          20,115
177              1     Metropolitan Court                                     116            36       5.050%          18,572
178              1     Piedmont Court                                         117             0       5.610%          18,965
179    (D)       1     Vons Pasadena                                          117             0       4.950%          10,675
180    (D)       1     Vons Simi Valley                                       117             0       4.950%           6,939
181              2     Arcadia Park Apartments                                120            24       5.520%          18,209
182              1     Broadview Crossings Center                             118             0       5.423%          18,015
183              1     6th and Union Plaza                                    118             0       5.520%          17,640
184              2     Apple Creek of Kansas City                             117             0       5.470%          17,543
185              1     Serrano Portfolio                                      120             0       5.240%          16,548
186              2     Fox Pointe Apartments                                  118             0       5.370%          15,670
187              1     Cantera Commons                                        118             0       5.300%          15,549
188              1     Steeple Square Shopping Center                         120            24       5.590%          15,827
189              1     1424 North Brown Road                                  118             0       5.580%          15,753
190              1     Portico Shopping Center                                115            24       5.150%          14,743
191              2     Stone Creek Apartments                                 120             0       5.650%          15,585
192              2     Canyon Shadows Apartments                               82             0       5.590%          15,483
193              2     Summerhouse Square Apartments                          118             0       5.080%          14,626
194              2     Redwood Terrace Apartments                             118             0       5.320%          14,470
195              1     59th and Ashland Retail                                118             0       5.540%          14,685
196              2     Robin Hill Apartments                                  119            60       5.250%          13,805
197              1     Merchants Walk Shopping Center                         118             0       5.380%          13,727
198              1     Nashua NH                                              120             0       5.490%          13,328
199              1     Coral Key Shopping Center                              117             0       5.620%          13,092
200              1     Shops of Argyle                                        117            12       5.720%          13,088
201              1     Rincon Business Park - Corona                          120             0       5.660%          13,002
202              1     Shops at Pine Bluff                                    117             0       5.010%          12,786
203              1     Taylor Square                                          120             0       5.600%          12,400
204              1     Westcreek Crossing                                     117             0       5.350%          11,727

                                                                          FIRST
                LOAN                                                     PAYMENT      MATURITY
 #   CROSSED   GROUP   LOAN NAME                                          DATE          DATE        ARD (4)
 -   -------   -----   ---------                                          ----          ----        -------
103              1     Town Center Shoppes                             10/11/2005    6/11/2015         N/A
104              2     Happy Village Apartments                        12/11/2005    11/11/2015        N/A
105              1     North Shore Office Plaza                         1/1/2006     12/1/2015         N/A
106              1     Wells Cargo - Orange                            12/1/2005     11/1/2015         N/A
107              1     Intermountain - Residence Inn Rogers            10/11/2005    9/11/2015         N/A
108              2     Vintage Corona Apartments                       11/11/2005    10/11/2015        N/A
109              1     Promenade Shopping Center                       10/11/2005    9/11/2015         N/A
110              1     Sanders East Business Park                       1/1/2006     12/1/2035     12/1/2015
111              1     AIMCO Stoneridge Apartments                     12/11/2005    11/11/2015        N/A
112              1     Kingsley Apartments                             12/11/2005    11/11/2015        N/A
113              1     Park Towers                                     11/1/2005     10/1/2015         N/A
114              1     AA/Tri-State Mini Storage Portfolio             12/11/2005    12/11/2015        N/A
115              2     AIMCO Woodmere Apartments                       12/11/2005    11/11/2015        N/A
116              1     Southington Plaza                               12/1/2005     11/1/2015         N/A
117              2     Forest Hills Apartments                         6/11/2005     6/11/2010         N/A
118              1     Marriott Courtyard Ocoee                        12/11/2005    11/11/2015        N/A
119              1     River Ridge Crossing West                       8/11/2005     7/11/2015         N/A
120              1     551 West Lancaster Avenue                       10/11/2005    9/11/2015         N/A
121              2     Cypress Ridge Apartments                        10/11/2005    9/11/2015         N/A
122              1     LeClaire Station Apartments                     6/11/2005     6/11/2010         N/A
123              1     The Broadway Building                            1/1/2006     12/1/2010         N/A
124              1     Renaissance Magnolia Shopping Center             8/1/2005      7/1/2015         N/A
125              2     Colonial Court                                  11/11/2005    10/11/2015        N/A
126              1     Park Plaza At Aliso Town Center Building 6      12/1/2005     11/1/2015         N/A
127              1     Wells Cargo - Camarillo                         12/1/2005     11/1/2015         N/A
128              2     Northwest Pines                                 11/11/2005    11/11/2015        N/A
129              2     Woodbridge Crossing                             9/11/2005     8/11/2010         N/A
130              1     RiverStone Medical Center                       10/11/2005    10/11/2015        N/A
131              2     Mill Creek Apartments                           9/11/2005     8/11/2010         N/A
132              2     Oasis at Mesa Palms                             10/11/2005    8/11/2015         N/A
133              1     Centerpointe Shops                              11/11/2005    10/11/2015        N/A
134              1     Ricci Leopold Building                          12/11/2005    10/11/2015        N/A
135              1     Mystic Creek Apartments                         9/11/2005     8/11/2015         N/A
136              1     Dollar Self Storage - Grant Road                12/1/2005     11/1/2015         N/A
137              1     Intermountain - Residence Inn Fort Smith        10/11/2005    9/11/2015         N/A
138              1     Overlake Office                                 12/11/2005    10/11/2015        N/A
139              2     Lincolnshire Coach Homes                        10/11/2005    10/11/2015        N/A
140              1     Haute Harwin Fashion Center                     9/11/2005     8/11/2015         N/A
141              1     Intermountain - Fairfield Inn & Suites Sparks   11/11/2005    9/11/2015         N/A
142              1     Rancho San Diego Professional Center            11/11/2005    10/11/2015        N/A
143              2     Stone Ridge Apartments                          12/1/2005     11/1/2015         N/A
144              1     Intermountain - Residence Inn Olathe            10/11/2005    9/11/2015         N/A
145              2     Lakeview Heights                                10/11/2005    9/11/2015         N/A
146              2     Hunters Crossing Apartments                     12/11/2005    11/11/2015        N/A
147              1     Stewart Lamb Shopping Center                    10/11/2005    11/11/2015        N/A
148              2     Harmony Pines Apartments                        11/11/2005    10/11/2015        N/A
149              1     River Ridge Crossing East                       8/11/2005     7/11/2015         N/A
150              1     Town Center at Geist                            11/11/2005    10/11/2015        N/A
151              1     Citadel Square                                  10/11/2005    9/11/2015         N/A
152              1     The Shops at Hardee Village                     9/11/2005     8/11/2015         N/A
153              1     Wingate Inn Intercontinental Airport             1/1/2006     12/1/2015         N/A
154              1     Atria on Market                                 10/11/2005    9/11/2015         N/A
155              1     Fountainbleu Court                              8/11/2005     7/11/2015         N/A
156              1     Village At Geist                                11/11/2005    10/11/2015        N/A
157              1     DirecTV Call Center                             6/11/2005     5/11/2010         N/A
158              1     Westpark Center                                 11/11/2005    10/11/2015        N/A
159              1     LA Industrial Portfolio                         12/11/2005    11/11/2015        N/A
160              1     Market Place Shopping Center                    11/11/2005    10/11/2015        N/A
161              1     Marketplace at University Pointe                12/1/2005     11/1/2015         N/A
162              1     McGalliard Mall Shops                           10/11/2005    9/11/2015         N/A
163              1     22809 Pacific Coast Highway                     10/11/2005    9/11/2015         N/A
164              1     Flower Valley Plaza                             9/11/2005     9/11/2015         N/A
165              1     V.P. Self Storage Facility                      12/1/2005     11/1/2015         N/A
166              2     Village Apartments                              10/11/2005    9/11/2010         N/A
167              1     Presidio Plaza                                  10/11/2005    10/11/2015        N/A
168              2     Sterling Pointe Apartments                      11/11/2005    10/11/2010        N/A
169              1     Temecula Plaza                                  11/11/2005    10/11/2015        N/A
170              1     Progress Point Shopping Center                  8/11/2005     8/11/2015         N/A
171              1     3133 Rochambeau Avenue                          9/11/2005     8/11/2015         N/A
172              1     Brookhaven Self-Storage                          1/1/2006     12/1/2015         N/A
173              1     Lankershim Industrial                           12/11/2005    11/11/2015        N/A
174              1     Hampton Inn Henderson                           12/11/2005    11/11/2015        N/A
175              1     CMS Portfolio                                   11/11/2005    10/11/2015        N/A
176              1     Maple Drive                                     10/11/2005    9/11/2015         N/A
177              1     Metropolitan Court                              8/11/2005     8/11/2015         N/A
178              1     Piedmont Court                                  10/11/2005    9/11/2015         N/A
179    (D)       1     Vons Pasadena                                   9/11/2005     9/11/2015         N/A
180    (D)       1     Vons Simi Valley                                9/11/2005     9/11/2015         N/A
181              2     Arcadia Park Apartments                         11/11/2005    12/11/2015        N/A
182              1     Broadview Crossings Center                      12/11/2005    10/11/2015        N/A
183              1     6th and Union Plaza                             11/11/2005    10/11/2015        N/A
184              2     Apple Creek of Kansas City                      10/11/2005    9/11/2015         N/A
185              1     Serrano Portfolio                               12/11/2005    12/11/2015        N/A
186              2     Fox Pointe Apartments                           11/11/2005    10/11/2015        N/A
187              1     Cantera Commons                                 11/11/2005    10/11/2015        N/A
188              1     Steeple Square Shopping Center                  12/11/2005    12/11/2015        N/A
189              1     1424 North Brown Road                           10/11/2005    10/11/2015        N/A
190              1     Portico Shopping Center                         8/11/2005     7/11/2015         N/A
191              2     Stone Creek Apartments                          12/11/2005    12/11/2015        N/A
192              2     Canyon Shadows Apartments                       11/11/2005    10/11/2012        N/A
193              2     Summerhouse Square Apartments                   11/11/2005    10/11/2015        N/A
194              2     Redwood Terrace Apartments                      10/11/2005    10/11/2015        N/A
195              1     59th and Ashland Retail                         11/11/2005    10/11/2015        N/A
196              2     Robin Hill Apartments                           12/11/2005    11/11/2015        N/A
197              1     Merchants Walk Shopping Center                  11/11/2005    10/11/2015        N/A
198              1     Nashua NH                                       12/11/2005    12/11/2015        N/A
199              1     Coral Key Shopping Center                       10/11/2005    9/11/2015         N/A
200              1     Shops of Argyle                                 10/11/2005    9/11/2015         N/A
201              1     Rincon Business Park - Corona                    1/1/2006     12/1/2015         N/A
202              1     Shops at Pine Bluff                             10/11/2005    9/11/2015         N/A
203              1     Taylor Square                                   12/11/2005    12/11/2015        N/A
204              1     Westcreek Crossing                              10/11/2005    9/11/2015         N/A

                LOAN                                                   PREPAYMENT PROVISION (5)   DEFEASANCE
 #   CROSSED   GROUP   LOAN NAME                                           AS OF ORIGINATION        OPTION
 -   -------   -----   ---------                                           -----------------        ------
103              1     Town Center Shoppes                             Lock/114_0.0%/3                Yes
104              2     Happy Village Apartments                        Lock/114_0.0%/6                Yes
105              1     North Shore Office Plaza                        Lock/117_0.0%/3                Yes
106              1     Wells Cargo - Orange                            Lock/113_0.0%/7                Yes
107              1     Intermountain - Residence Inn Rogers            Lock/117_0.0%/3                Yes
108              2     Vintage Corona Apartments                       Lock/117_0.0%/3                Yes
109              1     Promenade Shopping Center                       Lock/117_0.0%/3                Yes
110              1     Sanders East Business Park                      Lock/116_0.0%/4                Yes
111              1     AIMCO Stoneridge Apartments                     Lock/117_0.0%/3(8)             Yes
112              1     Kingsley Apartments                             Lock/117_0.0%/3                Yes
113              1     Park Towers                                     Lock/59_YM1/58_0.0%/3          No
114              1     AA/Tri-State Mini Storage Portfolio             Lock/115_0.0%/6                Yes
115              2     AIMCO Woodmere Apartments                       Lock/117_0.0%/3(8)             Yes
116              1     Southington Plaza                               Lock/116_0.0%/4                Yes
117              2     Forest Hills Apartments                         Lock/58_0.0%/3                 Yes
118              1     Marriott Courtyard Ocoee                        Lock/117_0.0%/3                Yes
119              1     River Ridge Crossing West                       Lock/117_0.0%/3                Yes
120              1     551 West Lancaster Avenue                       Lock/116_0.0%/4                Yes
121              2     Cypress Ridge Apartments                        Lock/117_0.0%/3                Yes
122              1     LeClaire Station Apartments                     Lock/58_0.0%/3                 Yes
123              1     The Broadway Building                           Lock/57_0.0%/3                 Yes
124              1     Renaissance Magnolia Shopping Center            Lock/35_YM1/81_0.0%/4          No
125              2     Colonial Court                                  Lock/114_0.0%/6                Yes
126              1     Park Plaza At Aliso Town Center Building 6      Lock/116_0.0%/4                Yes
127              1     Wells Cargo - Camarillo                         Lock/113_0.0%/7                Yes
128              2     Northwest Pines                                 Lock/115_0.0%/6                Yes
129              2     Woodbridge Crossing                             Lock/54_0.0%/6                 Yes
130              1     RiverStone Medical Center                       Lock/115_0.0%/6                Yes
131              2     Mill Creek Apartments                           Lock/54_0.0%/6                 Yes
132              2     Oasis at Mesa Palms                             Lock/116_0.0%/3                Yes
133              1     Centerpointe Shops                              Lock/117_0.0%/3                Yes
134              1     Ricci Leopold Building                          Lock/116_0.0%/3                Yes
135              1     Mystic Creek Apartments                         Lock/117_0.0%/3                Yes
136              1     Dollar Self Storage - Grant Road                Lock/113_0.0%/7                Yes
137              1     Intermountain - Residence Inn Fort Smith        Lock/117_0.0%/3                Yes
138              1     Overlake Office                                 Lock/116_0.0%/3                Yes
139              2     Lincolnshire Coach Homes                        Lock/118_0.0%/3                Yes
140              1     Haute Harwin Fashion Center                     Lock/117_0.0%/3                Yes
141              1     Intermountain - Fairfield Inn & Suites Sparks   Lock/116_0.0%/3                Yes
142              1     Rancho San Diego Professional Center            Lock/114_0.0%/6                Yes
143              2     Stone Ridge Apartments                          Lock/117_0.0%/3                Yes
144              1     Intermountain - Residence Inn Olathe            Lock/117_0.0%/3                Yes
145              2     Lakeview Heights                                Lock/117_0.0%/3                Yes
146              2     Hunters Crossing Apartments                     Lock/117_0.0%/3                Yes
147              1     Stewart Lamb Shopping Center                    Lock/116_0.0%/6                Yes
148              2     Harmony Pines Apartments                        Lock/117_0.0%/3                Yes
149              1     River Ridge Crossing East                       Lock/117_0.0%/3                Yes
150              1     Town Center at Geist                            Lock/117_0.0%/3                Yes
151              1     Citadel Square                                  Lock/114_0.0%/6                Yes
152              1     The Shops at Hardee Village                     Lock/117_0.0%/3                Yes
153              1     Wingate Inn Intercontinental Airport            Lock/113_0.0%/7                Yes
154              1     Atria on Market                                 Lock/117_0.0%/3                Yes
155              1     Fountainbleu Court                              Lock/117_0.0%/3                Yes
156              1     Village At Geist                                Lock/117_0.0%/3                Yes
157              1     DirecTV Call Center                             Lock/57_0.0%/3                 Yes
158              1     Westpark Center                                 Lock/117_0.0%/3                Yes
159              1     LA Industrial Portfolio                         Lock/114_0.0%/6                Yes
160              1     Market Place Shopping Center                    Lock/117_0.0%/3                Yes
161              1     Marketplace at University Pointe                Lock/117_0.0%/3                Yes
162              1     McGalliard Mall Shops                           Lock/39_YM1/77_0.0%/4          No
163              1     22809 Pacific Coast Highway                     Lock/114_0.0%/6                Yes
164              1     Flower Valley Plaza                             Lock/118_0.0%/3                Yes
165              1     V.P. Self Storage Facility                      Lock/117_0.0%/3                Yes
166              2     Village Apartments                              Lock/57_0.0%/3                 Yes
167              1     Presidio Plaza                                  Lock/118_0.0%/3                Yes
168              2     Sterling Pointe Apartments                      Lock/54_0.0%/6                 Yes
169              1     Temecula Plaza                                  Lock/114_0.0%/6                Yes
170              1     Progress Point Shopping Center                  Lock/118_0.0%/3                Yes
171              1     3133 Rochambeau Avenue                          Lock/117_0.0%/3                Yes
172              1     Brookhaven Self-Storage                         Lock/117_0.0%/3                Yes
173              1     Lankershim Industrial                           Lock/114_0.0%/6                Yes
174              1     Hampton Inn Henderson                           Lock/117_0.0%/3                Yes
175              1     CMS Portfolio                                   Lock/114_0.0%/6                Yes
176              1     Maple Drive                                     Lock/84_0.0%/36                Yes
177              1     Metropolitan Court                              Lock/118_0.0%/3                Yes
178              1     Piedmont Court                                  Lock/84_0.0%/36                Yes
179    (D)       1     Vons Pasadena                                   Lock/118_0.0%/3                Yes
180    (D)       1     Vons Simi Valley                                Lock/118_0.0%/3                Yes
181              2     Arcadia Park Apartments                         Lock/116_0.0%/6                Yes
182              1     Broadview Crossings Center                      Lock/113_0.0%/6                Yes
183              1     6th and Union Plaza                             Lock/114_0.0%/6                Yes
184              2     Apple Creek of Kansas City                      Lock/117_0.0%/3                Yes
185              1     Serrano Portfolio                               Lock/115_0.0%/6                Yes
186              2     Fox Pointe Apartments                           Lock/114_0.0%/6                Yes
187              1     Cantera Commons                                 Lock/117_0.0%/3                Yes
188              1     Steeple Square Shopping Center                  Lock/115_0.0%/6                Yes
189              1     1424 North Brown Road                           Lock/118_0.0%/3                Yes
190              1     Portico Shopping Center                         Lock/117_0.0%/3                Yes
191              2     Stone Creek Apartments                          Lock/118_0.0%/3                Yes
192              2     Canyon Shadows Apartments                       Lock/81_0.0%/3                 Yes
193              2     Summerhouse Square Apartments                   Lock/117_0.0%/3                Yes
194              2     Redwood Terrace Apartments                      Lock/115_0.0%/6                Yes
195              1     59th and Ashland Retail                         Lock/117_0.0%/3                Yes
196              2     Robin Hill Apartments                           Lock/114_0.0%/6                Yes
197              1     Merchants Walk Shopping Center                  Lock/117_0.0%/3                Yes
198              1     Nashua NH                                       Lock/115_0.0%/6                Yes
199              1     Coral Key Shopping Center                       Lock/114_0.0%/6                Yes
200              1     Shops of Argyle                                 Lock/117_0.0%/3                Yes
201              1     Rincon Business Park - Corona                   Lock/113_0.0%/7                Yes
202              1     Shops at Pine Bluff                             Lock/117_0.0%/3                Yes
203              1     Taylor Square                                   Lock/115_0.0%/6                Yes
204              1     Westcreek Crossing                              Lock/117_0.0%/3                Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                              PERCENTAGE OF
                                                                           ORIGINAL        CUT-OFF DATE          INITIAL
                LOAN                                                      PRINCIPAL         PRINCIPAL           MORTGAGE
 #   CROSSED   GROUP   LOAN NAME                                           BALANCE         BALANCE (1)         POOL BALANCE
 -   -------   -----   ---------                                           -------         -----------         ------------
205              1     Hartwell Station                                $     2,100,000   $     2,091,825          0.08%
206              1     Foxwood Plaza                                         2,000,000         2,000,000          0.08%
207              1     515 Westheimer                                        2,000,000         1,993,799          0.08%
208              1     Riverview Mobile Home Park                            1,900,000         1,898,083          0.08%
209              1     Polo Place Shops                                      1,880,000         1,877,876          0.07%
210              2     French Chalet Apartments                              1,868,000         1,866,031          0.07%
211              1     7734 Girard Avenue                                    1,850,000         1,850,000          0.07%
212              1     Commerce Pointe Plaza                                 1,775,000         1,771,486          0.07%
213              1     Newcastle Plaza                                       1,750,000         1,750,000          0.07%
214              1     Expressway Self Storage                               1,750,000         1,747,315          0.07%
215              1     Sparkleberry Crossing #2                              1,720,000         1,714,722          0.07%
216              1     Windward Plaza                                        1,550,000         1,546,952          0.06%
217              1     Westgate Center                                       1,500,000         1,496,879          0.06%
218              1     Upland Plaza Shops                                    1,500,000         1,493,849          0.06%
219              2     Beachwood Apartments                                  1,450,000         1,450,000          0.06%
220              2     Sunset Mobile Manor                                   1,350,000         1,347,298          0.05%
221              1     South Colony Shopping Center                          1,310,000         1,304,138          0.05%
222              1     Rockport Retail                                       1,206,000         1,202,360          0.05%
223              1     Highland Oaks Plaza                                   1,125,000         1,123,805          0.04%
224              1     Cale Colony 17                                        1,125,000         1,121,832          0.04%
225              1     Parma Medical Center                                  1,100,000         1,098,398          0.04%
226              2     Plaza Apartments                                      1,100,000         1,097,822          0.04%
227              2     McGregor Meadows Apartments                           1,025,000         1,022,917          0.04%
228              2     Welsh Arms Apartments                                   986,500           982,850          0.04%
229              2     Wellington Place Apartments                             870,000           868,274          0.03%

                                                                       ----------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                $ 2,508,138,946   $ 2,504,593,314         100.0%
                                                                       ====================================================

MAXIMUM:                                                               $   175,000,000   $   175,000,000          6.99%
MINIMUM:                                                               $       870,000   $       868,274          0.03%

                                                                        ORIGINATION      REMAINING       ORIGINAL
                                                                       AMORTIZATION    AMORTIZATION       TERM TO
                LOAN                                                        TERM            TERM         MATURITY
 #   CROSSED   GROUP   LOAN NAME                                          (MONTHS)        (MONTHS)     (MONTHS) (2)
 -   -------   -----   ---------                                          --------        --------     ------------
205              1     Hartwell Station                                     360             356             120
206              1     Foxwood Plaza                                        360             360             120
207              1     515 Westheimer                                       360             357             121
208              1     Riverview Mobile Home Park                           360             359             120
209              1     Polo Place Shops                                     360             359             120
210              2     French Chalet Apartments                             360             359             120
211              1     7734 Girard Avenue                                   360             360             121
212              1     Commerce Pointe Plaza                                360             358             120
213              1     Newcastle Plaza                                      360             360             121
214              1     Expressway Self Storage                              300             299             121
215              1     Sparkleberry Crossing #2                             360             357             120
216              1     Windward Plaza                                       360             358             120
217              1     Westgate Center                                      360             358             120
218              1     Upland Plaza Shops                                   360             356             121
219              2     Beachwood Apartments                                 360             360             120
220              2     Sunset Mobile Manor                                  360             358             120
221              1     South Colony Shopping Center                         300             297             122
222              1     Rockport Retail                                      360             357             120
223              1     Highland Oaks Plaza                                  360             359             120
224              1     Cale Colony 17                                       300             298             120
225              1     Parma Medical Center                                 300             299             120
226              2     Plaza Apartments                                     360             358             120
227              2     McGregor Meadows Apartments                          360             358             121
228              2     Welsh Arms Apartments                                360             356             120
229              2     Wellington Place Apartments                          360             358             120

                                                                    -----------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                     338             337             113
                                                                    ===============================================

MAXIMUM:                                                                    360             360             132
MINIMUM:                                                                    132             125              60

                                                                                          INITIAL
                                                                           REMAINING      INTEREST
                                                                            TERM TO         ONLY     MORTGAGE
                LOAN                                                       MATURITY        PERIOD    INTEREST     MONTHLY
 #   CROSSED   GROUP   LOAN NAME                                       (MONTHS) (1) (2)   (MONTHS)     RATE     PAYMENT (3)
 -   -------   -----   ---------                                       ----------------   --------     ----     -----------
205              1     Hartwell Station                                       116             0       5.740%    $     12,242
206              1     Foxwood Plaza                                          120             0       5.420%          11,256
207              1     515 Westheimer                                         118             0       5.570%          11,444
208              1     Riverview Mobile Home Park                             119             0       5.930%          11,306
209              1     Polo Place Shops                                       119             0       5.330%          10,475
210              2     French Chalet Apartments                               119             0       5.700%          10,842
211              1     7734 Girard Avenue                                     117            60       5.030%           9,965
212              1     Commerce Pointe Plaza                                  118             0       5.640%          10,235
213              1     Newcastle Plaza                                        119            60       5.550%           9,991
214              1     Expressway Self Storage                                120             0       5.600%          10,851
215              1     Sparkleberry Crossing #2                               117             0       5.620%           9,896
216              1     Windward Plaza                                         118             0       5.670%           8,967
217              1     Westgate Center                                        118             0       5.410%           8,432
218              1     Upland Plaza Shops                                     117             0       5.500%           8,517
219              2     Beachwood Apartments                                   119            24       5.312%           8,063
220              2     Sunset Mobile Manor                                    118             0       5.590%           7,742
221              1     South Colony Shopping Center                           119             0       5.590%           8,115
222              1     Rockport Retail                                        117             0       5.700%           7,000
223              1     Highland Oaks Plaza                                    119             0       5.660%           6,501
224              1     Cale Colony 17                                         118             0       5.810%           7,118
225              1     Parma Medical Center                                   119             0       5.940%           7,047
226              2     Plaza Apartments                                       118             0       5.640%           6,343
227              2     McGregor Meadows Apartments                            119             0       5.520%           5,833
228              2     Welsh Arms Apartments                                  116             0       5.970%           5,896
229              2     Wellington Place Apartments                            118             0       5.630%           5,011

                                                                       --------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                       111                     5.371%    $ 13,860,488
                                                                       ========================================================

MAXIMUM:                                                                      125                     6.140%    $  1,149,727
MINIMUM:                                                                       53                     4.856%    $      5,011

                                                                          FIRST
                LOAN                                                     PAYMENT      MATURITY
 #   CROSSED   GROUP   LOAN NAME                                          DATE          DATE        ARD (4)
 -   -------   -----   ---------                                          ----          ----        -------
205              1     Hartwell Station                                9/11/2005     8/11/2015         N/A
206              1     Foxwood Plaza                                    1/1/2006     12/1/2015         N/A
207              1     515 Westheimer                                  10/11/2005    10/11/2015        N/A
208              1     Riverview Mobile Home Park                      12/11/2005    11/11/2015        N/A
209              1     Polo Place Shops                                12/11/2005    11/11/2015        N/A
210              2     French Chalet Apartments                        12/11/2005    11/11/2015        N/A
211              1     7734 Girard Avenue                              9/11/2005     9/11/2015         N/A
212              1     Commerce Pointe Plaza                           11/11/2005    10/11/2015        N/A
213              1     Newcastle Plaza                                 11/11/2005    11/11/2015        N/A
214              1     Expressway Self Storage                         12/11/2005    12/11/2015        N/A
215              1     Sparkleberry Crossing #2                        10/11/2005    9/11/2015         N/A
216              1     Windward Plaza                                  11/11/2005    10/11/2015        N/A
217              1     Westgate Center                                 11/11/2005    10/11/2015        N/A
218              1     Upland Plaza Shops                              9/11/2005     9/11/2015         N/A
219              2     Beachwood Apartments                            12/11/2005    11/11/2015        N/A
220              2     Sunset Mobile Manor                             11/11/2005    10/11/2015        N/A
221              1     South Colony Shopping Center                    10/11/2005    11/11/2015        N/A
222              1     Rockport Retail                                 10/11/2005    9/11/2015         N/A
223              1     Highland Oaks Plaza                             12/11/2005    11/11/2015        N/A
224              1     Cale Colony 17                                  11/11/2005    10/11/2015        N/A
225              1     Parma Medical Center                            12/11/2005    11/11/2015        N/A
226              2     Plaza Apartments                                11/11/2005    10/11/2015        N/A
227              2     McGregor Meadows Apartments                     11/11/2005    11/11/2015        N/A
228              2     Welsh Arms Apartments                           9/11/2005     8/11/2015         N/A
229              2     Wellington Place Apartments                     11/11/2005    10/11/2015        N/A

                                                                       -------------------------
TOTAL/WEIGHTED AVERAGE:                                                10/25/2005     4/8/2015
                                                                       =========================

MAXIMUM:                                                                1/1/2006     12/1/2035
MINIMUM:                                                               6/11/2005     5/11/2010

                LOAN                                                   PREPAYMENT PROVISION (5)   DEFEASANCE
 #   CROSSED   GROUP   LOAN NAME                                           AS OF ORIGINATION        OPTION
 -   -------   -----   ---------                                           -----------------        ------
205              1     Hartwell Station                                Lock/114_0.0%/6                Yes
206              1     Foxwood Plaza                                   Lock/117_0.0%/3                Yes
207              1     515 Westheimer                                  Lock/115_0.0%/6                Yes
208              1     Riverview Mobile Home Park                      Lock/114_0.0%/6                Yes
209              1     Polo Place Shops                                Lock/114_0.0%/6                Yes
210              2     French Chalet Apartments                        Lock/114_0.0%/6                Yes
211              1     7734 Girard Avenue                              Lock/118_0.0%/3                Yes
212              1     Commerce Pointe Plaza                           Lock/114_0.0%/6                Yes
213              1     Newcastle Plaza                                 Lock/115_0.0%/6                Yes
214              1     Expressway Self Storage                         Lock/115_0.0%/6                Yes
215              1     Sparkleberry Crossing #2                        Lock/39_YM1/77_0.0%/4          No
216              1     Windward Plaza                                  Lock/114_0.0%/6                Yes
217              1     Westgate Center                                 Lock/114_0.0%/6                Yes
218              1     Upland Plaza Shops                              Lock/115_0.0%/6                Yes
219              2     Beachwood Apartments                            Lock/114_0.0%/6                Yes
220              2     Sunset Mobile Manor                             Lock/114_0.0%/6                Yes
221              1     South Colony Shopping Center                    Lock/116_0.0%/6                Yes
222              1     Rockport Retail                                 Lock/114_0.0%/6                Yes
223              1     Highland Oaks Plaza                             Lock/114_0.0%/6                Yes
224              1     Cale Colony 17                                  Lock/114_0.0%/6                Yes
225              1     Parma Medical Center                            Lock/114_0.0%/6                Yes
226              2     Plaza Apartments                                Lock/114_0.0%/6                Yes
227              2     McGregor Meadows Apartments                     Lock/115_0.0%/6                Yes
228              2     Welsh Arms Apartments                           Lock/114_0.0%/6                Yes
229              2     Wellington Place Apartments                     Lock/114_0.0%/6                Yes

TOTAL/WEIGHTED AVERAGE:

MAXIMUM:
MINIMUM:

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY INTERMOUNTAIN - FAIRFIELD INN & SUITES LAWTON AND INTERMOUNTAIN - COURTYARD WICHITA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY SHADY ACRES MOBILE HOME PARK, ROYAL COACH MOBILE HOME PARK, AND MOUNT VISTA MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY CVS DRUGSTORE BRANDON AND CVS PARIS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY VONS PASADENA AND VONS SIMI VALLEY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(3) FOR MORTGAGE LOANS CLASSIFIED AS INTEREST ONLY, THE MONTHLY PAYMENT REPRESENTS THE AVERAGE OF ONE FULL YEAR OF INTEREST.
(4)  ANTICIPATED REPAYMENT DATE.
(5)  PREPAYMENT PROVISION AS OF ORIGINATION:
     LOCK/(X) = LOCKOUT OR DEFEASANCE FOR (X) PAYMENTS
     YMA/(Y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (Y) PAYMENTS
     0.0%/(X) = PREPAYABLE AT PAR FOR (X) PAYMENTS
(6) ALL PRINCIPAL AMORTIZATIONS ARE APPLIED FIRST TO REDUCE THE SENIOR MORTGAGE TO ZERO. SEE PRINCIPAL PAYMENT SCHEDULE FOR THE SENIOR MORTGAGE ATTACHED AS EXHIBIT E IN THE PRELIMINARY PROSPECTUS SUPPLEMENT. THE SENIOR MORTGAGE IS EXPECTED TO BE FULLY AMORTIZED BY MAY 11, 2016.
(7) MONTHLY PAYMENT IS BASED ON THE AVERAGE OF THE TOTAL DEBT SERVICE FOR THE FIRST TWELVE MONTHS FOLLOWING THE CUT-OFF DATE AS SPECIFIED ON THE PRINCIPAL PAYMENT SCHEDULE ATTACHED AS EXHIBIT E ON THE PRELIMINARY PROSPECTUS SUPPLEMENT.
(8) LOCKOUT PERIOD IS THE EARLIER OF FOUR YEARS FROM FIRST PAYMENT DATE OR 24 MONTHS FROM WHEN THE B-NOTE IS SECURITIZED.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                         CUT-OFF DATE
              LOAN                                         PRINCIPAL          APPRAISED      CUT-OFF DATE     MATURITY/ARD
  #  CROSSED GROUP LOAN NAME                              BALANCE (1)           VALUE      LTV RATIO (1) (3)     BALANCE
  -  ------- ----- ---------                            ---------------    --------------- ----------------- ---------------
  1            1   450 Park Avenue                      $   175,000,000    $   280,000,000      62.5%        $   175,000,000
  2            1   One Madison Avenue                       155,135,976(7)     800,000,000      19.4%(7)                   -(7)
  3            1   Fashion Place                            151,676,392        202,000,000      75.1%            140,809,422
  4            2   HGA Alliance - Portfolio                  78,900,000        102,150,000      77.2%             78,900,000
  5            1   Preston Commons                           67,250,000         84,100,000      80.0%             67,250,000
  6            1   Crestview Hills Town Center               56,500,000         86,000,000      65.7%             49,719,498
  7            1   Sterling Plaza                            47,250,000         59,150,000      79.9%             47,250,000
  8            1   Thistle Landing - Phoenix                 37,000,000         46,500,000      79.6%             32,903,158
  9            1   Highland Industrial                       36,400,000         46,000,000      79.1%             32,399,991
 10            1   Ashbrook Commons                          35,000,000         51,800,000      67.6%             33,461,573
 11            1   Bridge Street Properties                  34,962,192         46,000,000      76.0%             29,295,050
 12            1   West Oaks I Shopping Center               27,300,000         34,500,000      79.1%             25,251,801
 13            2   Fairlane Meadow                           27,270,000         36,800,000      74.1%             25,236,036
 14            1   Bouquet Canyon                            26,700,000         37,500,000      71.2%             24,648,319
 15            1   The Retreat at Fossil Creek               26,300,000         33,000,000      79.7%             24,327,850
 16            1   McKinley Crossroads                       26,100,000         44,000,000      59.3%             26,100,000
 17            2   Brandychase Apartments                    24,000,000         32,700,000      73.4%             21,694,807
 18            1   Bexley Park Raleigh NC                    23,200,000         29,000,000      80.0%             21,522,916
 19            2   The Villages at Meyerland                 23,040,000         28,800,000      80.0%             19,501,715
 20            1   Costa Mesa Square I                       21,800,000         32,900,000      66.3%             20,035,099
 21            2   Reserve at Tranquility Lake
                    Apartments                               21,774,854         27,650,000      78.8%             18,047,690
 22            1   City Center West A                        21,000,000         30,500,000      68.9%             18,586,618
 23            1   Riverbend Marketplace                     19,456,676         25,675,000      75.8%             16,047,608
 24            1   Residence Inn Westshore                   19,343,275         27,500,000      70.3%             14,811,990
 25            1   3100 New York Drive                       19,000,000         27,850,000      68.2%             16,556,038
 26            1   Southern Palms                            18,610,000         30,390,000      61.2%             16,963,722
 27            1   BRYAN - Twin Oaks Apartments              18,600,000         23,350,000      79.7%             17,222,997
 28            1   Amber Oaks                                18,050,000         43,800,000      41.2%             15,681,674
 29            2   Dry Creek Apartments                      18,000,000         30,000,000      60.0%             18,000,000
 30            1   Jackson West Shopping Center              17,180,000         21,500,000      79.9%             15,891,060
 31            2   Hidden Lakes Apartments                   16,875,000         21,400,000      78.9%             14,742,970
 32            1   Harbour Walk Sandstone Apts               16,962,000         22,500,000      75.4%             14,826,910
 33            1   Chantilly Plaza                           16,100,000         21,850,000      73.7%             13,972,702
 34            1   Green Valley Tech Plaza                   15,750,000         22,850,000      68.9%             14,006,074
 35            1   BRYAN - Spring Lake Apartments            15,050,000         18,850,000      79.8%             13,935,812
 36            1   Ramada Inn & Suites Toms River            14,975,811         22,000,000      68.1%             11,322,923
 37            1   Fiddler's Run Shopping Center             14,968,051         21,000,000      71.3%             12,479,011
 38            2   AIMCO Chimneys of Oak Creek
                    Apartments                               14,800,000         18,900,000      78.3%             13,165,452
 39            2   AIMCO Oaks at Woodridge Apartments        14,800,000         20,400,000      72.5%             13,165,452
 40            1   BRYAN - Windsor Lake Apartments           14,175,000         18,525,000      76.5%             13,125,591
 41            2   Canyon Point Cottages                     14,035,000         19,000,000      73.9%             12,490,154
 42            1   Windwood Oaks                             13,903,000         20,100,000      69.2%             12,143,514
 43            2   Woodridge Park Apartments                 13,800,000         17,750,000      77.7%             11,990,343
 44            1   Symmetricom                               13,650,000         18,560,000      73.5%             11,446,960
 45            2   Charleston at Sweetwater Apartments       13,301,046         16,800,000      79.2%             11,141,776
 46            1   Park Plaza At Aliso Town Center
                    Buildings 20, 21, 22 and 23              13,260,000         20,000,000      66.3%             11,771,675
 47            1   Garden Creek Center                       13,050,000         17,000,000      76.8%             11,342,639
 48            1   Hilton Garden Inn - Rockaway              12,000,000         19,000,000      63.2%              9,300,766
 49            2   Kenwood Gardens                           11,800,000         15,200,000      77.6%             10,309,159
 50            1   Roxbury Medical Building                  11,800,000         17,500,000      67.4%             10,466,551
 51            1   Indian Trace Center                       11,461,317         16,800,000      68.2%              9,505,551
 52            1   Stevenson Ranch Plaza II                  11,200,000         18,900,000      59.3%             10,293,262
 53            2   Alpine Ridge Apartments                   11,120,000         13,900,000      80.0%              9,705,830
 54            1   Bexley at Davidson Apartments             11,000,000         15,610,000      70.5%             10,155,479
 55            1   3880 Lemon Street                         11,000,000         16,850,000      65.3%              9,847,894
 56            2   Winding Trails Apartments                 10,700,000         13,450,000      79.6%              9,348,873
 57            1   1250 Hallandale Office Building           10,500,000         14,000,000      75.0%              9,301,506
 58            1   Hilton Greenville                         10,500,000         14,000,000      75.0%              8,639,766
 59            1   Parklands Office Center                   10,500,000         14,900,000      70.5%             10,500,000
 60            1   Chester Industrial Park Building          10,500,000         13,900,000      75.5%              8,845,528
 61            2   AIMCO Hunter's Chase Apartments           10,400,000         14,000,000      74.3%              9,251,398
 62            1   Lanier Crossing                           10,300,000         13,050,000      78.9%              8,974,678
 63            1   Parkway Plaza                             10,200,000         14,000,000      72.9%              9,135,552
 64            1   Wilmington Island Kroger                  10,177,100         12,900,000      78.9%              8,380,406
 65            1   Comfort Inn Philadelphia                  10,100,000         14,500,000      69.7%              8,366,150
 66            1   Varner Crossing                           10,100,000         14,500,000      69.7%              9,353,643
 67    (A)     1   Intermountain - Fairfield Inn &
                    Suites                                    5,110,242          6,900,000      74.2%              3,938,580
 68    (A)     1   Intermountain - Courtyard Wichita          4,985,602          6,700,000      74.2%              3,842,518
 69            1   Maywood Mart                               9,965,954         15,000,000      66.4%              8,249,760
 70            2   Richmond Chase Apartments                  9,740,000         12,550,000      77.6%              8,249,050
 71            2   West Chase Apartments                      9,580,155         13,000,000      73.7%              7,987,021
 72            1   Crowe's Crossing                           9,400,000         11,975,000      78.5%              8,222,434
 73            1   University Square Michigan                 9,300,000         12,100,000      76.9%              8,444,343
 74            2   AIMCO Colony of Springdale
                    Apartments                                9,250,000         12,300,000      75.2%              8,228,407
 75    (B)     2   Shady Acres Mobile Home Park               4,499,104          5,800,000      76.1%              3,699,052
 76    (B)     2   Royal Coach Mobile Home Park               3,322,071          4,450,000      76.1%              2,731,325
 77    (B)     2   Mount Vista Mobile Home Park               1,269,106          1,700,000      76.1%              1,043,428
 78            2   Churchill Commons Apartments               9,000,000         12,900,000      69.8%              7,953,918
 79            2   Oaks of Cypress Station                    8,925,000         11,250,000      79.3%              7,554,376
 80            1   Streetsboro Crossing                       8,925,000         14,100,000      63.3%              8,925,000
 81            1   AIMCO Burgundy Court Apartments            8,725,000         11,000,000      79.3%              7,761,390
 82            1   Village Festival                           8,633,683         12,240,000      70.5%              7,795,536
 83            1   Residence Inn Miami Airport West           8,350,000         13,800,000      60.5%              6,799,475
 84            1   Candlewood Suites Indianapolis             8,287,706         12,200,000      67.9%              6,388,975
 85            1   Cape Horn Shopping Center                  8,200,000         10,300,000      79.6%              7,016,602
 86            1   Comfort Suites Maingate East               8,176,185         13,650,000      59.9%              6,269,449
 87            1   Washington Mutual Center                   8,000,000         12,000,000      66.7%              7,052,890
 88            1   Cross Roads Shopping Center                8,000,000         12,500,000      64.0%              7,084,043
 89            1   Bonita Storage Inn                         8,000,000         12,200,000      65.6%              6,817,610
 90            1   River Point III                            7,883,458         11,500,000      68.6%              6,573,999
 91            2   AIMCO College Park Apartments              7,650,000         10,700,000      71.5%              6,805,115
 92            1   224 North Des Plaines                      7,500,000         11,000,000      68.2%              6,696,857
 93            1   Candlewood Suites Louisville Airport       7,378,216         10,800,000      68.3%              5,642,060

                                                           MATURITY/
              LOAN                                          ARD LTV        MOST RECENT   MOST RECENT      U/W
  #  CROSSED GROUP LOAN NAME                            RATIO (2) (3) (4)      NOI         DSCR           NOI
  -  ------- ----- ---------                            ----------------- ------------- ----------- -------------
  1            1   450 Park Avenue                           62.5%        $  10,285,995    1.03x    $  13,870,208
  2            1   One Madison Avenue                         0.0%(7)               N/A     N/A(7)     54,494,874
  3            1   Fashion Place                             69.7%           12,464,690    1.23        12,651,921
  4            2   HGA Alliance - Portfolio                  77.2%            5,856,564    1.44         6,056,169
  5            1   Preston Commons                           80.0%            6,341,887    1.41         5,695,672
  6            1   Crestview Hills Town Center               57.8%              519,305    0.13         6,835,067
  7            1   Sterling Plaza                            79.9%            4,083,296    1.34         3,779,157
  8            1   Thistle Landing - Phoenix                 70.8%            3,501,602    1.43         3,386,179
  9            1   Highland Industrial                       70.4%            3,355,676    1.25         3,302,579
 10            1   Ashbrook Commons                          64.6%               91,265    0.04         3,246,398
 11            1   Bridge Street Properties                  63.7%            2,800,847    1.01         3,792,580
 12            1   West Oaks I Shopping Center               73.2%            2,646,226    1.47         2,442,245
 13            2   Fairlane Meadow                           68.6%            2,351,269    1.24         2,719,351
 14            1   Bouquet Canyon                            65.7%            2,129,763    1.15         2,214,223
 15            1   The Retreat at Fossil Creek               73.7%            1,941,332    1.06         2,186,390
 16            1   McKinley Crossroads                       59.3%            2,973,476    2.06         2,767,904
 17            2   Brandychase Apartments                    66.3%            2,153,643    1.33         2,277,322
 18            1   Bexley Park Raleigh NC                    74.2%            1,599,531    0.98         2,058,080
 19            2   The Villages at Meyerland                 67.7%            2,099,229    1.27         2,181,802
 20            1   Costa Mesa Square I                       60.9%            1,724,346    1.19         1,766,010
 21            2   Reserve at Tranquility Lake
                    Apartments                               65.3%            1,636,565    1.06         1,893,139
 22            1   City Center West A                        60.9%            1,870,224    1.38         2,002,054
 23            1   Riverbend Marketplace                     62.5%                  N/A     N/A         1,654,691
 24            1   Residence Inn Westshore                   53.9%            2,364,443    1.48         2,292,339
 25            1   3100 New York Drive                       59.4%            1,810,840    1.43         1,778,633
 26            1   Southern Palms                            55.8%            1,628,628    1.12         2,026,600
 27            1   BRYAN - Twin Oaks Apartments              73.8%            1,555,989    1.18         1,696,184
 28            1   Amber Oaks                                35.8%            2,059,113    1.44         2,106,991
 29            2   Dry Creek Apartments                      60.0%            1,776,303    1.83         1,756,913
 30            1   Jackson West Shopping Center              73.9%            1,704,784    1.51         1,466,581
 31            2   Hidden Lakes Apartments                   68.9%            1,448,824    1.20         1,474,622
 32            1   Harbour Walk Sandstone Apts               65.9%            1,392,324    1.08         1,473,123
 33            1   Chantilly Plaza                           63.9%            1,756,536    1.53         1,599,626
 34            1   Green Valley Tech Plaza                   61.3%            1,373,747    1.28         1,513,226
 35            1   BRYAN - Spring Lake Apartments            73.9%            1,111,746    1.04         1,348,972
 36            1   Ramada Inn & Suites Toms River            51.5%            2,892,697    2.64         2,574,237
 37            1   Fiddler's Run Shopping Center             59.4%            1,584,922    1.48         1,671,562
 38            2   AIMCO Chimneys of Oak Creek
                    Apartments                               69.7%            1,205,983    1.13         1,333,964
 39            2   AIMCO Oaks at Woodridge Apartments        64.5%            1,407,557    1.35         1,475,055
 40            1   BRYAN - Windsor Lake Apartments           70.9%            1,133,968    1.12         1,233,036
 41            2   Canyon Point Cottages                     65.7%            1,252,332    1.28         1,207,879
 42            1   Windwood Oaks                             60.4%            1,318,028    1.20         1,207,865
 43            2   Woodridge Park Apartments                 67.6%            1,120,551    1.18         1,214,186
 44            1   Symmetricom                               61.7%            1,943,888    2.04         1,544,278
 45            2   Charleston at Sweetwater Apartments       66.3%            1,171,835    1.23         1,186,254
 46            1   Park Plaza At Aliso Town Center
                    Buildings 20, 21, 22 and 23              58.9%            1,170,834    1.27         1,087,975
 47            1   Garden Creek Center                       66.7%                  N/A     N/A         1,122,857
 48            1   Hilton Garden Inn - Rockaway              49.0%            1,597,140    1.72         1,485,177
 49            2   Kenwood Gardens                           67.8%            1,095,340    1.22         1,120,748
 50            1   Roxbury Medical Building                  59.8%              993,435    1.19         1,041,469
 51            1   Indian Trace Center                       56.6%            1,122,895    1.36         1,151,848
 52            1   Stevenson Ranch Plaza II                  54.5%              951,694    1.26           915,550
 53            2   Alpine Ridge Apartments                   69.8%            1,034,126    1.30         1,000,493
 54            1   Bexley at Davidson Apartments             65.1%              748,692    1.00           972,337
 55            1   3880 Lemon Street                         58.4%              940,888    1.18         1,035,542
 56            2   Winding Trails Apartments                 69.5%            1,108,985    1.39         1,059,480
 57            1   1250 Hallandale Office Building           66.4%              974,843    1.26         1,079,699
 58            1   Hilton Greenville                         61.7%            1,720,022    2.20         1,742,994
 59            1   Parklands Office Center                   70.5%              778,720    1.22           869,115
 60            1   Chester Industrial Park Building          63.6%              993,005    1.35         1,015,968
 61            2   AIMCO Hunter's Chase Apartments           66.1%              914,527    1.22           929,366
 62            1   Lanier Crossing                           68.8%              975,531    1.30         1,006,465
 63            1   Parkway Plaza                             65.3%              937,908    1.23         1,009,558
 64            1   Wilmington Island Kroger                  65.0%              783,713    1.12           875,846
 65            1   Comfort Inn Philadelphia                  57.7%            1,224,085    1.41         1,265,949
 66            1   Varner Crossing                           64.5%              754,997    1.06           859,849
 67    (A)     1   Intermountain - Fairfield Inn &
                    Suites                                   57.2%              705,169    1.58           637,012
 68    (A)     1   Intermountain - Courtyard Wichita         57.2%              655,438    1.58           635,966
 69            1   Maywood Mart                              55.0%            1,039,987    1.45         1,117,431
 70            2   Richmond Chase Apartments                 65.7%              631,209    0.86           858,712
 71            2   West Chase Apartments                     61.4%              734,690    1.04           884,379
 72            1   Crowe's Crossing                          68.7%              853,544    1.25           854,914
 73            1   University Square Michigan                69.8%              713,196    1.04           936,557
 74            2   AIMCO Colony of Springdale
                    Apartments                               66.9%              796,209    1.19           851,993
 75    (B)     2   Shady Acres Mobile Home Park              62.5%                  N/A     N/A(8)        382,065
 76    (B)     2   Royal Coach Mobile Home Park              62.5%              284,770     N/A(8)        308,057
 77    (B)     2   Mount Vista Mobile Home Park              62.5%              116,459     N/A(8)        101,773
 78            2   Churchill Commons Apartments              61.7%              853,182    1.37           923,139
 79            2   Oaks of Cypress Station                   67.2%              798,446    1.24           826,663
 80            1   Streetsboro Crossing                      63.3%            1,228,284    2.56           901,654
 81            1   AIMCO Burgundy Court Apartments           70.6%              664,782    1.07           738,966
 82            1   Village Festival                          63.7%              661,189    0.99           914,248
 83            1   Residence Inn Miami Airport West          49.3%            1,175,547    1.71         1,045,917
 84            1   Candlewood Suites Indianapolis            52.4%            1,095,501    1.73           997,082
 85            1   Cape Horn Shopping Center                 68.1%              717,307    1.16           753,600
 86            1   Comfort Suites Maingate East              45.9%            1,370,996    2.24         1,276,773
 87            1   Washington Mutual Center                  58.8%              761,671    1.41           736,877
 88            1   Cross Roads Shopping Center               56.7%              679,380    1.32           811,552
 89            1   Bonita Storage Inn                        55.9%              881,617    1.65           795,927
 90            1   River Point III                           57.2%              506,577    0.95           703,787
 91            2   AIMCO College Park Apartments             63.6%              688,827    1.26           743,750
 92            1   224 North Des Plaines                     60.9%              918,674    1.62           756,144
 93            1   Candlewood Suites Louisville Airport      52.2%              976,314    1.78           951,332

              LOAN                                             U/W       U/W    ADMINISTRATIVE
  #  CROSSED GROUP LOAN NAME                                NCF (5)   DSCR (6)     FEES
  -  ------- ----- ---------                            ------------- -------- --------------
  1            1   450 Park Avenue                      $  13,870,208   1.39x     0.0210%
  2            1   One Madison Avenue                      54,377,182   3.94      0.0210%
  3            1   Fashion Place                           12,256,200   1.21      0.0210%
  4            2   HGA Alliance - Portfolio                 5,806,169   1.49      0.0210%
  5            1   Preston Commons                          5,611,424   1.58      0.0310%
  6            1   Crestview Hills Town Center              6,578,005   1.67      0.0610%
  7            1   Sterling Plaza                           3,779,157   1.53      0.0310%
  8            1   Thistle Landing - Phoenix                3,092,399   1.27      0.0610%
  9            1   Highland Industrial                      2,995,945   1.23      0.0710%
 10            1   Ashbrook Commons                         3,130,652   1.38      0.0610%
 11            1   Bridge Street Properties                 3,426,583   1.43      0.0210%
 12            1   West Oaks I Shopping Center              2,305,599   1.28      0.0510%
 13            2   Fairlane Meadow                          2,597,351   1.44      0.0210%
 14            1   Bouquet Canyon                           2,127,232   1.20      0.0210%
 15            1   The Retreat at Fossil Creek              2,109,590   1.20      0.0210%
 16            1   McKinley Crossroads                      2,546,568   1.91      0.0210%
 17            2   Brandychase Apartments                   2,170,322   1.41      0.0210%
 18            1   Bexley Park Raleigh NC                   1,994,880   1.28      0.0210%
 19            2   The Villages at Meyerland                2,003,302   1.33      0.0210%
 20            1   Costa Mesa Square I                      1,703,936   1.22      0.0210%
 21            2   Reserve at Tranquility Lake
                    Apartments                              1,736,139   1.21      0.0610%
 22            1   City Center West A                       1,834,640   1.36      0.0410%
 23            1   Riverbend Marketplace                    1,600,866   1.26      0.0210%
 24            1   Residence Inn Westshore                  2,073,379   1.44      0.0210%
 25            1   3100 New York Drive                      1,642,112   1.30      0.0710%
 26            1   Southern Palms                           1,795,646   1.44      0.0210%
 27            1   BRYAN - Twin Oaks Apartments             1,620,684   1.30      0.0210%
 28            1   Amber Oaks                               1,737,434   1.48      0.0210%
 29            2   Dry Creek Apartments                     1,707,163   1.81      0.0210%
 30            1   Jackson West Shopping Center             1,418,634   1.25      0.0510%
 31            2   Hidden Lakes Apartments                  1,384,622   1.22      0.0210%
 32            1   Harbour Walk Sandstone Apts              1,373,123   1.20      0.0810%
 33            1   Chantilly Plaza                          1,412,660   1.34      0.1010%
 34            1   Green Valley Tech Plaza                  1,387,446   1.33      0.0610%
 35            1   BRYAN - Spring Lake Apartments           1,285,472   1.27      0.0210%
 36            1   Ramada Inn & Suites Toms River           2,287,207   2.12      0.0410%
 37            1   Fiddler's Run Shopping Center            1,561,343   1.56      0.0210%
 38            2   AIMCO Chimneys of Oak Creek
                    Apartments                              1,236,964   1.26      0.0510%
 39            2   AIMCO Oaks at Woodridge Apartments       1,392,055   1.42      0.0510%
 40            1   BRYAN - Windsor Lake Apartments          1,164,536   1.22      0.0210%
 41            2   Canyon Point Cottages                    1,158,879   1.23      0.0210%
 42            1   Windwood Oaks                            1,119,865   1.20      0.0810%
 43            2   Woodridge Park Apartments                1,160,186   1.28      0.0210%
 44            1   Symmetricom                              1,457,793   1.55      0.0710%
 45            2   Charleston at Sweetwater Apartments      1,120,254   1.25      0.0210%
 46            1   Park Plaza At Aliso Town Center
                    Buildings 20, 21, 22 and 23             1,044,330   1.20      0.0510%
 47            1   Garden Creek Center                      1,084,201   1.26      0.0210%
 48            1   Hilton Garden Inn - Rockaway             1,241,257   1.33      0.0910%
 49            2   Kenwood Gardens                            994,748   1.25      0.0210%
 50            1   Roxbury Medical Building                   966,762   1.26      0.0210%
 51            1   Indian Trace Center                      1,055,494   1.40      0.0210%
 52            1   Stevenson Ranch Plaza II                   868,731   1.21      0.0210%
 53            2   Alpine Ridge Apartments                    942,893   1.25      0.0210%
 54            1   Bexley at Davidson Apartments              935,337   1.31      0.0210%
 55            1   3880 Lemon Street                          904,699   1.20      0.0410%
 56            2   Winding Trails Apartments                  949,980   1.32      0.0210%
 57            1   1250 Hallandale Office Building            963,746   1.42      0.0210%
 58            1   Hilton Greenville                        1,504,256   1.92      0.0210%
 59            1   Parklands Office Center                    795,443   1.38      0.0810%
 60            1   Chester Industrial Park Building           943,888   1.28      0.0510%
 61            2   AIMCO Hunter's Chase Apartments            856,366   1.24      0.0510%
 62            1   Lanier Crossing                            920,940   1.34      0.0210%
 63            1   Parkway Plaza                              932,043   1.33      0.0210%
 64            1   Wilmington Island Kroger                   831,832   1.26      0.0210%
 65            1   Comfort Inn Philadelphia                 1,125,131   1.46      0.0210%
 66            1   Varner Crossing                            824,263   1.21      0.0310%
 67    (A)     1   Intermountain - Fairfield Inn &
                    Suites                                    565,312   1.46      0.0210%
 68    (A)     1   Intermountain - Courtyard Wichita          545,267   1.46      0.0210%
 69            1   Maywood Mart                             1,026,096   1.57      0.0210%
 70            2   Richmond Chase Apartments                  785,712   1.22      0.0210%
 71            2   West Chase Apartments                      826,779   1.27      0.0210%
 72            1   Crowe's Crossing                           794,370   1.25      0.0210%
 73            1   University Square Michigan                 871,407   1.40      0.0210%
 74            2   AIMCO Colony of Springdale
                    Apartments                                786,743   1.29      0.0510%
 75    (B)     2   Shady Acres Mobile Home Park               374,640   1.33      0.0210%
 76    (B)     2   Royal Coach Mobile Home Park               299,807   1.33      0.0210%
 77    (B)     2   Mount Vista Mobile Home Park                98,923   1.33      0.0210%
 78            2   Churchill Commons Apartments               863,139   1.49      0.0210%
 79            2   Oaks of Cypress Station                    753,163   1.29      0.0210%
 80            1   Streetsboro Crossing                       872,921   1.82      0.0510%
 81            1   AIMCO Burgundy Court Apartments            692,166   1.20      0.0510%
 82            1   Village Festival                           859,716   1.40      0.0210%
 83            1   Residence Inn Miami Airport West           912,136   1.51      0.0210%
 84            1   Candlewood Suites Indianapolis             906,848   1.44      0.0210%
 85            1   Cape Horn Shopping Center                  681,634   1.22      0.1110%
 86            1   Comfort Suites Maingate East             1,092,554   1.79      0.0210%
 87            1   Washington Mutual Center                   691,657   1.36      0.0210%
 88            1   Cross Roads Shopping Center                775,458   1.50      0.0710%
 89            1   Bonita Storage Inn                         778,824   1.46      0.0410%
 90            1   River Point III                            656,898   1.24      0.0910%
 91            2   AIMCO College Park Apartments              691,750   1.37      0.0510%
 92            1   224 North Des Plaines                      666,657   1.31      0.0210%
 93            1   Candlewood Suites Louisville Airport       867,743   1.58      0.0210%

                                                         CUT-OFF DATE
              LOAN                                         PRINCIPAL          APPRAISED      CUT-OFF DATE     MATURITY/ARD
  #  CROSSED GROUP LOAN NAME                              BALANCE (1)           VALUE      LTV RATIO (1) (3)     BALANCE
  -  ------- ----- ---------                            ---------------    --------------- ----------------- ---------------
 94            1   155 Wooster Street                   $     7,250,000    $    16,000,000      45.3%        $     6,275,035
 95            2   The Lodge North Apartments                 7,205,000          9,825,000      73.3%              6,058,727
 96            1   Pioneer Business Center                    7,200,000          9,400,000      76.6%              6,681,156
 97    (C)     1   CVS Drugstore Brandon                      4,041,700          5,170,000      78.6%              3,373,767
 98    (C)     1   CVS Paris                                  3,117,896          3,940,000      78.6%              2,596,112
 99            2   Silver Creek Apartments                    7,150,000          8,950,000      79.9%              6,273,698
 100           1   Barrett Creek Plaza                        7,125,000          9,500,000      75.0%              6,199,038
 101           2   Oak Creek Apartments                       7,100,000          9,000,000      78.9%              6,571,456
 102           2   Somerset Park Apartments                   7,100,000          8,875,000      80.0%              6,843,307
 103           1   Town Center Shoppes                        7,100,000          8,900,000      79.8%              6,573,501
 104           2   Happy Village Apartments                   6,966,842          9,000,000      77.4%              5,885,237
 105           1   North Shore Office Plaza                   6,800,000          8,500,000      80.0%              5,841,262
 106           1   Wells Cargo - Orange                       6,792,112         10,100,000      67.2%              5,624,163
 107           1   Intermountain - Residence Inn Rogers       6,779,969          9,600,000      70.6%              5,215,257
 108           2   Vintage Corona Apartments                  6,600,000          9,200,000      71.7%              5,851,940
 109           1   Promenade Shopping Center                  6,500,000          9,450,000      68.8%              6,500,000
 110           1   Sanders East Business Park                 6,457,500          8,610,000      75.0%              5,448,174
 111           1   AIMCO Stoneridge Apartments                6,450,000          8,100,000      79.6%              5,737,646
 112           1   Kingsley Apartments                        6,397,950          9,800,000      65.3%              5,344,446
 113           1   Park Towers                                6,386,311          8,000,000      79.8%              5,308,989
 114           1   AA/Tri-State Mini Storage Portfolio        6,343,141          8,480,000      74.8%              5,303,295
 115           2   AIMCO Woodmere Apartments                  6,225,000          7,800,000      79.8%              5,537,496
 116           1   Southington Plaza                          6,167,649          9,500,000      64.9%              5,084,244
 117           2   Forest Hills Apartments                    6,150,000          8,100,000      75.9%              5,984,672
 118           1   Marriott Courtyard Ocoee                   6,090,585          8,500,000      71.7%              4,651,982
 119           1   River Ridge Crossing West                  6,030,000          7,600,000      79.3%              5,107,354
 120           1   551 West Lancaster Avenue                  6,000,000          7,500,000      80.0%              5,202,071
 121           2   Cypress Ridge Apartments                   6,000,000          7,600,000      78.9%              5,225,399
 122           1   LeClaire Station Apartments                6,000,000          7,800,000      76.9%              5,838,704
 123           1   The Broadway Building                      6,000,000          8,100,000      74.1%              5,617,777
 124           1   Renaissance Magnolia Shopping Center       6,000,000          9,250,000      64.9%              5,542,017
 125           2   Colonial Court                             5,987,410         13,130,000      45.6%              4,991,343
 126           1   Park Plaza At Aliso Town Center
                    Building 6                                5,925,000          9,360,000      63.3%              5,259,968
 127           1   Wells Cargo - Camarillo                    5,825,360          7,290,000      79.9%              4,838,924
 128           2   Northwest Pines                            5,820,000          9,150,000      63.6%              4,926,215
 129           2   Woodbridge Crossing                        5,800,000          7,800,000      74.4%              5,562,689
 130           1   RiverStone Medical Center                  5,720,000          7,150,000      80.0%              5,109,660
 131           2   Mill Creek Apartments                      5,650,000          7,100,000      79.6%              5,418,826
 132           2   Oasis at Mesa Palms                        5,581,652          8,000,000      69.8%              4,657,836
 133           1   Centerpointe Shops                         5,550,000          6,900,000      80.4%              4,933,631
 134           1   Ricci Leopold Building                     5,494,036          7,400,000      74.2%              4,610,043
 135           1   Mystic Creek Apartments                    5,400,000          6,800,000      79.4%              4,971,830
 136           1   Dollar Self Storage - Grant Road           5,394,200          6,750,000      79.9%              4,523,973
 137           1   Intermountain - Residence Inn Fort
                    Smith                                     5,366,231          7,200,000      74.5%              4,127,787
 138           1   Overlake Office                            5,293,966          7,500,000      70.6%              4,406,837
 139           2   Lincolnshire Coach Homes                   5,250,000          7,700,000      68.2%              4,835,151
 140           1   Haute Harwin Fashion Center                5,177,370          6,650,000      77.9%              4,305,411
 141           1   Intermountain - Fairfield Inn &
                    Suites Sparks                             5,175,055          6,940,000      74.6%              3,988,533
 142           1   Rancho San Diego Professional Center       5,144,750          6,900,000      74.6%              4,321,787
 143           2   Stone Ridge Apartments                     5,050,000          6,450,000      78.3%              4,389,297
 144           1   Intermountain - Residence Inn Olathe       5,007,819          6,800,000      73.6%              3,852,091
 145           2   Lakeview Heights                           4,948,798          6,650,000      74.4%              4,123,554
 146           2   Hunters Crossing Apartments                4,800,000          6,300,000      76.2%              4,084,536
 147           1   Stewart Lamb Shopping Center               4,784,809          6,050,000      79.1%              3,988,049
 148           2   Harmony Pines Apartments                   4,720,000          5,900,000      80.0%              4,217,012
 149           1   River Ridge Crossing East                  4,720,000          5,900,000      80.0%              3,997,796
 150           1   Town Center at Geist                       4,540,000          5,675,000      80.0%              3,580,945
 151           1   Citadel Square                             4,500,000          5,625,000      80.0%              3,936,272
 152           1   The Shops at Hardee Village                4,500,000(9)       5,540,000      81.2%(10)          3,891,936
 153           1   Wingate Inn Intercontinental Airport       4,500,000          6,800,000      66.2%              3,473,676
 154           1   Atria on Market                            4,400,000          7,000,000      62.9%              3,833,843
 155           1   Fountainbleu Court                         4,400,000          5,800,000      75.9%              3,923,197
 156           1   Village At Geist                           4,380,000          5,475,000      80.0%              3,454,744
 157           1   DirecTV Call Center                        4,370,427          6,650,000      65.7%              4,103,933
 158           1   Westpark Center                            4,300,000          6,700,000      64.2%              3,671,612
 159           1   LA Industrial Portfolio                    4,295,249          9,580,000      44.8%              3,585,765
 160           1   Market Place Shopping Center               4,286,843          7,400,000      57.9%              3,252,030
 161           1   Marketplace at University Pointe           4,157,367          5,550,000      74.9%              3,466,357
 162           1   McGalliard Mall Shops                      4,100,000          5,250,000      78.1%              3,567,168
 163           1   22809 Pacific Coast Highway                4,000,000          7,300,000      54.8%              4,000,000
 164           1   Flower Valley Plaza                        3,883,383          5,570,000      69.7%              3,232,468
 165           1   V.P. Self Storage Facility                 3,761,084          5,020,000      74.9%              3,170,550
 166           2   Village Apartments                         3,725,000          4,700,000      79.3%              3,580,455
 167           1   Presidio Plaza                             3,700,000          6,200,000      59.7%              3,422,043
 168           2   Sterling Pointe Apartments                 3,700,000          4,800,000      77.1%              3,700,000
 169           1   Temecula Plaza                             3,700,000          5,500,000      67.3%              3,238,996
 170           1   Progress Point Shopping Center             3,680,653          4,900,000      75.1%              3,069,909
 171           1   3133 Rochambeau Avenue                     3,625,000          4,600,000      78.8%              3,351,186
 172           1   Brookhaven Self-Storage                    3,500,000          7,375,000      47.5%              2,251,803
 173           1   Lankershim Industrial                      3,496,133          7,440,000      47.0%              2,918,645
 174           1   Hampton Inn Henderson                      3,495,057          5,100,000      68.5%              2,722,454
 175           1   CMS Portfolio                              3,492,995          4,800,000      72.8%              2,931,590
 176           1   Maple Drive                                3,489,238          5,000,000      69.8%              2,933,172
 177           1   Metropolitan Court                         3,440,000          4,800,000      71.7%              3,042,994
 178           1   Piedmont Court                             3,289,853          4,400,000      74.8%              2,765,562
 179   (D)     1   Vons Pasadena                              1,990,792          7,950,000      24.1%              1,637,836
 180   (D)     1   Vons Simi Valley                           1,294,015          5,700,000      24.1%              1,064,593
 181           2   Arcadia Park Apartments                    3,200,000          4,300,000      74.4%              2,794,447
 182           1   Broadview Crossings Center                 3,196,446          4,400,000      72.6%              2,671,768
 183           1   6th and Union Plaza                        3,093,701          4,400,000      70.3%              2,590,953
 184           2   Apple Creek of Kansas City                 3,090,189          4,260,000      72.5%              2,586,753

                                                           MATURITY/
              LOAN                                          ARD LTV        MOST RECENT   MOST RECENT       U/W
  #  CROSSED GROUP LOAN NAME                            RATIO (2) (3) (4)      NOI         DSCR            NOI
  -  ------- ----- ---------                            ----------------- ------------- ------------ -------------
 94            1   155 Wooster Street                        39.2%        $     405,913    0.84x     $     644,926
 95            2   The Lodge North Apartments                61.7%              747,584    1.16            645,572
 96            1   Pioneer Business Center                   71.1%              679,247    1.29            695,032
 97    (C)     1   CVS Drugstore Brandon                     65.5%              362,188    1.33            335,997
 98    (C)     1   CVS Paris                                 65.5%              285,646    1.33            265,285
 99            2   Silver Creek Apartments                   70.1%              588,954    1.04            704,566
 100           1   Barrett Creek Plaza                       65.3%                  N/A     N/A            614,261
 101           2   Oak Creek Apartments                      73.0%              710,691    1.36            704,787
 102           2   Somerset Park Apartments                  77.1%              678,981    1.07            787,232
 103           1   Town Center Shoppes                       73.9%              619,565    1.28            600,243
 104           2   Happy Village Apartments                  65.4%              716,774    1.30            715,157
 105           1   North Shore Office Plaza                  68.7%              622,978    1.33            711,920
 106           1   Wells Cargo - Orange                      55.7%              681,817    1.52            667,630
 107           1   Intermountain - Residence Inn Rogers      54.3%              945,780    1.85            906,590
 108           2   Vintage Corona Apartments                 63.6%                  N/A     N/A            569,247
 109           1   Promenade Shopping Center                 68.8%              616,240    1.73            657,159
 110           1   Sanders East Business Park                63.3%                  N/A     N/A            601,653
 111           1   AIMCO Stoneridge Apartments               70.8%              606,029    1.33            593,461
 112           1   Kingsley Apartments                       54.5%              448,124    0.98            544,009
 113           1   Park Towers                               66.4%              565,364    1.33            690,323
 114           1   AA/Tri-State Mini Storage Portfolio       62.5%              704,819    1.53            669,051
 115           2   AIMCO Woodmere Apartments                 71.0%              388,077    0.85            607,408
 116           1   Southington Plaza                         53.5%              840,940    2.10            730,529
 117           2   Forest Hills Apartments                   73.9%              606,141    1.34            561,664
 118           1   Marriott Courtyard Ocoee                  54.7%              893,997    1.95            852,298
 119           1   River Ridge Crossing West                 67.2%              568,795    1.34            585,324
 120           1   551 West Lancaster Avenue                 69.4%              498,704    1.18            550,426
 121           2   Cypress Ridge Apartments                  68.8%              554,458    1.22            644,138
 122           1   LeClaire Station Apartments               74.9%              565,353    1.30            530,298
 123           1   The Broadway Building                     69.4%              673,505    1.55            607,931
 124           1   Renaissance Magnolia Shopping Center      59.9%              450,009    1.15            667,974
 125           2   Colonial Court                            38.0%              777,846    1.87            733,385
 126           1   Park Plaza At Aliso Town Center
                    Building 6                               56.2%              529,903    1.37            496,239
 127           1   Wells Cargo - Camarillo                   66.4%              533,622    1.37            520,654
 128           2   Northwest Pines                           53.8%              561,841    1.23            618,478
 129           2   Woodbridge Crossing                       71.3%              598,505    1.42            641,196
 130           1   RiverStone Medical Center                 71.5%              574,935    1.34            552,768
 131           2   Mill Creek Apartments                     76.3%              530,168    1.28            568,656
 132           2   Oasis at Mesa Palms                       58.2%              597,930    1.51            580,638
 133           1   Centerpointe Shops                        71.5%                  N/A     N/A            472,293
 134           1   Ricci Leopold Building                    62.3%              680,423    1.73            510,146
 135           1   Mystic Creek Apartments                   73.1%              397,007    1.04            478,581
 136           1   Dollar Self Storage - Grant Road          67.0%              340,660    0.92            497,257
 137           1   Intermountain - Residence Inn Fort
                    Smith                                    57.3%              753,610    1.86            712,368
 138           1   Overlake Office                           58.8%              577,681    1.48            512,631
 139           2   Lincolnshire Coach Homes                  62.8%              581,362    1.67            522,345
 140           1   Haute Harwin Fashion Center               64.7%                  N/A     N/A            541,152
 141           1   Intermountain - Fairfield Inn &
                    Suites Sparks                            57.5%              714,143    1.64            696,344
 142           1   Rancho San Diego Professional Center      62.6%              461,599    1.18            487,167
 143           2   Stone Ridge Apartments                    68.1%              490,152    1.48            447,130
 144           1   Intermountain - Residence Inn Olathe      56.6%              683,912    1.58            687,808
 145           2   Lakeview Heights                          62.0%              508,431    1.47            477,456
 146           2   Hunters Crossing Apartments               64.8%                  N/A     N/A            460,195
 147           1   Stewart Lamb Shopping Center              65.9%              500,364    1.42            476,690
 148           2   Harmony Pines Apartments                  71.5%              472,892    1.36            456,076
 149           1   River Ridge Crossing East                 67.8%              470,785    1.43            469,620
 150           1   Town Center at Geist                      63.1%                  N/A     N/A            435,110
 151           1   Citadel Square                            70.0%                  N/A     N/A            386,360
 152           1   The Shops at Hardee Village               70.3%              390,127    1.27            380,070
 153           1   Wingate Inn Intercontinental Airport      51.1%              776,947    2.25            639,072
 154           1   Atria on Market                           54.8%                  N/A     N/A            398,203
 155           1   Fountainbleu Court                        67.6%              431,721    1.34            415,427
 156           1   Village At Geist                          63.1%                  N/A     N/A            426,139
 157           1   DirecTV Call Center                       61.7%                  N/A     N/A            446,125
 158           1   Westpark Center                           54.8%              567,267    1.81            504,974
 159           1   LA Industrial Portfolio                   37.4%              663,294    2.07            587,243
 160           1   Market Place Shopping Center              43.9%              473,783    1.38            504,476
 161           1   Marketplace at University Pointe          62.5%              308,652    1.06            404,662
 162           1   McGalliard Mall Shops                     67.9%              504,125    1.70            453,337
 163           1   22809 Pacific Coast Highway               54.8%                  N/A     N/A            455,113
 164           1   Flower Valley Plaza                       58.0%              449,228    1.55            439,455
 165           1   V.P. Self Storage Facility                63.2%              372,350    1.41            360,635
 166           2   Village Apartments                        76.2%              352,104    1.26            355,384
 167           1   Presidio Plaza                            55.2%              336,702    1.28            387,021
 168           2   Sterling Pointe Apartments                77.1%              369,173    1.48            387,029
 169           1   Temecula Plaza                            58.9%              404,540    1.52            339,315
 170           1   Progress Point Shopping Center            62.7%              291,683    1.08            357,192
 171           1   3133 Rochambeau Avenue                    72.9%              322,664    1.31            316,912
 172           1   Brookhaven Self-Storage                   30.5%              560,789    1.85            580,822
 173           1   Lankershim Industrial                     39.2%              488,076    1.88            448,719
 174           1   Hampton Inn Henderson                     53.4%              460,791    1.61            433,143
 175           1   CMS Portfolio                             61.1%              412,400    1.49            422,351
 176           1   Maple Drive                               58.7%              404,366    1.43            439,652
 177           1   Metropolitan Court                        63.4%              306,111    1.31            295,440
 178           1   Piedmont Court                            62.9%              370,986    1.40            361,397
 179   (D)     1   Vons Pasadena                             19.8%              341,970    2.25            307,988
 180   (D)     1   Vons Simi Valley                          19.8%              180,037    2.25            154,822
 181           2   Arcadia Park Apartments                   65.0%              265,032    1.13            287,351
 182           1   Broadview Crossings Center                60.7%                  N/A     N/A            331,999
 183           1   6th and Union Plaza                       58.9%              306,439    1.37            286,204
 184           2   Apple Creek of Kansas City                60.7%              274,020    1.18            310,812

              LOAN                                             U/W       U/W    ADMINISTRATIVE
  #  CROSSED GROUP LOAN NAME                                NCF (5)   DSCR (6)      FEES
  -  ------- ----- ---------                            ------------- -------- --------------
 94            1   155 Wooster Street                   $     632,718   1.35x     0.0210%
 95            2   The Lodge North Apartments                 598,822   1.19      0.0510%
 96            1   Pioneer Business Center                    643,746   1.32      0.0510%
 97    (C)     1   CVS Drugstore Brandon                      333,925   1.23      0.0210%
 98    (C)     1   CVS Paris                                  263,374   1.23      0.0210%
 99            2   Silver Creek Apartments                    624,566   1.27      0.0210%
 100           1   Barrett Creek Plaza                        581,495   1.22      0.0210%
 101           2   Oak Creek Apartments                       633,037   1.35      0.0210%
 102           2   Somerset Park Apartments                   656,232   1.28      0.0210%
 103           1   Town Center Shoppes                        562,553   1.24      0.0610%
 104           2   Happy Village Apartments                   639,177   1.30      0.0210%
 105           1   North Shore Office Plaza                   594,577   1.27      0.0510%
 106           1   Wells Cargo - Orange                       657,519   1.47      0.0410%
 107           1   Intermountain - Residence Inn Rogers       813,559   1.59      0.0210%
 108           2   Vintage Corona Apartments                  556,847   1.30      0.0210%
 109           1   Promenade Shopping Center                  619,044   1.85      0.0610%
 110           1   Sanders East Business Park                 547,543   1.20      0.0510%
 111           1   AIMCO Stoneridge Apartments                555,961   1.30      0.0510%
 112           1   Kingsley Apartments                        521,509   1.20      0.0210%
 113           1   Park Towers                                575,173   1.35      0.0410%
 114           1   AA/Tri-State Mini Storage Portfolio        630,592   1.45      0.0210%
 115           2   AIMCO Woodmere Apartments                  569,908   1.38      0.0510%
 116           1   Southington Plaza                          666,453   1.67      0.0510%
 117           2   Forest Hills Apartments                    521,664   1.24      0.0410%
 118           1   Marriott Courtyard Ocoee                   767,094   1.70      0.0210%
 119           1   River Ridge Crossing West                  542,129   1.38      0.0210%
 120           1   551 West Lancaster Avenue                  513,751   1.32      0.0210%
 121           2   Cypress Ridge Apartments                   577,138   1.45      0.0210%
 122           1   LeClaire Station Apartments                499,298   1.21      0.0410%
 123           1   The Broadway Building                      555,239   1.28      0.0510%
 124           1   Renaissance Magnolia Shopping Center       613,062   1.57      0.0410%
 125           2   Colonial Court                             709,135   1.76      0.0210%
 126           1   Park Plaza At Aliso Town Center
                    Building 6                                475,387   1.23      0.0510%
 127           1   Wells Cargo - Camarillo                    511,963   1.32      0.0410%
 128           2   Northwest Pines                            527,478   1.38      0.0210%
 129           2   Woodbridge Crossing                        597,196   1.53      0.0210%
 130           1   RiverStone Medical Center                  502,478   1.29      0.0210%
 131           2   Mill Creek Apartments                      524,656   1.38      0.0210%
 132           2   Oasis at Mesa Palms                        545,638   1.46      0.0210%
 133           1   Centerpointe Shops                         451,789   1.24      0.0410%
 134           1   Ricci Leopold Building                     480,395   1.27      0.0210%
 135           1   Mystic Creek Apartments                    437,581   1.27      0.0210%
 136           1   Dollar Self Storage - Grant Road           484,182   1.30      0.0910%
 137           1   Intermountain - Residence Inn Fort
                    Smith                                     638,482   1.58      0.0210%
 138           1   Overlake Office                            456,220   1.29      0.0210%
 139           2   Lincolnshire Coach Homes                   508,345   1.50      0.0310%
 140           1   Haute Harwin Fashion Center                500,884   1.46      0.0210%
 141           1   Intermountain - Fairfield Inn &
                    Suites Sparks                             622,373   1.60      0.0210%
 142           1   Rancho San Diego Professional Center       445,920   1.25      0.0210%
 143           2   Stone Ridge Apartments                     426,130   1.28      0.0510%
 144           1   Intermountain - Residence Inn Olathe       598,678   1.59      0.0210%
 145           2   Lakeview Heights                           456,456   1.38      0.0210%
 146           2   Hunters Crossing Apartments                443,395   1.39      0.0210%
 147           1   Stewart Lamb Shopping Center               438,038   1.34      0.0210%
 148           2   Harmony Pines Apartments                   419,076   1.31      0.0210%
 149           1   River Ridge Crossing East                  438,575   1.42      0.0210%
 150           1   Town Center at Geist                       410,496   1.24      0.0210%
 151           1   Citadel Square                             367,665   1.21      0.0210%
 152           1   The Shops at Hardee Village                357,441   1.24      0.0210%
 153           1   Wingate Inn Intercontinental Airport       568,560   1.65      0.0910%
 154           1   Atria on Market                            379,251   1.30      0.0210%
 155           1   Fountainbleu Court                         378,711   1.29      0.0210%
 156           1   Village At Geist                           403,143   1.26      0.0210%
 157           1   DirecTV Call Center                        405,647   1.31      0.0210%
 158           1   Westpark Center                            461,195   1.59      0.0810%
 159           1   LA Industrial Portfolio                    527,912   1.81      0.0210%
 160           1   Market Place Shopping Center               461,612   1.48      0.0610%
 161           1   Marketplace at University Pointe           372,839   1.33      0.0510%
 162           1   McGalliard Mall Shops                      410,663   1.52      0.0610%
 163           1   22809 Pacific Coast Highway                436,008   2.15      0.0210%
 164           1   Flower Valley Plaza                        394,671   1.52      0.0210%
 165           1   V.P. Self Storage Facility                 355,285   1.34      0.0510%
 166           2   Village Apartments                         329,884   1.28      0.0210%
 167           1   Presidio Plaza                             365,511   1.48      0.0710%
 168           2   Sterling Pointe Apartments                 347,904   1.56      0.0210%
 169           1   Temecula Plaza                             316,322   1.26      0.0210%
 170           1   Progress Point Shopping Center             332,621   1.34      0.0210%
 171           1   3133 Rochambeau Avenue                     304,662   1.28      0.0210%
 172           1   Brookhaven Self-Storage                    566,547   1.96      0.0510%
 173           1   Lankershim Industrial                      406,884   1.72      0.0210%
 174           1   Hampton Inn Henderson                      382,971   1.40      0.0210%
 175           1   CMS Portfolio                              367,678   1.53      0.0210%
 176           1   Maple Drive                                381,560   1.58      0.0210%
 177           1   Metropolitan Court                         281,250   1.26      0.0210%
 178           1   Piedmont Court                             307,960   1.35      0.0210%
 179   (D)     1   Vons Pasadena                              287,103   1.97      0.0710%
 180   (D)     1   Vons Simi Valley                           130,272   1.97      0.0710%
 181           2   Arcadia Park Apartments                    269,101   1.23      0.0210%
 182           1   Broadview Crossings Center                 304,805   1.41      0.0210%
 183           1   6th and Union Plaza                        270,240   1.28      0.0210%
 184           2   Apple Creek of Kansas City                 285,062   1.35      0.0210%

                                                         CUT-OFF DATE
              LOAN                                         PRINCIPAL          APPRAISED      CUT-OFF DATE     MATURITY/ARD
  #  CROSSED GROUP LOAN NAME                              BALANCE (1)           VALUE      LTV RATIO (1) (3)     BALANCE
  -  ------- ----- ---------                            ---------------    --------------- ----------------- ---------------
 185           1   Serrano Portfolio                          $ 2,996,5    $     4,890,000      61.3%        $     2,479,516
 186           2   Fox Pointe Apartments                      2,794,125          3,550,000      78.7%              2,329,293
 187           1   Cantera Commons                            2,794,036          5,380,000      51.9%              2,324,155
 188           1   Steeple Square Shopping Center             2,760,000          3,800,000      72.6%              2,418,344
 189           1   1424 North Brown Road                      2,741,491          3,550,000      77.2%              2,297,468
 190           1   Portico Shopping Center                    2,700,000          4,250,000      63.5%              2,345,314
 191           2   Stone Creek Apartments                     2,697,127          3,430,000      78.6%              2,260,528
 192           2   Canyon Shadows Apartments                  2,694,596          4,230,000      63.7%              2,420,144
 193           2   Summerhouse Square Apartments              2,693,976          4,440,000      60.7%              2,225,416
 194           2   Redwood Terrace Apartments                 2,591,516          4,000,000      64.8%              2,154,466
 195           1   59th and Ashland Retail                    2,569,790          3,400,000      75.6%              2,153,493
 196           2   Robin Hill Apartments                      2,500,000          4,300,000      58.1%              2,314,136
 197           1   Merchants Walk Shopping Center             2,444,870          4,900,000      49.9%              2,038,772
 198           1   Nashua NH                                  2,347,423          3,200,000      73.4%              1,957,748
 199           1   Coral Key Shopping Center                  2,268,454          3,100,000      73.2%              1,907,511
 200           1   Shops of Argyle                            2,250,000          3,600,000      62.5%              1,937,891
 201           1   Rincon Business Park - Corona              2,250,000          4,500,000      50.0%              1,888,591
 202           1   Shops at Pine Bluff                        2,174,268          3,350,000      64.9%              1,634,033
 203           1   Taylor Square                              2,157,680          2,700,000      79.9%              1,805,633
 204           1   Westcreek Crossing                         2,093,189          2,725,000      76.8%              1,745,751
 205           1   Hartwell Station                           2,091,825          3,250,000      64.4%              1,767,057
 206           1   Foxwood Plaza                              2,000,000          2,500,000      80.0%              1,666,354
 207           1   515 Westheimer                             1,993,799          4,100,000      48.6%              1,670,368
 208           1   Riverview Mobile Home Park                 1,898,083          2,500,000      75.9%              1,607,677
 209           1   Polo Place Shops                           1,877,876          2,450,000      76.6%              1,561,845
 210           2   French Chalet Apartments                   1,866,031          2,400,000      77.8%              1,569,740
 211           1   7734 Girard Avenue                         1,850,000          3,650,000      50.7%              1,704,368
 212           1   Commerce Pointe Plaza                      1,771,486          2,450,000      72.3%              1,489,014
 213           1   Newcastle Plaza                            1,750,000          2,200,000      79.5%              1,624,742
 214           1   Expressway Self Storage                    1,747,315          3,100,000      56.4%              1,331,830
 215           1   Sparkleberry Crossing #2                   1,714,722          2,150,000      79.8%              1,441,886
 216           1   Windward Plaza                             1,546,952          2,100,000      73.7%              1,301,457
 217           1   Westgate Center                            1,496,879          4,450,000      33.6%              1,249,402
 218           1   Upland Plaza Shops                         1,493,849          2,650,000      56.4%              1,250,355
 219           2   Beachwood Apartments                       1,450,000          2,390,000      60.7%              1,264,399
 220           2   Sunset Mobile Manor                        1,347,298          2,000,000      67.4%              1,130,755
 221           1   South Colony Shopping Center               1,304,138          1,810,000      72.1%                993,329
 222           1   Rockport Retail                            1,202,360          1,930,000      62.3%              1,013,464
 223           1   Highland Oaks Plaza                        1,123,805          1,500,000      74.9%                944,224
 224           1   Cale Colony 17                             1,121,832          1,500,000      74.8%                865,491
 225           1   Parma Medical Center                       1,098,398          1,520,000      72.3%                849,902
 226           2   Plaza Apartments                           1,097,822          1,400,000      78.4%                922,770
 227           2   McGregor Meadows Apartments                1,022,917          1,300,000      78.7%                854,925
 228           2   Welsh Arms Apartments                        982,850          1,250,000      78.6%                835,823
 229           2   Wellington Place Apartments                  868,274          1,310,000      66.3%                729,603
                                                        --------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 $ 2,504,593,314    $ 4,110,810,000      68.8%        $ 2,111,081,127
                                                        ====================================================================
                   MAXIMUM:                             $   175,000,000    $   800,000,000      81.2%        $   175,000,000
                   MINIMUM:                             $       868,274    $     1,250,000      19.4%        $       729,603

                                                           MATURITY/
              LOAN                                          ARD LTV        MOST RECENT   MOST RECENT      U/W
  #  CROSSED GROUP LOAN NAME                            RATIO (2) (3) (4)      NOI         DSCR           NOI
  -  ------- ----- ---------                            ----------------- ------------- ----------- -------------
 185           1   Serrano Portfolio                         50.7%        $     276,240    1.34x    $     260,768
 186           2   Fox Pointe Apartments                     65.6%              274,987    1.38           249,383
 187           1   Cantera Commons                           43.2%              284,187    1.48           319,264
 188           1   Steeple Square Shopping Center            63.6%              311,691    1.45           287,091
 189           1   1424 North Brown Road                     64.7%                  N/A     N/A           264,568
 190           1   Portico Shopping Center                   55.2%                  N/A     N/A           253,982
 191           2   Stone Creek Apartments                    65.9%              286,975    1.42           275,962
 192           2   Canyon Shadows Apartments                 57.2%              243,479    1.15           273,513
 193           2   Summerhouse Square Apartments             50.1%              355,152    1.83           370,077
 194           2   Redwood Terrace Apartments                53.9%              244,546    1.32           270,251
 195           1   59th and Ashland Retail                   63.3%                  N/A     N/A           241,804
 196           2   Robin Hill Apartments                     53.8%              332,868    1.91           278,171
 197           1   Merchants Walk Shopping Center            41.6%              390,175    2.16           376,295
 198           1   Nashua NH                                 61.2%              213,903    1.17           232,748
 199           1   Coral Key Shopping Center                 61.5%              224,252    1.32           217,805
 200           1   Shops of Argyle                           53.8%              200,779    1.13           272,004
 201           1   Rincon Business Park - Corona             42.0%              241,160    1.55           246,983
 202           1   Shops at Pine Bluff                       48.8%              208,764    1.24           243,367
 203           1   Taylor Square                             66.9%              215,156    1.38           198,461
 204           1   Westcreek Crossing                        64.1%                  N/A     N/A           201,923
 205           1   Hartwell Station                          54.4%              233,477    1.44           246,475
 206           1   Foxwood Plaza                             66.7%              208,915    1.55           187,968
 207           1   515 Westheimer                            40.7%              251,717    1.72           274,965
 208           1   Riverview Mobile Home Park                64.3%              163,670    1.19           172,633
 209           1   Polo Place Shops                          63.7%              138,083    1.02           190,825
 210           2   French Chalet Apartments                  65.4%              231,783    1.64           174,904
 211           1   7734 Girard Avenue                        46.7%              209,922    1.66           200,571
 212           1   Commerce Pointe Plaza                     60.8%                  N/A     N/A           166,839
 213           1   Newcastle Plaza                           73.9%                  N/A     N/A           167,027
 214           1   Expressway Self Storage                   43.0%              235,845    1.77           219,166
 215           1   Sparkleberry Crossing #2                  67.1%              174,825    1.35           178,833
 216           1   Windward Plaza                            62.0%              208,581    1.77           159,731
 217           1   Westgate Center                           28.1%              303,404    2.78           244,581
 218           1   Upland Plaza Shops                        47.2%               74,927    0.61           163,210
 219           2   Beachwood Apartments                      52.9%              123,831    1.23           144,843
 220           2   Sunset Mobile Manor                       56.5%              138,718    1.44           134,521
 221           1   South Colony Shopping Center              54.9%              131,900    1.22           144,308
 222           1   Rockport Retail                           52.5%                  N/A     N/A           138,983
 223           1   Highland Oaks Plaza                       62.9%              154,402    1.73           131,017
 224           1   Cale Colony 17                            57.7%              173,578    1.88           132,271
 225           1   Parma Medical Center                      55.9%              220,684    2.33           145,247
 226           2   Plaza Apartments                          65.9%              126,356    1.59           100,984
 227           2   McGregor Meadows Apartments               65.8%               90,527    1.14           100,222
 228           2   Welsh Arms Apartments                     66.9%              104,196    1.40            91,299
 229           2   Wellington Place Apartments               55.7%              108,566    1.63           101,747
                                                        ----------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                      64.8%        $ 197,634,156   1.28x     $ 279,317,604
                                                        ==========================================================
                   MAXIMUM:                                  80.0%        $  12,464,690   2.78x     $  54,494,874
                   MINIMUM:                                  19.8%        $      74,927   0.04x     $      91,299

              LOAN                                             U/W       U/W    ADMINISTRATIVE
  #  CROSSED GROUP LOAN NAME                                NCF (5)   DSCR (6)     FEES
  -  ------- ----- ---------                            ------------- -------- --------------
 185           1   Serrano Portfolio                    $     251,217   1.27x     0.0210%
 186           2   Fox Pointe Apartments                      234,383   1.25      0.0210%
 187           1   Cantera Commons                            310,752   1.67      0.0210%
 188           1   Steeple Square Shopping Center             251,403   1.32      0.0210%
 189           1   1424 North Brown Road                      242,374   1.28      0.0210%
 190           1   Portico Shopping Center                    240,937   1.36      0.0210%
 191           2   Stone Creek Apartments                     255,162   1.36      0.0210%
 192           2   Canyon Shadows Apartments                  243,513   1.31      0.0210%
 193           2   Summerhouse Square Apartments              336,827   1.92      0.0210%
 194           2   Redwood Terrace Apartments                 254,804   1.47      0.0210%
 195           1   59th and Ashland Retail                    224,982   1.28      0.0210%
 196           2   Robin Hill Apartments                      261,671   1.58      0.0210%
 197           1   Merchants Walk Shopping Center             341,757   2.07      0.0210%
 198           1   Nashua NH                                  206,628   1.29      0.0210%
 199           1   Coral Key Shopping Center                  201,348   1.28      0.0210%
 200           1   Shops of Argyle                            247,958   1.58      0.0210%
 201           1   Rincon Business Park - Corona              218,919   1.40      0.0910%
 202           1   Shops at Pine Bluff                        224,852   1.47      0.0210%
 203           1   Taylor Square                              188,249   1.27      0.0210%
 204           1   Westcreek Crossing                         190,167   1.35      0.0210%
 205           1   Hartwell Station                           225,222   1.53      0.0210%
 206           1   Foxwood Plaza                              174,072   1.29      0.1010%
 207           1   515 Westheimer                             259,645   1.89      0.0210%
 208           1   Riverview Mobile Home Park                 170,533   1.26      0.0210%
 209           1   Polo Place Shops                           180,747   1.44      0.1110%
 210           2   French Chalet Apartments                   156,154   1.20      0.0210%
 211           1   7734 Girard Avenue                         188,557   1.58      0.0210%
 212           1   Commerce Pointe Plaza                      160,127   1.30      0.0210%
 213           1   Newcastle Plaza                            156,602   1.31      0.0210%
 214           1   Expressway Self Storage                    213,190   1.64      0.0210%
 215           1   Sparkleberry Crossing #2                   164,010   1.38      0.0510%
 216           1   Windward Plaza                             141,787   1.32      0.0210%
 217           1   Westgate Center                            222,924   2.20      0.0210%
 218           1   Upland Plaza Shops                         150,790   1.48      0.0210%
 219           2   Beachwood Apartments                       139,843   1.45      0.0210%
 220           2   Sunset Mobile Manor                        129,921   1.40      0.0210%
 221           1   South Colony Shopping Center               131,346   1.35      0.0210%
 222           1   Rockport Retail                            127,660   1.52      0.0210%
 223           1   Highland Oaks Plaza                        111,453   1.43      0.0210%
 224           1   Cale Colony 17                             118,867   1.39      0.0210%
 225           1   Parma Medical Center                       121,240   1.43      0.0210%
 226           2   Plaza Apartments                            95,484   1.25      0.0210%
 227           2   McGregor Meadows Apartments                 89,722   1.28      0.0210%
 228           2   Welsh Arms Apartments                       86,299   1.22      0.0210%
 229           2   Wellington Place Apartments                 91,139   1.52      0.0210%
                                                        -----------------------
TOTAL/WEIGHTED AVERAGE:                                 $ 264,949,294   1.54x
                                                        =======================
                   MAXIMUM:                             $  54,377,182   3.94x
                   MINIMUM:                             $      86,299   1.19x

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY INTERMOUNTAIN - FAIRFIELD INN & SUITES LAWTON AND INTERMOUNTAIN - COURTYARD WICHITA ARE CROSS-COLLATERALIZ ED AND CROSS-DEFAULTED, RESPECTIVELY.

(B) THE UNDERLYING MORTGAGE LOANS SECUR ED BY SHADY ACRES MOBILE HOME PARK, ROYAL COACH MOBILE HOME PARK, AND MOUNT V ISTA MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY CVS DRUGSTORE BRANDON AND CVS PARIS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY VONS PASADENA AND VONS SIMI VALLEY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(3) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(4) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(5) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.
(6) U/W DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(7) ALL PRINCIPAL AMORTIZATIONS ARE APPLIED FIRST TO REDUCE THE SENIOR MORTGAGE TO ZERO. SEE PRINCIPAL PAYMENT SCHEDULE FOR THE SENIOR MORTGAGE ATTACHED AS EXHIBIT E IN THE PRELIMINARY PROSPECTUS SUPPLEMENT. THE SENIOR MORTGAGE IS EXPECTED TO BE FULLY AMORTIZED BY MAY 11, 2016.
(8) MOST RECENT OPERATING STATEMENTS FOR THE SHADY ACRES MOBILE HOME PARK ARE NOT AVAILABLE AS THE SELLER PURCHASED THE PROPERTY IN APRIL 2004. AS SUCH THE MOST RECENT DSCR FOR THE APPLICABLE CROSSED UNDERLYING MORTGAGE LOANS IS N/A.
(9) THE SHOPS AT HARDEE VILLAGE PROPERTY IS ANTICIPATED TO ACHIEVE A STABILIZATION VALUE $5,660,000 IN JUNE 2006.
(10) THE CUT OFF DATE LOAN TO VALUE RATIO FOR THE SHOPS AT HARDEE VILLAGE MORTGAGE LOAN REFLECTS THE "AS-IS" APPRAISED VALUE OF $5,540,000. PER THE APPRAISER, KEYSTONE CONSULTING GROUP, INC., UNDER PREVAILING MARKET CONDITIONS, THE PROPERTY WILL ACHIEVE A STABILIZATION VALUE $5,660,000 IN OF JUNE 2006.

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                               CONTRACTUAL          U/W
                                                               ENGINEERING     RECURRING           RECURRING         LC & TI
              LOAN                                             RESERVE AT      REPLACEMENT        REPLACEMENT       RESERVE AT
 #   CROSSED  GROUP  LOAN NAME                                 ORIGINATION    RESERVE/FF&E       RESERVE/FF&E      ORIGINATION
 -   -------  -----  ---------                                -------------   -------------      -------------    -------------
 1              1    450 Park Avenue                          $   6,400,000   $           0      $           0    $  10,000,000
 2              1    One Madison Avenue                       $           0   $           0      $     117,691    $           0
 3              1    Fashion Place                            $           0   $           0      $      48,597    $           0
 4              2    HGA Alliance - Portfolio                 $     215,375   $     257,500      $     250,000    $           0
 5              1    Preston Commons                          $           0   $      62,796      $      84,249    $   5,862,034
 6              1    Crestview Hills Town Center              $           0   $           0      $      42,498    $  14,929,759
 7              1    Sterling Plaza                           $           0   $      45,408      $           0    $   2,794,244
 8              1    Thistle Landing - Phoenix                $           0   $      56,501      $      56,372    $     900,000
 9              1    Highland Industrial                      $           0   $      68,886      $      68,886    $     900,000
 10             1    Ashbrook Commons                         $           0   $      29,860      $      21,069    $   4,200,000
 11             1    Bridge Street Properties                 $       2,500   $      39,496      $      39,495    $      79,180
 12             1    West Oaks I Shopping Center              $           0   $           0      $      35,908    $           0
 13             2    Fairlane Meadow                          $      54,000   $     122,004      $     122,000    $           0
 14             1    Bouquet Canyon                           $           0   $           0      $      22,335    $           0
 15             1    The Retreat at Fossil Creek              $           0   $      76,800      $      76,800    $           0
 16             1    McKinley Crossroads                      $     435,938   $      40,175      $      40,174    $           0
 17             2    Brandychase Apartments                   $     171,200   $     107,000      $     107,000    $           0
 18             1    Bexley Park Raleigh NC                   $           0   $      63,200      $      63,200    $           0
 19             2    The Villages at Meyerland                $     143,188   $     178,500      $     178,500    $           0
 20             1    Costa Mesa Square I                      $           0   $           0      $      10,998    $           0
 21             2    Reserve at Tranquility Lake Apartments   $           0   $      78,500      $      78,500    $           0
 22             1    City Center West A                       $           0   $      21,194      $      21,193    $     492,000
 23             1    Riverbend Marketplace                    $           0   $      14,261      $      21,392    $           0
 24             1    Residence Inn Westshore                  $           0               4%     $     218,960    $           0
 25             1    3100 New York Drive                      $           0   $      38,050      $      38,050    $     500,000
 26             1    Southern Palms                           $     519,375   $      50,938      $      50,938    $           0
 27             1    BRYAN - Twin Oaks Apartments             $           0   $      60,400      $      75,500    $           0
 28             1    Amber Oaks                               $           0   $      42,283      $      42,283    $           0
 29             2    Dry Creek Apartments                     $      30,313   $      49,750      $      49,750    $           0
 30             1    Jackson West Shopping Center             $           0   $           0      $      29,173    $           0
 31             2    Hidden Lakes Apartments                  $           0   $      90,000      $      90,000    $           0
 32             1    Harbour Walk Sandstone Apts              $     162,825   $      99,996      $     100,000    $           0
 33             1    Chantilly Plaza                          $           0   $           0      $      28,685    $           0
 34             1    Green Valley Tech Plaza                  $           0   $      20,626      $      20,626    $     400,000
 35             1    BRYAN - Spring Lake Apartments           $      33,750   $      50,800      $      63,500    $           0
 36             1    Ramada Inn & Suites Toms River           $           0     2 / 3 / 4%       $     287,030    $           0
 37             1    Fiddler's Run Shopping Center            $           0   $      30,447      $      30,447    $           0
 38             2    AIMCO Chimneys of Oak Creek Apartments   $           0   $      77,600      $      97,000    $           0
 39             2    AIMCO Oaks at Woodridge Apartments       $           0   $      66,400      $      83,000    $           0
 40             1    BRYAN - Windsor Lake Apartments          $      26,250   $      54,804      $      68,500    $           0
 41             2    Canyon Point Cottages                    $      15,625   $      49,000      $      49,000    $           0
 42             1    Windwood Oaks                            $     142,403   $      87,996      $      88,000    $           0
 43             2    Woodridge Park Apartments                $       7,031   $      43,200      $      54,000    $           0
 44             1    Symmetricom                              $           0   $      17,661      $      17,661    $           0
 45             2    Charleston at Sweetwater Apartments      $           0   $      66,000      $      66,000    $           0
 46             1    Park Plaza At Aliso Town Center
                     Buildings 20, 21, 22 and 23              $           0   $           0      $       3,823    $      36,000
 47             1    Garden Creek Center                      $           0   $           0      $      13,782    $           0
 48             1    Hilton Garden Inn - Rockaway             $           0               4%     $     243,920    $           0
 49             2    Kenwood Gardens                          $      27,900   $     126,000      $     126,000    $           0
 50             1    Roxbury Medical Building                 $       3,593   $       7,609      $       7,610    $           0
 51             1    Indian Trace Center                      $           0   $      15,000      $      15,000    $           0
 52             1    Stevenson Ranch Plaza II                 $           0   $           0      $       9,330    $           0
 53             2    Alpine Ridge Apartments                  $           0   $      57,600      $      57,600    $           0
 54             1    Bexley at Davidson Apartments            $           0   $      37,000      $      37,000    $           0
 55             1    3880 Lemon Street                        $           0   $      14,975      $      14,975    $           0
 56             2    Winding Trails Apartments                $      18,423   $     109,500      $     109,500    $           0
 57             1    1250 Hallandale Office Building          $      15,906   $      17,175      $      17,175    $           0
 58             1    Hilton Greenville                        $           0               4%     $     238,738    $           0
 59             1    Parklands Office Center                  $           0   $      12,163      $      12,163    $           0
 60             1    Chester Industrial Park Building         $           0   $      19,440      $      19,440    $           0
 61             2    AIMCO Hunter's Chase Apartments          $           0   $      58,400      $      73,000    $           0
 62             1    Lanier Crossing                          $           0   $           0      $      16,500    $           0
 63             1    Parkway Plaza                            $      23,375   $           0      $      29,303    $           0
 64             1    Wilmington Island Kroger                 $      11,250   $      13,020      $      12,731    $           0
 65             1    Comfort Inn Philadelphia                 $     250,000               2%(4)  $     140,818    $           0
 66             1    Varner Crossing                          $           0   $           0(5)   $      12,070    $           0
 67    (A)      1    Intermountain - Fairfield Inn & Suites
                     Lawton                                   $       4,375               3%     $      71,700    $           0
 68    (A)      1    Intermountain - Courtyard Wichita        $           0               3%     $      90,699    $           0
 69             1    Maywood Mart                             $      58,612   $           0      $      15,383    $           0
 70             2    Richmond Chase Apartments                $      79,531   $      73,000      $      73,000    $           0
 71             2    West Chase Apartments                    $       3,750   $      57,600      $      57,600    $           0
 72             1    Crowe's Crossing                         $           0   $           0      $      20,620    $           0
 73             1    University Square Michigan               $         625   $           0      $       9,387    $           0
 74             2    AIMCO Colony of Springdale Apartments    $           0   $      65,250      $      65,250    $           0
 75    (B)      2    Shady Acres Mobile Home Park             $         750   $       7,500      $       7,425    $           0
 76    (B)      2    Royal Coach Mobile Home Park             $       4,812   $       8,175      $       8,250    $           0
 77    (B)      2    Mount Vista Mobile Home Park             $       4,437   $       2,850      $       2,850    $           0
 78             2    Churchill Commons Apartments             $           0   $           0      $      60,000    $           0
 79             2    Oaks of Cypress Station                  $      24,188   $      91,000      $      73,500    $           0
 80             1    Streetsboro Crossing                     $           0   $           0      $      11,685    $           0
 81             1    AIMCO Burgundy Court Apartments          $           0   $      58,500      $      46,800    $           0
 82             1    Village Festival                         $           0   $       8,199      $       8,166    $     150,000
 83             1    Residence Inn Miami Airport West         $      35,925               1%(6)  $     133,781    $           0
 84             1    Candlewood Suites Indianapolis           $           0               4%     $      90,234    $           0
 85             1    Cape Horn Shopping Center                $           0   $      16,833      $      17,451    $           0
 86             1    Comfort Suites Maingate East             $           0               4%     $     184,219    $           0
 87             1    Washington Mutual Center                 $     101,590   $       7,267      $       7,267    $      36,337
 88             1    Cross Roads Shopping Center              $      97,075   $       5,237      $       5,235    $           0

                                                               CONTRACTUAL                            TAX &
              LOAN                                              RECURRING            U/W            INSURANCE
 #   CROSSED  GROUP  LOAN NAME                                   LC & TI           LC & TI           ESCROWS
 -   -------  -----  ---------                                -------------     -------------      -------------
 1              1    450 Park Avenue                          $           0     $           0             None
 2              1    One Madison Avenue                       $           0     $           0             None
 3              1    Fashion Place                            $           0     $     347,124             None
 4              2    HGA Alliance - Portfolio                 $           0     $           0             Both
 5              1    Preston Commons                          $           0     $           0             Both
 6              1    Crestview Hills Town Center              $           0     $     214,564              Tax
 7              1    Sterling Plaza                           $           0     $           0             Both
 8              1    Thistle Landing - Phoenix                $       8,333     $     237,408             Both
 9              1    Highland Industrial                      $      13,333     $     237,748             Both
 10             1    Ashbrook Commons                         $       4,167     $      94,677             Both
 11             1    Bridge Street Properties                 $      11,734     $     326,502             Both
 12             1    West Oaks I Shopping Center              $           0     $     100,738             None
 13             2    Fairlane Meadow                          $           0     $           0             Both
 14             1    Bouquet Canyon                           $           0(1)  $      64,656             None
 15             1    The Retreat at Fossil Creek              $           0     $           0             Both
 16             1    McKinley Crossroads                      $      16,667     $     181,162             None
 17             2    Brandychase Apartments                   $           0     $           0             Both
 18             1    Bexley Park Raleigh NC                   $           0     $           0             Both
 19             2    The Villages at Meyerland                $           0     $           0             Both
 20             1    Costa Mesa Square I                      $           0(2)  $      51,076             None
 21             2    Reserve at Tranquility Lake Apartments   $           0     $           0              Tax
 22             1    City Center West A                       $      12,500     $     146,220             Both
 23             1    Riverbend Marketplace                    $       2,500     $      32,433             Both
 24             1    Residence Inn Westshore                  $           0     $           0             Both
 25             1    3100 New York Drive                      $       6,250     $      98,472             Both
 26             1    Southern Palms                           $      12,500     $     180,016          Insurance
 27             1    BRYAN - Twin Oaks Apartments             $           0     $           0             Both
 28             1    Amber Oaks                               $      47,917(3)  $     327,274             Both
 29             2    Dry Creek Apartments                     $           0     $           0             Both
 30             1    Jackson West Shopping Center             $           0     $      18,774             None
 31             2    Hidden Lakes Apartments                  $           0     $           0             Both
 32             1    Harbour Walk Sandstone Apts              $           0     $           0             Both
 33             1    Chantilly Plaza                          $           0     $     158,281             Both
 34             1    Green Valley Tech Plaza                  $       4,167     $     105,155             Both
 35             1    BRYAN - Spring Lake Apartments           $           0     $           0             Both
 36             1    Ramada Inn & Suites Toms River           $           0     $           0             Both
 37             1    Fiddler's Run Shopping Center            $       5,833     $      79,772             Both
 38             2    AIMCO Chimneys of Oak Creek Apartments   $           0     $           0             Both
 39             2    AIMCO Oaks at Woodridge Apartments       $           0     $           0             Both
 40             1    BRYAN - Windsor Lake Apartments          $           0     $           0             Both
 41             2    Canyon Point Cottages                    $           0     $           0             Both
 42             1    Windwood Oaks                            $           0     $           0             Both
 43             2    Woodridge Park Apartments                $           0     $           0             Both
 44             1    Symmetricom                              $       3,000     $      68,824              Tax
 45             2    Charleston at Sweetwater Apartments      $           0     $           0             Both
 46             1    Park Plaza At Aliso Town Center
                     Buildings 20, 21, 22 and 23              $           0     $      39,822             Both
 47             1    Garden Creek Center                      $       1,000     $      24,874             Both
 48             1    Hilton Garden Inn - Rockaway             $           0     $           0             Both
 49             2    Kenwood Gardens                          $           0     $           0             Both
 50             1    Roxbury Medical Building                 $       4,756     $      67,097             Both
 51             1    Indian Trace Center                      $       8,333     $      81,354             Both
 52             1    Stevenson Ranch Plaza II                 $           0     $      37,489             None
 53             2    Alpine Ridge Apartments                  $           0     $           0             Both
 54             1    Bexley at Davidson Apartments            $           0     $           0             Both
 55             1    3880 Lemon Street                        $       6,250     $      90,559             Both
 56             2    Winding Trails Apartments                $           0     $           0             Both
 57             1    1250 Hallandale Office Building          $       7,777     $      98,778             Both
 58             1    Hilton Greenville                        $           0     $           0             Both
 59             1    Parklands Office Center                  $       5,083     $      61,509             Both
 60             1    Chester Industrial Park Building         $           0     $      52,641             Both
 61             2    AIMCO Hunter's Chase Apartments          $           0     $           0             Both
 62             1    Lanier Crossing                          $           0     $      69,025             Both
 63             1    Parkway Plaza                            $           0     $      48,212             Both
 64             1    Wilmington Island Kroger                 $       1,000     $      31,283             None
 65             1    Comfort Inn Philadelphia                 $           0     $           0             Both
 66             1    Varner Crossing                          $       2,000     $      23,516             Both
 67    (A)      1    Intermountain - Fairfield Inn & Suites
                     Lawton                                   $           0     $           0             Both
 68    (A)      1    Intermountain - Courtyard Wichita        $           0     $           0             Both
 69             1    Maywood Mart                             $           0     $      75,952             Both
 70             2    Richmond Chase Apartments                $           0     $           0             Both
 71             2    West Chase Apartments                    $           0     $           0             Both
 72             1    Crowe's Crossing                         $           0     $      39,924             Both
 73             1    University Square Michigan               $           0     $      55,763             Both
 74             2    AIMCO Colony of Springdale Apartments    $           0     $           0             Both
 75    (B)      2    Shady Acres Mobile Home Park             $           0     $           0             Both
 76    (B)      2    Royal Coach Mobile Home Park             $           0     $           0             Both
 77    (B)      2    Mount Vista Mobile Home Park             $           0     $           0             Both
 78             2    Churchill Commons Apartments             $           0     $           0             Both
 79             2    Oaks of Cypress Station                  $           0     $           0             Both
 80             1    Streetsboro Crossing                     $           0     $      17,048             Both
 81             1    AIMCO Burgundy Court Apartments          $           0     $           0             Both
 82             1    Village Festival                         $       3,000     $      46,366             Both
 83             1    Residence Inn Miami Airport West         $           0     $           0             Both
 84             1    Candlewood Suites Indianapolis           $           0     $           0             Both
 85             1    Cape Horn Shopping Center                $       3,160     $      54,515             Both
 86             1    Comfort Suites Maingate East             $           0     $           0             Both
 87             1    Washington Mutual Center                 $       3,028     $      37,953             Both
 88             1    Cross Roads Shopping Center              $       2,000     $      30,859             Both

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                               CONTRACTUAL          U/W
                                                               ENGINEERING     RECURRING           RECURRING         LC & TI
              LOAN                                             RESERVE AT      REPLACEMENT        REPLACEMENT       RESERVE AT
 #   CROSSED  GROUP  LOAN NAME                                 ORIGINATION    RESERVE/FF&E       RESERVE/FF&E      ORIGINATION
 -   -------  -----  ---------                                -------------   -------------      -------------    -------------
 89             1    Bonita Storage Inn                       $           0   $      17,066      $      17,103    $           0
 90             1    River Point III                          $           0   $      10,350      $      10,305    $           0
 91             2    AIMCO College Park Apartments            $           0   $      52,000      $      52,000    $           0
 92             1    224 North Des Plaines                    $       2,500   $       8,400      $      12,444    $     100,000
 93             1    Candlewood Suites Louisville Airport     $           0               4%     $      83,589    $           0
 94             1    155 Wooster Street                       $     144,438   $       3,500      $      12,208    $           0
 95             2    The Lodge North Apartments               $           0   $      46,740      $      46,750    $           0
 96             1    Pioneer Business Center                  $      85,625   $      15,285      $      15,285    $           0
 97    (C)      1    CVS Drugstore Brandon                    $           0   $           0      $       2,072    $           0
 98    (C)      1    CVS Paris                                $           0   $           0      $       1,911    $           0
 99             2    Silver Creek Apartments                  $      58,750   $      80,000      $      80,000    $           0
100             1    Barrett Creek Plaza                      $           0   $       4,272      $       4,272    $      76,800
101             2    Oak Creek Apartments                     $      81,200   $           0      $      71,750    $           0
102             2    Somerset Park Apartments                 $           0   $     131,000      $     131,000    $           0
103             1    Town Center Shoppes                      $           0   $           0      $       5,421    $           0
104             2    Happy Village Apartments                 $      12,500   $      76,040      $      75,980    $           0
105             1    North Shore Office Plaza                 $      30,000   $      11,496      $      11,492    $      10,000
106             1    Wells Cargo - Orange                     $           0   $      10,111      $      10,111    $           0
107             1    Intermountain - Residence Inn Rogers     $           0               3%     $      93,031    $           0
108             2    Vintage Corona Apartments                $           0   $      12,400      $      12,400    $           0
109             1    Promenade Shopping Center                $           0   $       5,411      $       5,411    $           0
110             1    Sanders East Business Park               $           0   $           0      $      25,000    $       2,917
111             1    AIMCO Stoneridge Apartments              $           0   $      30,000      $      37,500    $           0
112             1    Kingsley Apartments                      $      33,266   $      22,500      $      22,500    $           0
113             1    Park Towers                              $           0   $           0      $      21,404    $     400,000
114             1    AA/Tri-State Mini Storage Portfolio      $      15,500   $           0      $      38,459    $           0
115             2    AIMCO Woodmere Apartments                $           0   $      37,500      $      37,500    $           0
116             1    Southington Plaza                        $           0   $           0      $      23,376    $           0
117             2    Forest Hills Apartments                  $      38,875   $      40,000      $      40,000    $           0
118             1    Marriott Courtyard Ocoee                 $           0               1%(8)  $      85,204    $           0
119             1    River Ridge Crossing West                $           0   $       5,857      $       5,857    $           0
120             1    551 West Lancaster Avenue                $       5,000   $       5,764      $       5,764    $           0
121             2    Cypress Ridge Apartments                 $       6,250   $      67,000      $      67,000    $           0
122             1    LeClaire Station Apartments              $      16,250   $      31,000      $      31,000    $           0
123             1    The Broadway Building                    $           0   $       9,075      $       9,075    $       3,385
124             1    Renaissance Magnolia Shopping Center     $           0   $      14,094      $      14,103    $     100,000
125             2    Colonial Court                           $      20,915   $           0      $      24,250    $           0
126             1    Park Plaza At Aliso Town Center
                     Building 6                               $           0   $           0      $       2,113    $      17,000
127             1    Wells Cargo - Camarillo                  $           0   $       8,403      $       8,691    $           0
128             2    Northwest Pines                          $     293,125   $      91,000      $      91,000    $           0
129             2    Woodbridge Crossing                      $     156,725   $      44,000      $      44,000    $           0
130             1    RiverStone Medical Center                $           0   $           0      $       5,264    $           0
131             2    Mill Creek Apartments                    $     300,000   $      44,000      $      44,000    $           0
132             2    Oasis at Mesa Palms                      $           0   $      35,000      $      35,000    $           0
133             1    Centerpointe Shops                       $           0   $       2,184      $       2,198    $           0
134             1    Ricci Leopold Building                   $           0   $       2,976      $       3,713    $           0
135             1    Mystic Creek Apartments                  $      31,875   $      41,004      $      41,000    $           0
136             1    Dollar Self Storage - Grant Road         $           0   $      13,016      $      13,075    $           0
137             1    Intermountain - Residence Inn Fort
                     Smith                                    $           0               3%     $      73,886    $           0
138             1    Overlake Office                          $       5,843   $       8,932      $       8,909    $           0
139             2    Lincolnshire Coach Homes                 $           0   $      13,800      $      14,000    $           0
140             1    Haute Harwin Fashion Center              $           0   $       3,901      $       5,875    $           0
141             1    Intermountain - Fairfield Inn & Suites
                     Sparks                                   $           0   $           0      $      73,971    $           0
142             1    Rancho San Diego Professional Center     $       6,683   $           0      $       5,689    $           0
143             2    Stone Ridge Apartments                   $           0   $      21,000      $      21,000    $           0
144             1    Intermountain - Residence Inn Olathe     $       1,250               3%     $      89,130    $           0
145             2    Lakeview Heights                         $       1,875   $      21,000      $      21,000    $           0
146             2    Hunters Crossing Apartments              $           0   $      16,800      $      16,800    $           0
147             1    Stewart Lamb Shopping Center             $      13,125   $           0      $       5,042    $           0
148             2    Harmony Pines Apartments                 $     195,782   $      37,000      $      37,000    $           0
149             1    River Ridge Crossing East                $           0   $       4,288      $       4,288    $           0
150             1    Town Center at Geist                     $           0   $           0      $       2,740    $           0
151             1    Citadel Square                           $           0   $           0      $       7,631    $           0
152             1    The Shops at Hardee Village              $           0   $           0      $       7,543    $           0
153             1    Wingate Inn Intercontinental Airport     $           0               4%     $      70,512    $           0
154             1    Atria on Market                          $           0   $       1,646      $       1,646    $           0
155             1    Fountainbleu Court                       $           0   $       6,960      $       6,960    $      28,000
156             1    Village At Geist                         $           0   $           0      $       2,700    $           0
157             1    DirecTV Call Center                      $      18,750   $           0      $       9,226    $           0
158             1    Westpark Center                          $       7,500   $           0      $       6,634    $           0
159             1    LA Industrial Portfolio                  $      27,875   $           0      $      25,880    $           0
160             1    Market Place Shopping Center             $      49,375   $       7,231      $       7,231    $           0
161             1    Marketplace at University Pointe         $      79,557   $       3,308      $       3,308    $       1,667
162             1    McGalliard Mall Shops                    $      61,250   $           0      $       8,114    $           0
163             1    22809 Pacific Coast Highway              $       1,250   $           0      $       3,184    $      83,328
164             1    Flower Valley Plaza                      $      15,000   $       6,975      $       6,975    $           0
165             1    V.P. Self Storage Facility               $           0   $       5,328      $       5,350    $           0
166             2    Village Apartments                       $      61,000   $      25,500      $      25,500    $           0
167             1    Presidio Plaza                           $           0   $           0      $       2,943    $           0
168             2    Sterling Pointe Apartments               $      12,813   $      39,125      $      39,125    $           0
169             1    Temecula Plaza                           $           0   $           0      $       5,858    $      15,000
170             1    Progress Point Shopping Center           $           0   $       3,230      $       3,230    $           0
171             1    3133 Rochambeau Avenue                   $           0   $      12,250      $      12,250    $           0
172             1    Brookhaven Self-Storage                  $           0   $           0      $      14,275    $           0
173             1    Lankershim Industrial                    $       1,750   $           0      $      13,945    $           0
174             1    Hampton Inn Henderson                    $           0               4%     $      50,172    $           0
175             1    CMS Portfolio                            $       1,875   $       6,165      $       7,089    $      50,000
176             1    Maple Drive                              $      96,250   $           0      $      10,425    $           0

                                                               CONTRACTUAL                            TAX &
              LOAN                                              RECURRING            U/W            INSURANCE
 #   CROSSED  GROUP  LOAN NAME                                   LC & TI           LC & TI           ESCROWS
 -   -------  -----  ---------                                -------------     -------------      -------------
 89             1    Bonita Storage Inn                       $           0     $           0             Both
 90             1    River Point III                          $       2,083     $      36,584             Both
 91             2    AIMCO College Park Apartments            $           0     $           0             Both
 92             1    224 North Des Plaines                    $           0(7)  $      77,043             Both
 93             1    Candlewood Suites Louisville Airport     $           0     $           0             Both
 94             1    155 Wooster Street                       $           0     $           0             Both
 95             2    The Lodge North Apartments               $           0     $           0             Both
 96             1    Pioneer Business Center                  $       2,548     $      36,001             Both
 97    (C)      1    CVS Drugstore Brandon                    $           0     $           0             None
 98    (C)      1    CVS Paris                                $           0     $           0             None
 99             2    Silver Creek Apartments                  $           0     $           0             Both
100             1    Barrett Creek Plaza                      $       1,667     $      28,494             Both
101             2    Oak Creek Apartments                     $           0     $           0             Both
102             2    Somerset Park Apartments                 $           0     $           0             Both
103             1    Town Center Shoppes                      $           0     $      32,269             Both
104             2    Happy Village Apartments                 $           0     $           0             Both
105             1    North Shore Office Plaza                 $      10,000     $     105,125             Both
106             1    Wells Cargo - Orange                     $           0     $           0             Both
107             1    Intermountain - Residence Inn Rogers     $           0     $           0             Both
108             2    Vintage Corona Apartments                $           0     $           0             Both
109             1    Promenade Shopping Center                $       2,500     $      32,704             Both
110             1    Sanders East Business Park               $       2,917     $      29,110              Tax
111             1    AIMCO Stoneridge Apartments              $           0     $           0             Both
112             1    Kingsley Apartments                      $           0     $           0             Both
113             1    Park Towers                              $           0     $      93,746             Both
114             1    AA/Tri-State Mini Storage Portfolio      $           0     $           0             Both
115             2    AIMCO Woodmere Apartments                $           0     $           0             Both
116             1    Southington Plaza                        $           0     $      40,700             None
117             2    Forest Hills Apartments                  $           0     $           0             Both
118             1    Marriott Courtyard Ocoee                 $           0     $           0             Both
119             1    River Ridge Crossing West                $       2,333     $      37,338             Both
120             1    551 West Lancaster Avenue                $       1,802     $      30,911             None
121             2    Cypress Ridge Apartments                 $           0     $           0             Both
122             1    LeClaire Station Apartments              $           0     $           0             Both
123             1    The Broadway Building                    $       3,385     $      43,618              Tax
124             1    Renaissance Magnolia Shopping Center     $       3,333     $      40,809             Both
125             2    Colonial Court                           $           0     $           0             Both
126             1    Park Plaza At Aliso Town Center
                     Building 6                               $           0     $      18,739             Both
127             1    Wells Cargo - Camarillo                  $           0     $           0             Both
128             2    Northwest Pines                          $           0     $           0             Both
129             2    Woodbridge Crossing                      $           0     $           0             Both
130             1    RiverStone Medical Center                $       4,200     $      45,026             Both
131             2    Mill Creek Apartments                    $           0     $           0             Both
132             2    Oasis at Mesa Palms                      $           0     $           0             Both
133             1    Centerpointe Shops                       $           0     $      18,306             Both
134             1    Ricci Leopold Building                   $       2,000     $      26,038             Both
135             1    Mystic Creek Apartments                  $           0     $           0             Both
136             1    Dollar Self Storage - Grant Road         $           0     $           0             Both
137             1    Intermountain - Residence Inn Fort
                     Smith                                    $           0     $           0             Both
138             1    Overlake Office                          $       3,722     $      47,502             Both
139             2    Lincolnshire Coach Homes                 $           0     $           0             Both
140             1    Haute Harwin Fashion Center              $       2,438     $      34,393             Both
141             1    Intermountain - Fairfield Inn & Suites
                     Sparks                                   $           0     $           0             Both
142             1    Rancho San Diego Professional Center     $       2,963     $      35,558             Both
143             2    Stone Ridge Apartments                   $           0     $           0              Tax
144             1    Intermountain - Residence Inn Olathe     $           0     $           0             Both
145             2    Lakeview Heights                         $           0     $           0             Both
146             2    Hunters Crossing Apartments              $           0     $           0             Both
147             1    Stewart Lamb Shopping Center             $       2,801     $      33,610             Both
148             2    Harmony Pines Apartments                 $           0     $           0             Both
149             1    River Ridge Crossing East                $       2,000     $      26,757             Both
150             1    Town Center at Geist                     $           0(9)  $      21,874             None
151             1    Citadel Square                           $           0     $      11,064             Both
152             1    The Shops at Hardee Village              $           0     $      15,086             Both
153             1    Wingate Inn Intercontinental Airport     $           0     $           0             Both
154             1    Atria on Market                          $       1,561     $      17,306             Both
155             1    Fountainbleu Court                       $       2,000     $      29,756              Tax
156             1    Village At Geist                         $           0(10) $      20,296             None
157             1    DirecTV Call Center                      $           0     $      31,252             None
158             1    Westpark Center                          $           0     $      37,145             Both
159             1    LA Industrial Portfolio                  $           0     $      33,451             None
160             1    Market Place Shopping Center             $       2,009     $      35,633             None
161             1    Marketplace at University Pointe         $       1,667     $      28,513             Both
162             1    McGalliard Mall Shops                    $       1,667     $      34,560             Both
163             1    22809 Pacific Coast Highway              $           0     $      15,921             Both
164             1    Flower Valley Plaza                      $       1,167     $      37,809             Both
165             1    V.P. Self Storage Facility               $           0     $           0             Both
166             2    Village Apartments                       $           0     $           0             Both
167             1    Presidio Plaza                           $           0     $      18,567              Tax
168             2    Sterling Pointe Apartments               $           0     $           0             Both
169             1    Temecula Plaza                           $       1,428     $      17,135             Both
170             1    Progress Point Shopping Center           $       1,472     $      21,341             Both
171             1    3133 Rochambeau Avenue                   $           0     $           0             Both
172             1    Brookhaven Self-Storage                  $           0     $           0             Both
173             1    Lankershim Industrial                    $           0     $      27,890             Both
174             1    Hampton Inn Henderson                    $           0     $           0             Both
175             1    CMS Portfolio                            $       5,417     $      47,584             Both
176             1    Maple Drive                              $       4,000     $      47,667             Both

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                               CONTRACTUAL          U/W
                                                               ENGINEERING     RECURRING           RECURRING         LC & TI
              LOAN                                             RESERVE AT      REPLACEMENT        REPLACEMENT       RESERVE AT
 #   CROSSED  GROUP  LOAN NAME                                 ORIGINATION    RESERVE/FF&E       RESERVE/FF&E      ORIGINATION
 -   -------  -----  ---------                                -------------   -------------      -------------    -------------
177             1    Metropolitan Court                       $           0   $      96,924      $       8,078    $     150,000
178             1    Piedmont Court                           $      50,625   $           0      $       6,750    $           0
179    (D)      1    Vons Pasadena                            $           0   $           0      $       6,281    $           0
180    (D)      1    Vons Simi Valley                         $           0   $           0      $       7,107    $           0
181             2    Arcadia Park Apartments                  $      35,806   $      18,250      $      18,250    $           0
182             1    Broadview Crossings Center               $           0   $           0      $       3,578    $           0
183             1    6th and Union Plaza                      $           0   $           0      $       3,281    $           0
184             2    Apple Creek of Kansas City               $      62,250   $      25,750      $      25,750    $           0
185             1    Serrano Portfolio                        $      31,063   $       9,551      $       9,551    $           0
186             2    Fox Pointe Apartments                    $       1,150   $      15,000      $      15,000    $           0
187             1    Cantera Commons                          $           0   $           0      $       1,030    $           0
188             1    Steeple Square Shopping Center           $       1,500   $           0      $      10,728    $           0
189             1    1424 North Brown Road                    $           0   $       3,060      $       5,275    $           0
190             1    Portico Shopping Center                  $           0   $       1,032      $       1,032    $           0
191             2    Stone Creek Apartments                   $      45,625   $      20,800      $      20,800    $           0
192             2    Canyon Shadows Apartments                $           0   $      30,000      $      30,000    $           0
193             2    Summerhouse Square Apartments            $      13,750   $      33,252      $      33,250    $           0
194             2    Redwood Terrace Apartments               $      10,438   $      15,447      $      15,447    $           0
195             1    59th and Ashland Retail                  $           0   $           0      $       1,728    $           0
196             2    Robin Hill Apartments                    $      12,531   $           0      $      16,500    $           0
197             1    Merchants Walk Shopping Center           $           0   $           0      $       5,087    $           0
198             1    Nashua NH                                $      30,733   $           0      $       3,407    $      50,000
199             1    Coral Key Shopping Center                $       3,500   $           0      $       4,755    $     100,000
200             1    Shops of Argyle                          $           0   $       2,400      $       3,561    $           0
201             1    Rincon Business Park - Corona            $           0   $      11,934      $      11,934    $           0
202             1    Shops at Pine Bluff                      $       4,375   $           0      $       2,780    $           0
203             1    Taylor Square                            $           0   $           0      $       2,021    $      30,000
204             1    Westcreek Crossing                       $           0   $           0      $       1,514    $           0
205             1    Hartwell Station                         $       1,250   $           0      $       3,660    $      15,000
206             1    Foxwood Plaza                            $           0   $           0      $       2,081    $         833
207             1    515 Westheimer                           $           0   $           0      $       1,998    $           0
208             1    Riverview Mobile Home Park               $           0   $           0      $       2,100    $           0
209             1    Polo Place Shops                         $           0   $           0      $       1,316    $           0
210             2    French Chalet Apartments                 $           0   $      18,750      $      18,750    $           0
211             1    7734 Girard Avenue                       $           0   $           0      $       1,167    $           0
212             1    Commerce Pointe Plaza                    $           0   $           0      $       1,549    $           0
213             1    Newcastle Plaza                          $      18,750   $           0      $       2,295    $           0
214             1    Expressway Self Storage                  $       1,250   $           0      $       5,976    $           0
215             1    Sparkleberry Crossing #2                 $           0   $           0      $       1,590    $           0
216             1    Windward Plaza                           $       2,750   $       2,292      $       2,926    $      25,000
217             1    Westgate Center                          $      23,750   $           0      $       2,447    $           0
218             1    Upland Plaza Shops                       $       7,225   $           0      $       1,620    $           0
219             2    Beachwood Apartments                     $           0   $       5,000      $       5,000    $           0
220             2    Sunset Mobile Manor                      $      10,625   $       4,600      $       4,600    $           0
221             1    South Colony Shopping Center             $           0   $           0      $       1,852    $           0
222             1    Rockport Retail                          $           0   $           0      $       1,368    $      15,000
223             1    Highland Oaks Plaza                      $           0   $      26,667      $       7,165    $      42,000
224             1    Cale Colony 17                           $      32,700   $           0      $       4,468    $     111,314
225             1    Parma Medical Center                     $           0   $       3,956      $       3,956    $      20,000
226             2    Plaza Apartments                         $           0   $       5,500      $       5,500    $           0
227             2    McGregor Meadows Apartments              $         625   $      10,500      $      10,500    $           0
228             2    Welsh Arms Apartments                    $       1,600   $       5,000      $       5,000    $           0
229             2    Wellington Place Apartments              $         884   $           0      $      10,608    $           0

                                                               CONTRACTUAL                            TAX &
              LOAN                                              RECURRING            U/W            INSURANCE
 #   CROSSED  GROUP  LOAN NAME                                   LC & TI           LC & TI           ESCROWS
 -   -------  -----  ---------                                -------------     -------------      -------------
177             1    Metropolitan Court                       $           0(11) $       6,112             Both
178             1    Piedmont Court                           $       4,000     $      46,687             Both
179    (D)      1    Vons Pasadena                            $           0     $      14,604             Both
180    (D)      1    Vons Simi Valley                         $           0     $      17,443             Both
181             2    Arcadia Park Apartments                  $           0     $           0             Both
182             1    Broadview Crossings Center               $         833     $      23,616             Both
183             1    6th and Union Plaza                      $       1,057     $      12,683             Both
184             2    Apple Creek of Kansas City               $           0     $           0             Both
185             1    Serrano Portfolio                        $           0     $           0             Both
186             2    Fox Pointe Apartments                    $           0     $           0             Both
187             1    Cantera Commons                          $           0     $       7,482             None
188             1    Steeple Square Shopping Center           $       2,500     $      24,960             Both
189             1    1424 North Brown Road                    $           0     $      16,919             Both
190             1    Portico Shopping Center                  $       1,001     $      12,013             Both
191             2    Stone Creek Apartments                   $           0     $           0             Both
192             2    Canyon Shadows Apartments                $           0     $           0             Both
193             2    Summerhouse Square Apartments            $           0     $           0             None
194             2    Redwood Terrace Apartments               $           0     $           0             Both
195             1    59th and Ashland Retail                  $       1,250     $      15,094             Both
196             2    Robin Hill Apartments                    $           0     $           0             Both
197             1    Merchants Walk Shopping Center           $           0     $      29,451             Both
198             1    Nashua NH                                $       1,893     $      22,713             Both
199             1    Coral Key Shopping Center                $       1,053     $      11,702             Both
200             1    Shops of Argyle                          $       1,475     $      20,485             Both
201             1    Rincon Business Park - Corona            $         417     $      16,130             Both
202             1    Shops at Pine Bluff                      $       1,000     $      15,735             Both
203             1    Taylor Square                            $         834     $       8,191             Both
204             1    Westcreek Crossing                       $         841     $      10,242             Both
205             1    Hartwell Station                         $         833     $      17,593             Both
206             1    Foxwood Plaza                            $         833     $      11,815             Both
207             1    515 Westheimer                           $           0     $      13,322             Both
208             1    Riverview Mobile Home Park               $           0     $           0             Both
209             1    Polo Place Shops                         $         417     $       8,762             Both
210             2    French Chalet Apartments                 $           0     $           0             Both
211             1    7734 Girard Avenue                       $           0     $      10,847             Both
212             1    Commerce Pointe Plaza                    $         833     $       5,163             Both
213             1    Newcastle Plaza                          $       1,458     $       8,130             Both
214             1    Expressway Self Storage                  $           0     $           0             Both
215             1    Sparkleberry Crossing #2                 $       1,042     $      13,233             Both
216             1    Windward Plaza                           $       1,250     $      15,018             Both
217             1    Westgate Center                          $           0     $      19,210             None
218             1    Upland Plaza Shops                       $         917     $      10,800             Both
219             2    Beachwood Apartments                     $           0     $           0             Both
220             2    Sunset Mobile Manor                      $           0     $           0             Both
221             1    South Colony Shopping Center             $         926     $      11,110             Both
222             1    Rockport Retail                          $         833     $       9,955             Both
223             1    Highland Oaks Plaza                      $           0     $      12,399             Both
224             1    Cale Colony 17                           $           0     $       8,936             Both
225             1    Parma Medical Center                     $       1,667     $      20,051             Both
226             2    Plaza Apartments                         $           0     $           0             Both
227             2    McGregor Meadows Apartments              $           0     $           0             Both
228             2    Welsh Arms Apartments                    $           0     $           0             Both
229             2    Wellington Place Apartments              $           0     $           0             Both

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY INTERMOUNTAIN - FAIRFIELD INN & SUITES LAWTON AND INTERMOUNTAIN - COURTYARD WICHITA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY SHADY ACRES MOBILE HOME PARK, ROYAL COACH MOBILE HOME PARK, AND MOUNT VISTA MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY CVS DRUGSTORE BRANDON AND CVS PARIS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY VONS PASADENA AND VONS SIMI VALLEY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1) ON OR PRIOR TO THE 2010 AND 2011 DEPOSIT DEADLINES, APPLICABLE TO EACH TENANT WITH LEASE EXPIRATIONS IN THOSE RESPECTIVE YEARS, BORROWER MUST DEPOSIT $10 TIMES THE TOTAL SQUARE FOOTAGE TO LENDER IN THE ABSENCE OF LEASE RENEWAL OR TENANT REPLACEMENT.
(2) ON OR PRIOR TO THE 2007 AND 2012 DEPOSIT DEADLINES, APPLICABLE TO EACH TENANT WITH LEASE EXPIRATIONS IN THOSE RESPECTIVE YEARS, BORROWER MUST DEPOSIT I) $214,872 PLUS $12 PER RENTABLE SF IN 2007 AND OR II)$170,556 PLUS $12 PER RENTABLE SF IN 2012 IN THE ABSENCE OF LEASE RENEWAL OR TENANT REPLACEMENT.
(3) CONTRACTUAL TI/LC IS REDUCED TO $14,500 UPON RENEWAL OF RADIAN INTERNATIONAL LEASE
(4) THE CONTRACTUAL RECURRING FF&E RESERVE IS 2% FOR FIRST 24 PAYMENTS AND 4% THEREAFTER.
(5) COMMENCING ON THE 37TH PAYMENT, BORROWER SHALL DEPOSIT $675 MONTHLY UP TO $25,000.
(6) THE CONTRACTUAL RECURRING FF&E RESERVE IS 1% OF MONTHLY GROSS REVENUE FOR LOAN YEAR 1; 2% OF MONTHLY GROSS REVENUE FOR LOAN YEAR 2 AND YEAR 3, 3% OF MONTHLY GROSS REVENUE FOR LOAN YEAR 4, 4% OF MONTHLY GROSS REVENUE THEREAFTER.
(7) BORROWER SHALL DEPOSIT $12,500 MONTHLY FROM 1/11/2006 TO 12/11/2006 AND $6,500 MONTHLY THEREAFTER. THE RESERVE SHALL BE CAPPED AT $250,000 FROM 1/11/2006 TO 12/11/2006 AND $100,000 THEREAFTER.
(8) THE CONTRACTUAL RECURRING FF&E RESERVE FOR THE MARRIOTT COURTYARD OCOEE IS 1% OF GROSS REVENUES THE FIRST YEAR, 2% THE SECOND YEAR, 3% THE THIRD YEAR AND 4% THEREAFTER UNTIL THE FF&E RESERVE REACHES AN AMOUNT EQUAL TO 4% OF GROSS REVENUES FOR THE FIRST THREE YEARS OF THE LOAN.
(9) COMMENCING ON 1/11/2006, BORROWER SHALL DEPOSIT $1,500 PER MONTH UP TO $72,000.
(10) COMMENCING ON 1/11/2006 PAYMENT, BORROWER SHALL DEPOSIT $1,500 PER MONTH UP TO $36,000.
(11) COMMENCING ON 7/11/2008, BORROWER SHALL MAKE MONTHLY PAYMENTS OF $2,244.

                       MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                                                         CUT-OFF
                                                                                      DATE PRINCIPAL     PROPERTY
    #    CROSSED  PROPERTY NAME                                                         BALANCE (1)        TYPE
    1             450 Park Avenue                                                     $  175,000,000      Office
    2             One Madison Avenue                                                  $  155,135,976(2)   Office
    3             Fashion Place                                                       $  151,676,392      Retail
    5             Preston Commons                                                     $   67,250,000      Office
    6             Crestview Hills Town Center                                         $   56,500,000      Retail
    7             Sterling Plaza                                                      $   47,250,000      Office
    8             Thistle Landing - Phoenix                                           $   37,000,000      Office
    9             Highland Industrial                                                 $   36,400,000      Industrial
   10             Ashbrook Commons                                                    $   35,000,000      Retail
   11             Bridge Street Properties                                            $   34,962,192      Office
   12             West Oaks I Shopping Center                                         $   27,300,000      Retail
   14             Bouquet Canyon                                                      $   26,700,000      Retail
   16             McKinley Crossroads                                                 $   26,100,000      Retail
   20             Costa Mesa Square I                                                 $   21,800,000      Retail
   22             City Center West A                                                  $   21,000,000      Office
   23             Riverbend Marketplace                                               $   19,456,676      Retail
   25             3100 New York Drive                                                 $   19,000,000      Office
   26             Southern Palms                                                      $   18,610,000      Retail
   28             Amber Oaks                                                          $   18,050,000      Office
   30             Jackson West Shopping Center                                        $   17,180,000      Retail
   33             Chantilly Plaza                                                     $   16,100,000      Mixed Use
   34             Green Valley Tech Plaza                                             $   15,750,000      Office
   37             Fiddler's Run Shopping Center                                       $   14,968,051      Retail
   44             Symmetricom                                                         $   13,650,000      Office
   46             Park Plaza At Aliso Town Center Buildings 20, 21, 22 and 23         $   13,260,000      Retail
   47             Garden Creek Center                                                 $   13,050,000      Retail
   50             Roxbury Medical Building                                            $   11,800,000      Office
   51             Indian Trace Center                                                 $   11,461,317      Retail
   52             Stevenson Ranch Plaza II                                            $   11,200,000      Retail
   55             3880 Lemon Street                                                   $   11,000,000      Office
   57             1250 Hallandale Office Building                                     $   10,500,000      Office
   59             Parklands Office Center                                             $   10,500,000      Office
   60             Chester Industrial Park Building                                    $   10,500,000      Industrial
   62             Lanier Crossing                                                     $   10,300,000      Retail
   63             Parkway Plaza                                                       $   10,200,000      Retail
   64             Wilmington Island Kroger                                            $   10,177,100      Retail
   66             Varner Crossing                                                     $   10,100,000      Retail
   69             Maywood Mart                                                        $    9,965,954      Retail
   72             Crowe's Crossing                                                    $    9,400,000      Retail
   73             University Square Michigan                                          $    9,300,000      Retail
   80             Streetsboro Crossing                                                $    8,925,000      Retail
   82             Village Festival                                                    $    8,633,683      Retail
   85             Cape Horn Shopping Center                                           $    8,200,000      Retail
   87             Washington Mutual Center                                            $    8,000,000      Office
   88             Cross Roads Shopping Center                                         $    8,000,000      Retail
   90             River Point III                                                     $    7,883,458      Industrial
   92             224 North Des Plaines                                               $    7,500,000      Office
   96             Pioneer Business Center                                             $    7,200,000      Industrial
   97      (C)    CVS Drugstore Brandon                                               $    4,041,700      Retail
   98      (C)    CVS Paris                                                           $    3,117,896      Retail
   100            Barrett Creek Plaza                                                 $    7,125,000      Retail
   103            Town Center Shoppes                                                 $    7,100,000      Retail
   105            North Shore Office Plaza                                            $    6,800,000      Office
   109            Promenade Shopping Center                                           $    6,500,000      Retail
   110            Sanders East Business Park                                          $    6,457,500      Industrial
   113            Park Towers                                                         $    6,386,311      Office
   116            Southington Plaza                                                   $    6,167,649      Retail
   119            River Ridge Crossing West                                           $    6,030,000      Retail
   120            551 West Lancaster Avenue                                           $    6,000,000      Office
   123            The Broadway Building                                               $    6,000,000      Mixed Use
   124            Renaissance Magnolia Shopping Center                                $    6,000,000      Retail
   126            Park Plaza At Aliso Town Center Building 6                          $    5,925,000      Retail
   130            RiverStone Medical Center                                           $    5,720,000      Office
   133            Centerpointe Shops                                                  $    5,550,000      Retail
   134            Ricci Leopold Building                                              $    5,494,036      Office
   138            Overlake Office                                                     $    5,293,966      Office
   140            Haute Harwin Fashion Center                                         $    5,177,370      Retail
   142            Rancho San Diego Professional Center                                $    5,144,750      Office
   147            Stewart Lamb Shopping Center                                        $    4,784,809      Retail
   149            River Ridge Crossing East                                           $    4,720,000      Retail
   150            Town Center at Geist                                                $    4,540,000      Retail
   151            Citadel Square                                                      $    4,500,000      Retail
   152            The Shops at Hardee Village                                         $    4,500,000      Retail
   154            Atria on Market                                                     $    4,400,000      Retail
   155            Fountainbleu Court                                                  $    4,400,000      Retail
   156            Village At Geist                                                    $    4,380,000      Retail
   157            DirecTV Call Center                                                 $    4,370,427      Office
   158            Westpark Center                                                     $    4,300,000      Retail
  159A            LA - San Fernando                                                   $    1,340,584      Industrial
  159B            LA - 5th Street                                                     $    1,111,922      Industrial
  159C            LA - 13231 Louvre                                                   $      587,346      Industrial
  159D            LA - Tamarack                                                       $      538,027      Industrial
  159E            LA - 13253 Louvre                                                   $      412,487      Industrial
  159F            LA - Raymer                                                         $      304,882      Industrial
   160            Market Place Shopping Center                                        $    4,286,843      Retail
   161            Marketplace at University Pointe                                    $    4,157,367      Retail
   162            McGalliard Mall Shops                                               $    4,100,000      Retail
   163            22809 Pacific Coast Highway                                         $    4,000,000      Office
   164            Flower Valley Plaza                                                 $    3,883,383      Retail
   167            Presidio Plaza                                                      $    3,700,000      Mixed Use
   169            Temecula Plaza                                                      $    3,700,000      Retail
   170            Progress Point Shopping Center                                      $    3,680,653      Mixed Use
   173            Lankershim Industrial                                               $    3,496,133      Industrial
  175A            Iola Office Park                                                    $    1,419,029      Office
  175B            Monterey Retail Center                                              $    1,055,176      Retail
  175C            Aberdeen Pier                                                       $    1,018,790      Retail
   176            Maple Drive                                                         $    3,489,238      Office
   177            Metropolitan Court                                                  $    3,440,000      Industrial
   178            Piedmont Court                                                      $    3,289,853      Office
   179     (D)    Vons Pasadena                                                       $    1,990,792      Retail
   180     (D)    Vons Simi Valley                                                    $    1,294,015      Retail
   182            Broadview Crossings Center                                          $    3,196,446      Retail
   183            6th and Union Plaza                                                 $    3,093,701      Mixed Use
   187            Cantera Commons                                                     $    2,794,036      Retail
   188            Steeple Square Shopping Center                                      $    2,760,000      Retail
   189            1424 North Brown Road                                               $    2,741,491      Office
   190            Portico Shopping Center                                             $    2,700,000      Retail
   195            59th and Ashland Retail                                             $    2,569,790      Retail

    #    CROSSED  PROPERTY NAME                                                            SQ. FT.
    1             450 Park Avenue                                                            313,135
    2             One Madison Avenue                                                       1,176,911
    3             Fashion Place                                                              323,997
    5             Preston Commons                                                            421,244
    6             Crestview Hills Town Center                                                283,320
    7             Sterling Plaza                                                             305,743
    8             Thistle Landing - Phoenix                                                  281,858
    9             Highland Industrial                                                        459,239
   10             Ashbrook Commons                                                           140,460
   11             Bridge Street Properties                                                   197,475
   12             West Oaks I Shopping Center                                                245,867
   14             Bouquet Canyon                                                             148,903
   16             McKinley Crossroads                                                        200,871
   20             Costa Mesa Square I                                                         73,317
   22             City Center West A                                                         105,968
   23             Riverbend Marketplace                                                      142,614
   25             3100 New York Drive                                                        161,711
   26             Southern Palms                                                             254,692
   28             Amber Oaks                                                                 281,885
   30             Jackson West Shopping Center                                               210,321
   33             Chantilly Plaza                                                            143,426
   34             Green Valley Tech Plaza                                                    103,128
   37             Fiddler's Run Shopping Center                                              202,980
   44             Symmetricom                                                                117,739
   46             Park Plaza At Aliso Town Center Buildings 20, 21, 22 and 23                 25,487
   47             Garden Creek Center                                                         91,876
   50             Roxbury Medical Building                                                    38,048
   51             Indian Trace Center                                                         99,431
   52             Stevenson Ranch Plaza II                                                    62,200
   55             3880 Lemon Street                                                           69,517
   57             1250 Hallandale Office Building                                            114,503
   59             Parklands Office Center                                                     60,816
   60             Chester Industrial Park Building                                           194,400
   62             Lanier Crossing                                                            110,002
   63             Parkway Plaza                                                              154,227
   64             Wilmington Island Kroger                                                    84,874
   66             Varner Crossing                                                             80,466
   69             Maywood Mart                                                               102,555
   72             Crowe's Crossing                                                            93,728
   73             University Square Michigan                                                  62,583
   80             Streetsboro Crossing                                                        77,900
   82             Village Festival                                                            54,437
   85             Cape Horn Shopping Center                                                  116,338
   87             Washington Mutual Center                                                    36,337
   88             Cross Roads Shopping Center                                                 34,902
   90             River Point III                                                             68,699
   92             224 North Des Plaines                                                       76,907
   96             Pioneer Business Center                                                    101,900
   97      (C)    CVS Drugstore Brandon                                                       13,813
   98      (C)    CVS Paris                                                                   12,738
   100            Barrett Creek Plaza                                                         28,481
   103            Town Center Shoppes                                                         36,136
   105            North Shore Office Plaza                                                    57,454
   109            Promenade Shopping Center                                                   36,074
   110            Sanders East Business Park                                                 250,000
   113            Park Towers                                                                107,075
   116            Southington Plaza                                                          155,842
   119            River Ridge Crossing West                                                   39,049
   120            551 West Lancaster Avenue                                                   28,822
   123            The Broadway Building                                                       40,669
   124            Renaissance Magnolia Shopping Center                                        94,021
   126            Park Plaza At Aliso Town Center Building 6                                  14,089
   130            RiverStone Medical Center                                                   35,093
   133            Centerpointe Shops                                                          14,652
   134            Ricci Leopold Building                                                      24,597
   138            Overlake Office                                                             45,843
   140            Haute Harwin Fashion Center                                                 39,165
   142            Rancho San Diego Professional Center                                        35,558
   147            Stewart Lamb Shopping Center                                                33,610
   149            River Ridge Crossing East                                                   28,586
   150            Town Center at Geist                                                        27,400
   151            Citadel Square                                                              50,883
   152            The Shops at Hardee Village                                                 50,285
   154            Atria on Market                                                             10,973
   155            Fountainbleu Court                                                          38,546
   156            Village At Geist                                                            27,000
   157            DirecTV Call Center                                                         92,257
   158            Westpark Center                                                             36,857
  159A            LA - San Fernando                                                           35,216
  159B            LA - 5th Street                                                             26,102
  159C            LA - 13231 Louvre                                                           15,986
  159D            LA - Tamarack                                                               14,910
  159E            LA - 13253 Louvre                                                           11,988
  159F            LA - Raymer                                                                  7,300
   160            Market Place Shopping Center                                                48,207
   161            Marketplace at University Pointe                                            22,062
   162            McGalliard Mall Shops                                                       54,090
   163            22809 Pacific Coast Highway                                                 16,071
   164            Flower Valley Plaza                                                         40,700
   167            Presidio Plaza                                                              17,314
   169            Temecula Plaza                                                              20,920
   170            Progress Point Shopping Center                                              21,535
   173            Lankershim Industrial                                                       92,968
  175A            Iola Office Park                                                            23,680
  175B            Monterey Retail Center                                                      12,000
  175C            Aberdeen Pier                                                               11,580
   176            Maple Drive                                                                 44,742
   177            Metropolitan Court                                                          53,850
   178            Piedmont Court                                                              42,731
   179     (D)    Vons Pasadena                                                               41,875
   180     (D)    Vons Simi Valley                                                            47,383
   182            Broadview Crossings Center                                                  24,215
   183            6th and Union Plaza                                                         16,115
   187            Cantera Commons                                                             11,441
   188            Steeple Square Shopping Center                                              48,762
   189            1424 North Brown Road                                                       20,400
   190            Portico Shopping Center                                                      6,878
   195            59th and Ashland Retail                                                     11,520

                                                                                                       MAJOR
                                                                                                    TENANT # 1
    #    CROSSED  PROPERTY NAME                                                                        NAME
    1             450 Park Avenue                                                            Taconic Capital Advisors
    2             One Madison Avenue                                                     Credit Suisse First Boston (USA)
    3             Fashion Place                                                                    Meier & Frank
    5             Preston Commons                                                   Bank One, Texas, NA (JP Morgan Chase & Co.)
    6             Crestview Hills Town Center                                                    Bed Bath & Beyond
    7             Sterling Plaza                                                                   Sammons Corp.
    8             Thistle Landing - Phoenix                                                       CheckFree Corp
    9             Highland Industrial                                                               Encel, LLC
   10             Ashbrook Commons                                                                HomeGoods, Inc.
   11             Bridge Street Properties                                                         Eileen Fisher
   12             West Oaks I Shopping Center                                                     Gander Mountain
   14             Bouquet Canyon                                                                    Vons Market
   16             McKinley Crossroads                                                             24 Hour Fitness
   20             Costa Mesa Square I                                                           Henry's Marketplace
   22             City Center West A                                                           Sprint Communications
   23             Riverbend Marketplace                                                   Kohl's Department Stores, Inc.
   25             3100 New York Drive                                                             Earthlink, Inc.
   26             Southern Palms                                                              Sunflower Market, Inc.
   28             Amber Oaks                                                                    Radin International
   30             Jackson West Shopping Center                                                  Lowe's Home Center
   33             Chantilly Plaza                                                                 Northrup Gruman
   34             Green Valley Tech Plaza                                                    State Comp Insurance Fund
   37             Fiddler's Run Shopping Center                                             Belk Stores, Inc Store #81
   44             Symmetricom                                                                       Symmetricom
   46             Park Plaza At Aliso Town Center Buildings 20, 21, 22 and 23                          Opah
   47             Garden Creek Center                                                       Harris Teeter (Winn Dixie)
   50             Roxbury Medical Building                                                     Brian Le Sage, D.D.S.
   51             Indian Trace Center                                                             Weston 8 Cinema
   52             Stevenson Ranch Plaza II                                                     Stein Mart #5560/199
   55             3880 Lemon Street                                                               Reid & Hellyer
   57             1250 Hallandale Office Building                                         Premier Health & Fitness Center
   59             Parklands Office Center                                                        CRA Rogers Casey
   60             Chester Industrial Park Building                                            Fresinius Medical Care
   62             Lanier Crossing                                                                   Hobby Lobby
   63             Parkway Plaza                                                                        Kmart
   64             Wilmington Island Kroger                                                            Kroger
   66             Varner Crossing                                                                     Kroger
   69             Maywood Mart                                                                   McDade's Grocery
   72             Crowe's Crossing                                                                    Kroger
   73             University Square Michigan                                                       Trader Joe's
   80             Streetsboro Crossing                                                           TOPS Markets, LLC
   82             Village Festival                                                                Body of Change
   85             Cape Horn Shopping Center                                                        Weis Markets
   87             Washington Mutual Center                                                     Lighthouse Properties
   88             Cross Roads Shopping Center                                                    Granada Furniture
   90             River Point III                                                              University of Phoenix
   92             224 North Des Plaines                                                    Kerasotes Showplace Theatres
   96             Pioneer Business Center                                                         Ababa-QA, Inc.
   97      (C)    CVS Drugstore Brandon                                                         Eckerd Corporation
   98      (C)    CVS Paris                                                                             CVS
   100            Barrett Creek Plaza                                                           Buffalo Wild Wings
   103            Town Center Shoppes                                                            Universal Market
   105            North Shore Office Plaza                                                           Gold Bank
   109            Promenade Shopping Center                                                         Woodworkers
   110            Sanders East Business Park                                                       Camping World
   113            Park Towers                                                                Wells Fargo Home Mortgage
   116            Southington Plaza                                                                  Wal-Mart
   119            River Ridge Crossing West                                              Consigning Women Fine Furnishing
   120            551 West Lancaster Avenue                                                        Staffing Plus
   123            The Broadway Building                                                           Broadway Suites
   124            Renaissance Magnolia Shopping Center                                        Brookshire Brothers #1
   126            Park Plaza At Aliso Town Center Building 6                                    Laguna Surf & Sport
   130            RiverStone Medical Center                                                    Cherokee Women's OBGY
   133            Centerpointe Shops                                                              Ironstone Bank
   134            Ricci Leopold Building                                                           Ricci-Leopold
   138            Overlake Office                                                                  Group Health
   140            Haute Harwin Fashion Center                                                        David Lee
   142            Rancho San Diego Professional Center                                    Scripps Real Estate Development
   147            Stewart Lamb Shopping Center                                                     Los Compadres
   149            River Ridge Crossing East                                                       Moon Dog Tavern
   150            Town Center at Geist                                                         Sandstone Bar & Grill
   151            Citadel Square                                                                   Office Depot
   152            The Shops at Hardee Village                                                        Food Lion
   154            Atria on Market                                                          Prudential California Realty
   155            Fountainbleu Court                                                             Renal Care Group
   156            Village At Geist                                                                   El Rodeo
   157            DirecTV Call Center                                                                 DirecTv
   158            Westpark Center                                                                     MD Sun
  159A            LA - San Fernando                                                            Trans Globe Lighting
  159B            LA - 5th Street                                                              Trans Globe Lighting
  159C            LA - 13231 Louvre                                                                Ruby Products
  159D            LA - Tamarack                                                                Acrylic Distribution
  159E            LA - 13253 Louvre                                                          Hector's Pattern Service
  159F            LA - Raymer                                                                    Stereostone Inc.
   160            Market Place Shopping Center                                                       Kwik Copy
   161            Marketplace at University Pointe                                            Huff-Drees Realty, Inc
   162            McGalliard Mall Shops                                                      Deals Nothing Over Dollar
   163            22809 Pacific Coast Highway                                               After Midnight Company, LLC
   164            Flower Valley Plaza                                                         County of Santa Barbara
   167            Presidio Plaza                                                                  Hollywood Video
   169            Temecula Plaza                                                              88 Seafood Market, Inc.
   170            Progress Point Shopping Center                                         Carolina Commercial Partners, LLC
   173            Lankershim Industrial                                                        Trans Globe Lighting
  175A            Iola Office Park                                                          Special Services Laboratory
  175B            Monterey Retail Center                                                           Mik-Lar Corp.
  175C            Aberdeen Pier                                                                Furniture Connection
   176            Maple Drive                                                                Enterprise Leasing of GA
   177            Metropolitan Court                                                      Iron Mountain Information Mgmt
   178            Piedmont Court                                                               Open Solutions FiTech
   179     (D)    Vons Pasadena                                                                    Safeway/Von's
   180     (D)    Vons Simi Valley                                                                 Safeway/Von's
   182            Broadview Crossings Center                                                       Chinese Rest
   183            6th and Union Plaza                                                             Downtown Pizza
   187            Cantera Commons                                                                Atlanta Bread Co
   188            Steeple Square Shopping Center                                                     Food Lion
   189            1424 North Brown Road                                                 Sutter, McLellan & Gilbreath, Inc.
   190            Portico Shopping Center                                                              WAMU
   195            59th and Ashland Retail                                                          Dollar Store

                                                                                           MAJOR                    MAJOR
                                                                                         TENANT # 1            TENANT # 1 LEASE
    #    CROSSED  PROPERTY NAME                                                           SQ. FT.              EXPIRATION DATE
    1             450 Park Avenue                                                              19,812             5/31/2015
    2             One Madison Avenue                                                        1,123,238            12/31/2020
    3             Fashion Place                                                                25,980                MTM
    5             Preston Commons                                                              59,945             9/30/2009
    6             Crestview Hills Town Center                                                  27,004             1/31/2016
    7             Sterling Plaza                                                               21,508            12/31/2012
    8             Thistle Landing - Phoenix                                                   101,006             4/30/2010
    9             Highland Industrial                                                          24,113            10/31/2005(3)
   10             Ashbrook Commons                                                             25,651             6/30/2015
   11             Bridge Street Properties                                                     37,238             5/31/2011
   12             West Oaks I Shopping Center                                                  89,842             4/1/2019
   14             Bouquet Canyon                                                               36,481            10/15/2010
   16             McKinley Crossroads                                                          39,460             5/31/2014
   20             Costa Mesa Square I                                                          25,136             6/30/2017
   22             City Center West A                                                           13,814             2/28/2007
   23             Riverbend Marketplace                                                        88,408             1/31/2025
   25             3100 New York Drive                                                          95,791             9/30/2010
   26             Southern Palms                                                               47,530             7/31/2019
   28             Amber Oaks                                                                  174,416             7/31/2011
   30             Jackson West Shopping Center                                                130,497             6/30/2016
   33             Chantilly Plaza                                                              16,313             5/31/2007
   34             Green Valley Tech Plaza                                                      63,978             7/31/2011
   37             Fiddler's Run Shopping Center                                                49,473             4/27/2014
   44             Symmetricom                                                                 117,739             4/15/2016
   46             Park Plaza At Aliso Town Center Buildings 20, 21, 22 and 23                   3,058             3/31/2011
   47             Garden Creek Center                                                          51,282             2/28/2019
   50             Roxbury Medical Building                                                      3,347             8/31/2015
   51             Indian Trace Center                                                          26,328             3/31/2008
   52             Stevenson Ranch Plaza II                                                     34,000             4/30/2014
   55             3880 Lemon Street                                                            14,324             6/30/2009
   57             1250 Hallandale Office Building                                              12,800            10/31/2005
   59             Parklands Office Center                                                      24,660             5/31/2014
   60             Chester Industrial Park Building                                            108,000             4/30/2020
   62             Lanier Crossing                                                              54,154             5/31/2010
   63             Parkway Plaza                                                                82,906            11/30/2008
   64             Wilmington Island Kroger                                                     42,156             9/30/2018
   66             Varner Crossing                                                              54,166             5/31/2029
   69             Maywood Mart                                                                 13,600            12/31/2013
   72             Crowe's Crossing                                                             45,528             4/30/2011
   73             University Square Michigan                                                   10,920             1/31/2016
   80             Streetsboro Crossing                                                         57,000             3/31/2022
   82             Village Festival                                                             15,000             3/31/2013
   85             Cape Horn Shopping Center                                                    53,044             4/30/2017
   87             Washington Mutual Center                                                      6,851             7/31/2015
   88             Cross Roads Shopping Center                                                   4,800             9/30/2006
   90             River Point III                                                              46,011             3/31/2015
   92             224 North Des Plaines                                                        13,854            10/31/2011
   96             Pioneer Business Center                                                      16,512             5/31/2009
   97      (C)    CVS Drugstore Brandon                                                        13,813             8/20/2023
   98      (C)    CVS Paris                                                                    12,738            10/15/2018
   100            Barrett Creek Plaza                                                           5,005            10/31/2013
   103            Town Center Shoppes                                                           4,897            11/30/2007
   105            North Shore Office Plaza                                                     10,220             5/1/2006
   109            Promenade Shopping Center                                                     5,002             4/30/2007
   110            Sanders East Business Park                                                  175,000             2/14/2025
   113            Park Towers                                                                   7,086            12/31/2007
   116            Southington Plaza                                                            95,482             1/31/2020
   119            River Ridge Crossing West                                                     7,203             1/31/2009
   120            551 West Lancaster Avenue                                                    15,253             8/31/2011
   123            The Broadway Building                                                        22,299             6/30/2016
   124            Renaissance Magnolia Shopping Center                                         33,373             9/30/2015
   126            Park Plaza At Aliso Town Center Building 6                                    3,493            12/31/2009
   130            RiverStone Medical Center                                                    11,335             4/30/2008
   133            Centerpointe Shops                                                            3,420             5/31/2015
   134            Ricci Leopold Building                                                        8,186            10/31/2017
   138            Overlake Office                                                              22,975            12/31/2006
   140            Haute Harwin Fashion Center                                                   6,053            11/30/2014
   142            Rancho San Diego Professional Center                                          7,247             6/30/2006
   147            Stewart Lamb Shopping Center                                                 10,800             5/31/2012
   149            River Ridge Crossing East                                                     4,551             5/31/2012
   150            Town Center at Geist                                                          3,200             11/6/2010
   151            Citadel Square                                                               26,454            12/31/2014
   152            The Shops at Hardee Village                                                  38,285             2/28/2024
   154            Atria on Market                                                               5,986             1/31/2012
   155            Fountainbleu Court                                                            7,726             6/30/2011
   156            Village At Geist                                                              4,200             7/23/2015
   157            DirecTV Call Center                                                          92,257             7/31/2014
   158            Westpark Center                                                               4,212             8/31/2010
  159A            LA - San Fernando                                                            35,216             3/31/2012
  159B            LA - 5th Street                                                              26,102            12/31/2006
  159C            LA - 13231 Louvre                                                            15,986             4/30/2009
  159D            LA - Tamarack                                                                14,910             2/1/2010
  159E            LA - 13253 Louvre                                                            11,998                MTM
  159F            LA - Raymer                                                                   7,300            12/31/2008
   160            Market Place Shopping Center                                                  7,341            12/31/2008
   161            Marketplace at University Pointe                                              4,550             1/31/2010
   162            McGalliard Mall Shops                                                        12,000             3/31/2011
   163            22809 Pacific Coast Highway                                                   7,284             8/31/2010
   164            Flower Valley Plaza                                                          10,500             9/30/2008
   167            Presidio Plaza                                                                6,172             6/13/2013
   169            Temecula Plaza                                                                5,800            11/30/2007
   170            Progress Point Shopping Center                                                6,626             1/31/2009
   173            Lankershim Industrial                                                        92,968             5/31/2009
  175A            Iola Office Park                                                              5,745             4/30/2006
  175B            Monterey Retail Center                                                        6,000             9/30/2009
  175C            Aberdeen Pier                                                                 8,580            10/25/2008
   176            Maple Drive                                                                  17,739             6/30/2011
   177            Metropolitan Court                                                           36,600             9/30/2008
   178            Piedmont Court                                                               21,725             7/31/2008
   179     (D)    Vons Pasadena                                                                41,875            12/17/2006
   180     (D)    Vons Simi Valley                                                             47,383             9/30/2009
   182            Broadview Crossings Center                                                    4,400             8/11/2009
   183            6th and Union Plaza                                                           1,350             1/31/2009
   187            Cantera Commons                                                               4,881             1/31/2015
   188            Steeple Square Shopping Center                                               31,864             8/31/2010
   189            1424 North Brown Road                                                         7,922            10/31/2017
   190            Portico Shopping Center                                                       4,607             5/8/2010
   195            59th and Ashland Retail                                                       4,440             4/30/2010

                                                                                                         MAJOR
                                                                                                       TENANT # 2
    #    CROSSED  PROPERTY NAME                                                                           NAME
    1             450 Park Avenue                                                                 The Bank of New York
    2             One Madison Avenue                                                                      N/A
    3             Fashion Place                                                                        Taco Bell
    5             Preston Commons                                                          Advanced Business Technology, Inc.
    6             Crestview Hills Town Center                                                        Borders Books
    7             Sterling Plaza                                                                John McStay Investments
    8             Thistle Landing - Phoenix                                                            Equifirst
    9             Highland Industrial                                                              Balance Consulting
   10             Ashbrook Commons                                                               AC Moore Arts & Crafts
   11             Bridge Street Properties                                                             Ask Jeeves
   12             West Oaks I Shopping Center                                                        JLPK-Novi LLC
   14             Bouquet Canyon                                                                  Ross Dress For Less
   16             McKinley Crossroads                                                              Howards Appliances
   20             Costa Mesa Square I                                                               Farr's Hallmark
   22             City Center West A                                                              Citadel Broadcasting
   23             Riverbend Marketplace                                                                 PETsMART
   25             3100 New York Drive                                                                Leon Max, Inc.
   26             Southern Palms                                                            Staples Office Superstore, Inc.
   28             Amber Oaks                                                                   ACS State Healthcare, Inc.
   30             Jackson West Shopping Center                                                         Office Max
   33             Chantilly Plaza                                                                  Samson Realty, LLC
   34             Green Valley Tech Plaza                                                        University of Phoenix
   37             Fiddler's Run Shopping Center                                                  Big Lots Stores, Inc.
   44             Symmetricom                                                                             N/A
   46             Park Plaza At Aliso Town Center Buildings 20, 21, 22 and 23                         Ritz Camera
   47             Garden Creek Center                                                                 Orient Cafe
   50             Roxbury Medical Building                                                      Kourosh Maddahl, D.D.S.
   51             Indian Trace Center                                                                 Ben & Bob's
   52             Stevenson Ranch Plaza II                                                           Shoe Pavilion
   55             3880 Lemon Street                                                                       PPMC
   57             1250 Hallandale Office Building                                              Victor Posner Enterprises
   59             Parklands Office Center                                                           Spruce Investors
   60             Chester Industrial Park Building                                             Hills Pet Nutrition Sales
   62             Lanier Crossing                                                                Lanier Athletic Center
   63             Parkway Plaza                                                                        Food Lion
   64             Wilmington Island Kroger                                                            Eckerd Drugs
   66             Varner Crossing                                                                     Tres Palomas
   69             Maywood Mart                                                                     BeBop Record Shop
   72             Crowe's Crossing                                                              Amazing Beauty & Fashion
   73             University Square Michigan                                                           ACO, Inc.
   80             Streetsboro Crossing                                                               Royal Pet, LLC
   82             Village Festival                                                                        Moda
   85             Cape Horn Shopping Center                                                       Goodwill Industries
   87             Washington Mutual Center                                                                SWM
   88             Cross Roads Shopping Center                                                       Leslie Poolmart
   90             River Point III                                                                   Scientific Games
   92             224 North Des Plaines                                                      Volunteers of America of ILL.
   96             Pioneer Business Center                                                     All Phase Restoration, Inc.
   97      (C)    CVS Drugstore Brandon                                                                   N/A
   98      (C)    CVS Paris                                                                               N/A
   100            Barrett Creek Plaza                                                              Washington Mutual
   103            Town Center Shoppes                                                           Weston Learning Academy
   105            North Shore Office Plaza                                                          Coldwell Banker
   109            Promenade Shopping Center                                                          Fed Ex Kinko's
   110            Sanders East Business Park                                                         Kelly Storage
   113            Park Towers                                                                   Williford Energy Company
   116            Southington Plaza                                                                      NAMCO
   119            River Ridge Crossing West                                                           Arni's Inc.
   120            551 West Lancaster Avenue                                                           Widman Siff
   123            The Broadway Building                                                                 Weekends
   124            Renaissance Magnolia Shopping Center                                         Academy II/The Kids Club 2
   126            Park Plaza At Aliso Town Center Building 6                                       Clayton Shurley's
   130            RiverStone Medical Center                                                       Cherokee Pediatrics
   133            Centerpointe Shops                                                                 Fed Ex/Kinkos
   134            Ricci Leopold Building                                                                 ReMax
   138            Overlake Office                                                                     Sound Health
   140            Haute Harwin Fashion Center                                               Sebastian Pak (Eve Collections)
   142            Rancho San Diego Professional Center                                        Mission Federal Credit Union
   147            Stewart Lamb Shopping Center                                                        Clark County
   149            River Ridge Crossing East                                                  Mickey's Autograph Arena, Inc.
   150            Town Center at Geist                                                            Robert Phillips, DDS
   151            Citadel Square                                                                  Hair & Beauty Supply
   152            The Shops at Hardee Village                                                          Speedy Wok
   154            Atria on Market                                                             Countrywide Home Loans, Inc.
   155            Fountainbleu Court                                                                  Blockbuster
   156            Village At Geist                                                                  Fishers Liquors
   157            DirecTV Call Center                                                                     N/A
   158            Westpark Center                                                                        Cycle
  159A            LA - San Fernando                                                                       N/A
  159B            LA - 5th Street                                                                         N/A
  159C            LA - 13231 Louvre                                                                       N/A
  159D            LA - Tamarack                                                                           N/A
  159E            LA - 13253 Louvre                                                                       N/A
  159F            LA - Raymer                                                                             N/A
   160            Market Place Shopping Center                                                        Dollar Tree
   161            Marketplace at University Pointe                                                  McAlister's Deli
   162            McGalliard Mall Shops                                                            Buffalo Wild Wings
   163            22809 Pacific Coast Highway                                                          Greg Ruth
   164            Flower Valley Plaza                                               Federal Government GSA - Fleet Management Center
   167            Presidio Plaza                                                                  Cuts Fitness for Men
   169            Temecula Plaza                                                                 Manpower of San Diego
   170            Progress Point Shopping Center                                                 Countrywide Home Loans
   173            Lankershim Industrial                                                                   N/A
  175A            Iola Office Park                                                            Texas Sunrise Services, Inc.
  175B            Monterey Retail Center                                                       Dr. Rodney Franklin, M.D.
  175C            Aberdeen Pier                                                                        Gas Light
   176            Maple Drive                                                              Atlanta Children's Clinical Center
   177            Metropolitan Court                                                                    Wachovia
   178            Piedmont Court                                                                  Kaufman Realty Group
   179     (D)    Vons Pasadena                                                                           N/A
   180     (D)    Vons Simi Valley                                                                        N/A
   182            Broadview Crossings Center                                                          Somba Grill
   183            6th and Union Plaza                                                                  Gold Medal
   187            Cantera Commons                                                                   McDonald's Corp
   188            Steeple Square Shopping Center                                          Eckerd (Subleased to Dollar General)
   189            1424 North Brown Road                                                          Lullwater Realty, Inc.
   190            Portico Shopping Center                                                        Global Village Market
   195            59th and Ashland Retail                                                            Captain Hooks

                                                                                                        MAJOR
                                                                                                      TENANT # 2
    #    CROSSED  PROPERTY NAME                                                                       SQ. FT.
    1             450 Park Avenue                                                                      17,971
    2             One Madison Avenue                                                                      N/A
    3             Fashion Place                                                                        22,500
    5             Preston Commons                                                                      24,169
    6             Crestview Hills Town Center                                                          20,000
    7             Sterling Plaza                                                                       19,912
    8             Thistle Landing - Phoenix                                                            72,567
    9             Highland Industrial                                                                  19,845
   10             Ashbrook Commons                                                                     22,000
   11             Bridge Street Properties                                                             19,425
   12             West Oaks I Shopping Center                                                          60,000
   14             Bouquet Canyon                                                                       31,550
   16             McKinley Crossroads                                                                  17,000
   20             Costa Mesa Square I                                                                   6,021
   22             City Center West A                                                                   10,131
   23             Riverbend Marketplace                                                                19,107
   25             3100 New York Drive                                                                  65,920
   26             Southern Palms                                                                       28,345
   28             Amber Oaks                                                                           43,824
   30             Jackson West Shopping Center                                                         23,500
   33             Chantilly Plaza                                                                      15,973
   34             Green Valley Tech Plaza                                                              19,621
   37             Fiddler's Run Shopping Center                                                        33,607
   44             Symmetricom                                                                             N/A
   46             Park Plaza At Aliso Town Center Buildings 20, 21, 22 and 23                           3,038
   47             Garden Creek Center                                                                   7,068
   50             Roxbury Medical Building                                                              2,125
   51             Indian Trace Center                                                                   7,100
   52             Stevenson Ranch Plaza II                                                              7,800
   55             3880 Lemon Street                                                                    11,107
   57             1250 Hallandale Office Building                                                       8,400
   59             Parklands Office Center                                                              10,800
   60             Chester Industrial Park Building                                                     63,923
   62             Lanier Crossing                                                                      16,989
   63             Parkway Plaza                                                                        21,000
   64             Wilmington Island Kroger                                                              8,640
   66             Varner Crossing                                                                       4,200
   69             Maywood Mart                                                                          7,073
   72             Crowe's Crossing                                                                      5,850
   73             University Square Michigan                                                           10,080
   80             Streetsboro Crossing                                                                  8,400
   82             Village Festival                                                                      5,728
   85             Cape Horn Shopping Center                                                             9,332
   87             Washington Mutual Center                                                              5,724
   88             Cross Roads Shopping Center                                                           3,000
   90             River Point III                                                                      22,688
   92             224 North Des Plaines                                                                 9,742
   96             Pioneer Business Center                                                               9,724
   97      (C)    CVS Drugstore Brandon                                                                   N/A
   98      (C)    CVS Paris                                                                               N/A
   100            Barrett Creek Plaza                                                                   4,000
   103            Town Center Shoppes                                                                   4,000
   105            North Shore Office Plaza                                                              6,472
   109            Promenade Shopping Center                                                             4,816
   110            Sanders East Business Park                                                           75,000
   113            Park Towers                                                                           7,006
   116            Southington Plaza                                                                    20,000
   119            River Ridge Crossing West                                                             6,715
   120            551 West Lancaster Avenue                                                             3,000
   123            The Broadway Building                                                                 6,527
   124            Renaissance Magnolia Shopping Center                                                 15,240
   126            Park Plaza At Aliso Town Center Building 6                                            3,200
   130            RiverStone Medical Center                                                             8,689
   133            Centerpointe Shops                                                                    2,682
   134            Ricci Leopold Building                                                                5,816
   138            Overlake Office                                                                       8,078
   140            Haute Harwin Fashion Center                                                           5,498
   142            Rancho San Diego Professional Center                                                  2,930
   147            Stewart Lamb Shopping Center                                                          6,350
   149            River Ridge Crossing East                                                             4,080
   150            Town Center at Geist                                                                  3,000
   151            Citadel Square                                                                       16,234
   152            The Shops at Hardee Village                                                           1,200
   154            Atria on Market                                                                       3,780
   155            Fountainbleu Court                                                                    4,845
   156            Village At Geist                                                                      3,600
   157            DirecTV Call Center                                                                     N/A
   158            Westpark Center                                                                       3,025
  159A            LA - San Fernando                                                                       N/A
  159B            LA - 5th Street                                                                         N/A
  159C            LA - 13231 Louvre                                                                       N/A
  159D            LA - Tamarack                                                                           N/A
  159E            LA - 13253 Louvre                                                                       N/A
  159F            LA - Raymer                                                                             N/A
   160            Market Place Shopping Center                                                          6,859
   161            Marketplace at University Pointe                                                      3,850
   162            McGalliard Mall Shops                                                                 6,000
   163            22809 Pacific Coast Highway                                                           5,002
   164            Flower Valley Plaza                                                                   4,000
   167            Presidio Plaza                                                                        2,225
   169            Temecula Plaza                                                                        3,210
   170            Progress Point Shopping Center                                                        3,350
   173            Lankershim Industrial                                                                   N/A
  175A            Iola Office Park                                                                      5,600
  175B            Monterey Retail Center                                                                3,524
  175C            Aberdeen Pier                                                                         3,000
   176            Maple Drive                                                                           4,162
   177            Metropolitan Court                                                                   17,250
   178            Piedmont Court                                                                        4,149
   179     (D)    Vons Pasadena                                                                           N/A
   180     (D)    Vons Simi Valley                                                                        N/A
   182            Broadview Crossings Center                                                            4,256
   183            6th and Union Plaza                                                                   1,230
   187            Cantera Commons                                                                       4,053
   188            Steeple Square Shopping Center                                                        6,000
   189            1424 North Brown Road                                                                 6,845
   190            Portico Shopping Center                                                               1,282
   195            59th and Ashland Retail                                                               1,672

                                                                                          MAJOR
                                                                                    TENANT # 2 LEASE
    #    CROSSED  PROPERTY NAME                                                      EXPIRATION DATE
    1             450 Park Avenue                                                       5/31/2019
    2             One Madison Avenue                                                       N/A
    3             Fashion Place                                                         8/31/2014
    5             Preston Commons                                                      10/31/2009
    6             Crestview Hills Town Center                                          10/26/2020
    7             Sterling Plaza                                                        4/30/2011
    8             Thistle Landing - Phoenix                                            12/11/2010
    9             Highland Industrial                                                   6/30/2011
   10             Ashbrook Commons                                                      6/30/2015
   11             Bridge Street Properties                                              8/31/2006
   12             West Oaks I Shopping Center                                           5/14/2011
   14             Bouquet Canyon                                                        1/31/2011
   16             McKinley Crossroads                                                  11/30/2013
   20             Costa Mesa Square I                                                   2/29/2008
   22             City Center West A                                                    9/30/2010
   23             Riverbend Marketplace                                                 1/31/2020
   25             3100 New York Drive                                                   5/31/2010
   26             Southern Palms                                                       12/31/2009
   28             Amber Oaks                                                            3/31/2010
   30             Jackson West Shopping Center                                          7/31/2016
   33             Chantilly Plaza                                                       8/31/2008
   34             Green Valley Tech Plaza                                               6/11/2009
   37             Fiddler's Run Shopping Center                                         1/31/2010
   44             Symmetricom                                                              N/A
   46             Park Plaza At Aliso Town Center Buildings 20, 21, 22 and 23           1/31/2015
   47             Garden Creek Center                                                   3/31/2010
   50             Roxbury Medical Building                                              2/28/2007
   51             Indian Trace Center                                                  11/30/2010
   52             Stevenson Ranch Plaza II                                              9/19/2009
   55             3880 Lemon Street                                                     4/30/2010
   57             1250 Hallandale Office Building                                       5/31/2007
   59             Parklands Office Center                                              10/31/2009
   60             Chester Industrial Park Building                                      4/30/2010
   62             Lanier Crossing                                                       3/31/2006
   63             Parkway Plaza                                                        10/31/2008
   64             Wilmington Island Kroger                                             11/30/2008
   66             Varner Crossing                                                       9/14/2008
   69             Maywood Mart                                                          6/30/2006
   72             Crowe's Crossing                                                      6/30/2007
   73             University Square Michigan                                           10/31/2007
   80             Streetsboro Crossing                                                  8/31/2012
   82             Village Festival                                                      1/31/2016
   85             Cape Horn Shopping Center                                             7/31/2006
   87             Washington Mutual Center                                             12/31/2008
   88             Cross Roads Shopping Center                                          12/31/2010
   90             River Point III                                                       1/31/2010
   92             224 North Des Plaines                                                 4/30/2007
   96             Pioneer Business Center                                               8/31/2007
   97      (C)    CVS Drugstore Brandon                                                    N/A
   98      (C)    CVS Paris                                                                N/A
   100            Barrett Creek Plaza                                                  12/31/2008
   103            Town Center Shoppes                                                   8/31/2010
   105            North Shore Office Plaza                                              3/15/2007
   109            Promenade Shopping Center                                             2/28/2011
   110            Sanders East Business Park                                            1/31/2008
   113            Park Towers                                                          12/31/2005
   116            Southington Plaza                                                     1/31/2011
   119            River Ridge Crossing West                                             4/30/2009
   120            551 West Lancaster Avenue                                             1/31/2007
   123            The Broadway Building                                                 8/31/2015
   124            Renaissance Magnolia Shopping Center                                  7/31/2007
   126            Park Plaza At Aliso Town Center Building 6                            2/28/2013
   130            RiverStone Medical Center                                             4/30/2010
   133            Centerpointe Shops                                                    6/30/2010
   134            Ricci Leopold Building                                               12/31/2010
   138            Overlake Office                                                      11/30/2008
   140            Haute Harwin Fashion Center                                          11/25/2009
   142            Rancho San Diego Professional Center                                  3/31/2010
   147            Stewart Lamb Shopping Center                                         10/31/2006
   149            River Ridge Crossing East                                            10/31/2007
   150            Town Center at Geist                                                  2/28/2010
   151            Citadel Square                                                       10/31/2010
   152            The Shops at Hardee Village                                           5/31/2009
   154            Atria on Market                                                      11/30/2009
   155            Fountainbleu Court                                                    7/31/2007
   156            Village At Geist                                                      5/31/2020
   157            DirecTV Call Center                                                      N/A
   158            Westpark Center                                                       3/31/2006
  159A            LA - San Fernando                                                        N/A
  159B            LA - 5th Street                                                          N/A
  159C            LA - 13231 Louvre                                                        N/A
  159D            LA - Tamarack                                                            N/A
  159E            LA - 13253 Louvre                                                        N/A
  159F            LA - Raymer                                                              N/A
   160            Market Place Shopping Center                                          9/30/2009
   161            Marketplace at University Pointe                                      5/31/2014
   162            McGalliard Mall Shops                                                12/31/2019
   163            22809 Pacific Coast Highway                                          12/31/2009
   164            Flower Valley Plaza                                                   12/3/2006
   167            Presidio Plaza                                                        5/31/2010
   169            Temecula Plaza                                                        3/31/2006
   170            Progress Point Shopping Center                                       12/31/2009
   173            Lankershim Industrial                                                    N/A
  175A            Iola Office Park                                                      3/31/2008
  175B            Monterey Retail Center                                                7/31/2009
  175C            Aberdeen Pier                                                        10/25/2008
   176            Maple Drive                                                           5/31/2006
   177            Metropolitan Court                                                   10/31/2009
   178            Piedmont Court                                                       12/31/2006
   179     (D)    Vons Pasadena                                                            N/A
   180     (D)    Vons Simi Valley                                                         N/A
   182            Broadview Crossings Center                                            1/31/2010
   183            6th and Union Plaza                                                   9/30/2009
   187            Cantera Commons                                                      10/31/2024
   188            Steeple Square Shopping Center                                        8/31/2010
   189            1424 North Brown Road                                                10/31/2017
   190            Portico Shopping Center                                               6/23/2015
   195            59th and Ashland Retail                                               4/30/2010

                                                                                                      MAJOR
                                                                                                   TENANT # 3
    #    CROSSED  PROPERTY NAME                                                                       NAME
    1             450 Park Avenue                                                      Sterling Stamos Capital Management
    2             One Madison Avenue                                                                   N/A
    3             Fashion Place                                                                    Gap-GapKids
    5             Preston Commons                                                              Wachovia Securities
    6             Crestview Hills Town Center                                                  Ovation Audio Video
    7             Sterling Plaza                                                            McGriff Seibels Williams
    8             Thistle Landing - Phoenix                                                Alltel (360 Communications)
    9             Highland Industrial                                                        JOBO Fototechnic, Inc.
   10             Ashbrook Commons                                                          Kincaid Home Furnishings
   11             Bridge Street Properties                                                          Nobis Spa
   12             West Oaks I Shopping Center                                                     Circuit City
   14             Bouquet Canyon                                                            Sav-On/Albertson's, Inc.
   16             McKinley Crossroads                                                         Leather Plus Factory
   20             Costa Mesa Square I                                                         Kinokuniya Bookstore
   22             City Center West A                                                        Tuverson and McBride, LLP
   23             Riverbend Marketplace                                                    Family Christian Bookstores
   25             3100 New York Drive                                                                  N/A
   26             Southern Palms                                                         American Furniture Liquidators
   28             Amber Oaks                                                              Continuum Applied Technology
   30             Jackson West Shopping Center                                                   Michaels Stores
   33             Chantilly Plaza                                                            Auld Enterprises, Inc.
   34             Green Valley Tech Plaza                                                  Naval Sea Logistics Center
   37             Fiddler's Run Shopping Center                                            Food Lion, Inc. Store 1534
   44             Symmetricom                                                                          N/A
   46             Park Plaza At Aliso Town Center Buildings 20, 21, 22 and 23                     Panda Express
   47             Garden Creek Center                                                            Charbuck, Inc.
   50             Roxbury Medical Building                                                     Han Scoble, D.D.S.
   51             Indian Trace Center                                                             China Buffet
   52             Stevenson Ranch Plaza II                                                   Yamato Restaurant #2030
   55             3880 Lemon Street                                                               RSM McGaldrey
   57             1250 Hallandale Office Building                                          AAA American Mortgage Corp.
   59             Parklands Office Center                                                Progressive Capital Management
   60             Chester Industrial Park Building                                                     N/A
   62             Lanier Crossing                                                                 Cici's Pizza
   63             Parkway Plaza                                                                  Pier 1 Imports
   64             Wilmington Island Kroger                                                       US Post Office
   66             Varner Crossing                                                                The Little Gym
   69             Maywood Mart                                                                 First Stop Hardware
   72             Crowe's Crossing                                                              Washington Mutual
   73             University Square Michigan                                                 Sharon's Hallmark Shop
   80             Streetsboro Crossing                                                        SW Pizza Streetsboro
   82             Village Festival                                                              Wender & Roberts
   85             Cape Horn Shopping Center                                                      Dollar General
   87             Washington Mutual Center                                                      Integral Consult
   88             Cross Roads Shopping Center                                                      Century 21
   90             River Point III                                                                      N/A
   92             224 North Des Plaines                                                     Webb Scarlett deVlam, LLP
   96             Pioneer Business Center                                                     Spectre Gaming, Inc.
   97      (C)    CVS Drugstore Brandon                                                                N/A
   98      (C)    CVS Paris                                                                            N/A
   100            Barrett Creek Plaza                                                         Moe's Southwest Grill
   103            Town Center Shoppes                                                         Town Center Cleaners
   105            North Shore Office Plaza                                                   Horton Insurance Agency
   109            Promenade Shopping Center                                                  Habernero's Restuarante
   110            Sanders East Business Park                                                           N/A
   113            Park Towers                                                               Flamingo Seismic Solution
   116            Southington Plaza                                                         Wine and Spirits (Mastro)
   119            River Ridge Crossing West                                                     Wells Fargo Bank
   120            551 West Lancaster Avenue                                                        Hudson Bank
   123            The Broadway Building                                                            Hello Mommy
   124            Renaissance Magnolia Shopping Center                                       Brookshire Brothers #2
   126            Park Plaza At Aliso Town Center Building 6                                    Wahoo's Fish Taco
   130            RiverStone Medical Center                                                    NH-Cherokee Imaging
   133            Centerpointe Shops                                                      Stewart Title of Oregon, Inc.
   134            Ricci Leopold Building                                                       National City Bank
   138            Overlake Office                                                                    Adaptec
   140            Haute Harwin Fashion Center                                                  Charmin Charlie LLC
   142            Rancho San Diego Professional Center                                       Michael W. Buskirk DDS
   147            Stewart Lamb Shopping Center                                                     Moda Latina
   149            River Ridge Crossing East                                                     Flirt Hair Design
   150            Town Center at Geist                                                       Michael Graves, D.V.M.
   151            Citadel Square                                                          African International Mkt Pl
   152            The Shops at Hardee Village                                                  Koala Wahoo Tanning
   154            Atria on Market                                                             Starbucks Corporation
   155            Fountainbleu Court                                                                Bank One
   156            Village At Geist                                                            Jennifer Russell, DDS
   157            DirecTV Call Center                                                                  N/A
   158            Westpark Center                                                                     Patel
  159A            LA - San Fernando                                                                    N/A
  159B            LA - 5th Street                                                                      N/A
  159C            LA - 13231 Louvre                                                                    N/A
  159D            LA - Tamarack                                                                        N/A
  159E            LA - 13253 Louvre                                                                    N/A
  159F            LA - Raymer                                                                          N/A
   160            Market Place Shopping Center                                                       Bronkos
   161            Marketplace at University Pointe                                             Mattress Warehouse
   162            McGalliard Mall Shops                                                          Tuesday Morning
   163            22809 Pacific Coast Highway                                                Richard E. Hodge, Inc.
   164            Flower Valley Plaza                                                 John M. Mosby, DMD and Marilyn Mosby
   167            Presidio Plaza                                                            Starbucks Coffee Co. #543
   169            Temecula Plaza                                                               Arigato Restaurant
   170            Progress Point Shopping Center                                               Just Imagine, Inc.
   173            Lankershim Industrial                                                                N/A
  175A            Iola Office Park                                                               Robert Bromley
  175B            Monterey Retail Center                                                           Steaks 2 Go
  175C            Aberdeen Pier                                                                        N/A
   176            Maple Drive                                                             Brunning & Stang Construction
   177            Metropolitan Court                                                                   N/A
   178            Piedmont Court                                                       The Great Oak Mortgage Corporation
   179     (D)    Vons Pasadena                                                                        N/A
   180     (D)    Vons Simi Valley                                                                     N/A
   182            Broadview Crossings Center                                             Cuts Fitness for Men and Women
   183            6th and Union Plaza                                                            Maximo Villarta
   187            Cantera Commons                                                                   Chipotle
   188            Steeple Square Shopping Center                                                  Blevins Dance
   189            1424 North Brown Road                                                          CCM Homes, LLC
   190            Portico Shopping Center                                                     Underground Furniture
   195            59th and Ashland Retail                                                         Dunkin Donuts

                                                                                                        MAJOR
                                                                                                      TENANT # 3
    #    CROSSED  PROPERTY NAME                                                                        SQ. FT.
    1             450 Park Avenue                                                                       14,628
    2             One Madison Avenue                                                                       N/A
    3             Fashion Place                                                                         14,128
    5             Preston Commons                                                                       23,234
    6             Crestview Hills Town Center                                                            8,873
    7             Sterling Plaza                                                                        17,136
    8             Thistle Landing - Phoenix                                                             65,000
    9             Highland Industrial                                                                   17,900
   10             Ashbrook Commons                                                                      19,858
   11             Bridge Street Properties                                                               9,177
   12             West Oaks I Shopping Center                                                           36,316
   14             Bouquet Canyon                                                                        25,494
   16             McKinley Crossroads                                                                   11,245
   20             Costa Mesa Square I                                                                    5,030
   22             City Center West A                                                                     6,700
   23             Riverbend Marketplace                                                                  6,400
   25             3100 New York Drive                                                                      N/A
   26             Southern Palms                                                                        28,000
   28             Amber Oaks                                                                             8,731
   30             Jackson West Shopping Center                                                          21,004
   33             Chantilly Plaza                                                                       14,505
   34             Green Valley Tech Plaza                                                               19,529
   37             Fiddler's Run Shopping Center                                                         33,000
   44             Symmetricom                                                                              N/A
   46             Park Plaza At Aliso Town Center Buildings 20, 21, 22 and 23                            2,822
   47             Garden Creek Center                                                                    3,468
   50             Roxbury Medical Building                                                               2,069
   51             Indian Trace Center                                                                    6,016
   52             Stevenson Ranch Plaza II                                                               6,510
   55             3880 Lemon Street                                                                     10,454
   57             1250 Hallandale Office Building                                                        5,833
   59             Parklands Office Center                                                                7,970
   60             Chester Industrial Park Building                                                         N/A
   62             Lanier Crossing                                                                        4,184
   63             Parkway Plaza                                                                          9,958
   64             Wilmington Island Kroger                                                               4,711
   66             Varner Crossing                                                                        3,750
   69             Maywood Mart                                                                           6,400
   72             Crowe's Crossing                                                                       4,200
   73             University Square Michigan                                                             4,112
   80             Streetsboro Crossing                                                                   4,500
   82             Village Festival                                                                       5,000
   85             Cape Horn Shopping Center                                                              8,060
   87             Washington Mutual Center                                                               4,658
   88             Cross Roads Shopping Center                                                            2,400
   90             River Point III                                                                          N/A
   92             224 North Des Plaines                                                                  8,988
   96             Pioneer Business Center                                                                6,114
   97      (C)    CVS Drugstore Brandon                                                                    N/A
   98      (C)    CVS Paris                                                                                N/A
   100            Barrett Creek Plaza                                                                    2,369
   103            Town Center Shoppes                                                                    2,500
   105            North Shore Office Plaza                                                               6,184
   109            Promenade Shopping Center                                                              4,757
   110            Sanders East Business Park                                                               N/A
   113            Park Towers                                                                            5,724
   116            Southington Plaza                                                                     14,612
   119            River Ridge Crossing West                                                              4,800
   120            551 West Lancaster Avenue                                                              2,000
   123            The Broadway Building                                                                  2,103
   124            Renaissance Magnolia Shopping Center                                                  11,498
   126            Park Plaza At Aliso Town Center Building 6                                             2,991
   130            RiverStone Medical Center                                                              8,012
   133            Centerpointe Shops                                                                     2,432
   134            Ricci Leopold Building                                                                 4,651
   138            Overlake Office                                                                        3,673
   140            Haute Harwin Fashion Center                                                            4,611
   142            Rancho San Diego Professional Center                                                   2,538
   147            Stewart Lamb Shopping Center                                                           2,480
   149            River Ridge Crossing East                                                              3,300
   150            Town Center at Geist                                                                   3,000
   151            Citadel Square                                                                         2,500
   152            The Shops at Hardee Village                                                            1,200
   154            Atria on Market                                                                        1,207
   155            Fountainbleu Court                                                                     3,350
   156            Village At Geist                                                                       3,000
   157            DirecTV Call Center                                                                      N/A
   158            Westpark Center                                                                        2,915
  159A            LA - San Fernando                                                                        N/A
  159B            LA - 5th Street                                                                          N/A
  159C            LA - 13231 Louvre                                                                        N/A
  159D            LA - Tamarack                                                                            N/A
  159E            LA - 13253 Louvre                                                                        N/A
  159F            LA - Raymer                                                                              N/A
   160            Market Place Shopping Center                                                           5,971
   161            Marketplace at University Pointe                                                       2,843
   162            McGalliard Mall Shops                                                                  6,000
   163            22809 Pacific Coast Highway                                                            3,785
   164            Flower Valley Plaza                                                                    1,650
   167            Presidio Plaza                                                                         1,815
   169            Temecula Plaza                                                                         2,200
   170            Progress Point Shopping Center                                                         3,240
   173            Lankershim Industrial                                                                    N/A
  175A            Iola Office Park                                                                       4,000
  175B            Monterey Retail Center                                                                 1,264
  175C            Aberdeen Pier                                                                            N/A
   176            Maple Drive                                                                            2,732
   177            Metropolitan Court                                                                       N/A
   178            Piedmont Court                                                                         3,222
   179     (D)    Vons Pasadena                                                                            N/A
   180     (D)    Vons Simi Valley                                                                         N/A
   182            Broadview Crossings Center                                                             3,600
   183            6th and Union Plaza                                                                    1,121
   187            Cantera Commons                                                                        2,507
   188            Steeple Square Shopping Center                                                         2,000
   189            1424 North Brown Road                                                                  3,903
   190            Portico Shopping Center                                                                  989
   195            59th and Ashland Retail                                                                1,320

                                                                                                             MAJOR
                                                                                                        TENANT # 3 LEASE
    #    CROSSED  PROPERTY NAME                                                                         EXPIRATION DATE
    1             450 Park Avenue                                                                          11/30/2015
    2             One Madison Avenue                                                                          N/A
    3             Fashion Place                                                                            5/31/2013
    5             Preston Commons                                                                          11/30/2007
    6             Crestview Hills Town Center                                                              10/31/2015
    7             Sterling Plaza                                                                           4/13/2009
    8             Thistle Landing - Phoenix                                                                1/31/2007
    9             Highland Industrial                                                                      2/28/2009
   10             Ashbrook Commons                                                                         12/31/2015
   11             Bridge Street Properties                                                                 12/31/2014
   12             West Oaks I Shopping Center                                                              1/31/2016
   14             Bouquet Canyon                                                                           10/31/2010
   16             McKinley Crossroads                                                                      12/31/2008
   20             Costa Mesa Square I                                                                      6/30/2007
   22             City Center West A                                                                       8/31/2010
   23             Riverbend Marketplace                                                                    6/30/2010
   25             3100 New York Drive                                                                         N/A
   26             Southern Palms                                                                           7/31/2009
   28             Amber Oaks                                                                               8/31/2007
   30             Jackson West Shopping Center                                                             9/30/2009
   33             Chantilly Plaza                                                                          12/31/2012
   34             Green Valley Tech Plaza                                                                  1/17/2012
   37             Fiddler's Run Shopping Center                                                            12/31/2019
   44             Symmetricom                                                                                 N/A
   46             Park Plaza At Aliso Town Center Buildings 20, 21, 22 and 23                              6/30/2008
   47             Garden Creek Center                                                                      10/31/2008
   50             Roxbury Medical Building                                                                 11/15/2010
   51             Indian Trace Center                                                                      6/30/2013
   52             Stevenson Ranch Plaza II                                                                 2/28/2010
   55             3880 Lemon Street                                                                        6/30/2009
   57             1250 Hallandale Office Building                                                          3/31/2006
   59             Parklands Office Center                                                                  3/14/2008
   60             Chester Industrial Park Building                                                            N/A
   62             Lanier Crossing                                                                          4/30/2010
   63             Parkway Plaza                                                                            8/31/2009
   64             Wilmington Island Kroger                                                                 7/31/2009
   66             Varner Crossing                                                                          10/25/2008
   69             Maywood Mart                                                                             5/31/2006
   72             Crowe's Crossing                                                                         10/31/2010
   73             University Square Michigan                                                               2/28/2007
   80             Streetsboro Crossing                                                                     8/31/2014
   82             Village Festival                                                                         7/31/2008
   85             Cape Horn Shopping Center                                                                1/31/2008
   87             Washington Mutual Center                                                                 2/14/2009
   88             Cross Roads Shopping Center                                                              5/31/2009
   90             River Point III                                                                             N/A
   92             224 North Des Plaines                                                                    8/31/2008
   96             Pioneer Business Center                                                                  5/31/2006
   97      (C)    CVS Drugstore Brandon                                                                       N/A
   98      (C)    CVS Paris                                                                                   N/A
   100            Barrett Creek Plaza                                                                      1/31/2014
   103            Town Center Shoppes                                                                      7/31/2007
   105            North Shore Office Plaza                                                                  5/1/2006
   109            Promenade Shopping Center                                                                7/31/2015
   110            Sanders East Business Park                                                                  N/A
   113            Park Towers                                                                              8/31/2009
   116            Southington Plaza                                                                        11/30/2012
   119            River Ridge Crossing West                                                                1/31/2008
   120            551 West Lancaster Avenue                                                                12/31/2006
   123            The Broadway Building                                                                    3/31/2007
   124            Renaissance Magnolia Shopping Center                                                     12/31/2015
   126            Park Plaza At Aliso Town Center Building 6                                               4/30/2009
   130            RiverStone Medical Center                                                                7/31/2008
   133            Centerpointe Shops                                                                       4/30/2010
   134            Ricci Leopold Building                                                                   11/30/2010
   138            Overlake Office                                                                          4/30/2007
   140            Haute Harwin Fashion Center                                                              8/31/2017
   142            Rancho San Diego Professional Center                                                     5/31/2011
   147            Stewart Lamb Shopping Center                                                             9/30/2008
   149            River Ridge Crossing East                                                                1/31/2007
   150            Town Center at Geist                                                                     2/28/2011
   151            Citadel Square                                                                           9/30/2008
   152            The Shops at Hardee Village                                                              10/31/2009
   154            Atria on Market                                                                          8/31/2012
   155            Fountainbleu Court                                                                       9/30/2013
   156            Village At Geist                                                                         6/30/2014
   157            DirecTV Call Center                                                                         N/A
   158            Westpark Center                                                                          2/28/2010
  159A            LA - San Fernando                                                                           N/A
  159B            LA - 5th Street                                                                             N/A
  159C            LA - 13231 Louvre                                                                           N/A
  159D            LA - Tamarack                                                                               N/A
  159E            LA - 13253 Louvre                                                                           N/A
  159F            LA - Raymer                                                                                 N/A
   160            Market Place Shopping Center                                                             12/31/2009
   161            Marketplace at University Pointe                                                         11/30/2010
   162            McGalliard Mall Shops                                                                    7/15/2010
   163            22809 Pacific Coast Highway                                                              3/31/2007
   164            Flower Valley Plaza                                                                         MTM
   167            Presidio Plaza                                                                           4/30/2008
   169            Temecula Plaza                                                                           5/31/2010
   170            Progress Point Shopping Center                                                           8/31/2014
   173            Lankershim Industrial                                                                       N/A
  175A            Iola Office Park                                                                         3/31/2008
  175B            Monterey Retail Center                                                                   7/31/2009
  175C            Aberdeen Pier                                                                               N/A
   176            Maple Drive                                                                              6/30/2009
   177            Metropolitan Court                                                                          N/A
   178            Piedmont Court                                                                           2/28/2008
   179     (D)    Vons Pasadena                                                                               N/A
   180     (D)    Vons Simi Valley                                                                            N/A
   182            Broadview Crossings Center                                                               9/30/2010
   183            6th and Union Plaza                                                                      2/28/2006
   187            Cantera Commons                                                                          11/30/2019
   188            Steeple Square Shopping Center                                                           7/31/2007
   189            1424 North Brown Road                                                                    6/30/2015
   190            Portico Shopping Center                                                                   1/9/2010
   195            59th and Ashland Retail                                                                  1/31/2016(5)

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                                                         CUT-OFF
                                                                                      DATE PRINCIPAL     PROPERTY
    #    CROSSED  PROPERTY NAME                                                         BALANCE (1)        TYPE
   197            Merchants Walk Shopping Center                                      $    2,444,870      Retail
   198            Nashua NH                                                           $    2,347,423      Retail
   199            Coral Key Shopping Center                                           $    2,268,454      Retail
   200            Shops of Argyle                                                     $    2,250,000      Retail
   201            Rincon Business Park - Corona                                       $    2,250,000      Industrial
   202            Shops at Pine Bluff                                                 $    2,174,268      Retail
   203            Taylor Square                                                       $    2,157,680      Retail
   204            Westcreek Crossing                                                  $    2,093,189      Retail
   205            Hartwell Station                                                    $    2,091,825      Retail
   206            Foxwood Plaza                                                       $    2,000,000      Retail
   207            515 Westheimer                                                      $    1,993,799      Retail
   209            Polo Place Shops                                                    $    1,877,876      Retail
   211            7734 Girard Avenue                                                  $    1,850,000      Retail
   212            Commerce Pointe Plaza                                               $    1,771,486      Retail
   213            Newcastle Plaza                                                     $    1,750,000      Retail
   215            Sparkleberry Crossing #2                                            $    1,714,722      Retail
   216            Windward Plaza                                                      $    1,546,952      Retail
   217            Westgate Center                                                     $    1,496,879      Retail
   218            Upland Plaza Shops                                                  $    1,493,849      Retail
   221            South Colony Shopping Center                                        $    1,304,138      Retail
   222            Rockport Retail                                                     $    1,202,360      Retail
   223            Highland Oaks Plaza                                                 $    1,123,805      Retail
   224            Cale Colony 17                                                      $    1,121,832      Office
   225            Parma Medical Center                                                $    1,098,398      Office

    #    CROSSED  PROPERTY NAME                                                            SQ. FT.
   197            Merchants Walk Shopping Center                                              28,751
   198            Nashua NH                                                                   22,713
   199            Coral Key Shopping Center                                                   20,673
   200            Shops of Argyle                                                             23,740
   201            Rincon Business Park - Corona                                               41,260
   202            Shops at Pine Bluff                                                         18,535
   203            Taylor Square                                                               13,476
   204            Westcreek Crossing                                                          10,094
   205            Hartwell Station                                                            24,400
   206            Foxwood Plaza                                                               13,870
   207            515 Westheimer                                                              13,322
   209            Polo Place Shops                                                             8,773
   211            7734 Girard Avenue                                                           7,231
   212            Commerce Pointe Plaza                                                       10,325
   213            Newcastle Plaza                                                             15,300
   215            Sparkleberry Crossing #2                                                    10,601
   216            Windward Plaza                                                              19,504
   217            Westgate Center                                                             16,315
   218            Upland Plaza Shops                                                          10,800
   221            South Colony Shopping Center                                                12,344
   222            Rockport Retail                                                              9,050
   223            Highland Oaks Plaza                                                         12,570
   224            Cale Colony 17                                                              17,871
   225            Parma Medical Center                                                        19,780

                                                                                                       MAJOR
                                                                                                    TENANT # 1
    #    CROSSED  PROPERTY NAME                                                                        NAME
   197            Merchants Walk Shopping Center                                                   Movie Gallery
   198            Nashua NH                                                                    Somkid Sahasakmontri
   199            Coral Key Shopping Center                                              West Tenn. Healthcare Sports Plus
   200            Shops of Argyle                                                              Faith Harvest Church
   201            Rincon Business Park - Corona                                                   Morgan Services
   202            Shops at Pine Bluff                                                              The Cato Corp
   203            Taylor Square                                                                      Rite Rug
   204            Westcreek Crossing                                                                Darque Tan
   205            Hartwell Station                                                                  Dollar Tree
   206            Foxwood Plaza                                                                  Sherwin Williams
   207            515 Westheimer                                                             Osaka Japanese Restaurant
   209            Polo Place Shops                                                             Portrait Innovations
   211            7734 Girard Avenue                                                            J & S Beauty Supply
   212            Commerce Pointe Plaza                                                          Sherwin Williams
   213            Newcastle Plaza                                                                      Cato
   215            Sparkleberry Crossing #2                                                   Travinia Italian Kitchen
   216            Windward Plaza                                                                    Dollar Tree
   217            Westgate Center                                                             Mickeys's Pet Supplies
   218            Upland Plaza Shops                                                                Beck Dental
   221            South Colony Shopping Center                                                  Mi Casa Restuarant
   222            Rockport Retail                                                                 Always A Dollar
   223            Highland Oaks Plaza                                                           Heavenly Child Care
   224            Cale Colony 17                                                                  William E. Wood
   225            Parma Medical Center                                                             James Edwards

                                                                                           MAJOR                    MAJOR
                                                                                         TENANT # 1            TENANT # 1 LEASE
    #    CROSSED  PROPERTY NAME                                                           SQ. FT.              EXPIRATION DATE
   197            Merchants Walk Shopping Center                                                7,300            12/31/2008
   198            Nashua NH                                                                     2,783            12/31/2007
   199            Coral Key Shopping Center                                                     5,800            12/31/2006
   200            Shops of Argyle                                                               4,500             8/31/2007
   201            Rincon Business Park - Corona                                                 7,800             9/30/2006
   202            Shops at Pine Bluff                                                           3,705             1/31/2010
   203            Taylor Square                                                                 6,539             1/31/2010
   204            Westcreek Crossing                                                            3,000             1/31/2012
   205            Hartwell Station                                                              9,000             1/31/2009
   206            Foxwood Plaza                                                                 5,995             7/31/2014
   207            515 Westheimer                                                                3,544             1/1/2012
   209            Polo Place Shops                                                              2,060             5/31/2011
   211            7734 Girard Avenue                                                            2,510             4/30/2010
   212            Commerce Pointe Plaza                                                         5,000             1/31/2014
   213            Newcastle Plaza                                                               3,825            10/14/2009
   215            Sparkleberry Crossing #2                                                      5,576             7/31/2009
   216            Windward Plaza                                                               10,000             9/30/2009
   217            Westgate Center                                                               2,600             9/14/2007
   218            Upland Plaza Shops                                                            2,400             8/31/2015
   221            South Colony Shopping Center                                                  2,951             4/30/2007
   222            Rockport Retail                                                               3,000             3/31/2010
   223            Highland Oaks Plaza                                                           3,000             2/28/2007
   224            Cale Colony 17                                                                8,643             3/31/2006
   225            Parma Medical Center                                                          2,300            11/30/2008

                                                                                                         MAJOR
                                                                                                       TENANT # 2
    #    CROSSED  PROPERTY NAME                                                                           NAME
   197            Merchants Walk Shopping Center                                                  Pierce-Taber Paints
   198            Nashua NH                                                                    Morning Star of N.H., Inc.
   199            Coral Key Shopping Center                                                               USDA
   200            Shops of Argyle                                                           Argyle Veterinary Medical Group
   201            Rincon Business Park - Corona                                                    McClusky Companies
   202            Shops at Pine Bluff                                                           Payless Shoesource #242
   203            Taylor Square                                                               Fitness and Nutrition Center
   204            Westcreek Crossing                                                                  Twin Liquor
   205            Hartwell Station                                                                   Rent a Center
   206            Foxwood Plaza                                                                     Hollywood Video
   207            515 Westheimer                                                             Chartway Federal Credit Union
   209            Polo Place Shops                                                                     Starbuck's
   211            7734 Girard Avenue                                                           Spice N Rice Thai Kitchen
   212            Commerce Pointe Plaza                                                                Foragemore
   213            Newcastle Plaza                                                                    Movie Gallery
   215            Sparkleberry Crossing #2                                                       World Vision Satellite
   216            Windward Plaza                                                                          CATO
   217            Westgate Center                                                                Durango Sin Fronteras
   218            Upland Plaza Shops                                                               We've Gone Bananas
   221            South Colony Shopping Center                                                   Ivie Enterprises, Inc.
   222            Rockport Retail                                                              Peninsula Physical Therapy
   223            Highland Oaks Plaza                                                              CAF Beauty Supply
   224            Cale Colony 17                                                                     Atlantic Homes
   225            Parma Medical Center                                                            Preferred Pediatrics

                                                                                                        MAJOR
                                                                                                      TENANT # 2
    #    CROSSED  PROPERTY NAME                                                                       SQ. FT.
   197            Merchants Walk Shopping Center                                                        5,500
   198            Nashua NH                                                                             2,400
   199            Coral Key Shopping Center                                                             4,143
   200            Shops of Argyle                                                                       3,600
   201            Rincon Business Park - Corona                                                         7,500
   202            Shops at Pine Bluff                                                                   2,850
   203            Taylor Square                                                                         3,560
   204            Westcreek Crossing                                                                    2,000
   205            Hartwell Station                                                                      4,800
   206            Foxwood Plaza                                                                         4,950
   207            515 Westheimer                                                                        2,778
   209            Polo Place Shops                                                                      1,500
   211            7734 Girard Avenue                                                                    2,476
   212            Commerce Pointe Plaza                                                                 1,965
   213            Newcastle Plaza                                                                       3,400
   215            Sparkleberry Crossing #2                                                              1,945
   216            Windward Plaza                                                                        3,640
   217            Westgate Center                                                                       2,200
   218            Upland Plaza Shops                                                                    1,950
   221            South Colony Shopping Center                                                          1,752
   222            Rockport Retail                                                                       1,920
   223            Highland Oaks Plaza                                                                   1,735
   224            Cale Colony 17                                                                        3,123
   225            Parma Medical Center                                                                  2,100

                                                                                          MAJOR
                                                                                    TENANT # 2 LEASE
    #    CROSSED  PROPERTY NAME                                                      EXPIRATION DATE
   197            Merchants Walk Shopping Center                                        2/28/2008
   198            Nashua NH                                                             5/31/2006
   199            Coral Key Shopping Center                                             8/31/2007
   200            Shops of Argyle                                                       1/31/2007
   201            Rincon Business Park - Corona                                         6/30/2006
   202            Shops at Pine Bluff                                                   9/30/2009
   203            Taylor Square                                                         7/31/2007
   204            Westcreek Crossing                                                   12/31/2009
   205            Hartwell Station                                                      2/28/2009
   206            Foxwood Plaza                                                         9/27/2014
   207            515 Westheimer                                                       11/30/2009
   209            Polo Place Shops                                                      5/28/2014
   211            7734 Girard Avenue                                                    3/31/2006
   212            Commerce Pointe Plaza                                                 8/31/2010
   213            Newcastle Plaza                                                       2/9/2010
   215            Sparkleberry Crossing #2                                             11/30/2008
   216            Windward Plaza                                                        1/31/2009
   217            Westgate Center                                                       7/31/2006
   218            Upland Plaza Shops                                                   10/31/2009
   221            South Colony Shopping Center                                          6/30/2010
   222            Rockport Retail                                                       4/30/2010
   223            Highland Oaks Plaza                                                   2/28/2007
   224            Cale Colony 17                                                        3/31/2006
   225            Parma Medical Center                                                  8/31/2010

                                                                                                      MAJOR
                                                                                                   TENANT # 3
    #    CROSSED  PROPERTY NAME                                                                       NAME
   197            Merchants Walk Shopping Center                                                   Nail World
   198            Nashua NH                                                                      Cucina Toscana
   199            Coral Key Shopping Center                                                       Payless Shoes
   200            Shops of Argyle                                                              Big League Burgers
   201            Rincon Business Park - Corona                                           Cars/Corona Collision Repair
   202            Shops at Pine Bluff                                                              Radio Shack
   203            Taylor Square                                                             ValMer Land Title Agency
   204            Westcreek Crossing                                                                 Quiznos
   205            Hartwell Station                                                             Friedman's Jewelers
   206            Foxwood Plaza                                                                Sally Beauty Supply
   207            515 Westheimer                                                                     Subway
   209            Polo Place Shops                                                                  Dr. Shows
   211            7734 Girard Avenue                                                           Sugi International
   212            Commerce Pointe Plaza                                                          Edventure, LLC
   213            Newcastle Plaza                                                                   Gamestop
   215            Sparkleberry Crossing #2                                                     Coldstone Creamery
   216            Windward Plaza                                                                  Payless Shoes
   217            Westgate Center                                                            Prudential Realty-Hemig
   218            Upland Plaza Shops                                                            Hot Spot Tanning
   221            South Colony Shopping Center                                                  Chris Durham, DVM
   222            Rockport Retail                                                              Fred Loya Insurance
   223            Highland Oaks Plaza                                                     Smokey's Discount Cigarettes
   224            Cale Colony 17                                                            The Environmental Company
   225            Parma Medical Center                                                          Northern Ohio Eye

                                                                                                        MAJOR
                                                                                                      TENANT # 3
    #    CROSSED  PROPERTY NAME                                                                        SQ. FT.
   197            Merchants Walk Shopping Center                                                         1,725
   198            Nashua NH                                                                              2,000
   199            Coral Key Shopping Center                                                              2,980
   200            Shops of Argyle                                                                        2,740
   201            Rincon Business Park - Corona                                                          7,450
   202            Shops at Pine Bluff                                                                    2,640
   203            Taylor Square                                                                          3,377
   204            Westcreek Crossing                                                                     1,588
   205            Hartwell Station                                                                       2,000
   206            Foxwood Plaza                                                                          1,500
   207            515 Westheimer                                                                         1,400
   209            Polo Place Shops                                                                       1,400
   211            7734 Girard Avenue                                                                     2,245
   212            Commerce Pointe Plaza                                                                  1,760
   213            Newcastle Plaza                                                                        1,600
   215            Sparkleberry Crossing #2                                                               1,820
   216            Windward Plaza                                                                         2,800
   217            Westgate Center                                                                        2,040
   218            Upland Plaza Shops                                                                     1,950
   221            South Colony Shopping Center                                                           1,566
   222            Rockport Retail                                                                        1,200
   223            Highland Oaks Plaza                                                                    1,600
   224            Cale Colony 17                                                                         2,000
   225            Parma Medical Center                                                                   1,500

                                                                                                             MAJOR
                                                                                                        TENANT # 3 LEASE
    #    CROSSED  PROPERTY NAME                                                                         EXPIRATION DATE
   197            Merchants Walk Shopping Center                                                           2/28/2010
   198            Nashua NH                                                                                4/30/2010
   199            Coral Key Shopping Center                                                                 6/1/2006
   200            Shops of Argyle                                                                          1/31/2008
   201            Rincon Business Park - Corona                                                            8/31/2008
   202            Shops at Pine Bluff                                                                      7/31/2010
   203            Taylor Square                                                                            3/31/2007
   204            Westcreek Crossing                                                                       12/31/2009
   205            Hartwell Station                                                                         9/30/2008
   206            Foxwood Plaza                                                                            9/30/2009
   207            515 Westheimer                                                                           10/15/2007
   209            Polo Place Shops                                                                         3/31/2009
   211            7734 Girard Avenue                                                                       4/14/2010
   212            Commerce Pointe Plaza                                                                    5/31/2010
   213            Newcastle Plaza                                                                          12/15/2009
   215            Sparkleberry Crossing #2                                                                 9/30/2008
   216            Windward Plaza                                                                           9/30/2009
   217            Westgate Center                                                                          5/31/2008
   218            Upland Plaza Shops                                                                       4/30/2010
   221            South Colony Shopping Center                                                             3/31/2007
   222            Rockport Retail                                                                          5/31/2010
   223            Highland Oaks Plaza                                                                      12/31/2005
   224            Cale Colony 17                                                                           1/17/2007
   225            Parma Medical Center                                                                     8/31/2007

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY CVS DRUGSTORE BRANDON AND CVS PARIS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY VONS PASADENA AND VONS SIMI VALLEY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) ALL PRINCIPAL AMORTIZATIONS ARE APPLIED FIRST TO REDUCE THE SENIOR MORTGAGE TO ZERO. SEE PRINCIPAL PAYMENT SCHEDULE FOR THE SENIOR MORTGAGE ATTACHED AS EXHIBIT E IN THE PRELIMINARY PROSPECTUS SUPPLEMENT. THE SENIOR MORTGAGE IS EXPECTED TO BE FULLY AMORTIZED BY MAY 11, 2016.
(3) ENCEL IS OCCUPYING THE HIGHLAND INDUSTRIAL PROPERTY ON A MONTH TO MONTH BASIS SINCE THE EXPIRATION OF ITS LEASE ON OCTOBER 31, 2005.
(4) THE 6TH AND UNION PROPERTY HAS FOUR TWO-BEDROOM UNITS AND ONE ONE-BEDROOM UNIT.
(5) THE DUNKIN DONUTS EXPIRATION DATE IS 10 YEARS FROM THE COMMENCEMENT DATE, WHICH IS EXPECTED TO BE 2/1/2006.

                              MULTIFAMILY SCHEDULE

                                                                                         UTILITIES                      SUBJECT
                                                                                          TENANT                #        STUDIO
  #    CROSSED   PROPERTY NAME                             PROPERTY SUB-TYPE               PAYS             ELEVATORS    UNITS
  -    -------   -------------                             -----------------               ----             ---------    -----
 4A              Alexander Gardens                            Conventional            Electric/Water            0         N/A
 4B              Grand Oaks at the Lake                       Conventional            Electric/Water            0         N/A
 4C              Park Village                                 Conventional            Electric/Water            0         N/A
 4D              Malabar Lakes                                Conventional            Electric/Water            0         N/A
 13              Fairlane Meadow                              Conventional       Electric/Gas/Water/Sewer       0         N/A
 15              The Retreat at Fossil Creek                  Conventional            Electric/Water            0         N/A
 17              Brandychase Apartments                       Conventional                Water                 0         N/A
 18              Bexley Park Raleigh NC                       Conventional         Electric/Water/Sewer         0         N/A
 19              The Villages at Meyerland                    Conventional         Electric/Water/Sewer         0         N/A
 21              Reserve at Tranquility Lake Apartments       Conventional                Water                 0         N/A
 27              BRYAN - Twin Oaks Apartments                 Conventional               Electric               0         N/A
 29              Dry Creek Apartments                         Conventional             Electric/Gas             0         N/A
 31              Hidden Lakes Apartments                      Conventional             Electric/Gas             0         N/A
 32              Harbour Walk Sandstone Apts                  Conventional         Electric/Water/Sewer         0         N/A
 35              BRYAN - Spring Lake Apartments               Conventional               Electric               0         N/A
 38              AIMCO Chimneys of Oak Creek Apartments       Conventional       Electric/Gas/Water/Sewer       0         N/A
 39              AIMCO Oaks at Woodridge Apartments           Conventional            Electric/Water            0         N/A
 40              BRYAN - Windsor Lake Apartments              Conventional               Electric               0         N/A
 41              Canyon Point Cottages                        Conventional             Electric/Gas             0         N/A
 42              Windwood Oaks                                Conventional             Water/Sewer              0          32
 43              Woodridge Park Apartments                    Conventional               Electric               0         N/A
 45              Charleston at Sweetwater Apartments          Conventional            Electric/Water            0         N/A
 49              Kenwood Gardens                              Conventional             Electric/Gas             0         N/A
 53              Alpine Ridge Apartments                      Conventional             Electric/Gas             0          52
 54              Bexley at Davidson Apartments                Conventional         Electric/Water/Sewer         0         N/A
 56              Winding Trails Apartments                    Conventional         Electric/Water/Sewer         0         N/A
 61              AIMCO Hunter's Chase Apartments              Conventional             Electric/Gas             0         N/A
 70              Richmond Chase Apartments                    Conventional         Electric/Water/Sewer         0         N/A
 71              West Chase Apartments                        Conventional             Electric/Gas             0         N/A
 74              AIMCO Colony of Springdale Apartments        Conventional       Electric/Gas/Water/Sewer       0          1
 75      (B)     Shady Acres Mobile Home Park             Manufactured Housing             N/A                 N/A        N/A
 76      (B)     Royal Coach Mobile Home Park             Manufactured Housing             N/A                 N/A        N/A
 77      (B)     Mount Vista Mobile Home Park             Manufactured Housing             N/A                 N/A        N/A
 78              Churchill Commons Apartments                 Conventional       Electric/Gas/Water/Sewer       0         N/A
 79              Oaks of Cypress Station                      Conventional         Electric/Water/Sewer         0         N/A
 81              AIMCO Burgundy Court Apartments              Conventional               Electric               0         N/A
 91              AIMCO College Park Apartments                Conventional       Electric/Gas/Water/Sewer       0         N/A
 94              155 Wooster Street                           Conventional             Electric/Gas             2         N/A
 95              The Lodge North Apartments                   Conventional                 None                 0         N/A
 99              Silver Creek Apartments                      Conventional            Electric/Water            0         N/A
 101             Oak Creek Apartments                         Conventional             Electric/Gas             0          4
 102             Somerset Park Apartments                     Conventional             Electric/Gas             0          48
 104             Happy Village Apartments                     Conventional               Electric               0         N/A
 108             Vintage Corona Apartments                    Conventional               Electric               0         N/A
 111             AIMCO Stoneridge Apartments                  Conventional         Electric/Water/Sewer         0         N/A
 112             Kingsley Apartments                          Conventional             Electric/Gas             0         N/A
 115             AIMCO Woodmere Apartments                    Conventional               Electric               0         N/A
 117             Forest Hills Apartments                      Conventional               Electric               0          80
 121             Cypress Ridge Apartments                     Conventional       Electric/Gas/Water/Sewer       0         N/A
 122             LeClaire Station Apartments                  Conventional               Electric               0         N/A
 125             Colonial Court                               Conventional               Electric               0         N/A
 128             Northwest Pines                              Conventional         Electric/Water/Sewer         0         N/A
 129             Woodbridge Crossing                          Conventional            Electric/Water            0         N/A
 131             Mill Creek Apartments                        Conventional         Electric/Water/Sewer         0         N/A
 132             Oasis at Mesa Palms                          Conventional                 None                 3         N/A
 135             Mystic Creek Apartments                      Conventional               Electric               2         N/A
 139             Lincolnshire Coach Homes                     Conventional               Electric               0         N/A
 143             Stone Ridge Apartments                       Conventional         Electric/Water/Sewer         0         N/A
 145             Lakeview Heights                             Conventional             Electric/Gas             0         N/A
 146             Hunters Crossing Apartments                  Conventional       Electric/Gas/Water/Sewer       0         N/A
 148             Harmony Pines Apartments                     Conventional               Electric               0         N/A
 166             Village Apartments                           Conventional               Electric               0         N/A
 168             Sterling Pointe Apartments                   Conventional             Electric/Gas             0          1
 171             3133 Rochambeau Avenue                       Conventional             Electric/Gas             0          6
 181             Arcadia Park Apartments                      Conventional                 None                 0         N/A
 184             Apple Creek of Kansas City                   Conventional             Electric/Gas             0         N/A
185A             Serrano II                                   Conventional             Electric/Gas             0         N/A
185B             Serrano I                                    Conventional             Electric/Gas             0         N/A
 186             Fox Pointe Apartments                        Conventional             Electric/Gas             0         N/A
 191             Stone Creek Apartments                       Conventional               Electric               0         N/A
 192             Canyon Shadows Apartments                    Conventional               Electric               0         N/A
 193             Summerhouse Square Apartments                Conventional             Electric/Gas             0         N/A
 194             Redwood Terrace Apartments                   Conventional            Electric/Sewer            0          1
 196             Robin Hill Apartments                        Conventional             Electric/Gas             0         N/A
 208             Riverview Mobile Home Park               Manufactured Housing             N/A                 N/A        N/A
 210             French Chalet Apartments                     Conventional                 None                 0          4
 219             Beachwood Apartments                         Conventional               Electric               0         N/A
 220             Sunset Mobile Manor                      Manufactured Housing             N/A                 N/A        N/A
 226             Plaza Apartments                             Conventional               Electric               0         N/A
 227             McGregor Meadows Apartments                  Conventional               Electric               0         N/A
 228             Welsh Arms Apartments                        Conventional               Electric               0          2
 229             Wellington Place Apartments                  Conventional         Electric/Water/Sewer         0         N/A

                                                           SUBJECT     SUBJECT    SUBJECT    SUBJECT     SUBJECT    SUBJECT
                                                            STUDIO     STUDIO       1 BR       1 BR       1 BR       2 BR
  #    CROSSED   PROPERTY NAME                            AVG. RENT   MAX. RENT    UNITS    AVG. RENT   MAX. RENT    UNITS
  -    -------   -------------                            ---------   ---------    -----    ---------   ---------    -----
 4A              Alexander Gardens                           N/A         N/A        224        $728       $760        240
 4B              Grand Oaks at the Lake                      N/A         N/A        104        $798       $959        128
 4C              Park Village                                N/A         N/A         68        $666       $755        70
 4D              Malabar Lakes                               N/A         N/A         32        $632       $660        80
 13              Fairlane Meadow                             N/A         N/A        320        $821      $1,975       168
 15              The Retreat at Fossil Creek                 N/A         N/A        194        $756       $915        160
 17              Brandychase Apartments                      N/A         N/A        100        $621       $665        328
 18              Bexley Park Raleigh NC                      N/A         N/A        120        $597       $725        136
 19              The Villages at Meyerland                   N/A         N/A        459        $561       $630        255
 21              Reserve at Tranquility Lake Apartments      N/A         N/A        112        $874       $973        172
 27              BRYAN - Twin Oaks Apartments                N/A         N/A        101        $648       $665        113
 29              Dry Creek Apartments                        N/A         N/A         65        $947      $1,295       80
 31              Hidden Lakes Apartments                     N/A         N/A        144        $589       $665        204
 32              Harbour Walk Sandstone Apts                 N/A         N/A        320        $604       $745        80
 35              BRYAN - Spring Lake Apartments              N/A         N/A         85        $654       $680        81
 38              AIMCO Chimneys of Oak Creek Apartments      N/A         N/A        156        $524       $661        204
 39              AIMCO Oaks at Woodridge Apartments          N/A         N/A        164        $638       $729        168
 40              BRYAN - Windsor Lake Apartments             N/A         N/A         96        $639       $665        139
 41              Canyon Point Cottages                       N/A         N/A         81        $800       $910        80
 42              Windwood Oaks                               $502       $530        161        $589       $685        159
 43              Woodridge Park Apartments                   N/A         N/A         84        $729       $820        116
 45              Charleston at Sweetwater Apartments         N/A         N/A         60        $522       $625        166
 49              Kenwood Gardens                             N/A         N/A        184        $478       $580        294
 53              Alpine Ridge Apartments                     $502       $550        N/A        N/A         N/A        86
 54              Bexley at Davidson Apartments               N/A         N/A         94        $744       $835        81
 56              Winding Trails Apartments                   N/A         N/A        328        $468       $560        102
 61              AIMCO Hunter's Chase Apartments             N/A         N/A        164        $568       $799        128
 70              Richmond Chase Apartments                   N/A         N/A        156        $520       $695        136
 71              West Chase Apartments                       N/A         N/A         48        $583       $868        96
 74              AIMCO Colony of Springdale Apartments       $489       $489         80        $545       $640        150
 75      (B)     Shady Acres Mobile Home Park                N/A         N/A        N/A        N/A         N/A        N/A
 76      (B)     Royal Coach Mobile Home Park                N/A         N/A        N/A        N/A         N/A        N/A
 77      (B)     Mount Vista Mobile Home Park                N/A         N/A        N/A        N/A         N/A        N/A
 78              Churchill Commons Apartments                N/A         N/A        N/A        N/A         N/A        160
 79              Oaks of Cypress Station                     N/A         N/A        190        $487       $600        104
 81              AIMCO Burgundy Court Apartments             N/A         N/A         32        $526       $609        140
 91              AIMCO College Park Apartments               N/A         N/A        104        $568       $595        104
 94              155 Wooster Street                          N/A         N/A         14       $3,399     $9,000       N/A
 95              The Lodge North Apartments                  N/A         N/A         41        $512       $549        104
 99              Silver Creek Apartments                     N/A         N/A        240        $345       $389        80
 101             Oak Creek Apartments                        $380       $385        197        $420       $465        86
 102             Somerset Park Apartments                    $332       $349        120        $400       $415        258
 104             Happy Village Apartments                    N/A         N/A        125        $441       $490        109
 108             Vintage Corona Apartments                   N/A         N/A         18        $902       $935        40
 111             AIMCO Stoneridge Apartments                 N/A         N/A         32        $592       $629        110
 112             Kingsley Apartments                         N/A         N/A         38        $800       $825        51
 115             AIMCO Woodmere Apartments                   N/A         N/A         24        $547       $619        84
 117             Forest Hills Apartments                     $491       $530         80        $593       $630        N/A
 121             Cypress Ridge Apartments                    N/A         N/A        172        $469       $609        96
 122             LeClaire Station Apartments                 N/A         N/A        124        $655       $725        N/A
 125             Colonial Court                              N/A         N/A         55        $855       $925        42
 128             Northwest Pines                             N/A         N/A        204        $433       $495        160
 129             Woodbridge Crossing                         N/A         N/A         64        $565       $620        88
 131             Mill Creek Apartments                       N/A         N/A         71        $514       $785        105
 132             Oasis at Mesa Palms                         N/A         N/A         55        $931      $1,650       85
 135             Mystic Creek Apartments                     N/A         N/A         64        $501       $555        86
 139             Lincolnshire Coach Homes                    N/A         N/A        N/A        N/A         N/A        70
 143             Stone Ridge Apartments                      N/A         N/A         36        $652       $665        36
 145             Lakeview Heights                            N/A         N/A        N/A        N/A         N/A         1
 146             Hunters Crossing Apartments                 N/A         N/A        N/A        N/A         N/A        84
 148             Harmony Pines Apartments                    N/A         N/A         30        $498       $559        118
 166             Village Apartments                          N/A         N/A         32        $434       $435        56
 168             Sterling Pointe Apartments                   $0         $0          15        $425       $485        57
 171             3133 Rochambeau Avenue                      $847      $1,075        28        $823      $1,043       10
 181             Arcadia Park Apartments                     N/A         N/A         54        $605       $640        19
 184             Apple Creek of Kansas City                  N/A         N/A         69        $527       $629        34
185A             Serrano II                                  N/A         N/A         9         $989      $1,150        5
185B             Serrano I                                   N/A         N/A         8         $982      $1,100        5
 186             Fox Pointe Apartments                       N/A         N/A         30        $509       $595        30
 191             Stone Creek Apartments                      N/A         N/A         36        $499       $525        44
 192             Canyon Shadows Apartments                   N/A         N/A        120        $421       $425        N/A
 193             Summerhouse Square Apartments               N/A         N/A         11        $378       $459        122
 194             Redwood Terrace Apartments                  $665       $665         12        $660       $680        44
 196             Robin Hill Apartments                       N/A         N/A         24        $661       $750        42
 208             Riverview Mobile Home Park                  N/A         N/A        N/A        N/A         N/A        N/A
 210             French Chalet Apartments                    $413       $450         27        $528       $550        37
 219             Beachwood Apartments                        N/A         N/A         17        $846      $1,075        3
 220             Sunset Mobile Manor                         N/A         N/A        N/A        N/A         N/A        N/A
 226             Plaza Apartments                            N/A         N/A         14        $589       $625         6
 227             McGregor Meadows Apartments                 N/A         N/A         27        $377       $399        15
 228             Welsh Arms Apartments                       $510       $520         18        $656       $700        N/A
 229             Wellington Place Apartments                 N/A         N/A        N/A        N/A         N/A        34

                                                           SUBJECT     SUBJECT    SUBJECT    SUBJECT     SUBJECT    SUBJECT
                                                            2 BR        2 BR        3 BR      3 BR        3 BR       4 BR
  #    CROSSED   PROPERTY NAME                            AVG. RENT   MAX. RENT    UNITS    AVG. RENT   MAX. RENT    UNITS
  -    -------   -------------                            ---------   ---------    -----    ---------   ---------    -----
 4A              Alexander Gardens                          $868        $980         16      $1,117      $1,150       N/A
 4B              Grand Oaks at the Lake                     $840        $975         68      $1,011      $1,140       N/A
 4C              Park Village                               $822        $885        N/A        N/A         N/A        N/A
 4D              Malabar Lakes                              $789        $900        N/A        N/A         N/A        N/A
 13              Fairlane Meadow                           $1,142      $2,725       N/A        N/A         N/A        N/A
 15              The Retreat at Fossil Creek               $1,022      $1,179        30      $1,270      $1,365       N/A
 17              Brandychase Apartments                     $738        $935        N/A        N/A         N/A        N/A
 18              Bexley Park Raleigh NC                     $738        $949         60       $915       $1,150       N/A
 19              The Villages at Meyerland                  $690        $900        N/A        N/A         N/A        N/A
 21              Reserve at Tranquility Lake Apartments    $1,139      $1,391        30      $1,511      $1,550       N/A
 27              BRYAN - Twin Oaks Apartments               $748        $770         88       $879        $890        N/A
 29              Dry Creek Apartments                      $1,159      $1,345        54      $1,418      $1,720       N/A
 31              Hidden Lakes Apartments                    $698        $780         12       $875        $915        N/A
 32              Harbour Walk Sandstone Apts                $814        $945        N/A        N/A         N/A        N/A
 35              BRYAN - Spring Lake Apartments             $756        $780         88       $837        $865        N/A
 38              AIMCO Chimneys of Oak Creek Apartments     $626        $749         28       $781        $839        N/A
 39              AIMCO Oaks at Woodridge Apartments         $742        $799        N/A        N/A         N/A        N/A
 40              BRYAN - Windsor Lake Apartments            $732        $755         39       $887        $920        N/A
 41              Canyon Point Cottages                      $982       $1,145        35      $1,165      $1,390       N/A
 42              Windwood Oaks                              $716        $759        N/A        N/A         N/A        N/A
 43              Woodridge Park Apartments                  $947        $985         16      $1,125      $1,135       N/A
 45              Charleston at Sweetwater Apartments        $707        $890         38       $845       $1,025       N/A
 49              Kenwood Gardens                            $572        $684         26       $700        $709        N/A
 53              Alpine Ridge Apartments                    $577        $675         56       $875        $875        N/A
 54              Bexley at Davidson Apartments              $936       $1,025        10      $1,178      $1,185       N/A
 56              Winding Trails Apartments                  $575        $665         8        $704        $749        N/A
 61              AIMCO Hunter's Chase Apartments            $677        $754        N/A        N/A         N/A        N/A
 70              Richmond Chase Apartments                  $654        $805        N/A        N/A         N/A        N/A
 71              West Chase Apartments                      $683       $1,268        48       $771       $1,310       N/A
 74              AIMCO Colony of Springdale Apartments      $657        $749         30       $889        $962        N/A
 75      (B)     Shady Acres Mobile Home Park                N/A         N/A        N/A        N/A         N/A        N/A
 76      (B)     Royal Coach Mobile Home Park                N/A         N/A        N/A        N/A         N/A        N/A
 77      (B)     Mount Vista Mobile Home Park                N/A         N/A        N/A        N/A         N/A        N/A
 78              Churchill Commons Apartments               $579        $725         80       $695        $735        N/A
 79              Oaks of Cypress Station                    $627        $750        N/A        N/A         N/A        N/A
 81              AIMCO Burgundy Court Apartments            $628        $739         62       $815       $1,039       N/A
 91              AIMCO College Park Apartments              $625        $930        N/A        N/A         N/A        N/A
 94              155 Wooster Street                          N/A         N/A        N/A        N/A         N/A        N/A
 95              The Lodge North Apartments                 $625        $699         42       $692        $749        N/A
 99              Silver Creek Apartments                    $516        $539        N/A        N/A         N/A        N/A
 101             Oak Creek Apartments                       $482        $515        N/A        N/A         N/A        N/A
 102             Somerset Park Apartments                   $516        $630         98       $602        $650        N/A
 104             Happy Village Apartments                   $587        $645         56       $666        $801        N/A
 108             Vintage Corona Apartments                 $1,216      $1,240        4       $1,450      $1,450       N/A
 111             AIMCO Stoneridge Apartments                $671        $790         8        $997       $1,089       N/A
 112             Kingsley Apartments                        $899        $975         1       $1,000      $1,000       N/A
 115             AIMCO Woodmere Apartments                  $652        $749         42       $833        $889        N/A
 117             Forest Hills Apartments                     N/A         N/A        N/A        N/A         N/A        N/A
 121             Cypress Ridge Apartments                   $582        $660        N/A        N/A         N/A        N/A
 122             LeClaire Station Apartments                 N/A         N/A        N/A        N/A         N/A        N/A
 125             Colonial Court                             $956        $995        N/A        N/A         N/A        N/A
 128             Northwest Pines                            $568        $655        N/A        N/A         N/A        N/A
 129             Woodbridge Crossing                        $679        $745         24       $801        $805        N/A
 131             Mill Creek Apartments                      $667        $825        N/A        N/A         N/A        N/A
 132             Oasis at Mesa Palms                       $1,291      $2,325       N/A        N/A         N/A        N/A
 135             Mystic Creek Apartments                    $599        $665         14       $758        $790        N/A
 139             Lincolnshire Coach Homes                  $1,074      $1,249       N/A        N/A         N/A        N/A
 143             Stone Ridge Apartments                     $751        $765         12       $953        $960        N/A
 145             Lakeview Heights                           $550        $550         83       $773        $773        N/A
 146             Hunters Crossing Apartments                $755        $810        N/A        N/A         N/A        N/A
 148             Harmony Pines Apartments                   $538        $619        N/A        N/A         N/A        N/A
 166             Village Apartments                         $502        $525         14       $632        $650        N/A
 168             Sterling Pointe Apartments                 $494        $565         40       $596        $735        12
 171             3133 Rochambeau Avenue                     $959       $1,198        5       $1,054      $1,180       N/A
 181             Arcadia Park Apartments                    $799        $820        N/A        N/A         N/A        N/A
 184             Apple Creek of Kansas City                 $652        $755        N/A        N/A         N/A        N/A
185A             Serrano II                                $1,214      $1,350        2       $1,391      $1,400       N/A
185B             Serrano I                                 $1,171      $1,400       N/A        N/A         N/A        N/A
 186             Fox Pointe Apartments                      $615        $705        N/A        N/A         N/A        N/A
 191             Stone Creek Apartments                     $600        $655        N/A        N/A         N/A        N/A
 192             Canyon Shadows Apartments                   N/A         N/A        N/A        N/A         N/A        N/A
 193             Summerhouse Square Apartments              $457        $499        N/A        N/A         N/A        N/A
 194             Redwood Terrace Apartments                 $691        $825        N/A        N/A         N/A        N/A
 196             Robin Hill Apartments                      $732        $800        N/A        N/A         N/A        N/A
 208             Riverview Mobile Home Park                  N/A         N/A        N/A        N/A         N/A        N/A
 210             French Chalet Apartments                   $644        $675         7        $824        $950        N/A
 219             Beachwood Apartments                      $1,199      $1,290       N/A        N/A         N/A        N/A
 220             Sunset Mobile Manor                         N/A         N/A        N/A        N/A         N/A        N/A
 226             Plaza Apartments                           $608        $620         2        $728        $780        N/A
 227             McGregor Meadows Apartments                $442        $525        N/A        N/A         N/A        N/A
 228             Welsh Arms Apartments                       N/A         N/A        N/A        N/A         N/A        N/A
 229             Wellington Place Apartments                $483        $515        N/A        N/A         N/A        N/A

                                                           SUBJECT     SUBJECT     SUBJECT         SUBJECT
                                                            4 BR        5 BR         5 BR           5 BR
  #    CROSSED   PROPERTY NAME                            AVG. RENT   MAX.IRENT   AVG. RENT       MAX. RENT
  -    -------   -------------                            ---------   ---------   ---------       ---------
 4A              Alexander Gardens                           N/A         N/A         N/A             N/A
 4B              Grand Oaks at the Lake                      N/A         N/A         N/A             N/A
 4C              Park Village                                N/A         N/A         N/A             N/A
 4D              Malabar Lakes                               N/A         N/A         N/A             N/A
 13              Fairlane Meadow                             N/A         N/A         N/A             N/A
 15              The Retreat at Fossil Creek                 N/A         N/A         N/A             N/A
 17              Brandychase Apartments                      N/A         N/A         N/A             N/A
 18              Bexley Park Raleigh NC                      N/A         N/A         N/A             N/A
 19              The Villages at Meyerland                   N/A         N/A         N/A             N/A
 21              Reserve at Tranquility Lake Apartments      N/A         N/A         N/A             N/A
 27              BRYAN - Twin Oaks Apartments                N/A         N/A         N/A             N/A
 29              Dry Creek Apartments                        N/A         N/A         N/A             N/A
 31              Hidden Lakes Apartments                     N/A         N/A         N/A             N/A
 32              Harbour Walk Sandstone Apts                 N/A         N/A         N/A             N/A
 35              BRYAN - Spring Lake Apartments              N/A         N/A         N/A             N/A
 38              AIMCO Chimneys of Oak Creek Apartments      N/A         N/A         N/A             N/A
 39              AIMCO Oaks at Woodridge Apartments          N/A         N/A         N/A             N/A
 40              BRYAN - Windsor Lake Apartments             N/A         N/A         N/A             N/A
 41              Canyon Point Cottages                       N/A         N/A         N/A             N/A
 42              Windwood Oaks                               N/A         N/A         N/A             N/A
 43              Woodridge Park Apartments                   N/A         N/A         N/A             N/A
 45              Charleston at Sweetwater Apartments         N/A         N/A         N/A             N/A
 49              Kenwood Gardens                             N/A         N/A         N/A             N/A
 53              Alpine Ridge Apartments                     N/A         N/A         N/A             N/A
 54              Bexley at Davidson Apartments               N/A         N/A         N/A             N/A
 56              Winding Trails Apartments                   N/A         N/A         N/A             N/A
 61              AIMCO Hunter's Chase Apartments             N/A         N/A         N/A             N/A
 70              Richmond Chase Apartments                   N/A         N/A         N/A             N/A
 71              West Chase Apartments                       N/A         N/A         N/A             N/A
 74              AIMCO Colony of Springdale Apartments       N/A         N/A         N/A             N/A
 75      (B)     Shady Acres Mobile Home Park                N/A         N/A         N/A             N/A
 76      (B)     Royal Coach Mobile Home Park                N/A         N/A         N/A             N/A
 77      (B)     Mount Vista Mobile Home Park                N/A         N/A         N/A             N/A
 78              Churchill Commons Apartments                N/A         N/A         N/A             N/A
 79              Oaks of Cypress Station                     N/A         N/A         N/A             N/A
 81              AIMCO Burgundy Court Apartments             N/A         N/A         N/A             N/A
 91              AIMCO College Park Apartments               N/A         N/A         N/A             N/A
 94              155 Wooster Street                          N/A         N/A         N/A             N/A
 95              The Lodge North Apartments                  N/A         N/A         N/A             N/A
 99              Silver Creek Apartments                     N/A         N/A         N/A             N/A
 101             Oak Creek Apartments                        N/A         N/A         N/A             N/A
 102             Somerset Park Apartments                    N/A         N/A         N/A             N/A
 104             Happy Village Apartments                    N/A         N/A         N/A             N/A
 108             Vintage Corona Apartments                   N/A         N/A         N/A             N/A
 111             AIMCO Stoneridge Apartments                 N/A         N/A         N/A             N/A
 112             Kingsley Apartments                         N/A         N/A         N/A             N/A
 115             AIMCO Woodmere Apartments                   N/A         N/A         N/A             N/A
 117             Forest Hills Apartments                     N/A         N/A         N/A             N/A
 121             Cypress Ridge Apartments                    N/A         N/A         N/A             N/A
 122             LeClaire Station Apartments                 N/A         N/A         N/A             N/A
 125             Colonial Court                              N/A         N/A         N/A             N/A
 128             Northwest Pines                             N/A         N/A         N/A             N/A
 129             Woodbridge Crossing                         N/A         N/A         N/A             N/A
 131             Mill Creek Apartments                       N/A         N/A         N/A             N/A
 132             Oasis at Mesa Palms                         N/A         N/A         N/A             N/A
 135             Mystic Creek Apartments                     N/A         N/A         N/A             N/A
 139             Lincolnshire Coach Homes                    N/A         N/A         N/A             N/A
 143             Stone Ridge Apartments                      N/A         N/A         N/A             N/A
 145             Lakeview Heights                            N/A         N/A         N/A             N/A
 146             Hunters Crossing Apartments                 N/A         N/A         N/A             N/A
 148             Harmony Pines Apartments                    N/A         N/A         N/A             N/A
 166             Village Apartments                          N/A         N/A         N/A             N/A
 168             Sterling Pointe Apartments                 $782        $N/A         N/A             N/A
 171             3133 Rochambeau Avenue                      N/A         N/A         N/A             N/A
 181             Arcadia Park Apartments                     N/A         N/A         N/A             N/A
 184             Apple Creek of Kansas City                  N/A         N/A         N/A             N/A
185A             Serrano II                                  N/A         N/A         N/A             N/A
185B             Serrano I                                   N/A         N/A         N/A             N/A
 186             Fox Pointe Apartments                       N/A         N/A         N/A             N/A
 191             Stone Creek Apartments                      N/A         N/A         N/A             N/A
 192             Canyon Shadows Apartments                   N/A         N/A         N/A             N/A
 193             Summerhouse Square Apartments               N/A         N/A         N/A             N/A
 194             Redwood Terrace Apartments                  N/A         N/A         N/A             N/A
 196             Robin Hill Apartments                       N/A         N/A         N/A             N/A
 208             Riverview Mobile Home Park                  N/A         N/A         N/A             N/A
 210             French Chalet Apartments                    N/A         N/A         N/A             N/A
 219             Beachwood Apartments                        N/A         N/A         N/A             N/A
 220             Sunset Mobile Manor                         N/A         N/A         N/A             N/A
 226             Plaza Apartments                            N/A         N/A         N/A             N/A
 227             McGregor Meadows Apartments                 N/A         N/A         N/A             N/A
 228             Welsh Arms Apartments                       N/A         N/A         N/A             N/A
 229             Wellington Place Apartments                 N/A         N/A         N/A             N/A

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY SHADY ACRES MOBILE HOME PARK, ROYAL COACH MOBILE HOME PARK, AND MOUNT VISTA MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

                        RECURRING RESERVE CAP INFORMATION

                                                                         CONTRACTUAL        CONTRACTUAL    CONTRACTUAL  CONTRACTUAL
                                                            CUT-OFF DATE  RECURRING          RECURRING      RECURRING    RECURRING
             LOAN                                             PRINCIPAL  REPLACEMENT        REPLACEMENT      LC & TI      LC & TI
  #  CROSSED GROUP LOAN NAME                                 BALANCE (1)   RESERVE          RESERVE CAP      RESERVE    RESERVE CAP
  -  ------- ----- ---------                                ------------ -----------        -----------      -------    -----------
  9            1   Highland Industrial                      $ 36,400,000 $    68,886     $         137,772 $    13,333 $   1,000,000
 10            1   Ashbrook Commons                         $ 35,000,000 $    29,860     $          29,860 $     4,167 $     100,000
 11            1   Bridge Street Properties                 $ 34,962,192 $    39,496                   N/A $    11,734 $     200,000
 13            2   Fairlane Meadow                          $ 27,270,000 $   122,004     $         125,000 $         0           N/A
 15            1   The Retreat at Fossil Creek              $ 26,300,000 $    76,800     $          76,800 $         0           N/A
 16            1   McKinley Crossroads                      $ 26,100,000 $    40,175     $          40,175 $    16,667 $     400,000
 17            2   Brandychase Apartments                   $ 24,000,000 $   107,000     $         171,200 $         0           N/A
 18            1   Bexley Park Raleigh NC                   $ 23,200,000 $    63,200     $         126,400 $         0           N/A
 22            1   City Center West A                       $ 21,000,000 $    21,194     $          63,582 $    12,500 $     300,000
 23            1   Riverbend Marketplace                    $ 19,456,676 $    14,261                   N/A $     2,500 $     100,000
 25            1   3100 New York Drive                      $ 19,000,000 $    38,050     $         114,150 $     6,250           N/A
 26            1   Southern Palms                           $ 18,610,000 $    50,938     $         152,814 $    12,500 $     450,000
 27            1   BRYAN - Twin Oaks Apartments             $ 18,600,000 $    60,400     $         120,800 $         0           N/A
 35            1   BRYAN - Spring Lake Apartments           $ 15,050,000 $    50,800     $         101,600 $         0           N/A
 37            1   Fiddler's Run Shopping Center            $ 14,968,051 $    30,447                   N/A $     5,833 $     300,000
 40            1   BRYAN - Windsor Lake Apartments          $ 14,175,000 $    54,804     $         109,608 $         0           N/A
 46            1   Park Plaza At Aliso Town Center
                   Buildings 20, 21, 22 and 23              $ 13,260,000 $         0     $          11,526 $         0 $      36,000
 47            1   Garden Creek Center                      $ 13,050,000 $         0                   N/A $     1,000 $      36,000
 50            1   Roxbury Medical Building                 $ 11,800,000 $     7,609                   N/A $     4,756 $     100,000
 51            1   Indian Trace Center                      $ 11,461,317 $    15,000     $          45,000 $     8,333 $     250,000
 54            1   Bexley at Davidson Apartments            $ 11,000,000 $    37,000     $          74,000 $         0           N/A
 55            1   3880 Lemon Street                        $ 11,000,000 $    14,975     $          44,925 $     6,250 $     150,000
 57            1   1250 Hallandale Office Building          $ 10,500,000 $    17,175                   N/A $     7,777 $     250,000
 59            1   Parklands Office Center                  $ 10,500,000 $    12,163     $          60,816 $     5,083 $     240,000
 60            1   Chester Industrial Park Building         $ 10,500,000 $    19,440     $          58,320 $         0           N/A
 62            1   Lanier Crossing                          $ 10,300,000 $         0                   N/A $         0           N/A
 64            1   Wilmington Island Kroger                 $ 10,177,100 $    13,020     $          20,000 $     1,000 $      60,000
 66            1   Varner Crossing                          $ 10,100,000 $         0                   N/A $     2,000 $     105,000
 67    (A)     1   Intermountain - Fairfield
                   Inn & Suites Lawton                      $  5,110,242           3%    $          90,050 $         0           N/A
 68    (A)     1   Intermountain - Courtyard Wichita        $  4,985,602           3%    $          91,250 $         0           N/A
 72            1   Crowe's Crossing                         $  9,400,000 $         0                   N/A $         0           N/A
 82            1   Village Festival                         $  8,633,683 $     8,199                   N/A $     3,000 $     108,000
 85            1   Cape Horn Shopping Center                $  8,200,000 $    16,833     $          34,500 $     3,160 $     114,000
 86            1   Comfort Suites Maingate East             $  8,176,185           4%    $         500,000 $         0           N/A
 87            1   Washington Mutual Center                 $  8,000,000 $     7,267     $          21,801 $     3,028 $      36,337
 88            1   Cross Roads Shopping Center              $  8,000,000 $     5,237     $          15,711 $     2,000 $      72,000
 89            1   Bonita Storage Inn                       $  8,000,000 $    17,066     $          51,198 $         0           N/A
 90            1   River Point III                          $  7,883,458 $    10,350     $          20,610 $     2,083           N/A
 92            1   224 North Des Plaines                    $  7,500,000 $     8,400     $          20,000 $         0           N/A
 96            1   Pioneer Business Center                  $  7,200,000 $    15,285     $          64,000 $     2,548 $      30,000
 100           1   Barrett Creek Plaza                      $  7,125,000 $     4,272     $          42,720 $     1,667 $      80,000
 105           1   North Shore Office Plaza                 $  6,800,000 $    11,496                   N/A $    10,000 $     200,000
 106           1   Wells Cargo - Orange                     $  6,792,112 $    10,111     $          40,444 $         0           N/A
 107           1   Intermountain - Residence Inn Rogers     $  6,779,969           3%    $          70,200 $         0           N/A
 109           1   Promenade Shopping Center                $  6,500,000 $     5,411     $          16,235 $     2,500 $      90,000
 110           1   Sanders East Business Park               $  6,457,500 $         0     $         112,500 $     2,917 $     105,000
 113           1   Park Towers                              $  6,386,311 $         0                   N/A $         0 $     100,000
 118           1   Marriott Courtyard Ocoee                 $  6,090,585           1%(3)  4% of the gross
                                                                                          revenues for the
                                                                                         first three years
                                                                                            of the loan.   $         0           N/A
 119           1   River Ridge Crossing West                $  6,030,000 $     5,857     $          17,571 $     2,333 $      56,000
 120           1   551 West Lancaster Avenue                $  6,000,000 $     5,764                   N/A $     1,802 $      80,000
 123           1   The Broadway Building                    $  6,000,000 $     9,075                   N/A $     3,385 $     120,000
 124           1   Renaissance Magnolia Shopping Center     $  6,000,000 $    14,094     $          28,188 $     3,333 $     100,000
 126           1   Park Plaza At Aliso Town
                   Center Building 6                        $  5,925,000 $         0     $           6,340 $         0 $      17,000
 127           1   Wells Cargo - Camarillo                  $  5,825,360 $     8,403     $          33,612 $         0           N/A
 130           1   RiverStone Medical Center                $  5,720,000 $         0                   N/A $     4,200 $     175,000
 134           1   Ricci Leopold Building                   $  5,494,036 $     2,976                   N/A $     2,000 $     144,000
 135           1   Mystic Creek Apartments                  $  5,400,000 $    41,004     $          82,000 $         0           N/A
 136           1   Dollar Self Storage - Grant Road         $  5,394,200 $    13,016     $          39,048 $         0           N/A
 137           1   Intermountain - Residence Inn Fort Smith $  5,366,231           3%    $          71,086 $         0           N/A
 138           1   Overlake Office                          $  5,293,966 $     8,932                   N/A $     3,722 $     133,983
 139           2   Lincolnshire Coach Homes                 $  5,250,000 $    13,800     $          50,000 $         0           N/A
 140           1   Haute Harwin Fashion Center              $  5,177,370 $     3,901                   N/A $     2,438 $     150,000
 141           1   Intermountain - Fairfield Inn & Suites
                   Sparks                                   $  5,175,055           3%    $         121,466 $         0           N/A
 142           1   Rancho San Diego Professional Center     $  5,144,750 $         0                   N/A $     2,963 $      45,000
 144           1   Intermountain - Residence Inn Olathe     $  5,007,819           3%    $         106,700 $         0           N/A
 146           2   Hunters Crossing Apartments              $  4,800,000 $    16,800     $          33,600 $         0           N/A
 147           1   Stewart Lamb Shopping Center             $  4,784,809 $         0                   N/A $     2,801 $      75,000
 149           1   River Ridge Crossing East                $  4,720,000 $     4,288     $          12,864 $     2,000 $      48,000
 154           1   Atria on Market                          $  4,400,000 $     1,646                   N/A $     1,561 $      79,944
 155           1   Fountainbleu Court                       $  4,400,000 $     6,960                   N/A $     2,000 $      75,000
 160           1   Market Place Shopping Center             $  4,286,843 $     7,231     $          21,693 $     2,009 $      72,309
 161           1   Marketplace at University Pointe         $  4,157,367 $     3,308     $        9,924.00 $     1,667 $  100,000.00
 162           1   McGalliard Mall Shops                    $  4,100,000 $         0                   N/A $     1,667 $      60,000
 169           1   Temecula Plaza                           $  3,700,000 $         0                   N/A $     1,428 $      75,000
 175           1   CMS Portfolio                            $  3,492,995 $     6,165                   N/A $     5,417 $     180,000
 176           1   Maple Drive                              $  3,489,238 $         0                   N/A $     4,000 $      50,000
 178           1   Piedmont Court                           $  3,289,853 $         0                   N/A $     4,000 $      50,000
 182           1   Broadview Crossings Center               $  3,196,446 $         0                   N/A       $833  $      40,000
 183           1   6th and Union Plaza                      $  3,093,701 $         0                   N/A $     1,057 $      32,000
 188           1   Steeple Square Shopping Center           $  2,760,000 $         0                   N/A $     2,500 $     150,000
 190           1   Portico Shopping Center                  $  2,700,000 $     1,032                   N/A $     1,001 $      48,056
 193           2   Summerhouse Square Apartments            $  2,693,976 $    33,252     $          55,000 $         0           N/A
 195           1   59th and Ashland Retail                  $  2,569,790 $         0                   N/A $     1,250 $      75,000
 198           1   Nashua NH                                $  2,347,423 $         0                   N/A $     1,893 $      50,000
 199           1   Coral Key Shopping Center                $  2,268,454 $         0                   N/A $     1,053 $     100,000
 200           1   Shops of Argyle                          $  2,250,000 $     2,400     $           7,200 $     1,475 $      50,000
 201           1   Rincon Business Park - Corona            $  2,250,000 $    11,934     $          47,736 $       417 $      15,000
 204           1   Westcreek Crossing                       $  2,093,189 $         0                   N/A $       841 $      35,000
 205           1   Hartwell Station                         $  2,091,825 $         0                   N/A $       833 $      50,000
 206           1   Foxwood Plaza                            $  2,000,000 $         0                   N/A $       833 $      30,000
 209           1   Polo Place Shops                         $  1,877,876 $         0                   N/A $       417 $      20,000
 212           1   Commerce Pointe Plaza                    $  1,771,486 $         0                   N/A $       833 $      50,000
 213           1   Newcastle Plaza                          $  1,750,000 $         0                   N/A $     1,458 $      70,000
 215           1   Sparkleberry Crossing #2                 $  1,714,722 $         0                   N/A $     1,042 $      50,000
 216           1   Windward Plaza                           $  1,546,952 $     2,292     $           4,716 $     1,250 $      75,000
 221           1   South Colony Shopping Center             $  1,304,138 $         0                   N/A $       926 $      44,440
 222           1   Rockport Retail                          $  1,202,360 $         0                   N/A $       833 $      95,000
 223           1   Highland Oaks Plaza                      $  1,123,805 $    26,667     $          40,000 $         0           N/A
 224           1   Cale Colony 17                           $  1,121,832 $         0                   N/A $         0 $     111,314
 225           1   Parma Medical Center                     $  1,098,398 $     3,956                   N/A $     1,667 $      40,000
 227           2   McGregor Meadows Apartments              $  1,022,917 $    10,500     $          21,000 $         0           N/A

                                                            CONTRACTUAL      CONTRACTUAL       CONTRACTUAL
             LOAN                                              OTHER        OTHER RESERVE     OTHER RESERVE
  #  CROSSED GROUP LOAN NAME                                  RESERVE        DESCRIPTION           CAP
  -  ------- ----- ---------                                  -------        -----------           ---
   9           1   Highland Industrial                      $         0          N/A                   N/A
  10           1   Ashbrook Commons                         $         0          N/A                   N/A
  11           1   Bridge Street Properties                 $     6,250   EF Lease Rollover
                                                                              Reserve         $    400,000
  13           2   Fairlane Meadow                          $         0          N/A                   N/A
  15           1   The Retreat at Fossil Creek              $         0          N/A                   N/A
  16           1   McKinley Crossroads                      $         0          N/A                   N/A
  17           2   Brandychase Apartments                   $         0          N/A                   N/A
  18           1   Bexley Park Raleigh NC                   $         0          N/A                   N/A
  22           1   City Center West A                       $         0          N/A                   N/A
  23           1   Riverbend Marketplace                    $         0          N/A                   N/A
  25           1   3100 New York Drive                      $         0          N/A                   N/A
  26           1   Southern Palms                           $         0          N/A                   N/A
  27           1   BRYAN - Twin Oaks Apartments             $         0          N/A                   N/A
  35           1   BRYAN - Spring Lake Apartments           $         0          N/A                   N/A
  37           1   Fiddler's Run Shopping Center            $         0          N/A                   N/A
  40           1   BRYAN - Windsor Lake Apartments          $         0          N/A                   N/A
  46           1   Park Plaza At Aliso Town Center
                   Buildings 20, 21, 22 and 23              $         0          N/A                   N/A
  47           1   Garden Creek Center                      $         0          N/A                   N/A
  50           1   Roxbury Medical Building                 $         0          N/A                   N/A
  51           1   Indian Trace Center                      $         0          N/A                   N/A
  54           1   Bexley at Davidson Apartments            $         0          N/A                   N/A
  55           1   3880 Lemon Street                        $         0          N/A                   N/A
  57           1   1250 Hallandale Office Building          $         0          N/A                   N/A
  59           1   Parklands Office Center                  $         0          N/A                   N/A
  60           1   Chester Industrial Park Building         $         0          N/A                   N/A
  62           1   Lanier Crossing                          $    12,333  Omnibus space TI/LC
                                                                          and General Cap
                                                                           Ex Reserve.(2)     $     50,000
  64           1   Wilmington Island Kroger                 $         0          N/A                   N/A
  66           1   Varner Crossing                          $         0          N/A                   N/A
  67   (A)     1   Intermountain - Fairfield
                   Inn & Suites Lawton                      $         0          N/A                   N/A
  68   (A)     1   Intermountain - Courtyard Wichita        $         0          N/A                   N/A
  72           1   Crowe's Crossing                         $    10,833    Omnibus Reserve    $     50,000
  82           1   Village Festival                         $         0          N/A                   N/A
  85           1   Cape Horn Shopping Center                $         0          N/A                   N/A
  86           1   Comfort Suites Maingate East             $         0          N/A                   N/A
  87           1   Washington Mutual Center                 $         0          N/A                   N/A
  88           1   Cross Roads Shopping Center              $         0          N/A                   N/A
  89           1   Bonita Storage Inn                       $         0          N/A                   N/A
  90           1   River Point III                          $         0          N/A                   N/A
  92           1   224 North Des Plaines                    $         0          N/A                   N/A
  96           1   Pioneer Business Center                  $         0          N/A                   N/A
 100           1   Barrett Creek Plaza                      $         0          N/A                   N/A
 105           1   North Shore Office Plaza                 $         0          N/A                   N/A
 106           1   Wells Cargo - Orange                     $         0          N/A                   N/A
 107           1   Intermountain - Residence Inn Rogers     $         0          N/A                   N/A
 109           1   Promenade Shopping Center                $         0          N/A                   N/A
 110           1   Sanders East Business Park               $         0          N/A                   N/A
 113           1   Park Towers                              $         0          N/A                   N/A
 118           1   Marriott Courtyard Ocoee                 $         0          N/A                   N/A
 119           1   River Ridge Crossing West                $         0          N/A                   N/A
 120           1   551 West Lancaster Avenue                $         0          N/A                   N/A
 123           1   The Broadway Building                    $         0          N/A                   N/A
 124           1   Renaissance Magnolia Shopping Center
 126           1   Park Plaza At Aliso Town                 $         0          N/A                   N/A
                   Center Building 6                        $         0          N/A                   N/A
 127           1   Wells Cargo - Camarillo                  $         0          N/A                   N/A
 130           1   RiverStone Medical Center                $         0          N/A                   N/A
 134           1   Ricci Leopold Building                   $         0          N/A                   N/A
 135           1   Mystic Creek Apartments                  $         0          N/A                   N/A
 136           1   Dollar Self Storage - Grant Road         $         0          N/A                   N/A
 137           1   Intermountain - Residence Inn Fort Smith $         0          N/A                   N/A
 138           1   Overlake Office                          $         0          N/A                   N/A
 139           2   Lincolnshire Coach Homes                 $         0          N/A                   N/A
 140           1   Haute Harwin Fashion Center
 141           1   Intermountain - Fairfield Inn & Suites   $         0          N/A                   N/A
                   Sparks                                   $         0          N/A                   N/A
 142           1   Rancho San Diego Professional Center     $         0          N/A                   N/A
 144           1   Intermountain - Residence Inn Olathe     $         0          N/A                   N/A
 146           2   Hunters Crossing Apartments              $         0          N/A                   N/A
 147           1   Stewart Lamb Shopping Center             $         0          N/A                   N/A
 149           1   River Ridge Crossing East                $         0          N/A                   N/A
 154           1   Atria on Market                          $         0          N/A                   N/A
 155           1   Fountainbleu Court                       $         0          N/A                   N/A
 160           1   Market Place Shopping Center             $         0          N/A                   N/A
 161           1   Marketplace at University Pointe         $         0          N/A                   N/A
 162           1   McGalliard Mall Shops                    $         0          N/A                   N/A
 169           1   Temecula Plaza                           $         0          N/A                   N/A
 175           1   CMS Portfolio                            $         0          N/A                   N/A
 176           1   Maple Drive                              $         0          N/A                   N/A
 178           1   Piedmont Court                           $         0          N/A                   N/A
 182           1   Broadview Crossings Center               $         0          N/A                   N/A
 183           1   6th and Union Plaza                      $         0          N/A                   N/A
 188           1   Steeple Square Shopping Center           $         0          N/A                   N/A
 190           1   Portico Shopping Center                  $         0          N/A                   N/A
 193           2   Summerhouse Square Apartments            $         0          N/A                   N/A
 195           1   59th and Ashland Retail                  $         0          N/A                   N/A
 198           1   Nashua NH                                $         0          N/A                   N/A
 199           1   Coral Key Shopping Center                $         0          N/A                   N/A
 200           1   Shops of Argyle                          $         0          N/A                   N/A
 201           1   Rincon Business Park - Corona            $         0          N/A                   N/A
 204           1   Westcreek Crossing                       $         0          N/A                   N/A
 205           1   Hartwell Station                         $         0          N/A                   N/A
 206           1   Foxwood Plaza                            $         0          N/A                   N/A
 209           1   Polo Place Shops                         $         0          N/A                   N/A
 212           1   Commerce Pointe Plaza                    $         0          N/A                   N/A
 213           1   Newcastle Plaza                          $         0          N/A                   N/A
 215           1   Sparkleberry Crossing #2                 $         0          N/A                   N/A
 216           1   Windward Plaza                           $         0          N/A                   N/A
 221           1   South Colony Shopping Center             $         0          N/A                   N/A
 222           1   Rockport Retail                          $         0          N/A                   N/A
 223           1   Highland Oaks Plaza                      $         0          N/A                   N/A
 224           1   Cale Colony 17                           $         0          N/A                   N/A
 225           1   Parma Medical Center                     $         0          N/A                   N/A
 227           2   McGregor Meadows Apartments              $         0          N/A                   N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY INTERMOUNTAIN - FAIRFIELD INN & SUITES LAWTON AND INTERMOUNTAIN - COURTYARD WICHITA ARE
     CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) COMMENCING ON 10/11/05, AND WITH EACH PAYMENT TO 9/11/07, $12,333.33; TO BE USED FOR OMNIBUS SPACE TI/LC AND GENERAL CAP EX. SUCH RESERVE IS CAPPED AT $50,000, COMMENCING ON 10/11/07. IF BALANCE IS LESS THAN CAP, MONTHLY PAYMENTS SHALL CONTINUE.
(3) THE CONTRACTUAL RECURRING FF&E RESERVE FOR THE MARRIOTT COURTYARD OCOEE IS 1% OF GROSS REVENUES THE FIRST YEAR, 2% THE SECOND YEAR, 3% THE THIRD YEAR AND 4% THEREAFTER UNTIL THE FF&E RESERVE REACHES AN AMOUNT EQUAL TO 4% OF GROSS REVENUES FOR THE FIRST THREE YEARS OF THE LOAN.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION


                       SEE THIS EXHIBIT FOR TABLES TITLED:

                       Large Mortgage Loan Concentrations

                        Underlying Mortgage Loan Sellers

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                     Underlying Mortgage Loans by Loan Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

           Underlying Mortgaged Real Properties by Ownership Interest


NOTE 1: The above-referenced tables in this Exhibit A-2 are presented in respect of the Mortgage Pool, Loan Group No. 1 and Loan Group No. 2.

                                      A-2-1

                       LARGE MORTGAGE LOAN CONCENTRATIONS

                                                                          WEIGHTED
                                                         PERCENTAGE OF     AVERAGE                 WEIGHTED
                                        CUT-OFF DATE        INITIAL       MORTGAGE    WEIGHTED     AVERAGE
                                         PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE   CUT-OFF DATE
  CONCENTRATION                         BALANCE(1)          BALANCE         RATE      U/W DSCR   LTV RATIO(1)
-------------------------------------------------------------------------------------------------------------
Top 1                                 $    175,000,000        7.0%         5.643%       1.39x       62.5%
Top 3                                      481,812,368       19.2%         5.621%       2.15        52.6%
Top 5                                      627,962,368       25.1%         5.480%       2.01        58.6%
Top 7                                      731,712,368       29.2%         5.476%       1.95        60.5%
Top 10                                     840,112,368       33.5%         5.441%       1.87        62.5%
-------------------------------------------------------------------------------------------------------------
ENTIRE POOL                           $  2,504,593,314      100.0%         5.371%       1.54X       68.8%
=============================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                                            WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF    AVERAGE                   WEIGHTED
                                           UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE    WEIGHTED      AVERAGE
                                            MORTGAGE        PRINCIPAL      MORTGAGE POOL    INTEREST     AVERAGE    CUT-OFF DATE
MORTGAGE LOAN SELLER                          LOANS        BALANCE (1)        BALANCE         RATE      U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.                         187      $  1,890,257,608       75.5%         5.385%      1.58x         67.5%
PNC                                             21           318,682,106       12.7%         5.356%      1.44          70.0%
Keybank National Association                    19           181,153,600        7.2%         5.369%      1.31          73.4%
Hypo Real Estate Capital Corporation             2           114,500,000        4.6%         5.188%      1.56          80.0%
                                           -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        229      $  2,504,593,314      100.0%         5.371%      1.54X         68.8%
                                           =====================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                             MORTGAGE INTEREST RATES

                                                                                            WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF     AVERAGE                  WEIGHTED
                                           UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE    WEIGHTED      AVERAGE
             RANGE OF                       MORTGAGE        PRINCIPAL      MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF DATE
      MORTGAGE INTEREST RATES                 LOANS        BALANCE (1)        BALANCE         RATE      U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
    4.856%      -       5.000%                 15       $    198,275,088         7.9%        4.925%       1.41x        72.1%
    5.001%      -       5.250%                 60            747,772,829        29.9%        5.155%       1.41         72.9%
    5.251%      -       5.500%                 77            787,180,789        31.4%        5.349%       1.32         73.7%
    5.501%      -       5.750%                 58            515,255,170        20.6%        5.625%       1.45         68.4%
    5.751%      -       6.140%                 19            256,109,438        10.2%        5.906%       2.92         40.0%
                                           -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       229       $  2,504,593,314       100.0%        5.371%       1.54X        68.8%
                                           =====================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                                   6.140%
MINIMUM MORTGAGE INTEREST RATE:                                   4.856%
WTD. AVG. MORTGAGE INTEREST RATE:                                 5.371%

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                            WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF     AVERAGE                 WEIGHTED
                                           UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE    WEIGHTED     AVERAGE
         RANGE OF CUT-OFF DATE              MORTGAGE        PRINCIPAL      MORTGAGE POOL    INTEREST    AVERAGE    CUT-OFF DATE
        PRINCIPAL BALANCES (1)                LOANS        BALANCE (1)        BALANCE         RATE      U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
    $868,274     -        1,000,000             2       $      1,851,124        0.1%         5.811%       1.36x        72.8%
   1,000,001     -        1,500,000            13             16,322,420        0.7%         5.489%       1.52         62.7%
   1,500,001     -        2,000,000            12             22,007,056        0.9%         5.494%       1.47         65.8%
   2,000,001     -        3,000,000            21             52,610,919        2.1%         5.433%       1.44         66.7%
   3,000,001     -        4,000,000            22             76,998,699        3.1%         5.462%       1.45         69.5%
   4,000,001     -        5,000,000            21             94,229,898        3.8%         5.382%       1.38         73.0%
   5,000,001     -        6,000,000            26            144,723,091        5.8%         5.380%       1.39         73.4%
   6,000,001     -        7,000,000            16            103,137,059        4.1%         5.403%       1.41         73.9%
   7,000,001     -        8,000,000            15            111,641,674        4.5%         5.337%       1.34         70.6%
   8,000,001     -       10,000,000            15            134,458,684        5.4%         5.373%       1.41         72.0%
  10,000,001     -       12,000,000            19            205,358,416        8.2%         5.386%       1.33         72.1%
  12,000,001     -       15,000,000            12            168,717,909        6.7%         5.300%       1.39         73.6%
  15,000,001     -       20,000,000            13            228,976,951        9.1%         5.285%       1.36         70.0%
  20,000,001     -       40,000,000            15            411,847,047       16.4%         5.212%       1.34         74.4%
  40,000,001     -       65,000,000             2            103,750,000        4.1%         5.453%       1.61         72.2%
  65,000,001     -     $175,000,000             5            627,962,368       25.1%         5.480%       2.01         58.6%
                                           -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       229       $  2,504,593,314      100.0%         5.371%       1.54X        68.8%
                                           =====================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):             $    175,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):             $        868,274
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):             $     10,937,089

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                           ORIGINAL AMORTIZATION TERMS

                                                                                            WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF     AVERAGE                 WEIGHTED
               RANGE OF                    UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE    WEIGHTED      AVERAGE
        ORIGINAL AMORTIZATION               MORTGAGE       PRINCIPAL       MORTGAGE POOL    INTEREST    AVERAGE    CUT-OFF DATE
            TERMS (MONTHS)                    LOANS       BALANCE (1)         BALANCE         RATE      U/W DSCR    LTV RATIO(1)
--------------------------------------------------------------------------------------------------------------------------------
            Interest Only                      11       $    446,125,000       17.8%         5.310%       1.52x         69.6%
    132           -            300             28            324,910,524       13.0%         5.760%       2.71          45.2%
    301           -            360            190          1,733,557,790       69.2%         5.314%       1.33          73.0%
                                           -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       229       $  2,504,593,314      100.0%         5.371%       1.54X         68.8%
                                           =====================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):             360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):             132
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2):           338

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                            WEIGHTED
                                           NUMBER OF                       PERCENTAGE OF    AVERAGE                  WEIGHTED
                RANGE OF                   UNDERLYING   CUT-OFF DATE          INITIAL       MORTGAGE    WEIGHTED      AVERAGE
             ORIGINAL TERMS                 MORTGAGE     PRINCIPAL         MORTGAGE POOL    INTEREST     AVERAGE   CUT-OFF DATE
    TO STATED MATURITY (MONTHS) (1)          LOANS      BALANCE (2)           BALANCE         RATE      U/W DSCR   LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
     60            -            84              14      $    326,000,098       13.0%         5.339%       1.36x        76.7%
     85            -            120            163         1,652,672,832       66.0%         5.344%       1.41         70.5%
     121           -            132             52           525,920,384       21.0%         5.476%       2.08         58.4%
                                           -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        229      $  2,504,593,314      100.0%         5.371%       1.54X        68.8%
                                           =====================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):        132
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):         60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      113

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                          REMAINING AMORTIZATION TERMS

                                                                                            WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF     AVERAGE                  WEIGHTED
                 RANGE OF                  UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE    WEIGHTED      AVERAGE
          REMAINING AMORTIZATION            MORTGAGE       PRINCIPAL       MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF DATE
            TERMS (MONTHS) (1)                LOANS       BALANCE (1)         BALANCE         RATE      U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
              Interest Only                     11      $    446,125,000       17.8%         5.310%       1.52x        69.6%
     125            -            299            21           270,540,524       10.8%         5.772%       2.95         40.3%
     300            -            358            62           441,727,131       17.6%         5.377%       1.35         72.1%
     359            -            360           135         1,346,200,659       53.7%         5.309%       1.33         73.2%

                                           -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        229      $  2,504,593,314      100.0%         5.371%       1.54X        68.8%
                                           =====================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):       360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):       125
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1)(2):     337

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                            WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF     AVERAGE                  WEIGHTED
                 RANGE OF                  UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE    WEIGHTED      AVERAGE
             REMAINING TERMS                MORTGAGE       PRINCIPAL       MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF DATE
    TO STATED MATURITY (MONTHS) (1)(2)        LOANS        BALANCE (2)        BALANCE         RATE      U/W DSCR   LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
      53            -            116           37       $    555,530,495        22.2%        5.232%       1.37x        75.8%
     117            -            118           98            737,493,265        29.4%        5.359%       1.43         70.0%
     119            -            125           94          1,211,569,554        48.4%        5.443%       1.69         64.9%
                                           -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       229       $  2,504,593,314       100.0%        5.371%       1.54X        68.8%
                                           =====================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):      125
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):       53
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):    111

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                           YEARS BUILT/YEARS RENOVATED

                                                                                            WEIGHTED
                                           NUMBER OF                       PERCENTAGE OF    AVERAGE                  WEIGHTED
                                            MORTGAGED   CUT-OFF DATE          INITIAL       MORTGAGE    WEIGHTED     AVERAGE
            RANGE OF YEARS                    REAL       PRINCIPAL         MORTGAGE POOL    INTEREST    AVERAGE    CUT-OFF DATE
          BUILT/RENOVATED (1)              PROPERTIES   BALANCE (2)           BALANCE        RATE       U/W DSCR    LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
    1966          -            1985             15      $     51,389,660        2.1%         5.338%       1.45x       67.1%
    1986          -            1994             27           166,828,129        6.7%         5.328%       1.40        70.6%
    1995          -            1998             26           395,600,868       15.8%         5.204%       1.40        75.0%
    1999          -            2000             28           269,799,820       10.8%         5.249%       1.45        71.9%
    2001          -            2002             34           294,286,958       11.7%         5.388%       1.34        73.4%
    2003          -            2005            111         1,326,687,880       53.0%         5.449%       1.67        65.2%
                                           -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        241      $  2,504,593,314      100.0%         5.371%       1.54X       68.8%
                                           =====================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):         2005
OLDEST YEAR BUILT/RENOVATED (1):              1966
WTD. AVG. YEAR BUILT/RENOVATED (1):           2001

(1)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
     RENOVATED.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                            WEIGHTED
                                           NUMBER OF                       PERCENTAGE OF     AVERAGE                  WEIGHTED
                                           MORTGAGED      CUT-OFF DATE        INITIAL       MORTGAGE    WEIGHTED      AVERAGE
               RANGE OF                       REAL         PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE   CUT-OFF DATE
      OCCUPANCY RATES AT U/W (1)           PROPERTIES     BALANCE (2)         BALANCE         RATE      U/W DSCR   LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
    74%            -            85%            12       $    200,071,345       8.0%          5.414%       1.46x        73.9%
    86%            -            90%            20            249,244,997      10.0%          5.289%       1.40         71.1%
    91%            -            93%            34            361,701,739      14.4%          5.291%       1.39         75.6%
    94%            -            95%            35            725,231,582      29.0%          5.521%       1.87         60.4%
    96%            -            97%            15            132,989,105       5.3%          5.190%       1.45         70.8%
    98%            -           100%           107            689,732,792      27.5%          5.249%       1.36         71.3%
                                           -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       223       $  2,358,971,560      94.2%          5.354%       1.54X        68.8%
                                           =====================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):             100%
MINIMUM OCCUPANCY RATE AT U/W (1):              74%
WTD. AVG. OCCUPANCY RATE AT U/W (1):            94%

(1)  HOTEL PROPERTIES ARE NOT INCLUDED.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                          WEIGHTED
                                        NUMBER OF                        PERCENTAGE OF    AVERAGE                  WEIGHTED
                                        UNDERLYING     CUT-OFF DATE         INITIAL       MORTGAGE    WEIGHTED      AVERAGE
             RANGE OF                    MORTGAGE        PRINCIPAL       MORTGAGE POOL    INTEREST    AVERAGE    CUT-OFF DATE
             U/W DSCRS                    LOANS         BALANCE (1)         BALANCE         RATE      U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
    1.19x       -      1.22                     24   $     422,925,577            16.9%      5.314%       1.21x           74.0%
    1.23        -      1.26                     30         267,382,656            10.7%      5.282%       1.25            76.7%
    1.27        -      1.30                     38         310,743,695            12.4%      5.379%       1.28            77.0%
    1.31        -      1.35                     32         209,445,207             8.4%      5.337%       1.33            73.6%
    1.36        -      1.40                     22         335,344,834            13.4%      5.449%       1.39            66.4%
    1.41        -      1.45                     16         183,582,839             7.3%      5.354%       1.43            72.5%
    1.46        -      1.50                     17         179,193,454             7.2%      5.094%       1.48            69.3%
    1.51        -      1.80                     34         332,128,684            13.3%      5.407%       1.60            71.3%
    1.81        -      3.94x                    16         263,846,367            10.5%      5.629%       3.11            36.2%
                                        --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        229   $   2,504,593,314           100.0%      5.371%       1.54X           68.8%
                                        ======================================================================================

MAXIMUM U/W DSCR:                             3.94X
MINIMUM U/W DSCR:                             1.19X
WTD. AVG. U/W DSCR:                           1.54X

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                          WEIGHTED
                                        NUMBER OF                        PERCENTAGE OF    AVERAGE                  WEIGHTED
                                        UNDERLYING     CUT-OFF DATE         INITIAL       MORTGAGE    WEIGHTED      AVERAGE
      RANGE OF CUT-OFF DATE              MORTGAGE        PRINCIPAL       MORTGAGE POOL    INTEREST    AVERAGE    CUT-OFF DATE
     LOAN-TO-VALUE RATIOS (1)             LOANS         BALANCE (1)         BALANCE         RATE      U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
    19.4%       -      60.0%                    25   $     295,033,353            11.8%      5.572%       2.88x           35.2%
    60.1%       -      65.0%                    22         286,342,743            11.4%      5.530%       1.43            62.7%
    65.1%       -      70.0%                    35         387,840,852            15.5%      5.328%       1.44            67.5%
    70.1%       -      73.0%                    22         171,806,884             6.9%      5.396%       1.38            71.3%
    73.1%       -      75.0%                    32         239,015,097             9.5%      5.413%       1.40            74.1%
    75.1%       -      78.0%                    31         463,783,867            18.5%      5.269%       1.31            76.1%
    78.1%       -      81.2%                    62         660,770,519            26.4%      5.288%       1.32            79.5%
                                        --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        229   $   2,504,593,314           100.0%      5.371%       1.54X           68.8%
                                        ======================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):           81.2%
MINIMUM CUT-OFF DATE LTV RATIO (1):           19.4%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):         68.8%

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                          WEIGHTED
                                        NUMBER OF                        PERCENTAGE OF     AVERAGE                 WEIGHTED
                                        MORTGAGED      CUT-OFF DATE         INITIAL       MORTGAGE    WEIGHTED      AVERAGE
                                           REAL         PRINCIPAL        MORTGAGE POOL    INTEREST    AVERAGE    CUT-OFF DATE
STATE                                   PROPERTIES     BALANCE (1)          BALANCE         RATE      U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
New York                                         9   $     390,301,156            15.6%      5.730%       2.40x           46.8%
Texas                                           32         320,228,548            12.8%      5.264%       1.42            75.8%
California                                      47         303,781,687            12.1%      5.228%       1.42            65.4%
     Southern California (2)                    43         254,884,808            10.2%      5.210%       1.38            65.3%
     Northern California (2)                     4          48,896,879             2.0%      5.322%       1.59            65.8%
Florida                                         15         157,427,697             6.3%      5.239%       1.42            72.0%
Ohio                                            19         156,776,784             6.3%      5.241%       1.35            75.3%
Utah                                             2         156,625,190             6.3%      5.303%       1.22            75.1%
Michigan                                         6         119,221,486             4.8%      5.266%       1.31            77.8%
North Carolina                                  12         117,678,712             4.7%      5.327%       1.38            75.2%
Georgia                                         15          99,089,237             4.0%      5.422%       1.32            75.2%
Arizona                                          7          88,789,309             3.5%      5.331%       1.31            74.0%
Kentucky                                         3          70,335,716             2.8%      5.688%       1.62            66.8%
Nevada                                           4          69,159,863             2.8%      5.004%       1.45            74.6%
Mississippi                                      5          61,832,654             2.5%      5.343%       1.31            76.8%
Virginia                                         4          54,099,707             2.2%      5.096%       1.37            69.9%
Indiana                                          7          36,344,550             1.5%      5.380%       1.39            74.3%
Pennsylvania                                     4          31,950,000             1.3%      5.470%       1.35            74.6%
Oklahoma                                         6          31,566,979             1.3%      5.568%       1.32            77.0%
Illinois                                         6          29,413,827             1.2%      5.479%       1.30            71.8%
New Jersey                                       2          26,975,811             1.1%      5.608%       1.77            65.9%
Colorado                                         3          21,933,083             0.9%      5.591%       1.25            74.1%
South Carolina                                   3          20,294,877             0.8%      5.265%       1.38            72.5%
Connecticut                                      3          19,167,649             0.8%      5.279%       1.50            67.1%
Wisconsin                                        3          18,850,000             0.8%      5.124%       1.56            72.4%
Arkansas                                         4          18,045,469             0.7%      5.597%       1.51            72.9%
Tennessee                                        3          16,573,454             0.7%      5.835%       1.24            76.2%
Washington                                       2          13,293,966             0.5%      5.055%       1.33            68.3%
Oregon                                           3          13,191,516             0.5%      5.216%       1.30            76.5%
Kansas                                           3          11,540,372             0.5%      5.679%       1.50            73.9%
Missouri                                         3           8,790,189             0.4%      5.656%       1.42            76.1%
Maryland                                         2           7,740,000             0.3%      5.244%       1.44            67.5%
Massachusetts                                    1           5,987,410             0.2%      5.370%       1.76            45.6%
Nebraska                                         1           2,794,125             0.1%      5.370%       1.25            78.7%
Alabama                                          1           2,444,870             0.1%      5.380%       2.07            49.9%
New Hampshire                                    1           2,347,423             0.1%      5.490%       1.29            73.4%
                                        --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        241   $   2,504,593,314           100.0%      5.371%       1.54X           68.8%
                                        ======================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF   AVERAGE                 WEIGHTED        WEIGHTED
                                  UNDERLYING   CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED     AVERAGE         AVERAGE
                                   MORTGAGE     PRINCIPAL      MORTGAGE POOL   INTEREST   AVERAGE   CUT-OFF DATE      REMAINING
LOAN TYPE                           LOANS       BALANCE (1)      BALANCE         RATE     U/W DSCR  LTV RATIO (1)   IO PERIOD (1)
---------------------------------------------------------------------------------------------------------------------------------
Balloons with Partial IO Term            109  $ 1,188,725,000           47.5%     5.281%      1.33x          73.1%             36
Balloons without IO Term                 105      700,990,242           28.0%     5.439%      1.39           71.8%            N/A
Interest Only Balloon Loans               11      446,125,000           17.8%     5.310%      1.52           69.6%            101
Fully Amortizing                           1      155,135,976            6.2%     5.909%      3.94           19.4%            N/A
ARD Loans without IO Periods               3       13,617,096            0.5%     5.621%      1.22           76.9%            N/A
                                  -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  229  $ 2,504,593,314          100.0%     5.371%      1.54X          68.8%            N/A
                                  ===============================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                          WEIGHTED
                                         NUMBER OF                       PERCENTAGE OF    AVERAGE                   WEIGHTED
                                         MORTGAGED     CUT-OFF DATE         INITIAL       MORTGAGE    WEIGHTED      AVERAGE
                                           REAL         PRINCIPAL        MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF DATE
PROPERTY TYPE                           PROPERTIES     BALANCE (1)          BALANCE         RATE      U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
Retail                                          81   $     749,183,810            29.9%      5.286%       1.37x           71.1%
Multifamily                                     82         728,210,345            29.1%      5.257%       1.34            75.2%
Office                                          32         725,717,499            29.0%      5.504%       1.95            59.2%
Hotel                                           18         145,621,754             5.8%      5.656%       1.61            69.0%
Industrial                                      14          81,922,340             3.3%      5.453%       1.30            72.8%
Self Storage                                     9          41,363,212             1.7%      5.441%       1.46            70.1%
Mixed Use                                        5          32,574,354             1.3%      5.379%       1.34            72.0%
                                        --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        241   $   2,504,593,314           100.0%      5.371%       1.54X           68.8%
                                        ======================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                          WEIGHTED
                                         NUMBER OF                       PERCENTAGE OF    AVERAGE                   WEIGHTED
                                         MORTGAGED     CUT-OFF DATE         INITIAL       MORTGAGE    WEIGHTED      AVERAGE
                      PROPERTY             REAL         PRINCIPAL        MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF DATE
PROPERTY TYPE         SUB-TYPE          PROPERTIES     BALANCE (1)          BALANCE         RATE      U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                 Conventional                   77   $     715,874,683            28.6%      5.258%       1.34x           75.3%
                 Manufactured Housing            5          12,335,662             0.5%      5.156%       1.33            75.1%
                                        --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         82   $     728,210,345            29.1%      5.257%       1.34X           75.2%
                                        ======================================================================================

RETAIL
                 Anchored                       35   $     580,110,779            23.2%      5.274%       1.36x           71.1%
                 Unanchored                     46         169,073,030             6.8%      5.325%       1.43            71.1%
                                        --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         81   $     749,183,810            29.9%      5.286%       1.37X           71.1%
                                        ======================================================================================

HOTEL
                 Limited Service                16   $     120,145,943             4.8%      5.708%       1.52x           68.6%
                 Full Service                    2          25,475,811             1.0%      5.414%       2.04            70.9%
                                        --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         18   $     145,621,754             5.8%      5.656%       1.61X           69.0%
                                        ======================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                       WEIGHTED    WEIGHTED           WEIGHTED
                                                                       AVERAGE     AVERAGE            AVERAGE           WEIGHTED
                                                       PERCENTAGE OF  REMAINING   REMAINING          REMAINING          AVERAGE
          RANGE OF           NUMBER OF   CUT-OFF DATE     INITIAL      LOCKOUT     LOCKOUT            LOCKOUT          REMAINING
     REMAINING TERMS TO      MORTGAGE     PRINCIPAL    MORTGAGE POOL    PERIOD  PLUS YM PERIOD PLUS PREPAYMENT PERIOD   MATURITY
STATED MATURITY (MONTHS) (1)   LOANS      BALANCE (2)     BALANCE      (MONTHS)    (MONTHS)           (MONTHS)        (MONTHS) (1)
----------------------------------------------------------------------------------------------------------------------------------
    53      -     116               37 $   555,530,495          22.2%        76             77                     76           81
    117     -     118               98     737,493,265          29.4%       112            114                    112          118
    119     -     125               94   1,211,569,554          48.4%       108            108                    108          120
                             -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            229 $ 2,504,593,314         100.0%       102            103                    102          111
                             =====================================================================================================

(1) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                                PREPAYMENT OPTION

                                                                       WEIGHTED    WEIGHTED           WEIGHTED
                                                                       AVERAGE     AVERAGE            AVERAGE           WEIGHTED
                                                       PERCENTAGE OF  REMAINING   REMAINING          REMAINING          AVERAGE
                             NUMBER OF   CUT-OFF DATE     INITIAL      LOCKOUT     LOCKOUT            LOCKOUT          REMAINING
                             MORTGAGE     PRINCIPAL    MORTGAGE POOL    PERIOD  PLUS YM PERIOD PLUS PREPAYMENT PERIOD   MATURITY
     PREPAYMENT OPTION         LOANS      BALANCE (2)     BALANCE      (MONTHS)    (MONTHS)           (MONTHS)        (MONTHS) (1)
----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance               224 $ 2,478,508,823          99.0%       103            103                    103          111
Lockout / Yield Maintenance          5      26,084,491           1.0%        39            114                     39          117
                             -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            229 $ 2,504,593,314         100.0%       102            103                    102          111
                             =====================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                          WEIGHTED
                                         NUMBER OF                       PERCENTAGE OF    AVERAGE                   WEIGHTED
                                         MORTGAGED     CUT-OFF DATE         INITIAL       MORTGAGE    WEIGHTED      AVERAGE
                                           REAL         PRINCIPAL        MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF DATE
FEE/LEASEHOLD                           PROPERTIES     BALANCE (1)          BALANCE        RATES      U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
Fee                                            237   $   2,315,405,998            92.4%      5.372%       1.57x           68.4%
Fee/Leasehold                                    1         151,676,392             6.1%      5.302%       1.21            75.1%
Leasehold                                        3          37,510,924             1.5%      5.642%       1.44            67.1%
                                        --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        241   $   2,504,593,314           100.0%      5.371%       1.54X           68.8%
                                        ======================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                                            WEIGHTED
                                        NUMBER OF                          PERCENTAGE OF    AVERAGE                 WEIGHTED
                                        UNDERLYING      CUT-OFF DATE          INITIAL       MORTGAGE   WEIGHTED     AVERAGE
                                         MORTGAGE        PRINCIPAL       LOAN GROUP NO. 1   INTEREST   AVERAGE    CUT-OFF DATE
MORTGAGE LOAN SELLER                      LOANS         BALANCE (1)           BALANCE         RATE     U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.                         129   $   1,384,009,703               70.5%     5.443%      1.66x          64.8%
PNC                                             20         296,907,252               15.1%     5.366%      1.46           69.4%
Keybank National Association                    17         168,898,600                8.6%     5.360%      1.32           73.2%
Hypo Real Estate Capital Corporation             2         114,500,000                5.8%     5.188%      1.56           80.0%
                                        --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        168   $   1,964,315,554              100.0%     5.409%      1.59X          67.1%
                                        ======================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                             MORTGAGE INTEREST RATES

                                                                             WEIGHTED
                               NUMBER OF                    PERCENTAGE OF    AVERAGE                   WEIGHTED
                              UNDERLYING    CUT-OFF DATE       INITIAL       MORTGAGE   WEIGHTED       AVERAGE
          RANGE OF             MORTGAGE      PRINCIPAL     LOAN GROUP NO. 1  INTEREST   AVERAGE      CUT-OFF DATE
   MORTGAGE INTEREST RATES       LOANS      BALANCE (1)        BALANCE         RATE      U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------
  4.890%      -      5.000%           10  $    86,284,807               4.4%    4.969%       1.34x           66.6%
  5.001%      -      5.250%           40      527,823,998              26.9%    5.141%       1.42            72.5%
  5.251%      -      5.500%           57      636,615,899              32.4%    5.346%       1.32            73.2%
  5.501%      -      5.750%           46      476,231,103              24.2%    5.626%       1.46            67.9%
  5.751%      -      6.140%           15      237,359,746              12.1%    5.904%       3.05            37.0%
                              -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              168  $ 1,964,315,554             100.0%    5.409%       1.59X           67.1%
                              ===================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                     6.140%
MINIMUM MORTGAGE INTEREST RATE:                     4.890%
WTD. AVG. MORTGAGE INTEREST RATE:                   5.409%

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                             WEIGHTED
                               NUMBER OF                    PERCENTAGE OF    AVERAGE                   WEIGHTED
                              UNDERLYING    CUT-OFF DATE       INITIAL       MORTGAGE   WEIGHTED       AVERAGE
   RANGE OF CUT-OFF DATE       MORTGAGE      PRINCIPAL     LOAN GROUP NO. 1  INTEREST    AVERAGE     CUT-OFF DATE
   PRINCIPAL BALANCES (1)       LOANS       BALANCE (1)        BALANCE         RATE      U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------
 $ 1,098,398 -    1,500,000            8  $    10,135,276               0.5%    5.552%       1.62x           57.4%
   1,500,001 -    2,000,000           11       20,141,025               1.0%    5.475%       1.50            64.7%
   2,000,001 -    3,000,000           15       36,639,579               1.9%    5.457%       1.43            66.3%
   3,000,001 -    4,000,000           17       59,961,439               3.1%    5.446%       1.48            67.7%
   4,000,001 -    5,000,000           17       75,261,996               3.8%    5.416%       1.39            72.1%
   5,000,001 -    6,000,000           18       99,584,029               5.1%    5.432%       1.36            75.1%
   6,000,001 -    7,000,000           12       77,195,217               3.9%    5.393%       1.45            73.1%
   7,000,001 -    8,000,000           10       75,436,674               3.8%    5.233%       1.36            67.7%
   8,000,001 -   10,000,000           10       87,963,529               4.5%    5.452%       1.46            70.4%
  10,000,001 -   12,000,000           15      161,338,416               8.2%    5.393%       1.35            70.5%
  12,000,001 -   15,000,000            7       97,981,862               5.0%    5.327%       1.46            71.6%
  15,000,001 -   20,000,000           11      194,101,951               9.9%    5.286%       1.33            70.2%
  20,000,001 -   40,000,000           11      315,762,192              16.1%    5.231%       1.34            73.8%
  40,000,001 -   65,000,000            2      103,750,000               5.3%    5.453%       1.61            72.2%
  65,000,001 - $175,000,000            4      549,062,368              28.0%    5.570%       2.08            55.9%
                              -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              168  $ 1,964,315,554             100.0%    5.409%       1.59X           67.1%
                              ===================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $ 175,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $   1,098,398
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):   $  11,692,354

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                           ORIGINAL AMORTIZATION TERMS

                                                                                     WEIGHTED
                                  NUMBER OF                       PERCENTAGE OF       AVERAGE                 WEIGHTED
        RANGE OF                  UNDERLYING     CUT-OFF DATE        INITIAL         MORTGAGE    WEIGHTED     AVERAGE
  ORIGINAL AMORTIZATION            MORTGAGE       PRINCIPAL      LOAN GROUP NO. 1    INTEREST    AVERAGE    CUT-OFF DATE
     TERMS (MONTHS)                 LOANS        BALANCE (1)         BALANCE           RATE      U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
       Interest Only                       8   $   345,525,000               17.6%      5.414%       1.51x           68.3%
    132         -       300               28       324,910,524               16.5%      5.760%       2.71            45.2%
    301         -       360              132     1,293,880,030               65.9%      5.320%       1.33            72.2%
                                  ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  168   $ 1,964,315,554              100.0%      5.409%       1.59X           67.1%
                                  =======================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):        360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):        132
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2):      332

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                     WEIGHTED
                                  NUMBER OF                       PERCENTAGE OF       AVERAGE                 WEIGHTED
           RANGE OF               UNDERLYING     CUT-OFF DATE        INITIAL         MORTGAGE    WEIGHTED     AVERAGE
        ORIGINAL TERMS             MORTGAGE       PRINCIPAL      LOAN GROUP NO. 1    INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)     LOANS        BALANCE (1)         BALANCE           RATE      U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
     60         -        84                7   $   291,180,502               14.8%      5.302%       1.36x           76.7%
     85         -       120              125     1,262,326,664               64.3%      5.390%       1.41            69.2%
    121         -       132               36       410,808,388               20.9%      5.544%       2.30            53.7%
                                  ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  168   $ 1,964,315,554              100.0%      5.409%       1.59X           67.1%
                                  =======================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):        132
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):         60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      112

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                          REMAINING AMORTIZATION TERMS

                                                                                     WEIGHTED
                                   NUMBER OF                      PERCENTAGE OF       AVERAGE                  WEIGHTED
            RANGE OF              UNDERLYING     CUT-OFF DATE        INITIAL         MORTGAGE    WEIGHTED      AVERAGE
     REMAINING AMORTIZATION        MORTGAGE        PRINCIPAL     LOAN GROUP NO. 1    INTEREST    AVERAGE     CUT-OFF DATE
       TERMS (MONTHS) (1)            LOANS        BALANCE (1)       BALANCE            RATE      U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
            Interest Only                  8   $   345,525,000              17.6%       5.414%       1.51x           68.3%
    125         -       299               21       270,540,524              13.8%       5.772%       2.95            40.3%
    300         -       358               44       374,054,226              19.0%       5.386%       1.35            72.3%
    359         -       360               95       974,195,804              49.6%       5.316%       1.33            72.0%
                                  ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  168   $ 1,964,315,554             100.0%       5.409%       1.59X           67.1%
                                  =======================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):       360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):       125
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1)(2):     330

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                        WEIGHTED
                                      NUMBER OF                      PERCENTAGE OF       AVERAGE                 WEIGHTED
             RANGE OF                UNDERLYING     CUT-OFF DATE        INITIAL         MORTGAGE    WEIGHTED     AVERAGE
         REMAINING TERMS              MORTGAGE       PRINCIPAL      LOAN GROUP NO. 1    INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)(2)     LOANS        BALANCE (2)         BALANCE           RATE      U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------
     53         -       116                  24   $   404,145,351               20.6%      5.258%       1.35x           75.2%
    117         -       118                  78       612,108,577               31.2%      5.388%       1.42            70.0%
    119         -       125                  66       948,061,627               48.3%      5.488%       1.80            61.7%
                                     ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     168   $ 1,964,315,554              100.0%      5.409%       1.59X           67.1%
                                     =======================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):    125
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):     53
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):  110

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                           YEARS BUILT/YEARS RENOVATED

                                                                            WEIGHTED
                              NUMBER OF                    PERCENTAGE OF     AVERAGE               WEIGHTED
                              MORTGAGED    CUT-OFF DATE       INITIAL       MORTGAGE  WEIGHTED     AVERAGE
     RANGE OF YEARS             REAL        PRINCIPAL     LOAN GROUP NO. 1  INTEREST   AVERAGE   CUT-OFF DATE
  BUILT/RENOVATED (1)        PROPERTIES    BALANCE (2)        BALANCE         RATE    U/W DSCR  LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------
    1966  -  1985                13      $    47,866,743         2.4%         5.339%    1.45x       67.3%
    1986  -  1994                19          124,181,586         6.3%         5.352%    1.41        69.4%
    1995  -  1998                20          307,615,868        15.7%         5.253%    1.40        74.9%
    1999  -  2000                17          157,393,877         8.0%         5.279%    1.50        69.1%
    2001  -  2002                22          214,215,957        10.9%         5.401%    1.36        72.1%
    2003  -  2005                86        1,113,041,524        56.7%         5.482%    1.73        63.4%

                                         --------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         177      $ 1,964,315,554       100.0%         5.409%    1.59x       67.1%
                                         ====================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):             2005
OLDEST YEAR BUILT/RENOVATED (1):                  1966
WTD. AVG. YEAR BUILT/RENOVATED (1):               2001

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
    RENOVATED.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                            WEIGHTED
                             NUMBER OF                     PERCENTAGE OF     AVERAGE               WEIGHTED
                             MORTGAGED    CUT-OFF DATE        INITIAL       MORTGAGE  WEIGHTED     AVERAGE
         RANGE OF               REAL        PRINCIPAL     LOAN GROUP NO. 1  INTEREST   AVERAGE   CUT-OFF DATE
OCCUPANCY RATES AT U/W (1)   PROPERTIES    BALANCE (2)        BALANCE         RATE    U/W DSCR  LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------
     77%  -   85%                 8      $   169,769,693        8.6%          5.403%    1.48x       73.9%
     86%  -   90%                12          130,184,096        6.6%          5.333%    1.48        65.0%
     91%  -   93%                21          231,541,635       11.8%          5.321%    1.41        75.5%
     94%  -   95%                21          639,267,587       32.5%          5.549%    1.94        58.3%
     96%  -   97%                 6           52,593,009        2.7%          5.173%    1.44        70.2%
     98%  -  100%                91          595,337,779       30.3%          5.273%    1.35        70.9%

                             --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         159      $ 1,818,693,800       92.6%          5.390%    1.59x       66.9%
                             ================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):                100%
MINIMUM OCCUPANCY RATE AT U/W (1):                 77%
WTD. AVG. OCCUPANCY RATE AT U/W (1):               94%


(1) HOTEL PROPERTIES ARE NOT INCLUDED.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                                  UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                            WEIGHTED
                             NUMBER OF                     PERCENTAGE OF     AVERAGE               WEIGHTED
                             UNDERLYING   CUT-OFF DATE        INITIAL       MORTGAGE  WEIGHTED     AVERAGE
         RANGE OF             MORTGAGE     PRINCIPAL      LOAN GROUP NO. 1  INTEREST   AVERAGE   CUT-OFF DATE
        U/W DSCRS              LOANS      BALANCE (2)         BALANC          RATE    U/W DSCR  LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------
   1.20x  -   1.22              18       $   364,481,842       18.6%          5.306%    1.21x       73.3%
   1.23   -   1.26              20           178,684,663        9.1%          5.245%    1.25        76.4%
   1.27   -   1.30              27           231,573,780       11.8%          5.371%    1.28        77.0%
   1.31   -   1.35              23           149,010,141        7.6%          5.379%    1.33        71.8%
   1.36   -   1.40              14           296,206,610       15.1%          5.468%    1.39        65.3%
   1.41   -   1.45              11           110,062,839        5.6%          5.485%    1.43        71.8%
   1.46   -   1.50              12            77,870,287        4.0%          5.328%    1.47        61.5%
   1.51   -   1.80              29           313,273,000       15.9%          5.402%    1.60        71.7%
   1.81   -   3.94x             14           243,152,391       12.4%          5.669%    3.22        34.1%

                             --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        168       $ 1,964,315,554      100.0%          5.409%    1.59x       67.1%
                             ================================================================================

MAXIMUM U/W DSCR:                               3.94x
MINIMUM U/W DSCR:                               1.20x
WTD. AVG. U/W DSCR:                             1.59x

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                            WEIGHTED
                             NUMBER OF                     PERCENTAGE OF     AVERAGE               WEIGHTED
                             UNDERLYING   CUT-OFF DATE        INITIAL       MORTGAGE  WEIGHTED     AVERAGE
  RANGE OF CUT-OFF DATE       MORTGAGE     PRINCIPAL      LOAN GROUP NO. 1  INTEREST   AVERAGE   CUT-OFF DATE
 LOAN-TO-VALUE RATIOS (1)      LOANS      BALANCE (2)         BALANC          RATE    U/W DSCR  LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------
   19.4%  -  60.0%               22      $   268,545,943        13.7%         5.607%    2.98x       33.1%
   60.1%  -  65.0%               17          271,092,655        13.8%         5.545%    1.42        62.6%
   65.1%  -  70.0%               30          365,793,628        18.6%         5.339%    1.43        67.4%
   70.1%  -  73.0%               18          139,666,695         7.1%         5.435%    1.38        71.2%
   73.1%  -  75.0%               23          132,576,144         6.7%         5.532%    1.43        74.4%
   75.1%  -  78.0%               18          307,720,713        15.7%         5.357%    1.26        75.6%
   78.1%  -  81.2%               40          478,919,777        24.4%         5.268%    1.34        79.6%

                             --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         168      $ 1,964,315,554       100.0%         5.409%    1.59x       67.1%
                             ================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):             81.2%
MINIMUM CUT-OFF DATE LTV RATIO (1):             19.4%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):           67.1%

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                            WEIGHTED
                              NUMBER OF                    PERCENTAGE OF     AVERAGE               WEIGHTED
                              MORTGAGED    CUT-OFF DATE       INITIAL       MORTGAGE  WEIGHTED     AVERAGE
                                REAL        PRINCIPAL     LOAN GROUP NO. 1  INTEREST   AVERAGE   CUT-OFF DATE
          STATE              PROPERTIES    BALANCE (1)        BALANCE         RATE    U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------
New York                          7      $   388,220,484       19.8%          5.730%    2.41x       46.6%
California                       40          265,946,810       13.5%          5.242%    1.40        65.3%
  Southern California (2)        37          235,049,931       12.0%          5.220%    1.39        64.8%
  Northern California (2)         3           30,896,879        1.6%          5.410%    1.47        69.2%
Texas                            19          197,448,693       10.1%          5.251%    1.49        74.5%
Utah                              1          151,676,392        7.7%          5.302%    1.21        75.1%
North Carolina                   11          116,810,438        5.9%          5.325%    1.38        75.2%
Florida                          11          115,380,399        5.9%          5.370%    1.39        70.2%
Michigan                          5           91,951,486        4.7%          5.276%    1.27        78.9%
Georgia                          13           81,068,190        4.1%          5.433%    1.33        74.3%
Kentucky                          3           70,335,716        3.6%          5.688%    1.62        66.8%
Arizona                           4           68,887,658        3.5%          5.309%    1.31        73.4%
Mississippi                       5           61,832,654        3.1%          5.343%    1.31        76.8%
Virginia                          4           54,099,707        2.8%          5.096%    1.37        69.9%
Ohio                              8           40,109,891        2.0%          5.291%    1.40        74.7%
Indiana                           7           36,344,550        1.9%          5.380%    1.39        74.3%
Nevada                            3           30,959,863        1.6%          5.186%    1.40        71.4%
New Jersey                        2           26,975,811        1.4%          5.608%    1.77        65.9%
Oklahoma                          5           24,416,979        1.2%          5.567%    1.34        76.1%
Pennsylvania                      3           24,300,000        1.2%          5.543%    1.34        75.6%
Illinois                          5           23,263,827        1.2%          5.460%    1.32        70.8%
Connecticut                       2           16,667,649        0.8%          5.283%    1.49        68.4%
Arkansas                          3           14,320,469        0.7%          5.578%    1.57        71.2%
Washington                        2           13,293,966        0.7%          5.055%    1.33        68.3%
Kansas                            3           11,540,372        0.6%          5.679%    1.50        73.9%
Colorado                          2            7,898,083        0.4%          6.036%    1.28        74.5%
Maryland                          2            7,740,000        0.4%          5.244%    1.44        67.5%
Wisconsin                         1            6,500,000        0.3%          5.080%    1.85        68.8%
Oregon                            1            5,550,000        0.3%          5.200%    1.24        80.4%
Alabama                           1            2,444,870        0.1%          5.380%    2.07        49.9%
New Hampshire                     1            2,347,423        0.1%          5.490%    1.29        73.4%
Tennessee                         1            2,268,454        0.1%          5.620%    1.28        73.2%
Missouri                          1            2,000,000        0.1%          5.420%    1.29        80.0%
South Carolina                    1            1,714,722        0.1%          5.620%    1.38        79.8%

                             --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         177      $ 1,964,315,554      100.0%          5.409%    1.59x       67.1%
                             ================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                               WEIGHTED
                                NUMBER OF                     PERCENTAGE OF     AVERAGE               WEIGHTED        WEIGHTED
                                UNDERLYING   CUT-OFF DATE        INITIAL       MORTGAGE  WEIGHTED     AVERAGE         AVERAGE
                                 MORTGAGE     PRINCIPAL      LOAN GROUP NO. 1  INTEREST   AVERAGE   CUT-OFF DATE     REMAINING
        LOAN TYPE                 LOANS      BALANCE (1)         BALANCE         RATE    U/W DSCR  LTV RATIO (1)   IO PERIOD(1)
-------------------------------------------------------------------------------------------------------------------------------
Balloons with Partial IO Term      74       $   857,230,000        43.6%         5.286%    1.33x       72.0%             39
Balloons without IO Term           82           592,807,482        30.2%         5.450%    1.40        71.4%            N/A
Interest Only Balloon Loans         8           345,525,000        17.6%         5.414%    1.51        68.3%             97
Fully Amortizing                    1           155,135,976        7.9%          5.909%    3.94        19.4%            N/A
ARD Loans without IO Periods        3             13,617,09        60.7%         5.621%    1.22        76.9%            N/A

                                ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            168      $ 1,964,315,554       100.0%         5.409%    1.59x       67.1%            N/A
                                ================================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                            WEIGHTED
                              NUMBER OF                    PERCENTAGE OF     AVERAGE               WEIGHTED
                              MORTGAGED    CUT-OFF DATE       INITIAL       MORTGAGE  WEIGHTED     AVERAGE
                                REAL        PRINCIPAL     LOAN GROUP NO. 1  INTEREST   AVERAGE   CUT-OFF DATE
PROPERTY TYPE                PROPERTIES    BALANCE (1)        BALANCE         RATE    U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------
Retail                           81      $   749,183,810       38.1%          5.286%    1.37x       71.1%
Office                           32          725,717,499       36.9%          5.504%    1.95        59.2%
Multifamily                      18          187,932,585        9.6%          5.325%    1.25        75.5%
Hotel                            18          145,621,754        7.4%          5.656%    1.61        69.0%
Industrial                       14           81,922,340        4.2%          5.453%    1.30        72.8%
Self Storage                      9           41,363,212        2.1%          5.441%    1.46        70.1%
Mixed Use                         5           32,574,354        1.7%          5.379%    1.34        72.0%

                             --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         177      $ 1,964,315,554      100.0%          5.409%    1.59x       67.1%
                             ================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                            WEIGHTED
                              NUMBER OF                    PERCENTAGE OF     AVERAGE               WEIGHTED
                              MORTGAGED    CUT-OFF DATE       INITIAL       MORTGAGE  WEIGHTED     AVERAGE
                PROPERTY        REAL        PRINCIPAL     LOAN GROUP NO. 1  INTEREST   AVERAGE   CUT-OFF DATE
PROPERTY TYPE   SUB-TYPE     PROPERTIES    BALANCE (1)        BALANCE         RATE    U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------
Retail
             Anchored            35      $   580,110,779       29.5%          5.274%    1.36x       71.1%
             Unanchored          46          169,073,030        8.6%          5.325%     1.43       71.1%
                             --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          81      $   749,183,810       38.1%          5.286%    1.37x       71.1%
                             ================================================================================

MULTIFAMILY
             Conventional        17      $   186,034,502        9.5%          5.319%    1.25x       75.5%
             Manufactured
             Housing              1            1,898,083        0.1%          5.930%     1.26       75.9%
                             --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          18      $   187,932,585        9.6%          5.325%    1.25x       75.5%
                             ================================================================================

HOTEL
             Limited Service     16      $   120,145,943        6.1%          5.708%    1.52x       68.6%
             Full Service         2           25,475,811        1.3%          5.414%     2.04       70.9%
                             --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          18      $   145,621,754        7.4%          5.656%    1.61x       69.0%
                             ================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                        WEIGHTED        WEIGHTED          WEIGHTED
                                                                         AVERAGE        AVERAGE            AVERAGE       WEIGHTED
                                                         PERCENTAGE OF  REMAINING      REMAINING          REMAINING      AVERAGE
         RANGE OF            NUMBER OF  CUT-OFF DATE       INITIAL      LOCKOUT         LOCKOUT            LOCKOUT       REMAINING
    REMAINING TERMS TO        MORTGAGE    PRINCIPAL    LOAN GROUP NO. 1  PERIOD   PLUS YM PERIOD PLUS PREPAYMENT PERIOD  MATURITY
STATED MATURITY (MONTHS)(1)    LOANS     BALANCE (2)       BALANCE      (MONTHS)       (MONTHS)           (MONTHS)      (MONTHS)(1)
-----------------------------------------------------------------------------------------------------------------------------------
    53    -  116                 24    $   404,145,351       20.6%          68            69                  68              73
    117   -  118                 78        612,108,577       31.2%         111            114                 111            118
    119   -  125                 66        948,061,627       48.3%         106            106                 106            120
                             ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         168    $ 1,964,315,554      100.0%         100            101                 100            110
                             ======================================================================================================

(1) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                                PREPAYMENT OPTION

                                                                        WEIGHTED        WEIGHTED          WEIGHTED
                                                                         AVERAGE        AVERAGE            AVERAGE       WEIGHTED
                                                         PERCENTAGE OF  REMAINING      REMAINING          REMAINING      AVERAGE
                             NUMBER OF  CUT-OFF DATE       INITIAL      LOCKOUT         LOCKOUT            LOCKOUT       REMAINING
                              MORTGAGE    PRINCIPAL    LOAN GROUP NO. 1  PERIOD   PLUS YM PERIOD PLUS PREPAYMENT PERIOD  MATURITY
     PREPAYMENT OPTION         LOANS     BALANCE (2)       BALANCE      (MONTHS)       (MONTHS)           (MONTHS)      (MONTHS)(1)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance            163    $ 1,938,231,063      98.7%          101            101                 101            110
Lockout / Yield Maintenance       5         26,084,491       1.3%           39            114                  39            117
                             ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         168    $ 1,964,315,554     100.0%          100            101                 100            110
                             ======================================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                            WEIGHTED
                              NUMBER OF                    PERCENTAGE OF     AVERAGE               WEIGHTED
                              MORTGAGED    CUT-OFF DATE       INITIAL       MORTGAGE  WEIGHTED     AVERAGE
                                REAL        PRINCIPAL     LOAN GROUP NO. 1  INTEREST   AVERAGE   CUT-OFF DATE
FEE/LEASEHOLD                PROPERTIES    BALANCE (1)        BALANCE         RATE    U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------
Fee                             173      $ 1,775,128,239        90.4%         5.414%    1.63x       66.4%
Fee/Leasehold                     1          151,676,392         7.7%         5.302%    1.21        75.1%
Leasehold                         3           37,510,924         1.9%         5.642%    1.44        67.1%
                             --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         177      $ 1,964,315,554       100.0%         5.409%    1.59x       67.1%
                             ================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                               WEIGHTED
                                NUMBER OF                     PERCENTAGE OF     AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE        INITIAL       MORTGAGE  WEIGHTED     AVERAGE
                                 MORTGAGE     PRINCIPAL      LOAN GROUP NO. 2  INTEREST   AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER              LOANS      BALANCE (1)         BALANCE         RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Column Financial, Inc.             58       $ 506,247,905         93.7%          5.227%    1.38x       75.0%
PNC                                 1          21,774,854          4.0%          5.220%    1.21        78.8%
Keybank National Association        2          12,255,000          2.3%          5.497%    1.23        75.4%
                                --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            61       $ 540,277,760         100.0%         5.233%    1.37X       75.2%
                                ================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                             MORTGAGE INTEREST RATES

                                                                               WEIGHTED
                                NUMBER OF                     PERCENTAGE OF     AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE        INITIAL       MORTGAGE  WEIGHTED     AVERAGE
          RANGE OF               MORTGAGE     PRINCIPAL      LOAN GROUP NO. 2  INTEREST   AVERAGE   CUT-OFF DATE
   MORTGAGE INTEREST RATES        LOANS      BALANCE (1)         BALANCE         RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
  4.856%  -   5.000%                5       $ 111,990,281         20.7%          4.891%   1.46x        76.3%
  5.001%  -   5.250%               20         219,948,830         40.7%          5.189%   1.39         74.0%
  5.251%  -   5.500%               20         150,564,890         27.9%          5.366%   1.32         75.5%
  5.501%  -   5.750%               12          39,024,067          7.2%          5.616%   1.26         75.4%
  5.751%  -   6.020%                4          18,749,692          3.5%          5.935%   1.34         78.4%
                                --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            61       $ 540,277,760        100.0%          5.233%   1.37x        75.2%
                                ================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                                  6.020%
MINIMUM MORTGAGE INTEREST RATE:                                  4.856%
WTD. AVG. MORTGAGE INTEREST RATE:                                5.233%

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                               WEIGHTED
                                NUMBER OF                     PERCENTAGE OF     AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE        INITIAL       MORTGAGE  WEIGHTED     AVERAGE
   RANGE OF CUT-OFF DATE         MORTGAGE     PRINCIPAL      LOAN GROUP NO. 2  INTEREST   AVERAGE   CUT-OFF DATE
   PRINCIPAL BALANCES (1)         LOANS       BALANCE (1)        BALANCE         RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
  $868,274  -    1,000,000          2       $   1,851,124          0.3%          5.811%    1.36x       72.8%
 1,000,001  -    1,500,000          5           6,187,144          1.1%          5.387%    1.35        71.4%
 1,500,001  -    2,000,000          1           1,866,031          0.3%          5.700%    1.20        77.8%
 2,000,001  -    3,000,000          6          15,971,340          3.0%          5.379%    1.48        67.6%
 3,000,001  -    4,000,000          5          17,037,260          3.2%          5.520%    1.35        76.0%
 4,000,001  -    5,000,000          4          18,967,902          3.5%          5.247%    1.35        76.7%
 5,000,001  -    6,000,000          8          45,139,061          8.4%          5.265%    1.47        69.6%
 6,000,001  -    7,000,000          4          25,941,842          4.8%          5.433%    1.30        76.2%
 7,000,001  -    8,000,000          5          36,205,000          6.7%          5.553%    1.29        76.6%
 8,000,001  -   10,000,000          5          46,495,155          8.6%          5.223%    1.31        75.1%
10,000,001  -   12,000,000          4          44,020,000          8.1%          5.363%    1.26        77.9%
12,000,001  -   15,000,000          5          70,736,046         13.1%          5.264%    1.29        76.3%
15,000,001  -   20,000,000          2          34,875,000          6.5%          5.276%    1.52        69.1%
20,000,001  -   40,000,000          4          96,084,854         17.8%          5.151%    1.35        76.4%
40,000,001  -  $78,900,000          1          78,900,000         14.6%          4.856%    1.49        77.2%

                                --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            61       $ 540,277,760        100.0%          5.233%    1.37x       75.2%
                                ================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $78,900,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):      $868,274
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):    $8,857,012

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                           ORIGINAL AMORTIZATION TERMS

                                                                               WEIGHTED
                                NUMBER OF                     PERCENTAGE OF     AVERAGE               WEIGHTED
          RANGE OF              UNDERLYING   CUT-OFF DATE        INITIAL       MORTGAGE  WEIGHTED     AVERAGE
   ORIGINAL AMORTIZATION         MORTGAGE     PRINCIPAL      LOAN GROUP NO. 2  INTEREST   AVERAGE   CUT-OFF DATE
      TERMS (MONTHS)              LOANS       BALANCE (1)        BALANCE         RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
    Interest Only                   3       $ 100,600,000         18.6%          4.952%    1.55x       74.1%
   301    -   360                  58         439,677,760         81.4%          5.297%    1.33        75.4%

                                --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            61       $ 540,277,760        100.0%          5.233%    1.37x       75.2%
                                ================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):              360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):              360
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2):            360

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

(2) DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                               WEIGHTED
                                NUMBER OF                     PERCENTAGE OF     AVERAGE               WEIGHTED
          RANGE OF              UNDERLYING   CUT-OFF DATE        INITIAL       MORTGAGE  WEIGHTED     AVERAGE
        ORIGINAL TERMS           MORTGAGE     PRINCIPAL      LOAN GROUP NO. 2  INTEREST   AVERAGE   CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)   LOANS       BALANCE (2)        BALANCE         RATE    U/W DSCR  LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
    60       -      84              7       $  34,819,596          6.4%          5.654%    1.36x       76.6%
    85       -      120            38         390,346,167         72.2%          5.196%    1.39        74.9%
   121       -      122            16         115,111,996         21.3%          5.231%    1.32        75.5%

                                --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            61       $ 540,277,760        100.0%          5.233%    1.37x       75.2%
                                ================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):             122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):              60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):           116

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                          REMAINING AMORTIZATION TERMS

                                                                                        WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF       AVERAGE                     WEIGHTED
          RANGE OF                     UNDERLYING   CUT-OFF DATE        INITIAL         MORTGAGE     WEIGHTED        AVERAGE
   REMAINING AMORTIZATION               MORTGAGE     PRINCIPAL      LOAN GROUP NO. 2    INTEREST      AVERAGE      CUT-OFF DATE
      TERMS (MONTHS) (1)                 LOANS      BALANCE (1)         BALANCE           RATE       U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
       Interest Only                       3        $ 100,600,000         18.6%          4.952%         1.55x          74.1%
    353     -     358                     18           67,672,905         12.5%          5.330%         1.38           71.2%
    359     -     360                     40          372,004,855         68.9%          5.291%         1.32           76.1%

                                       -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   61        $ 540,277,760        100.0%          5.233%         1.37x          75.2%
                                       =========================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):               360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):               353
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1)(2):             359

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                        WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF       AVERAGE                     WEIGHTED
              RANGE OF                 UNDERLYING   CUT-OFF DATE        INITIAL         MORTGAGE     WEIGHTED        AVERAGE
           REMAINING TERMS              MORTGAGE     PRINCIPAL      LOAN GROUP NO. 2    INTEREST      AVERAGE      CUT-OFF DATE
  TO STATED MATURITY (MONTHS) (1)(2)     LOANS      BALANCE (2)         BALANCE           RATE       U/W DSCR     LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
     54     -     116                     13        $ 151,385,144         28.0%          5.162%         1.42x          77.2%
    117     -     118                     20          125,384,688         23.2%          5.217%         1.47           70.1%
    119     -     120                     28          263,507,927         48.8%          5.281%         1.30           76.4%

                                       -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   61        $ 540,277,760        100.0%          5.233%         1.37x          75.2%
                                       =========================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):         120
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):          54
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):       114

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                           YEARS BUILT/YEARS RENOVATED

                                                                                        WEIGHTED
                                        NUMBER OF                    PERCENTAGE OF       AVERAGE                     WEIGHTED
                                        MORTGAGED   CUT-OFF DATE        INITIAL         MORTGAGE     WEIGHTED        AVERAGE
    RANGE OF YEARS                        REAL       PRINCIPAL      LOAN GROUP NO. 2    INTEREST      AVERAGE      CUT-OFF DATE
  BUILT/RENOVATED (1)                  PROPERTIES   BALANCE (2)         BALANCE           RATE       U/W DSCR     LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------------
    1970    -     1985                      2       $   3,522,917         0.7%           5.328%         1.49x          64.1%
    1986    -     1994                      8          42,646,543         7.9%           5.259%         1.39           73.8%
    1995    -     1998                      6          87,985,000        16.3%           5.032%         1.41           75.4%
    1999    -     2000                     11         112,405,943        20.8%           5.206%         1.38           75.8%
    2001    -     2002                     12          80,071,000        14.8%           5.354%         1.30           76.8%
    2003    -     2005                     25         213,646,356        39.5%           5.277%         1.37           74.6%

                                       ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    64       $ 540,277,760       100.0%           5.233%         1.37x          75.2%
                                       ========================================================================================


MOST RECENT YEAR BUILT/RENOVATED (1):                          2005
OLDEST YEAR BUILT/RENOVATED (1):                               1970
WTD. AVG. YEAR BUILT/RENOVATED (1):                            2000

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
    RENOVATED.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                        WEIGHTED
                                        NUMBER OF                    PERCENTAGE OF       AVERAGE                     WEIGHTED
                                        MORTGAGED   CUT-OFF DATE        INITIAL         MORTGAGE     WEIGHTED        AVERAGE
            RANGE OF                      REAL       PRINCIPAL      LOAN GROUP NO. 2    INTEREST      AVERAGE      CUT-OFF DATE
   OCCUPANCY RATES AT U/W (1)          PROPERTIES   BALANCE (2)         BALANCE           RATE       U/W DSCR     LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------------
    74%     -      85%                     4        $  30,301,652         5.6%           5.477%         1.32x          74.0%
    86%     -      90%                     8          119,060,901        22.0%           5.240%         1.32           77.7%
    91%     -      93%                    13          130,160,104        24.1%           5.237%         1.36           75.9%
    94%     -      95%                    14           85,963,995        15.9%           5.309%         1.34           76.2%
    96%     -      97%                     9           80,396,096        14.9%           5.200%         1.47           71.2%
    98%     -     100%                    16           94,395,013        17.5%           5.099%         1.42           73.6%

                                       ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   64        $ 540,277,760       100.0%           5.233%         1.37x          75.2%
                                       ========================================================================================


MAXIMUM OCCUPANCY RATE AT U/W (1):                             100%
MINIMUM OCCUPANCY RATE AT U/W (1):                              74%
WTD. AVG. OCCUPANCY RATE AT U/W (1):                            93%

(1) HOTEL PROPERTIES ARE NOT INCLUDED.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                        WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF       AVERAGE                     WEIGHTED
                                       UNDERLYING   CUT-OFF DATE        INITIAL         MORTGAGE     WEIGHTED        AVERAGE
          RANGE OF                      MORTGAGE     PRINCIPAL      LOAN GROUP NO. 2    INTEREST      AVERAGE      CUT-OFF DATE
         U/W DSCRs                       LOANS      BALANCE (1)         BALANCE           RATE       U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
    1.19x   -      1.22                    6        $  58,443,735         10.8%          5.364%         1.21x          77.9%
    1.23    -      1.26                   10           88,697,993         16.4%          5.355%         1.25           77.1%
    1.27    -      1.30                   11           79,169,915         14.7%          5.401%         1.28           77.1%
    1.31    -      1.35                    9           60,435,066         11.2%          5.232%         1.33           78.1%
    1.36    -      1.40                    8           39,138,223          7.2%          5.305%         1.38           74.1%
    1.41    -      1.45                    5           73,520,000         13.6%          5.157%         1.43           73.7%
    1.46    -      1.50                    5          101,323,167         18.8%          4.915%         1.49           75.4%
    1.51    -      1.80                    5           18,855,684          3.5%          5.487%         1.62           63.3%
    1.81    -      1.92x                   2           20,693,976          3.8%          5.158%         1.82           60.1%

                                       ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   61        $ 540,277,760        100.0%          5.233%         1.37x          75.2%
                                       ========================================================================================

MAXIMUM U/W DSCR:                                             1.92x
MINIMUM U/W DSCR:                                             1.19x
WTD. AVG. U/W DSCR:                                           1.37x

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                        WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF       AVERAGE                     WEIGHTED
                                       UNDERLYING   CUT-OFF DATE        INITIAL         MORTGAGE     WEIGHTED        AVERAGE
      RANGE OF CUT-OFF DATE             MORTGAGE     PRINCIPAL      LOAN GROUP NO. 2    INTEREST      AVERAGE      CUT-OFF DATE
     LOAN-TO-VALUE RATIOS (1)            LOANS      BALANCE (1)         BALANCE           RATE       U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
    45.6%   -     60.0%                    3        $  26,487,410          4.9%          5.223%         1.78x          56.6%
    60.1%   -     65.0%                    5           15,250,088          2.8%          5.263%         1.48           63.0%
    65.1%   -     70.0%                    5           22,047,224          4.1%          5.146%         1.48           69.1%
    70.1%   -     73.0%                    4           32,140,189          5.9%          5.226%         1.38           72.1%
    73.1%   -     75.0%                    9          106,438,953         19.7%          5.265%         1.35           73.9%
    75.1%   -     78.0%                   13          156,063,154         28.9%          5.096%         1.39           77.0%
    78.1%   -     80.0%                   22          181,850,742         33.7%          5.343%         1.29           79.3%

                                       -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   61        $ 540,277,760        100.0%          5.233%         1.37x          75.2%
                                       =========================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):                           80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):                           45.6%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):                         75.2%

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                      WEIGHTED
                                        NUMBER OF                    PERCENTAGE OF     AVERAGE               WEIGHTED
                                        MORTGAGED    CUT-OFF DATE       INITIAL       MORTGAGE  WEIGHTED     AVERAGE
                                          REAL        PRINCIPAL     LOAN GROUP NO. 2  INTEREST   AVERAGE   CUT-OFF DATE
STATE                                  PROPERTIES    BALANCE (1)        BALANCE         RATE    U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
Texas                                     13       $ 122,779,855          22.7%         5.284%    1.31x       77.9%
Ohio                                      11         116,666,893          21.6%         5.223%    1.33        75.6%
Florida                                    4          42,047,298           7.8%         4.880%    1.49        76.9%
Nevada                                     1          38,200,000           7.1%         4.856%    1.49        77.2%
California                                 7          37,834,877           7.0%         5.132%    1.56        66.2%
      Southern California (2)              6          19,834,877           3.7%         5.097%    1.33        71.8%
      Northern California (2)              1          18,000,000           3.3%         5.170%    1.81        60.0%
Michigan                                   1          27,270,000           5.0%         5.230%    1.44        74.1%
Arizona                                    3          19,901,652           3.7%         5.408%    1.31        76.2%
South Carolina                             2          18,580,155           3.4%         5.232%    1.38        71.8%
Georgia                                    2          18,021,046           3.3%         5.374%    1.27        79.4%
Tennessee                                  2          14,305,000           2.6%         5.869%    1.23        76.6%
Colorado                                   1          14,035,000           2.6%         5.340%    1.23        73.9%
Wisconsin                                  2          12,350,000           2.3%         5.146%    1.41        74.4%
Pennsylvania                               1           7,650,000           1.4%         5.235%    1.37        71.5%
Oregon                                     2           7,641,516           1.4%         5.227%    1.34        73.7%
Oklahoma                                   1           7,150,000           1.3%         5.570%    1.27        79.9%
Missouri                                   2           6,790,189           1.3%         5.726%    1.46        75.0%
Illinois                                   1           6,150,000           1.1%         5.550%    1.24        75.9%
Massachusetts                              1           5,987,410           1.1%         5.370%    1.76        45.6%
Utah                                       1           4,948,798           0.9%         5.320%    1.38        74.4%
Arkansas                                   1           3,725,000           0.7%         5.670%    1.28        79.3%
Nebraska                                   1           2,794,125           0.5%         5.370%    1.25        78.7%
Connecticut                                1           2,500,000           0.5%         5.250%    1.58        58.1%
New York                                   2           2,080,672           0.4%         5.796%    1.24        78.5%
North Carolina                             1             868,274           0.2%         5.630%    1.52        66.3%

                                       --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   64       $ 540,277,760         100.0%         5.233%    1.37x       75.2%
                                       ================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                   WEIGHTED
                                    NUMBER OF                     PERCENTAGE OF     AVERAGE               WEIGHTED        WEIGHTED
                                    UNDERLYING   CUT-OFF DATE        INITIAL       MORTGAGE  WEIGHTED     AVERAGE         AVERAGE
                                     MORTGAGE     PRINCIPAL      LOAN GROUP NO. 2  INTEREST   AVERAGE   CUT-OFF DATE     REMAINING
LOAN TYPE                             LOANS      BALANCE (1)         BALANCE         RATE    U/W DSCR  LTV RATIO (1)   IO PERIOD (1)
-----------------------------------------------------------------------------------------------------------------------------------
Balloons with Partial IO Term          35       $ 331,495,000          61.4%         5.270%    1.33x       76.0%             30
Balloons without IO Term               23         108,182,760          20.0%         5.381%    1.33        73.6%            N/A
Interest Only Balloon Loans             3         100,600,000          18.6%         4.952%    1.55        74.1%            113

                                    ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                61       $ 540,277,760         100.0%         5.233%    1.37x       75.2%            N/A
                                    ================================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                                WEIGHTED
                                            NUMBER OF                         PERCENTAGE OF      AVERAGE                WEIGHTED
                                            MORTGAGED        CUT-OFF DATE        INITIAL        MORTGAGE    WEIGHTED     AVERAGE
                                              REAL            PRINCIPAL      LOAN GROUP NO. 2   INTEREST    AVERAGE   CUT-OFF DATE
PROPERTY TYPE                              PROPERTIES        BALANCE (1)         BALANCE          RATE      U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
Multifamily                                    64         $     540,277,760       100.0%         5.233%      1.37x        75.2%

                                        -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        64         $     540,277,760       100.0%         5.233%      1.37x        75.2%
                                        ===========================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.


                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                                WEIGHTED
                                            NUMBER OF                         PERCENTAGE OF      AVERAGE                 WEIGHTED
                                            MORTGAGED        CUT-OFF DATE        INITIAL        MORTGAGE    WEIGHTED     AVERAGE
                        PROPERTY              REAL            PRINCIPAL      LOAN GROUP NO. 2   INTEREST    AVERAGE   CUT-OFF DATE
PROPERTY TYPE           SUB-TYPE           PROPERTIES        BALANCE (1)         BALANCE          RATE      U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
Multifamily

                  Conventional                 60         $     529,840,181        98.1%         5.237%      1.37x        75.2%
                  Manufactured Housing          4                10,437,579         1.9%         5.015%      1.34         75.0%

                                        -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        64         $     540,277,760       100.0%         5.233%      1.37x        75.2%
                                        ===========================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                      WEIGHTED     WEIGHTED
                                                                                      AVERAGE       AVERAGE
                                                                   PERCENTAGE OF     REMAINING     REMAINING
           RANGE OF               NUMBER OF     CUT-OFF DATE          INITIAL         LOCKOUT       LOCKOUT
       REMAINING TERMS TO         MORTGAGE       PRINCIPAL       LOAN GROUP NO. 2     PERIOD     PLUS YM PERIOD
  STATED MATURITY (MONTHS) (1)      LOANS       BALANCE (2)          BALANCE         (MONTHS)       (MONTHS)
---------------------------------------------------------------------------------------------------------------
   54         -            116       13        $  151,385,144          28.0%            97              97
  117         -            118       20           125,384,688          23.2%           114             114
  119         -            125       28           263,507,927          48.8%           115             115

                                  -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              61        $  540,277,760         100.0%           110             110
                                  =============================================================================

                                          WEIGHTED
                                           AVERAGE          WEIGHTED
                                          REMAINING         AVERAGE
           RANGE OF                        LOCKOUT         REMAINING
       REMAINING TERMS TO         PLUS PREPAYMENT PERIOD    MATURITY
  STATED MATURITY (MONTHS) (1)           (MONTHS)         (MONTHS) (1)
----------------------------------------------------------------------
   54         -            116               97                102
  117         -            118              114                118
  119         -            125              115                119

                                --------------------------------------
TOTAL/WEIGHTED AVERAGE:                     110                114
                                ======================================

(1) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.


                                PREPAYMENT OPTION

                                                                      WEIGHTED     WEIGHTED            WEIGHTED
                                                                      AVERAGE       AVERAGE             AVERAGE            WEIGHTED
                                                    PERCENTAGE OF    REMAINING     REMAINING           REMAINING           AVERAGE
                         NUMBER OF  CUT-OFF DATE       INITIAL        LOCKOUT       LOCKOUT             LOCKOUT           REMAINING
                          MORTGAGE    PRINCIPAL    LOAN GROUP NO. 2    PERIOD   PLUS YM PERIOD  PLUS PREPAYMENT PERIOD    MATURITY
  PREPAYMENT OPTION        LOANS     BALANCE (1)       BALANCE        (MONTHS)     (MONTHS)            (MONTHS)         (MONTHS) (2)
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance         61     $ 540,277,760      100.0%          110           110                 110                114
                         ----------------------------------------------------------------------------------------------------------

TOTAL/WEIGHTED AVERAGE:      61     $ 540,277,760      100.0%          110           110                 110                114
                         ==========================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2005.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                        WEIGHTED
                         NUMBER OF                   PERCENTAGE OF       AVERAGE               WEIGHTED
                         MORTGAGED    CUT-OFF DATE      INITIAL         MORTGAGE   WEIGHTED     AVERAGE
                            REAL       PRINCIPAL    LOAN GROUP NO. 2    INTEREST    AVERAGE  CUT-OFF DATE
FEE/LEASEHOLD            PROPERTIES   BALANCE (1)       BALANCE           RATES    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------
Fee                          64      $ 540,277,760       100.0%          5.233%      1.37x       75.2%

                         ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      64      $ 540,277,760       100.0%          5.233%      1.37x       75.2%
                         =================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2005.

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

                                  STATEMENT SECTIONS                                             PAGE(S)
                                  ------------------                                             -------
                                  Certificate Distribution Detail                                  2
                                  Certificate Factor Detail                                        3
                                  Reconciliation Detail                                            4
                                  Other Required Information                                       5
                                  Cash Reconciliation Detail                                       6
                                  Ratings Detail                                                   7
                                  Current Mortgage Loan and Property Stratification Tables       8 - 16
                                  Mortgage Loan Detail                                             17
                                  Principal Prepayment Detail                                      18
                                  Historical Detail                                                19
                                  Delinquency Loan Detail                                          20
                                  Specially Serviced Loan Detail                                 21 - 22
                                  Modified Loan Detail                                             23
                                  Liquidated Loan Detail                                           24
                                  Bond / Collateral Realized Loss Reconciliation                   25

                                    DEPOSITOR

Credit Suisse First Boston Mortgage
Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Contact:      General Information Number
Phone Number: (212) 325-2000

                                 MASTER SERVICER

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, MO 64105

Contact:      Marty O'Conner
Phone Number: (816) 221-8800

                                SPECIAL SERVICER

Clarion Partners, LLC
335 Madison Avenue, 7th Floor
New York, NY 10017

Contact:       Bruce G. Morrison
Phone Number:  (212) 883-2500

     This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                         CERTIFICATE DISTRIBUTION DETAIL

                                                                                              Realized Loss/
                 Pass-Through  Original   Beginning    Principal     Interest    Prepayment  Additional Trust
 Class   CUSIP       Rate      Balance     Balance   Distribution  Distribution   Premium      Fund Expenses
-------------------------------------------------------------------------------------------------------------
 A-1                0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
A-2FX               0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
A-2FL               0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
 A-3                0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
 A-4                0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
A-1-A               0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
 A-M                0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
 A-J                0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
  B                 0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
  C                 0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
  D                 0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
  E                 0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
  F                 0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
  G                 0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
  H                 0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
  J                 0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
  K                 0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
  L                 0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
  M                 0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
  N                 0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
  O                 0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
  P                 0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
  Q                 0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
  R                 0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
  V                 0.000000%      0.00        0.00          0.00          0.00        0.00              0.00
-------------------------------------------------------------------------------------------------------------
Totals                             0.00        0.00          0.00          0.00        0.00              0.00
-------------------------------------------------------------------------------------------------------------

                                              Current
                       Total       Ending   Subordination
 Class   CUSIP      Distribution   Balance    Level (1)
---------------------------------------------------------
 A-1                        0.00      0.00       0.00
A-2FX                       0.00      0.00       0.00
A-2FL                       0.00      0.00       0.00
 A-3                        0.00      0.00       0.00
 A-4                        0.00      0.00       0.00
A-1-A                       0.00      0.00       0.00
 A-M                        0.00      0.00       0.00
 A-J                        0.00      0.00       0.00
  B                         0.00      0.00       0.00
  C                         0.00      0.00       0.00
  D                         0.00      0.00       0.00
  E                         0.00      0.00       0.00
  F                         0.00      0.00       0.00
  G                         0.00      0.00       0.00
  H                         0.00      0.00       0.00
  J                         0.00      0.00       0.00
  K                         0.00      0.00       0.00
  L                         0.00      0.00       0.00
  M                         0.00      0.00       0.00
  N                         0.00      0.00       0.00
  O                         0.00      0.00       0.00
  P                         0.00      0.00       0.00
  Q                         0.00      0.00       0.00
  R                         0.00      0.00       0.00
  V                         0.00      0.00       0.00
---------------------------------------------------------
Totals                      0.00      0.00       0.00
---------------------------------------------------------

                               Original   Beginning                                             Ending
                 Pass-Through  Notional    Notional    Interest     Prepayment      Total      Notional
 Class   CUSIP       Rate       Amount      Amount   Distribution    Premium     Distribution   Amount
-------------------------------------------------------------------------------------------------------
  A-X                0.000000      0.00        0.00          0.00          0.00          0.00      0.00
 A-SP                0.000000      0.00        0.00          0.00          0.00          0.00      0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                            CERTIFICATE FACTOR DETAIL

                                                                        Realized Loss/
                  Beginning    Principal      Interest     Prepayment   Additional Trust    Ending
 Class   CUSIP     Balance   Distribution   Distribution    Premium      Fund Expenses      Balance
-----------------------------------------------------------------------------------------------------
  A-1             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
 A-2FX            0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
 A-2FL            0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  A-3             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  A-4             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
 A-1-A            0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  A-M             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  A-J             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   B              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   C              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   D              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   E              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   F              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   G              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   H              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   J              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   K              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   L              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   M              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   N              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   O              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   P              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   Q              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   R              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   V              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000

                  Beginning                                 Ending
                  Notional      Interest     Prepayment    Notional
 Class   CUSIP     Amount     Distribution    Premium       Amount
--------------------------------------------------------------------
 A-X              0.00000000    0.00000000  0.00000000    0.00000000
 A-SP             0.00000000    0.00000000  0.00000000    0.00000000

Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                              RECONCILIATION DETAIL

                   ADVANCE SUMMARY                                                  SERVICING FEE SUMMARY

        P & I Advances Outstanding                      0.00    Current Period Accrued Servicing Fees                          0.00
        Servicing Advances Outstanding                  0.00    Less Servicing Fees on Delinquent Payments                     0.00
        Reimbursement for Interest on P & I             0.00    Less Reductions to Servicing Fees                              0.00
        Advances paid from general collections                  Plus Servicing Fees on Delinquent Payments Received            0.00
        Reimbursement for Interest on Servicing         0.00    Plus Adjustments for Prior Servicing Calculation               0.00
        Advances paid from general collections                  Total Servicing Fees Collected                                 0.00

       CERTIFICATE INTEREST RECONCILIATION

                   Accrued     Net Aggregate     Distributable     Distributable      Additional                  Remaining Unpaid
                 Certificate     Prepayment       Certificate   Certificate Interest  Trust Fund    Interest        Distributable
        Class     Interest    Interest Shortfall   Interest          Adjustment        Expenses   Distribution  Certificate Interest
       -----------------------------------------------------------------------------------------------------------------------------
         A-1            0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
        A-2FX           0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
        A-2FL           0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
         A-3            0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
         A-4            0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
        A-1-A           0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
         A-M            0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
         A-J            0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
         A-X            0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
         A-SP           0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
          B             0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
          C             0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
       -----------------------------------------------------------------------------------------------------------------------------
        Total           0.00               0.00           0.00                  0.00        0.00          0.00                  0.00
       -----------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                           OTHER REQUIRED INFORMATION

     Available Distribution Amount                       0.00

     Aggregate Number of Outstanding Loans                  0
     Aggregate Unpaid Principal Balance of Loans         0.00
     Aggregate Stated Principal Balance of Loans         0.00

     Aggregate Amount of Servicing Fee                   0.00
     Aggregate Amount of Special Servicing Fee           0.00
     Aggregate Amount of Trustee Fee                     0.00
     Aggregate Trust Fund Expenses                       0.00

     Interest Reserve Deposit                            0.00
     Interest Reserve Withdrawal                         0.00

Appraisal Reduction Amount

                  Appraisal     Cumulative     Most Recent
    Loan         Reduction         ASER          App. Red.
   Number         Effected        Amount          Date
------------------------------------------------------------


------------------------------------------------------------
   Total
------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED

    INTEREST:
         Interest paid or advanced                                            0.00
         Interest reductions due to Non-Recoverability Determinations         0.00
         Interest Adjustments                                                 0.00
         Deferred Interest                                                    0.00
         Net Prepayment Interest Shortfall                                    0.00
         Net Prepayment Interest Excess                                       0.00
         Extension Interest                                                   0.00
         Interest Reserve Withdrawal                                          0.00
                                                                                  ------------
             TOTAL INTEREST COLLECTED                                                     0.00

    PRINCIPAL:
         Scheduled Principal                                                  0.00
         Unscheduled Principal                                                0.00
             Principal Prepayments                                            0.00
             Collection of Principal after Maturity Date                      0.00
             Recoveries from Liquidation and Insurance Proceeds               0.00
             Excess of Prior Principal Amounts paid                           0.00
             Curtailments                                                     0.00
         Negative Amortization                                                0.00
         Principal Adjustments                                                0.00
                                                                                  ------------
             TOTAL PRINCIPAL COLLECTED                                                    0.00

    OTHER:
         Prepayment Penalties/Yield Maintenance                               0.00
         Repayment Fees                                                       0.00
         Borrower Option Extension Fees                                       0.00
         Equity Payments Received                                             0.00
         Net Swap Counterparty Payments Received                              0.00
                                                                                  ------------
             TOTAL OTHER COLLECTED                                                        0.00
                                                                                  ------------
TOTAL FUNDS COLLECTED                                                                     0.00
                                                                                  ============

TOTAL FUNDS DISTRIBUTED

    FEES:
         Master Servicing Fee                                                 0.00
         Trustee Fee                                                          0.00
         Certificate Administration Fee                                       0.00
         Insurer Fee                                                          0.00
         Miscellaneous Fee                                                    0.00
                                                                                  ------------
             TOTAL FEES                                                                   0.00

    ADDITIONAL TRUST FUND EXPENSES:

         Reimbursement for Interest on Advances                               0.00
         ASER Amount                                                          0.00
         Special Servicing Fee                                                0.00
         Rating Agency Expenses                                               0.00
         Attorney Fees & Expenses                                             0.00
         Bankruptcy Expense                                                   0.00
         Taxes Imposed on Trust Fund                                          0.00
         Non-Recoverable Advances                                             0.00
         Other Expenses                                                       0.00
                                                                                  ------------
             TOTAL ADDITIONAL TRUST FUND EXPENSES                                         0.00

    INTEREST RESERVE DEPOSIT                                                              0.00

    PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:

         Interest Distribution                                                0.00
         Principal Distribution                                               0.00
         Prepayment Penalties/Yield Maintenance                               0.00
         Borrower Option Extension Fees                                       0.00
         Equity Payments Paid                                                 0.00
         Net Swap Counterparty Payments Paid                                  0.00
                                                                                  ------------
             TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                                0.00
                                                                                  ------------
TOTAL FUNDS DISTRIBUTED                                                                   0.00
                                                                                  ============

Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                                 RATINGS DETAIL

                                                    Original Ratings               Current Ratings (1)
                                            ------------------------------   -----------------------------
             Class             CUSIP         Fitch     Moody's     S & P      Fitch     Moody's     S & P
     -----------------------------------------------------------------------------------------------------
             A-1
            A-2FX
            A-2FL
             A-3
             A-4
            A-1-A
             A-M
             A-J
             A-X
             A-SP
              B
              C
              D
              E
              F
              G
              H
              J
              K
              L
              M
              N
              O
              P
              Q

         NR   -   Designates that the class was not rated by the above agency at the time of original issuance.
         X    -   Designates that the above rating agency did not rate any
                  classes in this transaction at the time of original issuance.
         N/A  -   Data not available this period.

     1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

  Fitch, Inc.                       Moody's Investors Service          Standard & Poor's Rating Services
  One State Street Plaza            99 Church Street                   55 Water Street
  New York, New York 10004          New York, New York 10007           New York, New York 10041
  (212) 908-0500                    (212) 553-0300                     (212) 438-2430

Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                                     % of
         Scheduled           # of     Scheduled      Agg.       WAM                Weighted
          Balance           loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    STATE (3)

                                                     % of
                             # of     Scheduled      Agg.       WAM                Weighted
          State             Props.     Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

     See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                                     % of
        Debt Service         # of     Scheduled      Agg.       WAM                Weighted
       Coverage Ratio       loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                                    % of
                            # of     Scheduled      Agg.       WAM                 Weighted
      Property Type        Props.     Balance       Bal.       (2)       WAC      Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    NOTE RATE

                                                     % of
          Note               # of     Scheduled      Agg.       WAM                Weighted
          Rate              loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    SEASONING

                                                     % of
                             # of     Scheduled      Agg.       WAM                Weighted
          Seasoning         loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

     See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                     % of
   Anticipated Remaining    # of      Scheduled      Agg.       WAM                Weighted
          Term(2)           loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                     % of
   Remaining Stated          # of      Scheduled     Agg.        WAM                Weighted
        Term                 loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                     % of
  Remaining Amortization   # of      Scheduled       Agg.       WAM                Weighted
           Term            loans      Balance        Bal.       (2)       WAC     Avg DSCR(1)
  --------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                                     % of
         Age of Most        # of      Scheduled      Agg.       WAM                Weighted
         Recent NOI         loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.  For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                              @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                              PAYMENT DATE:   1/18/2006
                                                                                              RECORD DATE:    12/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

                                                     % of
         Scheduled           # of     Scheduled      Agg.       WAM                Weighted
          Balance           loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    STATE (3)

                                                     % of
                             # of     Scheduled      Agg.       WAM                Weighted
          State             Props.     Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                                     % of
        Debt Service         # of     Scheduled      Agg.       WAM                Weighted
       Coverage Ratio       loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                                    % of
                            # of     Scheduled      Agg.       WAM                 Weighted
      Property Type         Props.    Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    NOTE RATE

                                                     % of
          Note               # of     Scheduled      Agg.       WAM                Weighted
          Rate              loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    SEASONING

                                                     % of
                             # of     Scheduled      Agg.       WAM                Weighted
          Seasoning         loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                     % of
   Anticipated Remaining    # of      Scheduled      Agg.       WAM                Weighted
          Term (2)          loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                     % of
   Remaining Stated          # of      Scheduled     Agg.        WAM                Weighted
        Term                 loans      Balance      Bal.        (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                     % of
  Remaining Amortization   # of      Scheduled       Agg.       WAM                Weighted
           Term            loans      Balance        Bal.       (2)       WAC     Avg DSCR (1)
  --------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                                     % of
         Age of Most        # of      Scheduled      Agg.       WAM                Weighted
         Recent NOI         loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------

   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                                SCHEDULED BALANCE

                                                     % of
         Scheduled           # of     Scheduled      Agg.       WAM                Weighted
          Balance           loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    STATE (3)

                                                     % of
                             # of     Scheduled      Agg.       WAM                Weighted
          State             Props.     Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                             PAYMENT DATE:   1/18/2006
                                                                                             RECORD DATE:    12/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

                                                     % of
        Debt Service         # of     Scheduled      Agg.       WAM                Weighted
       Coverage Ratio       loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                                    % of
                            # of     Scheduled      Agg.       WAM                 Weighted
      Property Type         Props.    Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    NOTE RATE

                                                     % of
          Note               # of     Scheduled      Agg.       WAM                Weighted
          Rate              loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                    SEASONING

                                                     % of
                             # of     Scheduled      Agg.       WAM                Weighted
          Seasoning         loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 25

[WELLS FARGO LOGO]                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2005-C6                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                     % of
   Anticipated Remaining    # of      Scheduled      Agg.       WAM                Weighted
          Term(2)           loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                     % of
   Remaining Stated          # of      Scheduled     Agg.        WAM                Weighted
        Term                 loans      Balance      Bal.        (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                     % of
  Remaining Amortization   # of      Scheduled       Agg.       WAM                Weighted
           Term            loans      Balance        Bal.       (2)       WAC     Avg DSCR(1)
  --------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                                     % of
         Age of Most        # of      Scheduled      Agg.       WAM                Weighted
         Recent NOI         loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------

   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 25

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C6                                     @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                            PAYMENT DATE:   1/18/2006
                                                                                            RECORD DATE:    12/30/2005

                              MORTGAGE LOAN DETAIL

                                                                                                    Anticipated                 Neg.
     Loan                   Property                            Interest    Principal     Gross      Repayment     Maturity    Amort
    Number       ODCR       Type (1)       City       State     Payment      Payment     Coupon        Date          Date      (Y/N)
   ---------------------------------------------------------------------------------------------------------------------------------


   ---------------------------------------------------------------------------------------------------------------------------------
    Totals
   ---------------------------------------------------------------------------------------------------------------------------------

              Beginning      Ending        Paid      Appraisal    Appraisal     Res.      Mod.
     Loan     Scheduled     Scheduled      Thru      Reduction    Reduction    Strat.     Code
    Number     Balance       Balance       Date        Date        Amount       (2)       (3)
   ---------------------------------------------------------------------------------------------


   ---------------------------------------------------------------------------------------------
    Totals
   ---------------------------------------------------------------------------------------------


                             (1) PROPERTY TYPE CODE

                    MF - Multi-Family
                    RT - Retail
                    HC - Health Care
                    IN - Industrial
                    WH - Warehouse
                    MH - Mobile Home Park
                    OF - Office
                    MU - Mixed Use
                    LO - Lodging
                    SS - Self Storage
                    OT - Other

                          (2) RESOLUTION STRATEGY CODE

                    1 - Modification
                    2 - Foreclosure
                    3 - Bankruptcy
                    4 - Extension
                    5 - Note Sale
                    6 - DPO
                    7 - REO
                    8 - Resolved
                    9 - Pending Return to Master Servicer
                    10 - Deed in Lieu Of Foreclosure
                    11 - Full Payoff
                    12 - Reps and Warranties
                    13 - Other or TBD

                              (3) MODIFICATION CODE

                    1 - Maturity Date Extension
                    2 - Amortization Change
                    3 - Principal Write-Off
                    4 - Combination

Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 25

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C6                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                            PAYMENT DATE:   1/18/2006
                                                                                            RECORD DATE:    12/30/2005

                           PRINCIPAL PREPAYMENT DETAIL

                                               Principal Prepayment Amount                      Prepayment Penalities
                     Offering Document  -----------------------------------------  ------------------------------------------------
        Loan Number   Cross-Reference     Payoff Amount      Curtailment Amount     Percentage Premium    Yield Maintenance Charge
     ------------------------------------------------------------------------------------------------------------------------------


     ------------------------------------------------------------------------------------------------------------------------------
       Totals
     ------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 25

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C6                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                             PAYMENT DATE:   1/18/2006
                                                                                             RECORD DATE:    12/30/2005

                                HISTORICAL DETAIL

                                         Delinquencies
----------------------------------------------------------------------------------------------
 Distribution     30-59 Days     60-89 Days     90 Days or More     Foreclosure       REO
     Date        #    Balance   #    Balance    #      Balance      #    Balance  #    Balance
----------------------------------------------------------------------------------------------



          Delinquencies                    Prepayments             Rate and Maturities
--------------------------------   ---------------------------  --------------------------
 Distribution     Modifications     Curtailments      Payoff    Next Weighted Avg.
    Date        #      Balance     #    Balance    #   Balance   Coupon  Remit     WAM
------------------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright, Wells Fargo Bank, N.A.                                  Page 19 of 25

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C6                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                             PAYMENT DATE:   1/18/2006
                                                                                             RECORD DATE:    12/30/2005

                             DELINQUENCY LOAN DETAIL

                 Offering         # of                     Current    Outstanding    Status of
                 Document        Months     Paid Through    P & I        P & I        Mortgage
Loan Number   Cross-Reference    Delinq.        Date       Advances    Advances **    Loan (1)
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------

              Resolution                                  Current     Outstanding
               Strategy     Servicing     Foreclosure    Servicing     Servicing      Bankruptcy       REO
Loan Number    Code (2)   Transfer Date      Date         Advances      Advances         Date          Date
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------

                           (1) STATUS OF MORTGAGE LOAN

     A - Payment Not Received But Still in Grace Period
     B - Late Payment But Less Than 1 Month Delinquent
     0 - Current
     1 - One Month Delinquent
     2 - Two Months Delinquent
     3 - Three or More Months Delinquent
     4 - Assumed Scheduled Payment (Performing Matured Loan)
     7 - Foreclosure
     9 - REO

                          (2) RESOLUTION STRATEGY CODE

     1 - Modification
     2 - Foreclosure
     3 - Bankruptcy
     4 - Extension
     5 - Note Sale
     6 - DPO
     7 - REO
     8 - Resolved
     9 - Pending Return to Master Servicer
     10 - Deed In Lieu Of Foreclosure
     11 - Full Payoff
     12 - Reps and Warranties
     13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 20 of 25

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C6                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                             PAYMENT DATE:   1/18/2006
                                                                                             RECORD DATE:    12/30/2005

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                             Offering      Servicing  Resolution
 Distribution      Loan      Document       Transfer   Strategy    Scheduled    Property             Interest
     Date         Number  Cross-Reference    Date      Code (1)     Balance     Type (2)    State      Rate
--------------------------------------------------------------------------------------------------------------


                                        Net                                            Remaining
 Distribution      Loan     Actual   Operating    NOI             Note    Maturity   Amortization
     Date         Number   Balance     Income     Date    DSCR    Date      Date         Term
-------------------------------------------------------------------------------------------------



                          (1) RESOLUTION STRATEGY CODE

     1 - Modification
     2 - Foreclosure
     3 - Bankruptcy
     4 - Extension
     5 - Note Sale
     6 - DPO
     7 - REO
     8 - Resolved
     9 - Pending Return to Master Servicer
     10 - Deed in Lieu Of Foreclosure
     11 - Full Payoff
     12 - Reps and Warranties
     13 - Other or TBD

                             (2) PROPERTY TYPE CODE

     MF - Multi-Family
     RT - Retail
     HC - Health Care
     IN - Industrial
     WH - Warehouse
     MH - Mobile Home Park
     OF - Office
     MU - Mixed Use
     LO - Lodging
     SS - Self Storage
     OT - Other

Copyright, Wells Fargo Bank, N.A.                                  Page 21 of 25

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C6                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                          Offering       Resolution      Site
Distribution    Loan      Document        Strategy     Inspection                Appraisal  Appraisal    Other REO
    Date       Number  Cross-Reference    Code (1)        Date    Phase 1 Date     Date       Value   Property Revenue    Comment
------------------------------------------------------------------------------------------------------------------------------------



                          (1) RESOLUTION STRATEGY CODE

     1  - Modification
     2  - Foreclosure
     3  - Bankruptcy
     4  - Extension
     5  - Note Sale
     6  - DPO
     7  - REO
     8  - Resolved
     9  - Pending Return to Master Servicer
     10 - Deed In Lieu Of Foreclosure
     11 - Full Payoff
     12 - Reps and Warranties
     13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 22 of 25

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C6                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                              MODIFIED LOAN DETAIL

                     Offering
        Loan         Document      Pre-Modification
       Number     Cross-Reference       Balance       Modification Date            Modification Description
     --------------------------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------------------------
      Totals
     --------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 23 of 25

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C6                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                             LIQUIDATED LOAN DETAIL

                Final Recovery      Offering
      Loan      Determination       Document       Appraisal    Appraisal    Actual         Gross
     Number          Date        Cross-Reference     Date         Value      Balance      Proceeds
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
 Current Total
---------------------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------------------

                Gross Proceeds    Aggregate       Net       Net Proceeds              Repurchased
      Loan         as a % of     Liquidation  Liquidation     as a % of    Realized    by Seller
     Number     Actual Balance    Expenses *   Proceeds    Actual Balance    Loss        (Y/N)
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
 Current Total
---------------------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.                                  Page 24 of 25

[WELLS FARGO LOGO]            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C6                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   1/18/2006
                                                                                               RECORD DATE:    12/30/2005

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                          Beginning                                      Amounts                                 Modification
                          Balance of   Aggregate   Prior Realized    Covered by Over-    Interest (Shortage)/    Adjustments /
 Distribution Prospectus the Loan at Realized Loss  Loss Applied   collateralization and  Excesses applied to  Appraisal Reduction
     Date        Id      Liquidation   on Loans    to Certificates  other Credit Support other Credit Support     Adjustment
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
 Current Total
----------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
----------------------------------------------------------------------------------------------------------------------------------

                            Additional
                           (Recoveries)/     Current Realized  Recoveries of  (Recoveries)/Realized
 Distribution Prospectus Expenses applied to  Loss Applied to Realized Losses    Loss Applied to
    Date         Id        Realized Losses     Certificates    Paid as Cash    Certificate Interest
------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------
 Current Total
------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 25 of 25

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-----------------------------------------------   ----------   -----------   -----------   -----------   ------------
Issue Date                                            100%          100%          100%          100%          100%
December 2006                                          87            87            87            87            87
December 2007                                          68            68            68            68            68
December 2008                                          44            44            44            44            44
December 2009                                          16            16            16            16            16
December 2010 and thereafter                            0             0             0             0             0
WEIGHTED AVERAGE LIFE (IN YEARS)                      2.6           2.6           2.6           2.6           2.6

                            CLASS A-2FX CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-----------------------------------------------   ----------   -----------   -----------   -----------   ------------
Issue Date                                            100%          100%          100%          100%          100%
December 2006                                         100           100           100           100           100
December 2007                                         100           100           100           100           100
December 2008                                         100           100           100           100           100
December 2009                                         100           100           100           100           100
December 2010 and thereafter                            0             0             0             0             0
WEIGHTED AVERAGE LIFE (IN YEARS)                      4.7           4.6           4.6           4.6           4.3

                            CLASS A-2FL CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-----------------------------------------------   ----------   -----------   -----------   -----------   ------------
Issue Date                                            100%          100%          100%          100%          100%
December 2006                                         100           100           100           100           100
December 2007                                         100           100           100           100           100
December 2008                                         100           100           100           100           100
December 2009                                         100           100           100           100           100
December 2010 and thereafter                            0             0             0             0             0
WEIGHTED AVERAGE LIFE (IN YEARS)                      4.7           4.6           4.6           4.6           4.3

                             CLASS A-3 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-----------------------------------------------   ----------   -----------   -----------   -----------   ------------
Issue Date                                            100%          100%          100%          100%          100%
December 2006                                         100           100           100           100           100
December 2007                                         100           100           100           100           100
December 2008                                         100           100           100           100           100
December 2009                                         100           100           100           100           100
December 2010                                         100            96            90            81            10
December 2011                                          82            57            33            11             0
December 2012                                          57            16             0             0             0
December 2013                                          35             0             0             0             0
December 2014                                          11             0             0             0             0
December 2015 and thereafter                            0             0             0             0             0
WEIGHTED AVERAGE LIFE (IN YEARS)                      7.4           6.2           5.7           5.4           4.9

                             CLASS A-4 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-----------------------------------------------   ----------   -----------   -----------   -----------   ------------
Issue Date                                            100%          100%          100%          100%          100%
December 2006                                         100           100           100           100           100
December 2007                                         100           100           100           100           100
December 2008                                         100           100           100           100           100
December 2009                                         100           100           100           100           100
December 2010                                         100           100           100           100           100
December 2011                                         100           100           100           100            98
December 2012                                         100           100            96            91            89
December 2013                                         100            94            86            83            82
December 2014                                         100            84            76            75            75
December 2015 and thereafter                            0             0             0             0             0
WEIGHTED AVERAGE LIFE (IN YEARS)                      9.7           9.4           9.2           9.1           8.9

                            CLASS A-1-A CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-----------------------------------------------   ----------   -----------   -----------   -----------   ------------
Issue Date                                            100%          100%          100%          100%          100%
December 2006                                         100           100           100           100           100
December 2007                                          99            99            99            99            99
December 2008                                          99            99            99            99            99
December 2009                                          98            98            98            98            98
December 2010                                          91            91            91            91            91
December 2011                                          89            89            89            89            89
December 2012                                          88            88            88            88            88
December 2013                                          86            86            86            86            86
December 2014                                          85            85            85            85            85
December 2015 and thereafter                            0             0             0             0             0
WEIGHTED AVERAGE LIFE (IN YEARS)                      9.1           9.0           9.0           9.0           8.8

                             CLASS A-M CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-----------------------------------------------   ----------   -----------   -----------   -----------   ------------
Issue Date                                            100%          100%          100%          100%          100%
December 2006                                         100           100           100           100           100
December 2007                                         100           100           100           100           100
December 2008                                         100           100           100           100           100
December 2009                                         100           100           100           100           100
December 2010                                         100           100           100           100           100
December 2011                                         100           100           100           100           100
December 2012                                         100           100           100           100           100
December 2013                                         100           100           100           100           100
December 2014                                         100           100           100           100           100
December 2015 and thereafter                            0             0             0             0             0
WEIGHTED AVERAGE LIFE (IN YEARS)                      9.9           9.9           9.9           9.9           9.6

                             CLASS A-J CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-----------------------------------------------   ----------   -----------   -----------   -----------   ------------
Issue Date                                            100%          100%          100%          100%          100%
December 2006                                         100           100           100           100           100
December 2007                                         100           100           100           100           100
December 2008                                         100           100           100           100           100
December 2009                                         100           100           100           100           100
December 2010                                         100           100           100           100           100
December 2011                                         100           100           100           100           100
December 2012                                         100           100           100           100           100
December 2013                                         100           100           100           100           100
December 2014                                         100           100           100           100           100
December 2015 and thereafter                            0             0             0             0             0
WEIGHTED AVERAGE LIFE (IN YEARS)                      9.9           9.9           9.9           9.9           9.7

                              CLASS B CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-----------------------------------------------   ----------   -----------   -----------   -----------   ------------
Issue Date                                            100%          100%          100%          100%          100%
December 2006                                         100           100           100           100           100
December 2007                                         100           100           100           100           100
December 2008                                         100           100           100           100           100
December 2009                                         100           100           100           100           100
December 2010                                         100           100           100           100           100
December 2011                                         100           100           100           100           100
December 2012                                         100           100           100           100           100
December 2013                                         100           100           100           100           100
December 2014                                         100           100           100           100           100
December 2015 and thereafter                            0             0             0             0             0
WEIGHTED AVERAGE LIFE (IN YEARS)                      9.9           9.9           9.9           9.9           9.7

                              CLASS C CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-----------------------------------------------   ----------   -----------   -----------   -----------   ------------
Issue Date                                            100%          100%          100%          100%          100%
December 2006                                         100           100           100           100           100
December 2007                                         100           100           100           100           100
December 2008                                         100           100           100           100           100
December 2009                                         100           100           100           100           100
December 2010                                         100           100           100           100           100
December 2011                                         100           100           100           100           100
December 2012                                         100           100           100           100           100
December 2013                                         100           100           100           100           100
December 2014                                         100           100           100           100           100
December 2015 and thereafter                            0             0             0             0             0
WEIGHTED AVERAGE LIFE (IN YEARS)                      9.9           9.9           9.9           9.9           9.7

                              CLASS D CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-----------------------------------------------   ----------   -----------   -----------   -----------   ------------
Issue Date                                            100%          100%          100%          100%          100%
December 2006                                         100           100           100           100           100
December 2007                                         100           100           100           100           100
December 2008                                         100           100           100           100           100
December 2009                                         100           100           100           100           100
December 2010                                         100           100           100           100           100
December 2011                                         100           100           100           100           100
December 2012                                         100           100           100           100           100
December 2013                                         100           100           100           100           100
December 2014                                         100           100           100           100           100
December 2015 and thereafter                            0             0             0             0             0
WEIGHTED AVERAGE LIFE (IN YEARS)                      9.9           9.9           9.9           9.9           9.7

                              CLASS E CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-----------------------------------------------   ----------   -----------   -----------   -----------   ------------
Issue Date                                            100%          100%          100%          100%          100%
December 2006                                         100           100           100           100           100
December 2007                                         100           100           100           100           100
December 2008                                         100           100           100           100           100
December 2009                                         100           100           100           100           100
December 2010                                         100           100           100           100           100
December 2011                                         100           100           100           100           100
December 2012                                         100           100           100           100           100
December 2013                                         100           100           100           100           100
December 2014                                         100           100           100           100           100
December 2015 and thereafter                            0             0             0             0             0
WEIGHTED AVERAGE LIFE (IN YEARS)                      9.9           9.9           9.9           9.9           9.7

                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES

     DISTRIBUTION DATE            REFERENCE RATE           DISTRIBUTION DATE           REFERENCE RATE
--------------------------     --------------------    -------------------------     -----------------
January 2006                         5.30886%          July 2009                           5.30100%
February 2006                        5.30878%          August 2009                         5.47780%
March 2006                           5.30892%          September 2009                      5.47758%
April 2006                           5.48586%          October 2009                        5.30033%
May 2006                             5.30846%          November 2009                       5.47710%
June 2006                            5.48566%          December 2009                       5.29987%
July 2006                            5.30827%          January 2010                        5.29963%
August 2006                          5.48547%          February 2010                       5.29941%
September 2006                       5.48539%          March 2010                          5.29983%
October 2006                         5.30800%          April 2010                          5.47484%
November 2006                        5.48519%          May 2010                            5.29866%
December 2006                        5.30775%          June 2010                           5.47459%
January 2007                         5.30754%          July 2010                           5.29653%
February 2007                        5.30736%          August 2010                         5.47315%
March 2007                           5.30754%          September 2010                      5.47266%
April 2007                           5.48416%          October 2010                        5.29509%
May 2007                             5.30671%          November 2010                       5.47348%
June 2007                            5.48374%          December 2010                       5.27489%
July 2007                            5.30630%          January 2011                        5.27455%
August 2007                          5.48331%          February 2011                       5.27423%
September 2007                       5.48311%          March 2011                          5.27481%
October 2007                         5.30569%          April 2011                          5.44944%
November 2007                        5.48267%          May 2011                            5.27318%
December 2007                        5.30526%          June 2011                           5.44873%
January 2008                         5.48222%          July 2011                           5.27249%
February 2008                        5.30483%          August 2011                         5.44801%
March 2008                           5.30478%          September 2011                      5.44767%
April 2008                           5.48153%          October 2011                        5.27145%
May 2008                             5.30415%          November 2011                       5.44693%
June 2008                            5.48106%          December 2011                       5.27064%
July 2008                            5.30370%          January 2012                        5.44593%
August 2008                          5.48059%          February 2012                       5.26961%
September 2008                       5.48037%          March 2012                          5.26948%
October 2008                         5.30303%          April 2012                          5.44428%
November 2008                        5.47990%          May 2012                            5.26801%
December 2008                        5.30257%          June 2012                           5.44317%
January 2009                         5.30234%          July 2012                           5.26693%
February 2009                        5.30214%          August 2012                         5.44204%
March 2009                           5.30253%          September 2012                      5.43867%
April 2009                           5.47872%          October 2012                        5.26257%
May 2009                             5.30145%          November 2012                       5.43645%
June 2009                            5.47827%          December 2012                       5.26041%

                                    EXHIBIT E

       SCHEDULE OF ONE MADISON AVENUE MORTGAGE LOAN AMORTIZATION PAYMENTS

           PAYMENT DATE                              PRINCIPAL AMOUNT
---------------------------------                 -----------------------
January 11, 2006                                      $    245,590.69
February 11, 2006                                     $    246,840.33
March 11, 2006                                        $    586,628.62
April 11, 2006                                        $    251,081.28
May 11, 2006                                          $    365,065.45
June 11, 2006                                         $    254,216.42
July 11, 2006                                         $    368,114.90
August 11, 2006                                       $    257,383.03
September 11, 2006                                    $    258,692.68
October 11, 2006                                      $    372,468.80
November 11, 2006                                     $    558,483.29
December 11, 2006                                     $    845,335.88
January 11, 2007                                      $    737,330.20
February 11, 2007                                     $    741,081.96
March 11, 2007                                        $  1,080,629.60
April 11, 2007                                        $    750,351.39
May 11, 2007                                          $    865,794.46
June 11, 2007                                         $    758,574.83
July 11, 2007                                         $    873,793.13
August 11, 2007                                       $    766,880.82
September 11, 2007                                    $    770,782.94
October 11, 2007                                      $    885,667.54
November 11, 2007                                     $    779,211.47
December 11, 2007                                     $    893,865.68
January 11, 2008                                      $    787,724.59
February 11, 2008                                     $    791,732.78
March 11, 2008                                        $  1,016,328.12
April 11, 2008                                        $    800,932.74
May 11, 2008                                          $    914,993.24
June 11, 2008                                         $    809,663.90
July 11, 2008                                         $    923,485.73
August 11, 2008                                       $    818,482.69
September 11, 2008                                    $    822,647.38
October 11, 2008                                      $    936,114.33
November 11, 2008                                     $    831,596.50
December 11, 2008                                     $    944,818.83
January 11, 2009                                      $    840,635.45
February 11, 2009                                     $    844,912.86
March 11, 2009                                        $  1,174,889.54
April 11, 2009                                        $    855,190.23
May 11, 2009                                          $    967,767.65
June 11, 2009                                         $    864,465.99
July 11, 2009                                         $    976,789.87
August 11, 2009                                       $    873,834.87
September 11, 2009                                    $    878,281.21
October 11, 2009                                      $    990,227.46
November 11, 2009                                     $    887,788.75
December 11, 2009                                     $    999,475.13
January 11, 2010                                      $    897,391.72
February 11, 2010                                     $    901,957.93
March 11, 2010                                        $  1,226,676.29
April 11, 2010                                        $    912,789.07
May 11, 2010                                          $  1,023,792.09
June 11, 2010                                         $    922,642.99
July 11, 2010                                         $  1,033,376.66
August 11, 2010                                       $    932,595.81
September 11, 2010                                    $    937,341.14
October 11, 2010                                      $  1,047,673.06
November 11, 2010                                     $    947,441.50
December 11, 2010                                     $  1,057,497.34
January 11, 2011                                      $    957,643.24
February 11, 2011                                     $    962,516.02
March 11, 2011                                        $  1,281,652.24
April 11, 2011                                        $    973,935.04
May 11, 2011                                          $  1,083,266.70
June 11, 2011                                         $    984,402.71
July 11, 2011                                         $  1,093,448.25
August 11, 2011                                       $    994,975.45
September 11, 2011                                    $  1,000,038.19
October 11, 2011                                      $  1,108,656.35
November 11, 2011                                     $  1,307,347.23
December 11, 2011                                     $  1,588,836.08
January 11, 2012                                      $  1,493,787.46
February 11, 2012                                     $  1,501,388.30
March 11, 2012                                        $  1,713,789.20
April 11, 2012                                        $  1,517,748.11
May 11, 2012                                          $  1,627,321.14
June 11, 2012                                         $  1,533,751.18
July 11, 2012                                         $  1,642,886.79
August 11, 2012                                       $  1,549,914.89
September 11, 2012                                    $  1,557,801.33
October 11, 2012                                      $  1,666,279.55
November 11, 2012                                     $  1,574,206.44
December 11, 2012                                     $  1,682,236.24
January 11, 2013                                      $  1,590,776.21
February 11, 2013                                     $  1,598,870.57
March 11, 2013                                        $  1,904,666.41
April 11, 2013                                        $  1,616,697.63
May 11, 2013                                          $  1,723,565.99
June 11, 2013                                         $  1,633,693.92
July 11, 2013                                         $  1,740,097.70
August 11, 2013                                       $  1,650,860.80
September 11, 2013                                    $  1,659,260.88
October 11, 2013                                      $  1,764,965.82
November 11, 2013                                     $  1,676,684.39
December 11, 2013                                     $  1,781,913.08
January 11, 2014                                      $  1,694,282.80
February 11, 2014                                     $  1,702,903.82
March 11, 2014                                        $  1,999,110.05
April 11, 2014                                        $  1,721,740.80
May 11, 2014                                          $  1,825,737.92
June 11, 2014                                         $  1,739,791.46
July 11, 2014                                         $  1,843,295.18
August 11, 2014                                       $  1,758,023.30

           PAYMENT DATE                              PRINCIPAL AMOUNT
---------------------------------                 -----------------------
September 11, 2014                                    $  1,766,968.66
October 11, 2014                                      $  1,869,729.52
November 11, 2014                                     $  1,785,473.29
December 11, 2014                                     $  1,887,728.35
January 11, 2015                                      $  1,804,163.66
February 11, 2015                                     $  1,813,343.80
March 11, 2015                                        $  2,099,369.86
April 11, 2015                                        $  1,833,252.88
May 11, 2015                                          $  1,934,201.94
June 11, 2015                                         $  1,852,422.84
July 11, 2015                                         $  1,952,847.91
August 11, 2015                                       $  1,871,785.22
September 11, 2015                                    $  1,881,309.44
October 11, 2015                                      $  1,980,944.92
November 11, 2015                                     $  1,900,961.77
December 11, 2015                                     $  2,000,060.08
January 11, 2016                                      $  1,920,811.36
February 11, 2016                                     $  1,930,585.03
March 11, 2016                                        $  2,117,338.81
April 11, 2016                                        $  1,951,182.11
May 11, 2016                                          $  2,048,907.07

                                    EXHIBIT F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, Class A-1, Class A-2FX, Class A-2FL, Class A-3, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D and Class E will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including December 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including December 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of section 7701(a)(30) of the Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC will be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder will be subject to 30% withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                     Treasury regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury regulations; or

          5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

     - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     - can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (E.G., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

                 THE OFFERED CERTIFICATES:                                           THE TRUST ASSETS:
The offered certificates will be issuable in series. Each        The assets of each of our trusts will include--
series of offered certificates will--
                                                                 -    mortgage loans secured by first and junior liens
-    have its own series designation;                                 on, or security interests in, various interests in
                                                                      commercial and multifamily real properties;
-    consist of one or more classes with various payment
     characteristics;                                            -    mortgage-backed securities that directly or
                                                                      indirectly evidence interests in, or are directly
-    evidence beneficial ownership interests in a trust               or indirectly secured by, those types of mortgage
     established by us; and                                           loans; or

-    be payable solely out of the related trust assets.          -    some combination of those types of mortgage loans
                                                                      and mortgage-backed securities.

No governmental agency or instrumentality will insure or         Trust assets may also include letters of credit, surety
guarantee payment on the offered certificates. Neither we        bonds, insurance policies, guarantees, credit
nor any of our affiliates are responsible for making             derivatives, reserve funds, guaranteed investment
payments on the offered certificates if collections on           contracts, interest rate exchange agreements, interest
the related trust assets are insufficient.                       rate cap or floor agreements, currency exchange
                                                                 agreements, or other similar instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is October 14, 2005.

                                TABLE OF CONTENTS

                                                                                PAGE
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS................3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE..................................3
SUMMARY OF PROSPECTUS..............................................................4
RISK FACTORS......................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS.........................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP...............................29
USE OF PROCEEDS...................................................................29
DESCRIPTION OF THE TRUST ASSETS...................................................30
YIELD AND MATURITY CONSIDERATIONS.................................................53
DESCRIPTION OF THE CERTIFICATES...................................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS............................................67
DESCRIPTION OF CREDIT SUPPORT.....................................................77
LEGAL ASPECTS OF MORTGAGE LOANS...................................................79
FEDERAL INCOME TAX CONSEQUENCES...................................................90
STATE AND OTHER TAX CONSEQUENCES.................................................125
ERISA CONSIDERATIONS.............................................................125
LEGAL INVESTMENT.................................................................128
PLAN OF DISTRIBUTION.............................................................129
LEGAL MATTERS....................................................................130
FINANCIAL INFORMATION............................................................130
RATING...........................................................................131
GLOSSARY.........................................................................132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE..............................    Credit Suisse First Boston Mortgage Securities Corp. Our principal offices are located at Eleven Madison Avenue, New York, New York 10010, telephone number
                                            (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse First Boston
                                            Management Corporation, which in turn is a wholly-owned subsidiary of Credit
                                            Suisse First Boston, Inc. See "Credit Suisse First Boston Mortgage Securities
                                            Corp."

THE SECURITIES BEING OFFERED............    The securities that will be offered by this prospectus and the related prospectus supplements consist of commercial/multifamily mortgage pass-through certificates.
                                            These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                            Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES..........    We may not publicly offer all the commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities
                                            Being Offered" above.

THE GOVERNING DOCUMENTS                     In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                            -    the issuance of each series of offered certificates;

                                            -    the creation of and transfer of assets to the related trust; and

                                            -    the servicing and administration of those assets.

                                            The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust.
                                            In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                            If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                            -    a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted or otherwise problematic in any material respect; and

                                            -    a special servicer that will generally be responsible for servicing and administering those mortgage loans that are defaulted or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                            The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                            If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                            In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE MORTGAGE ASSETS..    The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                            -    rental or cooperatively-owned buildings with multiple dwelling units;

                                            -    retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                            -    office buildings;

                                            -    hospitality properties;

                                            -    casino properties;

                                            -    health care-related facilities;

                                            -    industrial facilities;

                                            -    warehouse facilities, mini-warehouse facilities and self-storage facilities;

                                            -    restaurants, taverns and other establishments involved in the food and beverage industry;

                                            -    manufactured housing communities, mobile home parks and recreational vehicle parks;

                                            -    recreational and resort properties;

                                            -    arenas and stadiums;

                                            -    churches and other religious facilities;

                                            -    parking lots and garages;

                                            -    mixed use properties;

                                            -    other income-producing properties; and/or

                                            -    unimproved land.

                                            The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                            -    may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                            -    may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                            -    may provide for no accrual of interest;

                                            -    may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                            -    may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated
                                                 maturity date;

                                            -    may permit the negative amortization or deferral of accrued interest;

                                            -    may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                                            -    may permit defeasance and the release of real property collateral in connection with that defeasance;

                                            -    may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                            -    may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                            Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
                                            States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                            We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                            Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                            The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                            -    the security has been registered under the Securities Act of 1933, as amended; or

                                            -    we would be free to publicly resell the security without registration.

                                            See "Description of the Trust Assets--Mortgage-Backed Securities."

                                            We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                            In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS..............    If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for--

                                            -    cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                            -    other mortgage loans or mortgage-backed securities that--

                                                 1.   conform to the description of mortgage assets in this prospectus; and

                                                 2.   satisfy the criteria set forth in the related prospectus supplement.

                                            In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                            -    conform to the description of mortgage assets in this prospectus; and

                                            -    satisfy the criteria set forth in the related prospectus supplement.

                                            No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES............................    An offered certificate may entitle the holder to receive--

                                            -    a stated principal amount;

                                            -    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                                            -    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                                            -    payments of principal, with disproportionate, nominal or no payments of interest;

                                            -    payments of interest, with disproportionate, nominal or no payments of principal;

                                            -    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                            -    payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                                 1.   faster and, in some cases, substantially faster, or

                                                 2.   slower and, in some cases, substantially slower,

                                                 than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                            -    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                                            -    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                            Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                            A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                            We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the
                                            Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED CERTIFICATES.    Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                            The trust assets with respect to any series of offered certificates may also include any of the following agreements--

                                            -    guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                            -    interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                            -    currency exchange agreements or other agreements and arrangements designed to reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                                            We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                            See "Risk Factors," "Description of the Trust Assets" and "Description of Credit
                                            Support."

ADVANCES WITH RESPECT TO THE MORTGAGE
ASSETS..................................    If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                            -    delinquent scheduled payments of principal and/or interest, other than balloon payments;

                                            -    property protection expenses;

                                            -    other servicing expenses; or

                                            -    any other items specified in the related prospectus supplement.

                                            Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                                            If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION....................    We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                            -    all the mortgage assets in any particular trust, thereby resulting in a termination of the trust; or

                                            -    that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                            See "Description of the Certificates--Termination."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES............................    Any class of offered certificates will constitute or evidence ownership of--

                                            -    regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of
                                                 1986; or

                                            -    interests in a grantor trust under subpart E of Part I of subchapter J of the Internal Revenue Code of 1986.

                                            See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS............    If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA
                                            Considerations."

LEGAL INVESTMENT........................    If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" herein.

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

     -    various types of multifamily and/or commercial mortgage loans;

     - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     - a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's PRO RATA share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet web sites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES.  Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

     -    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether are not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     -    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include--

     - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     - will have been registered under the Securities Act of 1933, as amended;

     -    will be exempt from the registration requirements of that Act;

     - will have been held for at least the holding period specified in Rule 144(k) under that Act; or

     - may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

     - the initial and outstanding principal amount(s) and type of the securities;

     - the original and remaining term(s) to stated maturity of the securities;

     - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     -    the payment characteristics of the securities;

     - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     -    a description of the related credit support, if any;

     -    the type of mortgage loans underlying the securities;

     - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     - the terms and conditions for substituting mortgage loans backing the securities; and

     - the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

          -    conform to the description of mortgage assets in this prospectus;
               and

          - satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee;

     -    a credit derivative; and/or

     -    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

     - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

     -    the periodic payment date for that series; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG.  DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

     -    in the case of a mortgage loan--

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance; and

     -    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     - that mortgage-backed security will be registered in the name of the related trustee or its designee;

     - the related trustee will receive payments on that mortgage-backed security; and

     - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related

Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

          -    upheld the reasonableness of the notice provisions; or

          - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION.  The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -   past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - FIRST, to the payment of court costs and fees in connection with the foreclosure;

     -    SECOND, to real estate taxes;

     - THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by the borrower, will not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is either purchased by the REMIC within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made PRO RATA.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued final regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

  -       a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

     - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the

REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC.  The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

     - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

     - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     -    1.   the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

          3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     - 80% of the amount of itemized deductions otherwise allowable for such year.

Such limitations will be phased out beginning in 2006 and eliminated in 2010.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code unless the recipient of these payments--

     - is a United States person and provides IRS Form W-9 with the correct taxpayer identification number;

     - is a foreign person and provides IRS Form W-8BEN identifying the foreign person and stating that the beneficial owner is not a United States person; or

     - can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary

(other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               -    normal administration fees, and

               - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

          will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans ... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which... [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

     cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 30, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a United States person and is classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     -    a custodian of a person's account;

     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

REPORTABLE TRANSACTIONS

     Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of an offered certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     -    Plans; and

     -    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include--

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse First Boston LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston LLC or any person affiliated with Credit Suisse First Boston LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

     If so specified in the Prospectus Supplement, certain Classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only Classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston LLC, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     -    Cadwalader, Wickersham & Taft LLP; or

     -    Sidley Austin Brown & Wood LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

     -    the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means--

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

[GRAPHIC OMITTED]

8. THISTLE LANDING - PHOENIX
   PHOENIX, AZ

[GRAPHIC OMITTED]

9. HIGHLAND INDUSTRIAL
   ANN ARBOR, MI

[GRAPHIC OMITTED]

11. BRIDGE STREET PROPERTIES
    IRVINGTON, NY

[GRAPHIC OMITTED]

19. THE VILLAGES AT MEYERLAND
    HOUSTON, TX

[GRAPHIC OMITTED]

23. RIVERBEND MARKETPLACE
    ASHEVILLE, NC

[GRAPHIC OMITTED]

143. STONE RIDGE APARTMENTS
     EUGENE, OR

[GRAPHIC OMITTED]

215. SPARKLEBERRY CROSSING #2
     COLUMBIA, SC

[GRAPHIC OMITTED]

13. FAIRLANE MEADOW
    DEARBORN, MI

[GRAPHIC OMITTED]

28. AMBER OAKS
    AUSTIN, TX

[GRAPHIC OMITTED]

46. PARK PLAZA AT ALISO TOWN CENTER
    BUILDINGS 20, 21, 22 AND 23
    ALISO VIEJO, CA

[GRAPHIC OMITTED]

80. STREETSBORO CROSSING
    STREETSBORO, OH

[GRAPHIC OMITTED]

82. VILLAGE FESTIVAL
    ROSWELL, GA

[GRAPHIC OMITTED]

100. BARRETT CREEK PLAZA
     MARIETTA, GA

[GRAPHIC OMITTED]

133. CENTERPOINTE SHOPS
     LAKE OSWEGO, OR

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFBMSC 2005-C6.xls." The spreadsheet file "CSFBMSC 2005-C6.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.